--------------------------------------------------------------------------------

DUE TO SIZE CONSTRAINTS, THIS FILING IS BEING MADE IN TWO RELATED SUBMISSIONS. THIS SUBMISSION IS THE FIRST OF THE TWO RELATED SUBMISSIONS. THE SECOND SUBMISSION WILL BE MADE AS AN S-3/A.

--------------------------------------------------------------------------------

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      AXA EQUITABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)


                                   13-5570651
                      (I.R.S. Employer Identification No.)


              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                   DODIE KENT
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                      AXA EQUITABLE LIFE INSURANCE COMPANY
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                  Please send copies of all communications to:

                           CHRISTOPHER E. PALMER, ESQ.
                               GOODWIN PROCTER LLP
                            901 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20001

-------------------------------------------------------------------------------
Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. | |

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. | |

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

      Large accelerated filer  | |               Accelerated filer  | |
      Non-accelerated filer    |X|               Smaller reporting company  | |
     (do not check if a smaller reporting company)

                                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of each class                          Proposed maximum       Proposed maximum
of securities to be     Amount to be         offering price per     aggregate offering      Amount of
registered              registered           unit                   price                   registration fee
------------------------------------------------------------------------------------------------------------
Market value            $2,000,000,000.00(2) (1)                                            $265,024.42
Interests under
Flexible Premium
Annuity Contracts
------------------------------------------------------------------------------------------------------------

(1) The securities are not issued in predetermined amounts or units.
(2) Prior to the filing of this Registration Statement, $284,448,052 of securities of the registrant remained registered and unsold, pursuant to Registration Statement File No. 333-155350 on Form S-3, which was filed with the Commission on November 13, 2008. The registration fee of $33,024.42 associated with the unsold securities was offset from the registration fee of $265,024.42 associated with the securities registered pursuant to Rule 457(p) and such unsold securities were deemed deregistered. A payment of $232,000.00, which accounts for the remainder of the registration fee, has been wired to U.S. Bank of St. Louis, MO for deposit into the Commission's account.

                                EXPLANATORY NOTE

Registrant is filing this registration statement for the sole purpose of registering additional market value adjustment interests under deferred variable annuity contracts previously described in the prospectuses contained in this registration statement and in certain other prospectuses that are contained in Registrant's currently effective Form S-3 registration statement (File No. 333-155350). Registrant incorporates herein by reference the prospectuses and any supplements thereto, which remain unchanged, that have been filed in that registration statement.

The Accumulator(R) Series


A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM). The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our "investment options": (i) variable investment options, (ii) the guaranteed interest option, (iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money market dollar cost averaging+.


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

The contracts may not have been available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

----------------------

(+) The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite(SM) contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts.





--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Capital Guardian Growth (2)
o AXA Conservative Allocation(1)         o EQ/Capital Guardian Research
o AXA Conservative-Plus Allocation(1)    o EQ/Common Stock Index
o AXA Moderate Allocation(1)             o EQ/Core Bond Index
o AXA Moderate-Plus Allocation(1)        o EQ/Davis New York Venture
o EQ/AllianceBernstein Small Cap         o EQ/Equity 500 Index
  Growth                                 o EQ/Equity Growth PLUS
o EQ/AXA Franklin Small Cap Value Core   o EQ/Franklin Core Balanced
o EQ/BlackRock Basic Value Equity        o EQ/Franklin Templeton Allocation
o EQ/Boston Advisors Equity Income       o EQ/GAMCO Mergers and Acquisitions
o EQ/Calvert Socially Responsible        o EQ/GAMCO Small Company Value

--------------------------------------------------------------------------------
                         VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o EQ/Global Bond PLUS                    o EQ/Mutual Large Cap Equity
o EQ/Global Multi-Sector Equity          o EQ/Oppenheimer Global
o EQ/Intermediate Government Bond        o EQ/PIMCO Ultra Short Bond
  Index                                  o EQ/Quality Bond PLUS
o EQ/International Core PLUS             o EQ/Small Company Index
o EQ/International Equity Index(3)       o EQ/T. Rowe Price Growth Stock
o EQ/International Value PLUS            o EQ/Templeton Global Equity
o EQ/JPMorgan Value Opportunities        o EQ/UBS Growth and Income
o EQ/Large Cap Core PLUS                 o EQ/Van Kampen Comstock
o EQ/Large Cap Growth Index              o EQ/Wells Fargo Omega Growth(3)
o EQ/Large Cap Growth PLUS               o Multimanager Aggressive Equity
o EQ/Large Cap Value Index               o Multimanager Core Bond
o EQ/Large Cap Value PLUS                o Multimanager International Equity
o EQ/Lord Abbett Growth and Income (2)   o Multimanager Large Cap Core Equity
o EQ/Lord Abbett Large Cap Core          o Multimanager Large Cap Value
o EQ/MFS International Growth(3)         o Multimanager Mid Cap Growth
o EQ/Mid Cap Index                       o Multimanager Mid Cap Value
o EQ/Mid Cap Value PLUS                  o Multimanager Multi-Sector Bond
o EQ/Money Market                        o Multimanager Small Cap Growth
o EQ/Montag & Caldwell Growth            o Multimanager Small Cap Value
o EQ/Morgan Stanley Mid Cap Growth       o Multimanager Technology
--------------------------------------------------------------------------------



(1)     The "AXA Allocation" Portfolios.

(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.

(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.



You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                            e13504 '07/'07.5 All
                                                                        (R-4/15)

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts), which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts). The permitted variable investment options are described later in this Prospectus.


TYPES OF CONTRACTS.  We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

    We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer and specified direct rollover contributions only).

o An annuity that is an investment vehicle for qualified defined contribution plans and certain qualified defined benefit plans ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "How you can contribute to your contract" in "Contract features and benefits" for more information.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

CONTRACT VARIATIONS. These versions of the Accumulator(R) Series contracts are no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------

Index of key words and phrases                                                4


Who is AXA Equitable?                                                         6
How to reach us                                                               7
The Accumulator(R) Series at a glance -- key features                         9

--------------------------------------------------------------------------------
FEE TABLE                                                                    12
--------------------------------------------------------------------------------

Examples                                                                     14
Condensed financial information                                              15

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can contribute to your contract                                      16
Owner and annuitant requirements                                             22
How you can make your contributions                                          22
What are your investment options under the contract?                         23
Portfolios of the Trusts                                                     24
Allocating your contributions                                                31
Credits (for Accumulator(R) Plus(SM) contracts only)                         33
Guaranteed minimum death benefit and Guaranteed minimum income benefit base  34
Annuity purchase factors                                                     37
Guaranteed minimum income benefit                                            37
Guaranteed minimum death benefit                                             39
Guaranteed withdrawal benefit for life ("GWBL")                              41
Principal guarantee benefits                                                 45
Inherited IRA beneficiary continuation contract                              46
Your right to cancel within a certain number of days                         47

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         48
--------------------------------------------------------------------------------

Your account value and cash value                                            48
Your contract's value in the variable investment options                     48
Your contract's value in the guaranteed interest option                      48
Your contract's value in the fixed maturity options                          48
Your contract's value in the account for special dollar cost averaging       48
Insufficient account value                                                   48

---------------
"We,""our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                   CONTENTS OF THIS PROSPECTUS 2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          50
--------------------------------------------------------------------------------

Transferring your account value                                              50


Our administrative procedures for calculating your Roll-Up benefit base
following a transfer                                                         50

Disruptive transfer activity                                                 51
Rebalancing your account value                                               52

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      53
--------------------------------------------------------------------------------
Withdrawing your account value                                               53

How withdrawals are taken from your account value                            55

How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal
   guarantee benefits                                                        55

How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit   56

Withdrawals treated as surrenders                                            56

Loans under Rollover TSA contracts                                           56

Surrendering your contract to receive its cash value                         57

When to expect payments                                                      57

Your annuity payout options                                                  57

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      61
--------------------------------------------------------------------------------

Charges that AXA Equitable deducts                                           61

Charges that the Trusts deduct                                               65

Group or sponsored arrangements                                              65

Other distribution arrangements                                              65

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  66
--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                      66

Beneficiary continuation option                                              68

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           71
--------------------------------------------------------------------------------

Overview                                                                     71

Contracts that fund a retirement arrangement                                 71


Transfers among investment options                                           71


Taxation of nonqualified annuities                                           71

Individual retirement arrangements (IRAs)                                    73

Traditional individual retirement annuities (traditional IRAs)               74

Roth individual retirement annuities (Roth IRAs)                             78

Federal and state income tax withholding and information reporting           81

Special rules for contracts funding qualified plans                          81

Impact of taxes to AXA Equitable                                             81

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          82
--------------------------------------------------------------------------------

About Separate Account No. 49                                                82

About the Trusts                                                             82

About our fixed maturity options                                             82

About the general account                                                    83

About other methods of payment                                               84

Dates and prices at which contract events occur                              84

About your voting rights                                                     85

Statutory compliance                                                         85

About legal proceedings                                                      86

Financial statements                                                         86

Transfers of ownership, collateral assignments, loans and borrowing          86

About Custodial IRAs                                                         86

How divorce may affect your guaranteed benefits                              86

How divorce may affect your Joint Life GWBL                                  87

Distribution of the contracts                                                87

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           90
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------



 I   --       Condensed financial information                                I-1
 II  --       Purchase considerations for QP contracts                      II-1
III  --       Market value adjustment example                              III-1
 IV  --       Enhanced death benefit example                                IV-1
  V  --       Hypothetical illustrations                                     V-1
 VI  --       Earnings enhancement benefit example                          VI-1
VII  --       State contract availability and/or variations of             VII-1
              certain features and benefits
VIII --       Contract variations                                         VIII-1
  IX --       Tax-sheltered annuity contracts (TSAs)                        IX-1




--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------


3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                           PAGE

3% Roll-Up to age 85                                                        35
6% Roll-Up to age 85                                                        35
6-1/2% Roll-Up to age 85                                                    35
account for special dollar cost averaging                                   31
account for special money market dollar cost averaging                      32
account value                                                               48
administrative charge                                                       61
annual administrative charge                                                61
Annual Ratchet                                                              43
Annual Ratchet to age 85 enhanced death benefit                             35
annuitant                                                                   16
annuitization                                                               57
annuity maturity date                                                       59
annuity payout options                                                      57
annuity purchase factors                                                    37
automatic annual reset program                                              36
automatic customized reset program                                          36
automatic investment program                                                84
AXA Allocation portfolios                                                cover
beneficiary                                                                 66
Beneficiary continuation option ("BCO")                                     68
business day                                                                84
cash value                                                                  48
charges for state premium and other applicable taxes                        65
contract date                                                               22
contract date anniversary                                                   22
contract year                                                               22
contributions to Roth IRAs                                                  78
     regular contributions                                                  78
     rollovers and transfers                                                79
     conversion contributions                                               79
contributions to traditional IRAs                                           74
     regular contributions                                                  74
     rollovers and direct transfers                                         75
credit                                                                      33
disability, terminal illness or confinement to nursing home                 63
disruptive transfer activity                                                51
Distribution Charge                                                         61
Earnings enhancement benefit                                                40
Earnings enhancement benefit charge                                         64
ERISA                                                                       65
fixed-dollar option                                                         33
fixed maturity options                                                      30
Flexible Premium IRA                                                     cover
Flexible Premium Roth IRA                                                cover
free look                                                                   47
free withdrawal amount                                                      62
general account                                                             83
general dollar cost averaging                                               32
guaranteed interest option                                                  30
Guaranteed minimum death benefit                                            36
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            34
Guaranteed minimum income benefit                                           37
Guaranteed minimum income benefit and the
     Roll-Up benefit base reset option                                      36
Guaranteed minimum income benefit charge                                    64
Guaranteed minimum income benefit "no lapse guarantee"                      38
Guaranteed withdrawal benefit for life ("GWBL")                             41

Guaranteed withdrawal benefit for life benefit charge                       64

GWBL benefit base                                                           42
Inherited IRA                                                            cover
investment options                                                       cover
Investment simplifier                                                       33
IRA                                                                      cover
IRS                                                                         71
lifetime required minimum distribution withdrawals                          54
loan reserve account                                                        57
loans under Rollover TSA                                                    56
market adjusted amount                                                      30
market value adjustment                                                     30
market timing                                                               51
Maturity date annuity payments                                              60
maturity dates                                                              30
maturity value                                                              30
Mortality and expense risks charge                                          61
NQ                                                                       cover
one-time reset option                                                       36
Online Account Access                                                        7
partial withdrawals                                                         53
participant                                                                 22
permitted variable investment options                                       23
Portfolio                                                                cover
Principal guarantee benefits                                                45
processing office                                                            7
QP                                                                       cover
rate to maturity                                                            30
rebalancing                                                                 52
Rollover IRA                                                             cover
Rollover TSA                                                             cover
Roth Conversion IRA                                                      cover
Roth IRA                                                                 cover
SAI                                                                      cover
SEC                                                                      cover
self-directed allocation                                                    31
Separate Account No. 49                                                     82
Special dollar cost averaging                                               31
Special money market dollar cost averaging                                  32
Spousal continuation                                                        67
standard death benefit                                                      34
substantially equal withdrawals                                             54
systematic withdrawals                                                      54
TOPS                                                                         7
TSA                                                                      cover
traditional IRA                                                          cover
Trusts                                                                      82
unit                                                                        48
variable investment options                                                 23
wire transmittals and electronic applications                               84
withdrawal charge                                                           62

                                               INDEX OF KEY WORDS AND PHRASES  4

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

--------------------------------------------------------------------------------
 PROSPECTUS                                CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options                   Guarantee Periods (Guaranteed Fixed
                                           Interest Accounts in supplemental
                                           materials)
  variable investment options              Investment Funds
  account value                            Annuity Account Value
  rate to maturity                         Guaranteed Rates
  unit                                     Accumulation Unit
  Guaranteed minimum death benefit         Guaranteed death benefit
  Guaranteed minimum income benefit        Guaranteed Income Benefit
  guaranteed interest option               Guaranteed Interest Account
  Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
  GWBL benefit base                        Guaranteed withdrawal benefit for
                                           life benefit base
  Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for
                                           life Annual withdrawal amount
  Excess withdrawal                        Guaranteed withdrawal benefit for
                                           life Excess withdrawal
--------------------------------------------------------------------------------


5 INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?
--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        WHO IS AXA EQUITABLE?  6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through Online Account Access);

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o   elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only);

o   change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


7  WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)   authorization for telephone transfers by your financial professional;


(2) conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)   election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)   spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");


(7)   tax withholding elections (see withdrawal request form);


(8)   election of the beneficiary continuation option;

(9)   IRA contribution recharacterizations;

(10)  Section 1035 exchanges;

(11)  direct transfers and rollovers;

(12)  exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15)  death claims;

(16)  change in ownership (NQ only, if available under your contract);

(17) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18)  purchase by, or change of ownership to, a non-natural owner;


(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit;

(20)  requests to collaterally assign your NQ contract; and

(21)  requests for withdrawals (starting on or about August 8, 2011).


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   beneficiary changes;


(2)   contract surrender;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4) special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts only); and

(5) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts only);

(4) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only);

(5)   substantially equal withdrawals;

(6)   systematic withdrawals; and

(7)   the date annuity payments are to begin.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)   automatic annual reset program; and

(2)   automatic customized reset program.

                       ----------------------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        WHO IS AXA EQUITABLE?  8

The Accumulator(R) Series at a glance -- key features


--------------------------------------------------------------------------------
FOUR CONTRACT SERIES      This Prospectus describes The Accumulator(R) Series
                          contracts -- Accumulator(R), Accumulator(R) Plus(SM),
                          Accumulator(R) Elite(SM), and Accumulator Select(SM).
                          Each series provides for the accumulation of
                          retirement savings and income, offers income and death
                          benefit protection, and offers various payout options.

                          Each series provides a different charge structure. For details, please see the summary of the contract features below, the "Fee table" and "Charges and expenses" later in this Prospectus.

                          Each series is subject to different contribution rules, which are described in "Contribution amounts" later in this section and in "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.

                          The chart below shows the availability of key features under each series of the contract.

                                                                  ACCUMULATOR(R)   ACCUMULATOR(R)   ACCUMULATOR(R)
                                                 ACCUMULATOR(R)   PLUS(SM)         ELITE(SM)        SELECT(SM)
                          ----------------------------------------------------------------------------------------

                          Special dollar cost    Yes              No               Yes              No
                          averaging
                          ----------------------------------------------------------------------------------------
                          Special money market   No               Yes              No               Yes
                          dollar cost averaging
                          ----------------------------------------------------------------------------------------
                          Credits                No               Yes              No               No
                          Throughout the Prospectus, any differences among the contract series are identified.

                          You should work with your financial professional to decide which series of the contract may be appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.
------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   The Accumulator(R) Series' variable investment options invest in different Portfolios managed by
MANAGEMENT                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o   Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                          o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST       o   Principal and interest guarantees.
OPTION                    o   Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS        o   No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                          ----------------------------------------------------------------------------------------------------------
                          o   No tax on transfers among investment options inside the contract.
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing or contributing to an annuity contract, which is an Individual Retirement Annuity
                          (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM        The Guaranteed minimum income benefit provides income protection for you during your life
INCOME BENEFIT            once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------


9 THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL     The Guaranteed withdrawal benefit for life option ("GWBL") guarantees that you can take withdrawals up
BENEFIT FOR LIFE          to a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45 or later.

                          Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      The chart below shows the minimum initial and additional contribution amounts under the contracts.
                          Initial contribution amounts are provided for informational purposes only. Please see "How you can contribute to your contract" under "Contract features and benefits" for more information.

                                                                             ACCUMULATOR(R)     ACCUMULATOR(R)     ACCUMULATOR(R)
                                                        ACCUMULATOR(R)       PLUS(SM)           ELITE(SM)          SELECT(SM)
                          ----------------------------------------------------------------------------------------------------------
                          NQ                            $5,000 ($500)(1)     $10,000 ($500)(1)  $10,000 ($500)(1)  $25,000 ($500)(1)
                          ----------------------------------------------------------------------------------------------------------
                          Rollover IRA                  $5,000 ($50)(1)      $10,000 ($50)(1)   $10,000 ($50)(1)   $25,000 ($50)(1)
                          ----------------------------------------------------------------------------------------------------------
                          Flexible Premium IRA          $4,000 ($50)(2)      n/a                n/a                n/a
                          ----------------------------------------------------------------------------------------------------------
                          Roth Conversion IRA           $5,000 ($50)(1)      $10,000 ($50)(1)   $10,000 ($50)(1)   $25,000 ($50)(1)
                          ----------------------------------------------------------------------------------------------------------
                          Flexible Premium Roth IRA     $4,000 ($50)(2)      n/a                n/a                n/a
                          ----------------------------------------------------------------------------------------------------------
                          Inherited IRA Beneficiary
                          Continuation contract (tra-   $5,000 ($1,000)      n/a                $10,000 ($1,000)   $25,000 ($1,000)
                          ditional IRA or Roth IRA)
                          ("Inherited IRA")
                          ----------------------------------------------------------------------------------------------------------
                          QP                            $5,000 ($500)        $10,000 ($500)     $10,000 ($500)     n/a
                          ----------------------------------------------------------------------------------------------------------
                          Rollover TSA                  $5,000 ($500)        $10,000 ($500)     $10,000 ($500)     $25,000 ($500)
                          ----------------------------------------------------------------------------------------------------------

                          (1) $100 monthly and $300 quarterly under our automatic investment program.
                          (2) $50 monthly or quarterly under our automatic investment program.


                          o Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
                          ----------------------------------------------------------------------------------------------------------
                          In general, contributions are limited to $1.5 million ($500,000 maximum for owners or annuitants who are age 81 and older at contract issue) under all Accumulator(R) Series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can contribute to your contract" in "Contract features and benefits"
                          later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the
(ACCUMULATOR(R) PLUS(SM)  same time that we allocate your contributions. The credit will apply to additional contribution amounts
CONTRACTS ONLY)           only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o   Partial withdrawals
                          o   Several withdrawal options on a periodic basis
                          o   Loans under Rollover TSA contracts (employer or plan approval required)
                          o   Contract surrender
                          o   Maximum payment plan (only under contracts with GWBL)
                          o   Customized payment plan (only under contracts with GWBL)

                          You may incur a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts) for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------

                          THE ACCUMULATOR(R) SERIES AT A GLANCE--KEY FEATURES 10

------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o   Fixed annuity payout options

                          o   Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                          o   Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o   Guaranteed minimum death benefit options
                          o   Principal guarantee benefits
                          o   Dollar cost averaging
                          o   Automatic investment program
                          o   Account value rebalancing (quarterly, semiannually, and annually)
                          o   Free transfers
                          o   Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home (not applicable to Accumulator(R) Select(SM) contracts)
                          o   Earnings enhancement benefit, an optional death benefit available under certain contracts
                          o   Spousal continuation
                          o   Beneficiary continuation option
                          o   Roll-Up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES          Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------
OWNER AND ANNUITANT       Please see "How you can contribute to your contract" in "Contract features and benefits" for owner and
ISSUE AGES                annuitant issue ages applicable to your contract.
------------------------------------------------------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.



11 THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain                       ACCUMULATOR(R)   ACCUMULATOR(R) ACCUMULATOR(R)
withdrawals or apply your cash value to certain payout               ACCUMULATOR(R)  PLUS(SM)         ELITE(SM)      SELECT(SM)
options).(1)                                                         ---------------------------------------------------------------
                                                                     7.00%           $8.00            $8.00          N/A
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)        $350 (for all Accumulator(R) Series contracts)
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
  If your account value on a contract date anniversary is less than
  $50,000(3)                                                         $30

  If your account value on a contract date anniversary is $50,000
  or more                                                            $0
------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                    ACCUMULATOR(R)  ACCUMULATOR(R)   ACCUMULATOR(R) ACCUMULATOR(R)
                                                                                     PLUS(SM)         ELITE(SM)      SELECT(SM)
Mortality and expense risks(4)                                       0.80%           0.95%            1.10%          1.10%
Administrative                                                       0.30%           0.35%            0.30%          0.25%
Distribution                                                         0.20%           0.25%            0.25%          0.35%
                                                                     ----            ----             ----           ----
Total Separate account annual expenses                               1.30%           1.55%            1.65%          1.70%
------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a per-
centage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

  Standard death benefit and GWBL Standard death benefit             No Charge

  Annual Ratchet to age 85                                           0.25%

  Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85    0.80%(5)

    If you elect to reset this benefit base, if applicable, we       0.95%
    reserve the right to increase your charge up to:

  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85        0.65%(5)

    If you elect to reset this benefit base, if applicable, we       0.80%
    reserve the right to increase your charge up to:

  Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85        0.65%
  GWBL Enhanced death benefit                                        0.30%
------------------------------------------------------------------------------------------------------------------------------------



                                                                   FEE TABLE 12

------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
  100% Principal guarantee benefit                                   0.50%
  125% Principal guarantee benefit                                   0.75%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

If you elect the Guaranteed minimum income benefit that includes the
6-1/2% Roll-Up benefit base                                          0.80%(5)

  If you elect to reset this benefit base, we reserve the right to
  increase your charge up to:                                        1.10%

If you elect the Guaranteed minimum income benefit that includes the
6% Roll-Up benefit base                                              0.65%(5)

  If you elect to reset this Roll-Up benefit base, we reserve the
  right to increase your charge up to:                               0.95%
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date
anniversary for which the benefit is in effect.)                     0.35%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT                       0.65% for the Single Life option
CHARGE (Calculated as a percentage of the GWBL                       0.80% for the Joint Life option
benefit base. Deducted annually(2) on each
contract date anniversary.)

If your GWBL benefit base ratchets, we reserve
the right to increase your charge up to:                             0.80% for the Single Life option
                                                                     0.95% for the Joint Life  option

Please see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge"
in "Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount.)                                                             2.00%(6)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option.
Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010
(expenses that are deducted from Portfolio assets                                    Lowest           Highest
including management fees, 12b-1 fees, service fees,                                 ------           -------
and/or other expenses)(7)                                                            0.62%            1.46%




13 FEE TABLE

Notes:


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

      The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")


                                       Accumulator(R)   Accumulator(R)
Contract Year         Accumulator(R)     Plus(SM)         Elite(SM)
-------------------- ---------------- ---------------- ---------------
  1.................      7.00%            8.00%             8.00%
  2.................      7.00%            8.00%             7.00%
  3.................      6.00%            7.00%             6.00%
  4.................      6.00%            7.00%             5.00%
  5.................      5.00%            6.00%             0.00%
  6.................      3.00%            5.00%             0.00%
  7.................      1.00%            4.00%             0.00%
  8.................      0.00%            3.00%             0.00%
  9+................      0.00%            0.00%             0.00%


(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus(SM) contracts, the charges also compensate us for the expense associated with the credit.

(5) We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus.

(6) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(7) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.



EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. These examples use an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.013%; Accumulator(R) Plus(SM) 0.010%; Accumulator(R) Elite(SM) 0.008%; and Accumulator(R) Select(SM) 0.008%.


The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract).A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus(SM) contracts assumes a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges that would apply based on a 5% rate of return and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                                    FEE TABLE 14

------------------------------------------------------------------------------------------------------------------------------------
                                                       ACCUMULATOR(R)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                                                   APPLICABLE TIME PERIOD AND SELECT A
                              IF YOU SURRENDER YOUR CONTRACT AT THE END            NON-LIFE CONTINGENT PERIOD CERTAIN
                                  OF THE APPLICABLE TIME PERIOD                 ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
                                           1 year    3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $1,198    $2,129    $3,106     $5,530      N/A    $2,129    $3,106    $5,530
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $1,110    $1,870    $2,688    $4,763       N/A    $1,870    $2,688    $4,763
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                    AT THE END OF
                                             THE APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------
                                           1 year   3 years   5 years   10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $498     $1,529    $2,606    $5,530
    any of the Portfolios
--------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $410     $1,270    $2,188    $4,763
    any of the Portfolios
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                   ACCUMULATOR(R) PLUS(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                                                   APPLICABLE TIME PERIOD AND SELECT A
                              IF YOU SURRENDER YOUR CONTRACT AT THE END            NON-LIFE CONTINGENT PERIOD CERTAIN
                                  OF THE APPLICABLE TIME PERIOD                 ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
                                           1 year    3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $1,338    $2,347    $3,399    $5,895       N/A    $2,347    $3,399    $5,895
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $1,247    $2,079    $2,968    $5,114       N/A    $2,079    $2,968    $5,114
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                    AT THE END OF
                                             THE APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------
                                           1 year   3 years   5 years   10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $538     $1,647    $2,799    $5,895
    any of the Portfolios
--------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $447     $1,379    $2,368    $5,114
    any of the Portfolios
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                   ACCUMULATOR(R) ELITE(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                                                   APPLICABLE TIME PERIOD AND SELECT A
                              IF YOU SURRENDER YOUR CONTRACT AT THE END            NON-LIFE CONTINGENT PERIOD CERTAIN
                                  OF THE APPLICABLE TIME PERIOD                 ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
                                           1 year    3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $1,335    $2,233    $2,774    $5,826       N/A    $2,233    $2,774    $5,826
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $1,246    $1,977    $2,362    $5,087       N/A    $1,977    $2,362    $5,087
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                    AT THE END OF
                                             THE APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------
                                           1 year   3 years   5 years   10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of  $535     $1,633    $2,774    $5,826
    any of the Portfolios
--------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of  $446     $1,377    $2,362    $5,087
    any of the Portfolios
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                 ACCUMULATOR(R) SELECT(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     IF YOU SURRENDER OR DO NOT SURRENDER
                                              IF YOU ANNUITIZE AT THE END OF THE    YOUR CONTRACT AT THE END OF THE APPLI-
                                                    APPLICABLE TIME PERIOD                    CABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year  3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of    N/A    $1,998    $3,148    $6,218     $540     $1,648    $2,798    $5,868
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b) assuming minimum fees and expenses of    N/A    $1,742    $2,737    $5,483     $452     $1,392    $2,387    $5,133
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2010.



15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS



--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of owner and contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and the annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age
75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.
--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
            AVAILABLE
            FOR OWNER
CONTRACT    AND ANNUITANT               MINIMUM
TYPE        ISSUE AGES                  CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
NQ          Accumulator(R)              o Accumulator(R) $5,000        o After-tax money.            o Accumulator(R)
            Accumulator(R) Elite(SM)      (initial)                                                    Accumulator(R) Elite(SM)
            Accumulator(R) Select(SM)   o Accumulator(R) Plus(SM)      o Paid to us by check or        Accumulator(R) Select(SM)
            0 through 85                  Accumulator(R) Elite(SM)       transfer of contract value    No additional contribu-
            Accumulator(R) Plus(SM)       $10,000 (initial)              in a tax-deferred             tions may be made after
            0 through 80                o Accumulator(R) Select(SM)      exchange under Section        attainment of age 86, or
                                          $25,000 (initial)              1035 of the Internal          if later, the first contract
                                                                         Revenue Code.                 date anniversary.(2)
                                        o The Accumulator(R) Series
                                          $500 (additional)                                          o Accumulator(R) Plus(SM)
                                                                                                       No additional contribu-
                                        o The Accumulator(R) Series                                    tions may be made after
                                          $100 monthly and $300                                        attainment of age 81 or,
                                          quarterly under our                                          if later, the first contract
                                          automatic investment                                         date anniversary.(2)
                                          program (additional)
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 16

------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
              FOR OWNER
CONTRACT      AND ANNUITANT              MINIMUM
TYPE          ISSUE AGES                 CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA  Accumulator(R)             o Accumulator(R) $5,000       o Eligible rollover distribu- o Accumulator(R)
              Accumulator(R) Elite(SM)     (initial)                     tions from 403(b) plans,      Accumulator(R) Elite(SM)
              Accumulator(R) Select(SM)  o Accumulator(R) Plus(SM)       qualified plans, and gov-     Accumulator(R) Select(SM)
              20 through 85                Accumulator(R) Elite(SM)      ernmental employer            No additional contribu-
                                           $10,000 (initial)             457(b) plans.                 tions may be made after
              Accumulator(R) Plus(SM)                                                                  attainment of age 86, or,
              20 through 80              o Accumulator(R) Select(SM)   o Rollovers from another        if later, the first contract
                                           $25,000 (initial)             traditional individual        date anniversary.(2)
                                                                         retirement arrangement.
                                         o The Accumulator(R) Series                                 o Accumulator(R) Plus(SM)
                                           $50 (additional)            o Direct custodian-to-          No additional contribu-
                                                                         custodian transfers from      tions after attainment of
                                         o $100 monthly and $300         another traditional indi-     age 81 or, if later, the
                                           quarterly under our           vidual retirement             first contract date anni-
                                           automatic investment          arrangement.                  versary.(2)
                                           program (additional)
                                           (subject to tax maxi-       o Regular IRA contribu-
                                           mums)                         tions.                      o Contributions after age
                                                                                                       70-1/2 must be net of
                                                                       o Additional catch-up-con-      required minimum distri-
                                                                         tributions                    butions.

                                                                                                     o Although we accept
                                                                                                       regular IRA contributions
                                                                                                       (limited to $5,000)
                                                                                                       under Rollover IRA con-
                                                                                                       tracts, we intend that the
                                                                                                       contract be used primar-
                                                                                                       ily for rollover and direct
                                                                                                       transfer contributions.

                                                                                                     o Additional catch-up con-
                                                                                                       tributions of up to
                                                                                                       $1,000 per calendar year
                                                                                                       where the owner is at
                                                                                                       least age 50 but under
                                                                                                       age 70-1/2 at any time
                                                                                                       during the calendar year
                                                                                                       for which the contribu-
                                                                                                       tion is made.
-----------------------------------------------------------------------------------------------------------------------------------


17 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
              FOR OWNER
CONTRACT      AND ANNUITANT                 MINIMUM
TYPE          ISSUE AGES                    CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  Accumulator(R)             o Accumulator(R) $5,000      o Rollovers from another     o Accumulator(R)
IRA              Accumulator(R) Elite(SM)     (initial)                    Roth IRA.                    Accumulator(R) Elite(SM)
                 Accumulator(R) Select(SM)  o Accumulator(R) Plus(SM)                                   Accumulator(R) Select(SM)
                 20 through 85                Accumulator(R) Elite(SM)   o Rollovers from a "desig-     No additional contribu-
                                              $10,000 (initial)            nated Roth contribution      tions may be made after
                 Accumulator(R) Plus(SM)                                   account" under speci-        attainment of age 86, or,
                 20 through 80              o Accumulator(R) Select(SM)    fied retirement plans.       if later, the first contract
                                              $25,000 (initial)          o Conversion rollovers         date anniversary.(2)
                                                                           from a traditional IRA or
                                            o The Accumulator(R) Series    other eligible retirement  o Accumulator(R) Plus(SM)
                                              $50 (additional)             plan.                        No additional contribu-
                                                                                                        tions may be made after
                                            o $100 monthly and $300      o Direct transfers from        attainment of age 81 or,
                                              quarterly under our          another Roth IRA.            if later, the first contract
                                              automatic investment                                      date anniversary.(2)
                                              program (additional)       o Regular Roth IRA contri-
                                              (subject to tax maxi-        butions.                   o Conversion rollovers
                                              mums)                                                     after age 70-1/2 must be
                                                                          o Additional catch-up con-     net of required minimum
                                                                            tributions.                 distributions for the tra-
                                                                                                        ditional IRA or other
                                                                                                        eligible retirement plan
                                                                                                        which is the source of
                                                                                                        the conversion rollover.

                                                                                                      o Although we accept
                                                                                                        regular Roth IRA contri-
                                                                                                        butions (limited to
                                                                                                        $5,000) under Roth IRA
                                                                                                        contracts, we intend that
                                                                                                        the contract be used
                                                                                                        primarily for rollover and
                                                                                                        direct transfer contribu-
                                                                                                        tions.

                                                                                                      o Additional catch-up con-
                                                                                                        tributions of up to
                                                                                                        $1,000 per calendar year
                                                                                                        where the owner is at
                                                                                                        least age 50 at any time
                                                                                                        during the calendar year
                                                                                                        for which the contribu-
                                                                                                        tion is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR OWNER
CONTRACT         AND ANNUITANT              MINIMUM
TYPE             ISSUE AGES                 CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA(3)  Accumulator(R)             o Accumulator(R) $5,000     o With documentation of       o Accumulator(R)
                 Accumulator(R) Elite(SM)     (initial)                   employer or plan              Accumulator(R) Elite(SM)
                 Accumulator(R) Select(SM)  o Accumulator(R) Plus(SM)     approval,and limited to       Accumulator(R) Select(SM)
                 20 through 85                Accumulator(R) Elite(SM)    pre-tax funds, direct         No additional contribu-
                                              $10,000 (initial)           plan-to-plan transfers        tions may be made after
                                                                          from another 403(b)           attainment of age 86, or,
                                                                          plan or contact               if later, the first contract
                 Accumulator(R) Plus(SM)                                  exchanges from another        date anniversary.(2)
                 20 through 80              o Accumulator(R) Select(SM)   403(b) contract under
                                              $25,000 (initial)           the same plan.              o Accumulator(R) Plus(SM)
                                                                                                        No additional contribu-
                                            o The Accumulator(R) Series                                 tions may be made after
                                              $500 (additional)                                         attainment of age 81, or,
                                                                                                        if later, the first contract
                                                                        o With documentation of         date anniversary.(2)
                                                                          employer or plan
                                                                          approval,and limited to     o Contributions after age
                                                                          pre-tax funds, eligible       70-1/2 must be net of any
                                                                          rollover distributions        required minimum distri-
                                                                          from other 403(b) plans,      butions.
                                                                          qualified plans, govern-
                                                                          mental employer 457(b)
                                                                          plans or traditional IRAs.
                                                                                                      o We do not accept
                                                                                                        employer-remitted con-
                                                                                                        tributions.

                                                                                                      o We do not accept after-
                                                                                                        tax contributions,
                                                                                                        including designated
                                                                                                        Roth contributions.


See Appendix IX at the end of this Prospectus for a discussion of TSA contracts.
--------------------------------------------------------------------------------

QP                   Accumulator(R)            o Accumulator(R)             o Only transfer contribu-    o A separate QP contract
(Accumulator(R),     Accumulator(R) Elite(SM)    $5,000 (initial)             tions from other             must be established for
Accumulator(R)       20 through 75             o Accumulator(R) Plus(SM)      investments within an        each plan participant.
Plus(SM) and                                     Accumulator(R) Elite(SM)     existing qualified plan
Accumulator(R)       Accumulator(R) Plus(SM)     $10,000 (initial)            trust.                     o We do not accept regu-
Elite(SM) contracts  20 through 70                                                                         lar ongoing payroll
only)                                          o The Accumulator(R) Series  o The plan must be quali-      contributions or contri-
                                                 $500 (additional)            fied under Section          butions directly from the
                                                                              401(a) of the Internal       employer.
                                                                              Revenue Code.
                                                                                                         o Only one additional
                                                                            o For 401(k) plans, trans-     transfer contribution may
                                                                              ferred contributions may     be made during a con-
                                                                              not include any after-tax    tract year.
                                                                              contributions, including
                                                                              designated Roth contri-    o No additional transfer
                                                                              butions.                     contributions after par-
                                                                                                           ticipant's attainment of
                                                                                                           age 76 (age 71 under
                                                                                                           Accumulator(R) Plus(SM)
                                                                                                           contracts) or, if later,
                                                                                                           the first contract date
                                                                                                           anniversary.

                                                                                                         o Contributions after age
                                                                                                           70-1/2 must be net of any
                                                                                                           required minimum distri-
                                                                                                           butions.



See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------


19 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                  FOR OWNER
CONTRACT          AND ANNUITANT             MINIMUM
TYPE              ISSUE AGES                CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium  20 through 70             o $4,000 (initial)          o Regular traditional IRA     o No regular IRA contribu-
IRA                                         o $50 (additional)            contributions.                tions in the calendar
(Accumulator(R)                                                                                         year you turn age 70-1/2
contracts only)                             o $50 monthly or quarterly  o Additional catch-up con-      and thereafter.
                                              under our automatic         tributions.
                                              investment program
                                              (additional) (subject to  o Eligible rollover distribu- o Regular contributions
                                              tax maximums)               tions from 403(b) plans,      may not exceed $5,000.
                                                                          qualified plans, and gov-
                                                                          ernmental employer          o Additional catch-up con-
                                                                          457(b) plans.                 tributions of up to
                                                                                                        $1,000 per calendar year
                                                                        o Rollovers from another        where the owner is at
                                                                          traditional individual        least age 50 but under
                                                                          retirement arrangement.       age 70-1/2 at any time
                                                                                                        during the calendar year
                                                                        o Direct custodian-to-          for which the contribu-
                                                                          custodian transfers from      tion is made.
                                                                          another traditional indi-
                                                                          arrangement.                o Although we accept
                                                                                                        rollover and direct trans-
                                                                                                        fer contributions under
                                                                                                        the Flexible Premium IRA
                                                                                                        contract, we intend that
                                                                                                        the contract be used for
                                                                                                        ongoing regular contri-
                                                                                                        butions.

                                                                                                      o No additional contribu-
                                                                                                        tions may be made after
                                                                                                        attainment of age 86.(2)

                                                                                                      o Additional contributions
                                                                                                        after age 70-1/2 must be
                                                                                                        net of required minimum
                                                                                                        distributions.
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 20


------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                  FOR OWNER
CONTRACT          AND ANNUITANT             MINIMUM
TYPE              ISSUE AGES                CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium  20 through 85             o $4,000 (initial)          o Regular Roth IRA           o No additional contribu-
Roth IRA                                    o $50 (additional)            contributions.               tions may be made after
(Accumulator(R)                                                                                        attainment of age 86, or,
contracts only)                             o $50 monthly or quarterly  o Additional catch-up con-     if later, the first contract
                                              under our automatic         tributions.                  date anniversary.(2)
                                              investment program
                                              (additional) (subject to  o Rollovers from another     o Contributions are subject
                                              tax maximums)               Roth IRA                     to income limits and
                                                                                                       other tax rules.
                                                                        o Rollovers from a "desig-
                                                                          nated Roth contribution
                                                                          account" under speci-      o Regular Roth IRA contri-
                                                                          fied retirement plans.       butions may not exceed
                                                                                                       $5,000.
                                                                        o Conversion rollovers
                                                                          from a traditional IRA or  o Additional catch-up con-
                                                                          other eligible retirement    tributions of up to
                                                                          plan.                        $1,000 per calendar year
                                                                                                       where the owner is at
                                                                        o Direct transfers from        least age 50 at any time
                                                                          another Roth IRA.            during the calendar year
                                                                                                       for which the contribu-
                                                                                                       tion is made.

                                                                                                     o Although we accept
                                                                                                       rollover and direct trans-
                                                                                                       fer contributions under
                                                                                                       the Flexible Premium
                                                                                                       Roth IRA contract, we
                                                                                                       intend that the contract
                                                                                                       be used for ongoing
                                                                                                       regular Roth IRA contri-
                                                                                                       butions.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA     0 through 70              o Accumulator(R) Elite(SM)   o Direct custodian-to-      o Any additional contribu-
Beneficiary Con-                              $10,000 (initial)            custodian transfers of      tions must be from the
tinuation Contract                                                         your interest as a death    same type of IRA of the
(traditional IRA or                         o Accumulator(R) Select(SM)    beneficiary of the          same deceased owner.
Roth IRA)                                     $25,000 (initial)            deceased owner's tradi-
(Accumulator(R),                                                           tional individual         o Non-spousal beneficiary
Accumulator(R)                                                             retirement arrangement      direct rollover contribu-
Elite(SM) and                               o The Accumulator(R) Series    or Roth IRA to an IRA of    tions from qualified
Accumulator(R)                                $1,000 (additional)          the same type.              plans, 403(b) plans and
Select(SM) contracts                                                                                   governmental employer
only)                                                                                                  457(b) plans may be
                                                                                                       made to an Inherited IRA
                                                                                                       contract under specified
                                                                                                       circumstances.
------------------------------------------------------------------------------------------------------------------------------------



(1) Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.


(2)   Please see Appendix VII later in this Prospectus for state variations.


(3) May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract). See Appendix IX at the end of this Prospectus for a discussion of purchase considerations for TSA contracts.



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

21 CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability companies to be owners of the Accumulator(R) Select(SM) contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select(SM) contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.



PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.
--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year."
The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------
Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.


If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we



                                              CONTRACT FEATURES AND BENEFITS  22
will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the following variable investment options: the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio ("permitted variable investment options").

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the AXA Moderate Allocation Portfolio.



VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


23  CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/ Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   ClearBridge Advisors, LLC
                                                                                       o   Goodman & Co. NY Ltd.
                                                                                       o   Legg Mason Capital Management, Inc.
                                                                                       o   Marsico Capital Management, LLC
                                                                                       o   T. Rowe Price Associates, Inc.
                                                                                       o   Westfield Capital Management Company,
                                                                                           L.P.
------------------------------------------------------------------------------------------------------------------------------------

                                             CONTRACT FEATURES AND BENEFITS 24

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND       Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                             appreciation, consistent with a prudent level of risk.     o   Pacific Investment Management Company
                                                                                            LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL   Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   JPMorgan Investment Management Inc.
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY                                                                            o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Janus Capital Management, LLC
                                                                                        o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE                                                                                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Institutional Capital LLC
                                                                                        o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisers, Inc.
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Diamond Hill Capital Management, Inc.
                                                                                        o   Knightsbridge Asset Management, LLC
                                                                                        o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    Seeks high total return through a combination of current   o   Pacific Investment Management Company
 BOND                        income and capital appreciation.                               LLC
                                                                                        o   Post Advisory Group, LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                     LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Lord, Abbett & Co. LLC
                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.
                                                                                        o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 VALUE                                                                                      LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisory Services, LLC
                                                                                        o   Horizon Asset Management, Inc.
                                                                                        o   Pacific Global Investment Management
                                                                                            Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   RCM Capital Management, LLC
                                                                                        o   SSgA Funds Management, Inc.
                                                                                        o   Wellington Management Company, LLP



------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL   Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP    Seeks to achieve long-term total return.                   o   AXA Equitable Funds Management Group,
 VALUE CORE                                                                                 LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE     Seeks to achieve capital appreciation and secondarily,     o   BlackRock Investment Management, LLC
 EQUITY                      income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY    Seeks a combination of growth and income to achieve an     o   Boston Advisors, LLC
 INCOME                      above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY          Seeks to achieve long-term capital appreciation.           o   Bridgeway Capital Management, Inc.
 RESPONSIBLE                                                                            o   Calvert Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 GROWTH (1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX        Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX           Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                             approximates the total return performance of the Barclays
                             Capital Intermediate U.S. Government/Credit Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the Barclays Capital Intermediate U.S.
                             Government/Credit Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE    Seeks to achieve long-term growth of capital.              o   Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------

                                               CONTRACT FEATURES AND BENEFITS 26

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS         Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                             LLC
                                                                                         o   BlackRock Capital Management, Inc.
                                                                                         o   BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED     Seeks to maximize income while maintaining prospects       o   AXA Equitable Funds Management Group,
                              for capital appreciation.                                      LLC
                                                                                         o   BlackRock Investment Management, LLC
                                                                                         o   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily seeks o   AXA Equitable Funds Management Group,
 ALLOCATION                   income.                                                        LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                     o   GAMCO Asset Management, Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                    o   GAMCO Asset Management, Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS           Seeks to achieve capital growth and current income.        o   AXA Equitable Funds Management Group,
                                                                                             LLC
                                                                                         o   BlackRock Investment Management, LLC
                                                                                         o   First International Advisors, LLC
                                                                                         o   Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
 EQUITY                                                                                      LLC
                                                                                         o   BlackRock Investment Management, LLC
                                                                                         o   Morgan Stanley Investment Management

------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
 BOND INDEX                   approximates the total return performance of the Barclays
                              Capital Intermediate U.S. Government Bond Index, includ-
                              ing reinvestment of dividends, at a risk level consistent
                              with that of the Barclays Capital Intermediate U.S. Gov-
                              ernment Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                             LLC
                                                                                         o   BlackRock Investment Management, LLC
                                                                                         o   Hirayama Investments, LLC
                                                                                         o   Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL              Seeks to achieve a total return (before expenses) that     o   AllianceBernstein L.P.
 EQUITY INDEX(2)              approximates the total return performance of a compos-
                              ite index comprised of 40% Dow Jones EURO STOXX 50
                              Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10%
                              S&P/ASX 200 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the composite index.

------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS   Seeks to provide current income and long-term growth of    o   AXA Equitable Funds Management Group,
                              income, accompanied by growth of capital.                      LLC
                                                                                         o   BlackRock Investment Management, LLC
                                                                                         o   Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Seeks to achieve long-term capital appreciation.           o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------


CONTRACT FEATURES AND BENEFITS 27

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-   o   AXA Equitable Funds Management Group,
                             ondary objective to seek reasonable current income. For        LLC
                             purposes of this Portfolio, the words "reasonable current  o   BlackRock Investment Management, LLC
                             income" mean moderate income.                              o   Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                             approximates the total return performance of the Russell
                             1000 Value Index, including reinvestment of dividends, at
                             a risk level consistent with that of the Russell 1000 Value
                             Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS      Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 INCOME(1)                   income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 CORE                        income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         Seeks to achieve capital appreciation.                     o   MFS Investment Management
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                             approximates the total return performance of the S&P
                             Mid Cap 400 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P Mid Cap
                             400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Wellington Management Company, LLP

------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve   o   The Dreyfus Corporation
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         Seeks to achieve capital appreciation.                     o   Montag & Caldwell, LLC
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    Seeks to achieve capital growth.                           o   Morgan Stanley Investment Management
 GROWTH                                                                                     Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   Seeks to achieve capital appreciation, which may occa-     o   AXA Equitable Funds Management Group,
                             sionally be short-term, and secondarily, income.               LLC
                                                                                        o   Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        Seeks to achieve capital appreciation.                     o   OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND    Seeks to generate a return in excess of traditional money  o   Pacific Investment Management Company,
                             market products while maintaining an emphasis on pres-         LLC
                             ervation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 28

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS          Seeks to achieve high current income consistent with      o   AllianceBernstein L.P.
                              moderate risk to capital.                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the     o   AllianceBernstein L.P.
                              deduction of Portfolio expenses) the total return of the
                              Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH       Seeks to achieve long-term capital appreciation and sec-  o   T. Rowe Price Associates, Inc.
 STOCK                        ondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY    Seeks to achieve long-term capital growth.                o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital             o   UBS Global Asset Management (Americas)
                              appreciation with income as a secondary consideration.        Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Seeks to achieve capital growth and income.               o   Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA          Seeks to achieve long-term capital growth.                o   Wells Capital Management, Inc.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.




            --------------------------------------------------------
            REPLACED (CURRENT) PORTFOLIO   SURVIVING/NEW PORTFOLIO
            --------------------------------------------------------
            EQ/Capital Guardian Growth     EQ/Large Cap Growth PLUS
            --------------------------------------------------------
            EQ/Lord Abbett Growth and      EQ/Large Cap Value Index
            Income
            --------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

29 CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)   the minimum interest rate guaranteed over the life of the contract,

(2)   the yearly guaranteed interest rate for the calendar year, and

(3)   the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.

Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.75% or 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions" would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (for all contracts except Accumulator(R) Select(SM), there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity



                                              CONTRACT FEATURES AND BENEFITS  30
option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)   the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.
--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you


31  CONTRACT FEATURES AND BENEFITS
select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.


The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

SPECIAL MONEY MARKET DOLLAR COST AVERAGING PROGRAM. The special money market dollar cost averaging program is only available to Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contract owners. You may dollar cost average from the account for special money market dollar cost averaging option (which is part of the EQ/Money Market investment option) into any of the other variable investment options. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. You may elect to participate in a 3, 6 or 12-month program at any time subject to the age limitation on contributions described earlier in this Prospectus.

Contributions into the account for special money market dollar cost averaging must be new contributions. In other words, you may not make transfers from amounts allocated in other variable investment options to initiate the program. You must allocate your entire initial contribution into the account for special money market dollar cost averaging if you are selecting the program at the time you apply for your Accumulator(R) Series contract. Thereafter, contributions to any new program must be at least $2,000. Contributions to an existing program must be at least $250. You may only have one program in effect at any time.

Each month, we will transfer your account value in the account for special money market dollar cost averaging into the other variable investment options you select. Once the time period you selected has expired, you may then select to participate in the special money market dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for monthly transfers from the account for special money market dollar cost averaging to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the monthly transfer date from the account for special money market dollar cost averaging option will be the same as your contract date, but not later than the 28th day of the month. For a program selected after application, the first transfer date and each subsequent transfer date will be one month from the date the first contribution is made into the program, but not later than the 28th day of the month. All amounts will be transferred out by the end of the time period in effect.

The only amounts that should be transferred from the account for special money market dollar cost averaging option are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special money market dollar cost averaging, we will transfer all of the value you have remaining in the account to the variable investment options according to the allocation percentages we have on file for you. You may cancel your participation in the program at any time by notifying us in writing. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. See Appendix VII later in this Prospectus for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.



                                              CONTRACT FEATURES AND BENEFITS  32

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you have elected a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite(SM) contracts only), this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.
                      ----------------------------------
You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contract owners, the special money market dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability. You may only participate in one dollar cost averaging program at a time.



CREDITS (for Accumulator(R) Plus(SM) contracts only)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

--------------------------------------------------------------------------------
                                               CREDIT PERCENTAGE
    FIRST YEAR TOTAL CONTRIBUTIONS                 APPLIED TO
            BREAKPOINTS                          CONTRIBUTIONS
--------------------------------------------------------------------------------
Less than $500,000                                      4%
--------------------------------------------------------------------------------
$500,000-$999,999.99                                   4.5%
--------------------------------------------------------------------------------
$1 million or more                                      5%
--------------------------------------------------------------------------------

The percentage of the credit is based on your total first year total contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later


33  CONTRACT FEATURES AND BENEFITS
contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.


For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 - 7,000)].


Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:


      o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

      o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

      o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

      o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

o     No indication of intent:

      -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

      -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

o If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the account for special money market dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum



                                              CONTRACT FEATURES AND BENEFITS  34
     death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

The effective annual roll-up rate credited to this benefit base is:

o 6-1/2% (or 6%,if applicable) with respect to the variable investment options (including amounts allocated to the account for special money market dollar cost averaging under Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts but excluding all other amounts allocated to the EQ/Money Market variable investment option), and the account for special dollar cost averaging (under Accumulator(R) and Accumulator(R) Elite(SM) contracts only); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Money Market variable investment option, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6.5%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                      or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF 6-1/2% (OR 6% IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see " Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.



35  CONTRACT FEATURES AND BENEFITS

GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6% if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R)and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.


If you elect both the Guaranteed minimum income benefit AND the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit"), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6-1/2% Roll-Up or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.
--------------------------------------------------------------------------------

ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.
AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.
AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.

--------------------------------------------------------------------------------
If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

(i) if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

(ii) if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.

If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset: you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6-1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6-1/2% (or 6%) threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals


                                              CONTRACT FEATURES AND BENEFITS  36
affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts" as well as Appendix
IX -- "Tax-sheltered annuity contracts (TSAs)" later in this Prospectus.

If you elect both a "Greater of" enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.


GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

o The Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base.

o The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

If you elect the Guaranteed minimum income benefit with a "Greater of" death benefit, you can choose between one of the following two combinations:

o the Greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R)and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a "Greater of" enhanced death benefit, the Roll-Up rate you elect must be the same for both features.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

--------------------------------------------------------------------------------
                             LEVEL PAYMENTS
--------------------------------------------------------------------------------
          OWNER'S
      AGE AT EXERCISE                         PERIOD CERTAIN YEARS
--------------------------------------------------------------------------------
       80 and younger                                10
             81                                       9
             82                                       8
             83                                       7
             84                                       6
             85                                       5
--------------------------------------------------------------------------------

37  CONTRACT FEATURES AND BENEFITS

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.
--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your aggregate withdrawals during any contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market variable investment option, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



--------------------------------------------------------------------------------
                                           GUARANTEED MINIMUM
      CONTRACT DATE                     INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE                 INCOME PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                                   $10,065
            15                                   $15,266
--------------------------------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner, if applicable) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.



                                              CONTRACT FEATURES AND BENEFITS  38

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) Since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

(v) for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vii) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(viii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age; and

(ix) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). For Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, the standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death


39  CONTRACT FEATURES AND BENEFITS
benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

For Accumulator(R) Plus(SM) contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts (20 through 70 at issue for Accumulator(R) Plus(SM) QP contracts.

o     ANNUAL RATCHET TO AGE 85

o     THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

o     THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts.

o     THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP, Flexible Premium IRA, and Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a "Greater of" enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

o the Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a "Greater of" enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a "Greater of" enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.



EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o     the account value, or

o     any applicable death benefit

decreased by:

o     total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions



                                              CONTRACT FEATURES AND BENEFITS  40
made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and
(b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus(SM) contracts, credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus(SM) contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o   the account value, or

o   any applicable death benefit

decreased by:

o   total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 - .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation, upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.



GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R)and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the permitted variable investment options. Our general dollar cost averaging program is not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.

Joint life QP and TSA contracts are not permitted in connection with the benefit. This benefit is not available under an Inherited IRA contract. If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.


41  CONTRACT FEATURES AND BENEFITS

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.



GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o     Your GWBL benefit base increases by any subsequent contributions.

o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.

o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:


--------------------------------------------------------------------------------
 AGE                           APPLICABLE PERCENTAGE
--------------------------------------------------------------------------------
45-59                           4.0%
60-75                           5.0%
76-85                           6.0%
86 and older                    7.0%
--------------------------------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In



                                              CONTRACT FEATURES AND BENEFITS  42
addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" later in this Prospectus.)


200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.


43  CONTRACT FEATURES AND BENEFITS

SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus(SM) contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable; and

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

o     No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced



                                              CONTRACT FEATURES AND BENEFITS  44
      death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.

o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R)and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any credits allocated to your contract.


Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R)and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts) and the AXA Moderate Allocation Portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus(SM) contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.


45  CONTRACT FEATURES AND BENEFITS

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(For Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts only)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from


                                              CONTRACT FEATURES AND BENEFITS  46
      another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.

o     You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

o The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program, special money market dollar cost averaging program, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply (if applicable under your Accumulator(R) Series contract). If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

For Accumulator(R) Plus(SM) contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this Prospectus.


47  CONTRACT FEATURES AND BENEFITS

2. DETERMINING YOUR CONTRACT'S VALUE


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select(SM) contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i) increased to reflect additional contributions (plus the credit for Accumulator(R) Plus(SM) contracts);

(ii) decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING (For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to



                                           DETERMINING YOUR CONTRACT'S VALUE  48
an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


49  DETERMINING YOUR CONTRACT'S VALUE

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS



--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6-1/2% (or 6%, if applicable) Roll-Up to age 85 the Greater of 6% Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit, the Greater of 6-1/2 Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (6.5% or 6%, or 4% in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Money Market option (except amounts allocated to the account for special money market dollar cost averaging, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about the roll-up rate applicable in Washington, see Appendix VII.

Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% or 6-1/2% and the other portion that is rolling up at 3%. If you transfer account value from a 6% or 6-1/2% option to a 3% option, all or a portion of your benefit base will transfer from the 6% or 6-1/2% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% or 6-1/2% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% or 6-1/2% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.



                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  50

This means that we calculate the percentage of current account value in the investment options with a 6% or 6-1/2% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

o For example, if your account value is $30,000 and has always been invested in 6% or 6-1/2% investment options, and your benefit base is $40,000 and is all rolling up at 6% or 6-1/2% , and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% or 6-1/2% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% or 6-1/2% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

o For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% or 6-1/2% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% or 6-1/2% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% or 6-1/2% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% or 6-1/2% is less than the dollar amount of your transfer to a 6% or 6-1/2% investment option.

If you elected a guaranteed death benefit that is available with a 3% Roll-Up benefit base only, your benefit base will not be impacted by transfers among investment options.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be elimi-


51 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS nated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect quarterly rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contract owners, special money market dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  52

4. ACCESSING YOUR MONEY


--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                           METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------

 Contract(1)       Auto-
                   matic
                    pay-                         Pre-age    Lifetime
                    ment                         59-1/2     required
                   plans                          sub-      minimum
                   (GWBL              System-  stantially  distribu-
                   only)    Partial    atic      equal       tion
--------------------------------------------------------------------------------
NQ                  Yes       Yes       Yes        No         No
--------------------------------------------------------------------------------
Rollover IRA        Yes       Yes       Yes        Yes        Yes
--------------------------------------------------------------------------------
Flexible            Yes       Yes       Yes        Yes        Yes
Premium IRA
--------------------------------------------------------------------------------
Roth Conversion     Yes       Yes       Yes        Yes        No
IRA
--------------------------------------------------------------------------------
Flexible Premium    Yes       Yes       Yes        Yes        No
Roth IRA
--------------------------------------------------------------------------------
Inherited IRA        No       Yes        No        No         (2)
--------------------------------------------------------------------------------
QP(3)               Yes       Yes        No        No         Yes
--------------------------------------------------------------------------------
Rollover TSA(4)     Yes       Yes       Yes        No         Yes
--------------------------------------------------------------------------------
(1) Please note that not all contract types are available under the Accumulator(R) Series of contracts.

(2) The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(3) All payments are made to the trust, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(4) Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------


AUTOMATIC PAYMENT PLANS (For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

PARTIAL WITHDRAWALS (All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

For all contracts except Accumulator(R) Select(SM), partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



53  ACCESSING YOUR MONEY

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.


SYSTEMATIC WITHDRAWALS (All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select(SM), systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS (Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them;
(ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select(SM), substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS (Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" and Appendix IX later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts



                                                        ACCESSING YOUR MONEY  54
funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix IX later in this Prospectus.

This service is not available under defined benefit QP contracts.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.
--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6-1/2% (or 6%, if applicable) of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite(SM) contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL
GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If



55  ACCESSING YOUR MONEY
your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

With respect to the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6-1/2% (or 6% or 3%, as applicable) or less of the 6-1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6-1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.


WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o     It exceeds limits of federal income tax rules;

o     Interest and principal are not paid when due; or

o     In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

                                                        ACCESSING YOUR MONEY  56

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, See Appendix IX for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus(SM) contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial Annuitization" below.


Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a


57  ACCESSING YOUR MONEY
specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this
Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus for further information.
--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period certain
                                   Life annuity with refund certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity         Life annuity
   payout options                  Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with period certain
   (available for owners and       Period certain annuity
   annuitants age 83 or less at
   contract issue)
--------------------------------------------------------------------------------
o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an



                                                        ACCESSING YOUR MONEY  58
illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Series contract. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Series contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Series contract and we will deduct any applicable withdrawal charge, if applicable under your Accumulator(R) Series contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

(For the purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Series contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) Series contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Series contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial Annuitization" in "Tax Information" for more information.



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R), Accumulator(R) Elite(SM) or Accumulator(R) Select(SM) contract date or not earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from your Accumulator(R) Plus(SM) contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at anytime. The date may not be later than the annuity maturity date described below.


For Accumulator(R) Plus(SM) contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's


59  ACCESSING YOUR MONEY

95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.


                                                        ACCESSING YOUR MONEY  60

5. CHARGES AND EXPENSES



--------------------------------------------------------------------------------


CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts).

o On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R):              0.80%
     Accumulator(R) Plus(SM):     0.95%
     Accumulator(R) Elite(SM):    1.10%
     Accumulator(R) Select(SM):   1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R):              0.30%
     Accumulator(R) Plus(SM):     0.35%
     Accumulator(R) Elite(SM):    0.30%
     Accumulator(R) Select(SM):   0.25%

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R):              0.20%
     Accumulator(R) Plus(SM):     0.25%
     Accumulator(R) Elite(SM):    0.25%
     Accumulator(R) Select(SM):   0.35%

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If



61  CHARGES AND EXPENSES
your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE


(For Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts only)

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus(SM) contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                 WITHDRAWAL CHARGE AS A % OF CONTRIBUTION
                               CONTRACT YEAR
--------------------------------------------------------------------------------
                  1    2    3    4   5     6    7    8      9+
--------------------------------------------------------------------------------
Accumulator(R)    7%   7%   6%   6%  5%    3%   1%   0%(1)  --
Accumulator(R)    8%   8%   7%   7%  6%    5%   4%   3%     0%(2)
   Plus(SM)
Accumulator(R)    8%   7%   6%   5%  0%(3) --   --   --     --
   Elite(SM)
--------------------------------------------------------------------------------

(1) Charge does not apply in the 8th and subsequent contract years following contribution.

(2) Charge does not apply in the 9th and subsequent contract years following contribution.

(3) Charge does not apply in the 5th and subsequent contract years following contribution.



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1," and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite(SM) NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6-1/2%



                                                        CHARGES AND EXPENSES  62

(or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal or to any subsequent withdrawals for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      --    it provides continuous room and board to three or more persons;

      --    it is supervised by a registered nurse or licensed practical nurse;

      --    it keeps daily medical records of each patient;

      --    it controls and records all medications dispensed; and

      --    its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.



63  CHARGES AND EXPENSES

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6-1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an



                                                        CHARGES AND EXPENSES  64

Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o     Management fees.

o     12b-1 fees.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


65  CHARGES AND EXPENSES

6. PAYMENT OF DEATH BENEFIT


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit.
We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. For Accumulator(R) Plus(SM) contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals.
For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.
--------------------------------------------------------------------------------
When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively, if the contract has a non-natural owner.
--------------------------------------------------------------------------------
Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.


EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five



                                                    PAYMENT OF DEATH BENEFIT  66
years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.


NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION


If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.

o The applicable Guaranteed minimum death benefit option may continue as follows:

      -- If you elected either the Annual Ratchet to age 85 or the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

      -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If your spouse is younger than age 75, before electing to continue the contract, your spouse should consider that he or she could purchase a new contract and elect the Greater of 6% (as opposed to 3%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit at the same cost. He or she could also purchase a contract with a "Greater of 6-1/2%" enhanced death benefit at an additional cost.

      -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or Annual


67  PAYMENT OF DEATH BENEFIT

            Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.

      -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

      -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

o The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.


If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual



                                                    PAYMENT OF DEATH BENEFIT  68
payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o     The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o     The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.


69  PAYMENT OF DEATH BENEFIT

o No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

o     The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

                      ----------------------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.


                                                    PAYMENT OF DEATH BENEFIT  70

7. TAX INFORMATION


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"), Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial Annuitization" below.


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed


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annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.


TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.


EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


1035 EXCHANGES

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.



                                                             TAX INFORMATION  72



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Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o     Traditional IRAs, typically funded on a pre-tax basis; and

o     Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus(SM).

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guaran-


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tee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional Inherited IRA and Inherited Roth IRA contracts.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o     "regular" contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) traditional IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2"catch-up" contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.



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If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse;
    or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:



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o     regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o     regular contributions to a traditional IRA made after you reach age
      70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.   There are two
approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the



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past calendar year by a number corresponding to your age from an IRS table.
This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
 No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.



77  TAX INFORMATION

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o     made on or after your death; or

o     made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payments exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) Roth IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.



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


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS.  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS.  Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.


The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.


79  TAX INFORMATION

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   rollovers from a Roth IRA to another Roth IRA;

o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)   All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


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


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. MORE INFORMATION


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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;


(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to terminate transfers to any of the variable investment options and to limit the number of variable investment options you may elect.


If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below.
--------------------------------------------------------------------------------
    FIXED MATURITY
     OPTIONS WITH
     FEBRUARY 15TH                 RATE TO                    PRICE
   MATURITY DATE OF             MATURITY AS OF             PER $100 OF
     MATURITY YEAR            FEBRUARY 15, 2011           MATURITY VALUE
--------------------------------------------------------------------------------
        2012                       3.00%(1)                  $ 97.09
        2013                       3.00%(1)                  $ 94.25
        2014                       3.00%(1)                  $ 91.51
        2015                       3.00%(1)                  $ 88.84
        2016                       3.00%(1)                  $ 86.25
        2017                       3.00%(1)                  $ 83.73
        2018                       3.00%(1)                  $ 81.30
        2019                       3.00%(1)                  $ 78.93
        2020                       3.00%(1)                  $ 76.63
        2021                       3.10%                     $ 73.67
--------------------------------------------------------------------------------


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(1)   Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT


This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not


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been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for QP, Inherited IRA beneficiary continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ, Rollover IRA and Roth Conversion IRA contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. For Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount we will deduct is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options, but not the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.



DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

      --    on a non-business day;

      --    after 4:00 p.m. Eastern Time on a business day; or

      -- after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.


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o     When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS AND TRANSFERS

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o     the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.


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The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant when ownership is changed. Please speak with your financial professional for further information.


See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.

In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.

A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


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HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, your ex-spouse will not be eligible to receive payments under the GWBL. We will divide the contract in accordance with the divorce decree and replace the original contract with two single life contracts. The GWBL benefit base will not be split.

If the division of the contract occurs before any withdrawal has been made, the GWBL charge under the new contracts will be on a single life basis. The Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet.


If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of




87  MORE INFORMATION

FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION.   AXA Equitable pays contribution-based and
asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. The Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC



                                                            MORE INFORMATION  88

Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


89  MORE INFORMATION

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE




--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  90

Appendix I: Condensed financial information



--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.


---------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                            2010        2009            2008        2007        2006
---------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.27   $   10.99       $    8.75   $  14.58    $  13.91
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       56,888      58,442          49,051     25,941       4,973
---------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.06   $   11.39       $   10.51   $  11.97    $  11.46
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       27,081      27,962          16,158      4,306         590
---------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.20   $   11.34       $   10.04   $  12.62    $  12.12
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       27,334      27,256          17,697      6,473       1,414
---------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.39   $   11.42       $    9.89   $  13.27    $  12.65
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      126,015     127,613          84,689     37,645       8,363
---------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   13.12   $   11.92       $    9.90   $  14.71    $  14.01
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      169,708     175,685         141,905     75,948      17,150
---------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.61   $   12.14       $    9.68   $  19.90    $  18.04
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        7,476       7,762           7,019      4,042         800
---------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   15.84   $   12.04       $    8.99   $  16.46    $  14.29
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        3,127       2,475           2,070      1,013         213
---------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $    9.96   $    8.12       $    6.42   $   9.76    $  10.82
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        3,834       3,612           2,521      1,033         123
---------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   12.85   $   11.59       $    9.02   $  14.40    $  14.42
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        8,518       7,088           3,987      1,992         385
---------------------------------------------------------------------------------------------------------------------------
 EQ/BLACK ROCK INTERNATIONAL VALUE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   14.85   $   14.19       $   11.04   $  19.62    $  18.04
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        4,897       4,627           3,778      2,421         590
---------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $    2.38   $    2.09       $    1.90   $   2.84    $   2.77
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       13,840      12,019           8,373      3,300         989
---------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   10.25   $    9.23       $    7.14   $  13.22    $  11.94
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          731         723             594        324         101
---------------------------------------------------------------------------------------------------------------------------


I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)


---------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                            2010        2009            2008        2007        2006
---------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  10.69    $  9.59           $  7.28    $  12.38     $ 11.90
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      3,822      3,953             3,633       2,506         604
---------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  12.02    $ 10.52           $  8.11    $  13.61     $ 13.57
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      3,105      3,080             2,728       2,267         276
---------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  11.20    $  9.79           $  7.73    $  13.94     $ 13.65
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      6,298      6,300             3,919       2,328         869
---------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  10.49    $ 10.05           $  9.91    $  11.03     $ 10.84
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     10,201      9,215             3,840       3,598       1,106
---------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $   9.63    $  8.73           $  6.67    $  11.11     $ 10.85
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      8,228      8,363             7,157       3,823         406
---------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  12.27    $ 10.87           $  8.75    $  14.14     $ 13.65
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      9,058      8,430             4,505       2,496         553
---------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  12.94    $ 11.38           $  9.02    $  15.30     $ 13.60
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     10,227     11,370            10,424       5,402       1,416
---------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  10.01    $  9.11           $  7.07    $  10.51     $ 10.43
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      9,074      9,627             8,899       7,144         828
---------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $   8.19    $  7.52           $  5.93    $   9.52          --
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     51,107     53,600            48,476      21,512          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  12.36    $ 11.42           $  9.92    $  11.67     $ 11.43
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      2,379      2,024             1,668       1,148         231
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  58.08    $ 44.36           $ 31.77    $  46.43     $ 43.04
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      2,518      2,346             1,862         981         156
---------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  11.92    $ 11.36           $ 11.29    $  10.74     $  9.95
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      5,692      5,026             4,266       1,405         316
---------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  23.84    $ 21.67           $ 14.63    $  34.76     $ 24.80
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      8,593      6,856             5,722       2,799         625
---------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  10.99    $ 10.68           $ 11.07    $  10.83     $ 10.27
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      4,344      4,131             2,411         353          63
---------------------------------------------------------------------------------------------------------------------------

                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                            2010        2009            2008        2007        2006
---------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 15.18     $ 14.08         $ 10.54     $ 19.36     $ 17.03
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,762       5,399           3,339       1,892         625
---------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.58     $  5.80         $  4.28     $  7.26     $  6.33
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       8,917       7,396           5,559       3,231         363
---------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.24     $ 11.05         $  8.46     $ 14.23     $ 14.59
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,627       1,315             893         648         104
---------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.20     $ 10.82         $  8.67     $ 14.03     $ 13.69
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         636         588             365         162          37
---------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 13.40     $ 11.71         $  8.71     $ 13.84     $ 12.31
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,820       1,648           1,472         881         180
---------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 13.60     $ 12.04         $  9.04     $ 14.83     $ 13.00
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,994       1,863           1,333         747          58
---------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.92     $  5.24         $  4.45     $ 10.42     $ 11.22
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,116       2,573           1,673       1,065         314
---------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.61     $  9.54         $  8.03     $ 14.35     $ 15.23
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,942       5,376           5,760       5,014       1,142
---------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.64     $  9.18         $  7.87     $ 12.58     $ 12.32
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,286       1,771           1,289         975         291
---------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.27     $ 10.91         $  8.81     $ 12.92     $ 11.83
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,940       2,462           1,142         524          92
---------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 13.36     $ 10.76         $  8.00     $ 15.98     $ 14.99
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,233       5,325           3,947       2,442         587
---------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 14.68     $ 12.15         $  9.06     $ 15.19     $ 15.64
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       8,296       9,184           1,612       1,507         506
---------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.39     $ 10.53         $ 10.67     $ 10.58     $ 10.24
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,496       8,093           6,707       1,895         702
---------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  2.13     $  2.00         $  1.56     $  2.36     $  1.98
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       9,473       9,924           9,857       2,099         449
---------------------------------------------------------------------------------------------------------------------------



I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                            2010        2009            2008        2007        2006
---------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  16.97    $  13.00         $  8.38     $ 16.12     $ 13.35
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,277       4,560           3,390       1,545         298
---------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   8.96    $   8.11         $  6.57     $ 10.75     $ 10.71
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,245       5,808           5,798       5,018         666
---------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  10.53    $   9.26         $  6.77     $ 11.58     $ 11.10
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,348       3,449           2,631       1,541         158
---------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   9.50    $   9.54         $  8.95     $  9.45     $  8.59
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      17,862      18,851           9,821       3,197         841
---------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  11.21    $  10.69         $ 10.21     $ 11.07     $ 10.73
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,967       4,912           1,880       1,453         364
---------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  14.46    $  11.64         $  9.35     $ 14.39     $ 14.85
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,026       4,873           2,215       1,354         370
---------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   6.22    $   5.42         $  3.85     $  6.75     $  6.37
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       9,277       7,194           2,900       1,437         154
---------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   8.66    $   8.13         $  6.33     $ 10.84     $ 10.76
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,019       5,026           4,870       4,461         526
---------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $   2.13    $   1.90         $  1.46     $  2.46     $  2.47
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,355       4,312           2,891       2,349         473
---------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  10.30    $   9.06         $  7.15     $ 11.48     $ 11.93
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,995       2,994           2,784       2,074         664
---------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  15.21    $  13.14         $  9.49     $ 13.28     $ 12.09
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,985       2,913             807         550          81
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  11.79    $  10.16         $  7.50     $ 14.25     $ 12.96
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,150       2,900             529         238          94
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  12.78    $  12.20         $ 11.41     $ 11.28     $ 10.76
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      11,264       8,726           2,680       1,109         333
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                             $  14.41    $  13.65         $ 10.65     $ 20.44     $ 18.42
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,852       3,873           2,606       1,524         386
---------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------
                                                            2010        2009            2008        2007        2006
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.04     $ 10.94         $  8.36     $ 14.02     $ 13.53
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         928         759             507         349          62
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 13.31     $ 11.92         $  9.83     $ 15.92     $ 15.57
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,101       3,180           2,483       1,212         264
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 14.49     $ 11.57         $  8.27     $ 14.84     $ 13.44
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,136       1,900           1,229         725         212
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 16.45     $ 13.34         $  9.36     $ 14.81     $ 15.00
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,689       2,341           1,300         778         224
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.89     $ 10.34         $  9.56     $ 12.66     $ 12.44
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,634       3,205           2,102       1,768         448
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  4.98     $  3.95         $  2.98     $  5.21     $  5.09
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       7,726       7,492           4,840       3,439         574
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.49     $ 10.17         $  8.15     $ 13.29     $ 14.93
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,478       1,415             910         704         327
---------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 13.76     $ 11.84         $  7.57     $ 14.50     $ 12.42
---------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,303       3,012           1,902         986         112
---------------------------------------------------------------------------------------------------------------------------


I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------
                                      2010      2009      2008       2007      2006     2005    2004     2003     2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 11.43   $ 10.26   $ 8.19   $ 13.68    $ 13.09  $ 11.28  $ 10.60      --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of   44,516    47,988   44,143    31,080      6,793      342      120      --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 11.31   $ 10.71   $ 9.90   $ 11.30    $ 10.85  $ 10.36  $ 10.27      --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of   25,752    25,907   18,171     4,087      1,202      501      286      --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 11.25   $ 10.48   $ 9.30   $ 11.73    $ 11.29  $ 10.55  $ 10.38      --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of   20,999    20,920   16,064     7,023      2,537      671      279      --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 46.26   $ 42.75   $ 37.11  $ 49.91    $ 47.71  $ 43.93  $ 42.57 $ 39.77  $ 33.91     $ 39.47
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of   22,543    23,023    18,036    9,394      3,387      762      659     461      279         110
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 11.66   $ 10.61   $ 8.84   $ 13.16    $ 12.57  $ 11.15       --      --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of  139,811   147,651  130,940    85,777     22,340    2,035       --      --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 12.44   $ 12.01   $ 9.60   $ 19.79    $ 17.99  $ 14.79  $ 13.03 $ 11.20   $ 8.42     $ 9.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    6,247     6,599    6,749     5,611      1,983    1,000    1,008   1,052      135          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 19.54   $ 14.90   $ 11.15  $ 20.47    $ 17.82  $ 16.60  $ 15.12 $ 13.48   $ 9.71     $ 14.14
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    2,770     2,587    2,766    2,301       1,922    1,979    2,313   2,809    3,037       2,971
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 9.85   $ 8.05     $ 6.38    $ 9.73    $ 10.82       --       --      --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    2,403    2,073     1,829       936        153       --       --      --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 20.92   $ 18.92  $ 14.75   $ 23.62    $ 23.71  $ 19.92  $ 19.65 $ 18.05  $ 13.98     $ 17.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    5,037     4,776    3,421     2,381      1,301    1,147    1,430   1,339    1,334       1,071
  units outstanding (000's)
 -----------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
 -----------------------------------------------------------------------------------------------------------------------------------
  Unit value                         $ 18.30   $ 17.53  $ 13.67   $ 24.36    $ 22.46  $ 18.15  $ 16.63 $ 13.89  $ 11.02     $ 13.42
 ----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    5,532     5,490    5,347     4,881      3,580    3,145    3,356   3,673    4,227       4,268
  units outstanding (000's)
 -----------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-6

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010       2009       2008          2007       2006       2005
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   5.68   $   4.98   $   4.54      $   6.81   $   6.67   $   5.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           6,127      5,308      3,897         2,391      1,207        536
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   7.57   $   6.83   $   5.30      $   9.83   $   8.91   $   8.60
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of             620        641        636           349        147         65
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  11.44   $  10.29   $   7.83      $  13.35   $  12.86   $  12.16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           2,778      2,912      3,107         3,136      2,540      2,470
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  11.29   $   9.90   $   7.65      $  12.88   $  12.87   $  11.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           5,007      5,543      6,117         7,563      4,914      5,540
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 203.81   $ 178.67   $ 141.42      $ 255.59   $ 250.91   $ 230.23
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of             467        502        423           392        361        370
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  13.48   $  12.94   $  12.80      $  14.28   $  14.07   $  13.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           9,069      8,565      6,813         8,678      7,950      8,015
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   9.52   $   8.65   $   6.63      $  11.07   $  10.84         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           5,553      6,031      5,304         3,797        665         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  25.98   $  23.07   $  18.62      $  30.17   $  29.20   $  15.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           5,014      4,766      4,288         4,204      3,534      3,726
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  15.32   $  13.50   $  10.73      $  18.25   $  16.26   $  15.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           7,854      9,136      9,050         5,863      2,666      1,390
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   9.90   $   9.03   $   7.03      $  10.47   $  10.42         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of           7,472      8,263      8,326         6,851      1,076         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   8.12   $   7.47   $   5.90      $   9.50         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of          27,864     29,210     27,745        13,483         --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                   ---------------------------------------------------------------------------------
                                                        2004          2003          2002           2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   5.59            --            --             --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                       306            --            --             --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   8.03      $   7.87      $   6.25       $   8.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                        88           101            79             19
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  11.75            --            --             --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                     2,815            --            --             --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  11.18      $  10.23      $   7.91       $  10.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                     6,418         6,957         7,543          2,052
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 224.21      $ 199.56      $ 135.53       $ 206.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                       430           484           521            499
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  13.65      $  13.32      $  13.09       $  12.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                     8,979        10,672        12,695          8,943
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               --            --            --             --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                        --            --            --             --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  25.07      $  23.10      $  18.36       $  24.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                     4,345         4,750         5,020          4,534
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  13.86      $  12.74      $   9.87       $  11.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                     1,251         1,338           701             89
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               --            --            --             --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                        --            --            --             --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               --            --            --             --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of                        --            --            --             --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-7 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                        2010     2009      2008     2007     2006     2005     2004      2003     2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 12.40  $ 11.49   $ 10.01  $ 11.80  $ 11.59  $ 10.49       --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,245    1,717     1,577    1,416      425       11       --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 35.38  $ 27.10   $ 19.46  $ 28.50  $ 26.49  $ 22.64  $ 22.05        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,112    3,958     3,270    2,211      519      111       63       --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 11.76  $ 11.24   $ 11.19  $ 10.68   $ 9.92   $ 9.74       --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     5,515    5,491     5,387    1,997      457        9       --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 17.60  $ 16.04   $ 10.86  $ 25.86  $ 18.50  $ 13.71  $ 10.48    $ 8.61   $ 5.61     $ 6.06
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     8,828    9,622     8,369    5,992    2,602    1,632    1,515     1,462    1,464      1,482
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 19.44  $ 18.94   $ 19.69  $ 19.30  $ 18.35  $ 18.07  $ 18.13   $ 18.07  $ 17.97    $ 16.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,228    2,248     2,058      813      747      873    1,061     1,357    1,226         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 12.62  $ 11.73    $ 8.81  $ 16.22  $ 14.30  $ 12.18  $ 10.56    $ 9.44   $ 7.23     $ 8.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     6,351    6,484     4,686    3,598    2,904    2,599    2,863     2,832    2,786      2,530
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 14.61  $ 12.91    $ 9.55  $ 16.25  $ 14.20  $ 11.48       --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     3,917    3,313     2,704    1,865      310        5       --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 13.09  $ 11.83    $ 9.09  $ 15.32  $ 15.76  $ 13.30  $ 12.99   $ 11.90   $ 9.53    $ 11.97
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,986    2,758     2,921    3,721    4,048    4,589    5,234     6,009    6,939      6,123
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 9.18   $ 8.17    $ 6.56  $ 10.64  $ 10.41   $ 9.36   $ 8.87    $ 8.08   $ 6.73     $ 8.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,525    2,683     2,845    3,557    4,130    4,965    5,788     6,613    7,231      7,160
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 7.42   $ 6.50    $ 4.85  $ 7.72    $ 6.88   $ 7.03   $ 6.21    $ 5.82   $ 4.80     $ 7.08
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     7,310    7,663     7,722    7,920    7,569    9,117   10,421    11,828   13,521     14,217
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 15.32  $ 13.60   $ 10.24  $ 16.84  $ 14.80  $ 13.94  $ 12.99   $ 11.72   $ 9.20    $ 14.23
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,793    3,016     2,719    2,698    2,090    2,422    2,867     3,344    3,796      4,345
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                        2010     2009    2008     2007      2006     2005     2004      2003     2002       2001
------------------------------------------------------------------------------------------------------------------------------------
  EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 5.84    $ 5.18  $ 4.42   $ 10.36   $ 11.19  $ 10.64       --        --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,766     2,425   1,742     1,312       738      113       --        --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $12.15   $ 10.95  $ 9.24   $ 16.56   $ 17.62  $ 14.75  $ 14.21   $ 12.72  $ 10.04     $ 11.80
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     6,685     7,574   8,454     9,126     5,695    5,091    5,823     6,106    6,520       4,851
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $10.45    $ 9.03  $ 7.77   $ 12.44   $ 12.21  $ 10.58       --        --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,198     1,759   1,303     1,062       501       58       --        --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $12.01   $ 10.71  $ 8.66   $ 12.75   $ 11.70  $ 10.55       --        --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,449     2,041   1,080       497       138       45       --        --       --          --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $11.20    $ 9.04  $ 6.74   $ 13.50   $ 12.70  $ 11.56  $ 11.04    $ 9.67   $ 6.84      $ 8.52
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     7,480     7,799   7,091     6,060     4,317    4,297    4,997     5,343    5,392       4,418
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $16.00   $ 13.27  $ 9.92   $ 16.67   $ 17.21  $ 15.54  $ 14.18   $ 12.22   $ 9.32     $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     7,106     8,258   3,049     3,624     3,215    3,279    3,574     3,783    4,067       3,015
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $28.05   $ 28.48   28.93   $ 28.78   $ 27.92  $ 27.14  $ 26.87   $ 27.08   $ 27.35    $ 27.44
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,790     3,955   5,634     3,506     2,933    1,954    2,306     3,186     4,967      4,110
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 5.16    $ 4.85  $ 3.79    $ 5.74    $ 4.83   $ 4.54   $ 4.38        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     5,560     6,055   5,847     1,806       155       14        6        --        --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $16.73   $ 12.84  $ 8.31   $ 16.02   $ 13.29  $ 12.36       --        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     5,888     5,105   3,782     2,291       361       40       --        --        --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 8.86    $ 8.04  $ 6.53   $ 10.71   $ 10.70       --       --        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     3,351     3,613   3,890     3,519       623       --       --        --        --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $10.42    $ 9.18  $ 6.73   $ 11.54   $ 11.09       --       --        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     3,598     3,094   2,347     1,565       227       --       --        --        --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-9 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)




------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                        2010     2009    2008     2007      2006     2005     2004      2003     2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 10.73   $ 10.81  $ 10.17  $ 10.76   $ 9.81  $ 9.92        --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of    16,269    17,971   11,794    3,625    1,202     300        --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 16.49   $ 15.77  $ 15.10  $ 16.41  $ 15.95 $ 15.60   $ 15.54   $ 15.21  $ 14.92         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,269     3,756    1,534    1,355      630     455       480       519      474         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 16.22   $ 13.10  $ 10.55  $ 16.27  $ 16.83 $ 14.52   $ 14.15   $ 12.21   $ 8.50    $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,357     4,503    2,777    2,196    1,231     854     1,001     1,152      974        825
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 15.37   $ 13.41   $ 9.55  $ 16.79  $ 15.90   16.83   $ 16.44        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,145     3,402    2,310    2,146       71      15        --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 8.57    $ 8.06   $ 6.29  $ 10.80  $ 10.75      --        --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     3,481     3,207    3,287    2,998      531      --        --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                           $ 5.25    $ 4.71   $ 3.62   $ 6.12   $ 6.15  $ 5.47    $ 5.10        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,555     2,496    2,130    1,796      424     102         6        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 10.15    $ 8.95   $ 7.08  $ 11.41  $ 11.88 $ 10.41        --        --       --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,134     2,153    2,035    1,990      900     131        --        --       --         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADDVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 10.94    $ 9.47   $ 6.86   $ 9.62   $ 8.78  $ 8.42    $ 8.23    $ 7,80   $ 5.74     $ 7.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     5,391     3,886    1,482    1,089      319     349       400       500      378        182
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 51.49   $ 44.47  $ 32.90  $ 62.68  $ 57.17 $ 55.24   $ 51.85   $ 46.99  $ 34.70    $ 49.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     1,021       764      210      180      171     172       181       211      241        249
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 13.40   $ 12.81  $ 12.02  $ 11.91  $ 11.39 $ 11.14   $ 11.13   $ 10.88  $ 10.65         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     9,742     7,487    3,422    2,253    1,474   1,199     1,470     1,625    1,594         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 12.99   $ 12.33   $ 9.64  $ 18.56  $ 16.77 $ 13.59   $ 11.96   $ 10.30   $ 7.79         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,046     4,312    3,649    2,753    1,168     480       411       323      108         --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-10

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                        2010     2009    2008     2007      2006     2005     2004      2003     2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 10.76  $ 9.80   $ 7.51   $ 12.62   $ 12.21  $ 10.92  $ 10.39    $ 9.62  $ 7.63           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     1,066   1,086      981       750       346      269      397       296     201           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 12.03 $ 10.80   $ 8.93   $ 14.50   $ 14.21  $ 12.10  $ 11.47   $ 10.18  $ 7.89           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     3,050   3,315    3,416     2,431     1,285      919      809       635     503           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 11.54  $ 9.24   $ 6.62   $ 11.92   $ 10.82  $ 10.03   $ 9.40    $ 8.54  $ 6.19           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,479   2,357    1,770     1,398       884      663      773       720     427           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 14.96 $ 12.17   $ 8.56   $ 13.58   $ 13.78  $ 12.20  $ 11.54   $ 10.18  $ 7.35           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,739   2,667    1,982     1,394       838      550      720       545     364           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 27.03 $ 25.75  $ 23.85   $ 31.67   $ 31.19  $ 28.82  $ 28.41   $ 26.55 $ 22.00      $ 23.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     2,079   1,890    1,874     2,103     1,654    1,626    1,924     2,218   1,906        1,632
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 8.37   $ 6.66   $ 5.03    $ 8.83    $ 8.65   $ 7.97   $ 7.53        --      --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     4,459   4,460    3,484     2,924       627      195       11        --      --           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 15.99 $ 13.05  $ 10.48   $ 17.14   $ 19.31    16.89  $ 16.39   $ 14.22 $ 10.51      $ 12.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     1,878   1,909    1,879     2,209     2,465    2,629    3,013     3,182   3,460        2,447
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                          $ 11.50  $ 9.92   $ 6.36   $ 12.21   $ 10.49   $ 9.93   $ 9.07   $ 8.77   $ 5.65           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of     5,183   5,240    4,243     3,629     2,459    2,792    3,478      278      386           --
  units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------



I-11 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                           2010      2009     2008     2007      2006     2005     2004      2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.56   $ 11.29   $ 9.02   $ 15.09   $ 14.45  $ 12.46  $ 11.72   $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      86,614    91,369   88,738    64,596    32,813   12,508    4,674       195
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.75   $ 11.14  $ 10.32   $ 11.79   $ 11.33  $ 10.83  $ 10.75   $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      54,990    56,858   42,602    10,068     5,935    3,738    1,736       116
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.89   $ 11.08   $ 9.85   $ 12.43   $ 11.98  $ 11.20  $ 11.03   $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      46,837    48,383   39,676    23,580    16,150    9,271    3,928       215
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.14   $ 11.23   $ 9.76   $ 13.13   $ 12.57  $ 11.58  $ 11.24   $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     182,689   187,530  162,336   117,390    83,885   52,197   21,440       970
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.79   $ 11.66   $ 9.72   $ 14.48   $ 13.84  $ 12.29  $ 11.72   $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     306,839   319,013  307,331   240,939   152,231   69,680   21,528       560
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.34   $ 11.92   $ 9.54   $ 19.68   $ 17.91  $ 14.74  $ 13.00   $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      10,663    11,782   12,678    12,529     7,675    3,716    1,270        66
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 15.48   $ 11.81   $ 8.85   $ 16.27   $ 14.18  $ 13.22  $ 12.06   $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,251     3,707    4,155     3,846     2,926    1,783      913        81
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 9.81    $ 8.02   $ 6.36    $ 9.71   $ 10.81       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,425     4,217    3,589     2,069       384       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.56   $ 11.37   $ 8.88   $ 14.23   $ 14.30  $ 12.02  $ 11.87   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      10,750     9,718    8,195     7,001     5,785    4,888    3,020       210
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.52   $ 13.92  $ 10.87   $ 19.38   $ 17.89  $ 14.47  $ 13.27   $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,253     9,672    8,942     9,184     7,223    4,026    1,161        30
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 5.61    $ 4.93   $ 4.49    $ 6.74    $ 6.61   $ 5.80   $ 5.55        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,596     7,687    6,763     5,771     4,814    3,177      208        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.01    $ 9.04   $ 7.03   $ 13.04   $ 11.83  $ 11.43  $ 10.68   $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         913       976      994       982       894      571      194         5
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.45    $ 9.41   $ 7.17   $ 12.24   $ 11.80  $ 11.17  $ 10.80   $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,619    10,253   10,512     9,279     6,225    2,419      273        15
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-12

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                           2010      2009     2008     2007      2006     2005     2004      2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.74   $ 10.31   $ 7.97   $ 13.44   $ 13.44  $ 12.20  $ 11.69   $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      13,284    14,379   15,308    17,200     6,674    4,879    2,900        86
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.08    $ 9.72   $ 7.70   $ 13.93   $ 13.69  $ 12.58  $ 12.26   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,497     8,285    7,635     7,057     7,207    5,402    2,957       158
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.25    $ 9.85   $ 9.76   $ 10.89   $ 10.74  $ 10.50  $ 10.44   $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      15,758    15,630   13,286    14,134    11,680    7,995    3,501       284
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 9.48    $ 8.63   $ 6.61   $ 11.06   $ 10.84       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      12,024    12,570   12,038     7,823     1,788       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.01   $ 10.68   $ 8.63   $ 14.00   $ 13.56  $ 11.98  $ 11.67   $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      17,472    16,494   13,591    11,756     9,866    7,495    4,181       204
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.63   $ 11.14   $ 8.86   $ 15.09   $ 13.45  $ 12.51  $ 11.49   $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      21,844    25,216   27,244    25,093    20,022   11,881    5,249       435
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 9.86     $ 9.00   $ 7.01   $ 10.46   $ 10.42       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     20,186     26,123   22,020    19,931     3,992       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 8.09     $ 7.45   $ 5.90    $ 9.50        --       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     72,176     77,428   73,834    36,003        --       --       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 12.33    $ 11.44   $ 9.97   $ 11.77   $ 11.57  $ 10.48       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      3,441      2,904    2,617     2,502     1,759      442       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 34.59    $ 26.51  $ 19.06   $ 27.94   $ 26.00  $ 22.24  $ 21.68        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,778      4,361    4,032     3,011     1,796      802       76        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.70    $ 11.19  $ 11.16   $ 10.65    $ 9.91   $ 9.74       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     10,881      9,976    8,932     4,959     2,013      172       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 23.30    $ 21.26  $ 14.40   $ 34.34   $ 24.59  $ 18.24  $ 13.97   $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     10,073     10,747    9,040     8,306     6,050    3,408    1,047        46
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 10.78    $ 10.51  $ 10.94   $ 10.74   $ 10.22  $ 10.07  $ 10.12   $ 10.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,599      6,213    5,624     2,177     1,691    1,398      905        69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 14.82    $ 13.80  $ 10.36   $ 19.11   $ 16.87  $ 14.38  $ 12.48   $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     12,040     12,800   12,557    12,092    11,624    7,243    3,564       178
------------------------------------------------------------------------------------------------------------------------------------


I-13 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                            2010      2009     2008     2007      2006     2005      2004      2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.52    $ 12.85   $ 9.52   $ 16.21   $ 14.18   $ 11.48       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,236      5,774    4,806     3,860     1,674       373       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.97    $ 10.84   $ 8.33   $ 14.06   $ 14.47   $ 12.22  $ 11.96   $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,399      2,250    2,028     2,094     1,769     1,018      473        42
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.92    $ 10.61   $ 8.53   $ 13.85   $ 13.56   $ 12.21  $ 11.58   $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,657      1,676    1,341     1,364     1,455     1,271      643        69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 13.08    $ 11.47   $ 8.57   $ 13.66   $ 12.19   $ 12.46  $ 11.02   $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,861      4,165    4,045     3,311     2,506     1,386      595        44
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 13.29    $ 11.81   $ 8.90   $ 14.66   $ 12.89   $ 12.16  $ 11.34   $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,226      2,475    2,429     2,960     1,215       705      369        29
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 5.81     $ 5.16   $ 4.40   $ 10.34   $ 11.17   $ 10.63       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       6,525      6,971    6,687     7,005     5,957       563       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.37     $ 9.36   $ 7.90   $ 14.17   $ 15.10   $ 12.65  $ 12.20   $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      14,184     15,820   17,618    19,894    14,100     9,522    5,080       310
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.39     $ 8.99   $ 7.74   $ 12.41   $ 12.19   $ 10.58       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,897      4,379    3,958     3,773     3,163       874       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.94    $ 10.66   $ 8.63   $ 12.71   $ 11.68   $ 10.54       --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,125      4,065    2,823     1,698     1,248       527       --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 13.03    $ 10.54   $ 7.86   $ 15.77   $ 14.84   $ 13.53  $ 12.93   $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      10,198     10,675   10,589    10,337     8,706     5,920    3,260       291
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.35    $ 11.92   $ 8.92   $ 15.00   $ 15.51   $ 14.02  $ 12.80   $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      16,208     19,394    5,726     6,668     6,490     4,526    2,213       149
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.25    $ 10.42  $ 10.59   $ 10.55   $ 10.24    $ 9.97  $ 9.87     $ 9.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      10,912     19,099   26,885     8,854     4,632     2,041   1,005         42
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 5.10     $ 4.79   $ 3.76    $ 5.69    $ 4.79    $ 4.51  $ 4.35         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       6,667      7,498    8,750     4,503     1,430       883      38         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 16.63    $ 12.78   $ 8.28   $ 15.97   $ 13.27   $ 12.35      --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,351      7,909    6,915     5,059     2,350       533      --         --
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-14

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                            2010      2009     2008     2007      2006     2005      2004      2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 8.82     $ 8.01    $ 6.51   $ 10.70   $ 10.70     --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      9,869     11,439    11,898    12,811     2,470     --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.37    $ 9.15    $ 6.71   $ 11.52   $ 11.08     --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       6,724     5,394     4,013     2,779       367     --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.67   $ 10.76   $ 10.13   $ 10.73    $ 9.79  $ 9.91         --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      36,696    39,919    25,636    14,527     8,303   3,300         --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.98   $ 10.51   $ 10.07   $ 10.96   $ 10.66 $ 10.44    $ 10.40   $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,470     9,834     4,558     4,138     3,340   2,303      1,119        95
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.13   $ 11.42    $ 9.21   $ 14.21   $ 14.72 $ 12.72    $ 12.40   $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,175     7,505     4,820     4,773     4,061   2,210      1,215        79
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 15.02   $ 13.12    $ 9.36   $ 16.46   $ 15.61 $ 16.53    $ 16.17        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       5,568     5,286     3,779     3,120       907     526         22        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 8.53    $ 8.03    $ 6.28   $ 10.79   $ 10.75      --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       8,076     8,585     9,057    10,518     2,001      --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 5.18    $ 4.66    $ 3.58    $ 6.07    $ 6.10  $ 5.43     $ 5.07        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,626     2,887     3,308     3,079     2,346     952         71        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 10.09    $ 8.91    $ 7.05   $ 11.38   $ 11.86 $ 10.41         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,622    10,345    10,821     9,921     7,856   2,852         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.86   $ 12.88    $ 9.34   $ 13.11   $ 11.98 $ 11.50    $ 11.25   $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       6,166     5,221     2,848     2,691     1,979   1,528      1,146       126
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.60   $ 10.03    $ 7.43   $ 14.17   $ 12.93 $ 12.51    $ 11.75   $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       8,625     5,825     1,350     1,191       976     442        210        15
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.43   $ 11.90   $ 11.17   $ 11.08   $ 10.61 $ 10.39    $ 10.38   $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      18,690    19,288    11,031     6,566     5,315   4,566      2,210       301
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.06   $ 13.36   $ 10.46   $ 20.15   $ 18.23 $ 14.79    $ 13.02   $ 11.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,570     8,035     7,867     7,136     5,220   2,536      1,127        65
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.75   $ 10.71    $ 8.22   $ 13.82   $ 13.38 $ 11.98    $ 11.41   $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,716     2,563     1,797     1,624     1,487   1,016        456        20
------------------------------------------------------------------------------------------------------------------------------------


I-15 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                            2010      2009     2008     2007      2006     2005      2004      2003
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 12.98    $ 11.67   $ 9.65   $ 15.69   $ 15.40  $ 13.12   $ 12.46   $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,659      6,264    6,951     6,335     5,165    3,109     1,455        59
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 14.13    $ 11.32   $ 8.12   $ 14.63   $ 13.30  $ 12.33   $ 11.57   $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,760      4,627    4,317     3,883     3,570    2,515     1,381        97
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 16.04    $ 13.06   $ 9.20   $ 14.60   $ 14.83  $ 13.15   $ 12.45   $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,840      4,569    4,175     4,025     3,627    2,566     1,506       103
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 10.70    $ 10.21   $ 9.46   $ 12.58   $ 12.40  $ 11.47   $ 11.32   $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      8,961      8,522    6,601     7,716     6,956    5,292     3,135       282
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 8.27     $ 6.59   $ 4.98    $ 8.75    $ 8.58   $ 7.91    $ 7.49        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      7,044      7,464    6,845     6,231     3,530    1,416        31        --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 12.21     $ 9.97   $ 8.02   $ 13.12   $ 14.80  $ 12.96   $ 12.59   $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,724      6,164    6,403     7,224     7,719    5,307     2,979       191
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 13.42    $ 11.59   $ 7.44   $ 14.29   $ 12.29  $ 11.65   $ 10.64   $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,979      5,856    4,301     3,743     2,164    1,431       675        35
------------------------------------------------------------------------------------------------------------------------------------



                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-16

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                            2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.51    $ 11.26   $ 9.00   $ 15.05   $ 14.43  $ 12.45   $ 11.72   $ 10.66          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units   7,808      8,367    8,484     6,377     3,109    1,519       656        32          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.71    $ 11.11   $ 10.29  $ 11.76   $ 11.31  $ 10.82   $ 10.74   $ 10.30          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units   6,707      7,276     5,824    2,454     1,800    1,000       281         1          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.85    $ 11.05   $ 9.82   $ 12.40   $ 11.96  $ 11.19   $ 11.02   $ 10.41          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units   4,498      4,925    4,505     2,753     3,022    2,176       414        84          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 44.54    $ 41.22  $ 35.84   $ 48.27   $ 46.21  $ 42.61   $ 41.36   $ 38.70     $ 33.05
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units   4,434      4,527    4,019     3,098     2,325    1,725       893       383          86
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.74    $ 11.62   $ 9.69   $ 14.45   $ 13.82  $ 12.28   $ 11.71   $ 10.66          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units  24,916     27,631   27,177    23,506    14,705    6,917     2,788        46          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.15    $ 11.74   $ 9.40   $ 19.41   $ 17.67  $ 14.55   $ 12.84   $ 11.05      $ 8.32
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units   1,511      1,714    1,924     2,236     1,508    1,037       649       530         142
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 19.14    $ 14.61  $ 10.96   $ 20.14   $ 17.56  $ 16.39   $ 14.95   $ 13.34      $ 9.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     455        346      421       443       462      372       312       478         121
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 9.79      $ 8.01   $ 6.36    $ 9.71   $ 10.81       --        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    382         380      377       421        38       --        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 20.49    $ 18.56  $ 14.49   $ 23.24   $ 23.37  $ 19.66   $ 19.43   $ 17.87     $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     954        880      834       842       856      849       802       502         184
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 17.93    $ 17.19  $ 13.43   $ 23.97   $ 22.13  $ 17.91   $ 16.44   $ 13.75    $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     914        984    1,000     1,136     1,052      782       522       441        161
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-17 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                             2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 5.57    $ 4.90    $ 4.47   $ 6.71    $ 6.59   $ 5.78    $ 5.54        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      806       611       730      571       504      326        15        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 7.44    $ 6.72    $ 5.23   $ 9.71    $ 8.81   $ 8.51    $ 7.96    $ 7.82      $ 6.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      129       265       286      373       353      314       204                    42
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 11.21   $ 10.09    $ 7.70  $ 13.14   $ 12.67  $ 12.00   $ 11.62   $ 11.20      $ 9.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,267     1,490     1,426    1,289     1,484      351       160                    40
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 11.09    $ 9.74    $ 7.54  $ 12.71   $ 12.72  $ 11.55   $ 11.08    $ 10.1      $ 7.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    2,012     2,196     2,528    3,063     1,393    1,585     1,200       776         200
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $193.27  $ 169.68  $ 134.51 $ 243.48  $ 239.38 $ 219.99  $ 214.55  $ 191.26    $ 130.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       55        60        63       65        73       73        64        29           9
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 13.22   $ 12.71   $ 12.59  $ 14.07   $ 13.88  $ 13.57   $ 13.50   $ 13.20     $ 12.99
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,424     1,504     1,216    1,473     1,477    1,527     1,343     1,175         441
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 9.46    $ 8.61    $ 6.60  $ 11.05   $ 10.84       --        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,664     1,601     1,517    1,189       216       --        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 25.32   $ 22.52   $ 18.20  $ 29.54   $ 28.64  $ 25.31   $ 24.66   $ 22.76     $ 18.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,278     1,432     1,308    1,547     1,418    1,604     1,386     1,074         399
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 15.10   $ 13.33   $ 10.61  $ 18.08   $ 16.13  $ 15.01   $ 13.79   $ 12.69      $ 9.85
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    2,210     2,904     3,228    3,346     2,714    2,354     1,938     1,510         386
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 9.83    $ 8.99    $ 7.01  $ 10.45   $ 10.42       --        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,643     1,908     1,649    1,574       368       --        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 8.07    $ 7.44    $ 5.89   $ 9.49        --       --        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    4,481     4,971     5,195    2,805        --       --        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-18

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                             2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
  EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 12.30   $ 11.41   $ 9.95   $ 11.75   $ 11.56  $ 10.48        --       --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       286       248      305       337       193       77        --       --           --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 34.20   $ 26.23  $ 18.86   $ 27.67   $ 25.76  $ 22.05   $ 21.50       --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       678       666      610       618       233       79         9       --           --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 11.67   $ 11.16  $ 11.14   $ 10.64    $ 9.90   $ 9.74        --       --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     1,235     1,037    1,063       476       185        8        --       --           --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 17.25   $ 15.74  $ 10.67   $ 25.45   $ 18.23  $ 13.53   $ 10.37    $ 8.53     $ 5.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     1,440     1,600    1,528     1,726     1,239      755       609       457         69
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 18.86   $ 18.41  $ 19.16   $ 18.82   $ 17.92  $ 17.67   $ 17.76   $ 17.72     $ 17.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       948       875      948       404       376      481       416       458         259
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 12.39   $ 11.54   $ 8.68   $ 16.01   $ 14.13  $ 12.06   $ 10.47    $ 9.38      $ 7.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     2,230     2,278    2,341     2,289     3,208    2,337     1,926     1,026         282
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 14.48   $ 12.82   $ 9.50   $ 16.18   $ 14.17  $ 11.47        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units     1,214       777      796       665       269       56        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 12.82   $ 11.61   $ 8.93   $ 15.08   $ 15.53  $ 13.12   $ 12.84   $ 11.78      $ 9.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       256       275      280       288       351      347       370       307         128
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 9.02     $ 8.03   $ 6.46   $ 10.50   $ 10.28   $ 9.26    $ 8.79    $ 8.03      $ 6.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       330       367      389       458       510      603       610       598         229
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 7.29     $ 6.39   $ 4.78    $ 7.62    $ 6.80   $ 6.96    $ 6.16    $ 5.78      $ 4.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       906     1,047    1,004     1,050     1,042    1,055       981       856         341
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 15.00   $ 13.34  $ 10.06     16.57   $ 14.58  $ 13.76   $ 12.84   $ 11.60      $ 9.12
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       204       249      298       492       192      184       149        93          38
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-19 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                             2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
  EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 5.80    $ 5.15    $ 4.39   $ 10.32   $ 11.17  $ 10.63        --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      832       868       847       809       532      144        --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $11.91   $ 10.76    $ 9.09   $ 16.31   $ 17.38  $ 14.57   $ 14.06   $ 12.60      $ 9.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    2,059     2,313     2,668     3,123     2,507    2,363     2,169      1,481        530
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $10.36    $ 8.97    $ 7.73   $ 12.39   $ 12.18  $ 10.57        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      406       344       351       369       308       83        --        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $11.91   $ 10.63    $ 8.62   $ 12.70   $ 11.67  $ 10.54        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      473       455       425       442       196       84        --        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $11.02    $ 8.92    $ 6.66   $ 13.35   $ 12.57  $ 11.47   $ 10.97    $ 9.62     $ 6.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,672     1,781     1,863     2,166     1,890    1,556     1,391       883        285
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $15.67   $ 13.01    $ 9.74   $ 16.40   $ 16.96  $ 15.34   $ 14.02   $ 12.10     $ 9.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,830     2,158       902     1,069     1,156    1,107     1,007       636        237
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $26.82   $ 27.28   $ 27.75   $ 27.65   $ 26.86  $ 26.15   $ 25.92   $ 26.17    $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      729     1,227     1,943     1,051     1,102      845       349       434        630
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 5.07    $ 4.77    $ 3.74    $ 5.66    $ 4.77   $ 4.49    $ 4.34        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      964     1,099     1,560       657        83       72        22        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $16.59   $ 12.75    $ 8.26   $ 15.95   $ 13.26  $ 12.34        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      889       885       695       782       297      179        --        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 8.80    $ 8.00    $ 6.50   $ 10.69   $ 10.70       --        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,238     1,402     1,644     1,727       258       --        --        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $10.35    $ 9.14    $ 6.71   $ 11.51   $ 11.08       --        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    1,073       860       786       674        83       --        --        --         --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-20

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                             2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 10.64    $ 10.73   $ 10.11  $ 10.72   $ 9.78   $ 9.91         -         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    3,294      3,673     2,525    1,235      730      286         --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 16.06    $ 15.38   $ 14.75  $ 16.06  $ 15.63  $ 15.31    $ 15.27   $ 14.97     $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      941      1,133       502      626      590      573        555       512         198
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 15.91    $ 12.86   $ 10.37  $ 16.02  $ 16.60  $ 14.35    $ 14.00   $ 12.10      $ 8.44
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      850      1,024       720      71       744       59        575       449         122
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 14.85    $ 12.98    $ 9.26  $ 16.30  $ 15.46  $ 16.39    $ 16.03        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      606        610       421      401       47       41          6        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 8.51     $ 8.02    $ 6.27  $ 10.78  $ 10.75       --         --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      694        735       848      853      178       --         --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 5.15     $ 4.63    $ 3.56   $ 6.04   $ 6.07   $ 5.41     $ 5.05        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      161        166       153       89      104       69         --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 10.07     $ 8.89    $ 7.04  $ 11.36  $ 11.85  $ 10.40         --        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      587        490       545      539      602      296         --        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 10.74     $ 9.31    $ 6.75   $ 9.49   $ 8.67   $ 8.33     $ 8.15    $ 7.75      $ 5.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      957        537       353      249      215      280        377       218          32
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 49.57    $ 42.88   $ 31.77  $ 60.62  $ 55.37  $ 53.59    $ 50.38   $ 45.72     $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      250        144        53       56       47       25         28        10           4
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 13.21    $ 12.66   $ 11.89  $ 11.80  $ 11.30  $ 11.08    $ 11.07   $ 10.84     $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units    3,414      3,238     3,511    1,494    2,030    1,611      1,424     1,202         628
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $ 12.81    $ 12.18    $ 9.54  $ 18.39  $ 16.64  $ 13.51    $ 11.90   $ 10.27      $ 7.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units      842        967       951    1,047    1,030      783        806       360         135
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-21 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                             2010      2009     2008     2007      2006     2005      2004      2003        2002
------------------------------------------------------------------------------------------------------------------------------------
  MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 10.61   $ 9.68    $ 7.43   $ 12.50   $ 12.11  $ 10.85   $ 10.34    $ 9.59      $ 7.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       416      452       447       473       453      353       272       238         104
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 11.87  $ 10.67    $ 8.83   $ 14.37   $ 14.10  $ 12.02   $ 11.42   $ 10.15      $ 7.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       753      860       921     1,210     1,363    1,238     1,242       726         316
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 11.39   $ 9.13    $ 6.55   $ 11.81   $ 10.74   $ 9.96    $ 9.35    $ 8.52      $ 6.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       783      810       813       934     1,035    1,075     1,055       731         292
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 14.76  $ 12.02    $ 8.47   $ 13.46   $ 13.68  $ 12.13   $ 11.49   $ 10.15      $ 7.34
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       760      803       727       805     1,010      876     1,011       560         206
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 26.06  $ 24.86   $ 23.07   $ 30.68   $ 30.26  $ 28.00   $ 27.64   $ 25.87     $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       641      663       523       526       758      755       771       557         125
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                 $ 8.22   $ 6.55    $ 4.95    $ 8.71    $ 8.54   $ 7.89    $ 7.46        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       746      786       687       788       475      242        59        --          --
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 15.68  $ 12.81   $ 10.31   $ 16.88   $ 19.05  $ 16.69   $ 16.22   $ 14.09     $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       612      586       666       748     1,201      991       884       641         270
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $ 11.34   $ 9.80    $ 6.29   $ 12.10   $ 10.41   $ 9.87    $ 9.02    $ 8.74      $ 5.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units       705      766       462       597       350      311       306        98          14
  outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-22

Appendix II: Purchase considerations for QP contracts(1)


--------------------------------------------------------------------------------
This information is provided for historical purposes only. The contracts are no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. There are significant suitability issues in the purchase of an Accumulator(R) Series QP contract in a defined benefit plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus(SM) contracts), or if later, the first contract date anniversary.


If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit.


Also, defined benefit plan trust owners will not be able to transfer ownership of the contract to an employee after the employee separates from service. All payments under the contract will be made to the defined benefit plan trust owner.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6-1/2% (or 6%, as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


----------
(1) QP contracts are available for Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts owners only.

II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a) . Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.



------------------------------------------------------------------------------------------------------------------------------------
                                                                               HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                                   ("J" IN THE CALCULATIONS BELOW)
                                                                                           FEBRUARY 15, 2015
                                                                     ---------------------------------------------------------------
                                                                                 5.00%                          9.00%
------------------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                                   $141,389                        $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                                    $131,104                        $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                          $ 10,285                        $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:           $ 3,637                        $ (3,847)
  (3) x [$50,000/(1)]
------------------------------------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal: $50,000 - (4)     $ 46,363                        $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                       $ 91,389                        $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                            $ 84,741                        $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                           $111,099                        $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

    Maturity value       =          $171,882          where j is either 5% or 9%
    --------------                  ---------
     (1+j)(D/365)               (1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

    Maturity value       =          $171,882
    --------------                  ---------
     (1+h)(D/365)              (1+0.07)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365)=($84,741 or $77,257) x (1+0.07)(1,461/365)



                            APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts. The enhanced death benefit calculation for Accumulator(R) Plus(SM) contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

------------------------------------------------------------------------------------------------------------------------------------
   END OF                                                                     ANNUAL RATCHET TO
  CONTRACT                   6-1/2% ROLL-UP TO AGE 85   6% ROLL-UP TO AGE 85        AGE 85          GWBL ENHANCED
    YEAR     ACCOUNT VALUE         BENEFIT BASE             BENEFIT BASE         BENEFIT BASE     DEATH BENEFIT BASE
------------------------------------------------------------------------------------------------------------------------------------
     1          $105,000           $ 106,500(4)            $ 106,000(6)        $ 105,000(1)       $ 105,000(7)
------------------------------------------------------------------------------------------------------------------------------------
     2          $115,500           $ 113,423(3)            $ 112,360(5)        $ 115,500(1)       $ 115,500(7)
------------------------------------------------------------------------------------------------------------------------------------
     3          $129,360           $ 120,795(3)            $ 119,102(5)        $ 129,360(1)       $ 129,360(7)
------------------------------------------------------------------------------------------------------------------------------------
     4          $103,488           $ 128,647(3)            $ 126,248(5)        $ 129,360(2)       $ 135,828(8)
------------------------------------------------------------------------------------------------------------------------------------
     5          $113,837           $ 137,009(4)            $ 133,823(6)        $ 129,360(2)       $ 142,296(8)
------------------------------------------------------------------------------------------------------------------------------------
     6          $127,497           $ 145,914(4)            $ 141,852(6)        $ 129,360(2)       $ 148,764(8)
------------------------------------------------------------------------------------------------------------------------------------
     7          $127,497           $ 155,399(4)            $ 150,363(6)        $ 129,360(2)       $ 155,232(8)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus(SM) contacts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           ANNUAL RATCHET TO
                                         6-1/2% ROLL-UP TO AGE 85   6% ROLL-UP TO AGE 85        AGE 85          GWBL ENHANCED
  END OF CONTRACT YEAR   ACCOUNT VALUE         DEATH BENEFIT            BENEFIT BASE         BENEFIT BASE     DEATH BENEFIT BASE
------------------------------------------------------------------------------------------------------------------------------------
           1                $109,200           $ 106,500(3)            $ 106,000(5)        $ 109,200(1)       $ 109,200(7)
------------------------------------------------------------------------------------------------------------------------------------
           2                $120,120           $ 113,423(3)            $ 112,360(5)        $ 120,120(1)       $ 120,120(7)
------------------------------------------------------------------------------------------------------------------------------------
           3                $134,534           $ 120,795(3)            $ 119,102(5)        $ 134,534(1)       $ 134,534(7)
------------------------------------------------------------------------------------------------------------------------------------
           4                $107,628           $ 128,647(3)            $ 126,248(5)        $ 134,534(2)       $ 141,261(8)
------------------------------------------------------------------------------------------------------------------------------------
           5                $118,390           $ 137,009(4)            $ 133,823(5)        $ 134,534(2)       $ 147,988(8)
------------------------------------------------------------------------------------------------------------------------------------
           6                $132,597           $ 145,914(4)            $ 141,852(6)        $ 134,534(2)       $ 154,715(8)
------------------------------------------------------------------------------------------------------------------------------------
           7                $132,597           $ 155,399(4)            $ 150,363(6)        $ 134,534(2)       $ 161,441(8)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 1 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


                               APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE IV-2

APPENDIX V: HYPOTHETICAL ILLUSTRATIONS


--------------------------------------------------------------------------------
ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (-2.37)% and 3.63% for Accumulator(R) contracts; (-2.62)% and 3.38% for Accumulator(R) Plus(SM) contracts; (-2.72)% and 3.28% for Accumulator(R) Elite(SM) contracts; and (-2.77)% and 3.23% for Accumulator(R) Select(SM) contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised, and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


V-1 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               LIFETIME ANNUAL    LIFETIME ANNUAL
                                            GREATER OF 6-1/2% ROLL-UP TO                     GUARANTEED MINIMUM  GUARANTEED MINIMUM
                                             AGE 85 OR ANNUAL RATCHET   TOTAL DEATH BENEFIT    INCOME BENEFIT:    INCOME BENEFIT:
    CONTRACT                                   TO AGE 85 GUARANTEED       WITH THE EARNINGS    ---------------    ---------------
AGE   YEAR   ACCOUNT VALUE        CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT  GUARANTEED INCOME  HYPOTHETICAL INCOME
             0%        6%         0%      6%        0%        6%            0%        6%         0%        6%       0%        6%
------------------------------------------------------------------------------------------------------------------------------------
 60     0  100,000   100,000   93,000    93,000   100,000  100,000        100,000  100,000      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 61     1   95,584   101,563   88,584    94,563   106,500  106,500        109,100  109,100      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 62     2   91,178   103,067   84,178    96,067   113,423  113,423        118,792  118,792      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 63     3   86,772   104,502   80,772    98,502   120,795  120,795        129,113  129,113      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 64     4   82,361   105,858   76,361    99,858   128,647  128,647        140,105  140,105      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 65     5   77,936   107,124   72,936   102,124   137,009  137,009        151,812  151,812      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 66     6   73,487   108,290   70,487   105,290   145,914  145,914        164,280  164,280      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 67     7   69,008   109,341   68,008   108,341   155,399  155,399        177,558  177,558      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 68     8   64,489   110,266   64,489   110,266   165,500  165,500        191,699  191,699      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 69     9   59,920   111,049   59,920   111,049   176,257  176,257        206,760  206,760      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 70    10   55,292   111,673   55,292   111,673   187,714  187,714        222,799  222,799    10,287    10,287    10,287   10,287
------------------------------------------------------------------------------------------------------------------------------------
 75    15   30,765   111,786   30,765   111,786   257,184  257,184        320,058  320,058    15,714    15,714    15,714   15,714
------------------------------------------------------------------------------------------------------------------------------------
 80    20    2,956   104,751    2,956   104,751   352,365  352,365        453,310  453,310    24,172    24,172    24,172   24,172
------------------------------------------------------------------------------------------------------------------------------------
 85    25        0    86,672        0    86,672         0  482,770              0  583,716         0    40,263         0   40,263
------------------------------------------------------------------------------------------------------------------------------------
 90    30        0    81,173        0    81,173         0  482,770              0  583,716      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 95    35        0    74,715        0    74,715         0  482,770              0  583,716      N/A       N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-2

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6-1/2% ROLL-UP TO AGE 85 AND ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               LIFETIME ANNUAL    LIFETIME ANNUAL
                                            GREATER OF 6-1/2% ROLL-UP TO                     GUARANTEED MINIMUM  GUARANTEED MINIMUM
                                             AGE 85 OR ANNUAL RATCHET   TOTAL DEATH BENEFIT    INCOME BENEFIT:    INCOME BENEFIT:
    CONTRACT                                   TO AGE 85 GUARANTEED       WITH THE EARNINGS    ---------------    ---------------
AGE   YEAR   ACCOUNT VALUE        CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT  GUARANTEED INCOME  HYPOTHETICAL INCOME
             0%        6%         0%      6%        0%        6%            0%       6%         0%        6%        0%        6%
------------------------------------------------------------------------------------------------------------------------------------
 60     0    104,000   104,000   96,000    96,000   100,000  100,000      100,000  100,000      N/A      N/A       N/A      N/A
 61     1     99,217   105,435   91,217    97,435   106,500  106,500      109,100  109,100      N/A      N/A       N/A      N/A
 62     2     94,464   106,802   86,464    98,802   113,423  113,423      118,792  118,792      N/A      N/A       N/A      N/A
 63     3     89,735   108,093   82,735   101,093   120,795  120,795      129,113  129,113      N/A      N/A       N/A      N/A
 64     4     85,019   109,297   78,019   102,297   128,647  128,647      140,105  140,105      N/A      N/A       N/A      N/A
 65     5     80,310   110,404   74,310   104,404   137,009  137,009      151,812  151,812      N/A      N/A       N/A      N/A
 66     6     75,598   111,401   70,598   106,401   145,914  145,914      164,280  164,280      N/A      N/A       N/A      N/A
 67     7     70,873   112,277   66,873   108,277   155,399  155,399      177,558  177,558      N/A      N/A       N/A      N/A
 68     8     66,126   113,018   63,126   110,018   165,500  165,500      191,699  191,699      N/A      N/A       N/A      N/A
 69     9     61,348   113,609   61,348   113,609   176,257  176,257      206,760  206,760      N/A      N/A       N/A      N/A
 70     0     56,529   114,034   56,529   114,034   187,714  187,714      222,799  222,799    10,287   10,287    10,287   10,287
 75     5     31,324   113,041   31,324   113,041   257,184  257,184      320,058  320,058    15,714   15,714    15,714   15,714
 80     0      3,206   104,756    3,206   104,756   352,365  352,365      453,310  453,310    24,172   24,172    24,172   24,172
 85     5          0    85,371        0    85,371         0  482,770           0  583,716         0   40,263         0   40,263
 90     0          0    78,543        0    78,543         0  482,770           0  583,716       N/A      N/A       N/A      N/A
 95     5          0    70,621        0    70,621         0  482,770           0  583,716       N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


V-3 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6-1/2% ROLL-UP OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                       GREATER OF 6-1/2%
                                                          ROLL-UP TO
                                                       AGE 85 OR ANNUAL
                                                            RATCHET                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                                           TO AGE 85                         GUARANTEED MINIMUM GUARANTEED MINIMUM
                                                          GUARANTEED     TOTAL DEATH BENEFIT  INCOME BENEFIT:    INCOME BENEFIT:
        CONTRACT                                         MINIMUM DEATH    WITH THE EARNINGS   --------------     --------------
  AGE     YEAR      ACCOUNT VALUE      CASH VALUE           BENEFIT      ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
                     0%        6%     0%        6%        0%        6%       0%        6%        0%       6%        0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60       0     100,000   100,000   92,000    92,000   100,000  100,000   100,000  100,000      N/A      N/A       N/A      N/A
 61       1      95,236   101,215   87,236    93,215   106,500  106,500   109,100  109,100      N/A      N/A       N/A      N/A
 62       2      90,506   102,354   83,506    95,354   113,423  113,423   118,792  118,792      N/A      N/A       N/A      N/A
 63       3      85,803   103,408   79,803    97,408   120,795  120,795   129,113  129,113      N/A      N/A       N/A      N/A
 64       4      81,119   104,368   76,119    99,368   128,647  128,647   140,105  140,105      N/A      N/A       N/A      N/A
 65       5      76,444   105,222   76,444   105,222   137,009  137,009   151,812  151,812      N/A      N/A       N/A      N/A
 66       6      71,770   105,958   71,770   105,958   145,914  145,914   164,280  164,280      N/A      N/A       N/A      N/A
 67       7      67,087   106,564   67,087   106,564   155,399  155,399   177,558  177,558      N/A      N/A       N/A      N/A
 68       8      62,386   107,026   62,386   107,026   165,500  165,500   191,699  191,699      N/A      N/A       N/A      N/A
 69       9      57,657   107,330   57,657   107,330   176,257  176,257   206,760  206,760      N/A      N/A       N/A      N/A
 70      10      52,889   107,459   52,889   107,459   187,714  187,714   222,799  222,799    10,287   10,287    10,287   10,287
 75      15      27,964   104,845   27,964   104,845   257,184  257,184   320,058  320,058    15,714   15,714    15,714   15,714
 80      20         235    94,709      235    94,709   352,365  352,365   453,310  453,310    24,172   24,172    24,172   24,172
 85      25           0    73,250        0    73,250         0  482,770         0  583,716         0   40,263         0   40,263
 90      30           0    64,110        0    64,110         0  482,770         0  583,716      N/A      N/A       N/A      N/A
 95      35           0    53,556        0    53,556         0  482,770         0  583,716      N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-4

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                       GREATER OF 6-1/2%
                                                          ROLL-UP TO
                                                       AGE 85 OR ANNUAL
                                                            RATCHET                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                                           TO AGE 85                         GUARANTEED MINIMUM GUARANTEED MINIMUM
                                                          GUARANTEED     TOTAL DEATH BENEFIT  INCOME BENEFIT:    INCOME BENEFIT:
        CONTRACT                                         MINIMUM DEATH    WITH THE EARNINGS   --------------     --------------
  AGE     YEAR      ACCOUNT VALUE      CASH VALUE           BENEFIT      ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
                     0%        6%     0%         6%        0%        6%       0%        6%        0%       6%        0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60         0    100,000   100,000   100,000   100,000   100,000  100,000  100,000  100,000      N/A      N/A       N/A      N/A
 61         1     95,186   101,165    95,186   101,165   106,500  106,500  109,100  109,100      N/A      N/A       N/A      N/A
 62         2     90,410   102,252    90,410   102,252   113,423  113,423  118,792  118,792      N/A      N/A       N/A      N/A
 63         3     85,666   103,253    85,666   103,253   120,795  120,795  129,113  129,113      N/A      N/A       N/A      N/A
 64         4     80,943   104,156    80,943   104,156   128,647  128,647  140,105  140,105      N/A      N/A       N/A      N/A
 65         5     76,233   104,952    76,233   104,952   137,009  137,009  151,812  151,812      N/A      N/A       N/A      N/A
 66         6     71,527   105,628    71,527   105,628   145,914  145,914  164,280  164,280      N/A      N/A       N/A      N/A
 67         7     66,816   106,172    66,816   106,172   155,399  155,399  177,558  177,558      N/A      N/A       N/A      N/A
 68         8     62,090   106,570    62,090   106,570   165,500  165,500  191,699  191,699      N/A      N/A       N/A      N/A
 69         9     57,339   106,807    57,339   106,807   176,257  176,257  206,760  206,760      N/A      N/A       N/A      N/A
 70        10     52,552   106,867    52,552   106,867   187,714  187,714  222,799  222,799    10,287   10,287    10,287   10,287
 75        15     27,576   103,882    27,576   103,882   257,184  257,184  320,058  320,058    15,714   15,714    15,714   15,714
 80        20          0    93,331         0    93,331         0  352,365        0  453,310    24,172   24,172    24,172   24,172
 85        25          0    71,432         0    71,432         0  482,770        0  583,716         0   40,263         0   40,263
 90        30          0    61,832         0    61,832         0  482,770        0  583,716      N/A      N/A       N/A      N/A
 95        35          0    50,773         0    50,773         0  482,770        0  583,716      N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


V-5 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Earnings enhancement benefit example


--------------------------------------------------------------------------------
The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                   NO WITHDRAWAL   $3,000 WITHDRAWAL   $6,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                           100,000           100,000             100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                         104,000           104,000             104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  EARNINGS ENHANCEMENT BENEFIT EARNINGS: death                    4,000             4,000               4,000
      benefit less net contributions (prior to the withdrawal in
      D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                        0               3,000               6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  EXCESS OF THE WITHDRAWAL OVER THE EARNINGS                        0                 0                 2,000
      ENHANCEMENT BENEFIT EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   F  NET CONTRIBUTIONS (adjusted for the withdrawal in D)           100,000           100,000              98,000
      A minus E
------------------------------------------------------------------------------------------------------------------------------------
   G  DEATH BENEFIT (adjusted for the withdrawal in D)               104,000           101,000              98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT LESS NET CONTRIBUTIONS                            4,000             1,000                 0
      G minus F
------------------------------------------------------------------------------------------------------------------------------------
   I  EARNINGS ENHANCEMENT BENEFIT FACTOR                              40%               40%                 40%
------------------------------------------------------------------------------------------------------------------------------------
   J  EARNINGS ENHANCEMENT BENEFIT                                    1,600              400                  0
      H times I
------------------------------------------------------------------------------------------------------------------------------------
   K  DEATH BENEFIT: including the Earnings enhancement              105,600           101,400              98,000
      benefit
      G plus J
------------------------------------------------------------------------------------------------------------------------------------



(1) The death benefit is the greater of the account value or any applicable death benefit.


                          APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE VI-1

Appendix VII: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------
Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers.

The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits are either not available in the contracts or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:




------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------

CALIFORNIA   See ''Contract features and benefits''--''Your right to  If you reside in the state of California and you are age 60
             cancel within a certain number of days''                 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

                                                                      If you allocate your entire initial contribution to the
                                                                      EQ/Money Market option (and/or guaranteed interest
                                                                      option, if available), the amount of your refund will be
                                                                      equal to your contribution, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than
                                                                      your initial contribution. If the Principal guarantee benefit or Guaranteed withdrawal benefit for life is elected, the
                                                                      investment allocation during the 30 day free look period is limited to the guaranteed interest option. If you allocate any portion of your initial contribution to the variable
                                                                      investment options (other than the EQ/Money Market
                                                                      option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your
                                                                      request to cancel at our processing office.

------------------------------------------------------------------------------------------------------------------------------------

FLORIDA      See ''Contract features and benefits'' in                The  following information replaces the second bullet of
             ''Credits''(For Accumulator(R) Plus(SM) contracts        the final set of bullets in this section:
             only)
                                                                      o     You  may  annuitize  your  contract after thirteen
                                                                            months,  however,  if you elect to receive annuity
                                                                            payments  within  five years of the contract date,
                                                                            we  will  recover  the  credit that applies to any
                                                                            contribution made in that five years. If you start
                                                                            receiving  annuity  payments after five years from
                                                                            the contract date and within three years of making
                                                                            any  contribution, we will recover the credit that
                                                                            applies  to any contribution made within the prior
                                                                            three years.

------------------------------------------------------------------------------------------------------------------------------------

VII-1 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA      See ''Your right to cancel within a certain number of    If you reside in the state of Florida and you are age 65
(CONTINUED)  days ''in ''Contract features and benefits''             and older at the time the contract is issued, you may
                                                                      cancel your variable annuity contract and return it to
                                                                      us within 21 days from the date that you receive it. You
                                                                      will receive an unconditional refund equal to the cash
                                                                      surrender value provided in the annuity contract, plus
                                                                      any fees or charges deducted from the contributions or
                                                                      imposed under the contract.

                                                                      If you reside in the state of Florida and you are age 64
                                                                      or younger at the time the contract is issued, you may
                                                                      cancel your variable annuity contract and return it to
                                                                      us within 14 days from the date that you receive it. You
                                                                      will receive an unconditional refund equal to your
                                                                      contributions, including any contract fees or charges.

             See ''Withdrawal charge'' in ''Charges and expenses''    If you are age 65 and older at the time your contract is
                                                                      issued, the applicable withdrawal charge will not exceed
                                                                      10% of the amount withdrawn. In addition, no charge will
                                                                      apply after the end of the 10th contract year or 10
                                                                      years after a contribution is made, whichever is later.
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS     See ''Credits'' in ''Contract features and benefits''    The following information replaces the second bullet of
             (For Accumulator(R) Plus(SM) contracts only)               the final set of bullets in this section:

                                                                      o     You may annuitize your contract after twelve
                                                                            months, however, if you elect to receive annuity
                                                                            payments within five years of the contract date,
                                                                            we will recover the credit that applies to any
                                                                            contribution made in the first five years. If you
                                                                            start receiving annuity payments after five years
                                                                            from the contract date and within three years of
                                                                            making any contribution, we will recover the
                                                                            credit that applies to any contribution made
                                                                            within the prior three years.

             See ''Loans under Rollover TSA contracts'' in            Your loan interest rate will not exceed 8% (or any lower
             ''Accessing your money''                                 maximum rate that may become required by Illinois or
                                                                      federal law).

             See ''Selecting an annuity payout option'' under         The following sentence replaces the first sentence of
             ''Your annuity payout options'' in ''Accessing your      the second paragraph in this section:
             money''
                                                                      You can choose the date annuity payments begin but it
                                                                      may not be earlier than twelve months from the
                                                                      Accumulator(R) Series contract date.
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS Annual administrative charge                            The annual administrative charge will not be deducted
                                                                      from amounts allocated to the Guaranteed interest option.

             See ''Disability, terminal illness or confinement        This section is deleted in its entirety.
             to nursing home'' under ''Withdrawal charge'' in
             ''Charges and expenses'' (For Accumulator(R),
             Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)
             contracts only)
------------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI  Automatic Investment Program                             Not Available
(Applicable
under
Accu-
mulator(R),
Accu-
mulator(R)
Plus(SM) and
Accu-
mulator(R)
Elite(SM)
contracts
only)
             QP (defined contribution and defined benefit)            Not Available
                contracts

             See ''How you can contribute to your contract'' in       Additional contributions can only be made within the
             ''Contract features and benefits''                       first year after the contract issue date. The 150% limit
                                                                      does not apply.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-2


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
The following information applies to Accumulator(R), Accumulator(R) Plus(SM) and
Accumulator(R) Elite(SM) contracts sold in New Jersey from May 29, 2007 to
September 10, 2007 and Accumulator(R) Select(SM) contracts sold in New Jersey from
August 6, 2007 to September 10, 2007:


NEW JERSEY   "Greater of 6-1/2% Roll-Up to age 85 or Annual           All references to this feature are deleted in their
             Ratchet to age 85 enhanced death benefit"                entirety.

                                                                      You have the choice of the following guaranteed minimum
                                                                      death benefits: the Greater of 6% Roll-Up to age 85 or
                                                                      Annual Ratchet to age 85; the Greater of 3% Roll-Up to
                                                                      age 85 or Annual Ratchet to age 85; the Annual Ratchet
                                                                      to age 85; the Standard death benefit; the GWBL Standard
                                                                      death benefit; or the GWBL Enhanced death benefit.

             See "Guaranteed minimum death benefit charge" in         The charge for the Greater of 6% Roll-Up to age 85 or
             "Fee table"                                              Annual Ratchet to age 85 is 0.60%

                                                                      The charge for the Greater of 3% Roll-Up to age 85 or
                                                                      Annual Ratchet to age 85 is 0.60%

             See "Guaranteed minimum death benefit charge" and        Footnote (5) (and all related text) is deleted in its
             "Guaranteed minimum income benefit charge" in "Fee       entirety. We do not reserve the right to increase your
             table"                                                   charge if you reset your Greater of 6% to age 85 or
                                                                      Annual Ratchet to age 85 enhanced death benefit and
                                                                      Guaranteed minimum income benefit Roll-Up benefit base.

             See "Guaranteed minimum income benefit and the           All references to resetting your Roll-Up benefit base on
             Roll-Up benefit base reset" in "Contract features        each contract date anniversary are deleted in their
             and benefits"                                            entirety here and throughout the Prospectus. Instead, if
                                                                      you elect the Guaranteed minimum income benefit alone or
                                                                      together with the Greater of 6% Roll-Up to age 85 or
                                                                      Annual Ratchet to age 85 enhanced death benefit, you
                                                                      will be eligible to reset the Roll-Up benefit base for
                                                                      these guaranteed benefits to equal the account value as
                                                                      of the 5th or later contract date anniversary. Each time
                                                                      you reset the Roll-Up benefit base, your Roll-Up benefit
                                                                      base will not be eligible for another reset for five
                                                                      years.

                                                                      The Guaranteed minimum income benefit that includes the
                                                                      6-1/2% Roll-Up benefit base is not available in
                                                                      combination with the Greater of 6% Roll-Up to age 85 or
                                                                      Annual Ratchet to age 85 enhanced death benefit.

             See "Guaranteed minimum income benefit" in               The table showing the maximum periods certain available
             "Contract features and benefits"                         under the life with a period certain payout option is
                                                                      deleted in its entirety and replaced with the following:


                                                                                                LEVEL PAYMENTS
                                                                      --------------------------------------------------------------
                                                                             OWNER'S                      PERIOD CERTAIN YEARS
                                                                          AGE AT EXERCISE            -------------------------------
                                                                                                        IRAS                NQ
                                                                      --------------------------------------------------------------
                                                                            75 and younger                10                  10
                                                                                  76                       9                  10
                                                                                  77                       8                  10
                                                                                  78                       7                  10
                                                                                  79                       7                  10
                                                                                  80                       7                  10
                                                                                  81                       7                   9
                                                                                  82                       7                   8
                                                                                  83                       7                   7
                                                                                  84                       6                   6
                                                                                  85                       5                   5
                                                                      --------------------------------------------------------------

VII-3 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                     AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY   See "Greater of 6% Roll-Up to age 85 or Annual Ratchet   The second sentence of the first paragraph and the
(CONTINUED)  to age 85" under "Guaranteed minimum death benefit       entire second paragraph are deleted in their entirety
             charge" in "Charges and expenses"                        and replaced with the following:

                                                                      The charge is equal to 0.60% of the Greater of the 6%
                                                                      Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                      benefit base.

             See "Greater of 3% Roll-Up to age 85 or Annual Ratchet   The second sentence is deleted in its entirety and
             to age 85" under "Guaranteed minimum death benefit       replaced with the following:
             charge" in "Charges and expenses"
                                                                      The charge is equal to 0.60% of the Greater of the 3%
                                                                      Roll-up to age 85 or the Annual Ratchet to age 85
                                                                      benefit base.

             See "Guaranteed minimum income benefit charge" in        The third paragraph is deleted in its entirety.
             "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA Contributions                                            Your contract refers to contributions as premiums.

             Special dollar cost averaging program (for               In Pennsylvania, we refer to this program as "enhanced
             Accumulator(R) and Accumulator(R) Elite(SM) contracts    rate dollar cost averaging."
             only)

             See "Disability, terminal illness, or confinement to     Item (iii) under this section is deleted in its entirety.
             nursing home" under "Withdrawal charge" in "Charges
             and expenses" (For Accumulator(R), Accumulator(R)
             Plus(SM) and Accumulator(R) Elite(SM) contracts only)

             Required disclosure for Pennsylvania customers           Any person who knowingly and with intent to defraud any
                                                                      insurance company or other person files an application
                                                                      for insurance or statement of claim containing any
                                                                      materially false information or conceals for the purpose
                                                                      of misleading, information concerning any fact material
                                                                      thereto commits a fraudulent insurance act, which is a
                                                                      crime and subjects such person to criminal and civil
                                                                      penalties.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO  Beneficiary continuation option (IRA)                    Not Available

             IRA, Roth IRA, Inherited IRA, Rollover TSA and QP        Not Available
             (Defined Benefit) contracts

             See "How you can contribute to your contract" in         Specific requirements for purchasing QP contracts in
             "Contract features and benefits" (For Accumulator(R),    Puerto Rico are outlined below in " Purchase
             Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)     considerations for QP (Defined Contribution) contracts
             contracts only)                                          in Puerto Rico".

             See "Exercise rules" under "How you can contribute       Exercise restrictions for the GMIB on a Puerto Rico QPDC
             to your contract" in "Contract features and benefits"    contract are described below, under "Purchase
             (For Accumulator(R), Accumulator(R) Plus(SM) and         considerations for QP (Defined Contribution) contracts
             Accumulator(R) Elite(SM) contracts only)                 in Puerto Rico", and in your contract.

             See "Income Manager(R) payout options" in "Accessing     This payout option is not available with QPDC contracts.
             your money" (For Accumulator(R), Accumulator(R) Plus(SM)
             and Accumulator(R) Elite(SM) contracts only)

             See "Transfers of ownership, collateral assignments,     Transfers of ownership of QP contracts are governed by
             loans and borrowing" in "More information" (For          Puerto Rico law. Please consult your tax, legal or plan
             Accumulator (R), Accumulator(R) Plus(SM) and             advisor if you intend to transfer ownership of your
             Accumulator(R) Elite(SM) contracts only)                 contract.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-4


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO  "Purchase considerations for QP (Defined Contribution)   PURCHASE CONSIDERATIONS FOR QP (DEFINED CONTRIBUTION)
(CONTINUED)  contracts in Puerto Rico"--this section replaces         CONTRACTS IN PUERTO RICO:
             "Appendix II: Purchase considerations for QP             Trustees who are considering the purchase of an
             contracts" in this Prospectus. (For Accumulator(R),      Accumulator (R) Series QP contract in Puerto Rico should
             Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)     discuss with their tax, legal and plan advisors whether
             contracts only)                                          this is an appropriate investment vehicle for the
                                                                      employer's plan. Trustees should consider whether the
                                                                      plan provisions permit the investment of plan assets in
                                                                      the QP contract, the Guaranteed minimum income benefit
                                                                      and other guaranteed benefits, and the payment of death
                                                                      benefits in accordance with the requirements of Puerto
                                                                      Rico income tax rules. The QP contract and this
                                                                      Prospectus should be reviewed in full, and the following
                                                                      factors, among others, should be noted.

                                                                      LIMITS ON CONTRACT OWNERSHIP:
                                                                      o     The QP contract is offered only as a funding
                                                                            vehicle to qualified plan trusts of single
                                                                            participant defined contribution plans that are
                                                                            tax-qualified under Puerto Rico law, not United
                                                                            States law. The contract is not available to US
                                                                            qualified plans or to defined benefit plans
                                                                            qualifying under Puerto Rico law.

                                                                      o     The QP contract owner is the qualified plan trust.
                                                                            The annuitant under the contract is the
                                                                            self-employed Puerto Rico resident, who is the
                                                                            sole plan participant.

                                                                      o     This product should not be purchased if the
                                                                            self-employed individual anticipates having
                                                                            additional employees become eligible for the plan.
                                                                            We will not allow additional contracts to be
                                                                            issued for participants other than the original
                                                                            business owner.

                                                                      o     If the business that sponsors the plan adds
                                                                            another employee, no further contributions may be
                                                                            made to the contract. If the employer moves the
                                                                            funds to another funding vehicle that can
                                                                            accommodate more than one employee, this move
                                                                            could result in surrender charges, if applicable,
                                                                            and the loss of guaranteed benefits in the
                                                                            contract.

                                                                      LIMITS ON CONTRIBUTIONS:
                                                                      o     All contributions must be direct transfers from
                                                                            other investments within an existing qualified
                                                                            plan trust.

                                                                      o     Employer payroll contributions are not accepted.

                                                                      o     Only one additional transfer contribution may be
                                                                            made per contract year.

                                                                      o     Checks written on accounts held in the name of the
                                                                            employer instead of the plan or the trustee will
                                                                            not be accepted.

                                                                      o     As mentioned above, if a new employee becomes
                                                                            eligible for the plan, the trustee will not be
                                                                            permitted to make any further contributions to the
                                                                            contract established for the original business
                                                                            owner.
------------------------------------------------------------------------------------------------------------------------------------


VII-5 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                                                           LIMITS ON PAYMENTS:
(CONTINUED)
                                                                      o     Loans are not available under the contract.

                                                                      o     All payments are made to the plan trust as owner,
                                                                            even though the plan participant/annuitant is the
                                                                            ultimate recipient of the benefit payment.

                                                                      o     AXA Equitable does no tax reporting or withholding
                                                                            of any kind. The plan administrator or trustee
                                                                            will be solely responsible for performing or
                                                                            providing for all such services.

                                                                      o     AXA Equitable does not offer contracts that
                                                                            qualify as IRAs under Puerto Rico law. The plan
                                                                            trust will exercise the GMIB and must continue to
                                                                            hold the supplementary contract for the duration
                                                                            of the GMIB payments.

                                                                      PLAN TERMINATION:

                                                                      o     If the plan participant terminates the business,
                                                                            and as a result wishes to terminate the plan, the
                                                                            trust would have to be kept in existence to
                                                                            receive payments. This could create expenses for
                                                                            the plan.

                                                                      o     If the plan participant terminates the plan and
                                                                            the trust is dissolved, or if the plan trustee
                                                                            (which may or may not be the same as the plan
                                                                            participant) is unwilling to accept payment to the
                                                                            plan trust for any reason, AXA Equitable would
                                                                            have to change the contract from a Puerto Rico QP
                                                                            to NQ in order to make payments to the individual
                                                                            as the new owner. Depending on when this occurs,
                                                                            it could be a taxable distribution from the plan,
                                                                            with a potential tax of the entire account value
                                                                            of the contract. Puerto Rico income tax
                                                                            withholding and reporting by the plan trustee
                                                                            could apply to the distribution transaction.

                                                                      o     If the plan trust is receiving GMIB payments and
                                                                            the trust is subsequently terminated, transforming
                                                                            the contract into an individually owned NQ
                                                                            contract, the trustee would be responsible for the
                                                                            applicable Puerto Rico income tax withholding and
                                                                            reporting on the present value of the remaining
                                                                            annuity payment stream.

                                                                      o     AXA Equitable is a U.S. insurance company,
                                                                            therefore distributions under the NQ contract
                                                                            could be subject to United States taxation and
                                                                            withholding on a "taxable amount not determined"
                                                                            basis.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-6


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO  Tax information-- special rules for NQ contracts         Income from NQ contracts we issue is U.S. source. A
(CONTINUED)                                                           Puerto Rico resident is subject to U.S. taxation on such
                                                                      U.S. source income. Only Puerto Rico source income of
                                                                      Puerto Rico residents is excludable from U.S. taxation.
                                                                      Income from NQ contracts is also subject to Puerto Rico
                                                                      tax. The calculation of the taxable portion of amounts
                                                                      distributed from a contract may differ in the two
                                                                      jurisdictions. Therefore, you might have to file both
                                                                      U.S. and Puerto Rico tax returns, showing different
                                                                      amounts of income from the contract for each tax return.
                                                                      Puerto Rico generally provides a credit against Puerto
                                                                      Rico tax for U.S. tax paid. Depending on your personal
                                                                      situation and the timing of the different tax
                                                                      liabilities, you may not be able to take full advantage
                                                                      of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS        See "Annual administrative charge" in "Charges and       The annual administrative charge will not be deducted
             expenses"                                                from amounts allocated to the Guaranteed interest
                                                                      option.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option                               Not Available

             Investment simplifier--Fixed-dollar option               Not Available
             and Interest sweep option

             Fixed maturity options                                   Not Available

             Income Manager(R) payout option                          Not Available

             Earnings enhancement benefit                             Not Available

             Special dollar cost averaging program (for               o     Available only at issue
             Accumulator(R) and Accumulator(R) Elite(SM) contracts
             only)                                                    o     Subsequent contributions cannot be used to elect
                                                                            new programs. You may make subsequent
                                                                            contributions to the initial programs while they
                                                                            are still running.

             "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet   All references to these features are deleted in their
             to age 85 enhanced death benefit"; "Greater of 6%        entirety. You have the choice of the following
             Roll-Up to age 85 or Annual Ratchet to age 85 enhanced   guaranteed minimum death benefits: the Greater of 4%
             death benefit"; and "GWBL Enhanced death benefit"        Roll-Up to age 85 or Annual Ratchet to age 85 enhanced
                                                                      death benefit; the Greater of 3% Roll-Up to age 85 or
                                                                      Annual Ratchet to age 85 enhanced death benefit; the
                                                                      Annual Ratchet to age 85; the Standard death benefit; or
                                                                      the GWBL Standard death benefit.


             See "Guaranteed minimum death benefit charge" in         The charge for the Greater of 4% Roll-Up to age 85 or
             "Fee table" and in "Charges and expenses"                Annual Ratchet to age 85 is 0.65% and cannot be
                                                                      increased.

             See "How you can contribute to your contract" in         o     For contracts with GWBL, the $1,500,000
             "Contract features and benefits"                               contribution limit applies for all issue ages.

                                                                      o     The second sentence of the third paragraph is
                                                                            deleted. The paragraph now reads: "We limit
                                                                            aggregate contributions made after the first
                                                                            contract year to 150% of first-year
                                                                            contributions."
------------------------------------------------------------------------------------------------------------------------------------


VII-7 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON   See "Guaranteed minimum death benefit and Guaranteed     o     If you elect the 6-1/2% (or 6%, as applicable)
(CONTINUED)  minimum income benefit base" in "Contract features             Guaranteed minimum income benefit with the Greater
             and benefits"                                                  of 4% Roll-Up to age 85 or Annual Ratchet to age
                                                                            85 enhanced death benefit, the variable investment
                                                                            options (including amounts allocated to the
                                                                            account for special money market dollar cost
                                                                            averaging under Accumulator(R) Plus(SM) and
                                                                            Accumulator(R) Select(SM) contracts but excluding
                                                                            all other amounts allocated to the EQ/Money Market
                                                                            variable investment option) and the account for
                                                                            special dollar cost averaging (under Accumulator
                                                                            (R) and Accumulator(R) Elite(SM) contracts only)
                                                                            will roll up at an annual rate of 6-1/2% (or 6%, as
                                                                            applicable) for the Guaranteed minimum income
                                                                            benefit base and 4% for the 4% Roll-Up to age 85
                                                                            benefit base.

                                                                      o     If you elect the Greater of 4% Roll-Up to age 85
                                                                            or Annual Ratchet to age 85 enhanced death
                                                                            benefit, without a Guaranteed minimum income
                                                                            benefit, the variable investment options
                                                                            (including amounts allocated to the account for
                                                                            special money market dollar cost averaging under
                                                                            Accumulator(R) Plus(SM) and Accumulator (R) Select(SM)
                                                                            contracts but excluding all other amounts
                                                                            allocated to the EQ/Money Market variable
                                                                            investment option) and the account for special
                                                                            dollar cost averaging (under Accumulator(R) and
                                                                            Accumulator (R) Elite(SM) contracts only) will roll
                                                                            up at an annual rate of 4% for the 4% Roll-Up to
                                                                            age 85 benefit base.

             See "Guaranteed minimum income benefit and the           Your "Greater of 4% Roll-Up to age 85 or Annual Ratchet
             Roll-Up benefit base reset" in "Contract features        to age 85 enhanced death benefit" benefit base will
             and benefits"                                            reset only if your account value is greater than your
                                                                      Guaranteed minimum income benefit Roll-Up benefit base.

             See "How withdrawals affect your Guaranteed minimum      The first sentence of the third paragraph is replaced
             income benefit and Guaranteed minimum death benefit"     with the following:
             in "Accessing your money"                                o     With respect to the 6-1/2% (or 6%, as applicable)
                                                                            Guaranteed minimum income benefit, withdrawals
                                                                            (including any applicable withdrawal charges) will
                                                                            reduce the 6-1/2% (or 6%, as applicable) Roll-Up to
                                                                            age 85 benefit base on a dollar-for-dollar basis,
                                                                            as long as the sum of the withdrawals in a
                                                                            contract year is 6-1/2% (or 6%, as applicable) or
                                                                            less of the 6-1/2% (or 6%, as applicable) Roll-Up
                                                                            benefit base on the contract issue date or the
                                                                            most recent contract date anniversary, if later.

                                                                      o     With respect to the Guaranteed minimum income
                                                                            benefit and the Greater of 4% Roll-Up to age 85 or
                                                                            Annual Ratchet to age 85 enhanced death benefit,
                                                                            if elected in combination, withdrawals (including
                                                                            any applicable withdrawal charges) will reduce
                                                                            each of the benefits' Roll-Up to age 85 benefit
                                                                            base on a dollar-for-dollar basis, as long as the
                                                                            sum of the withdrawals in a contract year is 6-1/2%
                                                                            (or 6%, as applicable) or less of the Guaranteed
                                                                            minimum income benefit's Roll-Up benefit base on
                                                                            the contract issue date or the most recent
                                                                            contract date anniversary, if later.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-8


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON                                                            o     With respect to the Greater of 4% Roll-Up to age
(CONTINUED)                                                                 85 or Annual Ratchet to age 85 enhanced death
                                                                            benefit, if elected without the Guaranteed minimum
                                                                            income benefit, withdrawals (including any
                                                                            applicable withdrawal charges) will reduce the 4%
                                                                            Roll-Up to age 85 benefit base on a
                                                                            dollar-for-dollar basis, as long as the sum of the
                                                                            withdrawals in a contract year is 6% or less of
                                                                            the 4% Roll-Up to age 85 benefit base on the
                                                                            contract issue date or the most recent contract
                                                                            date anniversary, if later.

                                                                      o     With respect to the Greater of 3% Roll-Up to age
                                                                            85 or Annual Ratchet to age 85 enhanced death
                                                                            benefit, withdrawals (including any applicable
                                                                            withdrawal charges) will reduce the 3% Roll-Up to
                                                                            age 85 benefit base on a dollar-for-dollar basis,
                                                                            as long as the sum of the withdrawals in a
                                                                            contract year is 3% or less of the 3% Roll-Up to
                                                                            age 85 enhanced death benefit base on the contract
                                                                            issue date or the most recent contract date
                                                                            anniversary, if later.

             See "Guaranteed minimum death benefit" in                You have a choice of the standard death benefit, the
             "Contract features and benefits"                         Annual Ratchet to age 85 enhanced death benefit, the
                                                                      Greater of 3% Roll-Up to age 85 or Annual Ratchet to age
                                                                      85 enhanced death benefit, or the Greater of 4% Roll-Up
                                                                      to age 85 or Annual Ratchet to age 85 enhanced death
                                                                      benefit.

             See "GWBL Guaranteed minimum death benefit" under        Only the GWBL Standard death benefit is available.
             "Guaranteed withdrawal benefit for life ("GWBL")"
             in "Contract features and benefits"

             See "Annual administrative charge" in "Charges and       The second paragraph of this section is replaced with
             expenses"                                                the following:The annual administrative charge will be
                                                                      deducted from the value in the variable investment
                                                                      options on a pro rata basis. If those amounts are
                                                                      insufficient, we will deduct all or a portion of the
                                                                      charge from the account for special dollar cost
                                                                      averaging (for Accumulator(R) and Accumulator(R) Elite(SM)
                                                                      contracts) or the account for special money market
                                                                      dollar cost averaging (for Accumulator(R) Plus(SM) and
                                                                      Accumulator(R) Select(SM) contracts). If the contract is
                                                                      surrendered or annuitized or a death benefit is paid on
                                                                      a date other than a contract date anniversary, we will
                                                                      deduct a pro rata portion of that charge for the year.

             See "10% free withdrawal amount" under "Withdrawal       The 10% free withdrawal amount applies to full
             charge" in "Charges and expenses" (For                   surrenders.
             Accumulator(R), Accumulator(R) Plus(SM) and
             Accumulator(R) Elite(SM) contracts only)

             See "Certain withdrawals" under "Withdrawal charge"      If you elect the Greater of 4% Roll-Up to age 85 or
             in "Charges and expenses" (For Accumulator(R),           Annual Ratchet to age 85 enhanced death benefit without
             Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)     a Guaranteed minimum income benefit, the withdrawal
             contracts only)                                          charge will be waived for any withdrawal that, together
                                                                      with any prior withdrawals made during the contract
                                                                      year, does not exceed 6% of the beginning of contract
                                                                      year 4% Roll-Up to age 85 benefit base, even if such
                                                                      withdrawals exceed the free withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------


VII-9 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE       FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON   See "Withdrawal charge" in "Charges and expenses"        The owner (or older joint owner, if applicable) has
(CONTINUED)  under "Disability, terminal illness, or confinement      qualified to receive Social Security disability benefits
             to nursing home" (For Accumulator(R), Accumulator(R)     as certified by the Social Security Administration or a
             Plus(SM) and Accumulator(R) Elite(SM) contracts only)    statement from an independent U.S. licensed physician
                                                                      stating that the owner (or older joint owner, if
                                                                      applicable) meets the definition of total disability for
                                                                      at least 6 continuous months prior to the notice of
                                                                      claim. Such disability must be re-certified every 12
                                                                      months.
------------------------------------------------------------------------------------------------------------------------------------



APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-10

Appendix VIII: Contract variations


--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer being sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD         FEATURE/BENEFIT                                   VARIATION
------------------------------------------------------------------------------------------------------------------------------------
May 2007 - February 2008         Guaranteed withdrawal             At no additional charge, during the first ten contract
(through March 2008 in Nevada)   benefit for life--                years, in each year you have not taken a withdrawal, we
                                 5% deferral bonus                 will increase your GWBL benefit base by an amount equal
                                                                   to 5% of your total contributions. If the Annual Ratchet
                                                                   (as discussed immediately above) occurs on any con-
                                                                   tract date anniversary, for the next and subsequent
                                                                   contract years, the bonus will be 5% of the most recent
                                                                   ratcheted GWBL benefit base plus any subsequent
                                                                   contributions. If the GWBL benefit base is reduced due
                                                                   to an Excess withdrawal, the 5% deferral bonus will be
                                                                   calculated using the reset GWBL benefit base plus any
                                                                   applicable contributions. The deferral bonus generally
                                                                   excludes contributions made in the prior 12 months. In
                                                                   the first contract year, the deferral bonus is
                                                                   determined using all contributions received in the first
                                                                   90 days of the contract year. On any contract date
                                                                   anniversary on which you are eligible for a bonus, we
                                                                   will calculate the applicable bonus amount. If, when
                                                                   added to the current GWBL benefit base, the amount is
                                                                   greater than your account value, that amount will become
                                                                   your new GWBL benefit base. If that amount is less than
                                                                   or equal to your account value, your GWBL benefit base
                                                                   will be ratcheted to equal your account value, and the
                                                                   5% deferral bonus will not apply. If you opt out of the
                                                                   Annual Ratchet (as discussed immediately above), the
                                                                   5% deferral bonus will still apply.
                                 200% Initial GWBL benefit base    Not available
                                 guarantee

                                 Guaranteed annual                 The Applicable percentages for the
                                 Withdrawal amount                 Guaranteed annual withdrawal
                                                                   amount are as follows:

                                                                   -----------------------------------------------------------------
                                                                   AGE             APPLICABLE PERCENTAGE
                                                                   -----------------------------------------------------------------
                                                                   45-64           4.0%
                                                                   65-74           5.0%
                                                                   75-84           6.0%
                                                                   85 and older    7.0%
                                                                   -----------------------------------------------------------------
                                 Guaranteed withdrawal             If you elect the Single Life option, the
                                 benefit for life benefit charge   charge is equal to 0.60%. If you
                                                                   elect the Joint Life option, the charge is
                                                                   equal to 0.75%.

                                                                   The maximum charge for the Single Life
                                                                   option is 0.75%.

                                                                   The maximum charge for the Joint Life
                                                                   option is 0.90%.


VIII-1 APPENDIX VIII: CONTRACT VARIATIONS

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD         FEATURE/BENEFIT                   VARIATION
------------------------------------------------------------------------------------------------------------------------------------
                                 How withdrawals affect your GWBL  Your GWBL Standard death benefit base and GWBL Enhanced
                                 and GWBL Guaranteed minimum       death benefit base are reduced on a dollar-for-dollar
                                 death benefit                     basis by any withdrawal up to the Guaranteed annual
                                                                   withdrawal amount. Once a withdrawal causes cumulative
                                                                   withdrawals in a contract year to exceed your Guar-
                                                                   anteed annual withdrawal amount, your GWBL Standard
                                                                   death benefit base and GWBL Enhanced death benefit base
                                                                   are reduced on a pro rata basis. If the reduced GWBL
                                                                   Enhanced death benefit base is greater than your account
                                                                   value (after the Excess withdrawal), we will further
                                                                   reduce your GWBL Enhanced death benefit base to equal
                                                                   your account value.

                                 Maximum payment plan              The amount of the withdrawal will increase following any
                                                                   Annual Ratchet or 5% deferral bonus.

                                 Customized payment plan           The amount of the withdrawal will not be increased
                                                                   following any Annual Ratchet or 5% deferral bonus. You
                                                                   must elect to change the scheduled payment amount.

                                 Annuity maturity date             The minimum death benefit will be reduced
                                                                   dollar-for-dollar by each payment.
------------------------------------------------------------------------------------------------------------------------------------


                                       APPENDIX VIII: CONTRACT VARIATIONS VIII-2

Appendix IX: Tax-sheltered annuity contracts (TSAs)



--------------------------------------------------------------------------------
GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

Contributions to an Accumulator(R) Series TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions, to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o     the owner dies; or

o the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



IX-1 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in the "Contract features and benefits" in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:
The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-2

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.



IX-3 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Statement of additional information


--------------------------------------------------------------------------------
TABLE OF CONTENTS



                                                                            PAGE
Who is AXA Equitable?                                                          2
Unit Values                                                                    2
Custodian and Independent Registered Public Accounting Firm                    2
Distribution of the Contracts                                                  2
Financial Statements                                                           2



HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------



Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.





--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                            State              Zip



                   e13517 Accumulator '06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0 All

The Accumulator(R) Series

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES?


The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM). The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our "investment options": (i) variable investment options, (ii) the guaranteed interest. option, (iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money dollar cost averaging.+

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contracts may not have been available in all states. The contract should also be read carefully.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.


+ The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite(SM) contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts.


--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Davis New York Venture
o AXA Conservative Allocation(1)         o EQ/Equity 500 Index
o AXA Conservative-Plus Allocation(1)    o EQ/Equity Growth PLUS
o AXA Moderate Allocation(1)             o EQ/Franklin Core Balanced
o AXA Moderate-Plus Allocation(1)        o EQ/Franklin Templeton Allocation
o EQ/AllianceBernstein Small Cap         o EQ/GAMCO Mergers and Acquisitions
  Growth                                 o EQ/GAMCO Small Company Value
o EQ/AXA Franklin Small Cap Value Core   o EQ/Global Bond PLUS
o EQ/BlackRock Basic Value Equity        o EQ/Global Multi-Sector Equity
o EQ/Boston Advisors Equity Income       o EQ/Intermediate Government Bond
o EQ/Calvert Socially Responsible          Index
o EQ/Capital Guardian Growth (2)         o EQ/International Core PLUS
o EQ/Capital Guardian Research           o EQ/International Equity Index(3)
o EQ/Common Stock Index                  o EQ/International Value PLUS
o EQ/Core Bond Index                     o EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o EQ/Large Cap Core PLUS                 o EQ/Small Company Index
o EQ/Large Cap Growth Index              o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Growth PLUS               o EQ/Templeton Global Equity
o EQ/Large Cap Value Index               o EQ/UBS Growth and Income
o EQ/Large Cap Value PLUS                o EQ/Van Kampen Comstock
o EQ/Lord Abbett Growth and Income (2)   o EQ/Wells Fargo Omega Growth(3)
o EQ/Lord Abbett Large Cap Core          o Multimanager Aggressive Equity
o EQ/MFS International Growth(3)         o Multimanager Core Bond
o EQ/Mid Cap Index                       o Multimanager International Equity
o EQ/Mid Cap Value PLUS                  o Multimanager Large Cap Core Equity
o EQ/Money Market                        o Multimanager Large Cap Value
o EQ/Montag & Caldwell Growth            o Multimanager Mid Cap Growth
o EQ/Morgan Stanley Mid Cap Growth       o Multimanager Mid Cap Value
o EQ/Mutual Large Cap Equity             o Multimanager Multi-Sector Bond
o EQ/Oppenheimer Global                  o Multimanager Small Cap Growth
o EQ/PIMCO Ultra Short Bond              o Multimanager Small Cap Value
o EQ/Quality Bond PLUS                   o Multimanager Technology

--------------------------------------------------------------------------------



(1)   The "AXA Allocation" Portfolios.
(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.
(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging. The permitted variable investment options are described later in this Prospectus.


TYPES OF CONTRACTS.  We offer the contracts for use as:

o     A nonqualified annuity ("NQ") for after-tax contributions only.

o     An individual retirement annuity ("IRA"), either traditional IRA or Roth
      IRA.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                          e13505
                                                                   '06/'06.5 All

We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "How you can contribute to your contract" in "Contract features and benefits" for more information.


CONTRACT VARIATIONS

These versions of the Accumulator(R) Series contracts are no longer being sold. This prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

                                         Contents of this Prospectus



--------------------------------------------------------------------------------


Index of key words and phrases                                                4

Who is AXA Equitable?                                                         6
How to reach us                                                               7
The Accumulator(R) Series at a glance -- key features                         9

--------------------------------------------------------------------------------
FEE TABLE                                                                    12
--------------------------------------------------------------------------------
Examples                                                                     14
Condensed financial information                                              15

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can contribute to your contract                                      16
Owner and annuitant requirements                                             23
How you can make your contributions                                          23
What are your investment options under the contract?                         24
Portfolios of the Trusts                                                     25
Allocating your contributions                                                32
Credits (for Accumulator(R) Plus(SM) contracts only)                         34
Guaranteed minimum death benefit and Guaranteed minimum income benefit base  35
Annuity purchase factors                                                     37
Guaranteed minimum income benefit option                                     37
Guaranteed minimum death benefit                                             39
Guaranteed withdrawal benefit for life ("GWBL")                              41
Principal guarantee benefits                                                 45
Inherited IRA beneficiary continuation contract                              46
Your right to cancel within a certain number of days                         46

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         48
--------------------------------------------------------------------------------
Your account value and cash value                                            48
Your contract's value in the variable investment options                     48
Your contract's value in the guaranteed
   interest option                                                           48
Your contract's value in the fixed maturity
   options                                                                   48
Your contract's value in the account for special dollar cost averaging       48
Insufficient account value                                                   48

--------

"We,""our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


--------------------------------------------------------------------------------

                                                  CONTENTS OF THIS PROSPECTUS  2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          50
--------------------------------------------------------------------------------
Transferring your account value                                              50

Our administrative procedures for calculating your Roll-Up benefit base
following a transfer                                                         50
Disruptive transfer activity                                                 51

Rebalancing your account value                                               52

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      53
--------------------------------------------------------------------------------
Withdrawing your account value                                               53
How withdrawals are taken from your account value                            55
How withdrawals affect your Guaranteed minimum income benefit, Guaranteed
     minimum death benefit and Principal guarantee benefits                  55
How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit   56
Withdrawals treated as surrenders                                            56
Loans under Rollover TSA contracts                                           56
Surrendering your contract to receive its cash value                         57
When to expect payments                                                      57
Your annuity payout options                                                  57

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      61
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                           61
Charges that the Trusts deduct                                               64
Group or sponsored arrangements                                              65
Other distribution arrangements                                              65

--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                  66

--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      66
Beneficiary continuation option                                              68

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           70
--------------------------------------------------------------------------------
Overview                                                                     70
Contracts that fund a retirement arrangement                                 70

Transfers among investment options                                           70

Taxation of nonqualified annuities                                           70
Individual retirement arrangements (IRAs)                                    72
Traditional individual retirement annuities (traditional IRAs)               73
Roth individual retirement annuities (Roth IRAs)                             77
Federal and state income tax withholding and information reporting           80
Special rules for contracts funding qualified plans                          80
Impact of taxes to AXA Equitable                                             80

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          81
--------------------------------------------------------------------------------
About Separate Account No. 49                                                81
About the Trusts                                                             81
About our fixed maturity options                                             81

About the general account                                                    82

About other methods of payment                                               83
Dates and prices at which contract events occur                              83
About your voting rights                                                     84
Statutory compliance                                                         84
About legal proceedings                                                      85
Financial statements                                                         85
Transfers of ownership, collateral assignments, loans and borrowing          85
About Custodial IRAs                                                         85
How divorce may affect your guaranteed benefits                              85
How divorce may affect your Joint Life GWBL                                  85
Distribution of the contracts                                                85

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           89
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------


       I --   Condensed financial information                               I-1
      II --   Purchase considerations for QP contracts                     II-1
     III --   Market value adjustment example                             III-1
      IV --   Enhanced death benefit example                               IV-1
       V --   Hypothetical illustrations                                    V-1
      VI --   Earnings enhancement benefit example                         VI-1
     VII --   State contract availability and/or variations of            VII-1
                  certain features and benefits
    VIII --   Contract variations                                        VIII-1
      IX --   Tax-sheltered annuity contracts (TSAs)                       IX-1


--------------------------------------------------------------------------------
  STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases



--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                          PAGE

6% Roll-Up to age 85                                                        35
12 month dollar cost averaging                                              33
account for special dollar cost averaging                                   32
account value                                                               48
administrative charge                                                       61
annual administrative charge                                                61
Annual Ratchet                                                              43
Annual Ratchet to age 85 enhanced death benefit                             36
annuitant                                                                   16
annuitization                                                               57
annuity maturity date                                                       59
annuity payout options                                                      57
annuity purchase factors                                                    37
automatic annual reset program                                              36
automatic customized reset program                                          36
automatic investment program                                                83
AXA Allocation portfolios                                                cover
beneficiary                                                                 66
Beneficiary continuation option ("BCO")                                     68
business day                                                                83
cash value                                                                  48
charges for state premium and other applicable taxes                        64
contract date                                                               23
contract date anniversary                                                   23
contract year                                                               23
contributions to Roth IRAs                                                  77
     regular contributions                                                  77
     rollovers and direct transfers                                         78
     conversion contributions                                               78
contributions to traditional IRAs                                           73
     regular contributions                                                  73
     rollovers and transfers                                                74
credit                                                                      34
disability, terminal illness or confinement to nursing home                 63
disruptive transfer activity                                                51
distribution charge                                                         61
Earnings enhancement benefit                                                40
Earnings enhancement benefit charge                                         64
ERISA                                                                       65
fixed-dollar option                                                         34
fixed maturity options                                                      31
Flexible Premium IRA                                                     cover
Flexible Premium Roth IRA                                                cover
free look                                                                   46
free withdrawal amount                                                      62
general account                                                             82
general dollar cost averaging                                               33
guaranteed interest option                                                  31
Guaranteed minimum death benefit                                            39
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            35
Guaranteed minimum death benefit/Guaranteed
     minimum income benefit roll-up benefit base reset option               36
Guaranteed minimum income benefit                                           37
Guaranteed minimum income benefit charge                                    64
Guaranteed minimum income benefit "no lapse guarantee"                      38
Guaranteed withdrawal benefit for life ("GWBL")                             41
Guaranteed withdrawal benefit for life charge                               64
GWBL benefit base                                                           42
Inherited IRA                                                            cover
investment options                                                       cover
Investment simplifier                                                       34
IRA                                                                      cover
IRS                                                                         70
lifetime required minimum distribution withdrawals                          54
loan reserve account                                                        57
loans under Rollover TSA                                                    56
market adjusted amount                                                      31
market timing                                                               51
market value adjustment                                                     31
maturity dates                                                              31
maturity value                                                              31
Mortality and expense risks charge                                          61
NQ                                                                       cover
one-time reset option                                                       36
Online Account Access                                                        7
partial withdrawals                                                         53
permitted variable investment options                                       24
Portfolio                                                                cover
Principal guarantee benefits                                                45
processing office                                                            7
QP                                                                       cover
rate to maturity                                                            31
rebalancing                                                                 52
Rollover IRA                                                             cover
Rollover TSA                                                             cover
Roth Conversion IRA                                                      cover
Roth IRA                                                                 cover
SAI                                                                      cover
SEC                                                                      cover
self-directed allocation                                                    32
Separate Account No. 49                                                     81
special dollar cost averaging                                               32
Spousal continuation                                                        67
standard death benefit                                                      35
substantially equal withdrawals                                             54
systematic withdrawals                                                      54
TOPS                                                                         7
TSA                                                                      cover
traditional IRA                                                          cover
Trusts                                                                      81
unit                                                                        48
variable investment options                                                 24
wire transmittals and electronic applications                               83
withdrawal charge                                                           62

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


                                                INDEX OF KEY WORDS AND PHRASES 4

----------------------------------------------------------------------------------------
 PROSPECTUS                                CONTRACT OR SUPPLEMENTAL MATERIALS
----------------------------------------------------------------------------------------
fixed maturity options                   Guarantee Periods (Guaranteed Fixed
                                         Interest Accounts in supplemental materials)

variable investment options              Investment Funds

account value                            Annuity Account Value

rate to maturity                         Guaranteed Rates

unit                                     Accumulation Unit

Guaranteed minimum death benefit         Guaranteed death benefit

Guaranteed minimum income benefit        Guaranteed Income Benefit

Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit

GWBL benefit base                        Guaranteed withdrawal benefit for life
                                         benefit base

Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for life Annual
                                         withdrawal amount

Excess withdrawal                        Guaranteed withdrawal benefit for life Excess
                                         withdrawal
----------------------------------------------------------------------------------------



5 INDEX OF KEY WORDS AND PHRASES

                                         Who is AXA Equitable?



--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        WHO IS AXA EQUITABLE?  6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094





--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o     written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o     your current account value;

o     your current allocation percentages;

o     the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through Online Account Access);

o     the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o     elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only)

o     change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o     access Frequently Asked Questions and Service Forms (not available through
      TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

7  WHO IS AXA EQUITABLE?

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)   authorization for telephone transfers by your financial professional;


(2) conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)   election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)   spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");


(7)   tax withholding elections (see withdrawal request form);


(8)   election of the beneficiary continuation option;

(9)   IRA contribution recharacterizations;

(10)  Section 1035 exchanges;

(11)  direct transfers and rollovers;

(12)  exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit) by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15)  death claims;

(16)  change in ownership (NQ only, if available under your contract);

(17)  purchase by, or change of ownership to, a non-natural owner;


(18) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");



(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and

(20)  withdrawal requests (starting on or about August 8, 2011).



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   beneficiary changes;


(2)   contract surrender;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4) 12 month dollar cost averaging (for Accumulator(R) Select(SM) contracts only); and

(5) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only).


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) 12 month dollar cost averaging (for Accumulator(R) Select(SM) contracts only);

(4) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only);

(5)   substantially equal withdrawals;

(6)   systematic withdrawals; and

(7)   the date annuity payments are to begin.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)   automatic annual reset program; and

(2)   automatic customized reset program.

                      ----------------------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        WHO IS AXA EQUITABLE?  8

The Accumulator(R) Series at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
FOUR CONTRACT SERIES      This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus(SM),
                          Accumulator(R) Elite(SM) and Accumulator(R) Select(SM). Each series provides for the accumulation of retirement savings and income, offers income and death benefit protection, and offers various payout options.

                          Each series provides a different charge structure. For details, please see the summary of the contract features below, the "Fee table" and "Charges and expenses" later in this Prospectus.

                          Each series is subject to different contribution rules, which are described in "Contribution amounts"
                          later in this section and in "How you can contribute to your contract" in "Contract features and benefits"
                          later in this Prospectus.

                          The chart below shows the availability of key features under each series of the contract.

                                                 ACCUMULATOR(R)   ACCUMULATOR(R)   ACCUMULATOR(R)   ACCUMULATOR(R)
                                                                  PLUS(SM)         ELITE(SM)        SELECT(SM)
                          ---------------------------------------------------------------------------------------------------------
                          Special dollar cost    Yes              No               Yes              No
                          averaging
                          ---------------------------------------------------------------------------------------------------------
                          12 month dollar cost   No               No               No               Yes
                          averaging
                          ---------------------------------------------------------------------------------------------------------
                          Credits                No               Yes              No               No
                          ---------------------------------------------------------------------------------------------------------

                          Throughout the Prospectus, any differences among the contract series are identified.

                          You should work with your financial professional to decide which series of the contract may be appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.
-----------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   The Accumulator(R) Series' variable investment options invest in different Portfolios managed by
MANAGEMENT                professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o   Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                          o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ---------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST       o   Principal and interest guarantees.
OPTION                    o   Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS        o   No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                          ---------------------------------------------------------------------------------------------------------
                          o   No tax on transfers among investment options inside the contract. For more information, please see
                              "How you can contribute to your contract" in "Contract features and benefits" later in this
                              Prospectus.
                          ---------------------------------------------------------------------------------------------------------
                          If you are purchasing or contributing to an annuity contract which is an Individual Retirement Annuity
                          (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or contributing to one of the contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.
                          Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
-----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM        The Guaranteed minimum income benefit provides income protection for you during your life once you elect
                          INCOME BENEFIT to annuitize the contract.
-----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL     The Guaranteed withdrawal benefit for life option ("GWBL") guarantees that you can take withdrawals up to
BENEFIT FOR LIFE          a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45 or later.

                          Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------------------------------------------------------

9 THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS     The chart below shows the minimum initial and additional contribution amounts under the contracts. Initial contribution amounts are provided for informational purposes only. Please see "How you can contribute to your contract" under "Contract features and benefits" for more information.

                                                                          ACCUMULATOR(R)      ACCUMULATOR(R)      ACCUMULATOR(R)
                                                        ACCUMULATOR(R)    PLUS(SM)            ELITE(SM)           SELECT(SM)
                         ----------------------------------------------------------------------------------------------------------
                         NQ                            $5,000 ($500)(1)   $10,000 ($500)(1)   $10,000 ($500)(1)   $25,000 ($500)(1)
                         ----------------------------------------------------------------------------------------------------------
                         Rollover IRA                  $5,000 ($50)       $10,000 ($50)       $10,000 ($50)       $25,000 ($50)
                         ----------------------------------------------------------------------------------------------------------
                         Flexible Premium IRA          $4,000 ($50)(2)    n/a                 n/a                 n/a
                         ----------------------------------------------------------------------------------------------------------
                         Roth Conversion IRA           $5,000 ($50)       $10,000 ($50)       $10,000 ($50)       $25,000 ($50)
-----------------------------------------------------------------------------------------------------------------------------------
                         Flexible Premium Roth IRA     $4,000 ($50)(2)    n/a                 n/a                 n/a
                         ----------------------------------------------------------------------------------------------------------
                         Inherited IRA Beneficiary     $5,000 ($1,000)    n/a                 $10,000 ($1,000)    $25,000 ($1,000)
                         Continuation contract (tra-
                         ditional IRA or Roth IRA)
                         ("Inherited IRA")
                         ----------------------------------------------------------------------------------------------------------
                         QP                            $5,000 ($500)      $10,000 ($500)      $10,000 ($500)      n/a
                         ----------------------------------------------------------------------------------------------------------
                         Rollover TSA                  $5,000 ($500)      $10,000 ($500)      $10,000 ($500)      $25,000 ($500)
                         ----------------------------------------------------------------------------------------------------------
                         (1) $100 monthly and $300 quarterly under our automatic investment program.
                         (2) $50 monthly or quarterly under our automatic investment program.

                         o   Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
                         ----------------------------------------------------------------------------------------------------------
                         In general, contributions are limited to $1.5 million ($500,000 maximum for owners or annuitants who are age 81 and older at contract issue) under all Accumulator(R) Series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------
CREDIT                   We allocate your contributions to your account value. We allocate a credit to your account value at the
(ACCUMULATOR(R) PLUS(SM) same time that we allocate your contributions. The credit will apply to additional contribution amounts
CONTRACTS ONLY)          only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY     o   Partial withdrawals

                         o   Several withdrawal options on a periodic basis

                         o   Loans under Rollover TSA contracts (employer or plan approval required)

                         o   Contract surrender

                         o   Maximum payment plan (only under contracts with GWBL)

                         o   Customized payment plan (only under contracts with GWBL)

                         You may incur a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts) for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
-----------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS           o   Fixed annuity payout options

                         o   Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                         o   Income Manager(R) payout options (described in a separate prospectus for that option)
-----------------------------------------------------------------------------------------------------------------------------------


                        THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES 10

-----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o   Guaranteed minimum death benefit options

                          o   Principal guarantee benefits

                          o   Dollar cost averaging

                          o   Automatic investment program

                          o   Account value rebalancing (quarterly, semiannually, and annually)

                          o   Free transfers

                          o   Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home (not applicable to Accumulator(R) Select(SM) contracts)

                          o   Earnings enhancement benefit, an optional death benefit available under certain contracts

                          o   Spousal continuation

                          o   Beneficiary continuation option

                          o   Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset
-----------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES          Please see "Fee table" later in this section for complete details.
-----------------------------------------------------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE Please see "How you can contribute to your contract" in "Contract features and benefits" for owner and
AGES                      annuitant issue ages applicable to your contract.
-----------------------------------------------------------------------------------------------------------------------------------


THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


11 THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table



--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-         ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
drawn (deducted if you surrender your contract or make certain                          PLUS(SM)       ELITE(SM)      SELECT(SM)
withdrawals or apply your cash value to certain payout options).(1)
                                                                         7.00%          8.00%          8.00%          N/A
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                          $350 (for all Accumulator(R) Series contracts)
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)

  If your account value on a contract date anniversary is less than      $ 30
  $50,000(3)

  If your account value on a contract date anniversary is $50,000 or     $  0
  more
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                        ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
                                                                                        PLUS(SM)       ELITE(SM)      SELECT(SM)

Mortality and expense risks(4)                                           0.80%          0.95%          1.10%          1.10%

Administrative                                                           0.30%          0.35%          0.30%          0.25%

Distribution                                                             0.20%          0.25%          0.25%          0.35%
                                                                         -----          -----          -----          -----

Total Separate account annual expenses                                   1.30%          1.55%          1.65%          1.70%
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a per-
centage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

  Standard death benefit and GWBL Standard death benefit                 No charge

  Annual Ratchet to age 85                                               0.25%

  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85            0.60% or 0.65%*

  GWBL Enhanced death benefit                                            0.30%

*Please see Appendix VIII later in this Prospectus for more information on the charge applicable under your Accumulator(R)
 Series contract.
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)

  100% Principal guarantee benefit                                       0.50%

  125% Principal guarantee benefit                                       0.75%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each
contract date anniversary for which the benefit is in effect.)           0.65%
------------------------------------------------------------------------------------------------------------------------------------

                                                                    FEE TABLE 12

------------------------------------------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)                                  0.35%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE                      0.60% for the Single Life option
(Calculated as a percentage of the GWBL benefit base. Deducted annu-       0.75% for the Joint Life option
ally(2) on each contract date anniversary.)
------------------------------------------------------------------------------------------------------------------------------------
If your GWBL benefit base ratchets, we reserve the right to increase your  0.75% for the Single Life option
charge up to:                                                              0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" ("GWBL") in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in
"Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY (Calcu-            2.00%(5)
lated and deducted daily as a percentage of the outstanding loan amount.)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010 (expenses that are                      Lowest          Highest
deducted from Portfolio assets including management fees, 12b-1 fees,                      ------          -------
service fees, and/or other expenses)(6)                                                    0.62%           1.46%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

      The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

Contract                                                   Accumulator(R)     Accumulator(R)
Year                                    Accumulator(R)       Plus(SM)            Elite(SM)
--------------------------------------- --------------     --------------     ---------------
  1.................................... 7.00%              8.00%              8.00%

  2.................................... 7.00%              8.00%              7.00%

  3.................................... 6.00%              7.00%              6.00%

  4.................................... 6.00%              6.00%              5.00%

  5.................................... 5.00%              5.00%              0.00%

  6.................................... 3.00%              5.00%              0.00%

  7.................................... 1.00%              4.00%              0.00%

  8.................................... 0.00%              3.00%              0.00%

  9+................................... 0.00%              0.00%              0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus(SM) contracts, the charges also compensate us for the expense associated with the credit.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.



13 FEE TABLE

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with either the Guaranteed minimum income benefit (with the annual reset feature) or the 125% Principal guarantee benefit) would pay in the situations illustrated. All values in the expense examples were calculated with the Guaranteed minimum income benefit except for the AXA Moderate Allocation portfolio. The AXA Moderate Allocation portfolio is calculated with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit depending on which benefit yielded the higher expenses. These examples use an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.013%; Accumulator(R) Plus(SM) 0.010%; Accumulator(R) Elite(SM) 0.008%; and Accumulator(R) Select(SM) 0.008%.


The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the 12 month dollar cost averaging program (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus(SM) contracts assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



------------------------------------------------------------------------------------------------------------------------------------
                                                       ACCUMULATOR(R)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                      applicable time period, and select a
                                                                                                    non-life
                                             If you surrender your contract at the      contingent period certain annuity
                                                           end of the                              option with
                                                     applicable time period                   less than five years
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year    3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $1,166    $2,025    $2,925    $5,111       N/A    $2,025    $2,925    $5,111
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $1,077    $1,766    $2,503    $4,327       N/A    $1,766    $2,503    $4,327
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            If you do not surrender your contract
                                                          at the end
                                                of the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $466     $1,425    $2,425    $5,111
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $377     $1,166    $2,003    $4,327
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                   ACCUMULATOR(R) PLUS(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                       applicable time period, and select
                                               If you surrender your contract at        a non-life contingent period cer-
                                                 the end of the applicable time        tain annuity option with less than
                                                             period                                five years
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year    3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $1,306    $2,244    $3,219    $5,480       N/A    $2,244    $3,219    $5,480
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $1,215    $1,976    $2,785    $4,684       N/A    $1,976    $2,785    $4,684
     any of the Portfolios

------------------------------------------------------------------------------------------------------------------------------------
                                              If you do not surrender your con-
                                              tract at the end of the applicable
                                                         time period
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $506     $1,544    $2,619    $5,480
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $415     $1,276    $2,185    $4,684
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                  ACCUMULATOR(R) ELITE(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                               If you annuitize at the end of the
                                               applicable time period, and select
        If you surrender your contract at       a non-life contingent period cer-      If you do not surrender your con-
         the end of the applicable time        tain annuity option with less than      tract at the end of the applicable
                     period                                five years                             time period
------------------------------------------------------------------------------------------------------------------------------------
     1 year   3 years   5 years   10 years   1 year   3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


                                                                   FEE TABLE 14

------------------------------------------------------------------------------------------------------------------------------------
                                                ACCUMULATOR(R) ELITE(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                                                    APPLICABLE TIME PERIOD, AND SELECT A
                                               IF YOU SURRENDER YOUR CONTRACT AT    NON-LIFE CONTINGENT PERIOD CERTAIN
                                                THE END OF THE APPLICABLE TIME      ANNUITY OPTION WITH LESS THAN FIVE
                                                            PERIOD                                 YEARS
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $1,302    $2,131    $2,594    $5,413   N/A    $2,131    $2,594    $5,413
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $1,214    $1,873    $2,178    $4,658   N/A    $1,873    $2,178    $4,658
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR CONTRACT
                                              AT THE END OF THE APPLICABLE TIME
                                                           PERIOD
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of  $502    $1,531    $2,594    $5,413
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of  $414    $1,273    $2,178     4,658
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                 ACCUMULATOR(R) SELECT(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     If you surrender or do not surrender
                                              If you annuitize at the end of the    your contract at the end of the appli-
                                                    applicable time period                    cable time period
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year   3 years   5 years   10 years   1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of    N/A    $1,896    $2,968    $5,806     $507     $1,546    $2,618    $5,456
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of    N/A    $1,639    $2,553    $5,055     $419     $1,289    $2,203    $4,705
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2010.



15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS



--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.
--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining, contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
             FOR OWNER
CONTRACT     AND ANNUITANT             MINIMUM
TYPE         ISSUE AGES                CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
NQ           Accumulator(R)            o  Accumulator(R)             o  After-tax money.            o  Accumulator(R)
             Accumulator(R) Elite(SM)    $5,000 (initial)                                              Accumulator(R) Elite(SM)
             Accumulator(R) Select(SM)                               o  Paid to us by check or         Accumulator(R) Select(SM)
             0 through 85              o  Accumulator(R) Plus(SM)       transfer of contract value     No additional contribu-
                                          Accumulator(R) Elite(SM)      in a tax-deferred              tions may be made after
             Accumulator(R) Plus(SM)      $10,000 (initial)             exchange under Section         attainment of age 86, or
             0 through 80                                               1035 of the Internal           if later, the first contract
                                       o  Accumulator(R) Select(SM)     Revenue Code.                  date anniversary.(2)
                                          $25,000 (initial)

                                       o  The Accumulator(R) Series                                 o  Accumulator(R) Plus(SM)
                                          $500 (additional)                                            No additional contribu-
                                                                                                       tions after attainment of
                                       o  The Accumulator(R) Series                                    age 81 or, if later, the
                                          $100 monthly and $300                                        first contract date anni-
                                          quarterly under our                                          versary.(2)
                                          automatic investment
                                          program (additional)
------------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 16

------------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
             FOR OWNER
CONTRACT     AND ANNUITANT             MINIMUM
TYPE         ISSUE AGES                CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA Accumulator(R)            o  Accumulator(R)             o  Eligible rollover distribu- o  Accumulator(R)
             Accumulator(R) Elite(SM)     $5,000 (initial)              tions from 403(b) plans,       Accumulator(R) Elite(SM)
             Accumulator(R) Select(SM)                                  qualified plans, and gov-      No additional contribu-
             20 through 85             o  Accumulator(R) Plus(SM)       ernmental employer             tions may be made after
             Accumulator(R) Plus(SM)      Accumulator(R) Elite(SM)      457(b) plans.                  attainment of age 86, or,
             20 through 80                $10,000 (initial)                                            if later, the first contract
                                                                     o  Rollovers from another         date anniversary.(2)
                                       o  Accumulator(R) Select(SM)     traditional individual
                                          $25,000 (initial)             retirement arrangement.     o  Accumulator(R) Plus(SM)
                                                                                                       No contributions after
                                       o  The Accumulator(R) Series  o  Direct custodian-to-           attainment of age 81 or,
                                          $ 50 (additional)             custodian transfers from       if later, the first contract
                                                                        another traditional indi-      date anniversary.(2)
                                                                        vidual retirement
                                       o  $100 monthly and $300         arrangement.                o  Accumulator(R) Select(SM)
                                          quarterly under our                                          No rollover or direct
                                          automatic investment       o  Regular IRA contribu-          transfer contributions
                                          program (additional)          tions.                         after attainment of age
                                          (subject to tax maxi-                                        86 or, if later, the first
                                          mums)                      o  Additional catch-up con-       contract date anniver-
                                                                        tributions.                    sary.(2)

                                                                                                    o  Contributions after age
                                                                                                       70-1/2 must be net of
                                                                                                       required minimum distri-
                                                                                                       butions.

                                                                                                    o  Although we accept
                                                                                                       regular IRA contributions
                                                                                                       (limited to $5,000)
                                                                                                       under Rollover IRA con-
                                                                                                       tracts, we intend that the
                                                                                                       contract be used primar-
                                                                                                       ily for rollover and direct
                                                                                                       transfer contributions.

                                                                                                    o  Additional catch-up con-
                                                                                                       tributions of up to
                                                                                                       $1,000 per calendar year
                                                                                                       where the owner is at
                                                                                                       least age 50 but under
                                                                                                       age 70-1/2 at any time
                                                                                                       during the calendar year
                                                                                                       for which the contribu-
                                                                                                       tion is made.
------------------------------------------------------------------------------------------------------------------------------------


17 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
             FOR OWNER
CONTRACT     AND ANNUITANT             MINIMUM
TYPE         ISSUE AGES                CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Roth         Accumulator(R)            o  Accumulator(R)             o  Rollovers from another      o  Accumulator(R)
Conversion   Accumulator(R) Elite(SM)     $5,000 (initial)              Roth IRA.                      No additional rollover or
IRA          Accumulator(R) Select(SM)                                                                 direct contributions after
             20 through 85             o  Accumulator(R) Plus(SM)    o  Rollovers from a "desig-       attainment of age 81 or,
             Accumulator(R) Plus(SM)      Accumulator(R) Elite(SM)      nated Roth contribution        if later, the first contract
             20 through 80                $10,000 (initial)             account" under speci-          date anniversary.(2)
                                                                        fied retirement plans.
                                       o  Accumulator(R) Select(SM)                                 o  Accumulator(R) Plus(SM)
                                          $25,000 (initial)          o  Conversion rollovers           No additional rollover or
                                                                        from a traditional IRA or      direct contributions after
                                       o  The Accumulator(R) Series     other eligible retirement      attainment of age 81 or,
                                          $ 50 (additional)             plan.                          if later, the first contract
                                                                                                       date anniversary.(2)
                                       o  $100 monthly and $300      o  Direct transfers from
                                          quarterly under our           another Roth IRA.           o  Accumulator(R) Elite(SM)
                                          automatic investment                                         Accumulator(R) Select(SM)
                                          program (additional)       o  Regular Roth IRA contri-       No additional rollover or
                                          (subject to tax maxi-         butions.                       direct transfer contribu-
                                          mums)                                                        tions after attainment of
                                                                     o  Additional catch-up con-       age 86 or, if later, the
                                                                        tributions.                    first contract date anni-
                                                                                                       versary.(2)

                                                                                                    o  Conversion rollovers
                                                                                                       after age 70-1/2 must be
                                                                                                       net of required minimum
                                                                                                       distributions for the tra-
                                                                                                       ditional IRA or other
                                                                                                       eligible retirement plan
                                                                                                       which is the source of
                                                                                                       the conversion rollover.

                                                                                                    o  Although we accept
                                                                                                       regular Roth IRA contri-
                                                                                                       butions (limited to
                                                                                                       $5,000) under Roth IRA
                                                                                                       contracts, we intend that
                                                                                                       the contract be used
                                                                                                       primarily for rollover and
                                                                                                       direct transfer contribu-
                                                                                                       tions.

                                                                                                    o  Additional catch-up con-
                                                                                                       tributions of up to
                                                                                                       $1,000 per calendar year
                                                                                                       where the owner is at
                                                                                                       least age 50 at any time
                                                                                                       during the calendar year
                                                                                                       for which the contribu-
                                                                                                       tion is made.
------------------------------------------------------------------------------------------------------------------------------------


                                      CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
             AVAILABLE
             FOR OWNER
CONTRACT     AND ANNUITANT             MINIMUM
TYPE         ISSUE AGES                CONTRIBUTIONS                 SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover     Accumulator(R)            o  Accumulator(R)             o  With documentation of       o  Accumulator(R)
TSA(3)       Accumulator(R) Elite(SM)     $5,000 (initial)              employer or plan               No additional contribu-
             Accumulator(R) Select(SM)                                  approval, and limited to       tions may be made after
             20 through 85             o  Accumulator(R) Plus(SM)       pre-tax funds, direct          attainment of age 86, or,
             Accumulator(R) Plus(SM)      Accumulator(R) Elite(SM)      plan-to-plan transfers         if later, the first contract
             20 through 80                $10,000 (initial)             from another 403(b)            date anniversary.(2)
                                                                        plan or contract
                                       o  Accumulator(R) Select(SM)     exchanges from another      o  Accumulator(R) Plus(SM)
                                          $25,000 (initial)             403(b) contract under          No additional rollover or
                                                                        the same plan.                 direct contributions after
                                       o  The Accumulator(R) Series                                    attainment of age 81 or,
                                          $500 (additional)          o  With documentation of          if later, the first contract
                                                                        employer or plan               date anniversary.(2)
                                                                        approval, and limited to
                                                                        pre-tax funds, eligible     o  Accumulator(R) Elite(SM)
                                                                        rollover distributions         No rollover or direct
                                                                        from other 403(b) plans,       transfer contributions
                                                                        qualified plans, govern-       after attainment of age
                                                                        mental employer 457(b)         87.(2)
                                                                        plans or traditional IRAs.
                                                                                                    o  Accumulator(R) Select(SM)
                                                                                                       No additional rollover or
                                                                                                       direct transfer contribu-
                                                                                                       tions after attainment of
                                                                                                       age 86 or, if later, the
                                                                                                       first contract date anni-
                                                                                                       versary.(2)

                                                                                                    o  Contributions after age
                                                                                                       70-1/2 must be net of any
                                                                                                       required minimum distri-
                                                                                                       butions.

                                                                                                    o  We do not accept
                                                                                                       employer-remitted con-
                                                                                                       tributions.

                                                                                                    o  We do not accept after-
                                                                                                       tax contributions,
                                                                                                       including designated
                                                                                                       Roth contributions.

See Appendix IX later in this Prospectus for a discussion of TSA contracts.
------------------------------------------------------------------------------------------------------------------------------------


19 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR OWNER
CONTRACT         AND ANNUITANT            MINIMUM
TYPE             ISSUE AGES               CONTRIBUTIONS                SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
QP               Accumulator(R)           o  Accumulator(R)            o  Only transfer contribu-    o  A separate QP contract
(Accumulator(R), Accumulator(R) Elite(SM)    Accumulator(R) Elite(SM)     tions from other              must be established for
Accumulator(R)   20 through 75               $5,000 (initial)             investments within an         each plan participant.
Plus(SM) and                                                              existing defined contri-
Accumulator(R)   Accumulator(R) Plus(SM)  o  Accumulator(R) Plus(SM)      bution qualified plan      o  We do not accept regu-
Elite(SM)        20 through 70               $10,000 (initial)            trust.                        lar ongoing payroll
contracts only)                                                                                         contributions or contri-
                                          o  The Accumulator(R) Series o  The plan must be quali-       butions directly from the
                                             $500 (additional)            fied under Section            employer.
                                                                          401(a) of the Internal
                                                                          Revenue Code.              o  Only one additional
                                                                                                        transfer contribution may
                                                                       o  For 401(k) plans,             be made during a con-
                                                                          transferred                   tract year.
                                                                          contributions may
                                                                          not include any            o  No additional transfer
                                                                          after-tax                     contributions after par-
                                                                          contributions,                ticipant's attainment of
                                                                          including                     age 76 (age 71 under
                                                                          designated                    Accumulator(R) Plus(SM)
                                                                          Roth contributions.           contracts) or, if later, the
                                                                                                        first contract date anni-
                                                                                                        versary.

                                                                                                     o  Contributions after age
                                                                                                        70-1/2 must be net of any
                                                                                                        required minimum distri-
                                                                                                        butions.

                                                                                                     o  We do not accept contri-
                                                                                                        butions from defined















See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 20

------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR OWNER
CONTRACT         AND ANNUITANT            MINIMUM
TYPE             ISSUE AGES               CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 70            o  $4,000 (initial)         o  Regular traditional IRA     o  No regular IRA contribu-
IRA                                                                      contributions.                 tions in the calendar
(Accumulator(R)                           o  $50 (additional)                                           year you turn age 70-1/2
contracts only)                                                       o  Additional catch-up con-       and thereafter.
                                          o  $50 monthly or quarterly    tributions.
                                             under our automatic                                     o  Regular contributions
                                             investment program       o  Eligible rollover distribu-    may not exceed $5,000.
                                             (additional)                tions from 403(b) plans,
                                                                         qualified plans, and gov-   o  Additional catch-up con-
                                                                         ernmental employer             tributions of up to
                                                                         457(b) plans.                  $1,000 per calendar year
                                                                                                        where the owner is at
                                                                      o  Rollovers from another         least age 50 but under
                                                                         traditional individual         age 70-1/2 at any time
                                                                         retirement arrangement.        during the calendar year
                                                                                                        for which the contribu-
                                                                      o  Direct custodian-to-           tion is made.
                                                                         custodian transfers from
                                                                         another traditional indi-   o  Although we accept
                                                                         vidual retirement              rollover and direct trans-
                                                                         arrangement.                   fer contributions under
                                                                                                        the Flexible Premium IRA
                                                                                                        contract, we intend that
                                                                                                        the contract be used for
                                                                                                        ongoing regular contri-
                                                                                                        butions.

                                                                                                     o  Rollover and direct trans-
                                                                                                        fer contributions may be
                                                                                                        made up to attainment
                                                                                                        of age 86.(2)

                                                                                                     o  Rollover and direct trans-
                                                                                                        fer contributions after
                                                                                                        age 70-1/2 must be net of
                                                                                                        required minimum distri-
                                                                                                        butions.
------------------------------------------------------------------------------------------------------------------------------------


21 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR OWNER
CONTRACT         AND ANNUITANT            MINIMUM
TYPE             ISSUE AGES               CONTRIBUTIONS                SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 85            o  $4,000 (initial)          o  Regular Roth IRA           o  No additional contribu-
Roth IRA                                                                  contributions.                tions may be made after
(Accumulator(R)                           o  $50 (additional)                                           the attainment of age
contracts only)                                                        o  Additional catch-up con-      86, or, if later, the first
                                          o  $50 monthly or quarterly     tributions.                   contract date
                                             under our automatic                                        anniversary.(2)
                                             investment program        o  Rollovers from another
                                             (additional)                 Roth IRA.                  o  Contributions are subject
                                                                                                        to income limits and
                                                                       o  Rollovers from a "desig-      other tax rules.
                                                                          nated Roth contribution
                                                                          account" under speci-      o  Regular Roth IRA contri-
                                                                          fied retirement plans.        butions may not exceed
                                                                                                        $5,000.
                                                                       o  Conversion rollovers
                                                                          from a traditional IRA or  o  Additional catch-up con-
                                                                          other eligible retirement     tributions of up to
                                                                          plan.                         $1,000 per calendar year
                                                                                                        where the owner is at
                                                                       o  Direct transfers from         least age 50 at any time
                                                                          another Roth IRA.             during the calendar year
                                                                                                        for which the contribu-
                                                                                                        tion is made.

                                                                                                     o  Although we accept
                                                                                                        rollover and direct trans-
                                                                                                        fer contributions under
                                                                                                        the Flexible Premium
                                                                                                        Roth IRA contract, we
                                                                                                        intend that the contract
                                                                                                        be used for ongoing
                                                                                                        regular Roth IRA contri-
                                                                                                        butions.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0-70                     o  Accumulator(R)            o  Direct custodian-to-       o  Any additional contribu-
Beneficiary Con-                             $5,000 (initial)             custodian transfers of        tions must be from the
tinuation                                                                 your interest as a death      same type of IRA of the
Contract                                  o  Accumulator(R) Elite(SM)     beneficiary of the            same deceased owner.
(traditional IRA                             $10,000 (initial)            deceased owner's tradi-
or Roth IRA)                                                              tional individual          o  Non-spousal beneficiary
(Accumulator(R),                          o  Accumulator(R) Select(SM)    retirement arrangement        direct rollover contribu-
Accumulator(R)                               $25,000 (initial)            or Roth IRA to an IRA of      tions from qualified
Elite(SM) and                                                             the same type.                plans, 403(b) plans and
Accumulator(R)                            o  The Accumulator(R) Series                                  governmental employer
Select(SM)                                   $1,000 (additional)                                        457(b) plans may be
contracts only)                                                                                         made to an Inherited IRA
                                                                                                        contract under specified
                                                                                                        circumstances.
------------------------------------------------------------------------------------------------------------------------------------



(1) Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.

(2)   Please see Appendix VII later in this Prospectus for state variations.

(3) May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

                                               CONTRACT FEATURES AND BENEFITS 22

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners of the Accumulator(R) Select(SM) contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select(SM) contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If the contract is jointly owned and GWBL has not been elected, benefits are based on the age of the older joint owner. In this Prospectus, when we use the term "owner", we intend this to be a reference to the annuitant if the contract has a non-natural owner. If GWBL is elected, the terms "owner" and "successor owner" are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. We do not permit joint annuitants unless you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, and the contract is owned by a non-natural owner. Under QP contracts, all benefits are based on the age of the annuitant.


PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.
--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year."
The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------
Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.


If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or



23  CONTRACT FEATURES AND BENEFITS
your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging. If you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio ("permitted variable investment options").

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.

Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.



VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.



                                               CONTRACT FEATURES AND BENEFITS 24

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risk associated with certain guaranteed features, including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.




------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   ClearBridge Advisors, LLC

                                                                                       o   Goodman & Co. NY Ltd.

                                                                                       o   Legg Mason Capital Management, Inc.

                                                                                       o   Marsico Capital Management, LLC

                                                                                       o   T. Rowe Price Associates, Inc.

                                                                                       o   Westfield Capital Management Company,
                                                                                           L.P.
------------------------------------------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND      Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                            appreciation, consistent with a prudent level of risk.
                                                                                       o   Pacific Investment Management Company
                                                                                           LLC

                                                                                       o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL  Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   JPMorgan Investment Management Inc.

                                                                                       o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP      Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   Janus Capital Management, LLC

                                                                                       o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP      Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   Institutional Capital LLC

                                                                                       o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP        Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Franklin Advisers, Inc.

                                                                                       o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE  Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Diamond Hill Capital Management, Inc.

                                                                                       o   Knightsbridge Asset Management, LLC

                                                                                       o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR   Seeks high total return through a combination of current   o   Pacific Investment Management Company
 BOND                       income and capital appreciation.                               LLC

                                                                                       o   Post Advisory Group, LLC

                                                                                       o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP      Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                    LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Lord, Abbett & Co. LLC

                                                                                       o   Morgan Stanley Investment Management
                                                                                           Inc.

                                                                                       o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 26

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP      Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 VALUE                                                                                     LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Franklin Advisory Services, LLC

                                                                                       o   Horizon Asset Management, Inc.

                                                                                       o   Pacific Global Investment Management
                                                                                           Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY     Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   RCM Capital Management, LLC

                                                                                       o   SSgA Funds Management, Inc.

                                                                                       o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL  Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP   Seeks to achieve long-term total return.                   o   AXA Equitable Funds Management Group,
 VALUE CORE                                                                                LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE    Seeks to achieve capital appreciation and secondarily,     o   BlackRock Investment Management, LLC
 EQUITY                     income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY   Seeks a combination of growth and income to achieve an     o   Boston Advisors, LLC
 INCOME                     above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY         Seeks to achieve long-term capital appreciation.           o   Bridgeway Capital Management, Inc.
 RESPONSIBLE
                                                                                       o   Calvert Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH  Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 (1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN         Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX       Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                            approximates the total return performance of the Russell
                            3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX          Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                            approximates the total return performance of the Barclays
                            Capital Intermediate U.S. Government/Credit Index,
                            including reinvestment of dividends, at a risk level
                            consistent with that of the Barclays Capital
                            Intermediate U.S. Government/Credit Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE   Seeks to achieve long-term growth of capital.              o   Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX         Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                            approximates the total return performance of the S&P
                            500 Index, including reinvestment of dividends, at a risk
                            level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------



27 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS       Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Capital Management, Inc.

                                                                                       o   BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED   Seeks to maximize income while maintaining prospects       o   AXA Equitable Funds Management Group,
                            for capital appreciation.                                      LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily seeks o   AXA Equitable Funds Management Group,
 ALLOCATION                 income.                                                        LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND        Seeks to achieve capital appreciation.                     o   GAMCO Asset Management, Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY      Seeks to maximize capital appreciation.                    o   GAMCO Asset Management, Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS         Seeks to achieve capital growth and current income.        o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   First International Advisors, LLC

                                                                                       o   Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR      Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
 EQUITY                                                                                    LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Morgan Stanley Investment Management
                                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT  Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
 BOND INDEX                 approximates the total return performance of the Barclays
                            Capital Intermediate U.S. Government Bond Index, includ-
                            ing reinvestment of dividends, at a risk level consistent
                            with that of the Barclays Capital Intermediate U.S. Gov-
                            ernment Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS  Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Hirayama Investments, LLC

                                                                                       o   Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL            Seeks to achieve a total return (before expenses) that     o   AllianceBernstein L.P.
 EQUITY INDEX(2)            approximates the total return performance of a compos-
                            ite index comprised of 40% Dow Jones EURO STOXX 50
                            Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                            S&P/ASX 200 Index, including reinvestment of dividends,
                            at a risk level consistent with that of the composite
                            index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS Seeks to provide current income and long-term growth of    o   AXA Equitable Funds Management Group,
                            income, accompanied by growth of capital.                      LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE           Seeks to achieve long-term capital appreciation.           o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 28

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS      Seeks to achieve long-term growth of capital with a sec-   o   AXA Equitable Funds Management Group,
                            ondary objective to seek reasonable current income. For        LLC
                            purposes of this Portfolio, the words "reasonable current
                            income" mean moderate income.                              o   BlackRock Investment Management, LLC

                                                                                       o   Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX   Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                            approximates the total return performance of the Russell
                            1000 Growth Index, including reinvestment of dividends
                            at a risk level consistent with that of the Russell 1000
                            Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS    Seeks to provide long-term capital growth.                 o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX    Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                            approximates the total return performance of the Russell
                            1000 Value Index, including reinvestment of dividends, at
                            a risk level consistent with that of the Russell 1000 Value
                            Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS     Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.

                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND   Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 INCOME(1)                  income without excessive fluctuation in market value.




------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP    Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 CORE                       income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL        Seeks to achieve capital appreciation.                     o   MFS Investment Management
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX            Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                            approximates the total return performance of the S&P
                            Mid Cap 400 Index, including reinvestment of dividends,
                            at a risk level consistent with that of the S&P Mid Cap
                            400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS       Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o   The Dreyfus Corporation
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                     o   Montag & Caldwell, LLC
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP   Seeks to achieve capital growth.                           o   Morgan Stanley Investment Management
 GROWTH                                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY  Seeks to achieve capital appreciation, which may occa-     o   AXA Equitable Funds Management Group,
                            sionally be short-term, and secondarily, income.               LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL       Seeks to achieve capital appreciation.                     o   OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------


29 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND   Seeks to generate a return in excess of traditional money  o   Pacific Investment Management Company,
                            market products while maintaining an emphasis on pres-         LLC
                            ervation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS        Seeks to achieve high current income consistent with       o   AllianceBernstein L.P.
                            moderate risk to capital.
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o   AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and sec-   o   T. Rowe Price Associates, Inc.
 STOCK                      ondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY  Seeks to achieve long-term capital growth.                 o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   BlackRock Investment Management, LLC

                                                                                       o   Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation o   UBS Global Asset Management (Americas)
                            with income as a secondary consideration.                      Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                o   Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA        Seeks to achieve long-term capital growth.                 o   Wells Capital Management, Inc.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.



--------------------------------------------------------------------------------
      REPLACED (CURRENT) PORTFOLIO       SURVIVING/NEW PORTFOLIO
--------------------------------------------------------------------------------
      EQ/Capital Guardian Growth         EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------
      EQ/Lord Abbett Growth and Income   EQ/Large Cap Value Index
--------------------------------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                                              CONTRACT FEATURES AND BENEFITS 30

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)   the minimum interest rate guaranteed over the life of the contract,

(2)   the yearly guaranteed interest rate for the calendar year, and

(3)   the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.

Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.00%. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than twelve different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions" would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (for all contracts except Accumulator(R) Select(SM), there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity



31  CONTRACT FEATURES AND BENEFITS
option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)   the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.
--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners. Under the program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and


                                              CONTRACT FEATURES AND BENEFITS  32
interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.


The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. Please see Appendix VII for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.

12 MONTH DOLLAR COST AVERAGING PROGRAM. The 12 month dollar cost averaging program is only available to Accumulator(R) Select(SM) contract owners. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for



33  CONTRACT FEATURES AND BENEFITS

12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

You may not participate in the 12 month dollar cost averaging program if you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite(SM) contracts only), the fixed dollar option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Select(SM) contract owners, the 12 month dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability.


CREDITS (for Accumulator(R) Plus(SM) contracts only)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

--------------------------------------------------------------------------------
                                           CREDIT PERCENTAGE
    FIRST YEAR TOTAL CONTRIBUTIONS            APPLIED TO
            BREAKPOINTS                     CONTRIBUTIONS
--------------------------------------------------------------------------------
Less than $500,000                                4%
--------------------------------------------------------------------------------
$500,000-$999,999.99                            4.5%
--------------------------------------------------------------------------------
$1 million or more                                5%
--------------------------------------------------------------------------------

The percentage of the credit is based on your total first year contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.


For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 - 7,000)].


Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:


                                              CONTRACT FEATURES AND BENEFITS  34

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

      -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

      -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

      -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

      -- The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

o     No indication of intent:

      -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

      -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus).

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

o If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses"



35  CONTRACT FEATURES AND BENEFITS
      later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (including amounts allocated to the account for special dollar cost averaging under Accumulator(R) and Accumulator(R) Elite(SM) contracts but excluding all other amounts allocated to the EQ/Money Market and EQ/Intermediate Government Bond Index variable investment options and monies allocated to the 12 month dollar cost averaging program under Accumulator(R) Select(SM)); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up on the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower roll-up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                      or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

For contracts with non-natural owners, the last contract date anniversary a ratchet could occur is based on the annuitant's age.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

In Washington a different roll-up rate applies to the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit. See Appendix VII later in this Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, if your contract has an annual reset. If your contract has a five year reset, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any 5th or later contract date anniversary until the contract date anniversary following age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.
--------------------------------------------------------------------------------

ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.

AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.

AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.

--------------------------------------------------------------------------------
If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

(i) if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base


                                              CONTRACT FEATURES AND BENEFITS  36
      was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

(ii) if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary or for five years, depending upon the reset period available under your contract. Please see Appendix VIII later in this Prospectus for more information on the reset feature available under your contract. If after your death your spouse continues the contract and your contract has an annual reset, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. However, if your contract has a five year reset, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6% of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts" as well as Appendix IX -- "Tax-sheltered annuity contracts (TSAs)" later in this Prospectus.

The Roll-Up benefit base for both the "Greater of" enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus.

Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract may specify different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options.


GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-


37  CONTRACT FEATURES AND BENEFITS
out option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

--------------------------------------------------------------------------------
                               LEVEL PAYMENTS
--------------------------------------------------------------------------------
                   Owner's                            Period certain
                age at exercise                           years
                                           -------------------------------------
                                                 IRAs               NQ
--------------------------------------------------------------------------------
                75 and younger                    10                10

                      76                           9                10

                      77                           8                10

                      78                           7                10

                      79                           7                10

                      80                           7                10

                      81                           7                 9

                      82                           7                 8

                      83                           7                 7

                      84                           6                 6

                      85                           5                 5
--------------------------------------------------------------------------------
We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.
--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. For certain contracts, the guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index,



                                              CONTRACT FEATURES AND BENEFITS  38

EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



--------------------------------------------------------------------------------
                            GUARANTEED
                          MINIMUM INCOME            GUARANTEED MINIMUM
                         BENEFIT -- ANNUAL           INCOME BENEFIT --
                        INCOME PAYABLE FOR         ANNUAL INCOME PAYABLE
    CONTRACT            LIFE (FOR CONTRACTS       FOR LIFE (FOR CONTRACTS
      DATE              WITH THE FIVE YEAR        WITH THE ANNUAL ROLL-UP
  ANNIVERSARY          ROLL-UP BENEFIT BASE         BENEFIT BASE RESET
  AT EXERCISE             RESET FEATURE)                 FEATURE).
--------------------------------------------------------------------------------
       10                    $11,891                    $10,065
       15                    $18,597                    $15,266
--------------------------------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(vii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age; and

(viii) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.



39  CONTRACT FEATURES AND BENEFITS

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 76 through 85 at issue (ages 76 through 80 at issue for Accumulator(R) Plus(SM) contracts). Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

For Accumulator(R) Plus(SM) contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS (20 THROUGH 70 AT ISSUE FOR ACCUMULATOR(R) PLUS(SM) QP CONTRACTS). FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE. SEE "HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" EARLIER IN THIS PROSPECTUS.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VII later in this Prospectus for state availability of these benefits):

o     ANNUAL RATCHET TO AGE 85.

o     THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


EARNINGS ENHANCEMENT BENEFIT


Subject to state and contract availability, if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the benefit at the time you purchase your contract (see Appendix VII later in this Prospectus for state availability of these benefits). The Earnings enhancement benefit provides an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate the feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o     the account value, or

o     any applicable death benefit

decreased by:

o     total net contributions

                                              CONTRACT FEATURES AND BENEFITS  40

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus(SM) contracts, credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus(SM) contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o     the account value, or

o     any applicable death benefit

decreased by:

o     total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For contracts with non-natural owners, your eligibility to elect the Earnings enhancement benefit will be based on the annuitant's age.

For an example of how the Earnings enhancement benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued. Neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus for more information.

If you elect the GWBL, your investment options will be limited to the permitted variable investment options, the guaranteed interest option and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only). Please note that the 12 month dollar cost averaging program (for Accumulator(R) Select(SM) contracts only) and our general dollar cost averaging program are not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single Life") or a joint life ("Joint Life") basis. Under a Joint Life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant and joint annuitant, as applicable).

For Joint Life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint Life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint Life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint Life basis. Joint annuitants are not permitted under any other contracts.

This benefit is not available under an Inherited IRA contract. Joint Life QP and TSA contracts are not permitted in connection with this benefit. If you are using your Accumulator(R) or Accumulator(R) Elite(SM)


41  CONTRACT FEATURES AND BENEFITS
contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.

The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.



GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o     Your GWBL benefit base increases by any subsequent contributions.

o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "5% deferral bonus."

o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint Life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on either the annuitant's age or on the younger annuitant's age, if applicable, at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



--------------------------------------------------------------------------------
 AGE                            APPLICABLE PERCENTAGE
--------------------------------------------------------------------------------
45-64                           4.0%
65-74                           5.0%
75-84                           6.0%
85 and older                    7.0%
--------------------------------------------------------------------------------



We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal, and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL



                                              CONTRACT FEATURES AND BENEFITS  42
benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.


SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus(SM) contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;



43  CONTRACT FEATURES AND BENEFITS

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The death benefit is equal to your account value (adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

o     No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint Life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.



                                              CONTRACT FEATURES AND BENEFITS  44

o If you elect GWBL on a Joint Life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint Life and Single Life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, a Joint life GWBL will have little or no value to the surviving same-sex spouse or partner. You should consult with your tax adviser for more information on this subject.


PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any credits allocated to your contract.


Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus(SM) contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. Also, for Accumulator(R) Select(SM) contracts, the 12 month dollar cost averaging program is not available if you elect one of the PGB options. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


45  CONTRACT FEATURES AND BENEFITS

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(For Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts only)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the Inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the Inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the Inherited IRA beneficiary continuation contract.

The Inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the Inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.


o The beneficiary of the original IRA will be the annuitant under the Inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An Inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o     You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

o The Guaranteed minimum income benefit, Spousal continuation, the special and 12 month dollar cost averaging programs (if available), automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your Accumulator(R) Series contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market


                                              CONTRACT FEATURES AND BENEFITS  46
value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting
(i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

For Accumulator(R) Plus(SM) contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this Prospectus.


47  CONTRACT FEATURES AND BENEFITS

2. DETERMINING YOUR CONTRACT'S VALUE



--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select(SM) contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i) increased to reflect additional contributions (plus the credit for Accumulator(R) Plus(SM) contracts);

(ii) decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY
OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to



                                           DETERMINING YOUR CONTRACT'S VALUE  48
an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


49  DETERMINING YOUR CONTRACT'S VALUE

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS



--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o For Accumulator(R) Select(SM) contract owners, you may not transfer any amount to the 12 month dollar cost averaging program.


o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% Roll-Up to age 85 (used for the Greater of 6% (4% in Washington) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (6% or 4% for only the 4% Roll-Up to age 85 death benefit base in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond Index option, the EQ/Money Market option (except amounts in the 12 month dollar cost averaging program, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about the Roll-Up rate applicable in Washington, see Appendix VII.

Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% and the other portion that is rolling up at 3%. If you transfer account value from a 6% option to a 3% option, all or a portion of your benefit base will transfer from the 6% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.



                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  50

This means that we calculate the percentage of current account value in the investment options with a 6% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

o For example, if your account value is $30,000 and has always been invested in 6% investment options, and your benefit base is $40,000 and is all rolling up at 6%, and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

o For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% is less than the dollar amount of your transfer to a 6% investment option.




DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of poten-


51 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS tially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.
--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Select(SM) contract owners, 12 month dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  52

4. ACCESSING YOUR MONEY



--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                           METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
 Contract(1)       Automatic    Partial   System-    Pre-age     Lifetime
                    payment                atic      59-1/2      required
                     plans                            sub-        minimum
                    (GWBL                          stantially  distribution
                     only)                            equal
--------------------------------------------------------------------------------
NQ                   Yes          Yes       Yes         No          No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes       Yes        Yes         Yes
--------------------------------------------------------------------------------
Flexible Premium     Yes          Yes       Yes        Yes         Yes
IRA
--------------------------------------------------------------------------------
Roth Conversion      Yes          Yes       Yes        Yes          No
IRA
--------------------------------------------------------------------------------
Flexible             Yes          Yes       Yes        Yes          No
Premium Roth IRA
--------------------------------------------------------------------------------
Inherited IRA         No          Yes        No         No         (2)
--------------------------------------------------------------------------------
QP(3)                Yes          Yes        No         No         Yes
--------------------------------------------------------------------------------
Rollover TSA(4)      Yes          Yes       Yes         No         Yes
--------------------------------------------------------------------------------



(1) Please note that not all contract types are available under the Accumulator(R) Series of contracts.

(2) The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(3) All payments are made to the plan as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(4) Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.
--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------
PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.

AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase following any Annual Ratchet or 5% deferral bonus.


If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased following any Annual Ratchet or 5% deferral bonus. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.



53  ACCESSING YOUR MONEY

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select(SM), systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them;
(ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select(SM), substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" and Appendix IX later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix IX later in this Prospectus.



                                                        ACCESSING YOUR MONEY  54

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.
--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawals may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6% of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R)and Accumulator(R) Elite(SM) contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would reduced by $8,000 ($20,000 x .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.


55  ACCESSING YOUR MONEY

With respect to the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including
RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar-for-dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the Excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.


WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o     It exceeds limits of federal income tax rules;

o     Interest and principal are not paid when due; or

o     In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue


                                                        ACCESSING YOUR MONEY  56
daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix IX for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. For Accumulator(R) and Accumulator(R) Elite(SM) contracts only, if such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus(SM) contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.


Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other


57  ACCESSING YOUR MONEY
annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus for further information.

--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period certain
                                   Life annuity with refund certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity         Life annuity
   payout options                  Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with period certain
   (available for owners and       Period certain annuity
   annuitants age 83 or less at
   contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Series contract. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.



                                                        ACCESSING YOUR MONEY  58

You may choose to apply your account value of your Accumulator(R) Series contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Series contract and we will deduct any applicable withdrawal charge, if applicable under your Accumulator(R) Series contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

(For the purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Series contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) Series contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Series contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin but it may not be earlier than thirteen months from your Accumulator(R), Accumulator(R) Elite(SM) or Accumulator(R) Select(SM) contract date or not earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from your Accumulator(R) Plus(SM) contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.


For Accumulator(R) Plus(SM) contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option. You will still be able to surrender the contract at any time for any remaining account value. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will continue to ratchet annually if your account value is greater than your minimum death benefit base. The minimum death benefit will be reduced dollar-for-dollar by each payment. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.



59  ACCESSING YOUR MONEY

Please see Appendix VII later in this Prospectus for variations that may apply in your state.



                                                        ACCESSING YOUR MONEY  60

5. CHARGES AND EXPENSES



--------------------------------------------------------------------------------


CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts).

o On each contract date anniversary -- a charge for each optional benefit you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:



     Accumulator(R):              0.80%
     Accumulator(R) Plus(SM):     0.95%
     Accumulator(R) Elite(SM):    1.10%
     Accumulator(R) Select(SM):   1.10%


 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:



     Accumulator(R):              0.30%
     Accumulator(R) Plus(SM):     0.35%
     Accumulator(R) Elite(SM):    0.30%
     Accumulator(R) Select(SM):   0.25%



DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:



     Accumulator(R):              0.20%
     Accumulator(R) Plus(SM):     0.25%
     Accumulator(R) Elite(SM):    0.25%
     Accumulator(R) Select(SM):   0.35%



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If



61  CHARGES AND EXPENSES
your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging or the account for 12 month dollar cost averaging, as applicable. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only and the account for 12 month dollar cost averaging is available for Accumulator(R) Select(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE


(For Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts only )

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus(SM) contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:




--------------------------------------------------------------------------------
                        WITHDRAWAL CHARGE AS A % OF CONTRIBUTION
                                      CONTRACT YEAR
--------------------------------------------------------------------------------
                        1    2    3    4   5    6    7   8     9
--------------------------------------------------------------------------------
Accumula-               7%   7%   6%   6%   5%  3%   1%  0%(1) --
tor(R)
--------------------------------------------------------------------------------
Accumula-               8%   8%   7%   7%   6%  5%   4%  3%    0%(2)
tor(R) Plus(SM)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        WITHDRAWAL CHARGE AS A % OF CONTRIBUTION
                                      CONTRACT YEAR
--------------------------------------------------------------------------------
                        1    2    3    4   5     6    7   8     9
--------------------------------------------------------------------------------
Accumula-               8%   7%   6%   5%  0%(3) --   --  --    --
tor(R) Elite(SM)
--------------------------------------------------------------------------------



(1) Charge does not apply in the 8th and subsequent contract years following contribution.

(2) Charge does not apply in the 9th and subsequent contract years following contribution.

(3) Charge does not apply in the 5th and subsequent contract years following contribution.



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite(SM) NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdraw-



                                                        CHARGES AND EXPENSES  62
als made during the contract year, does not exceed 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount.
If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      --    it provides continuous room and board to three or more persons;

      --    it is supervised by a registered nurse or licensed practical nurse;

      --    it keeps daily medical records of each patient;

      --    it controls and records all medications dispensed; and

      --    its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to either 0.65% or 0.60% of the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 benefit base, depending upon when and where you purchased your contract. Please see Appendix VIII later in this Prospectus for more information on the Guaranteed minimum death benefit charge applicable to your contract.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging. Please note that the account for spe-



63  CHARGES AND EXPENSES
cial dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint Life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single Life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint Life basis.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o     Management fees.

o     12b-1 fees.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


                                                        CHARGES AND EXPENSES  64

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


65  CHARGES AND EXPENSES

6. PAYMENT OF DEATH BENEFIT




--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit.
We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. For Accumulator(R) Plus(SM) contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals.
For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, or the annuitant and joint annuitant, as applicable.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.



                                                    PAYMENT OF DEATH BENEFIT  66

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION


If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

o The applicable Guaranteed minimum death benefit option may continue as follows:

      -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

      -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

      -- If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.

      -- If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

      -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single Life basis, the benefit and charge will terminate.


67  PAYMENT OF DEATH BENEFIT

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

o The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.


If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint Life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator (R) Plus(SM) contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o     The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.



                                                    PAYMENT OF DEATH BENEFIT  68

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY.   This feature, also
known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o     The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of yourbeneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.

o No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

o     The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

                      ----------------------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.


69  PAYMENT OF DEATH BENEFIT

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7. TAX INFORMATION



--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed


                                                             TAX INFORMATION  70
annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.


TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.


EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a



71  TAX INFORMATION
withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies), using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o     Traditional IRAs, typically funded on a pre-tax basis; and

o     Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus(SM).

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively, and the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to


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

the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o     "regular" contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

For Accumulator(R) Plus(SM) Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) traditional IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favoredretirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.



73  TAX INFORMATION

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o     qualified plans;

o     governmental employer 457(b) plans;

o     403(b) plans; and

o     other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

o     Do it yourself:
      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover:
      You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     death benefit payments to a beneficiary who is not your surviving spouse;
      or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o     regular contributions to a traditional IRA made after you reach age
      70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax



                                                             TAX INFORMATION  74
rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your taxadviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS.
Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.



75  TAX INFORMATION

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
 No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event



                                                             TAX INFORMATION  76
occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o     made on or after your death; or

o     made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

For Accumulator(R) Plus(SM) Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) Roth IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS.  Same as traditional IRAs.


77  TAX INFORMATION

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DEDUCTIBILITY OF CONTRIBUTIONS.  Roth IRA contributions are not tax deductible.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or a governmental employer Section 457(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.


The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.


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Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o     rollovers from a Roth IRA to another Roth IRA;

o     direct transfers from a Roth IRA to another Roth IRA;

o     qualified distributions from a Roth IRA; and

o     return of excess contributions or amounts recharacterized to a traditional
      IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

o     you are age 59-1/2 or older; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)   All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


79  TAX INFORMATION

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EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. MORE INFORMATION



--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;


(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)   to terminate transfers to any of the variable investment options; and

(9)   to limit the number of variable investment options you may elect.


If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
           FIXED MATURITY
           OPTIONS WITH
           FEBRUARY 15TH         RATE TO              PRICE
         MATURITY DATE OF     MATURITY AS OF       PER $100 OF
           MATURITY YEAR    FEBRUARY 15, 2011     MATURITY VALUE
--------------------------------------------------------------------------------
              2012               3.00%(1)            $ 97.09

              2013               3.00%(1)            $ 94.25

              2014               3.00%(1)            $ 91.51

              2015               3.00%(1)            $ 88.84

              2016               3.00%(1)            $ 86.25

              2017               3.00%(1)            $ 83.73

              2018               3.00%(1)            $ 81.30

              2019               3.00%(1)            $ 78.93

              2020               3.00%(1)            $ 76.63

              2021               3.10%               $ 73.67
--------------------------------------------------------------------------------


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(1)   Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus(SM) contracts, credits allocated to your account value are funded from our general account.



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The general account is subject to regulation and supervision by the Insurance
Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

      --    on a non-business day;

      --    after 4:00 p.m. Eastern Time on a business day; or

      -- after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.


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o     When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS AND TRANSFERS

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions (and credits, for Accumulator(R) Plus(SM) contracts only) allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o     the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.


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The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

Loans are not available (except for Rollover TSA contracts, subject to plan or employer approval) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, we will divide the contract as near as is practicable in accordance with the divorce decree and replace the original contract with two Single life contracts.

If the division of the contract occurs before any withdrawal has been made, the Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet. The GWBL charge under the new contracts will be on a Single life basis. The GWBL benefit base will not be split.

If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Joint life Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.



DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal


85  MORE INFORMATION
business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION.   AXA Equitable pays contribution-based and
asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-



                                                           MORE INFORMATION  86
dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.


The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS.   AXA
Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America


87  MORE INFORMATION

UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


                                                            MORE INFORMATION  88

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE




--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


89  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information



--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.



UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010.
-----------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             2010           2009            2008           2007           2006
-----------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.27      $   10.99       $    8.75      $  14.58       $  13.91
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        56,888         58,442          49,051        25,941          4,973
-----------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.06      $   11.39       $   10.51      $  11.97       $  11.46
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        27,081         27,962          16,158         4,306            590
-----------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.20      $   11.34       $   10.04      $  12.62       $  12.12
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        27,334         27,256          17,697         6,473          1,414
-----------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.39      $   11.42       $    9.89      $  13.27       $  12.65
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       126,015        127,613          84,689        37,645          8,363
-----------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   13.12      $   11.92       $    9.90      $  14.71       $  14.01
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       169,708        175,685         141,905        75,948         17,150
-----------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.61      $   12.14       $    9.68      $  19.90       $  18.04
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         7,476          7,762           7,019         4,042            800
-----------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   15.84      $   12.04       $    8.99      $  16.46       $  14.29
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         3,127          2,475           2,070         1,013            213
-----------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $    9.96      $    8.12       $    6.42      $   9.76       $  10.82
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         3,834          3,612           2,521         1,033            123
-----------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   12.85      $   11.59       $    9.02      $  14.40       $  14.42
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         8,518          7,088           3,987         1,992            385
-----------------------------------------------------------------------------------------------------------------
EQ/BLACK ROCK INTERNATIONAL VALUE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   14.85      $   14.19       $   11.04      $  19.62       $  18.04
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         4,897          4,627           3,778         2,421            590
-----------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $    2.38      $    2.09       $    1.90      $   2.84       $   2.77
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        13,840         12,019           8,373         3,300            989
-----------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   10.25      $    9.23       $    7.14      $  13.22       $  11.94
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           731            723             594           324            101
-----------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
-----------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             2010         2009             2008           2007           2006
-----------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.69       $  9.59         $  7.28        $  12.38       $ 11.90
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,822         3,953           3,633           2,506           604
-----------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.02       $ 10.52         $  8.11        $  13.61       $ 13.57
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,105         3,080           2,728           2,267           276
-----------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  11.20       $  9.79         $  7.73        $  13.94       $ 13.65
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        6,298         6,300           3,919           2,328           869
-----------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.49       $ 10.05         $  9.91        $  11.03       $ 10.84
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       10,201         9,215           3,840           3,598         1,106
-----------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   9.63       $  8.73         $  6.67        $  11.11       $ 10.85
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        8,228         8,363           7,157           3,823           406
-----------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.27       $ 10.87         $  8.75        $  14.14       $ 13.65
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        9,058         8,430           4,505           2,496           553
-----------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.94       $ 11.38         $  9.02        $  15.30       $ 13.60
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       10,227        11,370          10,424           5,402         1,416
-----------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.01       $  9.11         $  7.07        $  10.51       $ 10.43
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        9,074         9,627           8,899           7,144           828
-----------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   8.19       $  7.52         $  5.93        $   9.52            --
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       51,107        53,600          48,476          21,512            --
-----------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.36       $ 11.42         $  9.92        $  11.67       $ 11.43
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        2,379         2,024           1,668           1,148           231
-----------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  58.08       $ 44.36         $ 31.77        $  46.43       $ 43.04
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        2,518         2,346           1,862             981           156
-----------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  11.92       $ 11.36         $ 11.29        $  10.74       $  9.95
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,692         5,026           4,266           1,405           316
-----------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  23.84       $ 21.67         $ 14.63        $  34.76       $ 24.80
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        6,593         6,856           5,722           2,799           625
-----------------------------------------------------------------------------------------------------------------



I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
-----------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             2010         2009             2008           2007           2006
-----------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 10.99        $ 10.68         $ 11.07        $ 10.83        $ 10.27
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       4,344          4,131           2,411            353             63
-----------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 15.18        $ 14.08         $ 10.54        $ 19.36        $ 17.03
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       5,762          5,399           3,339          1,892            625
-----------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  6.58        $  5.80         $  4.28        $  7.26        $  6.33
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       8,917          7,396           5,559          3,231            363
-----------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 12.24        $ 11.05         $  8.46        $ 14.23        $ 14.59
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       1,627          1,315             893            648            104
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 12.20        $ 10.82         $  8.67        $ 14.03        $ 13.69
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)         636            588             365            162             37
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 13.40        $ 11.71         $  8.71        $ 13.84        $ 12.31
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       1,820          1,648           1,472            881            180
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 13.60        $ 12.04         $  9.04        $ 14.83        $ 13.00
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       1,994          1,863           1,333            747             58
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  5.92        $  5.24         $  4.45        $ 10.42        $ 11.22
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       3,116          2,573           1,673          1,065            314
-----------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 10.61        $  9.54         $  8.03        $ 14.35        $ 15.23
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       4,942          5,376           5,760          5,014          1,142
-----------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 10.64        $  9.18         $  7.87        $ 12.58        $ 12.32
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       2,286          1,771           1,289            975            291
-----------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 12.27        $ 10.91         $  8.81        $ 12.92        $ 11.83
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       2,940          2,462           1,142            524             92
-----------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 13.36        $ 10.76         $  8.00        $ 15.98        $ 14.99
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       5,233          5,325           3,947          2,442            587
-----------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $ 14.68        $ 12.15         $  9.06        $ 15.19        $ 15.64
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       8,296          9,184           1,612          1,507            506
-----------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
-----------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             2010         2009             2008           2007           2006
-----------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.39       $  10.53         $ 10.67       $ 10.58        $ 10.24
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,496          8,093           6,707         1,895            702
-----------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   2.13       $   2.00         $  1.56       $  2.36        $  1.98
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        9,473          9,924           9,857         2,099            449
-----------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  16.97       $  13.00         $  8.38       $ 16.12        $ 13.35
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,277          4,560           3,390         1,545            298
-----------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   8.96       $   8.11         $  6.57       $ 10.75        $ 10.71
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,245          5,808           5,798         5,018            666
-----------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.53       $   9.26         $  6.77       $ 11.58        $ 11.10
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        4,348          3,449           2,631         1,541            158
-----------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   9.50       $   9.54         $  8.95       $  9.45        $  8.59
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       17,862         18,851           9,821         3,197            841
-----------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  11.21       $  10.69         $ 10.21       $ 11.07        $ 10.73
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,967          4,912           1,880         1,453            364
-----------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  14.46       $  11.64         $  9.35       $ 14.39        $ 14.85
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,026          4,873           2,215         1,354            370
-----------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   6.22       $   5.42         $  3.85       $  6.75        $  6.37
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        9,277          7,194           2,900         1,437            154
-----------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   8.66       $   8.13         $  6.33       $ 10.84        $ 10.76
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,019          5,026           4,870         4,461            526
-----------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   2.13       $   1.90         $  1.46       $  2.46        $  2.47
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        5,355          4,312           2,891         2,349            473
-----------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.30       $   9.06         $  7.15       $ 11.48        $ 11.93
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        2,995          2,994           2,784         2,074            664
-----------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  15.21       $  13.14         $  9.49       $ 13.28        $ 12.09
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,985          2,913             807           550             81
-----------------------------------------------------------------------------------------------------------------


I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
-----------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------
                                             2010         2009             2008           2007           2006
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  11.79       $ 10.16         $  7.50        $ 14.25        $ 12.96
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        4,150         2,900             529            238             94
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.78       $ 12.20         $ 11.41        $ 11.28        $ 10.76
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       11,264         8,726           2,680          1,109            333
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  14.41       $ 13.65         $ 10.65        $ 20.44        $ 18.42
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,852         3,873           2,606          1,524            386
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.04       $ 10.94         $  8.36        $ 14.02        $ 13.53
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          928           759             507            349             62
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  13.31       $ 11.92         $  9.83        $ 15.92        $ 15.57
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,101         3,180           2,483          1,212            264
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  14.49       $ 11.57         $  8.27        $ 14.84        $ 13.44
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        2,136         1,900           1,229            725            212
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  16.45       $ 13.34         $  9.36        $ 14.81        $ 15.00
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        2,689         2,341           1,300            778            224
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  10.89       $ 10.34         $  9.56        $ 12.66        $ 12.44
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,634         3,205           2,102          1,768            448
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $   4.98       $  3.95         $  2.98        $  5.21        $  5.09
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        7,726         7,492           4,840          3,439            574
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  12.49       $ 10.17         $  8.15        $ 13.29        $ 14.93
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        1,478         1,415             910            704            327
-----------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------
 Unit value                              $  13.76       $ 11.84         $  7.57        $ 14.50        $ 12.42
-----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        3,303         3,012           1,902            986            112
-----------------------------------------------------------------------------------------------------------------



                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.



UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010.
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.42 $  10.26 $   8.19 $ 13.68  $ 13.09  $ 11.28   $ 10.60        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      44,516   47,988   44,143  31,080    6,793      342       120        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.31 $  10.71 $   9.90 $ 11.30  $ 10.85  $ 10.36   $ 10.27        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      25,752   25,907   18,171   4,087    1,202      501       286        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.25 $  10.48 $   9.30 $ 11.73  $ 11.29  $ 10.55   $ 10.38        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      20,999   20,920   16,064   7,023    2,537      671       279        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  46.26 $  42.75 $  37.11 $ 49.91  $ 47.71  $ 43.93   $ 42.57   $ 39.77   $ 33.91   $ 39.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      22,543   23,023   18,036   9,394    3,387      762       659       461       279       110
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.66 $  10.61 $   8.84 $ 13.16  $ 12.57  $ 11.15        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     139,811  147,651  130,940  85,777   22,340    2,035        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.44 $  12.01 $   9.60 $ 19.79  $ 17.99  $ 14.79   $ 13.03   $ 11.20   $  8.42   $  9.51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       6,247    6,599    6,749   5,611    1,983    1,000     1,008     1,052       135        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  19.54 $  14.90 $  11.15 $ 20.47  $ 17.82  $ 16.60   $ 15.12   $ 13.48   $  9.71   $ 14.14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       2,770    2,587    2,766   2,301    1,922    1,979     2,313     2,809     3,037     2,971
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   9.85 $   8.05 $   6.38 $  9.73  $ 10.82       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       2,403    2,073    1,829     936      153       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  20.92 $  18.92 $  14.75 $ 23.62  $ 23.71  $ 19.92   $ 19.65   $ 18.05   $ 13.98   $ 17.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       5,037    4,776    3,421   2,381    1,301    1,147     1,430     1,339     1,334     1,071
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  18.30 $  17.53 $  13.67 $ 24.36  $ 22.46  $ 18.15   $ 16.63   $ 13.89   $ 11.02   $ 13.42
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       5,532    5,490    5,347   4,881    3,580    3,145     3,356     3,673     4,227     4,268
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-6 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  5.68  $   4.98 $  4.54  $   6.81 $   6.67 $   5.84  $   5.59        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      6,127     5,308   3,897     2,391    1,207      536       306        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  7.57  $   6.83 $  5.30  $   9.83 $   8.91 $   8.60  $   8.03  $   7.87  $   6.25  $   8.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of        620       641     636       349      147       65        88       101        79        19
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.44  $  10.29 $  7.83  $  13.35 $  12.86 $  12.16  $  11.75        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,778     2,912   3,107     3,136    2,540    2,470     2,815        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.29  $   9.90 $  7.65  $  12.88 $  12.87 $  11.67  $  11.18  $  10.23  $   7.91  $  10.66
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      5,007     5,543   6,117     7,563    4,914    5,540     6,418     6,957     7,543     2,052
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $203.81  $ 178.67 $141.42  $ 255.59 $ 250.91 $ 230.23  $ 224.21  $ 199.56  $ 135.53  $ 206.51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of        467       502     423       392      361      370       430       484       521       499
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 13.48  $  12.94 $ 12.80  $  14.28 $  14.07 $  13.73  $  13.65  $  13.32  $  13.09  $  12.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      9,069     8,565   6,813     8,678    7,950    8,015     8,979    10,672    12,695     8,943
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  9.52  $   8.65 $  6.63  $  11.07 $  10.84       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      5,553     6,031   5,304     3,797      665       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 25.98  $  23.07 $ 18.62  $  30.17 $  29.20 $  15.77  $  25.07  $  23.10  $  18.36  $  24.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      5,014     4,766   4,288     4,204    3,534    3,726     4,345     4,750     5,020     4,534
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 15.32  $  13.50 $ 10.73  $  18.25 $  16.26 $  15.11  $  13.86  $  12.74  $   9.87  $  11.33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      7,854     9,136   9,050     5,863    2,666    1,390     1,251     1,338       701        89
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  9.90  $   9.03 $  7.03  $  10.47 $  10.42       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      7,472     8,263   8,326     6,851    1,076       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  8.12  $   7.47 $  5.90  $   9.50       --       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     27,864    29,210  27,745    13,483       --       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-7


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 12.40  $ 11.49  $ 10.01  $ 11.80  $ 11.59  $ 10.49        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,245    1,717    1,577    1,416      425       11        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 35.38  $ 27.10  $ 19.46  $ 28.50  $ 26.49  $ 22.64   $ 22.05        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      4,112    3,958    3,270    2,211      519      111        63        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.76  $ 11.24  $ 11.19  $ 10.68  $  9.92  $  9.74        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      5,515    5,491    5,387    1,997      457        9        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 17.60  $ 16.04  $ 10.86  $ 25.86  $ 18.50  $ 13.71   $ 10.48   $  8.61   $  5.61   $  6.06
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      8,828    9,622    8,369    5,992    2,602    1,632     1,515     1,462     1,464     1,482
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 19.44  $ 18.94  $ 19.69  $ 19.30  $ 18.35  $ 18.07   $ 18.13   $ 18.07   $ 17.97   $ 16.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,228    2,248    2,058      813      747      873     1,061     1,357     1,226        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 12.62  $ 11.73  $  8.81  $ 16.22  $ 14.30  $ 12.18   $ 10.56   $  9.44   $  7.23   $  8.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      6,351    6,484    4,686    3,598    2,904    2,599     2,863     2,832     2,786     2,530
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 14.61  $ 12.91  $  9.55  $ 16.25  $ 14.20  $ 11.48        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      3,917    3,313    2,704    1,865      310        5        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 13.09  $ 11.83  $  9.09  $ 15.32  $ 15.76  $ 13.30   $ 12.99   $ 11.90   $  9.53   $ 11.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,986    2,758    2,921    3,721    4,048    4,589     5,234     6,009     6,939     6,123
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  9.18  $  8.17  $  6.56  $ 10.64  $ 10.41  $  9.36   $  8.87   $  8.08   $  6.73   $  8.66
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,525    2,683    2,845    3,557    4,130    4,965     5,788     6,613     7,231     7,160
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  7.42  $  6.50  $  4.85  $  7.72  $  6.88  $  7.03   $  6.21   $  5.82   $  4.80   $  7.08
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      7,310    7,663    7,722    7,920    7,569    9,117    10,421    11,828    13,521    14,217
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 15.32  $ 13.60  $ 10.24  $ 16.84  $ 14.80  $ 13.94   $ 12.99   $ 11.72   $  9.20   $ 14.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,793    3,016    2,719    2,698    2,090    2,422     2,867     3,344     3,796     4,345
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-8 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 5.84   $  5.18  $  4.42  $ 10.36  $ 11.19  $ 10.64        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     2,766     2,425    1,742    1,312      738      113        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $12.15   $ 10.95  $  9.24  $ 16.56  $ 17.62  $ 14.75   $ 14.21   $ 12.72   $ 10.04   $ 11.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     6,685     7,574    8,454    9,126    5,695    5,091     5,823     6,106     6,520     4,851
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $10.45   $  9.03  $  7.77  $ 12.44  $ 12.21  $ 10.58        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     2,198     1,759    1,303    1,062      501       58        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $12.01   $ 10.71  $  8.66  $ 12.75  $ 11.70  $ 10.55        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     2,449     2,041    1,080      497      138       45        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $11.20   $  9.04  $  6.74  $ 13.50  $ 12.70  $ 11.56   $ 11.04   $  9.67   $  6.84   $  8.52
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     7,480     7,799    7,091    6,060    4,317    4,297     4,997     5,343     5,392     4,418
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $16.00   $ 13.27  $  9.92  $ 16.67  $ 17.21  $ 15.54   $ 14.18   $ 12.22   $  9.32   $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     7,106     8,258    3,049    3,624    3,215    3,279     3,574     3,783     4,067     3,015
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $28.05   $ 28.48  $ 28.93  $ 28.78  $ 27.92  $ 27.14   $ 26.87   $ 27.08   $ 27.35   $ 27.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     2,790     3,955    5,634    3,506    2,933    1,954     2,306     3,186     4,967     4,110
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 5.16   $  4.85  $  3.79  $  5.74  $  4.83  $  4.54   $  4.38        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     5,560     6,055    5,847    1,806      155       14         6        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $16.73   $ 12.84  $  8.31  $ 16.02  $ 13.29  $ 12.36        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     5,888     5,105    3,782    2,291      361       40        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 8.86   $  8.04  $  6.53  $ 10.71  $ 10.70       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     3,351     3,613    3,890    3,519      623       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $10.42   $  9.18  $  6.73  $ 11.54  $ 11.09       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of     3,598     3,094    2,347    1,565      227       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-9


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.73 $  10.81 $  10.17 $ 10.76  $  9.81  $  9.92        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      16,269   17,971   11,794   3,625    1,202      300        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  16.49 $  15.77 $  15.10 $ 16.41  $ 15.95  $ 15.60   $ 15.54   $ 15.21   $ 14.92        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       4,269    3,756    1,534   1,355      630      455       480       519       474        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  16.22 $  13.10 $  10.55 $ 16.27  $ 16.83  $ 14.52   $ 14.15   $ 12.21   $  8.50   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       4,357    4,503    2,777   2,196    1,231      854     1,001     1,152       974       825
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  15.37 $  13.41 $   9.55 $ 16.79  $ 15.90  $ 16.83   $ 16.44        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       4,145    3,402    2,310   2,146       71       15        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   8.57 $   8.06 $   6.29 $ 10.80  $ 10.75       --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       3,481    3,207    3,287   2,998      531       --        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   5.25 $   4.71 $   3.62 $  6.12  $  6.15  $  5.47   $  5.10        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       2,555    2,496    2,130   1,796      424      102         6        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.15 $   8.95 $   7.08 $ 11.41  $ 11.88  $ 10.41        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       2,134    2,153    2,035   1,990      900      131        --        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.94 $   9.47 $   6.86 $  9.62  $  8.78  $  8.42   $  8.23   $  7,80   $  5.74   $  7.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       5,391    3,886    1,482   1,089      319      349       400       500       378       182
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  51.49 $  44.47 $  32.90 $ 62.68  $ 57.17  $ 55.24   $ 51.85   $ 46.99   $ 34.70   $ 49.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       1,021      764      210     180      171      172       181       211       241       249
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  13.40 $  12.81 $  12.02 $ 11.91  $ 11.39  $ 11.14   $ 11.13   $ 10.88   $ 10.65        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       9,742    7,487    3,422   2,253    1,474    1,199     1,470     1,625     1,594        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.99 $  12.33 $   9.64 $ 18.56  $ 16.77  $ 13.59   $ 11.96   $ 10.30   $  7.79        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of       4,046    4,312    3,649   2,753    1,168      480       411       323       108        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-10 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010      2009     2008    2007      2006     2005      2004      2003      2002      2001
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 10.76  $  9.80  $  7.51  $ 12.62  $ 12.21  $ 10.92   $ 10.39   $  9.62   $  7.63        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      1,066    1,086      981      750      346      269       397       296       201        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 12.03  $ 10.80  $  8.93  $ 14.50  $ 14.21  $ 12.10   $ 11.47   $ 10.18   $  7.89        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      3,050    3,315    3,416    2,431    1,285      919       809       635       503        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.54  $  9.24  $  6.62  $ 11.92  $ 10.82  $ 10.03   $  9.40   $  8.54   $  6.19        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,479    2,357    1,770    1,398      884      663       773       720       427        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 14.96  $ 12.17  $  8.56  $ 13.58  $ 13.78  $ 12.20   $ 11.54   $ 10.18   $  7.35        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,739    2,667    1,982    1,394      838      550       720       545       364        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 27.03  $ 25.75  $ 23.85  $ 31.67  $ 31.19  $ 28.82   $ 28.41   $ 26.55   $ 22.00   $ 23.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      2,079    1,890    1,874    2,103    1,654    1,626     1,924     2,218     1,906     1,632
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  8.37  $  6.66  $  5.03  $  8.83  $  8.65  $  7.97   $  7.53        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      4,459    4,460    3,484    2,924      627      195        11        --        --        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 15.99  $ 13.05  $ 10.48  $ 17.14  $ 19.31  $ 16.89   $ 16.39   $ 14.22   $ 10.51   $ 12.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      1,878    1,909    1,879    2,209    2,465    2,629     3,013     3,182     3,460     2,447
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.50  $  9.92  $  6.36  $ 12.21  $ 10.49  $  9.93   $  9.07   $  8.77   $  5.65        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of      5,183    5,240    4,243    3,629    2,459    2,792     3,478       278       386        --
 units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------



                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-11

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010.
------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010          2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   12.56   $   11.29  $    9.02   $   15.09   $   14.45   $  12.46    $  11.72     $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     86,614      91,369     88,738      64,596      32,813     12,508       4,674         195
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   11.75   $   11.14  $   10.32   $   11.79   $   11.33   $  10.83    $  10.75     $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     54,990      56,858     42,602      10,068       5,935      3,738       1,736         116
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   11.89   $   11.08  $    9.85   $   12.43   $   11.98   $  11.20    $  11.03     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     46,837      48,383     39,676      23,580      16,150      9,271       3,928         215
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   12.14   $   11.23  $    9.76   $   13.13   $   12.57   $  11.58    $  11.24     $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    182,689     187,530    162,336     117,390      83,885     52,197      21,440         970
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   12.79   $   11.66  $    9.72   $   14.48   $   13.84   $  12.29    $  11.72     $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    306,839     319,013    307,331     240,939     152,231     69,680      21,528         560
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   12.34   $   11.92  $    9.54   $   19.68   $   17.91   $  14.74    $  13.00     $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     10,663      11,782     12,678      12,529       7,675      3,716       1,270          66
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   15.48   $   11.81  $    8.85   $   16.27   $   14.18   $  13.22    $  12.06     $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      4,251       3,707      4,155       3,846       2,926      1,783         913          81
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $    9.81   $    8.02  $    6.36   $    9.71   $   10.81         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      4,425       4,217      3,589       2,069         384         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   12.56   $   11.37  $    8.88   $   14.23   $   14.30   $  12.02    $  11.87     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     10,750       9,718      8,195       7,001       5,785      4,888       3,020         210
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   14.52   $   13.92  $   10.87   $   19.38   $   17.89   $  14.47    $  13.27     $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      9,253       9,672      8,942       9,184       7,223      4,026       1,161          30
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $    5.61   $    4.93  $    4.49   $    6.74   $    6.61   $   5.80    $   5.55          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      7,596       7,687      6,763       5,771       4,814      3,177         208          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   10.01   $    9.04  $    7.03   $   13.04   $   11.83   $  11.43    $  10.68     $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        913         976        994         982         894        571         194           5
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   10.45   $    9.41  $    7.17   $   12.24   $   11.80   $  11.17    $  10.80     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      9,619      10,253     10,512       9,279       6,225      2,419         273          15
------------------------------------------------------------------------------------------------------------------------------------



I-12 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010       2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.74    $  10.31  $  7.97    $  13.44    $  13.44   $  12.20     $ 11.69     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    13,284      14,379   15,308      17,200       6,674      4,879       2,900          86
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.08    $   9.72  $  7.70    $  13.93    $  13.69   $  12.58     $ 12.26     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     7,497       8,285    7,635       7,057       7,207      5,402       2,957         158
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.25    $   9.85  $  9.76    $  10.89    $  10.74   $  10.50     $ 10.44     $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    15,758      15,630   13,286      14,134      11,680      7,995       3,501         284
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   9.48    $   8.63  $  6.61    $  11.06    $  10.84         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    12,024      12,570   12,038       7,823       1,788         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.01    $  10.68  $  8.63    $  14.00    $  13.56   $  11.98     $ 11.67     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    17,472      16,494   13,591      11,756       9,866      7,495       4,181         204
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.63    $  11.14  $  8.86    $  15.09    $  13.45   $  12.51     $ 11.49     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    21,844      25,216   27,244      25,093      20,022     11,881       5,249         435
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   9.86    $   9.00  $  7.01    $  10.46    $  10.42         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    20,186      26,123   22,020      19,931       3,992         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   8.09    $   7.45  $  5.90    $   9.50          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    72,176      77,428   73,834      36,003          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.33    $  11.44  $  9.97    $  11.77    $  11.57   $  10.48          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     3,441       2,904    2,617       2,502       1,759        442          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  34.59    $  26.51  $ 19.06    $  27.94    $  26.00   $  22.24     $ 21.68          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,778       4,361    4,032       3,011       1,796        802          76          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.70    $  11.19  $ 11.16    $  10.65    $   9.91   $   9.74          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    10,881       9,976    8,932       4,959       2,013        172          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  23.30    $  21.26  $ 14.40    $  34.34    $  24.59   $  18.24     $ 13.97     $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    10,073      10,747    9,040       8,306       6,050      3,408       1,047          46
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.78    $  10.51  $ 10.94    $  10.74    $  10.22   $  10.07     $ 10.12     $ 10.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     5,599       6,213    5,624       2,177       1,691      1,398         905          69
------------------------------------------------------------------------------------------------------------------------------------



                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-13

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010       2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  14.82    $  13.80  $  10.36   $  19.11    $  16.87   $ 14.38     $ 12.48      $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    12,040      12,800    12,557     12,092      11,624     7,243       3,564          178
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  14.52    $  12.85  $   9.52   $  16.21    $  14.18   $ 11.48          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     7,236       5,774     4,806      3,860       1,674       373          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.97    $  10.84  $   8.33   $  14.06    $  14.47   $ 12.22     $ 11.96      $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     2,399       2,250     2,028      2,094       1,769     1,018         473           42
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.92    $  10.61  $   8.53   $  13.85    $  13.56   $ 12.21     $ 11.58      $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,657       1,676     1,341      1,364       1,455     1,271         643           69
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  13.08    $  11.47  $   8.57   $  13.66    $  12.19   $ 12.46     $ 11.02      $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     3,861       4,165     4,045      3,311       2,506     1,386         595           44
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  13.29    $  11.81  $   8.90   $  14.66    $  12.89   $ 12.16     $ 11.34      $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     2,226       2,475     2,429      2,960       1,215       705         369           29
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   5.81    $   5.16  $   4.40   $  10.34    $  11.17   $ 10.63          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     6,525       6,971     6,687      7,005       5,957       563          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.37    $   9.36  $   7.90   $  14.17    $  15.10   $ 12.65     $ 12.20      $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    14,184      15,820    17,618     19,894      14,100     9,522       5,080          310
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.39    $   8.99  $   7.74   $  12.41    $  12.19   $ 10.58          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,897       4,379     3,958      3,773       3,163       874          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.94    $  10.66  $   8.63   $  12.71    $  11.68   $ 10.54          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,125       4,065     2,823      1,698       1,248       527          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  13.03    $  10.54  $   7.86   $  15.77    $  14.84   $ 13.53     $ 12.93      $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    10,198      10,675    10,589     10,337       8,706     5,920       3,260          291
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  14.35    $  11.92  $   8.92   $  15.00    $  15.51   $ 14.02     $ 12.80      $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    16,208      19,394     5,726      6,668       6,490     4,526       2,213          149
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.25    $  10.42  $  10.59   $  10.55    $  10.24   $  9.97     $  9.87      $  9.96
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    10,912      19,099    26,885      8,854       4,632     2,041       1,005           42
------------------------------------------------------------------------------------------------------------------------------------


I-14 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010       2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  5.10     $  4.79   $  3.76    $  5.69     $  4.79    $  4.51     $  4.35           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    6,667       7,498     8,750      4,503       1,430        883          38           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 16.63     $ 12.78   $  8.28    $ 15.97     $ 13.27    $ 12.35          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    9,351       7,909     6,915      5,059       2,350        533          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  8.82     $  8.01   $  6.51    $ 10.70     $ 10.70         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    9,869      11,439    11,898     12,811       2,470         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 10.37     $  9.15   $  6.71    $ 11.52     $ 11.08         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    6,724       5,394     4,013      2,779         367         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 10.67     $ 10.76   $ 10.13    $ 10.73     $  9.79    $  9.91          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   36,696      39,919    25,636     14,527       8,303      3,300          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 10.98     $ 10.51   $ 10.07    $ 10.96     $ 10.66    $ 10.44     $ 10.40      $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    9,470       9,834     4,558      4,138       3,340      2,303       1,119           95
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 14.13     $ 11.42   $  9.21    $ 14.21     $ 14.72    $ 12.72     $ 12.40      $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    7,175       7,505     4,820      4,773       4,061      2,210       1,215           79
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 15.02     $ 13.12   $  9.36    $ 16.46     $ 15.61    $ 16.53     $ 16.17           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    5,568       5,286     3,779      3,120         907        526          22           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  8.53     $  8.03   $  6.28    $ 10.79     $ 10.75         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    8,076       8,585     9,057     10,518       2,001         --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  5.18     $  4.66   $  3.58    $  6.07     $  6.10    $  5.43     $  5.07           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,626       2,887     3,308      3,079       2,346        952          71           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 10.09     $  8.91   $  7.05    $ 11.38     $ 11.86    $ 10.41          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    9,622      10,345    10,821      9,921       7,856      2,852          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 14.86     $ 12.88   $  9.34    $ 13.11     $ 11.98    $ 11.50     $ 11.25      $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    6,166       5,221     2,848      2,691       1,979      1,528       1,146          126
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $ 11.60     $ 10.03   $  7.43    $ 14.17     $ 12.93    $ 12.51     $ 11.75      $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    8,625       5,825     1,350      1,191         976        442         210           15
------------------------------------------------------------------------------------------------------------------------------------


                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-15

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                      ----------------------------------------------------------------------------------------------
                                        2010       2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.43    $  11.90  $  11.17   $ 11.08     $ 10.61    $ 10.39     $ 10.38      $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    18,690      19,288    11,031     6,566       5,315      4,566       2,210          301
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  14.06    $  13.36  $  10.46   $ 20.15     $ 18.23    $ 14.79     $ 13.02      $ 11.23
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     7,570       8,035     7,867     7,136       5,220      2,536       1,127           65
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  11.75    $  10.71  $   8.22   $ 13.82     $ 13.38    $ 11.98     $ 11.41      $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     2,716       2,563     1,797     1,624       1,487      1,016         456           20
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.98    $  11.67  $   9.65   $ 15.69     $ 15.40    $ 13.12     $ 12.46      $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     5,659       6,264     6,951     6,335       5,165      3,109       1,455           59
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  14.13    $  11.32  $   8.12   $ 14.63     $ 13.30    $ 12.33     $ 11.57      $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,760       4,627     4,317     3,883       3,570      2,515       1,381           97
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  16.04    $  13.06  $   9.20   $ 14.60     $ 14.83    $ 13.15     $ 12.45      $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,840       4,569     4,175     4,025       3,627      2,566       1,506          103
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  10.70    $  10.21  $   9.46   $ 12.58     $ 12.40    $ 11.47     $ 11.32      $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     8,961       8,522     6,601     7,716       6,956      5,292       3,135          282
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $   8.27    $   6.59  $   4.98   $  8.75     $  8.58    $  7.91     $  7.49           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     7,044       7,464     6,845     6,231       3,530      1,416          31           --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  12.21    $   9.97  $   8.02   $ 13.12     $ 14.80    $ 12.96     $ 12.59      $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     5,724       6,164     6,403     7,224       7,719      5,307       2,979          191
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                           $  13.42    $  11.59  $   7.44   $ 14.29     $ 12.29    $ 11.65     $ 10.64      $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     5,979       5,856     4,301     3,743       2,164      1,431         675           35
------------------------------------------------------------------------------------------------------------------------------------


I-16 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010.
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  12.51  $  11.26  $  9.00   $  15.05  $  14.43  $ 12.45   $ 11.72   $ 10.66        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     7,808     8,367    8,484      6,377     3,109    1,519       656        32        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  11.71  $  11.11  $ 10.29   $  11.76  $  11.31  $ 10.82   $ 10.74   $ 10.30        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     6,707     7,276    5,824      2,454     1,800    1,000       281         1        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  11.85  $  11.05  $  9.82   $  12.40  $  11.96  $ 11.19   $ 11.02   $ 10.41        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     4,498     4,925    4,505      2,753     3,022    2,176       414        84        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  44.54  $  41.22  $ 35.84   $  48.27  $  46.21  $ 42.61   $ 41.36   $ 38.70   $ 33.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     4,434     4,527    4,019      3,098     2,325    1,725       893       383        86
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  12.74  $  11.62  $  9.69   $  14.45  $  13.82  $ 12.28   $ 11.71   $ 10.66        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    24,916    27,631   27,177     23,506    14,705    6,917     2,788        46        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  12.15  $  11.74  $  9.40   $  19.41  $  17.67  $ 14.55   $ 12.84   $ 11.05   $  8.32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     1,511     1,714    1,924      2,236     1,508    1,037       649       530       142
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  19.14  $  14.61  $ 10.96   $  20.14  $  17.56  $ 16.39   $ 14.95   $ 13.34   $  9.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units       455       346      421        443       462      372       312       478       121
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $   9.79  $   8.01  $  6.36   $   9.71  $  10.81       --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units       382       380      377        421        38       --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  20.49  $  18.56  $ 14.49   $  23.24  $  23.37  $ 19.66   $ 19.43   $ 17.87   $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units       954       880      834        842       856      849       802       502       184
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  17.93  $  17.19  $ 13.43   $  23.97  $  22.13  $ 17.91   $ 16.44   $ 13.75   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units       914       984    1,000      1,136     1,052      782       522       441       161
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-17

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  5.57   $   4.90  $   4.47  $   6.71  $   6.59  $   5.78  $   5.54        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      806        611       730       571       504       326        15        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  7.44   $   6.72  $   5.23  $   9.71  $   8.81  $   8.51  $   7.96  $   7.82  $   6.22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      129        265       286       373       353       314       204       249        42
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.21   $  10.09  $   7.70  $  13.14  $  12.67  $  12.00  $  11.62  $  11.20  $   9.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,267      1,490     1,426     1,289     1,484       351       160       164        40
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.09   $   9.74  $   7.54  $  12.71  $  12.72  $  11.55  $  11.08  $  10.16  $   7.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    2,012      2,196     2,528     3,063     1,393     1,585     1,200       776       200
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $193.27   $ 169.68  $ 134.51  $ 243.48  $ 239.38  $ 219.99  $ 214.55  $ 191.26  $ 130.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units       55         60        63        65        73        73        64        29         9
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 13.22   $  12.71  $  12.59  $  14.07  $  13.88  $  13.57  $  13.50  $  13.20  $  12.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,424      1,504     1,216     1,473     1,477     1,527     1,343     1,175       441
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  9.46   $   8.61  $   6.60  $  11.05  $  10.84        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,664      1,601     1,517     1,189       216        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 25.32   $  22.52  $  18.20  $  29.54  $  28.64  $  25.31  $  24.66  $  22.76  $  18.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,278      1,432     1,308     1,547     1,418     1,604     1,386     1,074       399
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 15.10   $  13.33  $  10.61  $  18.08  $  16.13  $  15.01  $  13.79  $  12.69  $   9.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    2,210      2,904     3,228     3,346     2,714     2,354     1,938     1,510       386
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  9.83   $   8.99  $   7.01  $  10.45  $  10.42        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,643      1,908     1,649     1,574       368        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  8.07   $   7.44  $   5.89  $   9.49        --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    4,481      4,971     5,195     2,805        --        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-18 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 12.30   $ 11.41   $  9.95   $ 11.75   $ 11.56   $ 10.48        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      286       248       305       337       193        77        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 34.20   $ 26.23   $ 18.86   $ 27.67   $ 25.76   $ 22.05   $ 21.50        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      678       666       610       618       233        79         9        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.67   $ 11.16   $ 11.14   $ 10.64   $  9.90   $  9.74        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,235     1,037     1,063       476       185         8        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 17.25   $ 15.74   $ 10.67   $ 25.45   $ 18.23   $ 13.53   $ 10.37   $  8.53   $  5.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,440     1,600     1,528     1,726     1,239       755       609       457        69
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 18.86   $ 18.41   $ 19.16   $ 18.82   $ 17.92   $ 17.67   $ 17.76   $ 17.72   $ 17.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      948       875       948       404       376       481       416       458       259
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 12.39   $ 11.54   $  8.68   $ 16.01   $ 14.13   $ 12.06   $ 10.47   $  9.38   $  7.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    2,230     2,278     2,341     2,289     3,208     2,337     1,926     1,026       282
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 14.48   $ 12.82   $  9.50   $ 16.18   $ 14.17   $ 11.47        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    1,214       777       796       665       269        56        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 12.82   $ 11.61   $  8.93   $ 15.08   $ 15.53   $ 13.12   $ 12.84   $ 11.78   $  9.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      256       275       280       288       351       347       370       307       128
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  9.02   $  8.03   $  6.46   $ 10.50   $ 10.28   $  9.26   $  8.79   $  8.03   $  6.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      330       367       389       458       510       603       610       598       229
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  7.29   $  6.39   $  4.78   $  7.62   $  6.80   $  6.96   $  6.16   $  5.78   $  4.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      906     1,047     1,004     1,050     1,042     1,055       981       856       341
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 15.00   $ 13.34   $ 10.06   $ 16.57   $ 14.58   $ 13.76   $ 12.84   $ 11.60   $  9.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      204       249       298       492       192       184       149        93        38
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------



                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-19

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 5.80    $  5.15   $  4.39   $ 10.32   $ 11.17   $ 10.63        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     832        868       847       809       532       144        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $11.91    $ 10.76   $  9.09   $ 16.31   $ 17.38   $ 14.57   $ 14.06   $ 12.60   $  9.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units   2,059      2,313     2,668     3,123     2,507     2,363     2,169     1,481       530
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $10.36    $  8.97   $  7.73   $ 12.39   $ 12.18   $ 10.57        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     406        344       351       369       308        83        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $11.91    $ 10.63   $  8.62   $ 12.70   $ 11.67   $ 10.54        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     473        455       425       442       196        84        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $11.02    $  8.92   $  6.66   $ 13.35   $ 12.57   $ 11.47   $ 10.97   $  9.62   $  6.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units   1,672      1,781     1,863     2,166     1,890     1,556     1,391       883       285
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $15.67    $ 13.01   $  9.74   $ 16.40   $ 16.96   $ 15.34   $ 14.02   $ 12.10   $  9.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units   1,830      2,158       902     1,069     1,156     1,107     1,007       636       237
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $26.82    $ 27.28   $ 27.75   $ 27.65   $ 26.86   $ 26.15   $ 25.92   $ 26.17   $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     729      1,227     1,943     1,051     1,102       845       349       434       630
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 5.07    $  4.77   $  3.74   $  5.66   $  4.77   $  4.49   $  4.34        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     964      1,099     1,560       657        83        72        22        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $16.59    $ 12.75   $  8.26   $ 15.95   $ 13.26   $ 12.34        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units     889        885       695       782       297       179        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 8.80    $  8.00   $  6.50   $ 10.69   $ 10.70        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units   1,238      1,402     1,644     1,727       258        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $10.35    $  9.14   $  6.71   $ 11.51   $ 11.08        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units   1,073        860       786       674        83        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


I-20 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 10.64   $ 10.73   $ 10.11   $ 10.72   $  9.78   $  9.91        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    3,294     3,673     2,525     1,235       730       286        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 16.06   $ 15.38   $ 14.75   $ 16.06   $ 15.63   $ 15.31   $ 15.27   $ 14.97   $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      941     1,133       502       626       590       573       555       512       198
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 15.91   $ 12.86   $ 10.37   $ 16.02   $ 16.60   $ 14.35   $ 14.00   $ 12.10   $  8.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      850     1,024       720       713       744       596       575       449       122
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 14.85   $ 12.98   $  9.26   $ 16.30   $ 15.46   $ 16.39   $ 16.03        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      606       610       421       401        47        41         6        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  8.51   $  8.02   $  6.27   $ 10.78   $ 10.75        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      694       735       848       853       178        --        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  5.15   $  4.63   $  3.56   $  6.04   $  6.07   $  5.41   $  5.05        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      161       166       153        89       104        69        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 10.07   $  8.89   $  7.04   $ 11.36   $ 11.85   $ 10.40        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      587       490       545       539       602       296        --        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 10.74   $  9.31   $  6.75   $  9.49   $  8.67   $  8.33   $  8.15   $  7.75   $  5.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      957       537       353       249       215       280       377       218        32
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 49.57   $ 42.88   $ 31.77   $ 60.62   $ 55.37   $ 53.59   $ 50.38   $ 45.72   $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      250       144        53        56        47        25        28        10         4
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 13.21   $ 12.66   $ 11.89   $ 11.80   $ 11.30   $ 11.08   $ 11.07   $ 10.84   $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units    3,414     3,238     3,511     1,494     2,030     1,611     1,424     1,202       628
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 12.81   $ 12.18   $  9.54   $ 18.39   $ 16.64   $ 13.51   $ 11.90   $ 10.27   $  7.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      842       967       951     1,047     1,030       783       806       360       135
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-21

UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                              2010      2009     2008      2007      2006     2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 10.61   $  9.68   $  7.43   $ 12.50   $ 12.11   $ 10.85   $ 10.34   $  9.59   $  7.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      416       452       447       473       453       353       272       238       104
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.87   $ 10.67   $  8.83   $ 14.37   $ 14.10   $ 12.02   $ 11.42   $ 10.15   $  7.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      753       860       921     1,210     1,363     1,238     1,242       726       316
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.39   $  9.13   $  6.55   $ 11.81   $ 10.74   $  9.96   $  9.35   $  8.52   $  6.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      783       810       813       934     1,035     1,075     1,055       731       292
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 14.76   $ 12.02   $  8.47   $ 13.46   $ 13.68   $ 12.13   $ 11.49   $ 10.15   $  7.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      760       803       727       805     1,010       876     1,011       560       206
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 26.06   $ 24.86   $ 23.07   $ 30.68   $ 30.26   $ 28.00   $ 27.64   $ 25.87   $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      641       663       523       526       758       755       771       557       125
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $  8.22   $  6.55   $  4.95   $  8.71   $  8.54   $  7.89   $  7.46        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      746       786       687       788       475       242        59        --        --
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 15.68   $ 12.81   $ 10.31   $ 16.88   $ 19.05   $ 16.69   $ 16.22   $ 14.09   $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      612       586       666       748     1,201       991       884       641       270
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                               $ 11.34   $  9.80   $  6.29   $ 12.10   $ 10.41   $  9.87   $  9.02   $  8.74   $  5.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units      705       766       462       597       350       311       306        98        14
 outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------



I-22 APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts (1)



This information is provided for historical purposes only. The contracts are no longer available to new purchasers.




--------------------------------------------------------------------------------
Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits other than tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus(SM) contracts), or if later, the first contract anniversary.


If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and


o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.



Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


----------
(1) QP contracts are available for Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts owners only.

                      APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS II-1

Appendix III: Market value adjustment example



--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculation below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a) . Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.




---------------------------------------------------------------------------------------------------------
                                                                               HYPOTHETICAL ASSUMED
                                                                                RATE TO MATURITY(J)
                                                                              ("J" IN THE CALCULATION
                                                                                      BELOW)
                                                                                 FEBRUARY 15, 2015
---------------------------------------------------------------------------------------------------------
                                                                                 5.00%       9.00%
---------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
---------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                                 $141,389    $121,737
---------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                                  $131,104    $131,104
---------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                        $ 10,285    $ (9,367)
---------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
---------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:        $  3,637    $ (3,847)
  (3) x [$50,000/(1)]
---------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal: $50,000 - (4)   $ 46,363    $ 53,847
---------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                     $ 91,389    $ 71,737
---------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                          $ 84,741    $ 77,257
---------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                         $111,099    $101,287
---------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:
        Maturity value =     $171,882      where j is either 5% or 9%
        --------------   ----------------
         (1+j)(D/365)    (1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:
        Maturity value =     $171,882
        --------------   ----------------
         (1+h)(D/365)    (1+0.07)(1,461/365)

(d) Maturity value is based on the following calculation:
    Fixed maturity amount x(1+h)(D/365)=($84,741 or $77,257)x(1+0.07)(1,461/365)


III-1  APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example



--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts. The enhanced death benefit calculation for Accumulator(R) Plus(SM) contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



--------------------------------------------------------------------------------------------------
   END OF
  CONTRACT                   6% ROLL-UP TO AGE 85   ANNUAL RATCHET TO AGE 85     GWBL ENHANCED
    YEAR     ACCOUNT VALUE       BENEFIT BASE             BENEFIT BASE         DEATH BENEFIT BASE
--------------------------------------------------------------------------------------------------
      1         $105,000         $  106,000(4)            $  105,000(1)           $  105,000(5)
--------------------------------------------------------------------------------------------------
      2         $115,500         $  112,360(3)            $  115,500(1)           $  115,500(5)
--------------------------------------------------------------------------------------------------
      3         $129,360         $  119,102(3)            $  129,360(1)           $  129,360(5)
--------------------------------------------------------------------------------------------------
      4         $103,488         $  126,248(3)            $  129,360(2)           $  135,828(6)
--------------------------------------------------------------------------------------------------
      5         $113,837         $  133,823(4)            $  129,360(2)           $  142,296(6)
--------------------------------------------------------------------------------------------------
      6         $127,497         $  141,852(4)            $  129,360(2)           $  148,764(6)
--------------------------------------------------------------------------------------------------
      7         $127,497         $  150,363(4)            $  129,360(2)           $  155,232(6)
--------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                                APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE IV-1

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus(SM) contracts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options) , no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------
                                          6% ROLL-UP TO AGE 85   ANNUAL RATCHET TO AGE 85     GWBL ENHANCED
   END OF CONTRACT YEAR   ACCOUNT VALUE       BENEFIT BASE             BENEFIT BASE         DEATH BENEFIT BASE
------------------------------------------------------------------------------------------------------------------
            1                $109,200         $  106,000(3)            $  109,200(1)           $  109,200(5)
------------------------------------------------------------------------------------------------------------------
            2                $120,120         $  112,360(3)            $  120,120(1)           $  120,120(5)
------------------------------------------------------------------------------------------------------------------
            3                $134,534         $  119,102(3)            $  134,534(1)           $  134,534(5)
------------------------------------------------------------------------------------------------------------------
            4                $107,628         $  126,248(3)            $  134,534(3)           $  141,261(6)
------------------------------------------------------------------------------------------------------------------
            5                $118,390         $  133,823(3)            $  134,534(2)           $  147,988(6)
------------------------------------------------------------------------------------------------------------------
            6                $132,597         $  141,852(4)            $  134,534(2)           $  154,715(6)
------------------------------------------------------------------------------------------------------------------
            7                $132,597         $  150,363(4)            $  134,534(2)           $  161,441(6)
------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


IV-2 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations



--------------------------------------------------------------------------------
ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts, respectively. The tables illustrate the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.37)%, 3.63% for Accumulator(R) contracts; (2.62)% and 3.38% for Accumulator(R) Plus(SM) contracts; (2.72)% and 3.28% for Accumulator(R) Elite(SM) contracts; and (2.77)% and 3.23% for Accumulator(R) Select(SM) contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                          GREATER OF 6%
                                                           ROLL-UP TO
                                                        AGE 85 OR ANNUAL                        LIFETIME ANNUAL
                                                             RATCHET                              GUARANTEED      LIFETIME ANNUAL
                                                            TO AGE 85                               MINIMUM      GUARANTEED MINIMUM
                                                           GUARANTEED      TOTAL DEATH BENEFIT  INCOME BENEFIT:   INCOME BENEFIT:
       CONTRACT                                           MINIMUM DEATH     WITH THE EARNINGS   ---------------  ------------------
AGE      YEAR      ACCOUNT VALUE        CASH VALUE           BENEFIT       ENHANCEMENT BENEFIT GUARANTEED INCOME HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                    0%        6%       0%        6%        0%       6%        0%        6%        0%       6%       0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60        0     100,000  100,000    93,000    93,000   100,000  100,000   100,000  100,000      N/A      N/A      N/A      N/A
 61        1      95,910  101,889    88,910    94,889   106,000  106,000   108,400  108,400      N/A      N/A      N/A      N/A
 62        2      91,849  103,758    84,849    96,758   112,360  112,360   117,304  117,304      N/A      N/A      N/A      N/A
 63        3      87,810  105,599    81,810    99,599   119,102  119,102   126,742  126,742      N/A      N/A      N/A      N/A
 64        4      83,787  107,408    77,787   101,408   126,248  126,248   136,747  136,747      N/A      N/A      N/A      N/A
 65        5      79,776  109,178    74,776   104,178   133,823  133,823   147,352  147,352      N/A      N/A      N/A      N/A
 66        6      75,768  110,901    72,768   107,901   141,852  141,852   158,593  158,593      N/A      N/A      N/A      N/A
 67        7      71,759  112,570    70,759   111,570   150,363  150,363   170,508  170,508      N/A      N/A      N/A      N/A
 68        8      67,741  114,176    67,741   114,176   159,385  159,385   183,139  183,139      N/A      N/A      N/A      N/A
 69        9      63,708  115,710    63,708   115,710   168,948  168,948   196,527  196,527      N/A      N/A      N/A      N/A
 70       10      59,652  117,163    59,652   117,163   179,085  179,085   210,719  210,719     9,814    9,814    9,814    9,814
 75       15      38,713  122,800    38,713   122,800   239,656  239,656   295,518  295,518    14,643   14,643   14,643   14,643
 80       20      15,909  124,417    15,909   124,417   320,714  320,714   408,999  408,999    22,001   22,001   22,001   22,001
 85       25           0  119,619         0   119,619         0  429,187         0  517,472         0   35,794        0   35,794
 90       30           0  125,590         0   125,590         0  429,187         0  517,472      N/A      N/A      N/A      N/A
 95       35           0  132,602         0   132,602         0  429,187         0  517,472      N/A      N/A      N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                          GREATER OF 6%
                                                           ROLL-UP TO
                                                        AGE 85 OR ANNUAL                        LIFETIME ANNUAL
                                                             RATCHET                              GUARANTEED      LIFETIME ANNUAL
                                                            TO AGE 85                               MINIMUM      GUARANTEED MINIMUM
                                                           GUARANTEED      TOTAL DEATH BENEFIT  INCOME BENEFIT:   INCOME BENEFIT:
       CONTRACT                                           MINIMUM DEATH     WITH THE EARNINGS   ---------------  ------------------
AGE      YEAR      ACCOUNT VALUE        CASH VALUE           BENEFIT       ENHANCEMENT BENEFIT GUARANTEED INCOME HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                    0%        6%       0%        6%        0%       6%        0%        6%        0%       6%       0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60        0     104,000  104,000    96,000    96,000   100,000  100,000    100,000  100,000      N/A      N/A      N/A      N/A
 61        1      99,543  105,761    91,543    97,761   106,000  106,000    108,400  108,400      N/A      N/A      N/A      N/A
 62        2      95,135  107,492    87,135    99,492   112,360  112,360    117,304  117,304      N/A      N/A      N/A      N/A
 63        3      90,770  109,188    83,770   102,188   119,102  119,102    126,742  126,742      N/A      N/A      N/A      N/A
 64        4      86,441  110,843    79,441   103,843   126,248  126,248    136,747  136,747      N/A      N/A      N/A      N/A
 65        5      82,142  112,448    76,142   106,448   133,823  133,823    147,352  147,352      N/A      N/A      N/A      N/A
 66        6      77,866  113,998    72,866   108,998   141,852  141,852    158,593  158,593      N/A      N/A      N/A      N/A
 67        7      73,606  115,484    69,606   111,484   150,363  150,363    170,508  170,508      N/A      N/A      N/A      N/A
 68        8      69,354  116,897    66,354   113,897   159,385  159,385    183,139  183,139      N/A      N/A      N/A      N/A
 69        9      65,104  118,229    65,104   118,229   168,948  168,948    196,527  196,527      N/A      N/A      N/A      N/A
 70       10      60,849  119,470    60,849   119,470   179,085  179,085    210,719  210,719     9,814    9,814    9,814    9,814
 75       15      39,142  123,895    39,142   123,895   239,656  239,656    295,518  295,518    14,643   14,643   14,643   14,643
 80       20      15,932  124,049    15,932   124,049   320,714  320,714    408,999  408,999    22,001   22,001   22,001   22,001
 85       25           0  117,562         0   117,562         0  429,187          0  517,472         0   35,794        0   35,794
 90       30           0  121,590         0   121,590         0  429,187          0  517,472      N/A      N/A      N/A      N/A
 95       35           0  126,265         0   126,265         0  429,187          0  517,472      N/A      N/A      N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-3

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                          GREATER OF 6%
                                                           ROLL-UP TO
                                                        AGE 85 OR ANNUAL                        LIFETIME ANNUAL
                                                             RATCHET                              GUARANTEED      LIFETIME ANNUAL
                                                            TO AGE 85                               MINIMUM      GUARANTEED MINIMUM
                                                           GUARANTEED      TOTAL DEATH BENEFIT  INCOME BENEFIT:   INCOME BENEFIT:
       CONTRACT                                           MINIMUM DEATH     WITH THE EARNINGS   ---------------  ------------------
AGE      YEAR      ACCOUNT VALUE        CASH VALUE           BENEFIT       ENHANCEMENT BENEFIT GUARANTEED INCOME HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                    0%        6%       0%        6%        0%       6%        0%        6%        0%       6%       0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60         0      100,000  100,000    92,000    92,000   100,000  100,000  100,000  100,000      N/A      N/A      N/A      N/A
 61         1       95,562  101,541    87,562    93,541   106,000  106,000  108,400  108,400      N/A      N/A      N/A      N/A
 62         2       91,176  103,043    84,176    96,043   112,360  112,360  117,304  117,304      N/A      N/A      N/A      N/A
 63         3       86,837  104,502    80,837    98,502   119,102  119,102  126,742  126,742      N/A      N/A      N/A      N/A
 64         4       82,539  105,911    77,539   100,911   126,248  126,248  136,747  136,747      N/A      N/A      N/A      N/A
 65         5       78,273  107,262    78,273   107,262   133,823  133,823  147,352  147,352      N/A      N/A      N/A      N/A
 66         6       74,033  108,549    74,033   108,549   141,852  141,852  158,593  158,593      N/A      N/A      N/A      N/A
 67         7       69,813  109,762    69,813   109,762   150,363  150,363  170,508  170,508      N/A      N/A      N/A      N/A
 68         8       65,604  110,894    65,604   110,894   159,385  159,385  183,139  183,139      N/A      N/A      N/A      N/A
 69         9       61,400  111,934    61,400   111,934   168,948  168,948  196,527  196,527      N/A      N/A      N/A      N/A
 70        10       57,193  112,872    57,193   112,872   179,085  179,085  210,719  210,719     9,814    9,814    9,814    9,814
 75        15       35,741  115,635    35,741   115,635   239,656  239,656  295,518  295,518    14,643   14,643   14,643   14,643
 80        20       12,880  113,855    12,880   113,855   320,714  320,714  408,999  408,999    22,001   22,001   22,001   22,001
 85        25            0  105,146         0   105,146         0  429,187        0  517,472         0   35,794        0   35,794
 90        30            0  106,625         0   106,625         0  429,187        0  517,472      N/A      N/A      N/A      N/A
 95        35            0  108,332         0   108,332         0  429,187        0  517,472      N/A      N/A      N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-4 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     EARNINGS ENHANCEMENT BENEFIT
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                          GREATER OF 6%
                                                           ROLL-UP TO
                                                        AGE 85 OR ANNUAL                        LIFETIME ANNUAL
                                                             RATCHET                              GUARANTEED      LIFETIME ANNUAL
                                                            TO AGE 85                               MINIMUM      GUARANTEED MINIMUM
                                                           GUARANTEED      TOTAL DEATH BENEFIT  INCOME BENEFIT:   INCOME BENEFIT:
       CONTRACT                                           MINIMUM DEATH     WITH THE EARNINGS   ---------------  ------------------
AGE      YEAR      ACCOUNT VALUE        CASH VALUE           BENEFIT       ENHANCEMENT BENEFIT GUARANTEED INCOME HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                    0%        6%       0%        6%        0%       6%        0%        6%        0%       6%       0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60       0      100,000  100,000    100,000  100,000    100,000  100,000  100,000  100,000      N/A       N/A       N/A       N/A
 61       1       95,512  101,491     95,512  101,491    106,000  106,000  108,400  108,400      N/A       N/A       N/A       N/A
 62       2       91,080  102,941     91,080  102,941    112,360  112,360  117,304  117,304      N/A       N/A       N/A       N/A
 63       3       86,699  104,346     86,699  104,346    119,102  119,102  126,742  126,742      N/A       N/A       N/A       N/A
 64       4       82,361  105,698     82,361  105,698    126,248  126,248  136,747  136,747      N/A       N/A       N/A       N/A
 65       5       78,060  106,991     78,060  106,991    133,823  133,823  147,352  147,352      N/A       N/A       N/A       N/A
 66       6       73,788  108,216     73,788  108,216    141,852  141,852  158,593  158,593      N/A       N/A       N/A       N/A
 67       7       69,538  109,366     69,538  109,366    150,363  150,363  170,508  170,508      N/A       N/A       N/A       N/A
 68       8       65,303  110,431     65,303  110,431    159,385  159,385  183,139  183,139      N/A       N/A       N/A       N/A
 69       9       61,076  111,403     61,076  111,403    168,948  168,948  196,527  196,527      N/A       N/A       N/A       N/A
 70      10       56,848  112,270     56,848  112,270    179,085  179,085  210,719  210,719     9,814     9,814     9,814     9,814
 75      15       35,333  114,641     35,333  114,641    239,656  239,656  295,518  295,518    14,643    14,643    14,643    14,643
 80      20       12,470  112,404     12,470  112,404    320,714  320,714  408,999  408,999    22,001    22,001    22,001    22,001
 85      25            0  103,182          0  103,182          0  429,187        0  517,472         0    35,794         0    35,794
 90      30            0  104,084          0  104,084          0  429,187        0  517,472      N/A       N/A       N/A       N/A
 95      35            0  105,122          0  105,122          0  429,187        0  517,472      N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-5

Appendix VI: Earnings enhancement benefit example



--------------------------------------------------------------------------------
The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                   NO WITHDRAWAL   $3,000 WITHDRAWAL   $6,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                           100,000           100,000             100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                         104,000           104,000             104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  EARNINGS ENHANCEMENT BENEFIT EARNINGS: death                    4,000             4,000               4,000
      benefit less net contributions (prior to the withdrawal in
      D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                        0               3,000               6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  EXCESS OF THE WITHDRAWAL OVER THE EARNINGS                        0                 0                 2,000
      ENHANCEMENT BENEFIT EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   F  NET CONTRIBUTIONS (adjusted for the withdrawal in D)           100,000           100,000              98,000
      A minus E
------------------------------------------------------------------------------------------------------------------------------------
   G  DEATH BENEFIT (adjusted for the withdrawal in D)               104,000           101,000              98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT LESS NET CONTRIBUTIONS                            4,000             1,000                 0
      G minus F
------------------------------------------------------------------------------------------------------------------------------------
   I  EARNINGS ENHANCEMENT BENEFIT FACTOR                              40%               40%                 40%
------------------------------------------------------------------------------------------------------------------------------------
   J  EARNINGS ENHANCEMENT BENEFIT                                    1,600              400                  0
      H times I
------------------------------------------------------------------------------------------------------------------------------------
   K  DEATH BENEFIT: including the Earnings enhancement              105,600           101,400              98,000
      benefit
      G plus J
------------------------------------------------------------------------------------------------------------------------------------



(1) The death benefit is the greater of the account value or any applicable death benefit.


VI-1 APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------
Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers.

The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits in the contracts are either not available or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to     If you reside in the state of California and you are age
                cancel within a certain number of days"                  60 and older at the time the contract is issued, you may
                                                                         return your variable annuity contract within 30 days from
                                                                         the date that you receive it and receive a refund as
                                                                         described below.
                                                                         This is also referred to as the "free look" period.

                                                                         If you allocate your entire initial contribution to the
                                                                         EQ/Money Market option (and/or guaranteed interest option, if available), the amount of your refund will be equal to
                                                                         your contribution, unless you make a transfer, in which
                                                                         case the amount of your refund will be equal to your
                                                                         account value on the date we receive your request to
                                                                         cancel at our processing office. This amount could be less than your initial contribution. If the Principal guarantee benefit or Guaranteed withdrawal benefit for life is
                                                                         elected, the investment allocation during the 30 day free
                                                                         look period is limited to the guaranteed interest option.
                                                                         If you allocate any portion of your initial contribution
                                                                         to the variable investment options (other than the
                                                                         EQ/Money Market option) and/or fixed maturity options,
                                                                         your refund will be equal to your account value on the
                                                                         date we receive your request to cancel at our processing
                                                                         office.

                                                                         "RETURN OF CONTRIBUTION" FREE LOOK TREATMENT AVAILABLE
                                                                         THROUGH CERTAIN SELLING BROKERS-DEALERS

                                                                         Certain selling broker-dealers offer an allocation method
                                                                         designed to preserve your right to a return of your
                                                                         contributions during the free look period. At the time of
                                                                         application, you will instruct your financial professional as to how your initial contribution and any subsequent
                                                                         contributions should be treated for the purpose of
                                                                         maintaining your free look right under the contract.
                                                                         Please consult your financial professional to learn more
                                                                         about the availability of "return of contribution" free
                                                                         look treatment.
------------------------------------------------------------------------------------------------------------------------------------


            APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-1

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA                                                               If you choose "return of contribution" free look treatment
(CONTINUED)                                                              of your contract, we will allocate your entire
                                                                         contribution and any subsequent contributions made during
                                                                         the 40-day period following the Contract Date, to the
                                                                         EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you
                                                                         will receive a refund equal to your contributions.

                                                                         If you choose the "return of contribution" free look
                                                                         treatment and your contract is still in effect on the 40th day (or next Business Day) following the contract date, we will automatically reallocate your account value to the
                                                                         investment options chosen on your application.

                                                                         Any transfers made prior to the expiration of the 30-day
                                                                         free look will terminate your right to "return of
                                                                         contribution" treatment in the event you choose to
                                                                         exercise your free look right under the contract. Any
                                                                         transfer made prior to the 40th day following the contract date will cancel the automatic reallocation on the 40th
                                                                         day (or next business day) following the Contract Date
                                                                         described above. If you do not want AXA Equitable to
                                                                         perform this scheduled onetime re-allocation, you must
                                                                         call one of our customer service representatives at 1
                                                                         (800) 789-7771 before the 40th day following the contract
                                                                         date to cancel.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA          See "Contract features and benefits" in "Credits"(For   The following information replaces the second bullet of
                 Accumulator(R) Plus(SM) contracts final only)           the final set of bullets in this section:
                                                                         o   You may annuitize your contract after thirteen months,
                                                                             however, if you elect to receive annuity payments
                                                                             within five years of the contract date, we will
                                                                             recover the credit that applies to any contribution
                                                                             made in that five years. If you start receiving
                                                                             annuity payments after five years from the contract
                                                                             date and within three years of making any
                                                                             contribution, we will recover the credit that applies
                                                                             to any contribution made within the prior three years.
------------------------------------------------------------------------------------------------------------------------------------
OREGON           See "We require that the following types of communica-  The following is added:
(For             tions be on specific forms we provide for that          (20) requests for required minimum distributions, other
Accumulator(R),  purpose:"in "Who is AXA Equitable?"                     than pursuant to our automatic RMD service.
Accumulator(R)
Plus(SM) and
Accumulator(R)   Flexible Premium IRA, Flexible Premium Roth IRA and QP  Not Available
Elite(SM)        contracts
contracts only
--Accumulator(R) Fixed maturity options                                  Not Available
Select(SM)
contracts not    Automatic investment program                            Not Available
available)

                 Special dollar cost averaging program(For               o   Available only during the first contract year.
                 Accumulator(R) and Accumulator(R) Elite(SM) contracts
                 only)                                                   o   Subsequent contributions cannot be used to elect new
                                                                             programs after the first contract year.You may make
                                                                             subsequent contributions to the initial programs while
                                                                             they are still running.

                 See "How you can contribute to your contract" in "Con-  Additional contributions are limited to the first year
                 tract features and benefits"                            after the contract issue date only.

                 See "Guaranteed minimum death benefit/Guaranteed        The Roll-Up benefit base is eligible for reset beginning
                 minimum income benefit roll-up benefit base reset" in   on the fifth contract date anniversary and on each fifth
                 "Contract features and benefits"                        or later contract date anniversary after a reset.


VII-2 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
      FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
OREGON          See "Lifetime required minimum distribution withdrawals" The following replaces the third paragraph:
(CONTINUED)     under "Withdrawing your account value" in "Accessing     We generally will not impose a withdrawal charge on
                your money"                                              minimum distribution withdrawals even if you are not
                                                                         enrolled in our automatic RMD service except if, when
                                                                         added to a lump sum withdrawal previously taken in the
                                                                         same contract year, the minimum distribution withdrawals
                                                                         exceed the 10% free withdrawal amount. In order to avoid
                                                                         a withdrawal charge in connection with minimum
                                                                         distribution withdrawals outside of our automatic RMD
                                                                         service, you must notify us using our request form. Such
                                                                         minimum distribution withdrawals must be based solely on
                                                                         your contract's account value.

                See "Selecting an annuity payout option" under "Your     for Accumulator(R) contracts: An annuity commencement
                annuity payout options" in "Accessing your money"        date earlier than seven years from the contract issue
                                                                         date may not be elected.

                                                                         for Accumulator(R) Elite(SM) contracts: An annuity
                                                                         commencement date earlier than four years from the
                                                                         contract issue date may not be elected.

                                                                         for Accumulator(R) Plus(SM) contracts: An annuity
                                                                         commencement date earlier than eight years from the
                                                                         contract issue date may not be elected.

                See "Greater of 6% Roll-Up to age 85 or Annual Ratchet   The charge is equal to 0.60% of the Greater of 6% Roll-Up
                to age 85" under "Guaranteed minimum death benefit       to age 85 or Annual Ratchet to age 85 benefit base.
                charge" in "Charges and expenses"

                See "Disability, terminal illness, or confinement to     Item (i) under this section is deleted in its entirety
                nursing home" under "Withdrawal charge" in "Charges and
                expenses"
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                            Your contract refers to contributions as premiums.

                Special dollar cost averaging program                    In Pennsylvania, we refer to this program as "enhanced
                (For Accumulator(R) and Accumulator(R) Elite(SM)         rate dollar cost averaging."
                contracts only)

                See "Disability, terminal illness, or confinement to     Item (iii) under this section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in "Charges and
                expenses" (For Accumulator(R), Accumulator(R) Plus(SM)
                and Accumulator(R) Elite(SM) contracts only)

                Required disclosure for Pennsylvania customers           Any person who knowingly and with intent to defraud any
                                                                         insurance company or other person files an application
                                                                         for insurance or statement of claim containing any
                                                                         materially false information or conceals for the purpose
                                                                         of misleading, information concerning any fact material
                                                                         thereto commits a fraudulent insurance act, which is a
                                                                         crime and subjects such person to criminal and civil
                                                                         penalties.
------------------------------------------------------------------------------------------------------------------------------------


           APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                            CERTAIN FEATURES AND BENEFITS VII-3

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover TSA        Not Available
                contracts

                Beneficiary continuation option (IRA)                    Not Available

                Tax Information--Special rules for NQ contracts          Income from NQ contracts we issue is U.S. source. A
                                                                         Puerto Rico resident is subject to U.S. taxation on such
                                                                         U.S. source income. Only Puerto Rico source income of
                                                                         Puerto Rico residents is excludable from U.S. taxation.
                                                                         Income from NQ contracts is also subject to Puerto Rico
                                                                         tax. The calculation of the taxable portion of amounts
                                                                         distributed from a contract may differ in the two
                                                                         jurisdictions. Therefore, you might have to file both
                                                                         U.S. and Puerto Rico tax returns, showing different
                                                                         amounts of income from the contract for each tax return.
                                                                         Puerto Rico generally provides a credit against Puerto
                                                                         Rico tax for U.S. tax paid. Depending on your personal
                                                                         situation and the timing of the different tax
                                                                         liabilities, you may not be able to take full advantage
                                                                         of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Charges that AXA Equitable deducts" under           We will deduct the annual administrative charge on a pro
                "Annual administrative charge" in "Charges and           rata basis but only from your value in the variable
                expenses"                                                investment options. We will not deduct this charge from
                                                                         your value in the guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                               Not Available

                Investment simplifier -- Fixed-dollar option             Not Available
                and Interest sweep option

                Fixed maturity options                                   Not Available

                Income Manager(R) payout option                          Not Available

                Earnings enhancement benefit                             Not Available

                Special dollar cost averaging program                    o   Available only at issue
                (For Accumulator(R) and Accumulator(R) Elite(SM)
                contracts only)                                          o   Subsequent contributions cannot be used to elect new
                                                                             programs. You may make subsequent contributions to
                                                                             the initial programs while they are still running.

                "Greater of 6% Roll-Up to age 85 or Annual Ratchet to    All references to this feature are deleted in their
                age 85 enhanced death benefit"                           entirety. You have the choice of the following guaranteed
                                                                         minimum death benefits: the Greater of 4% Roll-Up to age
                                                                         85 or Annual Ratchet to age 85; the Annual Ratchet to age
                                                                         85; the Standard death benefit; the GWBL Enhanced death
                                                                         benefit; or the GWBL Standard death benefit.

                See "Guaranteed minimum death benefit charge" in "Fee    The charge for the Greater of 4% Roll-Up to age 85 or
                table" and in "Charges and expenses"                     Annual Ratchet to age 85 is 0.60%
------------------------------------------------------------------------------------------------------------------------------------

VII-4 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
      FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Guaranteed minimum death benefit and Guaranteed     o   If you elect the 6% Guaranteed minimum income benefit
(CONTINUED)     minimum income benefit base" in "Contract features and       with the Greater of 4% Roll-Up to age 85 or Annual
                benefits"                                                    Ratchet to age 85 enhanced death benefit, the
                                                                             variable investment options (other than those
                                                                             variable investment options that roll up at 3%), the
                                                                             account for special dollar cost averaging program and
                                                                             the account for 12 month dollar cost averaging will
                                                                             roll up at an annual rate of 6% for the Guaranteed
                                                                             minimum income benefit base and 4% for the 4% Roll-Up
                                                                             to age 85 benefit base.

                                                                         o   If you elect the Greater of 4% Roll-Up to age 85 or
                                                                             Annual Ratchet to age 85 enhanced death benefit,
                                                                             without the Guaranteed minimum income benefit, the
                                                                             variable investment options (other than those
                                                                             variable investment options that roll up at 3%), the
                                                                             account for special dollar cost averaging program and
                                                                             the account for 12 month dollar cost averaging will
                                                                             roll up at an annual rate of 4% for the 4% Roll-Up to
                                                                             age 85 benefit base.

                See "Guaranteed minimum death benefit/Guaranteed         Your "Greater of 4% Roll-Up to age 85 or Annual Ratchet
                minimum income benefit roll-up benefit base reset" in    to age 85 enhanced death benefit" benefit base will reset
                "Contract features and benefits"                         only if your account value is greater than your
                                                                         Guaranteed minimum income benefit roll-up benefit base.

                See "Guaranteed minimum death benefit" in "Contract      You have a choice of the Standard death benefit, the
                features and benefits"                                   Annual Ratchet to age 85 enhanced death benefit, or the
                                                                         Greater of 4% Roll-Up to age 85 or Annual Ratchet to age
                                                                         85 enhanced death benefit.

                See "Annual administrative charge" in "Charges and       The second paragraph of this section is replaced with the
                expenses"                                                following:

                                                                         For Accumulator(R) and Accumulator(R) Elite(SM)
                                                                         contracts:

                                                                         The annual administrative charge will be deducted from
                                                                         the value in the variable investment options on a pro
                                                                         rata basis. If those amounts are insufficient, we will
                                                                         deduct all or a portion of the charge from the account
                                                                         for special dollar cost averaging. If the contract is
                                                                         surrendered or annuitized or a death benefit is paid on a
                                                                         date other than a contract date anniversary, we will
                                                                         deduct a pro rata portion of that charge for the year.

                                                                         For Accumulator(R) Select(SM) contracts:

                                                                         The annual administrative charge will be deducted from
                                                                         the value in the variable investment options on a pro
                                                                         rata basis. If those amounts are insufficient, we will
                                                                         deduct all or a portion of the charge from the account
                                                                         for 12 month dollar cost averaging. If the contract is
                                                                         surrendered or annuitized or a death benefit is paid on a
                                                                         date other than a contract date anniversary, we will
                                                                         deduct a pro rata portion of that charge for the year.

                                                                         For Accumulator(R) Plus(SM) contracts:

                                                                         The annual administrative charge will be deducted from
                                                                         the value in the variable investment options on a pro
                                                                         rata basis. If the contract is surrendered or annuitized
                                                                         or a death benefit is paid on a date other than a
                                                                         contract date anniversary, we will deduct a pro rata
                                                                         portion of that charge for the year.
------------------------------------------------------------------------------------------------------------------------------------

           APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-5

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                    AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "How withdrawals affect your Guaranteed minimum      The first sentence of the third paragraph is replaced
(CONTINUED)     income benefit, Guaranteed minimum death benefit and     with the following:
                Principal guarantee benefits" in "Accessing your money"
                                                                         With respect to the Guaranteed minimum income benefit and
                                                                         the Greater of 4% Roll-Up to age 85 or Annual Ratchet to
                                                                         age 85 enhanced death benefit, withdrawals (including any
                                                                         applicable withdrawal charges) will reduce each of the
                                                                         benefits' Roll-Up to age 85 benefit base on a
                                                                         dollar-for-dollar basis, as long as the sum of the
                                                                         withdrawals in a contract year is 6% or less of each
                                                                         benefit's Roll-Up benefit base on the contract issue date
                                                                         or the most recent contract date anniversary, if later.
                                                                         With respect to the Greater of 4% Roll-Up to age 85 or
                                                                         Annual Ratchet to age 85 enhanced death benefit, if
                                                                         elected without the Guaranteed minimum income benefit,
                                                                         withdrawals (including any applicable withdrawal charges)
                                                                         will reduce the 4% Roll-Up to age 85 benefit base on a
                                                                         dollar-for-dollar basis, as long as the sum of the
                                                                         withdrawals in a contract year is 6% or less of the 4%
                                                                         Roll-Up to age 85 benefit base on the contract issue date
                                                                         or the most recent contract date anniversary, if later.

                See "10% free withdrawal amount" under "Withdrawal       The 10% free withdrawal amount applies to full surrenders.
                charge" in "Charges and expenses" (For Accumulator(R),
                Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)
                contracts only)

                See "Certain withdrawals" under "Withdrawal charge" in   If you elect the Greater of 4% Roll-Up to age 85 or
                "Charges and expenses" (For Accumulator(R),              Annual Ratchet to age 85 enhanced death benefit without a
                Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM)     Guaranteed minimum income benefit, the withdrawal charge
                contracts only)                                          will be waived for any withdrawal that, together with any
                                                                         prior withdrawals made during the contract year, does not
                                                                         exceed 6% of the beginning of contract year 4% Roll-Up to
                                                                         age 85 benefit base, even if such withdrawals exceed the
                                                                         free withdrawal amount.

                See "Withdrawal charge" in "Charges and expenses"        The owner (or older joint owner, if applicable) has
                under "Disability, terminal illness, or confinement to   qualified to receive Social Security disability benefits
                nursing home" (For Accumulator(R), Accumulator(R)        as certified by the Social Security Administration or a
                Plus(SM) and Accumulator(R) Elite(SM) contracts only)    statement from an independent U.S. licensed physician
                                                                         stating that the owner (or older joint owner, if
                                                                         applicable) meets the definition of total disability for
                                                                         at least 6 continuous months prior to the notice of
                                                                         claim. Such disability must be re-certified every 12
                                                                         months.
------------------------------------------------------------------------------------------------------------------------------------


VII-6 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Appendix VIII: Contract variations



--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD           FEATURE/BENEFIT                             VARIATION
------------------------------------------------------------------------------------------------------------------------------------
July 10, 2006 - January 15, 2007   Greater of 6% Roll-Up to age 85 or Annual   The fee for this benefit is 0.60%.
                                   Ratchet to age 85 enhanced death benefit

                                   Guaranteed minimum death benefit/           The Roll-Up benefit base is eligible for reset
                                   Guaranteed minimum income benefit roll-up   beginning on the fifth contract date anniversary
                                   benefit base reset                          and on each fifth or later contract date anniver-
                                                                               sary after a reset.
------------------------------------------------------------------------------------------------------------------------------------
January 16, 2007 - present         Greater of 6% Roll-Up to age 85 or Annual   The fee for this benefit is 0.65%.(1)
                                   Ratchet to age 85 enhanced death benefit

                                   Guaranteed minimum death benefit/           The Roll-Up benefit base is eligible for reset
                                   Guaranteed minimum income benefit roll-up   annually.(1)
                                   benefit base reset
------------------------------------------------------------------------------------------------------------------------------------



(1)   This charge and feature are not available to contracts issued in Oregon.


                                       APPENDIX VIII: CONTRACT VARIATIONS VIII-1

Appendix IX: Tax-sheltered annuity contracts (TSAs)



--------------------------------------------------------------------------------
GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

Contributions to an Accumulator(R) Series TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o     the owner dies; or

o the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



IX-1 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in the "Contract features and benefits" in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:
The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-2

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.



IX-3 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Statement of additional information Table of contents



--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                        PAGE

Who is AXA Equitable?                                                      2

Unit Values                                                                2

Custodian and Independent Registered Public Accounting Firm                2

Distribution of the Contracts                                              2

Financial Statements                                                       2


HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:

     Retirement Service Solutions

     P.O. Box 1547
     Secaucus, NJ 07096-1547


Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                           State               Zip


                         Accumulator '06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0 All


                                                                          e13517

Accumulator(R)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.





--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/International Core PLUS
o AXA Conservative Allocation(1)         o EQ/International Equity Index(3)
o AXA Conservative-Plus Allocation(1)    o EQ/International Value PLUS
o AXA Moderate Allocation(1)             o EQ/JPMorgan Value Opportunities
o AXA Moderate-Plus Allocation(1)        o EQ/Large Cap Core PLUS
o EQ/AllianceBernstein Small Cap         o EQ/Large Cap Growth Index
  Growth                                 o EQ/Large Cap Growth PLUS
o EQ/AXA Franklin Small Cap Value Core   o EQ/Large Cap Value Index
o EQ/BlackRock Basic Value Equity        o EQ/Large Cap Value PLUS
o EQ/Boston Advisors Equity Income       o EQ/Lord Abbett Growth and Income (2)
o EQ/Calvert Socially Responsible        o EQ/Lord Abbett Large Cap Core
o EQ/Capital Guardian Growth (2)         o EQ/MFS International Growth(3)
o EQ/Capital Guardian Research           o EQ/Mid Cap Index
o EQ/Common Stock Index                  o EQ/Mid Cap Value PLUS
o EQ/Core Bond Index                     o EQ/Money Market
o EQ/Davis New York Venture              o EQ/Montag & Caldwell Growth
o EQ/Equity 500 Index                    o EQ/Morgan Stanley Mid Cap Growth
o EQ/Equity Growth PLUS                  o EQ/Mutual Large Cap Equity
o EQ/Franklin Core Balanced              o EQ/Oppenheimer Global
o EQ/Franklin Templeton Allocation       o EQ/PIMCO Ultra Short Bond
o EQ/GAMCO Mergers and Acquisitions      o EQ/Quality Bond PLUS
o EQ/GAMCO Small Company Value           o EQ/Small Company Index
o EQ/Global Bond PLUS                    o EQ/T. Rowe Price Growth Stock
o EQ/Global Multi-Sector Equity          o EQ/Templeton Global Equity
o EQ/Intermediate Government Bond
  Index

--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o EQ/UBS Growth and Income               o Multimanager Large Cap Value
o EQ/Van Kampen Comstock                 o Multimanager Mid Cap Growth
o EQ/Wells Fargo Omega Growth(3)         o Multimanager Mid Cap Value
o Multimanager Aggressive Equity         o Multimanager Multi-Sector Bond
o Multimanager Core Bond                 o Multimanager Small Cap Growth
o Multimanager International Equity      o Multimanager Small Cap Value
o Multimanager Large Cap Core Equity     o Multimanager Technology
--------------------------------------------------------------------------------



(1) The "AXA Allocation" portfolios.
(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.
(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                      e13506/Core '02/'04 Series

TYPES OF CONTRACTS.  Contracts were offered for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA. Two versions of the traditional IRA were offered: "Rollover IRA" and "Flexible Premium IRA." Two versions of the Roth IRA were offered: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $5,000 was required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. A contribution of $2,000 was required to purchase a Flexible Premium IRA and Flexible Premium Roth IRA contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS.   The contract is no
longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

                          Contents of this Prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------

Index of key words and phrases                                                4

Who is AXA Equitable?                                                         6
How to reach us                                                               7
Accumulator(R) at a glance -- key features                                    9

-------------------------------------------------------------------------------
FEE TABLE                                                                    13
-------------------------------------------------------------------------------
Example                                                                       5
Condensed financial information                                              15

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can contribute to your contract                                      16
Owner and annuitant requirements                                             22
How you can make your contributions                                          22
What are your investment options under the contract?                         22
Portfolios of the Trusts                                                     23
Allocating your contributions                                                30

Guaranteed minimum death benefit and Guaranteed minimum income benefit base  33
Annuity purchase factors                                                     34

Guaranteed minimum income benefit option (1)                                 34

Guaranteed minimum death benefit                                             37
Principal Protector(SM)                                                      38
Inherited IRA beneficiary continuation contract                              41
Your right to cancel within a certain number
   of days                                                                   42

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         43
--------------------------------------------------------------------------------
Your account value and cash value                                            43
Your contract's value in the variable investment options                     43
Your contract's value in the guaranteed
   interest option                                                           43
Your contract's value in the fixed maturity options                          43
Your contract's value in the account for special dollar cost averaging       43
Insufficient account value                                                   43




------------
(1) Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.


"We,""our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                   CONTENTS OF THIS PROSPECTUS 2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          45
--------------------------------------------------------------------------------
Transferring your account value                                              45

Our administrative procedures for calculating your Roll-Up benefit base
following a transfer                                                         45
Disruptive transfer activity                                                 46

Rebalancing your account value                                               47

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      48
--------------------------------------------------------------------------------
Withdrawing your account value                                               48
How withdrawals are taken from your account value                            49

How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum
death benefit and Guaranteed principal benefit option 2                      50
How withdrawals affect Principal Protector(SM)                               50
Withdrawals treated as surrenders                                            50
Loans under Rollover TSA contracts                                           51
Surrendering your contract to receive its cash value                         51
When to expect payments                                                      52
Your annuity payout options                                                  52

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      55
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                           55
Group or sponsored arrangements                                              59
Other distribution arrangements                                              59

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  60
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      60
How death benefit payment is made                                            61
Beneficiary continuation option                                              62

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           66
--------------------------------------------------------------------------------
Overview                                                                     66
Contracts that fund a retirement arrangement                                 66

Transfers among investment options                                           66

Taxation of nonqualified annuities                                           66
Individual retirement arrangements (IRAs)                                    68
Traditional individual retirement annuities (traditional IRAs)               69
Roth individual retirement annuities (Roth IRAs)                             73
Federal and state income tax withholding and information reporting           75
Special rules for contracts funding qualified plans                          76
Impact of taxes to AXA Equitable                                             76

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          77
--------------------------------------------------------------------------------
About Separate Account No. 49                                                77
About the Trusts                                                             77
About our fixed maturity options                                             77
About the general account                                                    78
About other methods of payment                                               79
Dates and prices at which contract events occur                              79
About your voting rights                                                     80
Statutory compliance                                                         80
About legal proceedings                                                      80
Financial statements                                                         80
Transfers of ownership, collateral assignments, loans and borrowing          80
How divorce may affect your guaranteed benefits                              81
Distribution of the contracts                                                81

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

       I --   Condensed financial information                          I-1
      II --   Purchase considerations for QP contracts                II-1
     III --   Market value adjustment example                        III-1
      IV --   Enhanced death benefit example                          IV-1
       V --   Hypothetical illustrations                               V-1
      VI --   Guaranteed principal benefit example                    VI-1
     VII --   Protection Plus(SM) example                            VII-1
    VIII --   State contract availability and/or variations of      VIII-1
              certain features and benefits
      IX --   Contract variations                                     IX-1
       X --   Tax-sheltered annuity contracts (TSAs)                   X-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases


--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                          PAGE

6% Roll-Up to age 85 enhanced death benefit                                 33
account for special dollar cost averaging                                   30
account value                                                               43
administrative charge                                                       55
annual administrative charge                                                55
Annual Ratchet to age 85 enhanced death benefit                             33
annuitant                                                                   16
annuitization                                                               52
annuity maturity date                                                       54
annuity payout options                                                      52
annuity purchase factors                                                    34
automatic investment program                                                79
beneficiary                                                                 60
Beneficiary continuation option ("BCO")                                     62
business day                                                                79
cash value                                                                  43
charges for state premium and other applicable taxes                        58
contract date                                                               22
contract date anniversary                                                   22
contract year                                                               22
contributions to Roth IRAs                                                  73
     regular contributions                                                  73
     rollovers and transfers                                                73
     conversion contributions                                               74
contributions to traditional IRAs                                           69
     regular contributions                                                  69
     rollovers and direct transfers                                         69
disability, terminal illness or confinement to nursing home                 56
disruptive transfer activity                                                46
Distribution Charge                                                         55
ERISA                                                                       59
Fixed-dollar option                                                         32
fixed maturity options                                                      29
Flexible Premium IRA                                                     cover
Flexible Premium Roth IRA                                                cover
free look                                                                   42
free withdrawal amount                                                      56
general account                                                             78
General dollar cost averaging                                               32
guaranteed interest option                                                  29
Guaranteed minimum death benefit                                            37
Guaranteed minimum death benefit charge                                     57
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            33
Guaranteed minimum death benefit/guaranteed
     minimum income benefit roll-up benefit
     base reset option                                                      37
Guaranteed minimum income benefit                                           34
Guaranteed minimum income benefit charge                                    57
Guaranteed minimum income benefit "no lapse guarantee"                      35
Guaranteed principal benefits                                               30
IRA                                                                      cover
IRS                                                                         66
Inherited IRA                                                            cover
Investment simplifier                                                       32
investment options                                                       cover
lifetime required minimum distribution withdrawals                          49
loan reserve account                                                        51
loans under Rollover TSA                                                    51
market adjusted amount                                                      29
market value adjustment                                                     29
market timing                                                               46
maturity dates                                                              29
maturity value                                                              29
Mortality and expense risks charge                                          55
NQ                                                                       cover
Online Account Access                                                        7
Optional step up charge                                                     58
partial withdrawals                                                         48
Portfolio                                                                cover
Principal assurance                                                         31
Principal Protector(SM)                                                     38
Principal Protector(SM) charge                                              58
processing office                                                            7
Protection Plus(SM)                                                         37
Protection Plus(SM) charge                                                  58
QP                                                                       cover
rate to maturity                                                            29
Rebalancing                                                                 47
Rollover IRA                                                             cover
Rollover TSA                                                             cover
Roth Conversion IRA                                                      cover
Roth IRA                                                                 cover
SAI                                                                      cover
SEC                                                                      cover
self-directed allocation                                                    30
Separate Account No. 49                                                     77
special dollar cost averaging                                               32
Spousal protection                                                          62
standard death benefit                                                      33
substantially equal withdrawals                                             49
Successor owner and annuitant                                               61
systematic withdrawals                                                      48
TOPS                                                                         7
TSA                                                                      cover
traditional IRA                                                          cover
Trusts                                                                      77
unit                                                                        43
variable investment options                                                 22
wire transmittals and electronic applications                               79
withdrawal charge                                                           56

                                               INDEX OF KEY WORDS AND PHRASES  4

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
 PROSPECTUS                           CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options            Guarantee Periods (Guaranteed Fixed
                                  Interest Accounts in supplemental materials)
variable investment options       Investment Funds
account value                     Annuity Account Value
rate to maturity                  Guaranteed Rates
unit                              Accumulation Unit
Guaranteed minimum death benefit  Guaranteed death benefit
Guaranteed minimum income benefit Guaranteed Income Benefit or Living Benefit
Guaranteed interest option        Guaranteed Interest Account
Principal Protector(SM)           Guaranteed withdrawal benefit
GWB benefit base                  Principal Protector(SM) benefit base
GWB Annual withdrawal amount      Principal Protector(SM) Annual withdrawal
                                  amount
GWB Annual withdrawal option      Principal Protector(SM) Annual withdrawal
                                   option
GWB Excess withdrawal             Principal Protector(SM) Excess withdrawal
--------------------------------------------------------------------------------

5 INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                         WHO IS AXA EQUITABLE? 6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.
--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o   elect to receive certain contract statements electronically;

o enroll in , modify or cancel a rebalancing program (through Online Account Access only);

o   change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


7  WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  authorization for telephone transfers by your financial professional;


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;


(7)  tax withholding elections (see withdrawal form);


(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;


(18) change in ownership (NQ only if available under your contract);

(19) enrollment in our "automatic required minimum distribution (RMD) service"; and

(20) requests for withdrawals (starting on or about August 8, 2011).


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;


(2)  contract surrender;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)  special dollar cost averaging; and

(5)  requests for withdrawals on or about August 1, 2011.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        WHO IS AXA EQUITABLE?  8

ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES


--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------



PROFESSIONAL INVESTMENT      Accumulator's(R) variable investment options
MANAGEMENT                   invest in different Portfolios managed by
                             professional investment advisers.
--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS        o   Fixed maturity options ("FMOs") with
                                  maturities ranging from approximately 1 to 10
                                  years (subject to availability).
                              o   Each fixed maturity option offers a guarantee
                                  of principal and interest rate if you hold it
                                  to maturity.
                              o   Special 10 year fixed maturity option
                                  (available under Guaranteed principal benefit
                                  option 2 only).
                              --------------------------------------------------
                              If you make withdrawals or transfers from a fixed
                              maturity option before maturity, there will be a
                              market value adjustment due to differences in
                              interest rates. If you withdraw or transfer only a
                              portion of a fixed maturity amount, this may
                              increase or decrease any value that you have left
                              in that fixed maturity option. If you surrender
                              your contract, a market value adjustment also
                              applies.
--------------------------------------------------------------------------------
GUARANTEED INTEREST           o    Principal and interest guarantees.
OPTION                        o    Interest rates set periodically.
--------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR    Available for dollar cost averaging all or a
COST AVERAGING                portion of any eligible contribution to your
                              contract.
--------------------------------------------------------------------------------
TAX CONSIDERATIONS            o   No tax on earnings inside the contract until
                                  you make withdrawals from your contract or
                                  receive annuity payments.
                              -------------------------------------------------
                              o   No tax on transfers among investment options
                                  inside the contract.
                              -------------------------------------------------
                              You should be aware that annuity contracts that
                              were purchased as an Individual Retirement Annuity
                              (IRA) or Tax Sheltered Annuity (TSA), or to fund
                              an employer retirement plan (QP or Qualified
                              Plan), do not provide tax deferral benefits beyond
                              those already provided by the Internal Revenue
                              Code for these types of arrangements. Before you
                              purchased your contract, you should have
                              considered its features and benefits beyond tax
                              deferral, as well as its features, benefits and
                              costs relative to any other investment that you
                              may have chosen in connection with your
                              retirement plan or arrangement, to determine
                              whether it would meet your needs and goals.
                              Depending on your personal situation, the
                              contract's guaranteed benefits may have limited
                              usefulness because of required minimum
                              distributions ("RMDs").
------------------------------------------------------------------------------
GUARANTEED MINIMUM            The Guaranteed minimum income benefit provides
INCOME BENEFIT (OR            income protection for you during the annuitant's
"LIVING BENEFIT")             life once you elect to annuitize the contract.

PRINCIPAL PROTECTOR(SM)       Principal Protector(SM) is our optional Guaranteed
                              withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.



9 ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                             o   Initial minimum:      $5,000
                             o   Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                       $100 monthly and $300 quarterly under our automatic investment program
                                                       (NQ contracts)
                                                       $50 (IRA contracts)
                                                       $1,000 (Inherited IRA contracts)
------------------------------------------------------------------------------------------------------------------------------------
                             Flexible Premium IRA and Flexible Premium Roth IRA contracts
                             o   Initial minimum:      $2,000
                             o   Additional minimum:   $   50
                             o   Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                                 Prospectus.

                             In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits"
                             later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY          o   Partial withdrawals
                              o   Several withdrawal options on a periodic basis
                              o   Loans under Rollover TSA contracts (employer
                                  or plan approval required)
                              o   Contract surrender
                              You may incur a withdrawal charge for certain
                              withdrawals or if you surrender your contract. You
                              may also incur income tax and a tax penalty.
                              Certain withdrawals will diminish the value of
                              optional benefits.
------------------------------------------------------------------------------------------------------------------------------------

PAYOUT OPTIONS                o   Fixed annuity payout options
                              o   Variable Immediate Annuity payout options
                                  (described in a separate prospectus for that
                                  option)
                              o   Income Manager(R) payout options (described in
                                  a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL FEATURES(1)        o   Guaranteed minimum death benefit options
                              o   Guaranteed principal benefit options
                                  (including Principal assurance)
                              o   Dollar cost averaging
                              o   Automatic investment program
                              o   Account value rebalancing (quarterly,
                                  semi-annually, and annually)
                              o   Free transfers
                              o   Waiver of withdrawal charge for certain
                                  withdrawals, disability, terminal illness, or
                                  confinement to a nursing home
                              o   Protection Plus(SM), an optional death benefit
                                  available under certain contracts (subject to
                                  state availability)
                              o   Spousal protection (not available under
                                  certain contracts)
                              o   Successor owner/annuitant
                              o   Beneficiary continuation option
                              o   Guaranteed minimum income benefit no lapse
                                  guarantee (available under contracts with
                                  applications that were signed and submitted on
                                  or after January 1, 2005 subject to state
                                  availability)
                              o   Guaranteed minimum death benefit/guaranteed
                                  minimum income benefit roll-up benefit base
                                  reset (available under contracts with
                                  applications that were signed and submitted on
                                  or after October 1, 2005 subject to state
                                  availability)

(1)   Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------


                                   ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES 10

--------------------------------------------------------------------------------
FEES AND CHARGES(1)          o   Daily charges on amounts invested in variable
                                 investment options for mortality and expense
                                 risks, administrative charges and distribution
                                 charges at an annual rate of 1.25%.
                             o   The charges for the Guaranteed minimum death
                                 benefits range from 0.0% to 0.60%, annually,
                                 of the applicable benefit base. The benefit
                                 base is described under "Guaranteed minimum
                                 death benefit and Guaranteed minimum income
                                 benefit base" in "Contract features and
                                 benefits" later in this Prospectus.
                             o   An annual charge of 0.65% of the applicable
                                 benefit base charge for the optional
                                 Guaranteed minimum income benefit until you
                                 exercise the benefit, elect another annuity
                                 payout or the contract date anniversary after
                                 the annuitant reaches age 85, whichever occurs
                                 first. The benefit base is described under
                                 "Guaranteed minimum death benefit and
                                 Guaranteed minimum income benefit base" in
                                 "Contract features and benefits" later in this
                                 Prospectus.
                             o   An annual charge for the optional Guaranteed
                                 principal benefit option 2 (if available)
                                 deducted on the first ten contract date
                                 anniversaries equal to 0.50% of the account
                                 value.
                             o   If your account value at the end of the
                                 contract year is less than $50,000, we deduct
                                 an annual administrative charge equal to
                                 $30, or during the first two contract years,
                                 2% of your account value, if less. If your
                                 account value on the contract date anniversary
                                 is $50,000 or more, we will not deduct the
                                 charge.
                             o   An annual charge of 0.35% of your account
                                 value for the Protection Plus(SM) optional
                                 death benefit.
                             o   An annual charge of 0.35% of your account
                                 value for the 5% GWB Annual withdrawal option
                                 (if available) or 0.50% of your account
                                 value for the 7% GWB Annual withdrawal option
                                 (if available) for the Principal Protector(SM)
                                 benefit. If you "step up" your GWB benefit
                                 base, we reserve the right to raise the charge
                                 up to 0.60% and 0.80%, respectively. See
                                 "Principal Protector(SM)" in "Contract
                                 features and Benefits" later in this
                                 Prospectus.
                             o   No sales charge is deducted at the time you
                                 make contributions.
                             o   During the first seven contract years
                                 following a contribution, a charge of up to 7%
                                 will be deducted from amounts that you
                                 withdraw that exceed 10% of your account
                                 value. We use your account value at the
                                 beginning of each contract year to calculate
                                 the 10% amount available. There is no
                                 withdrawal charge in the eighth and later
                                 contract years following a contribution.
                                 Certain other exemptions may apply. Certain
                                 contracts may provide for a higher free
                                 withdrawal amount. See Appendix IX later in
                                 this Prospectus for the free withdrawal amount
                                 that applies to your contract.
                                 ----------------------------------------------
                                 The "contract date" is the effective date of a
                                 contract. This usually is the business day we
                                 received the properly completed and signed
                                 application, along with any other required
                                 documents, and your initial contribution. Your
                                 contract date appears in your contract. The
                                 12-month period beginning on your contract
                                 date and each 12-month period after that date
                                 is a "contract year." The end of each 12-month
                                 period is your "contract date anniversary."
                                 For example, if your contract date is May 1,
                                 your contract date anniversary is April 30.
                                 ----------------------------------------------
                             o   We deduct a charge designed to approximate
                                 certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                             o   We currently deduct a $350 annuity
                                 administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.
                             o   Annual expenses of the Trusts' Portfolios are
                                 calculated as a percentage of the average daily net assets invested in each Portfolio.
                                 Please see "Fee table" later in this
                                 Prospectus for details.

(1) The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.

--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES(2)       NQ: 0-85
                              Rollover IRA, Roth Conversion IRA, Flexible
                              Premium Roth IRA and Rollover TSA: 20-85
                              Flexible Premium IRA: 20-70
                              Inherited IRA: 0-70
                              QP: 20-75

(2) If you are an existing contract owner, you may have purchased your contract at an older issue age.
--------------------------------------------------------------------------------



11 ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


                                   ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES 12

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options.)(1)            7.00%

Charge if you elect a variable payout option upon annuitization (which is
described in a separate prospectus for that option)                            $ 350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)

  If your account value on a contract date anniversary is less than
  $  50,000(3)                                                                 $  30
  If your account value on a contract date anniversary is $50,000 or
  more                                                                         $   0
------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and expense risks                                                    0.75%(4)
Administrative                                                                 0.30%
Distribution                                                                   0.20%
                                                                               -----------------------------------------------------
Total Separate account annual expenses                                         1.25%

CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING
OPTIONAL BENEFITS

GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a per-centage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

  Standard death benefit                                                       No Charge
  Annual Ratchet to age 85                                                     0.30% of the Annual Ratchet to age 85 benefit
                                                                               base (maximum);
                                                                               0.25% (current)
  6% Roll-Up to age 85                                                         0.45% of the 6% Roll-Up to age 85 benefit base
  Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85                  0.50% of the greater of 5% Roll-Up to age 85
                                                                               benefit base of the Annual Ratchet to age 85 benefit
                                                                               base, as applicable.
  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85                  0.60% of the greater of 6% Roll-Up to age 85 benefit
                                                                               base or the Annual Ratchet to age 85 benefit base, as
                                                                               applicable
------------------------------------------------------------------------------------------------------------------------------------

13 FEE TABLE

------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2 (calculated as a percentage of the account value. Deducted annually(2) on the first 10
contract date anniversaries.)                                                        0.50%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING BENEFIT")
CHARGE (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                               0.65%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS(SM) BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniversary for
which the benefit is in effect.)                                                     0.35%
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM) BENEFIT CHARGE (Calculated as a percentage of                0.35% for the 5% GWB
the account value. Deducted annually(2) on each contract date anniver-               Annual withdrawal option
sary, provided your GWB benefit base is greater than zero.)
                                                                                     0.50% for the 7% GWB
                                                                                     Annual withdrawal option


If you "step up" your GWB benefit base, we reserve the right to                      0.60% for the 5% GWB
increase your charge up to:                                                          Annual withdrawal option


                                                                                     0.80% for the 7% GWB
                                                                                     Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY (Calculated and
deducted daily as a percentage of the outstanding loan amount.)                    2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a
"Portfolio" that corresponds to any variable investment option you are using.
This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010 (expenses that are  Lowest     Highest
deducted from Portfolio assets including management fees, 12b-1 fees,  ----       ----
service fees, and/or other expenses)(6)                                0.62%      1.46%


Notes:
(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable: The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

              Contract Year
             1.................................... 7.00%
             2.................................... 7.00%
             3.................................... 6.00%
             4.................................... 6.00%
             5.................................... 5.00%
             6.................................... 3.00%
             7.................................... 1.00%
             8+................................... 0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable , is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

                                                                    FEE TABLE 14

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge of 0.013% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                                   IF YOU ANNUITIZE AT THE END OF THE
                                                                         APPLICABLE TIME PERIOD,
                                                                      AND SELECT A NON-LIFE              IF YOU DO NOT SURRENDER
                           IF YOU SURRENDER YOUR CONTRACT AT THE    CONTINGENT PERIOD CERTAIN ANNUITY   YOUR CONTRACT AT THE END OF
                            END OF THE APPLICABLE TIME PERIOD       OPTION WITH LESS THAN FIVE YEARS     THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                        1 YEAR  3 YEARS  5 YEARS  10 YEARS  1 YEAR  3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum   $1,155  $1,994   $2,872   $5,006      N/A   $1,994    $2,872   $5,006    $455     $1,394    $2,372  $5,006
     expenses of any
     of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum   $1,067  $1,734   $2,449   $4,216      N/A   $1,734    $2,449   $4,216    $367     $1,134    $1,949  $4,216
     fees and expenses
     of any of the
     Portfolios
------------------------------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2010.


15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS


--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR ANNUITANT
 CONTRACT TYPE   ISSUE AGES(1)   MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(2)
----------------------------------------------------------------------------------------------------------------------------------
NQ               0  through 85   o  $5,000 (initial)           o  After-tax money.            o  For annuitants up to age 83

                                 o  $500 (additional)          o  Paid to us by check            at contract issue, no additional
                                                                  or transfer of                 contributions may be made after
                                 o  $100 monthly and $300         contract value in a            attainment of age 84, or, if
                                    quarterly under our           tax-deferred exchange          later, the first contract
                                    automatic investment          under Section 1035 of          date anniversary.(1)
                                    program (additional)          the Internal Revenue Code.
                                                                                              o  For annuitants age 84 or older
                                                                                                 at contract issue, additional
                                                                                                 contributions may be made up
                                                                                                 to one year from contract issue.(1)
----------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 16

----------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR ANNUITANT
 CONTRACT TYPE   ISSUE AGES(1)   MINIMUM CONTRIBUTIONS   SOURCE OF CONTRIBUTIONS                LIMITATIONS ON CONTRIBUTIONS(2)
----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o $  5,000 (initial)    o   Eligible rollover distribu-        o   For annuitants up to age
                                                             tions from 403(b) plans,               83 at contract issue, no
                                 o $  50 (additional)        qualified plans, and gov-              additional contributions
                                                             ernmental employer 457(b)              may be made after attain-
                                                             plans.                                 ment of age 84, or, if later,
                                                                                                    the first contract date
                                                         o   Rollovers from another                 anniversary.(1)
                                                             traditional individual retire-
                                                             ment arrangement.                  o   For annuitants age 84 or
                                                                                                    older at contract issue,
                                                         o   Direct custodian-to-                   additional contributions
                                                             custodian transfers from               may be made up to one
                                                             another traditional indi-              year from contract issue.(1)
                                                             vidual retirement
                                                              arrangement.                      o   Contributions after age
                                                                                                    70-1/2 must be net of
                                                         o   Regular IRA contributions.             required minimum distribu-
                                                                                                    tions.
                                                         o   Additional catch-up contri-
                                                             butions.
                                                                                                o   Although we accept regu-
                                                                                                    lar IRA contributions
                                                                                                    (limited to $5,000) under
                                                                                                    rollover IRA contracts, we
                                                                                                    intend that the contract be
                                                                                                    used primarily for rollover
                                                                                                    and direct transfer contri-
                                                                                                    butions.

                                                                                                o   Additional catch-up contri-
                                                                                                    butions of up to $1,000
                                                                                                    per calendar year where
                                                                                                    the owner is at least age
                                                                                                    50 but under age 70-1/2 at
                                                                                                    any time during the calen-
                                                                                                    dar year for which the
                                                                                                    contribution is made.
----------------------------------------------------------------------------------------------------------------------------------


17 CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                  FOR ANNUITANT
 CONTRACT TYPE    ISSUE AGES(1)   MINIMUM CONTRIBUTIONS   SOURCE OF CONTRIBUTIONS          LIMITATIONS ON CONTRIBUTIONS(2)
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $  5,000 (initial)    o   Rollovers from another       o   For annuitants up to age
IRA                                                           Roth IRA.                        83 at contract issue, no
                                  o $  50 (additional)                                         additional contributions
                                                                                               may be made after attain-
                                                          o   Rollovers from a "desig-         ment of age 84, or, if later,
                                                              nated Roth contribution          the first contract date
                                                              account" under specified         anniversary.(1)
                                                              retirement plans.
                                                                                           o   For annuitants age 84 or older
                                                          o   Conversion rollovers from a      at contract issue, additional
                                                              traditional IRA or other         contributions may be made up to
                                                              eligible retirement plan.        one year from contract issue.*

                                                          o   Direct transfers from        o   Conversion rollovers after age
                                                              another Roth IRA.                70-1/2 must be net of required
                                                                                               minimum distributions for the
                                                          o   Regular Roth IRA contribu-       traditional IRA or other
                                                              tions.                           eligible retirement plan
                                                                                               which is the source of the
                                                          o   Additional catch-up contri-      conversion rollover.
                                                              butions.
                                                                                           o   Although we accept regular
                                                                                               Roth IRA contributions
                                                                                               (limited to $5,000) under Roth
                                                                                               IRA contracts, we intend that
                                                                                               the contract be used primarily
                                                                                               for rollover and direct transfer
                                                                                               contributions.

                                                                                           o   Additional catch-up contributions
                                                                                               of up to $1,000 per calendar year
                                                                                               where the owner is at least age
                                                                                               50 at any time during the
                                                                                               calendar year for which the
                                                                                               contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
               FOR ANNUITANT
CONTRACT TYPE  ISSUE AGES(1)     MINIMUM CONTRIBUTIONS    SOURCE OF CONTRIBUTIONS              LIMITATIONS ON CONTRIBUTIONS(2)
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA(3)  20 through 85   o  $5,000 (initial)      o  With documentation of employer     o  For annuitants up to age 83
                                                             or plan approval, and limited         at contract issue, no
                                 o  $500 (additional)        to pre-tax funds, direct plan-        additional contributions may
                                                             to-plan transfers from another        be made after attainment of
                                                             403(b) plan or contract               age 84,or, if later, the
                                                             exchanges from another 403(b)         first contract date
                                                             contract under the same plan.         anniversary.(1)

                                                          o  With documentation of employer     o  For annuitants age 84 or older
                                                             or plan approval, and limited         at contract issue, additional
                                                             to pre-tax funds, eligible            contributions may be made up to
                                                             rollover distributions from           one year from contract issue.(1)
                                                             other 403(b) plans, qualified
                                                             plans, governmental employer       o  Contributions after age 70-1/2
                                                             457(b) plans or traditional IRAs.     must be net of any required
                                                                                                     minimum distributions.

                                                                                                o  We do not accept employer-
                                                                                                   remitted contributions.

                                                                                                o  We do not accept after tax
                                                                                                   contributions, including
                                                                                                   designated Roth contributions.
See Appendix X at the end of this Prospectus for a discussion of TSA contracts.
------------------------------------------------------------------------------------------------------------------------------------
QP        20 through 75   o  $5,000 (initial)             o  Only transfer contributions        o  A separate QP contract must
                                                             from other investments                be established for each
                          o  $500 (additional)               within an existing defined            plan participant.
                                                             contribution qualified plan
                                                             trust.                             o  We do not accept regular
                                                                                                   ongoing payroll contributions
                                                          o  The plan must be qualified            or contributions directly from
                                                             under Section 401(a) of the           the employer.
                                                             Internal Revenue Code.
                                                                                                o  Only one additional transfer
                                                          o  For 401(k) plans, transferred         contribution may be made
                                                             contributions may not include         during a contract year.
                                                             any after-tax contributions,
                                                             including designated Roth          o  No additional transfer
                                                             contributions.                        contributions after
                                                                                                   participant's attainment of
                                                                                                   age 76 or, if later, the
                                                                                                   first contract date anniversary.

                                                                                                o  Contributions after age 70-1/2
                                                                                                   must be net of any required
                                                                                                   minimum distributions.

                                                                                                o  We do not accept contributions
                                                                                                   from defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


19 CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
               FOR ANNUITANT
CONTRACT TYPE  ISSUE AGES(1)   MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS              LIMITATIONS ON CONTRIBUTIONS(2)
---------------------------------------------------------------------------------------------------------------------------------
Flexible      20 through 70   o  $2,000 (initial)         o  Regular traditional IRA           o No regular IRA contributions
Premium IRA                                                  contributions.                      in the calendar year you
                              o  $50 (additional)                                                turn age 70-1/2 and thereafter.
                                                          o  Additional catch-up
                              o  $50 under our automatic     contributions.                    o Regular contributions may not
                                 investment program                                              exceed $5,000.
                                 (additional              o  Eligible rollover distributions
                                                             from other 403(b) plans,          o Additional catch-up contributions
                                                             qualified plans, and                of up to $1,000 per calendar
                                                             governmental employer 457(b)        year where the owner is at least
                                                             plans.                              age 50 but under age 70-1/2 at
                                                                                                 any time during the calendar year
                                                          o  Rollovers from another traditional  for which the contribution is made.
                                                             individual retirement arrangement.
                                                                                               o Although we accept rollover and
                                                          o  Direct custodian-tocustodian        direct transfer contributions
                                                             transfers from another              under the Flexible Premium IRA
                                                             traditional individual              contract, we intend that the
                                                             retirement                          contract be used for ongoing
                                                                                                 regular contributions.

                                                                                               o Rollover and direct transfer
                                                                                                 contributions may be made up
                                                                                                 to attainment of age 84.(1)

                                                                                               o Rollover and direct transfer
                                                                                                 contributions after age
                                                                                                 70-1/2 must be net of
                                                                                                 required minimum distributions.
---------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 20

------------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                   FOR ANNUITANT
CONTRACT TYPE      ISSUE AGES(1)   MINIMUM CONTRIBUTIONS        SOURCE OF CONTRIBUTIONS              LIMITATIONS ON CONTRIBUTIONS(2)
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 85   o $2,000 (initial)           o Regular Roth IRA                   o For annuitants up to age 83
Roth IRA                                                          contributions.                       at contract issue, no
                                   o $50 (additional)                                                  additional contributions may
                                                                o Additional catch-up                  be made after the attainment
                                   o $50 under our automatic      contributions.                       of age 84, or, if later,
                                     investment program                                                the first contract date
                                     (additional)               o Rollovers from another               anniversary.(1)
                                                                  Roth IRA.
                                                                                                     o Contributions are subject
                                                                o Rollovers from a "designated         to income limits and
                                                                  Roth contribution account"           other tax rules.
                                                                  under specified
                                                                  retirement plans.                  o Regular Roth IRA
                                                                                                       contributions may not
                                                                o Conversion rollovers from a          exceed $5,000.
                                                                  traditional IRA or other
                                                                  eligible retirement plan.          o Additional catch-up
                                                                                                       contributions of up to $1,000
                                                                o Direct transfers from                per calendar year where the
                                                                  another Roth IRA.                    owner is at least age 50 at
                                                                                                       any time during the calendar
                                                                                                       year for which the
                                                                                                       contribution is made.

                                                                                                     o Although we accept rollover
                                                                                                       and direct transfer
                                                                                                       contributions under the
                                                                                                       Flexible Premium Roth IRA
                                                                                                       contract, we intend that
                                                                                                       the contract be used for
                                                                                                       ongoing regular Roth IRA
                                                                                                       contributions.

                                                                                                     o For annuitants age 84 and
                                                                                                       older at contract issue,
                                                                                                       additional contributions
                                                                                                       may be made up to one
                                                                                                       year from contract issue.(1)
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70            o $5,000 (initial)           o Direct custodian-to-custodian       o Any additional contributions
Beneficiary                                                       transfers of your interest           must be from the same type
Continuation                       o $1,000 (additional)          as a death beneficiary               of IRA of the same
Contract                                                          of the deceased owner's              deceased owner.
(traditional                                                      traditional individual
IRA or Roth IRA)                                                  retirement arrangement or          o Non-spousal beneficiary
                                                                  Roth IRA to an IRA of the            direct rollover
                                                                  same type.                           contributions from qualified
                                                                                                       plans, 403(b)  plans and
                                                                                                       governmental employer 457(b)
                                                                                                       plans may be made to an
                                                                                                       Inherited IRA contract under
                                                                                                       specified circumstances.
------------------------------------------------------------------------------------------------------------------------------------



(1)  Please see Appendix IX for variations that may apply to your contract.

(2) Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.

(3) May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.


21 CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant, and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.


In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit ("GMIB") or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.
--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

                                              CONTRACT FEATURES AND BENEFITS  22

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.



The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   ClearBridge Advisors, LLC
                                                                                       o   Goodman & Co. NY Ltd.
                                                                                       o   Legg Mason Capital Management, Inc.
                                                                                       o   Marsico Capital Management, LLC
                                                                                       o   T. Rowe Price Associates, Inc.
                                                                                       o   Westfield Capital Management Company,
                                                                                           L.P.
----------------------------------------------------------------------------------------------------------------------------------


23 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND       Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                             appreciation, consistent with a prudent level of risk.     o   Pacific Investment Management Company
                                                                                            LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL   Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   JPMorgan Investment Management Inc.
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY                                                                            o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Janus Capital Management, LLC
                                                                                        o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE                                                                                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Institutional Capital LLC
                                                                                        o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisers, Inc.
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Diamond Hill Capital Management, Inc.
                                                                                        o   Knightsbridge Asset Management, LLC
                                                                                        o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    Seeks high total return through a combination of current   o   Pacific Investment Management Company
 BOND                        income and capital appreciation.                               LLC
                                                                                        o   Post Advisory Group, LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                     LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Lord, Abbett & Co. LLC
                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.
                                                                                        o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 24

---------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  OBJECTIVE                                              APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP          Seeks long-term growth of capital.                     o   AXA Equitable Funds Management Group,
 VALUE                                                                                     LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Franklin Advisory Services, LLC
                                                                                       o   Horizon Asset Management, Inc.
                                                                                       o   Pacific Global Investment Management
                                                                                           Company
----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY         Seeks long-term growth of capital.                     o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   RCM Capital Management, LLC
                                                                                       o   SSgA Funds Management, Inc.
                                                                                       o   Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  OBJECTIVE                                              APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.          o   AllianceBernstein L.P.
 CAP GROWTH
--------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.               o   AXA Equitable Funds Management Group,
 VALUE CORE                                                                                LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Franklin Advisory Services, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and              o   BlackRock Investment Management, LLC
 EQUITY                         secondarily, income.
--------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks a combination of growth and income to            o   Boston Advisors, LLC
 INCOME                         achieve an  above-average and consistent
                                total return.
--------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital                     o   Bridgeway Capital Management, Inc.
 RESPONSIBLE                    appreciation.                                          o   Calvert Investment Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH (1)  Seeks to achieve long-term growth of capital.          o   Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH    Seeks to achieve long-term growth of capital.          o   Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX           Seeks to achieve a total return before                 o   AllianceBernstein L.P.
                                expenses that approximates the total return
                                performance of the Russell 3000 Index,
                                including reinvestment of dividends, at a
                                risk level consistent with that of the
                                Russell 3000 Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before                 o   SSgA Funds Management, Inc.
                                expenses that approximates the total return
                                performance of the Barclays Capital
                                Intermediate U.S. Government/Credit Index,
                                including reinvestment of dividends, at a
                                risk level consistent with that of the
                                Barclays Capital Intermediate U.S.
                                Government/Credit Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.          o   Davis Selected Advisors, L.P.
--------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks to achieve a total return before                 o   AllianceBernstein L.P.
                                expenses that approximates the total return
                                performance of the S&P 500 Index, including
                                reinvestment of dividends, at a risk level
                                consistent with that of the S&P 500 Index.
--------------------------------------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                OBJECTIVE                                                APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS         Seeks to achieve long-term growth of capital.            o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Capital Management, Inc.
                                                                                       o   BlackRock Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED     Seeks to maximize income while maintaining prospects     o   AXA Equitable Funds Management Group,
                              for capital appreciation.                                    LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Franklin Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily     o   AXA Equitable Funds Management Group,
 ALLOCATION                   seeks income.                                                LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                   o   GAMCO Asset Management, Inc.
 ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                  o   GAMCO Asset Management, Inc.
 VALUE
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS           Seeks to achieve capital growth and current income.      o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   First International Advisors, LLC
                                                                                       o   Wells Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        Seeks to achieve long-term capital appreciation.         o   AXA Equitable Funds Management Group,
 EQUITY                                                                                    LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Morgan Stanley Investment Management
                                                                                           Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    Seeks to achieve a total return before expenses that     o   SSgA Funds Management, Inc.
 BOND INDEX                   approximates the total return performance of the
                              Barclays Capital Intermediate U.S. Government Bond
                              Index, including reinvestment of dividends, at a risk
                              level consistent with that of the Barclays Capital
                              Intermediate U.S. Government Bond Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    Seeks to achieve long-term growth of capital.            o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Hirayama Investments, LLC
                                                                                       o   Wentworth Hauser and Violich, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL              Seeks to achieve a total return (before expenses) that   o   AllianceBernstein L.P.
 EQUITY INDEX(2)              approximates the total return performance of a compos-
                              ite index comprised of 40% Dow Jones EURO STOXX 50
                              Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                              S&P/ASX 200 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the composite
                              index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS   Seeks to provide current income and long-term growth of  o   AXA Equitable Funds Management Group,
                              income, accompanied by growth of capital.                    LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Northern Cross, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Seeks to achieve long-term capital appreciation.         o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
----------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 26

--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                 APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-  o   AXA Equitable Funds Management Group,
                             ondary objective to seek reasonable current income. For       LLC
                             purposes of this Portfolio, the words "reasonable current o   BlackRock Investment Management, LLC
                             income" mean moderate income.                             o   Institutional Capital LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that      o   AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.                o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Marsico Capital Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     Seeks to achieve a total return before expenses that      o   SSgA Funds Management, Inc.
                             approximates the total return performance of the Russell
                             1000 Value Index, including reinvestment of dividends, at
                             a risk level consistent with that of the Russell 1000
                             Value Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS      Seeks to achieve long-term growth of capital.             o   AllianceBernstein L.P.
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Seeks to achieve capital appreciation and growth of       o   Lord, Abbett & Co. LLC
 INCOME (1)                  income without excessive fluctuation in market value.
--------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Seeks to achieve capital appreciation and growth of       o   Lord, Abbett & Co. LLC
 CORE                        income with reasonable risk.
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         Seeks to achieve capital appreciation.                    o   MFS Investment Management
 GROWTH(3)
--------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             Seeks to achieve a total return before expenses that      o   SSgA Funds Management, Inc.
                             approximates the total return performance of the S&P
                             Mid Cap 400 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P Mid Cap
                             400 Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        Seeks to achieve long-term capital appreciation.          o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve  o   The Dreyfus Corporation
                             its assets and maintain liquidity.
--------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         Seeks to achieve capital appreciation.                    o   Montag & Caldwell, LLC
 GROWTH
--------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    Seeks to achieve capital growth.                          o   Morgan Stanley Investment Management
 GROWTH                                                                                    Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   Seeks to achieve capital appreciation, which may occa-    o   AXA Equitable Funds Management Group,
                             sionally be short-term, and secondarily, income.              LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Franklin Mutual Advisers, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        Seeks to achieve capital appreciation.                    o   OppenheimerFunds, Inc.
--------------------------------------------------------------------------------------------------------------------------------


27 CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                 APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND    Seeks to generate a return in excess of traditional       o   Pacific Investment Management Company,
                             money market products while maintaining an emphasis           LLC
                             on preservation of capital and liquidity.
--------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS         Seeks to achieve high current income consistent with      o   AllianceBernstein L.P.
                             moderate risk to capital.                                 o   AXA Equitable Funds Management Group,
                                                                                           LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the     o   AllianceBernstein L.P.
                             deduction of Portfolio expenses) the total return of the
                             Russell 2000 Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH      Seeks to achieve long-term capital appreciation and sec-  o   T. Rowe Price Associates, Inc.
 STOCK                       ondarily, income.
--------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY   Seeks to achieve long-term capital growth.                o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   BlackRock Investment Management, LLC
                                                                                       o   Templeton Investment Counsel, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME     Seeks to achieve total return through capital             o   UBS Global Asset Management (Americas)
                             appreciation with income as a secondary consideration.        Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK       Seeks to achieve capital growth and income.               o   Invesco Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA         Seeks to achieve long-term capital growth.                o   Wells Capital Management, Inc.
 GROWTH(4)
--------------------------------------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.




---------------------------------------------------------------
 REPLACED (CURRENT) PORTFOLIO        SURVIVING/NEW PORTFOLIO
---------------------------------------------------------------
  EQ/Capital Guardian Growth         EQ/Large Cap Growth PLUS
---------------------------------------------------------------
  EQ/Lord Abbett Growth and Income   EQ/Large Cap Value Index
---------------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                                               CONTRACT FEATURES AND BENEFITS 28

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.

Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The guaranteed principal benefits" below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does



29  CONTRACT FEATURES AND BENEFITS
not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. GPB Option 2 is not available for purchase with any Flexible Premium IRA contract whether traditional or Roth. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2 , you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.



                                              CONTRACT FEATURES AND BENEFITS  30

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.


We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you can not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death benefits and Protection Plus(SM)). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you



31  CONTRACT FEATURES AND BENEFITS
may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.
--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during that 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed inter-



                                              CONTRACT FEATURES AND BENEFITS  32
est option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------
You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB and a dollar cost averaging program, 100% of your contributions not allocated to the fixed maturity option under the GPB must be allocated to the dollar cost averaging program you elect. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in every state. See Appendix VIII later in this Prospectus for more information on state availability.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is:

o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index and EQ/Money Market), and the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower roll-up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                      or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:



33  CONTRACT FEATURES AND BENEFITS

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VIII for more information about availability in your state.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION (1)


(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available at issue if the annuitant was age 20 through 75 at the time the contract was issued. If you elected the Guaranteed minimum income benefit at purchase, you pay an additional charge that is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


----------------------
(1) Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.


                                              CONTRACT FEATURES AND BENEFITS  34

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:



-----------------------------------
         LEVEL PAYMENTS
    ANNUITANT'S    PERIOD CERTAIN
  AGE AT EXERCISE      YEARS
-----------------------------------
                       IRAs   NQ
-----------------------------------
  75 AND YOUNGER      10      10
        76             9      10
        77             8      10
        78             7      10
        79             7      10
        80             7      10
        81             7       9
        82             7       8
        83             7       7
        84             6       6
        85             5       5
-----------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.
--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o   On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming



35  CONTRACT FEATURES AND BENEFITS
there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.



---------------------------------------------------
                              GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE   INCOME PAYABLE FOR LIFE
---------------------------------------------------
            10                  $11,891
            15                  $18,597
---------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


                                              CONTRACT FEATURES AND BENEFITS  36

o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for subsequent withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o   ANNUAL RATCHET TO AGE 85.

o   6% ROLL-UP TO AGE 85.

o   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

o   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:


37  CONTRACT FEATURES AND BENEFITS
the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.

If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.



                                              CONTRACT FEATURES AND BENEFITS  38

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o   Your GWB benefit base increases by any additional contributions.

o   Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o   7% GWB ANNUAL WITHDRAWAL OPTION

o   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS


A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not


39  CONTRACT FEATURES AND BENEFITS
cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.



EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.

THE OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken



                                              CONTRACT FEATURES AND BENEFITS  40
    from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.


o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for


41  CONTRACT FEATURES AND BENEFITS
    the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              CONTRACT FEATURES AND BENEFITS  42

2. DETERMINING YOUR CONTRACT'S VALUE


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges(1); (ii) any applicable withdrawal charges; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


                      ----------------------------------
YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR(SM) (NOT AVAILABLE UNDER ALL CONTRACTS). If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


----------------------
(1) Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.

43  DETERMINING YOUR CONTRACT'S VALUE

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

    -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

    -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.


ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.



                                           DETERMINING YOUR CONTRACT'S VALUE  44

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o   No transfers are permitted into the Special 10 year fixed maturity option.

New York has additional transfer restrictions. Please see Appendix VIII later in this Prospectus.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, and amounts in the account for special dollar cost averaging, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond Index option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information, about Roll-Up rates applicable in various states and for various contract versions, see Appendices VIII and IX.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

o For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you




45 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

o For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

o Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.



                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  46

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

For New York contracts, please see Appendix VIII for differences in your state.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


47  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. ACCESSING YOUR MONEY


--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
 CONTRACT              PARTIAL   SYSTEM-   PRE-AGE   LIFETIME
                                   ATIC    59-1/2    REQUIRED
                                          SUBSTAN-   MINIMUM
                                           TIALLY    DISTRIBU-
                                            EQUAL    TION
--------------------------------------------------------------------------------
NQ                       Yes       Yes       No      No
--------------------------------------------------------------------------------
Rollover IRA             Yes       Yes       Yes     Yes
--------------------------------------------------------------------------------
Flexible                 Yes       Yes       Yes     Yes
Premium IRA
--------------------------------------------------------------------------------
Roth Conversion IRA      Yes       Yes       Yes     No
--------------------------------------------------------------------------------
Flexible Premium         Yes       Yes       Yes     No
Roth IRA
--------------------------------------------------------------------------------
Inherited IRA             No        No       No      (1)
--------------------------------------------------------------------------------
QP(2)                    Yes        No       No      Yes
--------------------------------------------------------------------------------
Rollover TSA(3)          Yes       Yes       No      Yes
--------------------------------------------------------------------------------



(1) The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.
(2) All payments are made to the plan, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.
(3) Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix X --"Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.
--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------
PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2 .

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have



                                                        ACCESSING YOUR MONEY  48
elected a Guaranteed principal benefit. This restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one-time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" and Appendix X later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.
--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value


49  ACCESSING YOUR MONEY
in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).


Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.


Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.


With respect to the Guaranteed minimum income benefit, the Greater of 6%
Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefits withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)



If you elected Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.



                                                        ACCESSING YOUR MONEY  50

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


51  ACCESSING YOUR MONEY

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.


Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.
--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period certain
                                   Life annuity with refund certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity         Life annuity
   payout options                  Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with period certain
   (available for annuitants age   Period certain annuity
   83 or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid


                                                        ACCESSING YOUR MONEY  52
     principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See " How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase



53  ACCESSING YOUR MONEY
factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.



                                                        ACCESSING YOUR MONEY  54

5. CHARGES AND EXPENSES


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable,) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit



55  CHARGES AND EXPENSES
is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



------------------------------------------------------
                    CONTRACT YEAR
------------------------------------------------------
                 1    2    3    4    5    6    7   8+
------------------------------------------------------
  Percentage    7%   7%   6%   6%   5%   3%   1%   0%
  of contribu-
  tion
------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

For Pennsylvania contracts for annuitants who are age 84 or 85 at issue, please see Appendix VIII later in this Prospectus for possible withdrawal charge schedule variations.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus. The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract holders, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of


                                                        CHARGES AND EXPENSES  56
      skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      o its main function is to provide skilled, intermediate, or custodial nursing care;

      o   it provides continuous room and board to three or more persons;

      o   it is supervised by a registered nurse or licensed practical nurse;

      o   it keeps daily medical records of each patient;

      o   it controls and records all medications dispensed; and

      o   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you already own your contract, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum



57  CHARGES AND EXPENSES
income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your Prospectus for the charge that applies under your contract.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



                                                        CHARGES AND EXPENSES  58

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees.

o   12b-1 fees.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


59  CHARGES AND EXPENSES

6. PAYMENT OF DEATH BENEFIT


--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited
IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB ben-


                                                    PAYMENT OF DEATH BENEFIT  60
    efit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2 and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits,"



61  PAYMENT OF DEATH BENEFIT
earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA  CONTRACTS
ONLY.   The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2 , if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Mini-


                                                     PAYMENT OF DEATH BENEFIT 62
mum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    --  The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY.   This feature, also
known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for



63  PAYMENT OF DEATH BENEFIT
purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    --  The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.


                                                    PAYMENT OF DEATH BENEFIT  64

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


65  PAYMENT OF DEATH BENEFIT

7. TAX INFORMATION


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity`s features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.



                                                             TAX INFORMATION  66

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



67  TAX INFORMATION

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



                                                             TAX INFORMATION  68



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TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590,"Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds



69  TAX INFORMATION
on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

o Do it yourself: You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o Direct rollover You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional


                                                             TAX INFORMATION  70

IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions-"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a
(SM)aller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
 No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum



71  TAX INFORMATION


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distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o   made on or after your death; or

o   made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.



                                                             TAX INFORMATION  72

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS.  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS.  Roth IRA contributions are not tax deductible.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer section 457(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.



73  TAX INFORMATION


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You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to
Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.


The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


                                                             TAX INFORMATION  74

o   rollovers from a Roth IRA to another Roth IRA;

o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)  All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.


75  TAX INFORMATION

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             TAX INFORMATION  76

8. MORE INFORMATION


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



-----------------------------------------------------------
    FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO            PRICE
 MATURITY DATE OF     MATURITY AS OF     PER $100 OF
   MATURITY YEAR    FEBRUARY 15, 2011   MATURITY VALUE
-----------------------------------------------------------
        2012         3.00%(1)          $ 97.09
        2013         3.00%(1)          $ 94.25
        2014         3.00%(1)          $ 91.51
        2015         3.00%(1)          $ 88.84
        2016         3.00%(1)          $ 86.25
        2017         3.00%(1)          $ 83.73
        2018         3.00%(1)          $ 81.30
        2019         3.00%(1)          $ 78.93
        2020         3.00%(1)          $ 76.63
        2021         3.10%             $ 73.67
-----------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


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

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



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


ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had its signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

    --  on a non-business day;

    --  after 4:00 p.m. Eastern Time on a business day; or

    --  after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.



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o   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan.


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

Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM), Guaranteed principal benefit option 2, and/or the Principal Protector(SM) (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract);
(ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-



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dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION.   AXA Equitable pays contribution-based and
asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-based and asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS.   AXA
Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Sell-


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ing broker-dealers receive additional payments, and the payments vary among
Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


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9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  84

Appendix I: Condensed financial information


--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.25%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.

------------------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                                          2010        2009        2008        2007        2006     2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.94    $  11.59    $  9.22   $   15.35   $  14.64    $  12.58    $  11.79   $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        20,691      22,033     23,024      23,506     22,269      12,752       5,189       186
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.11    $  11.43    $ 10.54   $   12.00   $  11.48    $  10.93    $  10.80   $ 10.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        13,360      13,575     11,977       5,888      5,079       3,564       1,608       153
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.25    $  11.37    $ 10.06   $   12.65   $  12.14    $  11.31    $  11.09   $ 10.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        15,195      16,395     15,870      14,367     13,188       8,710       3,924        78
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.50    $  11.52    $  9.97   $   13.37   $  12.74    $  11.69    $  11.30   $ 10.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        62,771      66,947     68,049      69,894     68,613      49,852      22,917     1,082
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  13.17    $  11.96    $  9.93   $   14.74   $  14.03    $  12.41    $  11.78   $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        87,112      92,197     97,959     104,476     99,167      58,275      20,548       815
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.71    $  12.23    $  9.75   $   20.03   $  18.16    $  14.88    $  13.07   $ 11.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         6,646       7,341      8,362       9,113      8,352       5,355       1,996        93
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  15.95    $  12.12    $  9.05   $   16.55   $  14.37    $  13.35    $  12.12   $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         3,010       3,041      3,292       3,394      3,592       2,764       1,487       109
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   9.98    $   8.13    $  6.42   $    9.77   $  10.83          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           729         710        759         459        191          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  12.94    $  11.67    $  9.07   $   14.48   $  14.49    $  12.14    $  11.94   $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         7,572       7,160      6,950       7,283      7,573       6,492       4,028       189
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  14.96    $  14.28    $ 11.10   $   19.73   $  18.13    $  14.61    $  13.34   $ 11.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         5,498       5,740      6,161       7,019      7,280       5,025       1,602        73
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $   5.89    $   5.15    $  4.68   $    7.00   $   6.83    $   5.97    $   5.69        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         4,784       4,976      5,451       4,851      5,155       3,884         224        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                               $  10.31    $   9.28    $  7.18   $   13.27   $  11.99    $  11.53    $  10.74   $ 10.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           714         771        812         841        860         679         278        17
------------------------------------------------------------------------------------------------------------------------------------


I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                            2010       2009       2008        2007        2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  10.77    $  9.66    $  7.33    $  12.45    $  11.96    $  11.27     $ 10.86     $ 10.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,147      3,404      3,851       3,847       3,646       1,914         271          34
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  12.09    $ 10.58    $  8.15    $  13.67    $  13.62    $  12.31     $ 11.75     $ 10.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,210     10,220     11,194      12,780       4,859       4,008       2,468         154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  11.41    $  9.97    $  7.87    $  14.18    $  13.88    $  12.69     $ 12.32     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       8,347      9,230      9,704      10,999      12,334       9,642       5,278         307
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  10.56    $ 10.11    $  9.97    $  11.09    $  10.89    $  10.60     $ 10.50     $ 10.21
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      10,953     11,826     10,724      13,997      13,554      10,991       4,339         252
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $   9.65    $  8.74    $  6.67    $  11.12    $  10.85          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,746      2,865      2,935       2,234         597          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  12.38    $ 10.96    $  8.82    $  14.24    $  13.74    $  12.09     $ 11.73     $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       9,596     10,178     10,559      11,374      11,573      10,047       5,582         374
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  13.01    $ 11.43    $  9.05    $  15.35    $  13.64    $  12.63     $ 11.55     $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      12,490     14,342     16,060      16,822      17,558      12,004       4,974         348
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  10.03    $  9.13    $  7.08    $  10.51    $  10.43          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,636      5,541      5,337       5,438       1,560          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $   8.21    $  7.53    $  5.93    $   9.52          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,654      3,919      3,488       2,777          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  12.62    $ 11.66    $ 10.12    $  11.89    $  11.65    $  10.51          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       1,652      1,452      1,492       1,654       1,305         475          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  37.88    $ 28.92    $ 20.70    $  30.24    $  28.02    $  23.87     $ 23.18          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,564      2,481      2,324       2,364       1,848       1,166          78          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  11.95    $ 11.38    $ 11.30    $  10.75    $   9.96    $   9.75          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,729      3,352      3,500       1,927       1,258         100          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  24.01    $ 21.81    $ 14.72    $  34.95    $  24.92    $  18.41     $ 14.04     $ 11.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       5,415      5,923      5,840       6,239       6,367       4,108       1,431          64
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                             2010        2009        2008        2007        2006       2005      2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.10    $  10.79    $  11.18    $  10.93    $  10.36    $ 10.17   $ 10.17     $ 10.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,180       2,428       2,898       2,207       2,015      1,844     1,271         119
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  15.27    $  14.15    $  10.59    $  19.45    $  17.09    $ 14.52   $ 12.55     $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        6,638       6,923       7,012       7,341       7,928      5,898     3,195         150
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.86    $  13.09    $   9.66    $  16.38    $  14.28    $ 11.51        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,305       1,995       1,783       1,672       1,109        358        --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.33    $  11.12    $   8.51    $  14.31    $  14.67    $ 12.34   $ 12.02     $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,337       1,342       1,391       1,615       1,576      1,298       769          63
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.27    $  10.89    $   8.71    $  14.10    $  13.74    $ 12.32   $ 11.64     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          867         933         913         965       1,098      1,065       679          51
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.48    $  11.77    $   8.75    $  13.91    $  12.36    $ 12.58   $ 11.08     $ 10.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,192       2,408       2,387       2,459       2,328      1,804       829          60
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.69    $  12.11    $   9.10    $  14.91    $  13.06    $ 12.27   $ 11.40     $ 10.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,377       1,512       1,751       1,842       1,399        992       530          22
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.94    $   5.25    $   4.46    $  10.43    $  11.23    $ 10.64        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,219       2,221       1,968       2,132       2,181        386        --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.68    $   9.60    $   8.07    $  14.42    $  15.30    $ 12.77   $ 12.26     $ 10.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       13,845      15,428      17,011      19,821      13,336      9,974     5,206         329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.63    $   9.16    $   7.86    $  12.54    $  12.28    $ 10.61        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,831       1,631       1,713       1,737       1,836        757        --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.22    $  10.86    $   8.76    $  12.85    $  11.76    $ 10.57        --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,451       1,427       1,147         928         841        415        --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.43    $  10.81    $   8.03    $  16.04    $  15.04    $ 13.66   $ 13.00     $ 11.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,745       7,651       8,169       8,656       9,034      6,968     3,775         306
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.78    $  12.22    $   9.11    $  15.27    $  15.71    $ 14.15   $ 12.87     $ 11.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       10,926      12,503       5,616       6,788       7,522      6,055     2,897         148
------------------------------------------------------------------------------------------------------------------------------------


I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDING DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                             2010        2009         2008      2007        2006        2005       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.55    $  10.69     $  10.82   $ 10.73     $ 10.38     $ 10.06    $  9.93    $  9.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,558       5,685        9,274     4,875       3,721       2,172      1,335        252
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.36    $   5.01     $   3.91   $  5.90     $  4.95     $  4.64    $  4.46         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,294       3,417        3,564     2,019       1,387       1,014        143         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  17.02    $  13.03     $   8.40   $ 16.15     $ 13.36     $ 12.38         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,905       3,700        3,245     2,890       2,067         742         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.98    $   8.12     $   6.57   $ 10.75     $ 10.71          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,191       2,571        2,806     3,036       1,134          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.55    $   9.28     $   6.78   $ 11.58     $ 11.09          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,897       1,377        1,127       772         217          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.92    $  10.96     $  10.28   $ 10.85     $  9.86     $  9.94         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       12,574      12,957       10,323     7,128       6,212       2,883         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.31    $  10.78     $  10.29   $ 11.15     $ 10.80     $ 10.54    $ 10.46    $ 10.21
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,304       5,975        3,340     4,076       4,096       3,152      1,612         84
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.56    $  11.72     $   9.41   $ 14.46     $ 14.92     $ 12.84    $ 12.47    $ 10.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,545       3,897        3,503     3,740       3,972       2,861      1,702        121
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  16.45    $  14.32     $  10.16   $ 17.81     $ 16.82     $ 17.74    $ 17.28         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,236       2,034        1,665     1,733         578         688         53         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.68    $   8.14     $   6.34   $ 10.85     $ 10.76          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,576       1,698        1,872     2,332         950          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.44    $   4.88     $   3.73   $  6.30     $  6.30     $  5.59    $  5.19         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,577       1,716        1,764     2,181       2,323       1,420         96         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.33    $   9.08     $   7.16   $ 11.50     $ 11.94     $ 10.44         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,440       3,717        4,223     4,546       4,735       2,313         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  15.31    $  13.22     $   9.54   $ 13.34     $ 12.14     $ 11.61    $ 11.31    $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,103       2,715        2,079     2,119       1,943       1,920      1,379         85
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                           -----------------------------------------------------------------------------------------
                                              2010        2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.95     $ 10.29    $  7.59     $ 14.42     $ 13.11    $ 12.63     $ 11.82     $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       5,358       3,811        834         861       1,071        674         354          14
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.80     $ 12.21    $ 11.41     $ 11.28     $ 10.75    $ 10.49     $ 10.44     $ 10.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       7,888       7,470      6,075       5,597       5,510      4,598       2,892         202
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.48     $ 13.71    $ 10.69     $ 20.51     $ 18.47    $ 14.93     $ 13.09     $ 11.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,317       3,660      3,883       4,242       4,388      2,637       1,558          68
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.10     $ 10.99    $  8.40     $ 14.06     $ 13.56    $ 12.09     $ 11.47     $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         940         905        907       1,045       1,032        794         424          26
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 13.37     $ 11.97    $  9.87     $ 15.97     $ 15.61    $ 13.24     $ 12.52     $ 11.08
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,975       3,372      4,032       4,381       4,449      3,350       1,540         106
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 14.55     $ 11.61    $  8.30     $ 14.89     $ 13.48    $ 12.45     $ 11.63     $ 10.54
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,295       2,493      2,663       2,916       3,239      2,543       1,570         142
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 16.52     $ 13.39    $  9.40     $ 14.86     $ 15.04    $ 13.27     $ 12.52     $ 11.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,341       2,352      2,512       2,709       2,904      2,263       1,454         126
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 11.02     $ 10.47    $  9.67     $ 12.80     $ 12.57    $ 11.58     $ 11.38     $ 10.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       6,032       5,696      6,014       7,564       8,081      6,661       3,911         371
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  8.69     $  6.89    $  5.19     $  9.08     $  8.87    $  8.15     $  7.67          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       3,507       3,951      4,114       4,708       3,735      1,820          59          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 12.58     $ 10.23    $  8.20     $ 13.36     $ 15.00    $ 13.08     $ 12.66     $ 10.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       4,833       5,478      6,215       7,198       8,534      6,948       3,850         232
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 13.82     $ 11.89    $  7.60     $ 14.54     $ 12.46    $ 11.76     $ 10.70     $ 10.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       2,728       2,741      2,241       2,424       2,251      1,745         969          57
------------------------------------------------------------------------------------------------------------------------------------



I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOR THE YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                          2010      2009        2008        2007        2006        2005        2004      2003      2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  11.71  $  10.48   $  8.33   $  13.87     $ 13.22   $ 11.35     $ 10.63          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      3,530     3,887     3,515      3,160       1,827     1,271         728          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  11.59  $  10.93   $ 10.08   $  11.46     $ 10.96   $ 10.43     $ 10.31          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      4,403     4,898     4,014      1,472       1,143       397         373          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  11.53  $  10.70   $  9.47   $  11.89     $ 11.41   $ 10.62     $ 10.41          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      3,479     3,293     2,920      2,173       1,249       849         695          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  50.54  $  46.54   $ 40.26   $  53.95     $ 51.39   $ 47.15     $ 45.53     $ 42.39    $ 36.01          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      3,855     4,129     4,257      4,308       4,475     4,798       5,029       4,208      1,221          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  11.94  $  10.84   $  8.99   $  13.34     $ 12.70   $ 11.22     $ 10.65          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)     11,126    11,520    11,250     10,734       8,825     5,795       3,138          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  13.16  $  12.66   $ 10.08   $  20.70     $ 18.75   $ 15.37     $ 13.49     $ 11.55    $  8.65          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      3,362     3,842     4,586      5,414       5,626     5,792       5,816       5,125      1,285          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN
 SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  20.51  $  15.58   $ 11.62   $  21.26     $ 18.44   $ 17.12     $ 15.54     $ 13.80    $  9.91     $ 14.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      1,894     2,049     2,429      2,805       3,494     3,815       4,124       4,091      1,279         105
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL
 CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  10.00  $  8.15    $ 6.43   $  9.77     $ 10.83        --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      323       341       431        171          78        --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC
 VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  21.96  $  19.79   $ 15.38   $  24.53     $ 24.54   $ 20.54     $ 20.19     $ 18.49    $ 14.26          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      3,324     3,557     3,698      4,290       4,984     5,635       6,364       5,670      1,591          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK
 INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  19.21  $  18.33   $ 14.25   $  25.30     $ 23.24   $ 18.71     $ 17.09     $ 14.22    $ 11.24     $ 13.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      2,817     3,102     3,321      4,143       4,607     4,933       4,781       4,396      1,445         154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS
 EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $   5.92  $   5.18   $  4.70   $   7.03     $  6.86   $  5.99     $  5.71          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      1,394     1,513     1,732      1,373       1,698     1,681         216          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY
 RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $   7.88  $   7.09   $  5.48   $  10.13     $  9.14   $  8.79     $  8.18     $  8.00    $  6.33     $  8.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        388       416       470        554         625       723         782         744        182          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value            $  12.01  $  10.76   $  8.16   $  13.87     $ 13.31   $ 12.54     $ 12.08     $ 11.58    $  9.46     $ 13.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)      1,381     1,557     1,900      1,946       1,982     2,062       2,149       2,153        710         193
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-6


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                        ------------------------------------------------------------------------------------------------------------
                            2010      2009       2008      2007       2006       2005          2004        2003     2002      2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 11.77  $  10.29   $   7.92   $  13.28   $   13.23   $  11.95   $  11.40    $  10.41   $   8.01  $  10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       9,703    11,050     12,691     15,162       6,465      7,166      8,080       7,741      2,252        17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK
 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $230.69  $ 201.51   $ 158.94   $ 286.24   $  279.98   $ 256.01   $ 248.43    $ 220.33   $ 149.11  $ 226.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         264       301        330        392         463        545        613         548        222       154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 14.12  $  13.51   $  13.31   $  14.80   $   14.53   $  14.13   $  13.99    $  13.60   $  13.32  $  12.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       6,327     7,161      7,625     10,033      10,809     11,494     11,977      11,974      3,674       280
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK
 VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  9.67  $   8.76   $   6.68   $  11.12   $   10.85         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       1,155     1,352      1,290        963         302         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 27.58  $  24.40   $  19.62   $  31.69   $   30.56   $  26.88   $  26.06    $  23.92   $  18.94  $  24.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       4,445     4,963      5,596      6,323       7,331      8,383      9,053       8,439      2,393        71
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 15.84  $  13.91   $  11.01   $  18.67   $   16.57   $  15.34   $  14.02    $  12.84   $   9.91  $  11.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       6,973     8,286      9,776     11,637      13,414     14,341     14,238      13,403      2,875         2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE
 BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 10.05  $   9.14   $   7.09   $  10.52   $   10.43         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       1,752     2,199      2,264      2,628         664         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  8.22  $   7.54   $   5.94   $   9.52         --         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       1,052     1,026        757        863         --         --         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS
 AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 12.66  $  11.68   $  10.14   $  11.91    $  11.66   $  10.51         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         480       338        307        362         321         81         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL
 COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 38.31  $  29.24   $  20.92   $  30.54    $  28.28   $  24.09   $  23.37          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         930       996        932        909         341        297         62          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 11.98  $  11.41   $  11.32   $  10.76    $   9.97   $   9.75         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       1,532     1,509      1,734      1,003         493         38         --          --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-
 SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 18.45  $  16.76   $  11.30   $  26.83    $  19.12   $  14.12   $  10.76    $   8.81   $   5.72  $   6.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       2,647     3,162      3,004      3,820       4,088      4,095      3,531      27,090        737        43
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE
 GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $ 20.85  $  20.25   $  20.97   $  20.49    $  19.41   $  19.05   $  19.04    $  18.91   $  18.73        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       1,698     2,027      2,492      2,914       3,131      3,491      4,043       4,619      1,850        --
------------------------------------------------------------------------------------------------------------------------------------


I-7 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                            2010        2009       2008       2007        2006        2005     2004       2003       2002    2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL
 CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  13.15    $  12.18    $  9.11  $  16.73    $  14.69    $  12.47 $  10.78    $  9.60    $  7.33 $  8.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        4,597       4,895      5,199     5,905       6,892       7,621    8,017      6,516      1,628      26
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  14.90    $  13.12    $  9.68  $  16.40    $  14.29    $  11.51       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,054         939        688       594         240          40       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  13.74    $  12.38    $  9.47  $  15.91    $  16.31    $  13.71 $  13.35    $ 12.19    $  9.73 $ 12.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,724       1,918      2,221     2,625       3,079       3,795    3,942      3,680      1,342     324
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE
 PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $   9.58    $   8.50    $  6.80  $  10.99    $  10.71    $   9.60 $   9.06    $  8.23    $  6.83 $  8.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,909       2,214      2,449     2,815       3,293       3,821    4,211      4,026        993      77
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH
 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $   7.73    $   6.75    $  5.02  $   7.96    $   7.07    $   7.20 $   6.34    $  5.92    $  4.86 $  7.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        3,063       3,809      3,977     4,750       5,507       5,789    6,068      5,986      2,292      89
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH
 PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  16.08    $  14.22    $ 10.67  $  17.49    $  15.31    $  14.38 $  13.35    $ 12.00    $  9.39 $ 14.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          953       1,109      1,206     1,461       1,300       1,516    1,558      1,506        496     147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE
 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $   5.95    $   5.26    $  4.47  $  10.44    $  11.24    $  10.64       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          463         382        320       528         605          93       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE
 PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  12.73    $  11.43    $  9.61  $  17.16    $  18.20    $  15.17 $  14.56    $ 12.99    $ 10.22 $ 11.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       11,451      13,118     14,916    18,463      13,475      14,461   15,533     14,531      4,578     114
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH
 AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  10.66    $   9.18    $  7.87  $  12.56    $  12.29    $  10.61       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          389         306        322       319         438          94       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE
 CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  12.26    $  10.88    $  8.78  $  12.87    $  11.77    $  10.57       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          577         532        357       140         117          54       --         --         --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  11.61    $   9.35    $  6.94  $  13.86    $  12.98    $  11.78 $  11.21    $  9.78    $  6.89 $  8.56
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        6,242       7,234      8,228     9,544      11,305      12,783   13,609     12,491      2,799      19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  16.79    $  13.88    $ 10.34  $  17.32    $  17.81    $  16.03 $  14.57    $ 12.51    $  9.51 $ 11.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        4,716       5,762      5,211     6,623       8,423       8,724    9,029      8,508      3,161      37
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value              $  31.14    $  31.51    $ 31.90  $  31.62    $  30.57    $  29.61 $  29.20    $ 29.33    $ 29.52 $ 29.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,161       1,674      2,708     1,791       1,365       1,411    1,417      1,972      1,554     256
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                                2010       2009       2008     2007       2006       2005     2004        2003        2002     2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 5.39    $  5.04    $  3.93   $  5.93    $  4.97    $  4.66  $  4.47          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         1,575      1,701      1,807       871        143        137       13          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $17.07    $ 13.06    $  8.42   $ 16.17    $ 13.37    $ 12.39       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         1,445      1,227        971       936        320        133       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 9.00    $  8.14    $  6.58   $ 10.76    $ 10.71         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           673        848        922       999        372         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $10.58    $  9.29    $  6.79   $ 11.59    $ 11.10         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           868        496        328       315        135         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT
 BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $10.95    $ 10.99    $ 10.30   $ 10.86    $  9.86    $  9.94       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         3,480      4,278      3,734     1,641      1,522      1,269       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $17.53    $ 16.70    $ 15.94   $ 17.26    $ 16.71    $ 16.29  $ 16.17     $ 15.77     $ 15.42       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         2,529      2,934      2,700     3,276      3,669      4,057    4,383       4,326       1,432       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $16.99    $ 13.67    $ 10.97   $ 16.85    $ 17.38    $ 14.94  $ 14.50     $ 12.48     $  8.66  $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         2,150      2,399      2,545     2,937      3,525      3,854    4,174       3,847       1,053       23
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE
 GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $16.64    $ 14.47    $ 10.27   $ 17.99    $ 16.98    $ 17.90  $ 17.42          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         1,468      1,513      1,438     1,687         96         88       19          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 8.70    $  8.15    $  6.35   $ 10.86    $ 10.76         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           468        503        561       775        237         --       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 5.48    $  4.90    $  3.75   $  6.32    $  6.33    $  5.61  $  5.21          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           281        340        283       498        473        215       12          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $10.36    $  9.10    $  7.17   $ 11.51    $ 11.95    $ 10.44       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           446        361        493       559        811        393       --          --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE
 OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $11.41    $  9.85    $  7.10   $  9.93    $  9.03    $  8.63  $  8.40     $  7.95     $  5.82       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         2,554      2,394      1,933     1,978      2,218      2,770    3,237       2,600         551       --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $56.25    $ 48.41    $ 35.69   $ 67.76    $ 61.57    $ 59.29  $ 55.46     $ 50.07     $ 36.85  $ 52.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)         1,032        665        162       185        238        264      269         265         161      153
------------------------------------------------------------------------------------------------------------------------------------


I-9 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT  VALUES  AND  NUMBER  OF  UNITS  OUTSTANDING  AT YEAR END FOR EACH VARIABLE
INVESTMENT  OPTION,  EXCEPT  FOR  THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2010. (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                                2010        2009     2008      2007       2006     2005      2004        2003      2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE
 BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 13.83     $ 13.18  $ 12.32   $ 12.17   $  11.59  $  11.30  $  11.24    $  10.96  $ 10.69          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          7,381       7,850    8,401     9,376     10,117    11,139    12,384      12,153    4,285          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 13.41     $ 12.69  $  9.89   $ 18.96   $  17.07  $  13.79  $  12.09    $  10.38  $  7.82          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          2,387       2,645    2,888     3,283      3,610     3,367     3,660       3,008      923          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP
 CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 11.11     $ 10.08  $  7.70   $ 12.89   $  12.42  $  11.07  $  10.50    $   9.69  $  7.65          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          1,524       1,573    1,747     2,196      2,469     2,709     2,980       2,952    1,004          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 12.42     $ 11.11  $  9.15   $ 14.81   $  14.47  $  12.27  $  11.60    $  10.26  $  7.92          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          2,921       3,376    4,173     4,869      5,608     6,137     6,199       5,210    1,722          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 11.92     $  9.51  $  6.79   $ 12.18   $  11.01  $  10.17  $   9.50    $   8.60  $  6.21          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          3,508       4,099    4,628     5,331      6,249     7,050     8,108       7,657    2,602          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 15.45     $ 12.52  $  8.78   $ 13.87   $  14.03  $  12.38  $  11.67    $  10.25  $  7.38          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          2,764       3,037    3,405     4,059      4,691     5,098     5,827       5,443    1,889          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-
 SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 29.43     $ 27.94  $ 25.79   $ 34.12   $  33.49  $  30.83  $  30.28    $  28.20  $ 23.29     $ 24.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          2,148       2,255    2,545     3,358      3,901     4,366     4,900       4,511      903         221
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $  8.74     $  6.93  $  5.21   $  9.12   $   8.90  $   8.17  $   7.70          --       --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)            638         736      728       884        680       554        19          --       --          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 16.75     $ 13.62  $ 10.90   $ 17.76   $  19.94  $  17.38  $  16.80    $  14.55  $ 10.70     $ 12.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          3,404       3,946    4,558     5,608      6,898     7,963     8,796       8,124    2,322         111
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                 $ 11.87     $ 10.21  $  6.52   $ 12.47   $  10.68  $  10.07  $   9.16    $   8.83  $  5.67          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)          1,987       2,254    2,156     2,575      2,567     2,975     3,498       1,530      306          --
------------------------------------------------------------------------------------------------------------------------------------



                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-10

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------
This information is provided for historical purposes only. The contract is no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 or if later, the first contract anniversary.


If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and


o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a) .




----------------------------------------------------------------------------------------------------
                                                                          HYPOTHETICAL ASSUMED
                                                                          RATE TO MATURITY ("J"
                                                                         IN THE CALCULATIONS BELOW)
                                                                            FEBRUARY 15, 2015
                                                                     -------------------------------
                                                                            5.00%       9.00%
----------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
----------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                            $141,389    $121,737
----------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                             $131,104    $131,104
----------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                   $ 10,285    $ (9,367)
----------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
----------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:   $  3,637    $ (3,847)
  (3) x [$50,000/(1)]
----------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal:            $ 46,363    $ 53,847
  $50,000 - (4)
----------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                $ 91,389    $ 71,737
----------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                     $ 84,741    $ 77,257
----------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                    $111,099    $101,287
----------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:
(a)   Number of days from the withdrawal date to the maturity date = D = 1,461

(b)   Market adjusted amount is based on the following calculation:

          Maturity value    =        $171,882        where j is either 5% or 9%
      --------------------      --------------------
           (1+j)(D/365)           (1+j)(1,461/365)

(c)   Fixed maturity amount is based on the following calculation:

       Maturity value       =         $171,882
      --------------------      ----------------------
        (1+h)(D/365)              (1+0.07)(1,461/365)

(d)   Maturity value is based on the following calculation:

      Fixed maturity amount x (1+h)(D/365) = ($84,741 or $77,257) x (1+0.07)
      (1,461/365)


                             APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
   END OF
  CONTRACT                    6% ROLL-UP TO AGE 85   ANNUAL RATCHET TO AGE 85
    YEAR      ACCOUNT VALUE       BENEFIT BASE             BENEFIT BASE
--------------------------------------------------------------------------------
      1          $105,000         $  106,000(1)            $  105,000(3)
--------------------------------------------------------------------------------
      2          $115,500         $  112,360(2)            $  115,500(3)
--------------------------------------------------------------------------------
      3          $129,360         $  119,102(2)            $  129,360(3)
--------------------------------------------------------------------------------
      4          $103,488         $  126,248(1)            $  129,360(4)
--------------------------------------------------------------------------------
      5          $113,837         $  133,823(1)            $  129,360(4)
--------------------------------------------------------------------------------
      6          $127,497         $  141,852(1)            $  129,360(4)
--------------------------------------------------------------------------------
      7          $127,497         $  150,363(1)            $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85
(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85
(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------
   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.32)% and 3.68% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS(SM)
     GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------------
                                                          GREATER OF 6%
                                                            ROLL-UP
                                                       TO AGE 85 OR THE                                              LIFETIME
                                                            ANNUAL                                               ANNUAL GUARANTEED
                                                       RATCHET TO AGE 85                       LIFETIME ANNUAL     MINIMUM INCOME
                                                          GUARANTEED      TOTAL DEATH BENEFIT GUARANTEED MINIMUM      BENEFIT:
        CONTRACT                                         MINIMUM DEATH      WITH PROTECTION    INCOME BENEFIT:      HYPOTHETICAL
  AGE     YEAR      ACCOUNT VALUE      CASH VALUE           BENEFIT             PLUS(SM)        GUARANTEED INCOME     INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                     0%        6%     0%        6%        0%        6%        0%        6%        0%       6%        0%     6%
-----------------------------------------------------------------------------------------------------------------------------------
 60         0     100,000  100,000  93,000    93,000   100,000  100,000   100,000  100,000      N/A      N/A        N/A      N/A
 61         1      96,013  101,992  89,013    94,992   106,000  106,000   108,400  108,400      N/A      N/A        N/A      N/A
 62         2      92,053  103,971  85,053    96,971   112,360  112,360   117,304  117,304      N/A      N/A        N/A      N/A
 63         3      88,114  105,931  82,114    99,931   119,102  119,102   126,742  126,742      N/A      N/A        N/A      N/A
 64         4      84,190  107,867  78,190   101,867   126,248  126,248   136,747  136,747      N/A      N/A        N/A      N/A
 65         5      80,276  109,772  75,276   104,772   133,823  133,823   147,352  147,352      N/A      N/A        N/A      N/A
 66         6      76,366  111,640  73,366   108,640   141,852  141,852   158,593  158,593      N/A      N/A        N/A      N/A
 67         7      72,454  113,464  71,454   112,464   150,363  150,363   170,508  170,508      N/A      N/A        N/A      N/A
 68         8      68,533  115,235  68,533   115,235   159,385  159,385   183,139  183,139      N/A      N/A        N/A      N/A
 69         9      64,597  116,946  64,597   116,946   168,948  168,948   196,527  196,527      N/A      N/A        N/A      N/A
 70        10      60,639  118,586  60,639   118,586   179,085  179,085   210,719  210,719    10,584   10,584     10,584   10,584
 75        15      40,205  125,364  40,205   125,364   239,656  239,656   295,518  295,518    15,362   15,362     15,362   15,362
 80        20      17,963  128,527  17,963   128,527   320,714  320,714   408,999  408,999    21,841   21,841     21,841   21,841
 85        25           0  125,806       0   125,806         0  429,187         0  517,472         0   39,700          0   39,700
 90        30           0  134,344       0   134,344         0  429,187         0  517,472      N/A      N/A        N/A      N/A
 95        35           0  144,395       0   144,395         0  429,187         0  517,472      N/A      N/A        N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A POLICY WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL POLICY YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example


--------------------------------------------------------------------------------

For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2011. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.




-------------------------------------------------------------------------------------------------------------
                                                                                              ASSUMING 100%
                                                                                               IN VARIABLE
                                                          ASSUMING    UNDER GPB   UNDER GPB    INVESTMENT
                                                        100% IN FMO    OPTION 1    OPTION 2      OPTIONS
-------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2011
based upon a 3.10% rate to maturity                      100,000       73,670      40,000          -
-------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2011                     0          26,330      60,000       100,000
-------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on Feb-
ruary 15, 2021                                           135,736      100,000      54,294          0
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 0% gross rate of
return)                                                  135,736      120,504     100,000*       77,872
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 6% gross rate of
return)                                                  135,736      137,249    132,323**      141,469
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 10% gross rate of
return)                                                  135,736      154,419    169,014**      206,679
-------------------------------------------------------------------------------------------------------------



(1) Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $2,554 in this example.

(2) Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

                          APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE VI-1

Appendix VII: Protection Plus(SM) example


--------------------------------------------------------------------------------
The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          $3000         $6000
                                                                                                      WITHDRAWAL -   WITHDRAWAL -
                                                                   NO          $3000        $6000       PRO RATA       PRO RATA
                                                               WITHDRAWAL   WITHDRAWAL   WITHDRAWAL     TREATMENT     TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                     100,000       100,000      100,000     100,000       100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                   104,000       104,000      104,000     104,000       104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  PROTECTION PLUS EARNINGS: Death Benefit less net con-      4,000        4,000        4,000          N/A            N/A
      tributions (prior to the withdrawal in D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                     0        3,000        6,000        3,000        6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  WITHDRAWAL % AS A % OF AV (ASSUMING DEATH                   0.00%        N/A          N/A          2.88%        5.77%
      BENEFIT = AV)
      greater of D divided by B
------------------------------------------------------------------------------------------------------------------------------------
   F  EXCESS OF THE WITHDRAWAL OVER THE PROTECTION PLUS              0          0          2,000          N/A            N/A
      EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   G  NET CONTRIBUTIONS (adjusted for the withdrawal in D)     100,000       100,000      98,000       97,115       94,231
      A reduced for E or F
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT (adjusted for the withdrawal in D)         104,000       101,000      98,000      101,000       98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   I  DEATH BENEFIT LESS NET CONTRIBUTIONS                       4,000        1,000          0          3,885        3,769
      H minus G
------------------------------------------------------------------------------------------------------------------------------------
   J  PROTECTION PLUS FACTOR                                        40%        40%          40%            40%          40%
------------------------------------------------------------------------------------------------------------------------------------
   K  PROTECTION PLUS BENEFIT                                    1,600         400           0          1,554        1,508
      I times J
------------------------------------------------------------------------------------------------------------------------------------
   L  DEATH BENEFIT: Including Protection Plus                 105,600       101,400      98,000      102,554       99,508
      H plus K
------------------------------------------------------------------------------------------------------------------------------------



(1) The Death Benefit is the greater of the Account Value or any applicable death benefit.


VII-1 APPENDIX VII: PROTECTION PLUS(SM) EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------
Certain information is provided for historical purpose only. The contract is no longer available to new purchasers.

The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and              If you reside in the state of California and you are age 60
                benefits"--"Your right to               and older at the time the contract is issued, you may return
                cancel within a certain number          your variable annuity contract within 30 days from the date
                of days"                                that you receive it and receive a refund as described below.


                                                        If you allocate your entire initial contribution to the money market account (and/or guaranteed interest option, if available), the amount of your refund will be equal to your
                                                        contribution, unless you make a transfer, in which case the amount of your refund will be equal to your account value
                                                        on the date we receive your request to cancel at our processing office. This amount could be less than your initial
                                                        contribution. If you allocate any portion of your initial contribution to the variable investment options (other than the
                                                        money market account) and/or fixed maturity options, your
                                                        refund will be equal to your account value on the date we
                                                        receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfer of ownership,             The second paragraph in this section is deleted.
                collateral assignments, loans
                and borrowing" in "More
                information"
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout       Annuity payments may be elected twelve months from the
                option" under "Your                    contract date.
                annuity payout options" in
                "Accessing your money"
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                  Not Available

                Guaranteed principal benefit            Not Available
                option 1 and Guaranteed prin-
                cipal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program            Not Available

                Annual administrative charge            The annual administrative charge will not be deducted
                                                        from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and           Additional contributions are limited to the first three years
                contribute to your contract"            after the contract issue date only.
                in "Contract features and
                benefits"

                See "Disability, terminal               This section is deleted in its entirety.
                illness, or confinement to
                nursing home" under "Withdrawal
                charge" in "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in        Principal Protector(SM) is discontinued if the Beneficiary continuation
                "Contract features and ben-             option is elected.
                efits" and "Beneficiary
                continuation option" in "Payment
                of death benefit"
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or            Not Available (you have a choice of the standard death
                Annual Ratchet Guaranteed               benefit or the Annual Ratchet to age 85 guaranteed minimum
                minimum death benefit                   death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death                Not Available
                benefit/guaranteed minimum
                income benefit roll-up benefit
                base reset

                Principal Protector(SM)                 Not Available
------------------------------------------------------------------------------------------------------------------------------------

APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-1

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                       AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       Protection Plus(SM)                         Not Available
(CONTINUED)
                See "Contract features and                  No more than 25% of any contribution may be allocated to
                benefits" -- "Self directed                 the guaranteed interest option.
                allocation" (for contracts issued
                from approximately Febru-
                ary 2004 to February 2009).

                See "Insufficient account value"            If your account value in the variable investment options
                in "Determining your contract's value"      and the fixed maturity options is insufficient to pay the
                                                            annual administrative charge, or the Annual Ratchet to age
                                                            85 death benefit charge and/or the guaranteed minimum
                                                            income benefit charge, and you have no account value in
                                                            the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits.
                                                            See "Charges and expenses" earlier in this Prospectus.

                See "Transferring your account              The following information is added as the sixth and seventh
                value" in "Transferring                     bullets in this section:
                your money among investment
                options" (for contracts                     o In all contract years, a transfer into the guaranteed
                issued from approximately                     interest option will not be permitted if such transfer
                February 2004 to February 2009).              would result in more than 25% of the annuity account
                                                              value being allocated to the guaranteed interest
                                                              option, based on the annuity account value as of the
                                                              previous business day.


                See "Rebalancing your account value"        Under Option II, transfers into the Guaranteed interest
                in "Transferring your money among              option are not permitted if they violate the transfer rules.
                investment options" (for contracts
                issued from approximately February
                2004 to February 2009).

                See "The amount applied to purchase an      For fixed annuity period certain payout options only, the
                annuity payout option" in "Accessing        amount applied to the annuity benefit is the greater of the
                your money"                                 cash value or 95% of what the account value would be if
                                                            no withdrawal charge applied.

                See "Annuity maturity date" in              The maturity date by which you must take a lump sum
                "Accessing your money"                      withdrawal or select an annuity payout option is as follows:

                                                                                    MAXIMUM
                                                            ISSUE AGE               ANNUITIZATION AGE
                                                            -----------             -----------------
                                                            0-80                    90
                                                            81                      91
                                                            82                      92
                                                            83                      93
                                                            84                      94
                                                            85                      95

                                                            Please see this section earlier in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------

VIII-2 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       See "Charges and expenses"              With regard to the Annual administrative, Annual Ratchet
(CONTINUED)                                             to age 85 death benefit, Guaranteed principal benefit
                                                        option 2 and Guaranteed minimum income benefit
                                                        charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other
                                                        than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a
                                                        portion of the charge from the account for special dollar
                                                        cost averaging (not available if the Guaranteed principal
                                                        benefit option is elected). If such amounts are still insufficient, we will deduct any remaining portion from the
                                                        Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will
                                                        deduct a pro rata portion of the charge for that year. A
                                                        market value adjustment will apply to deductions from the
                                                        fixed maturity options (including the Special 10 year fixed maturity option).

                                                        Deductions from the fixed maturity options (including the
                                                        Special 10 year fixed maturity option) cannot cause the
                                                        credited net interest for the contract year to fall below
                                                        1.5%.

                                                        With regard to the Annual administrative, either enhanced
                                                        death benefit and the Guaranteed minimum income benefit
                                                        charges only, if your account value in the variable investment options and the fixed maturity options is insufficient
                                                        to pay the applicable charge, and you have no account
                                                        value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable
                                                        guaranteed benefits. Please see ''Insufficient account
                                                        value'' in ''Determining your contract's value'' earlier in this Prospectus.

                Fixed maturity options -- withdrawal    The withdrawal charge that applies to withdrawals taken
                charges                                 from amounts in the fixed maturity options will never
                                                        exceed 7% and will be determined by applying the New
                                                        York Alternate Scale I shown below. If you withdraw
                                                        amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale
                                                        II (also shown below) if it produces a higher charge than
                                                        Alternate Scale I.

                                                        The withdrawal charge may not exceed the withdrawal
                                                        charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years
                                                        and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate
                                                        Scale can only result in a lower charge. We will compare
                                                        the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal
                                                        charge, and will charge the lower withdrawal charge.
------------------------------------------------------------------------------------------------------------------------------------

APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-3

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                               NY ALTERNATE SCALE I               NY ALTERNATE SCALE II
(CONTINUED)
                                                        YEAR OF INVESTMENT IN FIXED        YEAR OF TRANSFER WITHIN
                                                        MATURITY OPTION(1)                 FIXED MATURITY OPTION*
                                                        ------------------------------------------------------------
                                                        Within year 1           7%         Within year 1       5%
                                                        ------------------------------------------------------------
                                                        2                       6%         2                   4%
                                                        ------------------------------------------------------------
                                                        3                       5%         3                   3%
                                                        ------------------------------------------------------------
                                                        4                       4%         4                   2%
                                                        ------------------------------------------------------------
                                                        5                       3%         5                   1%
                                                        ------------------------------------------------------------
                                                        6                       2%         After year 5        0
                                                        ------------------------------------------------------------
                                                        7                       1%
                                                        ------------------------------------------------------------
                                                        After year 7            0%     Not to exceed 1% times the
                                                                                       number of years remaining
                                                                                       in the fixed maturity option,
                                                                                       rounded to the higher number
                                                                                       of years. In other words,
                                                                                       if 4.3 years remain, it would
                                                                                       be a 5% charge.
                                                        ------------------------------------------------------------
                                                        (1) Measured from the contract date anniversary prior to the date of the contribution or transfer

                                                        If you take a withdrawal from an investment option other
                                                        than the fixed maturity options, the amount available for
                                                        withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed
                                                        maturity options to which no withdrawal charge applies.


                                                        You should consider that on the maturity date of a fixed
                                                        maturity option if we have not received your instructions
                                                        for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed
                                                        maturity options, we will transfer your maturity value to the
                                                        EQ/Money Market option.

                                                        The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a
                                                        lower ''free withdrawal amount'' than what would normally
                                                        apply, should be taken into account when deciding
                                                        whether to allocate amounts to, or transfer amounts to or
                                                        from, the fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------
OREGON          Fixed maturity options                  Not Available

                Guaranteed principal benefit option 1   Not Available
                and Guaranteed principal benefit
                option 2

                Flexible Premium IRA and                Not Available
                Flexible Premium Roth IRA

                See "How you can purchase and           o Subsequent contributions are not permitted. This is a
                contribute to your contract" in           single premium product.
                "Contract features and benefits"
                                                        o Section 1035 exchanges, rollovers, multiple assignments
                                                          and/or transfers are permitted provided that all
                                                          documentation is complete and received with the
                                                          application.
------------------------------------------------------------------------------------------------------------------------------------


VIII-4 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
OREGON,         See "Lifetime required minimum          We generally will not impose a withdrawal charge on minimum
(CONTINUED)     distribution withdrawals"               distribution withdrawals even if you are not enrolled
                in "Accessing your money"               in our automatic RMD service except if, when added to a
                                                        lump sum withdrawal previously taken in the same contract
                                                        year, the minimum distribution withdrawals exceed the
                                                        10% free withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution
                                                        withdrawals outside of our automatic RMD service, you
                                                        must notify us using our request form. Such minimum distribution withdrawals must be based solely on your
                                                        contract's account value.

                See "Selecting an annuity payout        The annuity commencement date may not be earlier than
                option" in "Accessing your money"       seven years from the contract issue date.

                See "Disability, terminal illness, or   Item (i) is deleted in its entirety.
                confinement to nursing home" under
                "Withdrawal charge" in "Charges and
                expenses"

                Automatic Investment Program            Not Available

                See "Special dollar cost                The special dollar cost averaging program may only be
                averaging program" in "Contract         selected at the time of application.
                Features and Benefits"

                See "We require that the following      The following is added:
                types of communications be on specific
                forms we provide for that purpose:" in      (20) requests for required minimum distributions, other
                "Who is AXA Equitable?"                          than pursuant to our automatic RMD service.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                           Your contract refers to contributions as premiums.

                Contribution age limitations            The following contribution limits apply:

                                                                                MAXIMUM
                                                        ISSUE AGE               CONTRIBUTION AGE
                                                        ---------               ----------------
                                                        0-75                    79
                                                        76                      80
                                                        77                      81
                                                        78-80                   82
                                                        81-83                   84
                                                        84                      85
                                                        85                      86

                Special dollar cost averaging program   In Pennsylvania, we refer to this program as "enhanced
                                                        rate dollar cost averaging."

                Withdrawal charge schedule for issue    For annuitants that are ages 84 and 85 when the contract
                ages 84 and 85                          is issued in Pennsylvania, the withdrawal charge will be
                                                        computed in the same manner as for other contracts as
                                                        described in "Charges and expenses" under "Withdrawal
                                                        charge" earlier in this Prospectus, except that the withdrawal charge schedule will be different. For these
                                                        contracts, the withdrawal charge schedule will be 5% of
                                                        each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the
                                                        sixth and later contract years.

                See "Annuity maturity date" in          The maturity date by which you must take a lump sum
                "Accessing your money"                  withdrawal or select an annuity payout option is as follows:
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-5

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA,                                                                   MAXIMUM
(CONTINUED)                                             ISSUE AGE               ANNUITIZATION AGE
                                                        ---------               -----------------
                                                        0-75                    85
                                                        76                      86
                                                        77                      87
                                                        78-80                   88
                                                        81-85                   90

                Loans under Rollover TSA contracts      Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                        your tax adviser before taking a loan that exceeds the
                                                        Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and    Not Available
                Rollover TSA contracts

                Beneficiary continuation option (IRA)   Not Available

                Tax Information -- Special rules for    Income from NQ contracts we issue is U.S. source. A Puerto
                NQ contracts                            Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico
                                                        residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you
                                                        might have to file both U.S. and Puerto Rico tax returns,
                                                        showing different amounts of income from the contract for
                                                        each tax return. Puerto Rico generally provides a credit
                                                        against Puerto Rico tax for U.S. tax paid. Depending on
                                                        your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in   The annual administrative charge will not be deducted
                "Charges and expenses"                  from amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral The second paragraph in this section is deleted.
                assignments, loans and borrowing" in
                "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts      Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                        your tax adviser before taking a loan that exceeds the
                                                        Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option (for         Not Available
                contracts issued from approximately
                December 2004-December 2006)

                Investment simplifier -- Fixed-dollar   Not Available
                option and Interest sweep option

                Fixed maturity options                  Not Available

                Guaranteed Principal Benefit Options    Not Available
                1 and 2

                Income Manager(R) payout option         Not Available

                Protection Plus(SM)                     Not Available

                Special dollar cost averaging program   o Available only at issue.
                (for contracts issued from
                approximately December 2004-December    o Subsequent contributions cannot be used to elect new
                2006)                                     programs. You may make subsequent contributions to
                                                          the initial programs while they are still running.

                See "Guaranteed minimum death benefit"  You have a choice of the standard death benefit, the
                in "Contract features and benefits"     Annual Ratchet to age 85 enhanced death benefit, or the
                                                        Greater of 4% Roll-Up to age 85 or the Annual Ratchet to
                                                        age 85 enhanced death benefit.
------------------------------------------------------------------------------------------------------------------------------------


VIII-6 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                   AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,     See "Annual administrative charge" in   The annual administrative charge will be deducted from the
(CONTINUED)     "Charges and expenses"                  value in the variable investment options on a pro rata
                                                        basis.

                See "Withdrawal charge" in "Charges     The 10% free withdrawal amount applies to full surrenders.
                and expenses"

                See "Disability, terminal illness, or   The annuitant has qualified to receive Social Security disability
                confinement to nursing home" under      benefits as certified by the Social Security
                "Withdrawal charge" in "Charges and     Administration or a statement from an independent U.S.
                expenses"                               licensed physician stating that the annuitant meets the
                                                        definition of total disability for at least 6 continuous
                                                        months prior to the notice of claim. Such disability must be re-certified every 12 months.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-7

Appendix IX: Contract variations


--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD      FEATURE/BENEFIT                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2003    We require that a specific form that we pro-   Authorization for telephone transfers by your
                              vide be used for certain types of              financial professional are available only for
                              communications.                                contracts distributed through AXA Distributors.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002    Inherited IRA beneficiary Continuation con-    Unavailable -- accordingly, all references in
                              tract                                          this Prospectus to "Inherited IRA beneficiary
                                                                             Continuation contract" are deleted in their
                                                                             entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003    Guaranteed minimum income benefit              The fee for this benefit was 0.45%.
                              Annual Ratchet to age 85                       The fee for this benefit was 0.20%.
                              6% Roll-Up to age 85                           The fee for this benefit was 0.35%.
                              The Greater of 6% Roll-Up to age 85 of the     The fee for this benefit was 0.45%.
                              Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - August 2003      Annuitant issue age                            Ages 86-90. For contracts with an annuitant
                                                                             who was age 86-90 at issue, the following
                                                                             apply: (1) standard death benefit only was
                                                                             available, and (2) no withdrawal charge
                                                                             applies.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   The guaranteed principal benefits              GPB 2 -- unavailable
                                                                             GPB 1 known as Principal assurance.GPB 1
                                                                             available with both systematic and substan-
                                                                             tially equal withdrawals.GPB 1 available with
                                                                             the Guaranteed minimum income benefit.
                              Spousal protection                             Unavailable -- accordingly, all references in
                                                                             this Prospectus to "Spousal protection" are
                                                                             deleted in their entirety.
                              Maximum contributions                          The maximum contributions permitted under all
                                                                             Accumulator series contracts with the same
                                                                             owner or annuitant is $1,500,000.
                              Guaranteed minimum death benefit maximum       84 (not including Flexible Premium IRA, Inher-
                              issue age                                      ited IRA and QP contracts)
------------------------------------------------------------------------------------------------------------------------------------


IX-1 APPENDIX IX: CONTRACT VARIATIONS

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD                     FEATURE/BENEFIT                    VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003, continued       Protection Plus                    The maximum issue age for this benefit was
                                                                                79.

                                                                                For issue ages 71-79, the applicable death
                                                                                benefit will be multiplied by 25%.

                                                                                In calculating the death benefit, contributions
                                                                                are decreased for withdrawals on a pro rata
                                                                                basis.

                                             Charges we deduct from your        Mortality and expense risks             0.75%
                                             variable investment options        Administrative                          0.25%
                                             expressed as an annual             Distribution                            0.20%
                                             percentage of daily net assets     Total Separate account annual expenses  1.20%
                                             and Administrative charge

                                             Guaranteed option charges          If the contract is surrendered or annuitized or
                                                                                the death benefit is paid on a date other than
                                                                                the contract date anniversary, we will not
                                                                                deduct a pro rata portion of the charge for any
                                                                                applicable guaranteed benefit.

                                             Withdrawals treated as surrenders  We will not treat a withdrawal that results in a cash value of less than $500 as a request for a
                                                                                surrender. We will not terminate your contract
                                                                                if you do not make contributions for three con-
                                                                                tract years.

                                             Guaranteed minimum income benefit  Subject to state availability, this option guaran-
                                             option                             tees you a minimum amount of fixed income
                                                                                under your choice of a life annuity fixed payout
                                                                                option or an Income Manager(R) level payment
                                                                                life with a period certain payout option known
                                                                                as the Living Benefit.

                                             Partial withdrawals                Your free withdrawal amount is 15%.

                                             Systematic withdrawals             Your systematic withdrawal may not exceed
                                                                                1.20% (monthly), 3.60% (quarterly) or 15%
                                                                                (annually) of account value.

                                             How withdrawals (and transfers out If you take a withdrawal(s) up to 6% of your
                                             of the Special 10 year fixed       benefit base during a contract year, your ben-
                                             maturity option) affect your       efit base will be reduced on a dollar-for-dollar
                                             Guaranteed minimum income benefit, basis on the Guaranteed minimum income
                                             Guaranteed minimum death benefit   benefit and the Guaranteed minimum death
                                             and Guaranteed principal benefit   benefit (including the Greater of 6% Roll-Up to
                                             option 2                           age 85 and the Annual Ratchet to age 85
                                                                                enhanced death benefit). Once a withdrawal is
                                                                                taken that causes the sum of withdrawals in a
                                                                                contract year to exceed 6% of your benefit
                                                                                base, each guaranteed benefit base will then
                                                                                be reduced pro rata.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004                       Principal Protector(SM) benefit    Unavailable -- accordingly, all references in
                                                                                this Prospectus to "Principal Protector" are
                                                                                deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004                   Termination of guaranteed benefits Your guaranteed benefits will not automatically terminate if you change ownership of your NQ
                                                                                contract.
                                             Ownership Transfer of NQ           If you transfer ownership of your NQ contract,
                                                                                your guaranteed benefit options will not be
                                                                                automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005                    No lapse guarantee                 Unavailable. Accordingly, all references to this
                                                                                feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------


                                           APPENDIX IX: CONTRACT VARIATIONS IX-2

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD                     FEATURE/BENEFIT                    VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005                    Roll-Up benefit base reset         Unavailable. Accordingly, all references to this
                                                                                feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
February 2003 - September 2003               Annual Ratchet to age 85           The fee for this benefit is 0.30%.

                                             6% Roll-Up to age 85               The fee for this benefit is 0.45%.

                                             Guaranteed minimum income benefit  The fee for this benefit is 0.60%.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004                Guaranteed minimum income benefit
                                             and Greater of the 6% Roll-Up to
                                             age 85 or the Annual Ratchet to
                                             age 85 enhanced death benefit:

                                             o  Benefit base crediting rate     The effective annual interest credited to the
                                                                                applicable benefit base is 5%.(1) Accordingly, all
                                                                                references in this Prospectus to the "6%
                                                                                Roll-Up benefit base" are deleted in their
                                                                                entirety and replaced with "5% Roll-Up ben-
                                                                                efit base."


                                             o  Fee table                       Greater of the 5% Roll-Up to age 85 or the
                                                                                Annual Ratchet to age 85 enhanced death
                                                                                benefit charge: 0.50%.(1)

                                                                                Guaranteed minimum income benefit charge:
                                                                                0.55%(1)

September 2003 - January 2004, continued     o  Effect of withdrawals on your   Withdrawals will reduce each of the benefit
                                                Greater of the 5% Roll-Up to    bases on a pro rata basis only.
                                                age 85 or the Annual Ratchet to
                                                age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for the      How withdrawals affect your        In calculating whether your withdrawal will
Guaranteed minimum income benefit) and       Guaranteed minimum income benefit  reduce your Roll-Up benefit base portion of
January 2004 - February 2005 (for the        and Greater of the 6% Roll-Up to   your Guaranteed minimum income benefit base
Greater of the 6% Roll-Up to age 85 or the   age 85 or the Annual Ratchet to    on a pro rata or dollar-for-dollar basis, with-
Annual Ratchet to age 85 enhanced death      age 85 enhanced death benefit:     drawal charges will be included in the
benefit:)                                                                       withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2009               6% Roll-Up to age 85 enhanced      Unavailable -- accordingly all references to
                                             death benefit                      this feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - February 2009                 Greater of 5% Roll-Up to age 85 or Unavailable -- accordingly all references to
                                             the Annual Ratchet to age 85       this feature are deleted in their entirety.
                                             enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------



(1) Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



IX-3 APPENDIX IX: CONTRACT VARIATIONS

Appendix X: Tax-sheltered annuity contracts (TSAs)


--------------------------------------------------------------------------------
GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) TSA CONTRACTS

Contributions to an Accumulator(R) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-1

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.



X-2 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer or contract exchange under the same 403(b) plan) are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2 . You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-3

Statement of additional information


--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                              PAGE
Who is AXA Equitable?                                            2
Unit Values                                                      2
Custodian and Independent Registered Public Accounting Firm      2
Distribution of the Contracts                                    2
Financial Statements                                             2


HOW TO OBTAIN AN ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Accumulator(R) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                            State                   Zip



                                                      e13518/Core '02/'04 Series

Accumulator(R) Plus(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) PLUS(SM)?

Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
                          VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Large Cap Growth PLUS
o AXA Conservative Allocation(1)         o EQ/Large Cap Value Index
o AXA Conservative-Plus Allocation(1)    o EQ/Large Cap Value PLUS
o AXA Moderate Allocation(1)             o EQ/Lord Abbett Growth and Income (2)
o AXA Moderate-Plus Allocation(1)        o EQ/Lord Abbett Large Cap Core
o EQ/AllianceBernstein Small Cap         o EQ/MFS International Growth(3)
  Growth                                 o EQ/Mid Cap Index
o EQ/AXA Franklin Small Cap Value Core   o EQ/Mid Cap Value PLUS
o EQ/BlackRock Basic Value Equity        o EQ/Money Market
o EQ/Boston Advisors Equity Income       o EQ/Montag & Caldwell Growth
o EQ/Calvert Socially Responsible        o EQ/Morgan Stanley Mid Cap Growth
o EQ Capital Guardian Growth (2)         o EQ/Mutual Large Cap Equity
o EQ/Capital Guardian Research           o EQ/Oppenheimer Global
o EQ/Common Stock Index                  o EQ/PIMCO Ultra Short Bond
o EQ/Core Bond Index                     o EQ/Quality Bond PLUS
o EQ/Davis New York Venture              o EQ/Small Company Index
o EQ/Equity 500 Index                    o EQ/T. Rowe Price Growth Stock
o EQ/Equity Growth PLUS                  o EQ/Templeton Global Equity
o EQ/Franklin Core Balanced              o EQ/UBS Growth and Income
o EQ/Franklin Templeton Allocation       o EQ/Van Kampen Comstock
o EQ/GAMCO Mergers and Acquisitions      o EQ/Wells Fargo Omega Growth(3)
o EQ/GAMCO Small Company Value           o Multimanager Aggressive Equity
o EQ/Global Bond PLUS                    o Multimanager Core Bond
o EQ/Global Multi-Sector Equity          o Multimanager International Equity
o EQ/Intermediate Government Bond        o Multimanager Large Cap Core Equity
  Index                                  o Multimanager Large Cap Value
o EQ/International Core PLUS             o Multimanager Mid Cap Growth
o EQ/International Equity Index(3)       o Multimanager Mid Cap Value
o EQ/International Value PLUS            o Multimanager Multi-Sector Bond
o EQ/JPMorgan Value Opportunities        o Multimanager Small Cap Growth
o EQ/Large Cap Core PLUS                 o Multimanager Small Cap Value
o EQ/Large Cap Growth Index              o Multimanager Technology

--------------------------------------------------------------------------------

(1)   The "AXA Allocation" portfolios.

(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.

(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.


TYPES OF CONTRACTS.  Contracts were offered for use as:

o     A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).





THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                      e13507/Plus '02/'04 Series

A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for the contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

                          Contents of this Prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Not all of the features listed are available under all contracts or in all states.
--------------------------------------------------------------------------------

Index of key words and phrases                                                4

Who is AXA Equitable?                                                         6
How to reach us                                                               7
Accumulator(R) Plus(SM) at a glance -- key features                           9

--------------------------------------------------------------------------------
FEE TABLE                                                                    13
--------------------------------------------------------------------------------
Example                                                                      14
Condensed financial Information                                              15


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can contribute to your contract                                      16
Owner and annuitant requirements                                             20
How you can make your contributions                                          20
What are your investment options under the contract?                         20
Portfolios of the Trusts                                                     21
Allocating your contributions                                                28
Credits                                                                      30
Guaranteed minimum death benefit and Guaranteed minimum
    income benefit base                                                      31
Annuity purchase factors                                                     33
Guaranteed minimum income benefit option                                     33
Guaranteed minimum death benefit                                             35
Principal Protector(SM)                                                      37
Your right to cancel within a certain number of days                         39


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         41
--------------------------------------------------------------------------------
Your account value and cash value                                            41
Your contract's value in the variable investment options                     41
Your contract's value in the guaranteed
   interest option                                                           41
Your contract's value in the fixed maturity options                          41
Insufficient account value                                                   41





--------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



                                                   CONTENTS OF THIS PROSPECTUS 2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          43
--------------------------------------------------------------------------------
Transferring your account value                                              43



Our administrative procedures for calculating your Roll-Up
    benefit base following a transfer                                        43

Disruptive transfer activity                                                 44
Rebalancing your account value                                               45


--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      46
--------------------------------------------------------------------------------
Withdrawing your account value                                               46
How withdrawals are taken from your account value                            47
How withdrawals (and transfers out of the Special 10 year
  fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                                      48
How withdrawals affect Principal Protector(SM)                               48
Withdrawals treated as surrenders                                            48
Loans under Rollover TSA contracts                                           49
Surrendering your contract to receive its cash value                         49
When to expect payments                                                      49
Your annuity payout options                                                  50


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      53
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                           53
Charges that the Trusts deduct                                               56
Group or sponsored arrangements                                              57
Other distribution arrangements                                              57


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  58
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      58
How death benefit payment is made                                            59
Beneficiary continuation option                                              60


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           64
--------------------------------------------------------------------------------
Overview                                                                     64
Contracts that fund a retirement arrangement                                 64

Transfers among investment options                                           64

Taxation of nonqualified annuities                                           64
Individual retirement arrangements (IRAs)                                    66
Traditional individual retirement annuities (traditional IRAs)               67
Roth individual retirement annuities (Roth IRAs)                             71
Federal and state income tax withholding and information reporting           73
Special rules for contracts funding qualified plans                          74
Impact of taxes to AXA Equitable                                             74


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          75
--------------------------------------------------------------------------------
About Separate Account No. 49                                                75
About the Trusts                                                             75
About our fixed maturity options                                             75
About the general account                                                    76
About other methods of payment                                               77
Dates and prices at which contract events occur                              77
About your voting rights                                                     78
Statutory compliance                                                         78
About legal proceedings                                                      78
Financial statements                                                         78
Transfers of ownership, collateral assignments, loans and
   borrowing                                                                 78
How divorce may affect your guaranteed benefits                              79
Distribution of the contracts                                                79


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          82
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

       I --   Condensed financial information                          I-1
      II --   Purchase considerations for QP contracts                II-1
     III --   Market value adjustment example                        III-1
      IV --   Enhanced death benefit example                          IV-1
       V --   Hypothetical Illustrations                               V-1
      VI --   Guaranteed principal benefit example                    VI-1
     VII --   Protection Plus(SM) example                            VII-1
    VIII --   State contract availability and/or variations of      VIII-1
              certain features and benefits
      IX --   Contract Variations                                     IX-1
       X --   Tax-sheltered annuity contracts (TSAs)                   X-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------




3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases




--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                           PAGE

6% Roll-Up to age 85 enhanced death benefit                                 32
account value                                                               41
administrative charge                                                       53
annual administrative charge                                                53
Annual Ratchet to age 85 enhanced death benefit                             32
annuitant                                                                   16
annuitization                                                               50
annuity maturity date                                                       52
annuity payout options                                                      50
annuity purchase factors                                                    33
automatic investment program                                                77
beneficiary                                                                 58
Beneficiary continuation option ("BCO")                                     60
benefit base                                                                31
business day                                                                77
cash value                                                                  41
charges for state premium and other applicable taxes                        56
contract date                                                               20
contract date anniversary                                                   20
contract year                                                               20
Contributions to Roth IRAs                                                  71
     regular contributions                                                  71
     rollovers and transfers                                                71
     conversion contributions                                               72
contributions to traditional IRAs                                           67
     regular contributions                                                  67
     rollovers and direct transfers                                         67
credit                                                                      30
disability, terminal illness or confinement to nursing home                 54
disruptive transfer activity                                                44
distribution charge                                                         53
ERISA                                                                       57
Fixed-dollar option                                                         30
fixed maturity options                                                      27
free look                                                                   39
free withdrawal amount                                                      54
general account                                                             76
General dollar cost averaging                                               30
guaranteed interest option                                                  27
Guaranteed minimum death benefit                                            35
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            31
Guaranteed minimum death benefit charge                                     55
Guaranteed minimum death benefit/guaranteed
     minimum income benefit roll-up benefit base
     reset option                                                           32
Guaranteed minimum income benefit                                           33
Guaranteed minimum income benefit "no lapse guarantee"                      34
Guaranteed minimum income benefit charge                                    55

Guaranteed principal benefits                                               28

IRA                                                                         66

IRS                                                                         64
Investment simplifier                                                       30
lifetime required minimum distribution withdrawals                          47
loan reserve account                                                        49
loans under Rollover TSA                                                     3
market adjusted amount                                                      27
market value adjustment                                                     27
market timing                                                               44
maturity dates                                                              27
maturity value                                                              27
Mortality and expense risks charge                                          53
NQ                                                                       cover
Online Account Access                                                        7
Optional step up charge                                                     56
partial withdrawals                                                         46
Portfolio                                                                cover
Principal assurance                                                         28
processing office                                                            7
Principal Protector(SM)                                                     37
Principal Protector(SM) charge                                              56
Protection Plus(SM)                                                         56
Protection Plus(SM) charge                                                  56
QP                                                                       cover
rate to maturity                                                            27
Rebalancing                                                                 45
Rollover IRA                                                             cover
Rollover TSA                                                             cover
Roth Conversion IRA                                                      cover
Roth IRA                                                                 cover
SAI                                                                      cover
SEC                                                                      cover
self-directed allocation                                                    28
Separate Account No. 49                                                     75
Spousal protection                                                          60
Standard death benefit                                                      31
substantially equal withdrawals                                             46
Successor owner and annuitant                                               59
systematic withdrawals                                                      46
TOPS                                                                         7
TSA                                                                      cover
traditional IRA                                                          cover
Trusts                                                                      75
unit                                                                        41
variable investment options                                                 20
wire transmittals and electronic applications                               77
withdrawal charge                                                           54

                                               INDEX OF KEY WORDS AND PHRASES  4

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
  PROSPECTUS                          CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options             Guarantee Periods (Guaranteed Fixed Interest
                                     Accounts in supplemental materials)
  variable investment options        Investment Funds
  account value                      Annuity Account Value
  rate to maturity                   Guaranteed Rates
  Unit                               Accumulation Unit
  Guaranteed minimum death benefit   Guaranteed death benefit
  Guarantee minimum income benefit   Guaranteed Income Benefit or Living Benefit
  guaranteed interest option         Guaranteed Interest Account
  Principal Protector(SM)            Guaranteed withdrawal benefit
  GWB benefit base                   Principal Protector(SM) benefit base
  GWB Annual withdrawal amount       Principal Protector(SM) Annual withdrawal
                                     amount
  GWB Annual withdrawal option       Principal Protector(SM) Annual withdrawal option
  GWB Excess withdrawal              Principal Protector(SM) Excess withdrawal
--------------------------------------------------------------------------------




5 INDEX OF KEY WORDS AND PHRASES

                             Who is AXA Equitable?



--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.









                                                        WHO IS AXA EQUITABLE?  6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
  FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o     written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o     your current account value;

o     your current allocation percentages;

o     the number of units you have in the variable investment options;

o     rates to maturity for the fixed maturity options;

o     the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o     elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only);

o     change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o     access Frequently Asked Questions and Service Forms (not available through
      TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.





7  WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)   authorization for telephone transfers by your financial professional;


(2)   conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)   election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)   spousal consent for loans under Rollover TSA contracts;

(6)   requests for withdrawals or surrenders from Rollover TSA contracts;


(7)   tax withholding elections (see withdrawal request form);


(8)   election of the beneficiary continuation option;

(9)   IRA contribution recharacterizations;

(10)  Section 1035 exchanges;

(11)  direct transfers and rollovers;

(12)  exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)  death claims;

(17)  purchase by, or change of ownership to, a non-natural person;


(18)  change in ownership (NQ only), if available under your contract;



(19) enrollment in our "automatic required minimum distribution (RMD) service;" and

(20)  requests for withdrawals (starting on or about August 8, 2011).



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   beneficiary changes;


(2)   contract surrender; and


(3) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)   substantially equal withdrawals;

(4)   systematic withdrawals; and

(5)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.





                                                        WHO IS AXA EQUITABLE?  8

Accumulator(R) Plus(SM) at a glance -- key features
--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT      Accumulator(R) Plus(SM) variable investment options invest in different Portfolios managed by
MANAGEMENT                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o   Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                                 (subject to availability).
                             o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             o   Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only). If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST          o   Principal and interest guarantees.
OPTION                       o   Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS           o   No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             o   No tax on transfers among variable investment options inside the contract.
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM           The Guaranteed minimum income benefit provides income protection for you during the annuitant's
INCOME BENEFIT (OR "LIVING   life once you elect to annuitize the contract.
BENEFIT")
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o   Initial minimum:      $10,000
                             o   Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                       $100 monthly and $300 quarterly under our automatic investment program (NQ contracts)
                                                       $50 (IRA contracts)
                             o   Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
                             In general, contributions are limited to $1.5 million. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
CREDIT                       We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances. Please see Appendix IX later in this Prospectus for more information about contract variations relating to credit and credit recovery.
------------------------------------------------------------------------------------------------------------------------------------





9 ACCUMULATOR(R) PLUS(SM) AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o   Partial withdrawals

                          o   Several withdrawal options on a periodic basis

                          o   Loans under Rollover TSA contracts (employer or plan approval required)

                          o   Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o   Fixed annuity payout options
                          o   Variable Immediate Annuity payout options(described in a separate prospectus for that option)
                          o   Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES(1)    o   Guaranteed minimum death benefit options
                          o   Guaranteed principal benefit options (including Principal assurance)
                          o   Dollar cost averaging
                          o   Automatic investment program
                          o   Account value rebalancing (quarterly, semiannually, and annually)
                          o   Free transfers
                          o   Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals
                          o   Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
                          o   Spousal protection (not available under certain contracts)
                          o   Successor owner/annuitant
                          o   Beneficiary continuation option
                          o   Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)
                          o   Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                              (available under contracts with applications that were signed and submitted on or after
                              October 1, 2005 subject to state availability)



(1)  Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------





                           ACCUMULATOR(R) PLUS(SM) AT A GLANCE - KEY FEATURES 10

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES(1)    o   Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.50%.

                       o   The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                           Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                       o   An annual charge of 0.35% of your account value for he Protection Plus(SM) optional death benefit.

                       o   An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if avail-
                           able) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available) for the
                           Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in "Contract features and benefits" later in this Prospectus.

                       o   An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit, until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                       o   An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted on the first ten contract date anniversaries equal to 0.50% of account value.

                       o   If your account value at the end of the contract year is less than $50,000, we deduct an annual adminis-
                           trative charge equal to $30, or during the first two contract years, 2% of your account value, if less.
                           If your account value on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o   No sales charge deducted at the time you make contributions.

                       o   During the first eight contract years following a that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by
                           1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions may apply. Certain contracts may provide for a higher free withdrawal amount. See Appendix  IX later in this
                           Prospectus for the free withdrawal amount that applies to your contract.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                       "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                       April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This from the amount applied to an annuity payout option.

                       o   We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o   Annual expenses of the Trusts' Portfolios are calculated as a percentage of  the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

(1)  The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract
     and/or Appendix IX later in this Prospectus for the fees   and charges that apply to you. Also, some of the optional
     benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES              NQ: 0-80
                                  Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                                  QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------
THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT
LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT
ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT
CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR


11 ACCUMULATOR(R) PLUS(SM) AT A GLANCE -- KEY FEATURES

STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.



                          ACCUMULATOR(R) PLUS(SM) AT A GLANCE -- KEY FEATURES 12

Fee table



--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not be currently available. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn
(Deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout
options.)(1)                                                            8.00%
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)           $350
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------
Maximum annual administrative charge(2)
  If your account value on a contract date anniversary is less than
  $50,000(3)                                                            $30

  If your account value on a contract date anniversary is $50,000 or
  more                                                                  $ 0


--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
SEPARATE ACCOUNT ANNUAL EXPENSES
--------------------------------------------------------------------------------
Mortality and expense risks                                             0.90%(4)

Administrative                                                          0.35%

Distribution                                                            0.25%
                                                                        -----
Total Separate account annual expenses                                  1.50%


------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING
  OPTIONAL BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
  Standard death benefit                                                No Charge

  Annual Ratchet to age 85                                              0.30% of the Annual Ratchet to age 85 benefit base
                                                                        (maximum);
                                                                        0.25% (current)

  6% Roll-Up to age 85                                                  0.45% of the 6% Roll-Up to age 85 benefit base

  Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85           0.50% of the greater of 5% Roll-Up to age 85 benefit base
                                                                        of the Annual Ratchet to age 85 benefit base, as
                                                                        applicable.

  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85           0.60% of the greater of 6% Roll-Up to age 85 benefit base
                                                                        or the Annual Ratchet to age 85 benefit base, as
                                                                        applicable

------------------------------------------------------------------------------------------------------------------------------------

GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2 (Calculated as
a percentage of the account value. Deducted annually(2)
on the first 10 contract date anniversaries.)                           0.50%
------------------------------------------------------------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING BENEFIT")
CHARGE (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                  0.65%
------------------------------------------------------------------------------------------------------------------------------------

13 FEE TABLE

------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS(SM) BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniversary for
which the benefit is in effect.)                                                      0.35%
------------------------------------------------------------------------------------------------------------------------------------

PRINCIPAL PROTECTOR(SM) BENEFIT CHARGE (Calculated as a percentage of                 0.35% for the 5% GWB Annual withdrawal option
the account value. Deducted annually(2) on each contract date anniver-
sary, provided your GWB benefit base is greater than zero.)                           0.50% for the 7% GWB Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to                       0.60% for the 5% GWB Annual withdrawal option
increase your charge up to:
                                                                                      0.80% for the 7% GWB Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount.)                                                                              2.00%(5)

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010 (expenses that are
deducted from Portfolio assets including management fees, 12b-1 fees,      Lowest     Highest
service fees, and/or other expenses)(6)                                     ----       ----
                                                                            0.62%      1.46%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable. The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

                   Contract Year
                   -------------
                    1.................................... 8.00%
                    2.................................... 8.00%
                    3.................................... 7.00%
                    4.................................... 7.00%
                    5.................................... 6.00%
                    6.................................... 5.00%
                    7.................................... 4.00%
                    8.................................... 3.00%
                    9+................................... 0.00%


(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge of 0.010% of contract value.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above) the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual cost may be higher or lower, based on these assumptions, your cost would be:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         IF YOU ANNUITIZE AT THE END OF THE
                                                                                        APPLICABLE TIME PERIOD, AND SELECT A
                                           IF YOU SURRENDER YOUR CONTRACT AT THE      NON-LIFE CONTINGENT PERIOD CERTAIN ANNUITY
                                           END OF THE APPLICABLE TIME PERIOD             OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
                                            1 year    3 years   5 years   10 years     1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses     $1,295    $2,212    $3,165    $5,374        N/A     $2,212    $3,165    $5,374
     of any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------

(b)  assuming minimum fees and expenses of  $1,204    $1,944    $2,730    $4,572        N/A     $1,944    $2,730    $4,572
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                             THE END OF THE APPLICABLE TIME PERIOD
----------------------------------------------------------------------------------------
                                             1 year   3 years   5 years   10 years
----------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses      $495     $1,512    $2,565    $5,374
     of any of the Portfolios
----------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses      $404     $1,244    $2,130    $4,572
     of any of the Portfolios
----------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2010.



15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS



--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may currently make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. All ages in the table refer to the age of the annuitant named in the contract. Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are currently permitted in your state. Initial contributions are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
            AVAILABLE
 CONTRACT   FOR ANNUITANT
 TYPE       ISSUE AGES     MINIMUM CONTRIBUTIONS      SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
NQ          0 through 80   o $10,000 (initial)        o   After-tax money.           o   No additional contribu-
                                                                                         tions after attainment of
                           o $500 (additional)        o   Paid to us by check or         age 81 or, if later, the
                                                          transfer of contract value     first contract date
                           o $100 monthly and $300        in a tax-deferred              anniversary.(2)
                             quarterly under our          exchange under Section
                             automatic investment         1035 of the Internal
                             program (additional)         Revenue Code.

------------------------------------------------------------------------------------------------------------------------------------



                                            CONTRACT FEATURES AND BENEFITS 16

------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
 CONTRACT      FOR ANNUITANT
 TYPE          ISSUE AGES      MINIMUM CONTRIBUTIONS   SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 80   o $10,000 (initial)     o   Eligible rollover distribu-    o   No contributions after
                                                           tions from 403(b) plans,           attainment of age 81 or,
                               o $50 (additional)          qualified plans, and gov-          if later, the first contract
                                                           ernmental employer                 date anniversary.(2)
                                                           457(b) plans.
                                                                                          o   Contributions after age
                                                       o   Rollovers from another             70-1/2 must be net of
                                                           traditional individual             required minimum distri-
                                                           retirement arrangement.            butions.

                                                       o   Direct custodian-to-           o   Although we accept
                                                           custodian transfers from           regular IRA contributions
                                                           another traditional indi-          (limited to $5,000)
                                                           vidual retirement                  under Rollover IRA con-
                                                           arrangement.                       tracts, we intend that the
                                                                                              contract be used primar-
                                                       o   Regular IRA contribu-              ily for rollover and direct
                                                           tions.                             transfer contributions.

                                                       o   Additional catch-up con-       o   Additional catch-up con-
                                                           tributions.                        tributions of up to
                                                                                              $1,000 per calendar year
                                                                                              where the owner is at
                                                                                              least age 50 but under
                                                                                              age 70-1/2 at any time
                                                                                              during the calendar year
                                                                                              for which the contribu-
                                                                                              tion is made.
------------------------------------------------------------------------------------------------------------------------------------



17 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
CONTRACT          FOR ANNUITANT
TYPE              ISSUE AGES      MINIMUM CONTRIBUTIONS   SOURCE OF CONTRIBUTIONS         LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80   o $10,000 (initial)   o   Rollovers from another       o   No additional rollover or
IRA                                                         Roth IRA.                        direct transfer contribu-
                                  o $50 (additional)                                         tions after attainment of
                                                        o   Rollovers from a "desig-         age 81 or, if later, the
                                                            nated Roth contribution          first contract date
                                                            account" under speci-            anniversary.(2)
                                                            fied retirement plans.
                                                                                         o   Conversion rollovers
                                                        o   Conversion rollovers             after age 70-1/2 must be
                                                            from a traditional IRA or        net of required minimum
                                                            other eligible retirement        distributions for the tra-
                                                            plan.                            ditional IRA or other eligible
                                                                                             retirement plan which is the
                                                        o   Direct transfers from            source of the conversion rollover.
                                                            another Roth IRA.
                                                                                         o   Although we accept
                                                            Regular Roth IRA contri-         regular Roth IRA contri-
                                                        o   butions.                         butions (limited to
                                                                                             $5,000) under the Roth
                                                            Additional catch-up con-         IRA contracts, we intend
                                                        o   tributions.                      that the contract be used
                                                                                             primarily for rollover and
                                                                                             direct transfer contribu-
                                                                                             tions.

                                                                                         o   Additional catch-up con-
                                                                                             tributions of up to
                                                                                             $1,000 per calendar year
                                                                                             where the owner is at
                                                                                             least age 50 at any time
                                                                                             during the calendar year
                                                                                             for which the contribu-
                                                                                             tion is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA(3)   20 through 80   o $10,000 (initial)   o   With documentation of        o   Additional rollover or
                                                            employer or plan                 direct transfer contribu-
                                  o $500 (additional)       approval, and limited to         tions may be made up to
                                                            pre-tax funds, direct            attainment of age 81 or,
                                                            plan-to-plan transfers           if later, the first contract
                                                            from another 403(b)              date anniversary.(2)
                                                            plan or contract
                                                            exchanges from another       o   Rollover or direct trans-
                                                            403(b) contract under            fer contributions after
                                                            the same plan.                   age 70-1/2 must be net of any
                                                                                             required minimum distributions.

                                                        o   With documentation of        o   We do not accept
                                                            employer or plan                 employer-remitted con-
                                                            approval, and limited to         tributions.
                                                            pre-tax funds, eligible
                                                            rollover distributions       o   We do not accept after
                                                            from other 403(b) plans,         tax contributions, includ-
                                                            qualified plans, govern-         ing designated Roth
                                                            mental employer 457(b)           contributions.
                                                            plans or traditional IRAs.


See Appendix X at the end of this Prospectus for a discussion of TSA contracts.
------------------------------------------------------------------------------------------------------------------------------------



                                             CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
            AVAILABLE
CONTRACT    FOR ANNUITANT
TYPE        ISSUE AGES      MINIMUM CONTRIBUTIONS   SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
QP          20 through 70   o $10,000 (initial)   o   Only transfer contribu-    o   A separate QP contract
                                                      tions from other               must be established for
                            o $500 (additional)       investments within an          each plan participant.
                                                      existing defined contri-
                                                      bution qualified plan      o   We do not accept regu-
                                                      trust.                         lar ongoing payroll
                                                                                     contributions or contri-
                                                  o   The plan must be quali-        butions directly from the
                                                      fied under Section             employer.
                                                      401(a) of the Internal
                                                      Revenue Code.              o   Only one additional
                                                                                     transfer contribution may
                                                                                     be made during a con-
                                                  o   For 401(k) plans, trans-       tract year.
                                                      ferred contributions may
                                                      not include any after-tax  o   No additional transfer
                                                      contributions, including       contributions after par-
                                                      designated Roth contri-        ticipants attainment of
                                                      butions.                       age 71 or, if later, the
                                                                                     first contract date anni-
                                                                                     versary.

                                                                                 o   Contributions after age
                                                                                     70-1/2 must be net of any
                                                                                     required minimum distri-
                                                                                     butions.

                                                                                 o   We do not accept contri-
                                                                                     butions from defined
                                                                                     benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------




(1) Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.


(2)  Please see Appendix IX for variations that may apply to your contract.

(3 May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Plus(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

19 CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.


In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


Under QP contracts, the owner must be the trustee of the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.
--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

                                              CONTRACT FEATURES AND BENEFITS  20

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.





------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY
                                                                                       o   AXA Equitable Funds Management Group,
                                                                                           LLC

                                                                                       o   ClearBridge Advisors, LLC

                                                                                       o   Goodman & Co. NY Ltd.

                                                                                       o   Legg Mason Capital Management, Inc.

                                                                                       o   Marsico Capital Management, LLC

                                                                                       o   T. Rowe Price Associates, Inc.

                                                                                       o   Westfield Capital Management
                                                                                           Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------


21 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND       Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                             appreciation, consistent with a prudent level of risk.
                                                                                        o   Pacific Investment Management
                                                                                            Company LLC

                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL   Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC

                                                                                        o   BlackRock Investment Management, LLC

                                                                                        o   JPMorgan Investment Management Inc.

                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC

                                                                                        o   Janus Capital Management, LLC

                                                                                        o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC

                                                                                        o   Institutional Capital LLC

                                                                                        o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC

                                                                                        o   BlackRock Investment Management, LLC

                                                                                        o   Franklin Advisers, Inc.

                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC

                                                                                        o   BlackRock Investment Management, LLC

                                                                                        o   Diamond Hill Capital Management, Inc.

                                                                                        o   Knightsbridge Asset Management, LLC

                                                                                        o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    Seeks high total return through a combination of current   o   Pacific Investment Management Company
 BOND                        income and capital appreciation.                               LLC

                                                                                        o   Post Advisory Group, LLC

                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                     LLC

                                                                                        o   BlackRock Investment Management, LLC

                                                                                        o   Lord, Abbett & Co. LLC

                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.

                                                                                        o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 22

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                 INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME            OBJECTIVE                            APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks long-term growth of capital.   o   AXA Equitable Funds Management Group,
 VALUE                                                             LLC

                                                               o   BlackRock Investment Management, LLC

                                                               o   Franklin Advisory Services, LLC

                                                               o   Horizon Asset Management, Inc.

                                                               o   Pacific Global Investment Management
                                                                   Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.   o   AXA Equitable Funds Management Group,
                                                                   LLC

                                                               o   RCM Capital Management, LLC

                                                               o   SSgA Funds Management, Inc.

                                                               o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME                  OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.
 VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily, income.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks a combination of growth and income to achieve an above-average and consistent total return.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.
 RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH(1)   Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX           Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that approximates the total return performance of the Barclays Capital Intermediate U.S. Government/Credit Index, including reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate U.S.Government/Credit
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks to achieve a total return before expenses that approximates the total return performance of the S&P 500 Index, including reinvestment of dividends, at a risk level consistent with that of the
                                S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                 INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      o   AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       o   AXA Equitable Funds Management Group,
 VALUE CORE                         LLC

                                o   BlackRock Investment Management, LLC

                                o   Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        o   BlackRock Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       o   Boston Advisors, LLC
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             o   Bridgeway Capital Management, Inc.
 RESPONSIBLE
                                o   Calvert Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH(1)   o   Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             o   Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX           o   AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       o   Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             o   AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------


23 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME                  OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS           Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED       Seeks to maximize income while maintaining prospects for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON           Primarily seeks capital appreciation and secondarily seeks income.
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND            Seeks to achieve capital appreciation.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY          Seeks to maximize capital appreciation.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS             Seeks to achieve capital growth and current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR          Seeks to achieve long-term capital appreciation.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT      Seeks to achieve a total return before expenses that approximates the total return performance of
 BOND INDEX                     the Barclays Capital Intermediate U.S. Government Bond Index, including reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate U.S. Government Bond
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS      Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL                Seeks to achieve a total return (before expenses) that approximates the total return performance of
 EQUITY INDEX(2)                a composite index comprised of 40% Dow Jones EURO STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX
                                Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS     Seeks to provide current income and long-term growth of income, accompanied by growth of capital.

------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE               Seeks to achieve long-term capital appreciation.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                 INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS           o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Capital Management, Inc.

                                o   BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED       o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON           o   AXA Equitable Funds Management Group,
 ALLOCATION                         LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND            o   GAMCO Asset Management, Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY          o   GAMCO Asset Management, Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS             o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   First International Advisors, LLC

                                o   Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR          o   AXA Equitable Funds Management Group,
 EQUITY                             LLC

                                o   BlackRock Investment Management, LLC

                                o   Morgan Stanley Investment Management
                                    Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT      o   SSgA Funds Management, Inc.
 BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS      o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Hirayama Investments, LLC

                                o   Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL                o   AllianceBernstein L.P.
 EQUITY INDEX(2)
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS     o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE               o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------


                                            CONTRACT FEATURES AND BENEFITS 24

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME                  OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS          Seeks to achieve long-term growth of capital with a secondary objective to seek reasonable current income. For purposes of this Portfolio, the words "reasonable current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX       Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000 Growth Index, including reinvestment of dividends at a risk level consistent with that of the Russell 1000 Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.
------------------------------------------------------------------------------------------------------------------------------------

EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000 Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of income without excessive fluctuation in market
 INCOME (1)                     value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of income with reasonable risk.
 CORE
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL            Seeks to achieve capital appreciation.
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that approximates the total return performance of the S&P Mid Cap 400 Index, including reinvestment of dividends, at a risk level consistent with that of the S&P Mid Cap 400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP       Seeks to achieve capital growth.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY      Seeks to achieve capital appreciation, which may occasionally be short-term, and secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.



------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                 INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS          o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX       o   AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         o   AllianceBernstein L.P.

                                o   AXA Equitable Funds Management Group,
                                    LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       o   Lord, Abbett & Co. LLC
 INCOME (1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        o   Lord, Abbett & Co. LLC
 CORE
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL            o   MFS Investment Management
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 o   The Dreyfus Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            o   Montag & Caldwell, LLC
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP       o   Morgan Stanley Investment Management
 GROWTH                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY      o   AXA Equitable Funds Management Group,
                                    LLC

                                o   BlackRock Investment Management, LLC

                                o   Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           o   OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME                    OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND         Seeks to generate a return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS              Seeks to achieve high current income consistent with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            Seeks to replicate as closely as possible (before the deduction of Portfolio expenses) the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH           Seeks to achieve long-term capital appreciation and secondarily, income.
 STOCK
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY        Seeks to achieve long-term capital growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME          Seeks to achieve total return through capital appreciation with income as a secondary consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK            Seeks to achieve capital growth and income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA              Seeks to achieve long-term capital growth.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

EQ ADVISORS TRUST
CLASS IB SHARES                   INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                    APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND         o   Pacific Investment Management Company,
                                      LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS              o   AllianceBernstein L.P.

                                  o   AXA Equitable Funds Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            o   AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------

EQ/T. ROWE PRICE GROWTH           o   T. Rowe Price Associates, Inc.
 STOCK
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY        o   AXA Equitable Funds Management Group, LLC

                                  o   BlackRock Investment Management, LLC

                                  o   Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME          o   UBS Global Asset Management (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK            o   Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA              o   Wells Capital Management, Inc.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.




--------------------------------------------------------------------------------
           REPLACED (CURRENT) PORTFOLIO        SURVIVING/NEW PORTFOLIO
--------------------------------------------------------------------------------
           EQ/Capital Guardian Growth         EQ/Large Cap Growth PLUS
-------------------------------------------------------------------------------
           EQ/Lord Abbett Growth and Income   EQ/Large Cap Value Index
--------------------------------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.
(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.
(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                                            CONTRACT FEATURES AND BENEFITS 26

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)    the minimum interest rate guaranteed over the life of the contract,

(2)    the yearly guaranteed interest rate for the calendar year, and

(3)    the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.

Depending on the state where your contract was issued, your lifetime minimum ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment



27  CONTRACT FEATURES AND BENEFITS
applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only), or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states--see Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a Guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 when the contract was issued (after age 75, only the 7-year fixed maturity option was available; for QP the annuitant must be age 70 or younger when the contract was issued). You could elect GPB Option 2 only if the annuitant was age 75 (70 for QP contracts) or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution (plus any applicable portion of the credit we pay) and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity



                                            CONTRACT FEATURES AND BENEFITS  28
date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1. If GPB option 1 continues under the successor owner/ annuitant feature, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the fixed maturity option selected under GPB Option 1, the amount in the fixed maturity option may not grow to equal your initial contribution plus any applicable credit under GPB option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.


We have specified the portion of your initial contribution (including any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. However, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the Special 10-year fixed maturity option, the fixed maturity amount would be affected; however, the guaranteed amount under GPB option 2 will not be affected. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Plus(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the amount of your credit, the Guaranteed death benefits and Protection Plus). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. In addition, GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable



29  CONTRACT FEATURES AND BENEFITS
investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.
--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------
You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option I rebalancing program. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VIII later in this Prospectus for more information on state availability.



CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. If you elected Principal Protector(SM) the credit amounts attributable to your contributions are not included for purposes of calculating your Guaranteed withdrawal benefit ("GWB") (see "Principal Protector(SM)" later in this Prospectus for more information) benefit base.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:


--------------------------------------------------------------------------------
                                        CREDIT PERCENTAGE
    FIRST YEAR TOTAL CONTRIBUTIONS(1)      APPLIED TO
              BREAKPOINTS               CONTRIBUTIONS(2)
--------------------------------------------------------------------------------
Less than $500,000                       4%
--------------------------------------------------------------------------------
$500,000-$999,999.99                   4.5%
--------------------------------------------------------------------------------
$1 million or more                       5%
--------------------------------------------------------------------------------




(1) First year total contributions means your total contributions made in the first contract year.

(2) If you already own an Accumulator(R) Plus contract, the credit percentages applied to your contributions may be higher. See Appendix IX for the credit percentages that apply to your contract.


The percentage of the credit is based on your first year total contributions. If you purchased GPB Option 2, you may not make additional contributions after the first six months. This credit percentage is credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit is applied to


                                              CONTRACT FEATURES AND BENEFITS  30
an additional contribution only to the extent that the sum of that contribution and all prior contributions to which no Credit was applied exceeds the total withdrawals made from the contract since the issue date.(1) Although the credit, as adjusted at the end of the first contract year, is based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

     -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

     -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

     -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

     -- The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VIII later in this Prospectus for information on state availability.

o   No indication of intent:

     -- For your initial contribution (if available in your state), we applied the credit percentage based upon the above table.

     -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(2)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

o If the annuitant dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit.(1) See "Guaranteed principal benefit option 1" and "Guaranteed principal benefit option 2" earlier in this section;
    "Guaranteed minimum death benefit,""Principal Protector(SM)" and "Protection Plus(SM)" later in this section; and "Your beneficiary and payment of benefit"; "Successor owner and annuitant"; "Spousal protection"; and "Beneficiary continuation option" in "Payment of death benefit," later in this Prospectus.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Special 10 year fixed maturity option. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should have considered this possibility before you purchased the contract.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.



----------------------
(1)  See Appendix IX later in this Prospectus for contract variations.
(2) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.




31  CONTRACT FEATURES AND BENEFITS

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index and EQ/Money Market); the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

o 3% with respect to the EQ/Intermediate Government Bond Index and EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                      or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.


It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.


                                              CONTRACT FEATURES AND BENEFITS  32

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact see Appendix VIII for more information about availability in your state.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION(1)

(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

This feature is not available if you elected a GPB option or Principal Protector(SM). Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance.

If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See

Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------------------------------------------------
                                 LEVEL PAYMENTS
--------------------------------------------------------------------------------
                                                   Period certain
                                                        years
                Annuitant's age at                ---------------
                    exercise                        IRAs    NQ
--------------------------------------------------------------------------------
                 75 and younger                     10      10
                      76                             9      10
                      77                             8      10
                      78                             7      10
                      79                             7      10
                      80                             7      10
                      81                             7       9
                      82                             7       8
                      83                             7       7
                      84                             6       6
                      85                             5       5
--------------------------------------------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.
--------------------------------------------------------------------------------
The Guaranteed minimum income benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less, any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


----------------------
(1) Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

33  CONTRACT FEATURES AND BENEFITS

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero, (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o    On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.



--------------------------------------------------------------------------------
                              GUARANTEED MINIMUM
      CONTRACT DATE        INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE   INCOME PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                    $11,891
            15                    $18,597



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or


                                              CONTRACT FEATURES AND BENEFITS  34
      she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time frame following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this time frame, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were ages 76 to 80 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age



35  CONTRACT FEATURES AND BENEFITS
of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If the annuitant dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o   ANNUAL RATCHET TO AGE 85.

o   6% ROLL-UP TO AGE 85.

o   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

o   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate the feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.


If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

For purposes of calculating the Protection Plus(SM) benefit, if any contribu-tions are made in the one-year period prior to death of the annuitant, the account value will not include any Credits applied in the one-year period prior to death.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

o   Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000-$16,000).


                                              CONTRACT FEATURES AND BENEFITS  36

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract if the surviving spouse is age 75 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 80 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.

If you purchased the contract as a TSA or QP, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), or GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o   Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

Credit amounts attributable to your contributions are not included for purposes of calculating your GWB benefit base.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o   7% GWB ANNUAL WITHDRAWAL OPTION

o   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.



37  CONTRACT FEATURES AND BENEFITS

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS


A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.



EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution (credit amounts are not included) and your GWB Annual withdrawal amount will be equal to the greater of
(i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.



OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will



                                              CONTRACT FEATURES AND BENEFITS  38
be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. The account value will be reduced by any Credits applied to contributions made within one year prior to your death before the comparison with the GWB benefit base, for purposes of the GWB benefit base step up. As of the date of the GWB benefit base step up (if applicable) your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.


39  CONTRACT FEATURES AND BENEFITS

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


                                              CONTRACT FEATURES AND BENEFITS  40

2. DETERMINING YOUR CONTRACT'S VALUE

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges(1); (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR(SM)(not available under all contracts) If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that con-




----------------------

(1) Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.





41  DETERMINING YOUR CONTRACT'S VALUE
      tract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

      -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

      -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.


ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.



                                           DETERMINING YOUR CONTRACT'S VALUE  42

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

o     No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond Index option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about Roll-Up rates applicable in various states and for various contract versions, see Appendices VIII and IX.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

o     For example, if your account value is $45,000 and has always


43 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

o For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

o Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a Portfolio to maintain larger amounts of cash or to liquidate Portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a Portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the Portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a Portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of Portfolio investments may impede efficient Portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of Portfolio securities. Similarly, a Portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than Portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting Portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how Portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, "the trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of Portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each Portfolio on a daily basis. On any day when a Portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  44

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


45  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. ACCESSING YOUR MONEY



--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
 Contract              Partial   System-   Substan-   Lifetime
                                   atic     tially    required
                                             equal     minimum
                                                      distribu-
                                                        tion
--------------------------------------------------------------------------------
NQ                       Yes       Yes        No         No
--------------------------------------------------------------------------------
Rollover IRA             Yes       Yes        Yes        Yes
--------------------------------------------------------------------------------
Roth Conversion IRA      Yes       Yes        Yes        No
--------------------------------------------------------------------------------
Rollover TSA(1)          Yes       Yes        No         Yes
--------------------------------------------------------------------------------
QP(2)                    Yes       No         No         Yes
--------------------------------------------------------------------------------




(1) Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix X -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

(2) All payments are made to the plan as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

================================================================================
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
================================================================================

PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All contracts except QP contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the


                                                        ACCESSING YOUR MONEY  46

10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. If you are an existing contract owner, this restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for contract variations.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" and Appendix X later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable), in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested


47  ACCESSING YOUR MONEY
withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).


Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.


With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and, Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.



HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)


If you elected Principal Protector(SM), if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM) (if available). If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



                                                        ACCESSING YOUR MONEY  48

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans from a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


49  ACCESSING YOUR MONEY

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.


Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------

Fixed annuity payout options       Life annuity
                                   Life annuity with period
                                    certain
                                   Life annuity with refund
                                    certain
                                   Period certain annuity
--------------------------------------------------------------------------------

Variable Immediate Annuity         Life annuity
   payout options                  Life annuity with period
                                    certain
--------------------------------------------------------------------------------
Income Manager(R) payout           Life annuity with period
   options (available for annui-    certain
   tants age 83 or less at         Period certain annuity
   contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.



                                                        ACCESSING YOUR MONEY  50

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin from the Accumulator(R) Plus(SM) contract. Generally, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from the contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.



51  ACCESSING YOUR MONEY

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.



                                                        ACCESSING YOUR MONEY  52

5. CHARGES AND EXPENSES



--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.



SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other



53  CHARGES AND EXPENSES
than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                 CONTRACT YEAR
--------------------------------------------------------------------------------
                    1    2    3    4    5    6    7    8   9+
--------------------------------------------------------------------------------
   Percentage of   8%   8%   7%   7%   6%   5%   4%   3%   0%
   contribution
--------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal amount percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;



                                                        CHARGES AND EXPENSES  54

      --   it provides continuous room and board to three or more persons;

      --   it is supervised by a registered nurse or licensed practical nurse;

      --   it keeps daily medical records of each patient;

      --   it controls and records all medications dispensed; and

      --   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest account is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the



55  CHARGES AND EXPENSES
charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.


PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o     Management fees.

o     12b-1 fees.

o     Operating expenses, such as trustees' fees, independent public

                                                        CHARGES AND EXPENSES  56
      accounting firms'   fees,  legal  counsel  fees,  administrative  service
      fees, custodian fees and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

57  CHARGES AND EXPENSES

6. PAYMENT OF DEATH BENEFIT



--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit is made. Payment of the death benefit terminates the contract.

The account value used to determine the death benefit and Protection Plus(SM) benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the annuitant's death.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and


                                                    PAYMENT OF DEATH BENEFIT  58
      the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o     A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. If any contributions are made during the one-year period prior to your death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/ annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



59  PAYMENT OF DEATH BENEFIT

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit. If the annuitant spouse dies, the account value will first be reduced by any Credits applied in the one-year period prior to the death of either spouse.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age
      80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.


Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.



                                                    PAYMENT OF DEATH BENEFIT  60

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

      --   The beneficiary was 75 or younger on the original contract date.

      -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

      -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

      -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

      -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

      -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

      -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

      -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess with-



61  PAYMENT OF DEATH BENEFIT
           drawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

      --   The beneficiary was 75 or younger on the original contract date.

      -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

      -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.


                                                    PAYMENT OF DEATH BENEFIT  62

      -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

      -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

      -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

      -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

      -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o     The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


63  PAYMENT OF DEATH BENEFIT

7. TAX INFORMATION



--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.



                                                             TAX INFORMATION  64

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA
Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



65  TAX INFORMATION

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax.We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o     Traditional IRAs, typically funded on a pre-tax basis; and

o     Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus .We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Plus(SM) traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



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TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o     "regular" contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o     direct   custodian-to-custodian  transfers  from  other  traditional  IRAs
      ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o     qualified plans;

o     governmental employer 457(b) plans;

o     403(b) plans; and

o     other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



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ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

o     Do it yourself:
      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover:
      You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     death  benefit payments to a beneficiary who is not your surviving spouse;
      or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o     regular  contributions  to  a  traditional  IRA  made  after you reach age
      70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from



                                                             TAX INFORMATION  68
your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.

REQUIRED MINIMUM DISTRIBUTIONS
BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS.   Distributions must
be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions--"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic



69  TAX INFORMATION
required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o     made on or after your death; or

o     made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or



                                                             TAX INFORMATION  70



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o     used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Plus(SM) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS.  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS.  Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).


71  TAX INFORMATION

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

o     from   non-Roth  accounts  under  another  eligible  retirement  plan,  as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA--whether or not it is the traditional IRA you are converting--a pro rata portion of the distribution is tax-free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.


The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.



                                                             TAX INFORMATION  72

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o     rollovers from a Roth IRA to another Roth IRA;

o     direct transfers from a Roth IRA to another Roth IRA;

o     qualified distributions from a Roth IRA; and

o     return of excess contributions or amounts recharacterized to a traditional
      IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you are age 59-1/2 or older; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)   All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distribu-


73  TAX INFORMATION
tions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             TAX INFORMATION  74

8. MORE INFORMATION



--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------

  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO            PRICE
 MATURITY DATE OF     MATURITY AS OF     PER $100 OF
   MATURITY YEAR    FEBRUARY 15, 2011   MATURITY VALUE
--------------------------------------------------------------------------------

        2012            3.00%(1)          $ 97.09
        2013            3.00%(1)          $ 94.25
        2014            3.00%(1)          $ 91.51
        2015            3.00%(1)          $ 88.84
        2016            3.00%(1)          $ 86.25
        2017            3.00%(1)          $ 83.73
        2018            3.00%(1)          $ 81.30
        2019            3.00%(1)          $ 78.93
        2020            3.00%(1)          $ 76.63
        2021            3.10%             $ 73.67
--------------------------------------------------------------------------------



--------
(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


75  MORE INFORMATION

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT


This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus(SM) contracts, credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.



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


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day;


      --   on a non-business day;

      --   after 4:00 p.m. Eastern Time on a business day; or
      -- after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 pm, Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


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



o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.




ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o     the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) (collectively, the "Benefit"),


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

generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.



ABOUT CUSTODIAL IRAs

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract.



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


Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION.   AXA Equitable pays contribution-based and
asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.



The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS.   AXA
Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from



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


$127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


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9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE




--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


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

Appendix I: Condensed financial information



--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.50%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                            2010          2009       2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.70    $  11.40    $   9.10   $   15.19   $   14.52   $  12.51    $  11.75    $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       21,121      22,438      22,425      23,792      22,907     13,134       5,787        212
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.89    $  11.25    $  10.40   $   11.86   $   11.39   $  10.87    $  10.77    $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       20,382      19,693      18,465       9,705       7,544      5,980       2,987        213
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.02    $  11.19    $   9.93   $   12.51   $   12.04   $  11.24    $  11.05    $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       21,233      21,464      20,789      20,000      19,344     14,424       6,175        444
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.27    $  11.34    $   9.84   $   13.22   $   12.63   $  11.62    $  11.26    $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       81,234      83,661      85,214      85,730      84,073     66,161      30,895      2,029
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.93    $  11.77    $   9.80   $   14.58   $   13.91   $  12.34    $  11.74    $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       94,211     100,690     103,155     111,034     104,098     66,976      23,331        995
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.48    $  12.04    $   9.62   $   19.81   $   18.00   $  14.80    $  13.03    $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,676       9,665      10,686      12,039      10,530      7,171       2,946        147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  15.66    $  11.93    $   8.93   $   16.37   $   14.25   $  13.27    $  12.08    $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,699       4,681       5,226       5,401       5,108      3,772       2,272        157
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   9.87    $   8.06    $   6.39   $    9.73   $   10.82         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          758         668       1,089         511         327         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.70    $  11.48    $   8.95   $   14.32   $   14.37   $  12.06    $  11.90    $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       10,187      10,304       9,830      10,153      10,040      8,863       6,079        371
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.69    $  14.05    $  10.95   $   19.51   $   17.98   $  14.52    $  13.30    $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        7,573       8,129       8,981       9,808      10,173      7,184       2,381         55
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.71    $   5.01    $   4.56   $    6.84   $    6.70   $   5.86    $   5.61         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,126       8,195       8,902       9,418      10,601      7,594         538         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.12    $   9.13    $   7.08   $   13.13   $   11.89   $  11.47    $  10.71    $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          751         829         862         748         778        570         333          6
------------------------------------------------------------------------------------------------------------------------------------





I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                            ---------------------------------------------------------------------------------------
                                            2010       2009        2008        2007        2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.57    $  9.50    $  7.23    $  12.32    $  11.86    $  11.21    $  10.82     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,436      2,537      2,693       3,097       2,829       1,697         464          83
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.87    $ 10.41    $  8.04    $  13.53    $  13.51    $  12.24    $  11.72     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        7,603      8,530      9,561      11,133       4,660       4,062       2,784         143
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.20    $  9.81    $  7.76    $  14.02    $  13.76    $  12.62    $  12.28     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       14,130     15,628     16,700      18,987      21,038      18,381      10,684         698
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.36    $  9.95    $  9.83    $  10.96    $  10.80    $  10.53    $  10.46     $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       13,695     14,762     13,785      18,138      17,343      13,723       6,436         460
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   9.54    $  8.67    $  6.63    $  11.08    $  10.84          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,272      3,565      3,524       2,531         815          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.15    $ 10.78    $  8.70    $  14.09    $  13.63    $  12.02    $  11.69     $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       13,401     14,347     15,202      16,275      16,937      14,502       8,691         620
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.77    $ 11.24    $  8.93    $  15.19    $  13.52    $  12.56    $  11.51     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       16,373     19,010     21,105      21,594      22,005      14,932       7,104         642
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   9.92    $  9.05    $  7.04    $  10.48    $  10.42          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,736      6,931      6,862       7,720       2,190          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.13    $  7.48    $  5.91    $   9.51          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,993      4,821      4,748       2,859          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.44    $ 11.52    $ 10.03    $  11.81    $  11.60    $  10.49          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,530      2,090      2,068       2,544       2,148         749          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  35.79    $ 27.39    $ 19.66    $  28.78    $  26.74    $  22.84    $  22.23          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,184      4,025      3,794       3,742       2,995       2,015         190          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.79    $ 11.26    $ 11.21    $  10.69    $   9.93    $   9.75          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        6,648      6,162      7,003       3,771       2,213         228          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  23.57    $ 21.46    $ 14.52    $  34.57    $  24.71    $  18.31    $  14.00     $ 11.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        9,304     10,074      9,735      10,658      10,717       7,390       2,669         209
------------------------------------------------------------------------------------------------------------------------------------



                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------------------------
                                             2010          2009     2008        2007        2006       2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.90    $  10.62   $  11.03    $  10.81    $  10.27   $  10.11     $ 10.14     $ 10.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,985       3,441      4,313       3,139       3,263      2,914       2,082         216
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.99    $  13.93   $  10.45    $  19.24    $  16.95   $  14.43     $ 12.51     $ 11.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        6,583       7,101      7,172       7,196       7,597      5,867       3,446         181
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.65    $  12.94   $   9.57    $  16.27    $  14.22   $  11.49          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,315       2,941      2,667       2,647       1,341        371          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.10    $  10.94   $   8.40    $  14.15    $  14.55   $  12.27     $ 11.98     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,612       1,477      1,477       1,712       1,785      1,359         815          68
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.05    $  10.71   $   8.60    $  13.94    $  13.63   $  12.25     $ 11.60     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,081       1,069      1,160       1,258       1,278      1,164         742          69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.23    $  11.58   $   8.63    $  13.75    $  12.25   $  12.51     $ 11.05     $ 10.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,903       3,111      3,017       3,186       3,308      2,395         987          80
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.44    $  11.92   $   8.97    $  14.75    $  12.95   $  12.20     $ 11.36     $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,377       2,551      2,695       3,292       2,120      1,605         800          49
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.86    $   5.19   $   4.42    $  10.37    $  11.19   $  10.64          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,164       3,152      2,813       3,207       3,427        614          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.49    $   9.45   $   7.96    $  14.27    $  15.18   $  12.69     $ 12.22     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       20,267      22,628     25,055      29,046      19,714     14,454       7,621         544
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.48    $   9.06   $   7.78    $  12.46    $  12.22   $  10.59          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,984       1,813      2,006       2,178       2,458        807          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.05    $  10.73   $   8.68    $  12.77    $  11.71   $  10.55          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,107       1,881      1,630       1,237       1,013        534          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.18    $  10.64   $   7.93    $  15.87    $  14.92   $  13.58     $ 12.96     $ 11.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,957      10,281     11,084      11,622      11,897      9,581       5,395         415
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.51    $  12.03   $   8.99    $  15.10    $  15.58   $  14.06     $ 12.83     $ 11.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       15,222      17,862      8,252       9,736      10,619      8,875       4,167         314
------------------------------------------------------------------------------------------------------------------------------------


I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                           -----------------------------------------------------------------------------------------
                                           2010        2009         2008        2007        2006      2005       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.36    $  10.52   $  10.68    $  10.62     $ 10.29   $ 10.00    $  9.89    $  9.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,789      12,106     20,804      10,650       9,565     6,802      5,781      1,312
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.20    $   4.87   $   3.81    $   5.77     $  4.85   $  4.56    $  4.39         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,694       6,278      6,462       3,353       2,170     1,829        144         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  16.78    $  12.87   $   8.32    $  16.04     $ 13.30   $ 12.36         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,482       4,827      3,987       3,601       2,056       845         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.88    $   8.05   $   6.53    $  10.72     $ 10.70        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,913       2,182      2,595       3,106       1,152        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.44    $   9.20   $   6.74    $  11.54     $ 11.09        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,390       1,615      1,080         979         270        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.76    $  10.83   $  10.18    $  10.78     $  9.81   $  9.92         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       18,756      20,961     16,250       9,876       8,347     4,644         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.10    $  10.61   $  10.15    $  11.03     $ 10.71   $ 10.47    $ 10.42    $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,821       9,223      5,828       6,434       6,212     5,266      2,713        207
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.29    $  11.53   $   9.28    $  14.31     $ 14.80   $ 12.76    $ 12.43    $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,821       5,543      5,157       5,443       5,853     4,236      2,712        208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  15.55    $  13.56   $   9.65    $  16.95     $ 16.05   $ 16.98    $ 16.58         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,691       3,312      2,729       2,969       1,017       847         92         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.59    $   8.07   $   6.30    $  10.81     $ 10.75        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,839       1,721      1,904       2,461       1,003        --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   5.28    $   4.74   $   3.63    $   6.15     $  6.17   $  5.49    $  5.11         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,153       3,231      3,589       4,065       4,330     2,805        140         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.18    $   8.97   $   7.09    $  11.42     $ 11.89   $ 10.42         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,918       3,068      3,571       3,774       3,972     1,952         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  15.03    $  13.01   $   9.41    $  13.20     $ 12.04   $ 11.54    $ 11.27    $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,935       3,275      2,152       2,342       2,163     2,383      1,795        120
------------------------------------------------------------------------------------------------------------------------------------



                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------------------------
                                             2010        2009      2008        2007        2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.73    $  10.13   $  7.49    $  14.26    $  13.00    $  12.55     $ 11.78     $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,300       6,121     1,250       1,381       1,606       1,049         658          70
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.57    $  12.01   $ 11.26    $  11.16    $  10.66    $  10.43     $ 10.41     $ 10.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       12,349      11,182     9,154       8,539       8,806       7,189       4,559         446
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.21    $  13.49   $ 10.54    $  20.28    $  18.32    $  14.84     $ 13.05     $ 11.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,866       5,445     6,101       6,567       6,780       4,388       2,692         191
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  11.88    $  10.81   $  8.28    $  13.91    $  13.45    $  12.02     $ 11.43     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,498       1,611     1,691       1,897       1,702       1,464         886         108
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.13    $  11.78   $  9.73    $  15.80    $  15.48    $  13.17     $ 12.48     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,871       5,400     6,245       6,644       6,667       4,853       2,322         116
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  14.29    $  11.43   $  8.18    $  14.73    $  13.36    $  12.38     $ 11.59     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,348       3,637     4,032       4,518       4,590       3,750       2,441         274
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  16.22    $  13.18   $  9.27    $  14.70    $  14.91    $  13.19     $ 12.48     $ 11.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,593       3,723     3,935       4,244       4,683       3,833       2,655         288
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  10.82    $  10.30   $  9.54    $  12.66    $  12.46    $  11.51     $ 11.34     $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       10,052       9,334     9,841      12,794      13,219      11,372       6,690         712
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $   8.43    $   6.70   $  5.06    $   8.87    $   8.69    $   8.00     $  7.56          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,243       5,666     5,941       6,997       5,187       2,774          91          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  12.35    $  10.07   $  8.09    $  13.21    $  14.88    $  13.01     $ 12.61     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        6,348       7,062     7,894       9,631      11,213       9,487       5,755         337
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $  13.57    $  11.70   $  7.50    $  14.38    $  12.35    $  11.69     $ 10.66     $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,506       5,807     5,133       5,318       4,306       3,246       1,826         104
------------------------------------------------------------------------------------------------------------------------------------



I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                            ----------------------------------------------------------------------------------------
                                            2010       2009     2008     2007      2006        2005       2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.54    $ 10.35   $  8.25   $ 13.76    $ 13.15    $ 11.31    $ 10.61        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,365      4,748     5,254     5,174      3,354      2,256      1,088        --        --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.43    $ 10.80   $  9.98   $ 11.37    $ 10.90    $ 10.39    $ 10.29        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      8,345      7,709     7,092     2,948      1,738      1,282        801        --        --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.37    $ 10.57   $  9.37   $ 11.80    $ 11.34    $ 10.58    $ 10.39        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,336      5,065     4,543     3,876      2,715      2,129      1,570        --        --
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 48.05    $ 44.34   $ 38.43   $ 51.61    $ 49.25    $ 45.28    $ 43.82   $ 40.88   $ 34.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      6,683      7,003     6,917     7,097      7,277      7,819      7,909     6,360     1,307
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.78    $ 10.71   $  8.91   $ 13.24    $ 12.62    $ 11.18    $ 10.63        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     18,400     18,681    18,061    18,918     14,805      9,443      5,246        --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 12.74    $ 12.28   $  9.80   $ 20.17    $ 18.31    $ 15.04    $ 13.23   $ 11.35   $  8.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,175      5,893     6,793     8,075      7,944      8,041      7,600     6,792     1,026
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 19.95    $ 15.19   $ 11.35   $ 20.80    $ 18.08    $ 16.82    $ 15.30   $ 13.61   $  9.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      3,115      3,238     3,557     4,176      4,668      5,243      5,878     5,936     1,577
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  9.91    $  8.09   $  6.40   $  9.75    $ 10.82         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        406        384       643       265        120         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 21.36    $ 19.29   $ 15.02   $ 24.01    $ 24.06    $ 20.18    $ 19.88   $ 18.24   $ 14.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      5,055      5,417     5,575     6,226      7,155      7,988      9,113     8,213     2,399
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 18.69    $ 17.87   $ 13.91   $ 24.76    $ 22.79    $ 18.39    $ 16.83   $ 14.03   $ 11.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      3,595      4,006     4,395     5,376      6,439      6,535      6,084     5,257     1,712
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  5.78    $  5.07   $  4.61   $  6.90    $  6.75    $  5.90    $  5.64        --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      2,064      2,152     2,442     2,508      3,452      3,461        780        --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  7.70    $  6.94   $  5.38   $  9.96    $  9.01    $  8.68    $  8.10   $  7.93   $  6.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        585        612       681       793        885        933      1,019       964       208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 11.68    $ 10.49   $  7.97   $ 13.57    $ 13.05    $ 12.32    $ 11.89   $ 11.43   $  9.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      1,673      1,782     1,933     2,022      2,154      2,074      2,253     2,284       762
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-6

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                          2010      2009      2008       2007      2006     2005         2004        2003      2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 11.49   $ 10.06  $  7.76    $ 13.05    $ 13.02   $ 11.78    $  11.27    $  10.30  $   7.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    10,701    12,046   13,802     16,864      6,926     7,742       8,947       8,367     2,246
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $214.93   $188.13  $148.68    $268.31    $262.99   $240.95    $ 234.29    $ 208.22  $ 141.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       419       462      501        602        722       838         942         814       112
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 13.75   $ 13.18  $ 13.02    $ 14.50    $ 14.27   $ 13.90    $  13.79    $  13.44  $  13.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     9,351    10,278   11,027     14,294     15,682    17,324      17,843      18,211     5,930
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  9.59   $  8.70  $  6.65    $ 11.09    $ 10.85        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,621     1,529    1,678      1,370        414        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 26.65   $ 23.63  $ 19.04    $ 30.81    $ 29.78   $ 26.24    $  25.49    $  23.45  $  18.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     6,702     7,232    7,882      8,846     10,152    11,790      13,022      12,430     3,667
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 15.54   $ 13.67  $ 10.85    $ 18.43    $ 16.39   $ 15.21    $  13.93    $  12.78  $   9.89
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    10,551    12,414   14,437     16,976     19,097    20,640      21,440      20,675     4,362
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  9.96   $  9.08  $  7.05    $ 10.49    $ 10.43        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,851     3,211    3,118      3,642      1,197        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  8.16   $  7.50  $  5.92    $  9.51         --        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,917     2,091    2,076      1,530         --        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 12.51   $ 11.57  $ 10.07    $ 11.85    $ 11.62   $ 10.50          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,051       966      810        903        738       348          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 36.61   $ 27.99  $ 20.07    $ 29.36    $ 27.24   $ 23.25    $  22.60          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,860     1,672    1,365      1,218        640       626         173          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 11.85   $ 11.31  $ 11.25    $ 10.71    $  9.94   $  9.75          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     3,110     2,574    3,380      1,650        604        48          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 17.96   $ 16.34  $ 11.05    $ 26.27    $ 18.76   $ 13.88    $  10.60    $   8.69  $   5.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     5,762     6,743    6,223      8,000      8,412     8,800       7,052       5,307     1,261
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 20.03   $ 19.49  $ 20.23    $ 19.80    $ 18.80   $ 18.49    $  18.52    $  18.42  $  18.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,751     3,150    3,868      4,012      4,496     5,175       5,829       6,022     2,463
------------------------------------------------------------------------------------------------------------------------------------


I-7 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDING DECEMBER 31,
                                          ------------------------------------------------------------------------------------------
                                          2010        2009      2008       2007        2006       2005   2004       2003       2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 12.84    $ 11.92    $  8.94   $ 16.43   $ 14.47   $  12.30   $  10.65    $  9.51    $ 7.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     5,774      6,378      6,917     7,442     8,727      9,574     10,189      8,648     1,957
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 14.73    $ 13.00    $  9.61   $ 16.32   $ 14.24   $  11.49         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,844      1,298      1,045     1,188       436         65         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 13.36    $ 12.06    $  9.25   $ 15.57   $ 15.99   $  13.47   $  13.15    $ 12.02    $ 9.62
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     2,558      2,640      2,899     3,426     3,983      4,419      4,753      4,353     1,383
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  9.35    $  8.31    $  6.66   $ 10.79   $ 10.54   $   9.46   $   8.95    $  8.15    $ 6.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,433      2,676      2,917     3,371     3,928      4,535      4,946      4,865     1,329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  7.55    $  6.60    $  4.92   $  7.83   $  6.96   $   7.10   $   6.27    $  5.86    $ 4.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     5,186      5,711      6,340     7,231     7,957      8,965      8,590      8,430     2,607
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 15.64    $ 13.86    $ 10.42   $ 17.12   $ 15.02   $  14.13   $  13.14    $ 11.84    $ 9.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,527      1,713      1,733     2,206     1,899      2,081      2,192      2,043       538
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  5.89    $  5.21    $  4.44   $ 10.39   $ 11.20   $  10.64         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       620        695        495       692     1,110        315         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 12.40    $ 11.16    $  9.39   $ 16.81   $ 17.87   $  14.93   $  14.36    $ 12.84    $10.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    17,469     19,583     22,041    26,898    20,566     21,943     23,412     21,328     5,924
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 10.54    $  9.10    $  7.81   $ 12.49   $ 12.24   $  10.59         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       649        511        531       678     1,083        171         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 12.12    $ 10.78    $  8.71   $ 12.80   $ 11.73   $  10.56         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,208      1,042        781       391       339        153         --         --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 11.37    $  9.17    $  6.83   $ 13.65   $ 12.82   $  11.66   $  11.11    $  9.71    $ 6.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     8,312      9,656     10,755    12,038    13,979     16,419     17,707     16,254     3,145
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 16.33    $ 13.53    $ 10.10   $ 16.95   $ 17.47   $  15.75   $  14.35    $ 12.35    $ 9.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     7,270      8,652      7,400     9,165    11,353     12,611     12,978     12,257     4,007
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 29.33    $ 29.75    $ 30.17   $ 29.97   $ 29.03   $  28.17   $  27.84    $ 28.02    $28.26
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,401      2,902      4,787     3,210     2,668      2,307      2,473      4,639     4,457
------------------------------------------------------------------------------------------------------------------------------------



                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------------------
                                         2010       2009       2008       2007       2006       2005     2004        2003     2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 5.26    $  4.93    $  3.85    $  5.82    $  4.89    $  4.59  $  4.42          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    3,448      3,761      4,010      2,244        389        525       46          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $16.87    $ 12.94    $  8.35    $ 16.08    $ 13.33    $ 12.37       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    2,831      2,331      1,561      1,604        553        471       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 8.92    $  8.08    $  6.55    $ 10.73    $ 10.71         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      943      1,104      1,147      1,652        565         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $10.48    $  9.23    $  6.75    $ 11.56    $ 11.09         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    1,559        930        602        647        205         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $10.82    $ 10.89    $ 10.22    $ 10.80    $  9.83    $  9.93       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    7,237      8,807      7,245      2,804      2,107      1,434       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $16.93    $ 16.16    $ 15.45    $ 16.77    $ 16.27    $ 15.90  $ 15.80     $ 15.45  $ 15.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    4,631      5,096      4,304      5,254      5,875      6,473    7,011       7,296    2,167
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $16.55    $ 13.34    $ 10.73    $ 16.51    $ 17.06    $ 14.70  $ 14.30     $ 12.32  $  8.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    3,418      3,860      4,046      4,494      5,392      5,841    6,730       6,188    1,437
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $15.90    $ 13.86    $  9.85    $ 17.29    $ 16.36    $ 17.28  $ 16.85          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    2,506      2,357      2,057      2,373        159        231       37          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 8.62    $  8.10    $  6.32    $ 10.83    $ 10.76         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      801        757        766        963        388         --       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 5.34    $  4.79    $  3.67    $  6.21    $  6.22    $  5.53  $  5.15          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      571        639        590        629        633        450       41          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $10.24    $  9.01    $  7.12    $ 11.45    $ 11.91    $ 10.42       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      711        694        878        891        977        630       --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $11.14    $  9.63    $  6.96    $  9.75    $  8.89    $  8.51  $  8.30     $  7.87  $  5.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    3,291      3,116      2,596      2,548      2,818      3,403    4,201       3,589      625
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $53.48    $ 46.12    $ 34.07    $ 64.81    $ 59.02    $ 56.94  $ 53.37     $ 48.29  $ 35.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    1,749        984        206        259        312        369      391         352       65
------------------------------------------------------------------------------------------------------------------------------------


I-9 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDING DECEMBER 31,
                                        --------------------------------------------------------------------------------------------
                                          2010       2009     2008        2007      2006       2005       2004        2003     2002
------------------------------------------------------------------------------------------------------------------------------------
  MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 13.58    $ 12.97  $ 12.14   $  12.02   $  11.47   $  11.21   $  11.18    $  10.91  $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    12,876     13,028   13,388     15,088     17,031     18,544     20,725      21,868    7,979
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 13.17    $ 12.48  $  9.75   $  18.73   $  16.90   $  13.68   $  12.01    $  10.33  $  7.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     3,730      4,149    4,854      5,534      6,183      6,014      6,557       5,137    1,360
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 10.91    $  9.92  $  7.59   $  12.73   $  12.30   $  10.98   $  10.44    $   9.65  $  7.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,699      2,854    2,992      3,600      4,067      4,576      5,046       4,778    1,529
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 12.20    $ 10.93  $  9.02   $  14.63   $  14.32   $  12.17   $  11.53    $  10.22  $  7.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     5,125      5,614    6,385      7,330      8,778      9,367      9,747       8,731    2,676
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 11.70    $  9.35  $  6.69   $  12.03   $  10.90   $  10.09   $   9.44    $   8.57  $  6.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     5,691      6,425    7,140      8,344      9,978     11,279     12,924      12,264    3,087
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 15.17    $ 12.32  $  8.65   $  13.70   $  13.89   $  12.28   $  11.60    $  10.21  $  7.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     4,584      5,142    5,707      6,493      8,053      8,958     10,507       9,465    2,371
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 28.04    $ 26.67  $ 24.66   $  32.70   $  32.16   $  29.67   $  29.19    $  27.25  $ 22.55
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     3,528      3,644    3,858      5,056      5,779      6,491      7,606       7,467    1,128
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  8.53    $  6.78  $  5.11   $   8.95   $   8.76   $   8.06   $   7.60          --       --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     1,369      1,675    1,483      1,926      1,478      1,311         67          --       --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 16.31    $ 13.29  $ 10.66   $  17.40   $  19.58   $  17.10   $  16.57    $  14.35  $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     4,601      5,208    5,936      7,409      9,327     10,810     12,065      10,965    3,006
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $ 11.66    $ 10.04  $  6.43   $  12.32   $  10.57   $   9.99   $   9.11    $   8.90  $  5.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     4,626      5,089    4,601      5,764      5,828      6,644      7,471       3,799    1,127
------------------------------------------------------------------------------------------------------------------------------------



                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-10

Appendix II: Purchase considerations for QP contracts



--------------------------------------------------------------------------------
This information is provided for historical purposes only. The contract is no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) Plus(SM) QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 70 or if later, the first contract anniversary.


If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and


o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example



--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a).



 -----------------------------------------------------------------------------------------------------------------------------------
                                                                           HYPOTHETICAL ASSUMED
                                                                            RATE TO MATURITY
                                                                        ("J" IN THE CALCULATIONS BELOW)
                                                                            FEBRUARY 15, 2015
                                                                       -------------------------------------------------------------
                                                                            5.00%       9.00%
 -----------------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
 -----------------------------------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                            $141,389    $121,737
 -----------------------------------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                             $131,104    $131,104
 -----------------------------------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                   $ 10,285    $ (9,367)
 -----------------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
 -----------------------------------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:   $  3,637    $ (3,847)
     (3) x [$50,000/(1)]
 -----------------------------------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal:            $ 46,363    $ 53,847
     $50,000 - (4)
 -----------------------------------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                $ 91,389    $ 71,737
 -----------------------------------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                     $ 84,741    $ 77,257
 -----------------------------------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                    $111,099    $101,287
 -----------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

 (a)   Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)   Market adjusted amount is based on the following calculation:

         Maturity value    =        $171,882          where j is either 5% or 9%
       -----------------       ------------------
           (1+j)(D/365)        (1+j)(1,461/365)

 (c)   Fixed maturity amount is based on the following calculation:

         Maturity value =            $171,882
       -----------------        ------------------
           (1+h)(D/365)        (1+0.07)(1,461/365)

 (d)   Maturity value is based on the following calculation:

       Fixed maturity amount x (1+h)(D/365) =
       ($84,741 or $77,257) x (1+0.07)(1,461/365)


                             APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example



--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------------------------
    END OF                      6% ROLL-UP TO
   CONTRACT                         AGE 85       ANNUAL RATCHET TO AGE 85
     YEAR      ACCOUNT VALUE     BENEFIT BASE          BENEFIT BASE
--------------------------------------------------------------------------------
      1           $109,200      $   106,000(2)         $  109,200(3)
--------------------------------------------------------------------------------
      2           $120,120      $   112,360(2)         $  120,120(3)
--------------------------------------------------------------------------------
      3           $134,534      $   119,102(2)         $  134,534(3)
--------------------------------------------------------------------------------
      4           $107,628      $   126,248(1)         $  134,534(4)
--------------------------------------------------------------------------------
      5           $118,390      $  133,823 (1)         $  134,534(4)
--------------------------------------------------------------------------------
      6           $132,597      $   141,852(1)         $  134,534(4)
--------------------------------------------------------------------------------
      7           $132,597      $   150,363(1)         $  134,534(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 1 through 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical Illustrations



--------------------------------------------------------------------------------
ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.57)%, 3.43% for the Accumulator(R) Plus(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
     GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS
     GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                  GREATER OF 6%
                                                   ROLL-UP TO
                                                 AGE 85 OR THE
                                                 ANNUAL RATCHET                             LIFETIME ANNUAL      LIFETIME ANNUAL
                                                   TO AGE 85                               GUARANTEED MINIMUM   GUARANTEED MINIMUM
                                                   GUARANTEED             TOTAL DEATH        INCOME BENEFIT       INCOME BENEFIT
      CONTRACT                                    MINIMUM DEATH          BENEFIT WITH      ------------------  -------------------
  AGE   YEAR   ACCOUNT VALUE       CASH VALUE       BENEFIT             PROTECTION PLUS     GUARANTEED INCOME  HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                 0%        6%       0%       6%        0%        6%      0%          6%        0%        6%        0%       6%
------------------------------------------------------------------------------------------------------------------------------------

 60      0    104,000  104,000    96,000   96,000   100,000  100,000     100,000  100,000      N/A      N/A       N/A      N/A
 61      1     99,648  105,866    91,648   97,866   106,000  106,000     108,400  108,400      N/A      N/A       N/A      N/A
 62      2     95,342  107,709    87,342   99,709   112,360  112,360     117,304  117,304      N/A      N/A       N/A      N/A
 63      3     91,078  109,525    84,078  102,525   119,102  119,102     126,742  126,742      N/A      N/A       N/A      N/A
 64      4     86,849  111,307    79,849  104,307   126,248  126,248     136,747  136,747      N/A      N/A       N/A      N/A
 65      5     82,648  113,049    76,648  107,049   133,823  133,823     147,352  147,352      N/A      N/A       N/A      N/A
 66      6     78,469  114,744    73,469  109,744   141,852  141,852     158,593  158,593      N/A      N/A       N/A      N/A
 67      7     74,305  116,385    70,305  112,385   150,363  150,363     170,508  170,508      N/A      N/A       N/A      N/A
 68      8     70,150  117,964    67,150  114,964   159,385  159,385     183,139  183,139      N/A      N/A       N/A      N/A
 69      9     65,996  119,471    65,996  119,471   168,948  168,948     196,527  196,527      N/A      N/A       N/A      N/A
 70     10     61,836  120,898    61,836  120,898   179,085  179,085     210,719  210,719    10,584   10,584    10,584   10,584
 75     15     40,623  126,444    40,623  126,444   239,656  239,656     295,518  295,518    15,362   15,362    15,362   15,362
 80     20     17,957  128,102    17,957  128,102   320,714  320,714     408,999  408,999    21,841   21,841    21,841   21,841
 85     25          0  123,615         0  123,615         0  429,187           0  517,472         0   39,700         0   39,700
 90     30          0  130,087         0  130,087         0  429,187           0  517,472      N/A      N/A       N/A      N/A
 95     35          0  137,615         0  137,615         0  429,187           0  517,472      N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example



--------------------------------------------------------------------------------

For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2011. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    ASSUMING 100%
                                                          ASSUMING 100%                              IN VARIABLE
                                                        IN FIXED MATURITY   UNDER GPB   UNDER GPB    INVESTMENT
                                                              OPTION         OPTION 1    OPTION 2      OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2011
based upon a 3.30% rate to maturity                         104,000          76,617      41,600          --
------------------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2011                        0             27,383      62,400       104,000
------------------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 15, 2021                                           141,166         104,000      56,466          0
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2021, assuming a 0% gross rate of
return)                                                     141,166         124,784     100,000*       78,935
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2021, assuming a 6% gross rate of
return)                                                     141,166         141,813    135,640**      143,614
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2021, assuming a 10% gross rate of
return)                                                     141,166         159,293    172,990**      210,001
------------------------------------------------------------------------------------------------------------------------------------



(1) Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                          APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE VI-1

Appendix VII: Protection Plus(SM) example



--------------------------------------------------------------------------------
The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $3000         $6000
                                                                                                     WITHDRAWAL -   WITHDRAWAL -
                                                                  NO          $3000        $6000       PRO RATA       PRO RATA
                                                              WITHDRAWAL   WITHDRAWAL   WITHDRAWAL     TREATMENT     TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                    100,000       100,000      100,000     100,000           100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                  104,000       104,000      104,000     104,000           104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  PROTECTION PLUS EARNINGS: Death Benefit less net          4,000         4,000        4,000       N/A                N/A
      contributions (prior to the withdrawal in D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                  0           3,000        6,000       3,000             6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  WITHDRAWAL % AS A % OF AV (ASSUMING DEATH                 0.00%          N/A          N/A        2.88%             5.77%
      BENEFIT = AV)
      greater of D divided by B
------------------------------------------------------------------------------------------------------------------------------------
   F  EXCESS OF THE WITHDRAWAL OVER THE PROTECTION PLUS             0          0           2,000         N/A               N/A
      EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   G  NET CONTRIBUTIONS (adjusted for the withdrawal in D)    100,000       100,000       98,000      97,115            94,231
      A reduced for E or F
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT (adjusted for the withdrawal in D)        104,000       101,000       98,000     101,000            98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   I  DEATH BENEFIT LESS NET CONTRIBUTIONS                      4,000         1,000          0         3,885             3,769
      H minus G
------------------------------------------------------------------------------------------------------------------------------------
   J  PROTECTION PLUS FACTOR                                       40%        40%          40%           40%              40%
------------------------------------------------------------------------------------------------------------------------------------
   K  PROTECTION PLUS BENEFIT                                   1,600         400           0          1,554             1,508
      I times J
------------------------------------------------------------------------------------------------------------------------------------
   L  DEATH BENEFIT: Including Protection Plus                105,600       101,400       98,000     102,554            99,508
      H plus K
------------------------------------------------------------------------------------------------------------------------------------



(1) The Death Benefit is the greater of the Account Value or any applicable death benefit


VII-1 APPENDIX VII: PROTECTION PLUS(SM) EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------
The following information is a summary of the states where the Accumulator(R) Plus(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract
Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) PLUS(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:





------------------------------------------------------------------------------------------------------------------------------------
STATE             FEATURES AND BENEFITS                     AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA        See "Contract features and benefits"      If you reside in the state of California and you are age 60 and older at
                  - "Your right to cancel within            the time the contract is issued, you may return your variable annuity
                  a certain number of days.                 contract within 30 days from the date that you receive it and receive a refund as described below.

                                                            If you allocate your entire initial contribution to the money market account and/or guaranteed interest option, if available), the amount of your refund will be equal to your contribution, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your initial contribution to the variable investment options (other than the money market account)
                                                            and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA           See "Contract features and benefits"      The following information replaces the second bullet to the final set of
                  in "Credits"                              bullets in this section:
                                                            o   You may annuitize your contract after thirteen months, however, if you elect to receive annuity payments within five years of the contract date, we will recover the credit that applies to any contribution made in that five years. If you start receiving annuity payments after five years from the contract date and within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

                  See "Transfers of ownership, collat-       The second paragraph in this section is deleted.
                  eral assignments, loans and borrowing"
                  in "More information"
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS          See "Contract features and  benefits"     The following information replaces the second bullet to the final set of
                  in "Credits"                              bullets in this section:
                                                            o   You may annuitize your contract after thirteen months, however, if you elect to receive annuity payments within five years of the contract date, we will recover the credit that applies to any contribution made in that five years. If you start receiving annuity payments after five years from the contract date and within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND          Fixed maturity options                    Not Available

                  Guaranteed principal benefit option 1     Not Available
                  and Guaranteed principal benefit
                  option 2
------------------------------------------------------------------------------------------------------------------------------------


                                      APPENDIX VIII: STATE CONTRACT AVAILABILITY
                       AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-1


------------------------------------------------------------------------------------------------------------------------------------
STATE             FEATURES AND BENEFITS                      AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS     Automatic investment program              Not Available

                  Annual administrative charge              The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                  See "How you can purchase and             Additional contributions are limited after the contract issue date only.
                  contribute to your contract" in
                  "Contract features and benefits"

                  See "Disability, terminal illness,        This section is deleted in its entirety.
                  or confinement to nursing home"
                  under "Withdrawal charge"
                  in "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA         See "Principal Protector(SM)" in          Principal Protector(SM) is discontinued if the Beneficiary continuation
                  "Contract features and benefits"          option is elected.
                  and "Beneficiary continuation
                  option" in "Payment of death benefit"
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK          Greater of the 6% Roll- Up or             Not Available (you have a choice of the standard death benefit or the
                  Annual Ratchet Guaranteed                 Annual Ratchet to age 85 guaranteed minimum death benefit), as described
                  minimum death benefit                     earlier in this Prospectus.

                  Guaranteed minimum death                  Not Available
                  benefit/guaranteed minimum
                  income benefit roll-up benefit
                  base reset

                  Guaranteed minimum income benefit no      Not Available
                  lapse guarantee

                  Principal Protector(SM)                   Not Available

                  Protection Plus(SM)                       Not Available

                  Fixed maturity options                    Not Available

                  Guaranteed principal benefit              Not Available
                  option 1 and Guaranteed
                  principal benefit option 2
                  "Indication of Intent"                    The "Indication of Intent" approach to first year contributions in connection with the contribution crediting rate is not available.

                  See "Contract features and                The following information is added as the third bullet to the final set
                  benefits" in "Credits"                    of bullets in this section:

                                                            o    Where  annuity  payments  may  begin after the first contract year, if you elect  to  receive annuity payments, we will not recover the credit on any contributions. See "The amount applied to purchase an annuity payout option" in "Accessing  your money" later in the Prospectus for more information on the effect of
                                                                 annuitization in New York.

                  See "Insufficient account value"          If your account value in the variable investment options is
                  in "Determining your contract's value"    insufficient to pay the annual administrative charge, or the Annual
                                                            Ratchet to age 85 death benefit charge, and you  have no account  value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses" earlier in this Prospectus.

                  See "The amount applied to                For fixed annuity period certain payout options only, the amount applied
                  purchase an annuity payout                to the annuity benefit is the greater of the cash value or 95% of  what
                  option" in "Accessing your money"         the account value would be if no withdrawal charge applied.

                  See "Annuity maturity date" in            Your contract has a maturity date by which you must either take a lump
                  "Accessing your money"                    sum withdrawal or select an annuity payout option. The maturity date is the contract date that follows the annuitant's 90th birthday.
------------------------------------------------------------------------------------------------------------------------------------

VIII-2 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE             FEATURES AND BENEFITS                     AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK          See "Charges and expenses"                With regard to the Annual administrative, Annual Ratchet to age 85 death
(CONTINUED)                                                 benefit and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct this charge from your value in the variable investment options on a pro rata basis. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year.
                                                            If your account value in the variable investment options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see
                                                            "Insufficient account value" in "Determining your contract's value"
                                                            earlier in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
OREGON            Fixed maturity options                    Not Available

                  Guaranteed principal benefit              Not Available
                  option 1 and Guaranteed prin-
                  cipal benefit option 2

                  See "How you can purchase an              o     Subsequent  contributions  are  not  permitted.  This  is a single
                  contribute to your contract"                    premium product.
                  in "Contract features and benefits"
                                                            o     Section  1035  exchanges, rollovers, multiple assignments and/or transfers are  permitted  provided  that  all documentation is complete and received with the application.

                  See "Credits" in "Contract                For Oregon contracts with a five year reset and/or no lapse
                  features and benefits"                    guarantee, the credit is included in the calculation of your guaranteed minimum income benefit and guaranteed minimum
                                                            death benefit.

                  See "Indication of intent" in             Since Oregon does not permit additional contributions, the
                  "Contract features and benefits"          indication of intent approach to first year contributions is applicable in Oregon only to the extent that all necessary documentation for multiple transfers and/or exchanges is
                                                            complete and received with the application.

                  See "Lifetime required minimum            We will not impose a withdrawal charge on minimum distribution
                  distribution withdrawals"                 withdrawals even if you are not enrolled in our
                  in "Accessing your money"                 automatic RMD service except if, when added to a partial
                                                            withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free
                                                            withdrawal amount. Such minimum distribution withdrawals
                                                            must be based solely on your Accumulator(R) Plus(SM)
                                                            contract's account value.

                  See "Selecting an annuity                 The annuity commencement date may not be earlier than  eight years from
                  payout option" in "Accessing              the contract issue date.
                  your money"

                  See "Disability, terminal                 Item (1) is deleted in its entirety.
                  illness, or confinement to
                  nursing home" under "Withdrawal
                  charge" in "Charges and expenses"

                  See "Transfers of ownership,              The second paragraph in this section is deleted.
                  collateral assignments, loan
                  and borrowing" in "More
                  information"
------------------------------------------------------------------------------------------------------------------------------------



                    APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                                         OF CERTAIN FEATURES AND BENEFITS VIII-3


------------------------------------------------------------------------------------------------------------------------------------
STATE             FEATURES AND BENEFITS                     AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------

OREGON            See "Lifetime required minimum            We generally will not impose a withdrawal charge on minimum in our
(CONTINUED)       distribution withdrawals"                 automatic RMD service except if, when added to a lump sum withdrawal
                  in "Accessing your money"                 previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our request form. Such minimum distribution withdrawals must be based solely on your contract's account value.

                  See "We require that the                  The following is added:
                  following types of communications         (20) requests for required minimum distributions, other be on specific that purpose:" in "Who is AXA Equitable?" forms we provide for than pursuant to our automatic RMD service.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA      Contributions                             Your contract refers to contributions as premiums.

                  Contribution age limitations              The following contribution limits apply:

                                                                            Maximum
                                                            Issue age       Contribution age
                                                            ----- ---       ------------ ---
                                                            0-75            77
                                                            76              78
                                                            77              79
                                                            78-80           80

                  See "Annuity maturity date" in            The maturity date by which you must take a lump sum withdrawal or select
                  "Accessing your money"                    an annuity payout option is as follows:


                                                                            Maximum
                                                            Issue age       Annuitization age
                                                            ----- ---       ------------- ---
                                                            0-75            85
                                                            76              86
                                                            77              87
                                                            78-80           88

                  Loans under Rollover TSA                  Taking a loan in excess of the Internal Revenue Code limits may result
                  contracts                                 in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO       IRA, Roth IRA, QP and Rollover            Not Available
                  TSA contracts

                  Beneficiary continuation option           Not Available
                  (IRA)

                  Tax Information -- Special rules          Income from NQ contracts we issue is U.S. source. A Puerto Rico resident
                  for NQ contracts                          is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation.
                                                            Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS             See "Annual administrative                The annual administrative charge will not be deducted  from amounts
                  charge" in "Charges and expenses"         allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------

VIII-4 APPENDIX VIII: STATE CONTRACT AVAILABILITIY AND/OR
VARIATIONS OF CERTAIN FEATURES AND BENEFITS


------------------------------------------------------------------------------------------------------------------------------------
STATE             FEATURES AND BENEFITS                     AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
UTAH              See "Transfers of ownership,              The second paragraph in this section is deleted.
                  collateral assignments, loans
                  and borrowing" in "More
                  information"
-----------------------------------------------------------------------------------------------------------------------------------
VERMONT           Loans under Rollover TSA                  Taking a loan in excess of the Internal Revenue Code limits may result
                  contracts                                 in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON        Guaranteed interest option (for           Not Available
                  contracts issued from
                  approximately December 2004 to
                  December 2006)

                  Investment simplifier --                  Not Available
                  Fixed-dollar option and Interest
                  sweep option

                  Fixed maturity options                    Not Available

                  Guaranteed Principal Benefit              Not Available
                  Options 1 and 2

                  Income Manager(R) payout option           Not Available

                  Protection Plus(SM)                       Not Available

                  See "Guaranteed minimum death             You  have  a  choice of the standard death benefit, the Annual Ratchet
                  benefit" in "Contract features            to age 85 enhanced  death benefit,  or  the Greater of 4% Roll-Up to age
                  and benefits"                             85 or the Annual Ratchet to age 85 enhanced death benefit.

                  See "Annual administrative                The annual administrative charge will be deducted from the value in the
                  charge" in "Charges and expenses"         variable investment options on a pro rata basis.

                  See "Withdrawal charge" in                The 10% free withdrawal amount applies to full surrenders.
                  "Charges and expenses"

                  See "Disability, terminal                 The annuitant has qualified to receive Social Security disability
                  illness, or confinement to                benefits as certified by the Social Security Administration or a
                  nursing home" under "Withdrawal           statement from an independent U.S. licensed physician stating that the
                  charge" in "Charges and expenses"         annuitant meets the definition of total disability for at least 6 continuous months prior to the notice of claim. Such disability must be recertified every 12 months.
------------------------------------------------------------------------------------------------------------------------------------



                               APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                              VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-5

Appendix IX: Contract Variations



--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD       FEATURES/BENEFITS                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
October 2005-October 2007      Guaranteed minimum death benefit/                Available for contracts issued from approximately
(Oregon only)                  Guaranteed minimum income benefit                October 1, 2005 to October 22, 2007
                               roll-up benefit base reset

January 2005-October 2007      Guaranteed minimum income benefit                Available for contracts issued from approximately
(Oregon only)                  no lapse guarantee                               January 1, 2005 to October 22, 2007 only.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2003     We require that a specific form                  Authorization for telephone transfers by your
                               that we provide be used for                      financial professional are available only for
                               certain types of communications.                 contracts distributed through AXA Distributors.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003     Guaranteed minimum income benefit                The fee for this benefit was 0.45%

                               Annual Ratchet to age 85                         The fee for this benefit was 0.20%

                               6% Roll-Up to age 85                             The fee for this benefit was 0.35%

                               The Greater of 6% Roll-Up to age                 The fee for this benefit was 0.45%
                               85 of the Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003         Guaranteed interest option                       No limitations regarding allocations or transfers
                                                                                into the guaranteed interest account.

                               See "Transferring your account value" in         The fourth bullet is deleted in its entirety.
                               "Transferring your money among investment
                               options"
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003    The guaranteed principal benefits                GPB 2--unavailable

                                                                                GPB 1 known as Principal assurance

                                                                                GPB 1 is available with both systematic and
                                                                                substantially equal withdrawals

                                                                                GPB 1 is available with guaranteed minimum
                                                                                income benefit

                               Spousal protection                               Unavailable--accordingly, all references in this
                                                                                Prospectus to "Spousal protection" are deleted in
                                                                                their entirety.

                               Maximum contributions                            The maximum contributions permitted under all
                                                                                Accumulator series contracts with the same owner or
                                                                                annuitant is $1,500,000.

                               Guaranteed minimum death benefit                 80 (not including QP contracts)
                               maximum issue age
------------------------------------------------------------------------------------------------------------------------------------



IX-1 APPENDIX IX: CONTRACT VARIATIONS


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD       FEATURES/BENEFITS                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003,   Protection Plus                                  The maximum issue age for this benefit was 79.
continued
                                                                                For issue ages 71-79, the applicable death  benefit
                                                                                will be multiplied by 25%.

                                                                                In calculating the death benefit, contributions are
                                                                                decreased for withdrawals on a pro rata basis.

                               Charges we deduct from your                      Mortality and expense risks                    0.90%
                               variable investment options                      Administrative                                 0.25%
                               expressed as an annual percentage                Distribution                                   0.25%
                               of daily net assets and                          Total Separate account annual expenses         1.40%
                               Administrative charge

                               Guaranteed option charges                        If the contract is surrendered or annuitized or
                                                                                the death benefit is paid on a date other than the
                                                                                contract date anniversary, we will not deduct a pro
                                                                                rata portion of the charge for any applicable
                                                                                guaranteed benefit.

                               Withdrawals treated as surrenders                We will not treat a withdrawal that results in a
                                                                                cash value of less than $500 as a request for a
                                                                                surrender. We terminate your contract if you do not
                                                                                make contributions for three contract years.

                               Guaranteed minimum income benefit                Subject to state availability, this option
                                                                                guarantees you a minimum amount of fixed income
                                                                                under your choice of a life annuity fixed payout
                                                                                option or an Income Manager(R) level payment life
                                                                                with a period certain payout option.

                                                                                Known as the Living Benefit.

                               Credits                                          FIRST YEAR TOTAL                CREDIT
                                                                                CONTRIBUTIONS                   PERCENTAGE
                                                                                BREAKPOINTS                     APPLIED TO
                                                                                                                CONTRIBUTIONS
                                                                                ----------------------------------------------------
                                                                                Less than                       4%
                                                                                $250,000
                                                                                ----------------------------------------------------
                                                                                $250,000-                       5%
                                                                                $999,999.99
                                                                                ----------------------------------------------------
                                                                                $1 million                      6%
                                                                                or more
                                                                                ----------------------------------------------------

                               Partial withdrawals                              Your free withdrawal amount is 15%

                               Systematic withdrawals                           Your systematic withdrawal may not exceed 1.20%
                                                                                (monthly), 3.60% (quarterly) or 15% (annually) of
                                                                                account value.

                               Guaranteed optional benefits                     In calculating any guaranteed optional benefit base,
                                                                                any applicable credit is included.
------------------------------------------------------------------------------------------------------------------------------------




                                           APPENDIX IX: CONTRACT VARIATIONS IX-2



------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD       FEATURES/BENEFITS                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003,   How withdrawals (and transfers                   If you take a withdrawal(s) up to 6% of your
continued                      out of the Special 10 year                       benefit base during a contract year, your benefit
                               fixed maturity option) affect                    base will be reduced on a dollar-for-dollar
                               your Guaranteed minimum income benefit,          basis on the Guaranteed minimum income
                               Guaranteed minimum death benefit and             benefit and the Guaranteed minimum death
                               Guaranteed principal benefit option 2            benefit (including the Greater of 6% Roll-Up
                                                                                to age 85 and the Annual Ratchet to age 85
                                                                                enhanced death benefit). Once a withdrawal
                                                                                is taken that causes the sum of withdrawals in
                                                                                a contract year to exceed 6% of your benefit
                                                                                base, each guaranteed benefit base will then
                                                                                be reduced pro rata.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004         Principal Protector(SM) benefit                  Unavailable--accordingly, all references in
                                                                                this Prospectus to "Principal Protector" are
                                                                                deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004     Termination of guaranteed benefits               Your guaranteed benefits will not automatically
                                                                                terminate if you change ownership of
                                                                                your NQ contract.

                               Ownership Transfer of NQ                         If you transfer ownership of your NQ contract,
                                                                                your guaranteed benefit options will not be
                                                                                automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005      No lapse guarantee                               Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005      Roll-Up benefit base reset                       Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - March 2006        Recovery of credit due to death                  Not applicable
                               within one year of contribution

                               Net crediting                                    Not applicable
------------------------------------------------------------------------------------------------------------------------------------
February 2003 - September 2003 Annual Ratchet to age 85                         The fee for this benefit was 0.30%

                               6% Roll-Up to age 85                             The fee for this benefit was 0.45%

                               Guaranteed minimum income benefit                The fee for this benefit was 0.60%
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004  Greater of the 6% Roll-Up to age
                               85 or the Annual Ratchet
                               to age 85 enhanced death benefit:

                               Benefit base crediting rate                      The effective annual interest credited to the
                                                                                applicable benefit base is 5%.(1) Accordingly,
                                                                                all references in this Prospectus to the "6%
                                                                                Roll-Up benefit base" are deleted in their
                                                                                entirety and replaced with "5% Roll-Up
                                                                                benefit base."

                               Fee table                                        Greater of the 5% Roll-Up to age 85 or the Annual
                                                                                Ratchet to age 85 enhanced death benefit charge:
                                                                                0.50%.(1)

                               Effect of withdrawals on your                    Withdrawals will reduce each of the benefit
                               Greater of the 5% Roll-Up to                     bases on a pro rata basis only.
                               age 85 or the Annual Ratchet to
                               age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 How withdrawals affect your Guaranteed           In calculating whether your withdrawal will
(for the Guaranteed minimum    minimum income benefit and Greater               reduce your Roll-Up benefit base portion of
income benefit) and            of the 6% Roll-Up to age 85 or                   your Guaranteed minimum income benefit
January 2004 - February 2005   the Annual Ratchet to age 85 enhanced            base on a pro rata or dollar-for-dollar basis,
(for the Greater of the 6%     death benefit:                                   withdrawal charges will be included in the
Roll-Up to age 85 or the                                                        withdrawal amount.
Annual Ratchet to age 85
enhanced death benefit:)
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2009 6% Roll-Up to age 85 enhanced death benefit      Unavailable--accordingly, all references to
                                                                                this feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------



IX-3 APPENDIX IX: CONTRACT VARIATIONS


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD       FEATURES/BENEFITS                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------

January 2004 - February 2009   Greater of 5% Roll-Up to age 85 or the           Unavailable--accordingly, all references to
                               Annual Ratchet to age 85 enhanced death benefit  this feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------





--------
(1) Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.




                                           APPENDIX IX: CONTRACT VARIATIONS IX-4

Appendix X: Tax-sheltered annuity contracts (TSAs)



--------------------------------------------------------------------------------
GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) PLUS(SM) TSA CONTRACTS

Contributions to an Accumulator(R) Plus(SM) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Plus(SM) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Plus(SM) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Plus(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Plus(SM) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o  the owner dies; or

o the plan under which the Accumulator(R) Plus(SM) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



X-1 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Plus(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

      (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

      (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.



                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-2

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan) are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax information" section of the Prospectus with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Plus(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).



X-3 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Statement of additional information



--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                              PAGE

Who is AXA Equitable?                                            2

Unit Values                                                      2

Custodian and Independent Registered Public Accounting Firm      2

Distribution of the Contracts                                    2

Financial Statements                                             2


HOW TO OBTAIN AN ACCUMULATOR(R) PLUS(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:

     Retirement Service Solutions

     P.O. Box 1547
     Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Accumulator(R) Plus(SM) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.


--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                             State                    Zip



                                         e13519/Plus '02/'04 and ML'02 Series

Accumulator(R) Elite(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) ELITE(SM)?

Accumulator(R) Elite(SM) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging "investment options").


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Large Cap Growth PLUS
o AXA Conservative Allocation(1)         o EQ/Large Cap Value Index
o AXA Conservative-Plus Allocation(1)    o EQ/Large Cap Value PLUS
o AXA Moderate Allocation(1)             o EQ/Lord Abbett Growth and Income (2)
o AXA Moderate-Plus Allocation(1)        o EQ/Lord Abbett Large Cap Core
o EQ/AllianceBernstein Small Cap         o EQ/MFS International Growth(3)
  Growth                                 o EQ/Mid Cap Index
o EQ/AXA Franklin Small Cap Value Core   o EQ/Mid Cap Value PLUS
o EQ/BlackRock Basic Value Equity        o EQ/Money Market
o EQ/Boston Advisors Equity Income       o EQ/Montag & Caldwell Growth
o EQ/Calvert Socially Responsible        o EQ/Morgan Stanley Mid Cap Growth
o EQ/Capital Guardian Growth(2)          o EQ/Mutual Large Cap Equity
o EQ/Capital Guardian Research           o EQ/Oppenheimer Global
o EQ/Common Stock Index                  o EQ/PIMCO Ultra Short Bond
o EQ/Core Bond Index                     o EQ/Quality Bond PLUS
o EQ/Davis New York Venture              o EQ/Small Company Index
o EQ/Equity 500 Index                    o EQ/T. Rowe Price Growth Stock
o EQ/Equity Growth PLUS                  o EQ/Templeton Global Equity
o EQ/Franklin Core Balanced              o EQ/UBS Growth and Income
o EQ/Franklin Templeton Allocation       o EQ/Van Kampen Comstock
o EQ/GAMCO Mergers and Acquisitions      o EQ/Wells Fargo Omega Growth(3)
o EQ/GAMCO Small Company Value           o Multimanager Aggressive Equity
o EQ/Global Bond PLUS                    o Multimanager Core Bond
o EQ/Global Multi-Sector Equity          o Multimanager International Equity
o EQ/Intermediate Government Bond        o Multimanager Large Cap Core Equity
  Index                                  o Multimanager Large Cap Value
o EQ/International Core PLUS             o Multimanager Mid Cap Growth
o EQ/International Equity Index(3)       o Multimanager Mid Cap Value
o EQ/International Value PLUS            o Multimanager Multi-Sector Bond
o EQ/JPMorgan Value Opportunities        o Multimanager Small Cap Growth
o EQ/Large Cap Core PLUS                 o Multimanager Small Cap Value
o EQ/Large Cap Growth Index              o Multimanager Technology



(1)  The "AXA Allocation" portfolios.

(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.

(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity option and the account for special dollar cost averaging, which are discussed later in this Prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                     e13508/Elite '02/'04 Series
                                                                        (R-4/15)

TYPES OF CONTRACTS.  Contracts were offered for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $10,000 was required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

                                                     CONTENTS OF THIS PROSPECTUS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------

Index of key words and phrases                                                4


Who is AXA Equitable?                                                         6
How to reach us                                                               7
Accumulator(R) Elite(SM) at a glance -- key features                          9


--------------------------------------------------------------------------------
FEE TABLE                                                                    13
--------------------------------------------------------------------------------
Example                                                                      15
Condensed financial information                                              15


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can contribute to your contract                                      16
Owner and annuitant requirements                                             20
How you can make your contributions                                          20
What are your investment options under the contract?                         20
Portfolios of the Trusts                                                     21
Allocating your contributions                                                28
Guaranteed minimum death benefit and Guaranteed minimum income benefit base  31
Annuity purchase factors                                                     32
Guaranteed minimum income benefit option                                     32
Guaranteed minimum death benefit                                             35
Principal Protector(SM)                                                      36
Inherited IRA beneficiary continuation contract                              39
Your right to cancel within a certain number of days                         40


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         41
--------------------------------------------------------------------------------
Your account value and cash value                                            41
Your contract's value in the variable investment options                     41
Your contract's value in the guaranteed
   interest option                                                           41
Your contract's value in the fixed maturity options                          41
Your contract's value in the account for special dollar cost averaging       41
Insufficient account value                                                   41



----------------------------
"We,""our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  CONTENTS OF THIS PROSPECTUS  2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          43
--------------------------------------------------------------------------------
Transferring your account value                                              43


Our administrative procedures for calculating your Roll-Up benefit base
following a transfer                                                         43
Disruptive transfer activity                                                 44


Rebalancing your account value                                               45


--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      46
--------------------------------------------------------------------------------
Withdrawing your account value                                               46
How withdrawals are taken from your account value                            47
How withdrawals (and transfers out of the Special 10 year
  fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                                      48
How withdrawals affect Principal Protector(SM)                               48
Withdrawals treated as surrenders                                            48
Loans under Rollover TSA contracts                                           49
Surrendering your contract to receive its cash value                         49
When to expect payments                                                      49
Your annuity payout options                                                  50


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      53
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                           53
Charges that the Trusts deduct                                               57
Group or sponsored arrangements                                              57
Other distribution arrangements                                              57


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  58
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      58
How death benefit payment is made                                            59
Beneficiary continuation option                                              60


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           64
--------------------------------------------------------------------------------
Overview                                                                     64
Contracts that fund a retirement arrangement                                 64


Transfers among investment options                                           64


Taxation of nonqualified annuities                                           64
Individual retirement arrangements (IRAs)                                    66
Traditional individual retirement annuities (traditional IRAs)               67
Roth individual retirement annuities (Roth IRAs)                             71
Federal and state income tax withholding and information reporting           73
Special rules for contracts funding qualified plans                          74
Impact of taxes to AXA Equitable                                             74


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          75
--------------------------------------------------------------------------------
About Separate Account No. 49                                                75
About the Trusts                                                             75
About our fixed maturity options                                             75
About the general account                                                    76
About other methods of payment                                               77
Dates and prices at which contract
   events occur                                                              77
About your voting rights                                                     78
Statutory compliance                                                         78
About legal proceedings                                                      78
Financial statements                                                         78
Transfers of ownership, collateral assignments, loans and borrowing          78
How divorce may affect your guaranteed benefits                              79
Distribution of the contracts                                                79


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           82
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
     I --   Condensed financial information                                 I-1
    II --   Purchase considerations for QP contracts                       II-1
   III --   Market value adjustment example                               III-1
    IV --   Enhanced death benefit example                                 IV-1
     V --   Hypothetical illustrations                                      V-1
    VI --   Guaranteed principal benefit example                           VI-1
   VII --   Protection Plus(SM) example                                   VII-1
  VIII --   State contract availability and/or variations of             VIII-1
            certain features and benefits
    IX --   Contract variations                                            IX-1
     X --   Tax-sheltered annuity contracts (TSAs)                          X-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases




--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.

                                                                          PAGE

6% Roll-Up to age 85 enhanced death benefit                                 31
account value                                                               41
administrative charge                                                       53
annual administrative charge                                                53
Annual Ratchet to age 85 enhanced death benefit                             31
annuitant                                                                   16
annuitization                                                               50
annuity maturity date                                                       52
annuity payout options                                                      50
annuity purchase factors                                                    32
automatic investment program                                                77
beneficiary                                                                 58
Beneficiary continuation option ("BCO")                                     60
business day                                                                77
cash value                                                                  41
charges for state premium and other applicable taxes                        56
contract date                                                               20
contract date anniversary                                                   20
contract year                                                                0
contributions to Roth IRAs                                                  71
     regular contributions                                                  71
     rollovers and direct transfers                                         71
     conversion contributions                                               72
contributions to traditional IRAs                                           67
     regular contributions                                                  67
     rollovers and direct transfers                                         67
disability, terminal illness or confinement to nursing home                 54
disruptive transfer activity                                                44
distribution charge                                                         53
ERISA                                                                       57
fixed-dollar option                                                         30
fixed maturity options                                                      27
free look                                                                   40
free withdrawal amount                                                      54
general account                                                             76
general dollar cost averaging                                               30
guaranteed interest option                                                  27
Guaranteed minimum death benefit                                            35
Guaranteed minimum death benefit charge                                     55
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            31
Guaranteed minimum death benefit/guaranteed
     minimum income benefit roll-up benefit base reset option               32
Guaranteed minimum income benefit                                           32
Guaranteed minimum income benefit charge                                    55
Guaranteed minimum income benefit "no lapse guarantee"                      33
Guaranteed principal benefits                                               28
Inherited IRA                                                            cover
investment options                                                       cover
Investment simplifier                                                       30
IRA                                                                      cover
IRS                                                                         64
lifetime required minimum distribution withdrawals                          47
loan reserve account                                                        49
loans under rollover TSA                                                    49
market adjusted amount                                                      27
market timing                                                               44
market value adjustment                                                     27
maturity dates                                                              27
maturity value                                                              27
Mortality and expense risks charge                                          53
NQ                                                                       cover
Online Account Access                                                        7
Optional step up charge                                                     56
partial withdrawals                                                         46
Portfolio                                                                cover
Principal assurance                                                         29
Principal Protector(SM)                                                     36
Principal Protector(SM) charge                                              56
processing office                                                            7
Protection Plus(SM)                                                         35
Protection Plus(SM) charge                                                  56
QP                                                                       cover
rate to maturity                                                            27
Rebalancing                                                                 45
Rollover IRA                                                             cover
Rollover TSA                                                             cover
Roth Conversion IRA                                                      cover
Roth IRA                                                                 cover
SAI                                                                      cover
SEC                                                                      cover
self-directed allocation                                                    28
Separate Account No. 49                                                     75
special dollar cost averaging                                               30
Spousal protection                                                          60
standard death benefit                                                      31
substantially equal withdrawals                                             47
Successor owner and annuitant                                               59
systematic withdrawals                                                      46
TOPS                                                                         7
TSA                                                                      cover
traditional IRA                                                          cover
Trusts                                                                      75
unit                                                                        41
variable investment options                                                 20
wire transmittals and electronic applications                               77
withdrawal charge                                                           54

                                               INDEX OF KEY WORDS AND PHRASES  4

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.


---------------------------------------------------------------------------------------------------------------------------
PROSPECTUS                               CONTRACT OR SUPPLEMENTAL MATERIALS
---------------------------------------------------------------------------------------------------------------------------
     fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)

     variable investment options         Investment Funds

     account value                       Annuity Account Value

     rate to maturity                    Guaranteed Rates

     unit                                Accumulation Unit

     Guaranteed minimum death benefit    Guaranteed death benefit

     Guaranteed minimum income benefit   Guaranteed Income Benefit or Living Benefit

     guaranteed interest option          Guaranteed Interest Account

     Principal Protector(SM)             Guaranteed withdrawal benefit

     GWB benefit base                    Principal Protector(SM) benefit base

     GWB Annual withdrawal amount        Principal Protector(SM) Annual withdrawal amount

     GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal option

     GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
---------------------------------------------------------------------------------------------------------------------------


5 INDEX OF KEY WORDS AND PHRASES

                                               Who is AXA Equitable?


--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        WHO IS AXA EQUITABLE?  6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through Online Account Access);

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o   elect to receive certain statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only);

o   change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


7  WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  authorization for telephone transfers by your financial professional;


(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;


(7)  tax withholding elections (see withdrawal request form);


(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;


(18) change in ownership (NQ only, if available under your contract);



(19) enrollment in our "automatic required minimum distribution (RMD) service"; and

(20) requests for withdrawals (starting on or about August 8, 2011).



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;


(2)  contract surrender;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        WHO IS AXA EQUITABLE?  8

Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT      Accumulator(R) Elite(SM)'s variable investment options invest in different Portfolios managed by
MANAGEMENT                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o   Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             o   Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST          o   Principal and interest guarantees.
OPTION
                             o   Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
COST AVERAGING
------------------------------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS           o   No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o   No tax on transfers among investment options inside the contract.

                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
INCOME BENEFIT               once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------



9 ACCUMULATOR(R) ELITE(SM) AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS     o   Initial minimum:      $10,000
                         o   Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                   $100 monthly and $300 quarterly under our automatic investment program (NQ contracts)
                                                   $1,000 (Inherited IRA contracts)
                                                   $50 (IRA contracts)
                         -----------------------------------------------------------------------------------------------------------
                         o   Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
                         -----------------------------------------------------------------------------------------------------------
                         In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                         Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY     o   Partial withdrawals
                         o   Several withdrawal options on a periodic basis
                         o   Loans under Rollover TSA contracts (employer or plan approval required)
                         o   Contract surrender
                         o   You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS           o   Fixed annuity payout options
                         o   Variable Immediate Annuity payout options (described in a separate prospectus for that option)
                         o   Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES(1)   o   Guaranteed minimum death benefit options
                         o   Guaranteed principal benefit options (including Principal assurance)
                         o   Dollar cost averaging
                         o   Automatic investment program
                         o   Account value rebalancing (quarterly, semi-annually, and annually)
                         o   Free transfers
                         o   Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals
                         o   Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
                         o   Spousal protection (not available under certain contracts)
                         o   Successor owner/annuitant
                         o   Beneficiary continuation option
                         o   Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)
                         o   Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset (avail-
                             able under contracts with applications that were signed and submitted on or after October 1, 2005 subject to state availability)

(1)   Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------


                         ACCUMULATOR(R) ELITE(SM) AT A GLANCE -- KEY FEATURES 10

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES(1)      o   Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.65%.

                         o   The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                             Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                         o   An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                             "Contract features and benefits" later in this Prospectus.

                         o   An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted on the first ten contract date anniversaries equal to 0.50% of the account value.

                         o   If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary is $50,000 or more, we will not deduct the charge.

                         o   An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                         o   An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if avail-
                             able) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available) for the optional Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in "Contract features and benefits" later in this Prospectus.

                         o   No sales charge is deducted at the time you make contributions.

                         o   During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use your account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution. Certain exemptions may apply. Certain contracts may provide for a higher free withdrawal amount. See Appendix IX later in this Prospectus for contract variations.

                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                         "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                         April 30.
                         -----------------------------------------------------------------------------------------------------------
                         o   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                         o   We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                         o   Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

(1) The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or
    Appendix IX later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES     NQ: 0-85
                         Rollover IRA, Roth Conversion
                         IRA and Rollover TSA: 20-85
                         Inherited IRA: 0-70
                         QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



11 ACCUMULATOR(R) ELITE(SM) AT A GLANCE -- KEY FEATURES

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.



                         ACCUMULATOR(R) ELITE(SM) AT A GLANCE -- KEY FEATURES 12

Fee table



--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)            8.00%

Charge if you elect a variable payout option upon annuitization (which is
described in a separate prospectus for that option)                            $ 350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)

  If your account value on a contract date anniversary is less than
  $50,000(3)                                                                   $30

  If your account value on a contract date anniversary is $50,000 or
  more                                                                         $0
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

Mortality and expense risks                                                    1.10%(4)

Administrative                                                                 0.30%

Distribution                                                                   0.25%
                                                                               -----
Total Separate account annual expenses                                         1.65%
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a per-
centage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

  Standard death benefit                                                       No Charge

  Annual Ratchet to age 85                                                     0.30% of the Annual Ratchet to age 85 benefit
                                                                               base (maximum);
                                                                               0.25% (current)

  6% Roll-Up to age 85                                                         0.45% of the 6% Roll-Up to age 85 benefit base

  Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85                  0.50% of the greater of 5% Roll-Up to age 85
                                                                               benefit base of the Annual Ratchet to age 85
                                                                               benefit base as applicable.

  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85                  0.60% of the greater of 6% Roll-Up to age 85
                                                                               benefit base or the Annual Ratchet to age 85
                                                                               benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2 (Calculated as
a percentage of the account value. Deducted annually(2) on the first 10
contract date anniversaries.)                                                  0.50%
------------------------------------------------------------------------------------------------------------------------------------

13 FEE TABLE

------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING BENEFIT")
CHARGE (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                          0.65%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS(SM) BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniversary for
which the benefit is in effect.)                                                0.35%
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM) BENEFIT CHARGE (Calculated as a percentage of           0.35% for the 5% GWB
the account value. Deducted annually(2) on each contract date anniver-          Annual withdrawal option
sary, provided your GWB benefit base is greater than zero.)
                                                                                0.50% for the 7% GWB
                                                                                Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to                 0.60% for the 5% GWB
increase your charge up to:                                                     Annual withdrawal option
                                                                                0.80% for the 7% GWB
                                                                                Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                         2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010 (expenses that are                Lowest     Highest
deducted from Portfolio assets including management fees, 12b-1 fees,                ------     -------
service fees, and/or other expenses)(6)                                              0.62%      1.46%

------------------------------------------------------------------------------------------------------------------------------------


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

    The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1").

                       Contract Year
                       -------------
                      1............................   8.00%
                      2............................   7.00%
                      3............................   6.00%
                      4............................   5.00%
                      5+...........................   0.00%


(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


                                                                    FEE TABLE 14

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge of 0.008% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                             IF YOU ANNUITIZE AT THE END OF THE
                                                                                            APPLICABLE TIME PERIOD, AND SELECT A
                                               IF YOU SURRENDER YOUR CONTRACT AT THE      NON-LIFE CONTINGENT PERIOD CERTAIN ANNUITY
                                                END OF THE APPLICABLE TIME PERIOD             OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
                                              1 year    3 years   5 years   10 years       1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of    $1,297    $2,114    $2,566    $5,354           N/A    $2,114    $2,566    $5,354
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of    $1,208    $1,857    $2,150    $4,596           N/A    $1,857    $2,150    $4,596
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------
                                               IF YOU DO NOT SURRENDER YOUR CONTRACT
                                              AT THE END OF THE APPLICABLE TIME PERIOD
----------------------------------------------------------------------------------------
                                               1 year   3 years   5 years   10 years
----------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of     $497     $1,514    $2,566    $5,354
     any of the Portfolios
----------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of     $408     $1,257    $2,150    $4,596
     any of the Portfolios
----------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2010.



15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may currently make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
            AVAILABLE
CONTRACT    FOR ANNUITANT   MINIMUM
TYPE        ISSUE AGES      CONTRIBUTIONS              SOURCE OF CONTRIBUTIONS          LIMITATIONS ON CONTRIBUTIONS(1)
---------------------------------------------------------------------------------------------------------------------------
NQ          0 through 85    o $10,000 (initial).       o   After-tax money.             o   No additional contribu-
                                                                                            tions after attainment of
                            o $500 (additional)        o   Paid to us by check or           age 87.(2)
                                                           transfer of contract value
                            o $100 monthly and $300        in a tax-deferred
                            quarterly under our            exchange under Section
                            automatic investment           1035 of the Internal
                            program (additional)           Revenue Code.
---------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 16

---------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT   MINIMUM
TYPE           ISSUE AGES      CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS(1)
---------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o $10,000 (initial)     o   Eligible rollover distribu-   o   No rollover or direct
                                                           tions from 403(b) plans,          transfer contributions
                               o $50 (additional)          qualified plans, and gov-         after attainment of age
                                                           ernmental employer                87.(2)
                                                           457(b) plans.
                                                                                         o   Contributions after age
                                                       o   Rollovers from another            70-1/2 must be net of
                                                           traditional individual            required minimum distri-
                                                           retirement arrangement.           butions.

                                                       o   Direct custodian-to-          o   Although we accept
                                                           custodian transfers from          regular IRA contributions
                                                           another traditional indi-         (limited to $5,000),
                                                           vidual retirement                 under the Rollover IRA
                                                           arrangement.                      contracts, we intend that
                                                                                             the contract be used
                                                       o   Regular IRA contribu-             primarily for rollover and
                                                           tions.                            direct transfer contribu-
                                                                                             tions.
                                                       o   Additional catch-up con-
                                                           tributions.                   o   Additional catch-up con-
                                                                                             tributions of up to
                                                                                             $1,000 per calendar year
                                                                                             where the owner is at
                                                                                             least age 50 but under
                                                                                             age 70-1/2 at any time
                                                                                             during the calendar year
                                                                                             for which the contribu-
                                                                                             tion is made.
---------------------------------------------------------------------------------------------------------------------------


17 CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
CONTRACT          FOR ANNUITANT   MINIMUM
TYPE              ISSUE AGES      CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS(1)
---------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $10,000 (initial)     o  Rollovers from another     o  No additional rollover or
IRA                                                          Roth IRA.                     direct transfer contribu-
                                  o $50 (additional)                                       tions after attainment of
                                                          o  Rollovers from a "desig-      age 87.(2)
                                                             nated Roth contribution
                                                             account" under speci-      o  Conversion rollovers
                                                             fied retirement plans.        after age 70-1/2 must be
                                                                                           net of required minimum
                                                          o  Conversion rollovers          distributions for the tra-
                                                             from a traditional IRA or     ditional IRA or other
                                                             other eligible retirement     eligible retirement plan
                                                             plan.                         which is the source of
                                                                                           the conversion rollover.
                                                          o  Direct transfers from
                                                             another Roth IRA.          o  Although we accept
                                                                                           regular Roth IRA contri-
                                                          o  Regular Roth IRA contri-      butions (limited to
                                                             butions.                      $5,000) under the Roth
                                                                                           IRA contracts, we intend
                                                          o  Additional catch-up con-      that the contract be used
                                                             tributions.                   primarily for rollover and
                                                                                           direct transfer contribu-
                                                                                           tions.

                                                                                        o  Additional catch-up con-
                                                                                           tributions of up to
                                                                                           $1,000 per calendar year
                                                                                           where the owner is at
                                                                                           least age 50 at any time
                                                                                           during the calendar year
                                                                                           for which the contribu-
                                                                                           tion is made.
---------------------------------------------------------------------------------------------------------------------------
Rollover TSA(3)   20 through 85   o $10,000 (initial)     o  With documentation of      o  No additional rollover or
                                                             employer or plan              direct transfer contribu-
                                  o $500 (additional)        approval, and limited to      tions after attainment of
                                                             pre-tax funds, direct         age 87.(1)
                                                             plan-to-plan transfers
                                                             from another 403(b)        o  Contributions after age
                                                             plan or contract              70-1/2 must be net of any
                                                             exchanges from another        required minimum distri-
                                                             403(b) contract under         butions.
                                                             the same plan.
                                                                                        o  We do not accept
                                                          o  With documentation of         employer-remitted con-
                                                             employer or plan              tributions.
                                                             approval, and limited to
                                                             pre-tax funds, eligible    o  We do not accept after
                                                             rollover distributions        tax contributions, includ-
                                                             from other 403(b) plans,      ing designated Roth
                                                             qualified plans, govern-      contributions.
                                                             mental employer 457(b)
                                                             plans or traditional IRAs.

See Appendix X at the end of this Prospectus for a discussion of TSA contracts.
---------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
                      AVAILABLE
CONTRACT              FOR ANNUITANT   MINIMUM
TYPE                  ISSUE AGES      CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
QP                    20 through 75   o $10,000 (initial)      o   Only transfer contribu-    o   A separate QP contract
                                                                   tions from other               must be established for
                                      o $500 (additional)          investments within an          each plan participant.
                                                                   existing defined contri-
                                                                   bution qualified plan      o   We do not accept regu-
                                                                   trust.                         lar ongoing payroll
                                                                                                  contributions or contri-
                                                                                                  butions directly from the
                                                               o   The plan must be quali-        employer.
                                                                   fied under Section
                                                                   401(a) of the Internal     o   Only one additional
                                                                   Revenue Code.                  transfer contribution may
                                                                                                  be made during a con-
                                                               o   For 401(k) plans, trans-       tract year.
                                                                   ferred contributions may
                                                                   not include any after-tax  o   No additional transfer
                                                                   contributions, including       contributions after par-
                                                                   designated Roth contri-        ticipant's attainment of
                                                                   butions.                       age 76 or, if later, the
                                                                                                  first contract date anni-
                                                                                                  versary.

                                                                                              o   Contributions after age
                                                                                                  70-1/2 must be net of any
                                                                                                  required minimum distri-
                                                                                                  butions.

                                                                                              o   We do not accept contri-
                                                                                                  butions from defined
                                                                                                  benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA         0 through 70    o $10,000 (initial)      o   Direct custodian-to-       o   Any additional contribu-
Beneficiary Con-                                                   custodian transfers of         tions must be from the
tinuation Contract                    o $1,000 (additional)        your interest as a death       same type of IRA of the
(traditional IRA or                                                beneficiary of the             same deceased owner.
Roth IRA)                                                          deceased owner's tradi-
                                                                   tional individual          o   Non-spousal beneficiary
                                                                   retirement arrangement         direct rollover contribu-
                                                                   or Roth IRA to an IRA of       tions from qualified
                                                                   the same type.                 plans, 403(b) plans and
                                                                                                  governmental employer
                                                                                                  457(b) plans may be
                                                                                                  made to an Inherited IRA
                                                                                                  contract under specified
                                                                                                  circumstances.
------------------------------------------------------------------------------------------------------------------------------------



(1) Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.


(2) Please see Appendix IX for variations that may apply to your contract.


(3) May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Elite(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

19 CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.


PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit "GMIB") or an enhanced death benefit, you should strongly consider "splitfunding": that is, the trust holds investments in addition to this Accumulator(R) Elite(SM) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

                                              CONTRACT FEATURES AND BENEFITS  20

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.





------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   ClearBridge Advisors, LLC
                                                                                       o   Goodman & Co. NY Ltd.
                                                                                       o   Legg Mason Capital Management, Inc.
                                                                                       o   Marsico Capital Management, LLC
                                                                                       o   T. Rowe Price Associates, Inc.
                                                                                       o   Westfield Capital Management Company,
                                                                                           L.P.
------------------------------------------------------------------------------------------------------------------------------------


21 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND       Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                             appreciation, consistent with a prudent level of risk.     o   Pacific Investment Management Company
                                                                                            LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL   Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 EQUITY                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   JPMorgan Investment Management Inc.
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY                                                                            o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Janus Capital Management, LLC
                                                                                        o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE                                                                                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Institutional Capital LLC
                                                                                        o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisers, Inc.
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Diamond Hill Capital Management, Inc.
                                                                                        o   Knightsbridge Asset Management, LLC
                                                                                        o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    Seeks high total return through a combination of current   o   Pacific Investment Management Company
 BOND                        income and capital appreciation.                               LLC
                                                                                        o   Post Advisory Group, LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                     LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Lord, Abbett & Co. LLC
                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.
                                                                                        o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 22

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
CLASS B SHARES                                                                             INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME            OBJECTIVE                                                        APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks long-term growth of capital.                               o   AXA Equitable Funds Management Group,
 VALUE                                                                                         LLC
                                                                                           o   BlackRock Investment Management, LLC
                                                                                           o   Franklin Advisory Services, LLC
                                                                                           o   Horizon Asset Management, Inc.
                                                                                           o   Pacific Global Investment Management
                                                                                               Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.                               o   AXA Equitable Funds Management Group,
                                                                                               LLC
                                                                                           o   RCM Capital Management, LLC
                                                                                           o   SSgA Funds Management, Inc.
                                                                                           o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                  OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                   o   AXA Equitable Funds Management Group,
 VALUE CORE                                                                                    LLC
                                                                                           o   BlackRock Investment Management, LLC
                                                                                           o   Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,     o   BlackRock Investment Management, LLC
 EQUITY                         income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks a combination of growth and income to achieve an     o   Boston Advisors, LLC
 INCOME                         above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.           o   Bridgeway Capital Management, Inc.
 RESPONSIBLE                                                                               o   Calvert Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 (1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.              o   Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX           Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                                approximates the total return performance of the Barclays
                                Capital Intermediate U.S. Government/Credit Index,
                                including reinvestment of dividends, at a risk level
                                consistent with that of the Barclays Capital Intermediate
                                U.S. Government/Credit Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.              o   Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                                approximates the total return performance of the S&P 500
                                Index, including reinvestment of dividends, at a risk
                                level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


23 CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME                OBJECTIVE
---------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS         Seeks to achieve long-term growth of capital.
---------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED     Seeks to maximize income while maintaining prospects
                              for capital appreciation.
---------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily seeks
 ALLOCATION                   income.
---------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.
 ACQUISITIONS
---------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.
 VALUE
---------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS           Seeks to achieve capital growth and current income.
---------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        Seeks to achieve long-term capital appreciation.
 EQUITY
---------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    Seeks to achieve a total return before expenses that
 BOND INDEX                   approximates the total return performance of the Barclays
                              Capital Intermediate U.S. Government Bond Index, includ-
                              ing reinvestment of dividends, at a risk level consistent
                              with that of the Barclays Capital Intermediate U.S. Gov-
                              ernment Bond Index.
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    Seeks to achieve long-term growth of capital.
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL              Seeks to achieve a total return (before expenses) that
 EQUITY INDEX(2)              approximates the total return performance of a compos-
                              ite index comprised of 40% Dow Jones EURO STOXX 50
                              Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                              S&P/ASX 200 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the composite index.
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS   Seeks to provide current income and long-term growth of
                              income, accompanied by growth of capital.
---------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Seeks to achieve long-term capital appreciation.
 OPPORTUNITIES
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES               INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                APPLICABLE)
---------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS         o   AXA Equitable Funds Management Group,
                                  LLC
                              o   BlackRock Capital Management, Inc.
                              o   BlackRock Investment Management, LLC
---------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED     o   AXA Equitable Funds Management Group,
                                  LLC
                              o   BlackRock Investment Management, LLC
                              o   Franklin Advisers, Inc.
---------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         o   AXA Equitable Funds Management Group,
 ALLOCATION                       LLC
---------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          o   GAMCO Asset Management, Inc.
 ACQUISITIONS
---------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        o   GAMCO Asset Management, Inc.
 VALUE
---------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS           o   AXA Equitable Funds Management Group,
                                  LLC
                              o   BlackRock Investment Management, LLC
                              o   First International Advisors, LLC
                              o   Wells Capital Management, Inc.
---------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        o   AXA Equitable Funds Management Group,
 EQUITY                           LLC
                              o   BlackRock Investment Management, LLC
                              o   Morgan Stanley Investment Management
                                  Inc.
---------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    o   SSgA Funds Management, Inc.
 BOND INDEX
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    o   AXA Equitable Funds Management Group,
                                  LLC
                              o   BlackRock Investment Management, LLC
                              o   Hirayama Investments, LLC
                              o   Wentworth Hauser and Violich, Inc.
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL              o   AllianceBernstein L.P.
 EQUITY INDEX(2)
---------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS   o   AXA Equitable Funds Management Group,
                                  LLC
                              o   BlackRock Investment Management, LLC
                              o   Northern Cross, LLC
---------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
---------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 24

---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME               OBJECTIVE
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-
                             ondary objective to seek reasonable current income. For
                             purposes of this Portfolio, the words "reasonable current
                             income" mean moderate income.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     Seeks to achieve a total return before expenses that
                             approximates the total return performance of the Russell
                             1000 Value Index, including reinvestment of dividends, at
                             a risk level consistent with that of the Russell 1000 Value
                             Index.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS      Seeks to achieve long-term growth of capital.
---------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Seeks to achieve capital appreciation and growth of
 INCOME (1)                  income without excessive fluctuation in market value.
---------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Seeks to achieve capital appreciation and growth of
 CORE                        income with reasonable risk.
---------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         Seeks to achieve capital appreciation.
 GROWTH(3)
---------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             Seeks to achieve a total return before expenses that
                             approximates the total return performance of the S&P
                             Mid Cap 400 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P Mid Cap
                             400 Index.
---------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        Seeks to achieve long-term capital appreciation.
---------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve
                             its assets and maintain liquidity.
---------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         Seeks to achieve capital appreciation.
 GROWTH
---------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    Seeks to achieve capital growth.
 GROWTH
---------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   Seeks to achieve capital appreciation, which may occa-
                             sionally be short-term, and secondarily, income.
---------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        Seeks to achieve capital appreciation.
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES              INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               APPLICABLE)
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       o   AXA Equitable Funds Management Group,
                                 LLC
                             o   BlackRock Investment Management, LLC
                             o   Institutional Capital LLC
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    o   AllianceBernstein L.P.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     o   AXA Equitable Funds Management Group,
                                 LLC
                             o   BlackRock Investment Management, LLC
                             o   Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     o   SSgA Funds Management, Inc.
---------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS      o   AllianceBernstein L.P.
                             o   AXA Equitable Funds Management Group,
                                 LLC
---------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    o   Lord, Abbett & Co. LLC
 INCOME (1)
---------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     o   Lord, Abbett & Co. LLC
 CORE
---------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         o   MFS Investment Management
 GROWTH(3)
---------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             o   SSgA Funds Management, Inc.
---------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        o   AXA Equitable Funds Management Group,
                                 LLC
                             o   BlackRock Investment Management, LLC
                             o   Wellington Management Company, LLP
---------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              o   The Dreyfus Corporation
---------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         o   Montag & Caldwell, LLC
 GROWTH
---------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    o   Morgan Stanley Investment Management
 GROWTH                          Inc.
---------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   o   AXA Equitable Funds Management Group,
                                 LLC
                             o   BlackRock Investment Management, LLC
                             o   Franklin Mutual Advisers, LLC
---------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        o   OppenheimerFunds, Inc.
---------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES
PORTFOLIO NAME               OBJECTIVE
---------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND    Seeks to generate a return in excess of traditional money
                             market products while maintaining an emphasis on pres-
                             ervation of capital and liquidity.
---------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS         Seeks to achieve high current income consistent with
                             moderate risk to capital.
---------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the
                             deduction of Portfolio expenses) the total return of the
                             Russell 2000 Index.
---------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH      Seeks to achieve long-term capital appreciation and sec-
 STOCK                       ondarily, income.
---------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY   Seeks to achieve long-term capital growth.
---------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME     Seeks to achieve total return through capital appreciation with income as a secondary consideration.
---------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK       Seeks to achieve capital growth and income.
---------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA         Seeks to achieve long-term capital growth.
 GROWTH(4)
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
CLASS IB SHARES              INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               APPLICABLE)
---------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND    o   Pacific Investment Management Company,
                                 LLC
---------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS         o   AllianceBernstein L.P.
                             o   AXA Equitable Funds Management Group,
                                 LLC
---------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       o   AllianceBernstein L.P.
---------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH      o   T. Rowe Price Associates, Inc.
 STOCK
---------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY   o   AXA Equitable Funds Management Group,
                                 LLC
                             o   BlackRock Investment Management, LLC
                             o   Templeton Investment Counsel, LLC
---------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME     o   UBS Global Asset Management (Americas)
                                 Inc.
---------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK       o   Invesco Advisers, Inc.
---------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA         o   Wells Capital Management, Inc.
 GROWTH(4)
---------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.

        ------------------------------------------------------------------
         REPLACED (CURRENT) PORTFOLIO       SURVIVING/NEW PORTFOLIO
        ------------------------------------------------------------------
        EQ/Capital Guardian Growth         EQ/Large Cap Growth PLUS
        ------------------------------------------------------------------
        EQ/Lord Abbett Growth and Income   EQ/Large Cap Value Index
        ------------------------------------------------------------------

(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.


                                               CONTRACT FEATURES AND BENEFITS 26

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges, and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.

Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures "rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The Guaranteed Principal Benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011 the next available maturity date was February 15, 2018. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment



27  CONTRACT FEATURES AND BENEFITS
applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.



                                              CONTRACT FEATURES AND BENEFITS  28

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS
FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was only available at contract issue. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The amount of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the percentage of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10-YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.


We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Elite(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the Guaranteed death benefits and Protection Plus(SM)). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you



29  CONTRACT FEATURES AND BENEFITS
may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during this 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed inter-



                                              CONTRACT FEATURES AND BENEFITS  30
est option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option 1 rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits. See "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VIII later in this Prospectus for more information on state availability).


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index and EQ/Money Market) and the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).



31  CONTRACT FEATURES AND BENEFITS

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                       or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the roll-up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


For information about whether the Guaranteed death benefit/
Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VIII for more information about availability in your state.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION


(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA, or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be



                                              CONTRACT FEATURES AND BENEFITS  32
exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------------------------------------------------
                                 LEVEL PAYMENTS
--------------------------------------------------------------------------------
                                             Period certain years
           Annuitant's age at    -----------------------------------------------
               exercise                   IRAs               NQ
--------------------------------------------------------------------------------
            75 and younger                 10                10
                 76                         9                10
                 77                         8                10
                 78                         7                10
                 79                         7                10
                 80                         7                10
                 81                         7                 9
                 82                         7                 8
                 83                         7                 7
                 84                         6                 6
                 85                         5                 5
--------------------------------------------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o   On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the



33  CONTRACT FEATURES AND BENEFITS
guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under rollover TSA contracts.




--------------------------------------------------------------------------------
                                            GUARANTEED MINIMUM INCOME
                CONTRACT DATE               BENEFIT -- ANNUAL INCOME
           ANNIVERSARY AT EXERCISE              PAYABLE FOR LIFE
--------------------------------------------------------------------------------
                     10                              $11,891
                     15                              $18,597



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii) for Accumulator(R) Elite(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite(SM) QP contract into an Accumulator(R) Elite(SM) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Elite(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Elite(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could


                                              CONTRACT FEATURES AND BENEFITS  34
          be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if applicable, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o   ANNUAL RATCHET TO AGE 85.

o   6% ROLL-UP TO AGE 85.

o   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

o   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.



35  CONTRACT FEATURES AND BENEFITS

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.

If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death



                                              CONTRACT FEATURES AND BENEFITS  36
benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions "RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o   Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).


YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% "Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o   7% GWB ANNUAL WITHDRAWAL OPTION

o   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS


A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


37  CONTRACT FEATURES AND BENEFITS

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.



EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.


OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum



                                              CONTRACT FEATURES AND BENEFITS  38
    death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected "original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.

o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life


39  CONTRACT FEATURES AND BENEFITS
    expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              CONTRACT FEATURES AND BENEFITS  40

2. DETERMINING YOUR CONTRACT'S VALUE


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges(1); (ii) any applicable withdrawal charges and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR (SM)(not available under all contracts)


If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


----------------------
(1) Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.


41  DETERMINING YOUR CONTRACT'S VALUE

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

    -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

    -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.


ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.



                                           DETERMINING YOUR CONTRACT'S VALUE  42

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contractowner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

o   No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher roll-up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging, but a lower roll-up rate (3%) applies with respect to the EQ/Intermediate Government Bond Index option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information, about roll-up rates applicable in various states and for various contract versions, see Appendices VIII and IX.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.



43  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

o For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

o For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

o Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  44
this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I, allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


45  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. ACCESSING YOUR MONEY


--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                             METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
 Contract          Partial     Systematic      Pre-age        Lifetime
                                             59-1/2 sub-      required
                                              stantially      minimum
                                                equal         distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes            No          No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes           Yes          Yes
--------------------------------------------------------------------------------
Roth                 Yes           Yes           Yes          No
  Conversion
  IRA
--------------------------------------------------------------------------------
Inherited IRA         No           No             No          (1)
--------------------------------------------------------------------------------
QP(2)                Yes           No             No          Yes
--------------------------------------------------------------------------------
Rollover             Yes           Yes            No          Yes
  TSA(3)
--------------------------------------------------------------------------------




(1) The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(2) All payments are made to the plan as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(3) Employer or plan approval is required for all transactions. Your ability to take withdrawals, or loans from, or surrender your TSA contract may be limited. See Appendix X -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have



                                                        ACCESSING YOUR MONEY  46
elected a Guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" and Appendix X later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion


47  ACCESSING YOUR MONEY
from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2


In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).


Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.


Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.


With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.



HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)


If you elected Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information on what applies to your contract. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if



                                                        ACCESSING YOUR MONEY  48
you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option), in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the


49  ACCESSING YOUR MONEY
transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.


Deferred annuity contracts such as Accumulator(R) Elite(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Elite(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract "payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Elite(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period certain
                                   Life annuity with refund certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity pay-    Life annuity
   out options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with period certain
   (available for annuitants age   Period certain annuity
   83 or less at contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees pay-


                                                        ACCESSING YOUR MONEY  50
ments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Elite(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Elite(SM) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to Income Manager(R), where payments begin on the 15th of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Elite(SM) contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



51  ACCESSING YOUR MONEY

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.



                                                        ACCESSING YOUR MONEY  52

5. CHARGES AND EXPENSES


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.



SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of



53  CHARGES AND EXPENSES
the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                 CONTRACT YEAR
--------------------------------------------------------------------------------
                                       1    2    3    4    5
--------------------------------------------------------------------------------
    Percentage of contribution         8%   7%   6%   5%   0%
--------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase the 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, nor to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;



                                                        CHARGES AND EXPENSES  54

      --   it provides continuous room and board to three or more persons;

      --   it is supervised by a registered nurse or licensed practical nurse;

      --   it keeps daily medical records of each patient;

      --   it controls and records all medications dispensed; and

      --   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as to 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for the charge that applies under your contract.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply , depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.



55  CHARGES AND EXPENSES

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.


PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



                                                        CHARGES AND EXPENSES  56

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees.

o   12b-1.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


57  CHARGES AND EXPENSES

6. PAYMENT OF DEATH BENEFIT


--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your life and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for the purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate


                                                    PAYMENT OF DEATH BENEFIT  58
    without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o   A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.



59  PAYMENT OF DEATH BENEFIT

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.


Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to



                                                    PAYMENT OF DEATH BENEFIT  60
beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    --  The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and



61  PAYMENT OF DEATH BENEFIT
before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    --  The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the


                                                    PAYMENT OF DEATH BENEFIT  62
        scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


63  PAYMENT OF DEATH BENEFIT

7. TAX INFORMATION


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.



                                                             TAX INFORMATION  64

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.



65  TAX INFORMATION

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 "Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Elite(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Elite(SM) traditional and Roth IRA contracts.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Elite(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



                                                             TAX INFORMATION  66

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TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at ww.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



67  TAX INFORMATION

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ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

o   Do it yourself:
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover:
    You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from



                                                             TAX INFORMATION  68
your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year(R)the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic


69  TAX INFORMATION
required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o   made on or after your death; or

o   made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or


                                                             TAX INFORMATION  70

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o   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Elite(SM) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans "conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs "direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).



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You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover "conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer section 457(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA--whether or not it is the traditional IRA you are converting--a pro rata portion of the distribution is tax-free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS


NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


                                                             TAX INFORMATION  72

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o    rollovers from a Roth IRA to another Roth IRA;

o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)  All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distribu-


73  TAX INFORMATION
tions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             TAX INFORMATION  74

8. MORE INFORMATION


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
      FIXED MATURITY
       OPTIONS WITH
       FEBRUARY 15TH              RATE TO                 PRICE
     MATURITY DATE OF          MATURITY AS OF          PER $100 OF
       MATURITY YEAR         FEBRUARY 15, 2011        MATURITY VALUE
--------------------------------------------------------------------------------
          2012                    3.00%(1)               $ 97.09
          2013                    3.00%(1)               $ 94.25
          2014                    3.00%(1)               $ 91.51
          2015                    3.00%(1)               $ 88.84
          2016                    3.00%(1)               $ 86.25
          2017                    3.00%(1)               $ 83.73
          2018                    3.00%(1)               $ 81.30
          2019                    3.00%(1)               $ 78.93
          2020                    3.00%(1)               $ 76.63
          2021                    3.10%                  $ 73.67
--------------------------------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


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

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



                                                            MORE INFORMATION  76

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ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and have it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

     --   on a non-business day;

     --   after 4:00 p.m. Eastern Time on a business day; or

     --   after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business



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     day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o    the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change own-


                                                            MORE INFORMATION  78
ership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made -- for certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract);
(ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.



HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation" ). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation" ). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract.


79  MORE INFORMATION

Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.


The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from



                                                            MORE INFORMATION  80

$127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


81  MORE INFORMATION

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 "Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  82

Appendix I: Condensed financial information


--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR
THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

--------------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                        ----------------------------------------------------------------
                                               2010       2009         2008        2007        2006
--------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------
  Unit value                                $  12.56    $  11.29     $   9.02    $  15.09    $  14.45
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         86,614      91,369       88,738      64,596      32,813
--------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------
  Unit value                                $  11.75    $  11.14     $  10.32    $  11.79    $  11.33
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         54,990      56,858       42,602      10,068       5,935
--------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------
  Unit value                                $  11.89    $  11.08     $   9.85    $  12.43    $  11.98
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         46,837      48,383       39,676      23,580      16,150
--------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------
  Unit value                                $  12.14    $  11.23     $   9.76    $  13.13    $  12.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        182,689     187,530      162,336     117,390      83,885
--------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------
  Unit value                                $  12.79    $  11.66     $   9.72    $  14.48    $  13.84
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        306,839     319,013      307,331     240,939     152,231
--------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
--------------------------------------------------------------------------------------------------------
  Unit value                                $  12.34    $  11.92     $   9.54    $  19.68    $  17.91
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         10,663      11,782       12,678      12,529       7,675
--------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------
  Unit value                                $  15.48    $  11.81     $   8.85    $  16.27    $  14.18
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          4,251       3,707        4,155       3,846       2,926
--------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------
  Unit value                                $   9.81    $   8.02     $   6.36    $   9.71    $  10.81
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          4,425       4,217        3,589       2,069         384
--------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------
  Unit value                                $  12.56    $  11.37     $   8.88    $  14.23    $  14.30
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         10,750       9,718        8,195       7,001       5,785
--------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
--------------------------------------------------------------------------------------------------------
  Unit value                                $  14.52    $  13.92     $  10.87    $  19.38    $  17.89
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          9,253       9,672        8,942       9,184       7,223
--------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------
  Unit value                                $   5.61    $   4.93     $   4.49    $   6.74    $   6.61
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          7,596       7,687        6,763       5,771       4,814
--------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------
  Unit value                                $  10.01    $   9.04     $   7.03    $  13.04    $  11.83
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            922         976          994         982         894
--------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
                                            FOR THE YEARS ENDING DECEMBER 31,
                                      --------------------------------------------
                                              2005        2004        2003
----------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------
  Unit value                                $ 12.46     $ 11.72      $10.66
----------------------------------------------------------------------------------
  Number of units outstanding (000's)        12,508       4,674         195
----------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------
  Unit value                                $ 10.83     $ 10.75      $10.31
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         3,738       1,736         116
----------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------
  Unit value                                $ 11.20     $ 11.03      $10.41
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         9,271       3,928         215
----------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------
  Unit value                                $ 11.58     $ 11.24      $10.51
----------------------------------------------------------------------------------
  Number of units outstanding (000's)        52,197      21,440         970
----------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
----------------------------------------------------------------------------------
  Unit value                                $ 12.29     $ 11.72      $10.67
----------------------------------------------------------------------------------
  Number of units outstanding (000's)        69,680      21,528         560
----------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
----------------------------------------------------------------------------------
  Unit value                                $ 14.74     $ 13.00      $11.19
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         3,716       1,270          66
----------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
----------------------------------------------------------------------------------
  Unit value                                $ 13.22     $ 12.06      $10.75
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         1,783         913          81
----------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
----------------------------------------------------------------------------------
  Unit value                                     --          --          --
----------------------------------------------------------------------------------
  Number of units outstanding (000's)            --          --          --
----------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------
  Unit value                                $ 12.02     $ 11.87      $10.92
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         4,888       3,020         210
----------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
----------------------------------------------------------------------------------
  Unit value                                $ 14.47     $ 13.27      $11.09
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         4,026       1,161          30
----------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------
  Unit value                                $  5.80     $  5.55          --
----------------------------------------------------------------------------------
  Number of units outstanding (000's)         3,177         208          --
----------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------
  Unit value                                $ 11.43     $ 10.68      $10.49
----------------------------------------------------------------------------------
  Number of units outstanding (000's)           571         194           5
----------------------------------------------------------------------------------


I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR
THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                    ------------------------------------------------------------------------------------------------
                                            2010      2009       2008        2007        2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  10.45    $  9.41    $  7.17    $  12.24    $  11.80    $  11.17     $ 10.80     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      9,619     10,253     10,512       9,279       6,225       2,419         273          15
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  11.74    $ 10.31    $  7.97    $  13.44    $  13.44    $  12.20     $ 11.69     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     13,284     14,379     15,308      17,200       6,674       4,879       2,900          86
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  11.08    $  9.72    $  7.70    $  13.93    $  13.69    $  12.58     $ 12.26     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      7,497      8,285      7,635       7,057       7,207       5,402       2,957         158
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  10.25    $  9.85    $  9.76    $  10.89    $  10.74    $  10.50     $ 10.44     $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     15,758     15,630     13,286      14,134      11,680       7,995       3,501         284
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $   9.48    $  8.63    $  6.61    $  11.06    $  10.84          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     12,024     12,570     12,038       7,823       1,788          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  12.01    $ 10.68    $  8.63    $  14.00    $  13.56    $  11.98     $ 11.67     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     17,472     16,494     13,591      11,756       9,866       7,495       4,181         204
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  12.63    $ 11.14    $  8.86    $  15.09    $  13.45    $  12.51     $ 11.49     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     21,844     25,216     27,244      25,093      20,022      11,881       5,249         435
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $   9.86    $  9.00    $  7.01    $  10.46    $  10.42          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     20,186     26,123     22,020      19,931       3,992          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $   8.09    $  7.45    $  5.90    $   9.50          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     72,176     77,428     73,834      36,003          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  12.33    $ 11.44    $  9.97    $  11.77    $  11.57    $  10.48          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      3,441      2,904      2,617       2,502       1,759         442          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  34.59    $ 26.51    $ 19.06    $  27.94    $  26.00    $  22.24     $ 21.68          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,778      4,361      4,032       3,011       1,796         802          76          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  11.70    $ 11.19    $ 11.16    $  10.65    $   9.91    $   9.74          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     10,881      9,976      8,932       4,959       2,013         172          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                            $  23.30    $ 21.26    $ 14.40    $  34.34    $  24.59    $  18.24     $ 13.97     $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     10,073     10,747      9,040       8,306       6,050       3,408       1,047          46
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR
THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

--------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                        ----------------------------------------------------------------
                                                 2010       2009        2008        2007        2006
--------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  10.78    $  10.51    $  10.94    $  10.74    $  10.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5,599       6,213       5,624       2,177       1,691
--------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  14.82    $  13.80    $  10.36    $  19.11    $  16.87
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          12,040      12,800      12,557      12,092      11,624
--------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  14.52    $  12.85    $   9.52    $  16.21    $  14.18
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           7,236       5,774       4,806       3,860       1,674
--------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  11.97    $  10.84    $   8.33    $  14.06    $  14.47
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           2,399       2,250       2,028       2,094       1,769
--------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  11.92    $  10.61    $   8.53    $  13.85    $  13.56
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1,657       1,676       1,341       1,364       1,455
--------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  13.08    $  11.47    $   8.57    $  13.66    $  12.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           3,990       4,165       4,045       3,311       2,506
--------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  13.29    $  11.81    $   8.90    $  14.66    $  12.89
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           2,226       2,475       2,429       2,960       1,215
--------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------
  Unit value                                 $   5.81    $   5.16    $   4.40    $  10.34    $  11.17
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           6,525       6,971       6,687       7,005       5,957
--------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  10.37    $   9.36    $   7.90    $  14.17    $  15.10
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          14,278      15,820      17,618      19,894      14,100
--------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  10.39    $   8.99    $   7.74    $  12.41    $  12.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           4,897       4,379       3,958       3,773       3,163
--------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  11.94    $  10.66    $   8.63    $  12.71    $  11.68
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           4,125       4,065       2,823       1,698       1,248
--------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  13.03    $  10.54    $   7.86    $  15.77    $  14.84
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          10,198      10,675      10,589      10,337       8,706
--------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------
  Unit value                                 $  14.35    $  11.92    $   8.92    $  15.00    $  15.51
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          16,208      19,394       5,726       6,668       6,490
--------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                              FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------
                                                2005        2004        2003
------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------
  Unit value                                  $ 10.07     $ 10.12     $ 10.09
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1,398         905          69
------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------
  Unit value                                  $ 14.38     $ 12.48     $ 11.17
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           7,243       3,564         178
------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------
  Unit value                                  $ 11.48          --          --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)             373          --          --
------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------
  Unit value                                  $ 12.22     $ 11.96     $ 10.97
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1,018         473          42
------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------
  Unit value                                  $ 12.21     $ 11.58     $ 10.57
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1,271         643          69
------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------
  Unit value                                  $ 12.46     $ 11.02     $ 10.34
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1,386         595          44
------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------
  Unit value                                  $ 12.16     $ 11.34     $ 10.24
------------------------------------------------------------------------------------
  Number of units outstanding (000's)             705         369          29
------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------
  Unit value                                  $ 10.63          --          --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)             563          --          --
------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------
  Unit value                                  $ 12.65     $ 12.20     $ 10.93
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           9,522       5,080         310
------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------
  Unit value                                  $ 10.58          --          --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)             874          --          --
------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------
  Unit value                                  $ 10.54          --          --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)             527          --          --
------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------
  Unit value                                  $ 13.53     $ 12.93     $ 11.33
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5,920       3,260         291
------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------
  Unit value                                  $ 14.02     $ 12.80     $ 11.04
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           4,526       2,213         149
------------------------------------------------------------------------------------


I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR
THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

---------------------------------------------------------------------------------------------------------
                                                      FOR THE YEARS ENDING DECEMBER 31,
                                       ------------------------------------------------------------------
                                                2010       2009        2008        2007        2006
---------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
---------------------------------------------------------------------------------------------------------
  Unit value                                $  10.25    $  10.42    $  10.59    $  10.55     $ 10.24
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         10,912      19,099      26,885       8,854       4,632
---------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                                $   5.10    $   4.79    $   3.76    $   5.69     $  4.79
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          6,667       7,498       8,750       4,503       1,430
---------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                                $  16.63    $  12.78    $   8.28    $  15.97     $ 13.27
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          9,351       7,909       6,915       5,059       2,350
---------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                                $   8.82    $   8.01    $   6.51    $  10.70     $ 10.70
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          9,869      11,439      11,898      12,811       2,470
---------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
---------------------------------------------------------------------------------------------------------
  Unit value                                $  10.37    $   9.15    $   6.71    $  11.52     $ 11.08
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          6,724       5,394       4,013       2,779         367
---------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
---------------------------------------------------------------------------------------------------------
  Unit value                                $  10.67    $  10.76    $  10.13    $  10.73     $  9.79
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         36,696      39,919      25,636      14,527       8,303
---------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
---------------------------------------------------------------------------------------------------------
  Unit value                                $  10.98    $  10.51    $  10.07    $  10.96     $ 10.66
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          9,470       9,834       4,558       4,138       3,340
---------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
---------------------------------------------------------------------------------------------------------
  Unit value                                $  14.13    $  11.42    $   9.21    $  14.21     $ 14.72
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          7,175       7,505       4,820       4,773       4,061
---------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
---------------------------------------------------------------------------------------------------------
  Unit value                                $  15.02    $  13.12    $   9.36    $  16.46     $ 15.61
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          5,568       5,286       3,779       3,120         907
---------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                                $   8.53    $   8.03    $   6.28    $  10.79     $ 10.75
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          8,076       8,585       9,057      10,518       2,001
---------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
---------------------------------------------------------------------------------------------------------
  Unit value                                $   5.18    $   4.66    $   3.58    $   6.07     $  6.10
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          2,626       2,887       3,308       3,079       2,346
---------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
---------------------------------------------------------------------------------------------------------
  Unit value                                $  10.09    $   8.91    $   7.05    $  11.38     $ 11.86
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          9,622      10,345      10,821       9,921       7,856
---------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                                $  14.86    $  12.88    $   9.34    $  13.11     $ 11.98
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          6,166       5,221       2,848       2,691       1,979
---------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------
                                            FOR THE YEARS ENDING DECEMBER 31,
                                     -----------------------------------------------
                                              2005       2004       2003
------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------
  Unit value                                $  9.97    $  9.87    $  9.96
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         2,041      1,005         42
------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------
  Unit value                                $  4.51    $  4.35         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           883         38         --
------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------
  Unit value                                $ 12.35         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           533         --         --
------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------
  Unit value                                     --         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --         --
------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------
  Unit value                                     --         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --         --
------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------
  Unit value                                $  9.91         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         3,300         --         --
------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------
  Unit value                                $ 10.44    $ 10.40    $ 10.20
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         2,303      1,119         95
------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------
  Unit value                                $ 12.72    $ 12.40    $ 10.71
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         2,210      1,215         79
------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------
  Unit value                                $ 16.53    $ 16.17         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           526         22         --
------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------
  Unit value                                     --         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --         --
------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------
  Unit value                                $  5.43    $  5.07         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)           952         71         --
------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------
  Unit value                                $ 10.41         --         --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         2,852         --         --
------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------
  Unit value                                $ 11.50    $ 11.25    $ 10.69
------------------------------------------------------------------------------------
  Number of units outstanding (000's)         1,528      1,146        126
------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR
THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

---------------------------------------------------------------------------------------------------------
                                                    FOR THE YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------------
                                              2010       2009        2008        2007        2006
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                              $  11.60    $  10.03     $  7.43     $ 14.17     $ 12.93
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,625       5,825       1,350       1,191         976
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
---------------------------------------------------------------------------------------------------------
  Unit value                              $  12.43    $  11.90     $ 11.17     $ 11.08     $ 10.61
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       18,690      19,288      11,031       6,566       5,315
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                              $  14.06    $  13.36     $ 10.46     $ 20.15     $ 18.23
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        7,570       8,035       7,867       7,136       5,220
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                              $  11.75    $  10.71     $  8.22     $ 13.82     $ 13.38
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,716       2,563       1,797       1,624       1,487
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
---------------------------------------------------------------------------------------------------------
  Unit value                              $  12.98    $  11.67     $  9.65     $ 15.69     $ 15.40
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,659       6,264       6,951       6,335       5,165
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                              $  14.13    $  11.32     $  8.12     $ 14.63     $ 13.30
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,760       4,627       4,317       3,883       3,570
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
---------------------------------------------------------------------------------------------------------
  Unit value                              $  16.04    $  13.06     $  9.20     $ 14.60     $ 14.83
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,840       4,569       4,175       4,025       3,627
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
---------------------------------------------------------------------------------------------------------
  Unit value                              $  10.70    $  10.21     $  9.46     $ 12.58     $ 12.40
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        8,961       8,522       6,601       7,716       6,956
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                              $   8.27    $   6.59     $  4.98     $  8.75     $  8.58
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        7,044       7,464       6,845       6,231       3,530
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
---------------------------------------------------------------------------------------------------------
  Unit value                              $  12.21    $   9.97     $  8.02     $ 13.12     $ 14.80
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,724       6,164       6,403       7,224       7,719
---------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
---------------------------------------------------------------------------------------------------------
  Unit value                              $  13.42    $  11.59     $  7.44     $ 14.29     $ 12.29
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,979       5,856       4,301       3,743       2,164
---------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------
                                          FOR THE YEARS ENDING DECEMBER 31,
                                    -----------------------------------------------
                                             2005       2004       2003
------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------
  Unit value                               $ 12.51     $ 11.75     $ 10.66
------------------------------------------------------------------------------------
  Number of units outstanding (000's)          442         210          15
------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------
  Unit value                               $ 10.39     $ 10.38     $ 10.16
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        4,566       2,210         301
------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------
  Unit value                               $ 14.79     $ 13.02     $ 11.23
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,536       1,127          65
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------
  Unit value                               $ 11.98     $ 11.41     $ 10.58
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,016         456          20
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------
  Unit value                               $ 13.12     $ 12.46     $ 11.07
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        3,109       1,455          59
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------
  Unit value                               $ 12.33     $ 11.57     $ 10.53
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,515       1,381          97
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------
  Unit value                               $ 13.15     $ 12.45     $ 10.99
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        2,566       1,506         103
------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------
  Unit value                               $ 11.47     $ 11.32     $ 10.59
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,292       3,135         282
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------
  Unit value                               $  7.91     $  7.49          --
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,416          31          --
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------
  Unit value                               $ 12.96     $ 12.59     $ 10.93
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        5,307       2,979         191
------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------
  Unit value                               $ 11.65     $ 10.64     $ 10.31
------------------------------------------------------------------------------------
  Number of units outstanding (000's)        1,431         675          35
------------------------------------------------------------------------------------



I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2010.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2010        2009      2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.38     $ 10.23   $  8.17    $  13.65    $  13.07
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,270       2,633     2,922       3,517       3,308
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.27     $ 10.67   $  9.88    $  11.28    $  10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           3,607       3,583     3,454       1,731       1,508
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.21     $ 10.45   $  9.28    $  11.71    $  11.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           3,058       2,907     2,852       1,825       1,741
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 45.68     $ 42.24   $ 36.68    $  49.36    $  47.21
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,933       3,090     2,966       3,439       3,955
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.62     $ 10.58   $  8.82    $  13.14    $  12.55
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           7,603       8,360     8,765      10,293      11,247
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 12.34     $ 11.92   $  9.53    $  19.66    $  17.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,918       2,139     2,496       3,456       4,168
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 19.41     $ 14.80   $ 11.09    $  20.36    $  17.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,416       1,585     1,882       2,356       3,069
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  9.83     $  8.04   $  6.37    $   9.72    $  10.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             137         145       250          73          51
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 20.77     $ 18.80   $ 14.66    $  23.49    $  23.60
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,898       2,050     2,175       2,711       3,644
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 18.18     $ 17.42   $ 13.59    $  24.23    $  22.35
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,956       2,216     2,472       3,272       4,311
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  5.64     $  4.95   $  4.51    $   6.78    $   6.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             519         481       613         684         907
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  7.52     $  6.80   $  5.28    $   9.79    $   8.87
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             169         187       206         250         367
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.36     $ 10.22   $  7.79    $  13.28    $  12.80
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,342       1,536     1,689       2,030       2,547
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2005        2004        2003       2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.26     $ 10.59          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,298         726          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.35     $ 10.27          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,073         686          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.54     $ 10.37          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,299         787          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 43.48     $ 42.17     $ 39.41    $ 33.62     $ 39.15
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,167       3,907       2,733        598          97
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.14     $ 10.61          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           7,926       3,664          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 14.71     $ 12.97     $ 11.15    $  8.38     $  9.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,498       4,337       4,026        604          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 16.53     $ 15.07     $ 13.43    $  9.69     $ 14.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           3,839       4,346       4,534      3,377       3,423
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 19.83     $ 19.58     $ 17.99    $ 13.94     $ 17.00
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,227       4,909       4,335      2,235       1,559
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 18.07     $ 16.57     $ 13.84    $ 10.98     $ 13.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,992       5,077       5,316      3,555       3,126
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  5.82     $  5.57          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,277         370          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  8.57     $  8.01     $  7.86    $  6.24     $  8.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             468         498         478        128          13
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 12.11     $ 11.71     $ 11.27    $  9.24     $ 12.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,581       2,715       2,971      2,171       2,221
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-6


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2010        2009      2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  11.22   $   9.85   $   7.61    $  12.83    $  12.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           9,874     11,353     13,273      16,294       9,568
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 200.24   $ 175.62   $ 139.08    $ 251.49    $ 247.00
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             228        270        308         377         490
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  13.39   $  12.87   $  12.73    $  14.21    $  14.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           6,087      6,863      7,829      10,140      12,428
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   9.50   $   8.64   $   6.62    $  11.06    $  10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             787        803        780         634         332
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  25.76   $  22.89   $  18.48    $  29.96    $  29.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,010      4,502      5,011       6,391       8,474
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  15.25   $  13.44   $  10.69    $  18.20    $  16.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,248      4,931      5,954       7,491      10,192
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   9.88   $   9.02   $   7.02    $  10.46    $  10.42
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,118      1,591      1,489       2,051         730
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   8.10   $   7.46   $   5.90    $   9.50          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,012      1,076      1,164       1,153          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  12.37   $  11.47   $   9.99    $  11.78    $  11.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             216        175        171         230         268
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  34.98   $  26.80   $  19.26    $  28.22    $  26.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)             380        352        302         300         291
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  11.73   $  11.21   $  11.17    $  10.66    $   9.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,209      1,156      1,062         777         471
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  17.48   $  15.94   $  10.79    $  25.72    $  18.41
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,972      2,334      2,396       3,354       4,518
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  19.24   $  18.76   $  19.51    $  19.14    $  18.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,196      1,385      1,664       1,956       2,358
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2005        2004        2003       2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  11.63   $  11.14    $  10.21   $   7.89   $  10.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         11,228     12,694      12,682      9,408      3,151
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 226.77   $ 220.94    $ 196.75   $ 133.70   $ 203.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            586        683         689        581        661
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  13.68   $  13.60    $  13.28   $  13.05   $  12.10
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         14,021     15,208      16,175     13,419     10,537
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  25.62   $  24.94    $  22.99   $  18.28   $  23.93
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,127     11,584      11,512      7,152      6,601
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  15.07   $  13.84    $  12.72   $   9.86   $  11.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         11,276     11,463      10,296      2,423         78
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  10.49         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            107         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  22.44   $  21.86          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            339         74          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   9.74         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             36         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  13.65   $  10.45    $   8.58   $   5.59   $   6.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,043      4,587       4,232      2,823      3,043
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  17.94   $  18.01    $  17.95   $  17.86   $  16.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,881      3,326       3,448      2,501         --
------------------------------------------------------------------------------------------------------------------------------------


I-7 APPENDIX I: CONDENSED FINANCIAL INFORMATION


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2010        2009      2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.54     $ 11.67    $  8.76    $  16.15    $  14.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         4,538       5,230      5,817       7,394       9,957
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 14.57     $ 12.88    $  9.54    $  16.23    $  14.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           648         458        378         409         273
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 13.00     $ 11.76    $  9.03    $  15.24    $  15.68
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,965       2,244      2,578       3,182       4,115
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.13     $  8.12    $  6.53    $  10.60    $  10.37
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,981       3,499      4,012       5,022       6,684
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  7.37     $  6.46    $  4.82    $   7.69    $   6.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         5,531       6,521      7,705       9,407      11,991
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 15.21     $ 13.51    $ 10.18    $  16.75    $  14.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,649       1,897      2,095       2,691       3,075
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  5.83     $  5.17    $  4.41    $  10.35    $  11.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           306         341        306         503         784
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.07     $ 10.89    $  9.19    $  16.48    $  17.54
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         8,017       9,238     10,639      13,726      13,777
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.42     $  9.01    $  7.76    $  12.42    $  12.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           259         235        323         368         502
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.98     $ 10.68    $  8.65    $  12.73    $  11.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           269         241        207         161         166
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.14     $  9.00    $  6.71    $  13.45    $  12.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,823       4,410      5,117       6,276       8,561
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 15.88     $ 13.18    $  9.86    $  16.58    $  17.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,940       3,462      3,335       4,320       6,178
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 27.63     $ 28.08    $ 28.54    $  28.40    $  27.57
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,996       2,814      4,635       3,889       3,996
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2005        2004        2003       2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  12.14     $  10.53    $  9.42    $  7.22     $  8.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         11,032       11,933     10,611      5,973       5,697
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  11.48           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             98           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  13.24     $  12.94    $ 11.86    $  9.51     $ 11.94
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,803        5,325      5,701      4,777       4,156
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   9.33     $   8.84    $  8.07    $  6.72     $  8.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          7,849        8,941      9,707      8,237       8,655
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   7.01     $   6.19    $  5.81    $  4.79     $  7.07
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         14,352       15,822     17,115     16,550      18,765
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  13.88     $  12.94    $ 11.68    $  9.18     $ 14.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          3,566        4,258      4,710      4,661       5,707
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  10.63           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            195           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  14.69     $  14.16    $ 12.68    $ 10.01     $ 11.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         15,585       17,155     15,959      8,615       6,000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  10.58           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            135           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  10.54           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            132           --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  11.53     $  11.02    $  9.65    $  6.83     $  8.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,309       11,422     10,509      4,322       2,644
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  15.47     $  14.13    $ 12.18    $  9.29     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          7,278        7,736      7,229      3,714       2,090
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  26.81     $  26.55    $ 26.78    $ 27.06     $ 27.16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,058        4,693      6,370      9,288      13,759
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-8


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2010        2009      2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  5.13    $  4.82    $  3.77    $  5.72    $  4.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            1,000      1,089      1,065        656        206
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 16.68    $ 12.81    $  8.29    $ 16.00    $ 13.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              616        511        412        507        322
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  8.84    $  8.03    $  6.52    $ 10.70    $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              357        450        499        748        372
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 10.39    $  9.17    $  6.72    $ 11.53    $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              462        301        230        230         61
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 10.70    $ 10.78    $ 10.15    $ 10.75    $  9.80
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            3,449      3,688      2,800      1,098      1,411
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 16.35    $ 15.64    $ 14.98    $ 16.29    $ 15.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            1,310      1,604      1,459      1,861      2,329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 16.12    $ 13.02    $ 10.49    $ 16.18    $ 16.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            1,345      1,522      1,675      2,100      2,912
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 15.20    $ 13.27    $  9.45    $ 16.62    $ 15.76
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            1,157      1,232      1,328      1,641        104
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  8.55    $  8.04    $  6.29    $ 10.80    $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              377        355        411        572        298
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  5.21    $  4.69    $  3.60    $  6.10    $  6.12
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              105        166        145        300        397
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 10.12    $  8.93    $  7.07    $ 11.39    $ 11.87
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              314        427        491        424        647
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 10.87    $  9.42    $  6.82    $  9.58    $  8.74
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            1,289      1,281      1,192      1,455      1,731
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 50.84    $ 43.93    $ 32.52    $ 61.99    $ 56.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              669        370        186        233        292
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2005        2004        2003       2002         2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  4.53     $  4.36          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             172          19          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 12.35          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             172          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  9.92          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             848          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 15.50     $ 15.45     $ 15.13    $ 14.85          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,753       2,951       3,122      1,064          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 14.46     $ 14.10     $ 12.18    $  8.48     $ 10.90
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           3,372        3.996      4,084      1,913       1,535
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 16.68     $ 16.30          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             146          19          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)              --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  5.45     $  5.08          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             286          69          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.41          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             410          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  8.39     $  8.20     $  7.79    $  5.73     $  7.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,184       2,500       2,016        424         141
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 54.68     $ 51.36     $ 46.56    $ 34.41     $ 49.16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             331         388         429        338         402
------------------------------------------------------------------------------------------------------------------------------------


I-9 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING
OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2010        2009      2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 13.34     $ 12.76    $ 11.97     $ 11.87     $ 11.36
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,073       4,407      4,240       5,230       6,686
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 12.93     $ 12.28    $  9.61     $ 18.51     $ 16.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,251       1,474      1,547       1,972       2,676
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.71     $  9.76    $  7.48     $ 12.58     $ 12.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            856         922      1,012       1,291       1,745
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 11.98     $ 10.76    $  8.90     $ 14.46     $ 14.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,891       2,160      2,480       3,218       4,325
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 11.49     $  9.20    $  6.60     $ 11.88     $ 10.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,969       2,263      2,611       3,156       4,520
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 14.89     $ 12.12    $  8.53     $ 13.54     $ 13.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,605       1,844      2,077       2,710       3,885
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
  Unit value                                                         $ 26.70     $ 25.45    $ 23.59     $ 31.34     $ 30.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,666       1,854      2,063       2,743       3,798
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.32     $  6.63    $  5.01     $  8.79     $  8.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            379         322        350         436         605
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 15.89     $ 12.97    $ 10.43     $ 17.05     $ 19.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,303       2,646      3,075       3,968       5,693
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 11.45     $  9.88    $  6.34     $ 12.17     $ 10.46
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,814       2,062      2,147       2,564       3,343
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                        2005        2004        2003       2002         2001
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.12     $ 11.11     $ 10.87    $ 10.64          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           7,527       8,293       8,217      3,282          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 13.57     $ 11.94     $ 10.29    $  7.79          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,300       2,160       1,684        553          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.89     $ 10.37     $  9.61    $  7.62          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           1,956       2,038       1,850        635          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 12.07     $ 11.46     $ 10.17    $  7.89          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,766       4,712       3,848      1,272          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.01     $  9.38     $  8.53    $  6.18          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           5,281       6,078       5,628      1,488          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 12.18     $ 11.53     $ 10.17    $  7.35          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,432       5,059       3,927      1,262          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 28.55     $ 28.15     $ 26.32    $ 21.83     $ 22.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,585       5,526       5,467      2,248       1,835
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  7.94     $  7.51          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             410          22          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 16.83     $ 16.33     $ 14.17    $ 10.49     $ 12.37
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           6,888       7,850       7,354      5,021       3,274
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  9.91     $  9.05     $  8.76    $  5.65          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           4,090       4,725       1,117        205          --
------------------------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-10

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------

This information is provided for historical purposes only. The contract is no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) Elite(SM) QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 or if later, the first contract anniversary.


If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and


o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% "h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a) .




------------------------------------------------------------------------------------------------------------------------------------
                                                                                      HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                                          "J" IN THE CALCULATIONS BELOW)
                                                                                                   FEBRUARY 15, 2015
                                                                             -------------------------------------------------------
                                                                                               5.00%                9.00%
------------------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                                                $141,389              $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                                                 $131,104              $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                                       $ 10,285              $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:                       $  3,637              $ (3,847)
     (3) x [$50,000/(1)]
------------------------------------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal: $50,000 - (4)                  $ 46,363              $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                                    $ 91,389              $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                                         $ 84,741              $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                                        $111,099              $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


(a)      Number of days from the withdrawal date to the maturity date = D = 1,461

(b)      Market adjusted amount is based on the following calculation:

                 Maturity value         =          $171,882               where j is either 5% or 9%
         ----------------------------      ----------------------------
                  (1+j)(D/365)                  (1+j)(1,461/365)

(c)      Fixed maturity amount is based on the following calculation:

                 Maturity value         =          $171,882
         ----------------------------      ----------------------------
                  (1+h)(D/365)                 (1+0.07)(1,461/365)

(d)      Maturity value is based on the following calculation:

         Fixed maturity amount x (1+h)(D/365)  = ($84,741 or $77,257) x (1+0.07)(1,461/365)


                             APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------------------------
   END OF
  CONTRACT                    6% ROLL-UP TO AGE 85   ANNUAL RATCHET TO AGE 85
    YEAR      ACCOUNT VALUE       BENEFIT BASE             BENEFIT BASE
--------------------------------------------------------------------------------
      1          $105,000         $  106,000(1)            $  105,000(3)
--------------------------------------------------------------------------------
      2          $115,500         $  112,360(2)            $  115,500(3)
--------------------------------------------------------------------------------
      3          $129,360         $  119,102(2)            $  129,360(3)
--------------------------------------------------------------------------------
      4          $103,488         $  126,248(1)            $  129,360(4)
--------------------------------------------------------------------------------
      5          $113,837         $  133,823(1)            $  129,360(4)
--------------------------------------------------------------------------------
      6          $127,497         $  141,852(1)            $  129,360(4)
--------------------------------------------------------------------------------
      7          $127,497         $  150,363(1)            $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85.

IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.72)% and 3.28% for the Accumulator(R) Elite(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:

     GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS
     GUARANTEED MINIMUM INCOME BENEFIT



--------------------------------------------------------------------------------
                                                            GREATER OF 6%
                                                             ROLL-UP TO
                                                            AGE 85 OR THE
                                                           ANNUAL RATCHET
                                                              TO AGE 85
                                                             GUARANTEED
        CONTRACT                                            MINIMUM DEATH
AGE       YEAR       ACCOUNT VALUE        CASH VALUE           BENEFIT
--------------------------------------------------------------------------------
                      0%        6%       0%        6%        0%        6%
--------------------------------------------------------------------------------
 60         0      100,000  100,000    92,000    92,000   100,000  100,000
 61         1       95,615  101,594    87,615    93,594   106,000  106,000
 62         2       91,284  103,154    84,284    96,154   112,360  112,360
 63         3       87,001  104,676    81,001    98,676   119,102  119,102
 64         4       82,761  106,153    77,761   101,153   126,248  126,248
 65         5       78,555  107,578    78,555   107,578   133,823  133,823
 66         6       74,378  108,945    74,378   108,945   141,852  141,852
 67         7       70,222  110,245    70,222   110,245   150,363  150,363
 68         8       66,080  111,470    66,080   111,470   159,385  159,385
 69         9       61,946  112,611    61,946   112,611   168,948  168,948
 70        10       57,812  113,659    57,812   113,659   179,085  179,085
 75        15       36,775  117,109    36,775   117,109   239,656  239,656
 80        20       14,442  116,313    14,442   116,313   320,714  320,714
 85        25            0  108,997         0   108,997         0  429,187
 90        30            0  112,209         0   112,209         0  429,187
 95        35            0  115,918         0   115,918         0  429,187
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                                     LIFETIME ANNUAL
                                LIFETIME ANNUAL     GUARANTEED MINIMUM
         TOTAL DEATH BENEFIT   GUARANTEED MINIMUM    INCOME BENEFIT:
           WITH PROTECTION      INCOME BENEFIT:       HYPOTHETICAL
  AGE           PLUS           GUARANTEED INCOME         INCOME
------------------------------------------------------------------------------
             0%        6%          0%       6%          0%       6%
------------------------------------------------------------------------------
 60       100,000  100,000         N/A      N/A         N/A      N/A
 61       108,400  108,400         N/A      N/A         N/A      N/A
 62       117,304  117,304         N/A      N/A         N/A      N/A
 63       126,742  126,742         N/A      N/A         N/A      N/A
 64       136,747  136,747         N/A      N/A         N/A      N/A
 65       147,352  147,352         N/A      N/A         N/A      N/A
 66       158,593  158,593         N/A      N/A         N/A      N/A
 67       170,508  170,508         N/A      N/A         N/A      N/A
 68       183,139  183,139         N/A      N/A         N/A      N/A
 69       196,527  196,527         N/A      N/A         N/A      N/A
 70       210,719  210,719      10,584   10,584      10,584   10,584
 75       295,518  295,518      15,362   15,362      15,362   15,362
 80       408,999  408,999      21,841   21,841      21,841   21,841
 85             0  517,472           0   39,700           0   39,700
 90             0  517,472         N/A      N/A         N/A      N/A
 95             0  517,472         N/A      N/A         N/A      N/A
------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example


--------------------------------------------------------------------------------


For purposes of these examples, we assume that there was an initial contribution of $100,000, made to the contract on February 15, 2011. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.




----------------------------------------------------------------------------------------------------------------------
                                                                                                    ASSUMING 100%
                                                          ASSUMING 100%                              IN VARIABLE
                                                        IN FIXED MATURITY   UNDER GPB   UNDER GPB    INVESTMENT
                                                              OPTION         OPTION 1    OPTION 2      OPTIONS
----------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2011
based upon a 3.10% rate to maturity                         100,000          73,670      40,000          --
----------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2011                        0             26,330      60,000       100,000
----------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on Feb-
ruary 15, 2021                                              135,736         100,000      54,294          0
----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021 , assuming a 0% gross rate of
return)                                                     135,736         119,678     100,000*       74,737
----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021 , assuming a 6% gross rate of
return)                                                     135,736         135,834    129,303**      136,098
----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the appli-
cable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021 , assuming a 10% gross rate of
return)                                                     135,736         152,428    164,757**      199,118
----------------------------------------------------------------------------------------------------------------------



(1) Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $4,300 in this example.


(2) Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.



                          APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE VI-1

Appendix VII: Protection Plus(SM) example


--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        $3000           $6000
                                                                                                      WITHDRAWAL -    WITHDRAWAL -
                                                                  NO          $3000       $6000       PRO RATA         PRO RATA
                                                              WITHDRAWAL   WITHDRAWAL   WITHDRAWAL    TREATMENT       TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                    100,000       100,000     100,000        100,000         100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                  104,000       104,000     104,000        104,000         104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  PROTECTION PLUS EARNINGS: Death Benefit less net          4,000        4,000       4,000            N/A             N/A
      contributions (prior to the withdrawal in D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                 0           3,000       6,000           3,000          6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  WITHDRAWAL % AS A % OF AV (ASSUMING DEATH BENEFIT        0.00%          N/A         N/A            2.88%          5.77%
      = AV)
      greater of D divided by B
------------------------------------------------------------------------------------------------------------------------------------
   F  EXCESS OF THE WITHDRAWAL OVER THE PROTECTION PLUS          0             0         2,000            N/A            N/A
      EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   G  NET CONTRIBUTIONS (adjusted for the withdrawal in D)    100,000       100,000      98,000          97,115         94,231
      A reduced for E or F
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT (adjusted for the withdrawal in D)        104,000       101,000      98,000          101,000        98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   I  DEATH BENEFIT LESS NET CONTRIBUTIONS                     4,000         1,000          0             3,885          3,769
      H minus G
------------------------------------------------------------------------------------------------------------------------------------
   J  PROTECTION PLUS FACTOR                                     40%          40%         40%             40%             40%
------------------------------------------------------------------------------------------------------------------------------------
   K  PROTECTION PLUS BENEFIT                                  1,600          400          0             1,554           1,508
      I times J
------------------------------------------------------------------------------------------------------------------------------------
   L  DEATH BENEFIT: Including Protection Plus                105,600       101,400      98,000         102,554          99,508
      H plus K
------------------------------------------------------------------------------------------------------------------------------------



(1) The Death Benefit is the greater of the Account Value or any applicable death benefit


VII-1 APPENDIX VII: PROTECTION PLUS(SM) EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits



--------------------------------------------------------------------------------
Certain information is provided for historical purposes only. The contract is no longer available to new purchasers.

The following information is a summary of the states where the Accumulator(R) Elite(SM) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) ELITE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:


------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See ''Contract features and benefits''--''Your right  If you reside in the state of California and you are age 60
                to cancel within a certain number of days''           and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

                                                                      If you allocate your entire initial contribution to the
                                                                      money market account (and/or guaranteed interest option, if available), the amount of your refund will be equal to your contribution, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial
                                                                      contribution. If you allocate any portion of your initial
                                                                      contribution to the variable investment options (other than the money market account) and/or fixed maturity options,
                                                                      your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments,  The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout option" under "Your  Annuity payments may be elected twelve months from the
                annuity payout options" in "Accessing your money"     contract date.
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                Not Available

                Guaranteed principal benefit option 1 and Guaranteed  Not Available principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                          Not Available

                Annual administrative charge                          The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and contribute to your      Additional contributions are limited to the first two years
                contract" in "Contract features and benefits"         after the contract issue date only.

                See "Disability, terminal illness or confinement to   This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in "Charges
                and expenses"
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features   Principal Protector(SM) is discontinued if the Beneficiary
                and benefits" and "Beneficiary continuation option"   continuation option is elected.
                in "Payment of death benefit"
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet           Not Available (you have a choice of the standard death benefit
                Guaranteed minimum death benefit                      or the Annual Ratchet to age 85 guaranteed minimum death
                                                                      benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed minimum   Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guarantee  Not Available
------------------------------------------------------------------------------------------------------------------------------------

                 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                            CERTAIN FEATURES AND BENEFITS VIII-1


------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Principal Protector(SM)                               Not Available
(CONTINUED)
                Protection Plus(SM)                                   Not Available

                See "Insufficient account value" in "Determining      If your account value in the variable investment options and
                your contract's value"                                the fixed maturity options is insufficient to pay the annual administrative charge, or the Annual Ratchet to age 85 death benefit charge, and you have no account value in the
                                                                      guaranteed interest option, your contract will terminate
                                                                      without value, and you will lose any applicable benefits. See
                                                                      "Charges and expenses" earlier in this Prospectus.

                See "The amount applied to purchase an annuity        For fixed annuity period certain payout options only, the
                payout option" in "Accessing your money"              amount applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied.

                See "Annuity maturity date" in "accessing your        The maturity date by which you must take a lump sum withdrawal
                money"                                                or select an annuity payout option is as follows:

                                                                                                      Maximum
                                                                      Issue age                       Annuitization age
                                                                      ---------                       -----------------
                                                                      0-80                            90
                                                                      81                              91
                                                                      82                              92
                                                                      83                              93
                                                                      84                              94
                                                                      85                              95

                                                                      Please see this section earlier in this Prospectus for more information.

                See "Charges and expenses"                            With regard to the Annual administrative, Annual Ratchet to age 85 death benefit, Guaranteed principal benefit option 2 and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable
                                                                      investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest
                                                                      maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the
                                                                      charge from the account for special dollar cost averaging (not available if the Guaranteed principal benefit option is
                                                                      elected). If such amounts are still insufficient, we will
                                                                      deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

                                                                      Deductions from the fixed maturity options (including the
                                                                      Special 10 year fixed maturity option) cannot cause the
                                                                      credited net interest for the contract year to fall below
                                                                      1.5%.
------------------------------------------------------------------------------------------------------------------------------------


VIII-2 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Fixed maturity options --  withdrawal charges         With regard to the Annual administrative, and either enhanced
(CONTINUED)                                                           death benefit and the Guaranteed minimum income benefit
                                                                      charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your contract will terminate
                                                                      without value and you will lose any applicable guaranteed
                                                                      benefits. Please see "Insufficient account value" in
                                                                      "Determining your contract's value" earlier in this
                                                                      Prospectus.

                                                                      The withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been
                                                                      transferred from one fixed maturity option to another, we
                                                                      use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

                                                                      The withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate
                                                                      Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower
                                                                      withdrawal charge.

                                                                      --------------------------------------------------------------
                                                                       NY ALTERNATE SCALE I        NY ALTERNATE SCALE II

                                                                       Year of investment in       Year of transfer within fixed
                                                                       fixed maturity option(1)    maturity option*
                                                                      --------------------------------------------------------------
                                                                       Within year 1         7%      Within year 1         5%
                                                                      --------------------------------------------------------------
                                                                       2                     6%    2                       4%
                                                                      --------------------------------------------------------------
                                                                       3                     5%    3                       3%
                                                                      --------------------------------------------------------------
                                                                       4                     4%    4                       2%
                                                                      --------------------------------------------------------------
                                                                       After year 5          0%    After year 5            0%
                                                                      --------------------------------------------------------------
                                                                      Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years.
                                                                      In other words, if 4.3 years remain, it would be a 5% charge.

                                                                      (1) Measured from the contract date anniversary prior to the date of the contribution or transfer.

                                                                      If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for
                                                                      withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed
                                                                      maturity options to which no withdrawal charge applies.
------------------------------------------------------------------------------------------------------------------------------------


                 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                            CERTAIN FEATURES AND BENEFITS VIII-3

------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK                                                              You should consider that on the maturity date of a fixed
(CONTINUED)                                                           maturity option if we have not received your instruction for allocation of your maturity value, we will transfer your
                                                                      maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed
                                                                      maturity options, we will transfer your maturity value to the
                                                                      EQ/Money Market option.

                                                                      The potential for lower withdrawal charges for withdrawal from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity
                                                                      options.
------------------------------------------------------------------------------------------------------------------------------------
OREGON          Guaranteed principal benefit option 1 and             Not Available
                Guaranteed principal benefit option 2

                See "How you can purchase and contribute to your      o   Subsequent contributions are not permitted. This is a
                contract" in "Contract features and benefits"             single premium product.

                                                                      o   Section 1035 exchanges, rollovers, multiple assignments
                                                                          and/or transfers are permitted provided that all
                                                                          documentation is complete and received with the
                                                                          application.

                See "Lifetime required minimum distribution           We generally will not impose a withdrawal charge on minimum
                withdrawals" in "Accessing your money"                distribution withdrawals even if your are not enrolled in our automatic RMD service except if, when added to a lump sum
                                                                      withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free
                                                                      withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our
                                                                      request form. Such minimum distribution withdrawals must be based solely on your contract's account value.

                See "Selecting an annuity payout option" in           The annuity commencement date may not be earlier than four
                "Accessing your money"                                years from the contract issue date.

                See "Disability, terminal illness, or confinement     Item (i) is deleted in its entirety.
                to nursing home" under "Withdrawal charge" in
                "Charges and expenses"

                Automatic Investment Program                          Not Available

                See "Special dollar cost averaging program" in        The special dollar cost averaging program may only be selected
                "Contract Features and Benefits"                      at the time of application.

                See "We require that the following types of           The following is added:
                communications be on specific forms we provide for    (20) requests for required minimum distributions, other than
                that purpose:" in "Who is AXA Equitable?"             pursuant to our automatic RMD service.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                         Your contract refers to contributions as premiums.

                Contribution age limitations                          The following contribution limits apply:

                                                                                                      Maximum
                                                                      Issue age                       contribution age
                                                                      ---------                       -----------------
                                                                      0-75                            82
                                                                      76                              83
                                                                      77                              84
                                                                      78-80                           85
                                                                      81-85                           87
------------------------------------------------------------------------------------------------------------------------------------


VIII-4 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Special dollar cost averaging program                 In Pennsylvania, we refer to this program as "enhanced rate
(CONTINUED)                                                           dollar cost averaging."

                See "Annuity maturity date" in "Accessing your        The maturity date by which you must take a lump sum withdrawal
                money"                                                or select an annuity payout option is as follows:

                                                                                                      Maximum
                                                                      Issue age                       annuitization age
                                                                      ---------                       -----------------
                                                                      0-75                            85
                                                                      76                              86
                                                                      77                              87
                                                                      78-80                           88
                                                                      81-85                           90

                Loans under Rollover TSA contracts                    Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover         Not Available
                TSA contracts

                Beneficiary continuation option (IRA)                 Not Available

                Tax Information -- Special rules for NQ               Income from NQ contracts we issue is U.S. source. A Puerto
                contracts                                             Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico
                                                                      residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing
                                                                      different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto
                                                                      Rico tax for U.S. tax paid. Depending on your personal
                                                                      situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges        The annual administrative charge will not be deducted from
                and expenses"                                         amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH            See " Transfer of ownership, collateral               The second paragraph in this section is deleted.
                assignments, loans and borrowing" in "More
                information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                    Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option (for contracts             Not Available
                issued from approximately December 2004 to
                December 2006)

                Investment simplifier -- Fixed-dollar option          Not Available
                and Interest sweep option

                Fixed maturity options                                Not Available

                Guaranteed Principal Benefit Options 1 and 2          Not Available

                Income Manager(R) payout option                       Not Available

                Protection Plus(SM)                                   Not Available
------------------------------------------------------------------------------------------------------------------------------------


          APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-5

------------------------------------------------------------------------------------------------------------------------------------
STATE           FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Special dollar cost averaging program (for contracts  o   Available only at issue.
(CONTINUED)     issued from approximately December 2004 to December
                2006)                                                 o   Subsequent contributions cannot be used to elect new
                                                                          programs. You may make subsequent contributions to the
                                                                          initial programs while they are still running.

                See "Guaranteed minimum death benefit"SM in           You have a choice of the standard death benefit, the Annual
                "Contract features and benefits"                      Ratchet to age 85 enhanced death benefit, or the Greater of 4%
                                                                      Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit.

                See "Annual administrative charge" in "Charges and    The annual administrative charge will be deducted from the
                expenses"                                             value in the variable investment options on a pro rata basis.

                See "Withdrawal charge" in "Charges and expenses"     The 10% free withdrawal amount applies to full surrenders.

                See "Withdrawal charge" in "Charges and expenses"     The annuitant has qualified to receive Social Security
                under "Disability, terminal illness, or confinement   disability benefits as certified by the Social Security
                to nursing home"                                      Administration or a statement from an independent U.S.
                                                                      licensed physician stating that the annuitant meets the
                                                                      definition of total disability for at least 6 continuous
                                                                      months prior to the notice of claim. Such disability must be re-certified every 12 months.
------------------------------------------------------------------------------------------------------------------------------------



VIII-6 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Appendix IX: Contract variations


--------------------------------------------------------------------------------


The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD      FEATURE/BENEFIT                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2003    We require that a specific form that we pro-   Authorization for telephone transfers by your
                              vide be used for certain types of              financial professional are available only for
                              communications.                                contracts distributed through AXA Distributors.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002    Inherited IRA beneficiary Continuation con-    Unavailable -- accordingly, all references in
                              tract                                          this Prospectus to "Inherited IRA beneficiary
                                                                             Continuation contract" are deleted in their
                                                                             entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003    Guaranteed minimum income benefit              The fee for this benefit is 0.45%.

                              Annual Ratchet to age 85                       The fee for this benefit is 0.20%.

                              6% Roll-Up to age 85                           The fee for this benefit is 0.35%.

                              The Greater of 6% Roll-Up to age 85 of the     The fee for this benefit is 0.45%.
                              Annual Ratchet to age 85
                              ------------------------------------------------------------------------------------------------------
April 2002 - July 2003        Guaranteed interest option                     No limitations regarding allocations or transfers
                                                                             into the guaranteed interest account.

                              See "Transferring your account value" in       The fifth bullet is deleted in its entirety.
                              "Transferring your money among investment
                              options"
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   The guaranteed principal benefits              GPB 2 -- unavailable

                                                                             GPB 1 known as Principal assurance.

                                                                             GPB 1 available with both systematic and sub-
                                                                             stantially equal withdrawals.

                                                                             GPB 1 available with the Guaranteed minimum

                                                                             income benefit.
                              Spousal protection                             Unavailable -- accordingly, all references in
                                                                             this Prospectus to "Spousal protection" are
                                                                             deleted in their entirety.

                              Maximum contributions                          The maximum contributions permitted under all
                                                                             Accumulator series contracts with the same
                                                                             owner or annuitant is $1,500,000.
------------------------------------------------------------------------------------------------------------------------------------


                                           APPENDIX IX: CONTRACT VARIATIONS IX-1

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD      FEATURE/BENEFIT                                  VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   How withdrawals (and transfers out of the        If you take a withdrawal(s) up to 6% of your
(continued)                   Special 10 year fixed maturity option) affect    benefit base during a contract year, your ben-
                              your Guaranteed minimum income benefit,          efit base will be reduced on a dollar-for-dollar
                              Guaranteed minimum death benefit and Guar-       basis on the Guaranteed minimum income
                              anteed principal benefit option 2                benefit and the Guaranteed minimum death
                                                                               benefit (including the Greater of 6% Roll-Up to
                                                                               age 85 and the Annual Ratchet to age 85
                                                                               enhanced death benefit). Once a withdrawal is
                                                                               taken that causes the sum of withdrawals in a
                                                                               contract year to exceed 6% of your benefit
                                                                               base, each guaranteed benefit base will then
                                                                               be reduced pro rata.

                              Guaranteed minimum death benefit maximum         84 (not including QP or Inherited IRA contracts)
                              issue age

                              Protection Plus                                  The maximum issue age for this benefit was
                                                                               79.

                                                                               For issue ages 71-79, the applicable death
                                                                               benefit will be multiplied by 25%.

                                                                               In calculating the death benefit, contributions
                                                                               are decreased for withdrawals on a pro rata
                                                                               basis.

                              Guaranteed option charges                        If the contract is surrendered or annuitized or
                                                                               the death benefit is paid on a date other than
                                                                               the contract date anniversary, we will not
                                                                               deduct a pro rata portion of the charge for any
                                                                               applicable guaranteed benefit.

                              Withdrawals treated as surrenders                We will not treat a withdrawal that results in a
                                                                               cash value of less than $500 as a request for a
                                                                               surrender. We will not terminate your contract
                                                                               if you do not make contributions for three con-
                                                                               tract years.

                              Guaranteed minimum income benefit option         Subject to state availability, this option guaran-
                                                                               tees you a minimum amount of fixed income
                                                                               under your choice of a life annuity fixed payout
                                                                               option or an Income Manager level payment
                                                                               life with a period certain payout option.
                                                                               Known as the Living Benefit.

                              Charges we deduct from your variable invest-     Mortality and expense risks  1.10%
                              ment options expressed as an annual              Administrative  0.25%
                              percentage of daily net assets and Administra-   Distribution  0.25%
                              tive charge                                      Total Separate account annual expenses  1.60%

                              Systematic withdrawals                           Your systematic withdrawal may not exceed
                                                                               1.20% (monthly), 3.60% (quarterly) or 15%
                                                                               (annually) of account value.

                              Partial withdrawals                              Partial withdrawals will be subject to a with-
                                                                               drawal charge if they exceed the 15% free
                                                                               withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004        Principal Protector(SM) benefit                  Unavailable -- accordingly, all references in
                                                                               this Prospectus to "Principal Protector" are
                                                                               deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004    Termination of guaranteed benefits               Your guaranteed benefits will not automatically
                                                                               terminate if you change ownership of your NQ
                                                                               contract.
------------------------------------------------------------------------------------------------------------------------------------


IX-2 APPENDIX IX: CONTRACT VARIATIONS

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD                        FEATURE/BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
                                                Ownership Transfer of NQ
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005                       No lapse guarantee
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005                       Roll-Up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
February 2003 - September 2003                  Annual Ratchet to age 85
                                                6% Roll-Up to age 85
                                                Guaranteed minimum income benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004                   Guaranteed minimum income benefit and
                                                Greater of the 6% Roll-Up to age 85 or the
                                                Annual Ratchet to age 85 enhanced death
                                                benefit:

                                                o   Benefit base crediting rate

                                                o   Fee table

                                                Effect of withdrawals on your Greater of the
                                                5% Roll-Up to age 85 or the Annual Ratchet
                                                to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for the Guar-   How withdrawals affect your Guaranteed mini-
anteed minimum income benefit) and January      mum income benefit and Greater of the 6%
2004 - February 2005 (for the Greater of the    Roll-Up to age 85 or the Annual Ratchet to
6% Roll-Up to age 85 or the Annual Ratchet to   age 85 enhanced death benefit:
age 85 enhanced death benefit:)
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2009                  6% Roll-Up to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - February 2009                    Greater of 5% Roll-up to age 85 or the
                                                Annual Ratchet to age 85 enhanced death
                                                benefit
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD                        VARIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                If you transfer ownership of your NQ contract,
                                                your guaranteed benefit options will not be
                                                automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005                       Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005                       Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
February 2003 - September 2003                  The fee for this benefit is 0.30%

                                                The fee for this benefit is 0.45%

                                                The fee for this benefit is 0.60%
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004                   The effective annual interest credited to the
                                                applicable benefit base is 5%.(1) Accordingly, all
                                                references in this Prospectus to the "6%
                                                Roll-Up benefit base" are deleted in their
                                                entirety and replaced with "5% Roll-Up ben-
                                                efit base."

                                                Greater of the 5% Roll-Up to age 85 or the
                                                Annual Ratchet to age 85 enhanced death
                                                benefit charge: 0.50%.(1)
                                                Guaranteed minimum income benefit charge:
                                                0.55%(1)

                                                Withdrawals will reduce each of the benefit
                                                bases on a pro rata basis only.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for the Guar-   In calculating whether your withdrawal will
anteed minimum income benefit) and January      reduce your Roll-Up benefit base portion of
2004 - February 2005 (for the Greater of the    your Guaranteed minimum income benefit base
6% Roll-Up to age 85 or the Annual Ratchet to   on a pro rata or dollar-for-dollar basis, with-
age 85 enhanced death benefit:)                 drawal charges will be included in the
                                                withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2009                  Unavailable -- accordingly all references to
                                                this feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - February 2009                    Unavailable -- accordingly all references to
                                                this feature are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------



(1) Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



                                           APPENDIX IX: CONTRACT VARIATIONS IX-3

Appendix X: Tax-sheltered annuity contracts (TSAs)


--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts "TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 "Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) ELITE(SM) TSA CONTRACTS

Contributions to an Accumulator(R) Elite(SM) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Elite(SM) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employers 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Elite(SM) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Elite(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Elite(SM) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o    the owner dies; or

o the plan under which the Accumulator(R) Elite(SM) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



X-1 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Elite(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) The greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Elite(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    The loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.



                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-2

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Elite(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Elite(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Elite(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).



X-3 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Statement of additional information


--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                                            PAGE
Who is AXA Equitable?                                                          2
Unit Values                                                                    2
Custodian and Independent Registered Public Accounting Firm                    2
Distribution of the Contracts                                                  2
Financial Statements                                                           2
HOW TO OBTAIN AN ACCUMULATOR(R) ELITE(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:


    Retirement Service Solutions
    P.O. Box 1547
    Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------


Please send me an Accumulator(R) Elite(SM) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.




--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                                  State          Zip


                                                     e13520/Elite '02/'04 Series

Accumulator(R) Select(SM)


A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) SELECT(SM)?

Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. This contract should also be read carefully. There is no withdrawal charge under the contract.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
  VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Large Cap Growth PLUS
o AXA Conservative Allocation(1)         o EQ/Large Cap Value Index
o AXA Conservative-Plus Allocation(1)    o EQ/Large Cap Value PLUS
o AXA Moderate Allocation(1)             o EQ/Lord Abbett Growth and Income(2)
o AXA Moderate-Plus Allocation(1)        o EQ/Lord Abbett Large Cap Core
o EQ/AllianceBernstein Small Cap         o EQ/MFS International Growth(3)
  Growth                                 o EQ/Mid Cap Index
o EQ/AXA Franklin Small Cap Value Core   o EQ/Mid Cap Value PLUS
  EQ/BlackRock Basic Value Equity        o EQ/Money Market
o EQ/Boston Advisors Equity Income       o EQ/Montag & Caldwell Growth
o EQ/Calvert Socially Responsible        o EQ/Morgan Stanley Mid Cap Growth
o EQ/Capital Guardian Growth (2)         o EQ/Mutual Large Cap Equity
o EQ/Capital Guardian Research           o EQ/Oppenheimer Global
o EQ/Common Stock Index                  o EQ/PIMCO Ultra Short Bond
o EQ/Core Bond Index                     o EQ/Quality Bond PLUS
o EQ/Davis New York Venture              o EQ/Small Company Index
o EQ/Equity 500 Index                    o EQ/T. Rowe Price Growth Stock
o EQ/Equity Growth PLUS                  o EQ/Templeton Global Equity
o EQ/Franklin Core Balanced              o EQ/UBS Growth and Income
o EQ/Franklin Templeton Allocation       o EQ/Van Kampen Comstock
o EQ/GAMCO Mergers and Acquisitions      o EQ/Wells Fargo Omega Growth(3)
o EQ/GAMCO Small Company Value           o Multimanager Aggressive Equity
o EQ/Global Bond PLUS                    o Multimanager Core Bond
o EQ/Global Multi-Sector Equity          o Multimanager International Equity
o EQ/Intermediate Government Bond        o Multimanager Large Cap Core Equity
  Index                                  o Multimanager Large Cap Value
o EQ/International Core PLUS             o Multimanager Mid Cap Growth
o EQ/International Equity Index(3)       o Multimanager Mid Cap Value
o EQ/International Value PLUS            o Multimanager Multi-Sector Bond
o EQ/JPMorgan Value Opportunities        o Multimanager Small Cap Growth
o EQ/Large Cap Core PLUS                 o Multimanager Small Cap Value
o EQ/Large Cap Growth Index              o Multimanager Technology
--------------------------------------------------------------------------------



(1)   The "AXA Allocation" portfolios.
(2) Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus regarding the proposed merger of this variable investment option on or about May 20, 2011.
(3) This is the variable investment option's new name, effective on or about May 20, 2011, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                    e13509/Select '02/'04 Series

TYPES OF CONTRACTS. Contracts were offered for use as:

o     A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $25,000 was required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547, or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------

Index of key words and phrases                                                 4


Who is AXA Equitable?                                                          6

How to reach us                                                                7

Accumulator(R) Select(SM) at a glance -- key features                          9

--------------------------------------------------------------------------------
FEE TABLE                                                                     13
--------------------------------------------------------------------------------
Example                                                                       15

Condensed financial information                                               15



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             16
--------------------------------------------------------------------------------
How you can contribute to your contract                                       16

Owner and annuitant requirements                                              20

How you can make your contributions                                           20

What are your investment options under the contract?                          20

Portfolios of the Trusts                                                      21

Allocating your contributions                                                 28

Guaranteed minimum death benefit and Guaranteed minimum income benefit base   30

Annuity purchase factors                                                      32

Guaranteed minimum income benefit option                                      32

Guaranteed minimum death benefit                                              34

Principal Protector(SM)                                                       35

Inherited IRA beneficiary continuation contract                               38

Your right to cancel within a certain number
   of days                                                                    39



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                          40
--------------------------------------------------------------------------------
Your account value and cash value                                             40

Your contract's value in the variable investment options                      40

Your contract's value in the guaranteed
   interest option                                                            40

Your contract's value in the fixed maturity options                           40

Insufficient account value                                                    40



--------

"We,""our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  CONTENTS OF THIS PROSPECTUS  2

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                           42
--------------------------------------------------------------------------------
Transferring your account value                                               42


Our administrative procedures for calculating your Roll-Up benefit base
   following a transfer                                                       42

Disruptive transfer activity                                                  43


Rebalancing your account value                                                44



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                       45
--------------------------------------------------------------------------------
Withdrawing your account value                                                45

How withdrawals are taken from your account value                             46

How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum
   death benefit and Guaranteed principal benefit option 2                    46

How withdrawals affect Principal Protector(SM)                                47

Withdrawals treated as surrenders                                             47

Loans under Rollover TSA contracts                                            47

Surrendering your contract to receive its cash value                          48

When to expect payments                                                       48

Your annuity payout options                                                   48



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                       51
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                            51

Charges that the Trusts deduct                                                53

Group or sponsored arrangements                                               53

Other distribution arrangements                                               54



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                   55
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       55

How death benefit payment is made                                             56

Spousal protection                                                            56

Beneficiary continuation option                                               57



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                            61
--------------------------------------------------------------------------------
Overview                                                                      61

Contracts that fund a retirement arrangement                                  61


Transfers among investment options                                            61


Taxation of nonqualified annuities                                            61

Individual retirement arrangements (IRAs)                                     63

Traditional individual retirement annuities (traditional IRAs)                63

Roth individual retirement annuities (Roth IRAs)                              68

Federal and state income tax withholding and information reporting            70

Impact of taxes to AXA Equitable                                              71


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                           72
--------------------------------------------------------------------------------
About Separate Account No. 49                                                 72

About the Trusts                                                              72

About our fixed maturity options                                              72

About the general account                                                     73

About other methods of payment                                                74

Dates and prices at which contract events occur                               74

About your voting rights                                                      75

Statutory compliance                                                          75

About legal proceedings                                                       75

Financial statements                                                          75

Transfers of ownership, collateral assignments, loans and borrowing           75

How divorce may affect your guaranteed benefits                               76

Distribution of the contracts                                                 76



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            79
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

   I --   Condensed financial information                                    I-1
  II --   Market value adjustment example                                   II-1
 III --   Enhanced death benefit example                                   III-1
  IV --   Hypothetical illustrations                                        IV-1
   V --   Guaranteed principal benefit example                               V-1
  VI --   Protection Plus(SM) example                                       VI-1
 VII --   State contract availability and/or variations of                 VII-1
             certain features and benefits
VIII --   Contract Variations                                             VIII-1
  IX --   Tax-sheltered annuity contracts (TSAs)                            IX-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------


3  CONTENTS OF THIS PROSPECTUS

Index of key words and phrases


--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                            PAGE

6% Roll-Up to age 85 enhanced death benefit                                   31
12 month dollar cost averaging                                                29
account value                                                                 40
administrative charge                                                         51
annual administrative charge                                                  51
Annual Ratchet to age 85 enhanced death benefit                               31
annuitant                                                                     16
annuitization                                                                 48
annuity maturity date                                                         50
annuity payout options                                                        48
annuity purchase factors                                                      32
automatic investment program                                                  74
beneficiary                                                                   55
Beneficiary continuation option ("BCO")                                       57
business day                                                                  74
cash value                                                                    40
charges for state premium and other applicable taxes                          53
contract date                                                                 20
contract date anniversary                                                     20
contract year                                                                 20
contributions to Roth IRAs                                                    68
     regular contributions                                                    68
     rollovers and direct transfers                                           68
     conversion contributions                                                 68
contributions to traditional IRAs                                             63
     regular contributions                                                    64
     rollovers and transfers                                                  64
disruptive transfer activity                                                  43
distribution charge                                                           51
ERISA                                                                         54
Fixed-dollar option                                                           30
fixed maturity options                                                        27
free look                                                                     39
general account                                                               73
general dollar cost averaging                                                 30
guaranteed interest option                                                    27
Guaranteed minimum death benefit                                              34
Guaranteed minimum death benefit and Guaranteed minimum
     income benefit base                                                      30
Guaranteed minimum death benefit charge                                       52
Guaranteed minimum death benefit/guaranteed minimum
     income benefit roll-up benefit base reset option                         31
Guaranteed minimum income benefit                                             32
Guaranteed minimum income benefit charge                                      52
Guaranteed minimum income benefit "no lapse guarantee"                        33

                                                                            PAGE

Guaranteed principal benefits                                                 28
IRA                                                                        cover
IRS                                                                           61
Inherited IRA                                                              cover
investment options                                                         cover
Investment Simplifier                                                         30
Lifetime minimum distribution withdrawals                                     46
loan reserve account                                                          48
loans under Rollover TSA                                                      47
market adjusted amount                                                        27
market timing                                                                 43
maturity dates                                                                27
market value adjustment                                                       27
maturity value                                                                27
Mortality and expense risks charge                                            51
NQ                                                                         cover
Online Account Access                                                          7
Optional step up charge                                                       53
partial withdrawals                                                           45
Portfolio                                                                  cover
Principal assurance                                                           28
processing office                                                              7
Principal Protector(SM)                                                       35
Principal Protector(SM) charge                                                53
Protection Plus(SM)                                                           35
Protection Plus(SM) charge                                                    53
rate to maturity                                                              27
Rebalancing                                                                   44
Rollover IRA                                                               cover
Roth IRA                                                                   cover
SAI                                                                        cover
SEC                                                                        cover
self-directed Allocation                                                      28
Separate Account No. 49                                                       72
Spousal protection                                                            56
Standard death benefit                                                        31
substantially equal withdrawals                                               45
Successor owner and annuitant                                                 56
Systematic withdrawals                                                        45
TOPS                                                                           7
Trusts                                                                        72
traditional IRA                                                            cover
TSA                                                                        cover
unit                                                                          40
variable investment options                                                   20
wire transmittals and electronic applications                                 74

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

                                                INDEX OF KEY WORDS AND PHRASES 4

------------------------------------------------------------------------------------------------------------------------------------
 PROSPECTUS                           CONTRACT OR SUPPLEMENTAL MATERIALS
------------------------------------------------------------------------------------------------------------------------------------
fixed maturity options                Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
variable investment options           Investment Funds
account value                         Annuity Account Value
rate to maturity                      Guaranteed Rates
unit                                  Accumulation Unit
Guaranteed minimum death benefit      Guaranteed death benefit
Guaranteed minimum income benefit     Guaranteed Income Benefit or Living Benefit
guaranteed interest option            Guaranteed Interest Account
Principal Protector(SM)               Guaranteed withdrawal benefit
GWB benefit base                      Principal Protector(SM) benefit base
GWB Annual withdrawal amount          Principal Protector(SM) Annual withdrawal amount
GWB Annual withdrawal option          Principal Protector(SM) Annual withdrawal option
GWB Excess withdrawal                 Principal Protector(SM) Excess withdrawal
------------------------------------------------------------------------------------------------------------------------------------


5 INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company "AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA "AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        WHO IS AXA EQUITABLE?  6

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o     written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o     your current account value;

o     your current allocation percentages;

o     the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through Online Account Access);

o     the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o     elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only);

o     change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through EQAccess only); and

o     access Frequently Asked Questions and Service Forms (not available through
      TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use

Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


7  WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)   authorization for telephone transfers by your financial professional;


(2)   conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)   election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)   spousal consent for loans under Rollover TSA contracts;

(6)   requests for withdrawals or surrenders from Rollover TSA contracts;


(7)   tax withholding elections (see withdrawal request form);


(8)   election of the beneficiary continuation option;

(9)   IRA contribution recharacterizations;

(10)  Section 1035 exchanges;

(11)  direct transfers and rollovers;

(12)  exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)  death claims;

(17)  purchase by, or change of ownership to, a non-natural person;


(18)  change in ownership (NQ only, if available under your contract);



(19) enrollment in our "automatic required minimum distribution (RMD) service;" and

(20)  withdrawal requests (starting on or about August 8, 2011).



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   beneficiary changes;


(2)   contract surrender;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)   12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)   12 month dollar cost averaging;

(4)   substantially equal withdrawals;

(5)   systematic withdrawals; and

(6)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        WHO IS AXA EQUITABLE?  8

Accumulator(R) Select(SM) at a glance -- key features


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT      Accumulator(R) Select(SM)'s variable investment options invest in different Portfolios managed by
MANAGEMENT                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o     Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o     Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o     Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST          o     Principal and interest guarantees.
OPTION
                             o     Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS           o     No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o     No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or tax sheltered annuity (TSA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals.
                             Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").

------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
INCOME BENEFIT (OR "LIVING   once you elect to annuitize the contract.
BENEFIT")
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o     Initial minimum:    $25,000

                             o     Additional minimum: $500 (NQ and Rollover TSA)
                                                       $100 monthly and $300 quarterly under our automatic investment program (NQ contracts)
                                                       $1,000 (Inherited IRA contracts)
                                                       $50 (IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o     Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                                   Prospectus.
                             -------------------------------------------------------------------------------------------------------
                             In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------

9 ACCUMULATOR(R) SELECT(SM) AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY         o     Partial withdrawals

                             o     Several withdrawal options on a periodic basis

                             o     Loans under Rollover TSA contracts (employer or plan approval required)

                             o     Contract surrender

                             You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS               o     Fixed annuity payout options

                             o     Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                             o     Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES(1)       o     Guaranteed minimum death benefit options

                             o     Guaranteed principal benefit options (including Principal assurance)

                             o     Dollar cost averaging

                             o     Automatic investment program

                             o     Account value rebalancing (quarterly, semi-annually and annually)

                             o     Free transfers

                             o     Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)

                             o     Spousal protection (not available under certain contracts)

                             o     Successor owner/annuitant

                             o     Beneficiary continuation option

                             o     Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)

                             o     Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                                   (available under contracts with applications that were signed and submitted on or after October
                                   1, 2005 subject to state availability).

(1)   Not all features are available under all contracts. Please see Appendix VIII later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------


                        ACCUMULATOR(R) SELECT(SM) AT A GLANCE -- KEY FEATURES 10

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES(1)          o     Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                             o     The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this
                                   Prospectus.

                             o     An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                             o     An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted the first ten contract date anniversaries equal to 0.50% of account value.

                             o     If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                             o     An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if available) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available) for the Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal
                                   Protector(SM)" in "Contract features and benefits" later in this Prospectus.

                             o     An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                             o     No sales charge deducted at the time you make contributions and no withdrawal charge.
                             -------------------------------------------------------------------------------------------------------
                             The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                             12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                             -------------------------------------------------------------------------------------------------------
                             o     We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                             o     We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                             o     Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

(1)   The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or
      Appendix VIII later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES         NQ:   0-85
                             Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                             Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------


THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have questions.


11 ACCUMULATOR(R) SELECT(SM) AT A GLANCE -- KEY FEATURES

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.



                        ACCUMULATOR(R) SELECT(SM) AT A GLANCE -- KEY FEATURES 12

Fee table


--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you pay when owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII later in this prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)          $ 350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(1)
  If your account value on a contract date anniversary is less than
  $50,000(2)                                                           $  30

  If your account value on a contract date anniversary is $50,000
  or more                                                              $   0
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

Mortality and expense risks                                            1.10%(3)

Administrative                                                         0.25%

Distribution                                                           0.35%
                                                                       -------
Total Separate account annual expenses                                 1.70%
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a per-
centage of the applicable benefit base. Deducted annually(1) on each contract date anniversary for which the benefit is in effect.)

  Standard death benefit                                               No Charge

  Annual Ratchet to age 85                                             0.30% of the Annual Ratchet to age 85 benefit base (maximum);
                                                                       0.25% (current)

  6% Roll-Up to age 85                                                 0.45% of the 6% Roll-Up to age 85 benefit base

  Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85          0.50% of the greater of 5% Roll-Up to age 85 benefit base of the Annual Ratchet to age 85 benefit base, as applicable.

  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85          0.60% of the greater of 6% Roll-Up to age 85 benefit base or the Annual Ratchet to age 85 benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2 (Calculated as
a percentage of the account value. Deducted annually(1) on the first
10 contract date anniversaries.)                                       0.50%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME (OR "LIVING BENEFIT") BENEFIT
CHARGE (Calculated as a percentage of the applicable benefit base.
Deducted annually(1) on each contract date anniversary for which
the benefit is in effect.)                                             0.65%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS(SM) BENEFIT CHARGE (Calculated as a percentage of the account value. Deducted annually(1) on each contract date anniversary
for which the benefit is in effect.)                                   0.35%

13 FEE TABLE

------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR(SM) BENEFIT CHARGE (Calculated as a percentage     0.35% for the 5% GWB Annual withdrawal option
of the account value. Deducted annually(1) on each contract date       0.50% for the 7% GWB Annual withdrawal option
anniversary, provided your GWB benefit base is greater than zero.)

If you "step up" your GWB benefit base, we reserve the right to        0.60% for the 5% GWB Annual withdrawal option
increase your charge up to:                                            0.80% for the 7% GWB Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY
(Calculated and deducted daily as a percentage of the outstanding loan
amount)                                                                2.00%(4)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010 (expenses that are  Lowest     Highest
deducted from Portfolio assets including management fees, 12b-1 fees,  ----       ----
service fees, and/or other expenses)(5)                                0.62%      1.46%
------------------------------------------------------------------------------------------------------------------------------------




Notes:

(1) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix VIII later in this Prospectus for more information. For Principal Protector(SM) only, (if available) if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(2) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(3) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.




                                                                    FEE TABLE 14

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2010, which results in an estimated administrative charge of 0.008% of contract value.


The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------------------
                                              IF YOU ANNUITIZE AT THE END OF THE  IF YOU SURRENDER OR DO NOT SURRENDER YOUR CONTRACT
                                                    APPLICABLE TIME PERIOD           AT THE END OF THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                             1 year   3 years   5 years   10 years     1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------------
(a)  assuming maximum fees and expenses of    N/A    $1,879    $2,940    $5,747       $502     $1,529    $2,590    $5,397
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------
(b)  assuming minimum fees and expenses of    N/A    $1,622    $2,525    $4,993       $414     $1,272    $2,175    $4,643
     any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2010.



15 FEE TABLE

1. CONTRACT FEATURES AND BENEFITS


--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may currently make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT           FOR ANNUITANT
 TYPE               ISSUE AGES      MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS            LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
NQ                  0 through 85    o $25,000 (initial)         o After-tax money.                 o No additional contributions
                                                                                                     after attainment of age 86
                                    o $500 (additional)         o Paid to us by check or             or, if later, the first
                                                                  transfer of contract value         contract date
                                    o $100 monthly and $300       in a tax-deferred exchange         anniversary.(2)
                                      quarterly under our         under Section 1035 of the
                                      automatic investment        Internal Revenue Code.
                                      program (additional)
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 16

------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT           FOR ANNUITANT
 TYPE               ISSUE AGES      MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS            LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA        20 through 85   o $25,000 (initial)         o Eligible rollover distributions  o No rollover or direct
                                                                  from 403(b) plans, qualified       transfer contributions after
                                    o $50 (additional)            plans, and governmental            attainment of age 86 or, if
                                                                  employer 457(b) plans.             later, the first contract
                                                                                                     date anniversary.(2)
                                                                  o Rollovers from another
                                                                    traditional individual         o Contributions after age
                                                                    retirement arrangement.          70-1/2 must be net of
                                                                                                     required minimum distributions.
                                                                  o Direct custodian-to-
                                                                    custodian transfers from       o Although we accept regular
                                                                    another traditional individual   IRA contributions (limited
                                                                    retirement arrangement.          to $5,000) under the
                                                                                                     Rollover IRA contracts, we
                                                                  o Regular IRA contributions.       intend that the contract be
                                                                                                     used primarily for rollover
                                                                  o Additional catch-up              and direct transfer
                                                                    contributions.                   contributions.

                                                                                                   o Additional catch-up
                                                                                                     contributions of up to
                                                                                                     $1,000 per calendar year
                                                                                                     where the owner is at least
                                                                                                     age 50 but under age 70-1/2
                                                                                                     at any time during the
                                                                                                     calendar year for which the
                                                                                                     contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


17 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT           FOR ANNUITANT
 TYPE               ISSUE AGES      MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS            LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion     20 through 85   o $25,000 (initial)         o Rollovers from another Roth      o No additional rollover or
IRA                                                               IRA.                               direct transfer
                                    o $50 (additional)                                               contributions after
                                                                o Rollovers from a "designated       attainment of age 86 or, if
                                                                  Roth contribution account"         later, the first contract
                                                                  under specified retirement         date anniversary.(2)
                                                                  plans.
                                                                                                   o Conversion rollovers after
                                                                o Conversion rollovers from a        age 70-1/2 must be net of
                                                                  traditional IRA or other           required minimum
                                                                  eligible retirement plan.          distributions for the
                                                                                                     traditional IRA or other
                                                                o Direct transfers from              eligible retirement plan
                                                                  another Roth IRA.                  which is the source of the
                                                                                                     conversion rollover.
                                                                o Regular Roth IRA
                                                                  contributions.                   o Although we accept regular
                                                                                                     Roth IRA contributions
                                                                o Additional catch-up                (limited to $5,000) under
                                                                  contributions.                     the Roth IRA contracts, we
                                                                                                     intend that the contract be
                                                                                                     used primarily for rollover
                                                                                                     and direct transfer
                                                                                                     contributions.

                                                                                                   o Additional catch-up
                                                                                                     contributions of up to
                                                                                                     $1,000 per calendar year
                                                                                                     where the owner is at least
                                                                                                     age 50 at any time during
                                                                                                     the calendar year for which
                                                                                                     the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA(3)     20 through 85   o $25,000 (initial)         o With documentation of            o No additional rollover or
                                                                  employer or plan approval,         direct transfer
                                    o $500 (additional)           and limited to pre-tax             contributions after
                                                                  funds, direct plan-to-plan         attainment of age 86 or, if
                                                                  transfers from another             later, the first contract
                                                                  403(b) plan or contract            date anniversary.(1)
                                                                  exchanges from another
                                                                  403(b) plan or contract          o Contributions after age
                                                                  exchanges from another             70-1/2 must be net of any
                                                                  403(b) contract under the          required minimum
                                                                  same plan.                         distributions.

                                                                o With documentation of            o We do not accept
                                                                  employer or plan approval,         employer-remitted
                                                                  and limited to pre-tax             contributions.
                                                                  funds, eligible rollover
See Appendix IX                                                   distributions from other         o We do not accept after tax
at the end of this                                                403(b) plans, qualified            contributions, including
Prospectus for a                                                  plans, governmental                designated Roth
discussion of TSA                                                 employer 457(b) plans or           contributions.
contracts.                                                        traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 18

------------------------------------------------------------------------------------------------------------------------------------
                    AVAILABLE
 CONTRACT           FOR ANNUITANT
 TYPE               ISSUE AGES      MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS            LIMITATIONS ON CONTRIBUTIONS(1)
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA       0-70            o $25,000 (initial)         o Direct custodian-to-             o Any additional contributions
Beneficiary                                                       custodian transfers of your        must be from the same type
Continuation                        o $1,000 (additional)         interest as a death                of IRA of the same deceased
Contract                                                          beneficiary of the deceased        owner.
(traditional IRA                                                  owner's traditional
or Roth IRA)                                                      individual retirement            o Non-spousal beneficiary
                                                                  arrangement or Roth IRA to         direct rollover
                                                                  an IRA of the same type.           contributions from qualified
                                                                                                     plans, 403(b) plans and
                                                                                                     governmental employer 457(b)
                                                                                                     plans may be made to an
                                                                                                     Inherited IRA contract under
                                                                                                     specified circumstances.
------------------------------------------------------------------------------------------------------------------------------------



(1) If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.


(2)   Please see Appendix VIII for variations that may apply to your contract.


(3) May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Select(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.

19 CONTRACT FEATURES AND BENEFITS

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of the contract to other non-natural owners. Only natural persons can be joint owners.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.


In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for Inherited IRA owner and annuitant requirements.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

                                              CONTRACT FEATURES AND BENEFITS  20

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o   AXA Equitable Funds Management Group,
 ALLOCATION                                                                                LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o   AXA Equitable Funds Management Group,
 ALLOCATION                 greater emphasis on current income.                            LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income.   o   AXA Equitable Funds Management Group,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o   AXA Equitable Funds Management Group,
 ALLOCATION                 with a greater emphasis on capital appreciation.               LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER                Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 AGGRESSIVE  EQUITY                                                                    o   AXA Equitable Funds Management Group,
                                                                                           LLC
                                                                                       o   ClearBridge Advisors, LLC
                                                                                       o   Goodman & Co. NY Ltd.
                                                                                       o   Legg Mason Capital Management, Inc.
                                                                                       o   Marsico Capital Management, LLC
                                                                                       o   T. Rowe Price Associates, Inc.
                                                                                       o   Westfield Capital Management Company,
                                                                                           L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND      Seeks a balance of high current income and capital         o   BlackRock Financial Management, Inc.
                            appreciation, consistent with a prudent level of risk.     o   Pacific Investment Management Company
                                                                                           LLC
                                                                                       o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


21 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER                 Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 INTERNATIONAL  EQUITY                                                                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   JPMorgan Investment Management Inc.
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 CORE EQUITY                                                                            o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Janus Capital Management, LLC
                                                                                        o   Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 VALUE                                                                                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   Institutional Capital LLC
                                                                                        o   MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o   AllianceBernstein L.P.
 GROWTH                                                                                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisers, Inc.
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Diamond Hill Capital Management, Inc.
                                                                                        o   Knightsbridge Asset Management, LLC
                                                                                        o   Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER                 Seeks high total return through a combination of current   o   Pacific Investment Management Company
 MULTI-SECTOR BOND           income and capital appreciation.                               LLC
                                                                                        o   Post Advisory Group, LLC
                                                                                        o   SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 GROWTH                                                                                     LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Lord, Abbett & Co. LLC
                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.
                                                                                        o   NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 22

------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
 VALUE                                                                                      LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisory Services, LLC
                                                                                        o   Horizon Asset Management, Inc.
                                                                                        o   Pacific Global Investment Management
                                                                                            Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Seeks long-term growth of capital.                         o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   RCM Capital Management, LLC
                                                                                        o   SSgA Funds Management, Inc.
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                   APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL  Seeks to achieve long-term growth of capital.               o   AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP   Seeks to achieve long-term total return.                    o   AXA Equitable Funds Management Group,
 VALUE CORE                                                                                 LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE    Seeks to achieve capital appreciation and secondarily,      o   BlackRock Investment Management, LLC
 EQUITY                     income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY   Seeks a combination of growth and income to achieve an      o   Boston Advisors, LLC
 INCOME                     above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY         Seeks to achieve long-term capital appreciation.            o   Bridgeway Capital Management, Inc.
 RESPONSIBLE                                                                            o   Calvert Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN         Seeks to achieve long-term growth of capital.               o   Capital Guardian Trust Company
 GROWTH(1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN         Seeks to achieve long-term growth of capital.               o   Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX       Seeks to achieve a total return before expenses that        o   AllianceBernstein L.P.
                            approximates the total return performance of the Russell
                            3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX          Seeks to achieve a total return before expenses that        o   SSgA Funds Management, Inc.
                            approximates the total return performance of the Barclays
                            Capital Intermediate U.S. Government/Credit Index,
                            including reinvestment of dividends, at a risk level
                            consistent with that of the Barclays Capital Intermediate
                            U.S. Government/Credit Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE   Seeks to achieve long-term growth of capital.               o   Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX         Seeks to achieve a total return before expenses that        o   AllianceBernstein L.P.
                            approximates the total return performance of the S&P
                            500 Index, including reinvestment of dividends, at a risk
                            level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


23 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                   APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS        Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Capital Management, Inc.
                                                                                        o   BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED    Seeks to maximize income while maintaining prospects       o   AXA Equitable Funds Management Group,
                             for capital appreciation.                                      LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON        Primarily seeks capital appreciation and secondarily       o   AXA Equitable Funds Management Group,
 ALLOCATION                  seeks income.                                                  LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                     o   GAMCO Asset Management, Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                    o   GAMCO Asset Management, Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS          Seeks to achieve capital growth and current income.        o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   First International Advisors, LLC
                                                                                        o   Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
 EQUITY                                                                                     LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Morgan Stanley Investment Management
                                                                                            Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate U.S. Government Bond Index,
                             including reinvestment of dividends, at a risk level
                             consistent with that of the Barclays Capital Intermediate
                             U.S. Government Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.              o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Hirayama Investments, LLC
                                                                                        o   Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL             Seeks to achieve a total return (before expenses) that     o   AllianceBernstein L.P.
 EQUITY INDEX(2)             approximates the total return performance of a
                             composite index comprised of 40% Dow Jones EURO STOXX 50
                             Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10%
                             S&P/ASX 200 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the composite
                             index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS  Seeks to provide current income and long-term growth of    o   AXA Equitable Funds Management Group,
                             income, accompanied by growth of capital.                      LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.           o   J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------


                                               CONTRACT FEATURES AND BENEFITS 24

------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                   APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a        o   AXA Equitable Funds Management Group,
                             secondary objective to seek reasonable current income.         LLC
                             For purposes of this Portfolio, the words "reasonable      o   BlackRock Investment Management, LLC
                             current income" mean moderate income.                      o   Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that       o   AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.                 o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                             approximates the total return performance of the Russell
                             1000 Value Index, including reinvestment of dividends, at
                             a risk level consistent with that of the Russell 1000
                             Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS      Seeks to achieve long-term growth of capital.              o   AllianceBernstein L.P.
                                                                                        o   AXA Equitable Funds Management Group,
                                                                                            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 INCOME(1)                   income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Seeks to achieve capital appreciation and growth of        o   Lord, Abbett & Co. LLC
 CORE                        income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         Seeks to achieve capital appreciation.                     o   MFS Investment Management
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             Seeks to achieve a total return before expenses that       o   SSgA Funds Management, Inc.
                             approximates the total return performance of the S&P
                             Mid Cap 400 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P Mid Cap
                             400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        Seeks to achieve long-term capital appreciation.           o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve   o   The Dreyfus Corporation
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         Seeks to achieve capital appreciation.                     o   Montag & Caldwell, LLC
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    Seeks to achieve capital growth.                           o   Morgan Stanley Investment Management
 GROWTH                                                                                     Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   Seeks to achieve capital appreciation, which may           o   AXA Equitable Funds Management Group,
                             occasionally be short-term, and secondarily, income.           LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        Seeks to achieve capital appreciation.                     o   OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------


25 CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
 PORTFOLIO NAME             OBJECTIVE                                                   APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND   Seeks to generate a return in excess of traditional money   o   Pacific Investment Management Company,
                            market products while maintaining an emphasis on                LLC
                            preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS        Seeks to achieve high current income consistent with        o   AllianceBernstein L.P.
                            moderate risk to capital.                                   o   AXA Equitable Funds Management Group,
                                                                                            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the       o   AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and         o   T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY  Seeks to achieve long-term capital growth.                  o   AXA Equitable Funds Management Group,
                                                                                            LLC
                                                                                        o   BlackRock Investment Management, LLC
                                                                                        o   Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation  o   UBS Global Asset Management (Americas)
                            with income as a secondary consideration.                       Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                 o   Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA        Seeks to achieve long-term capital growth.                  o   Wells Capital Management, Inc.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------



(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.




--------------------------------------------------------------------------------
 REPLACED (CURRENT) PORTFOLIO             SURVIVING/NEW PORTFOLIO
--------------------------------------------------------------------------------
EQ/Capital Guardian Growth                EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income          EQ/Large Cap Value Index
--------------------------------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                                               CONTRACT FEATURES AND BENEFITS 26

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)    the minimum interest rate guaranteed over the life of the contract,

(2)    the yearly guaranteed interest rate for the calendar year, and

(3)    the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.

Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "the Guaranteed Principal benefits" below.) The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)   withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed



27  CONTRACT FEATURES AND BENEFITS
maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b)   the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option (subject to restrictions in certain states -- See Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VII later in this Prospectus for more information on state availability and Appendix VIII for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions, adjusted for withdrawals and transfers, on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix VIII for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS,
THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option I was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no lon-



                                              CONTRACT FEATURES AND BENEFITS  28
ger grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose, other than the Investment simplifier. (If you elected the General or 12 month dollar cost averaging program, the remainder of your initial contribution (that is, amounts other than those allocated to the fixed maturity option under GPB Option 1) was allocated to that dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.


We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract, and other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of all contributions (that is, amounts other than those allocated to the Special 10 year fixed maturity option) must be allocated to that dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you can- not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Select(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death benefits and Protection Plus(SM). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix V later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an



29  CONTRACT FEATURES AND BENEFITS

Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option 1 rebalancing program. If you elect a GPB, you may also elect the 12 month or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VII later in this Prospectus for more information on state availability).

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum



                                              CONTRACT FEATURES AND BENEFITS  30
income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base (known as the "Living Benefit" under certain existing contracts) is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index and EQ/Money Market) and monies allocated to the 12 month dollar cost averaging program; the effective annual rate is 4% in Washington. Please see Appendix VII later in this Prospectus to see what roll-up rate applies in your state (or Appendix VIII for what applies to your contract); and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                      or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will


31  CONTRACT FEATURES AND BENEFITS
lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


For information about whether the Guaranteed death benefit/Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VII for more information about availability in your state.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION(1)


(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix VIII later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, the Guaranteed minimum income benefit was not available, except for certain split-funded charitable remainder trusts. If the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. Depending on when you purchased your contract, your options may be different. See Appendix VIII later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------------------------------------------------
                                 LEVEL PAYMENTS
--------------------------------------------------------------------------------
                                                  Period certain years
                                        ----------------------------------------
      Annuitant's                            IRAs                      NQ
    age at exercise
--------------------------------------------------------------------------------
    75 and younger                           10                        10
--------------------------------------------------------------------------------
          76                                  9                        10
          77                                  8                        10
          78                                  7                        10
          79                                  7                        10
          80                                  7                        10
          81                                  7                         9
          82                                  7                         8
          83                                  7                         7
          84                                  6                         6
          85                                  5                         5
--------------------------------------------------------------------------------



We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.



----------------------
(1) Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix VIII later in this Prospectus for more information.


                                              CONTRACT FEATURES AND BENEFITS  32

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o     On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VII and VIII, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account.



--------------------------------------------------------------------------------
                                                    GUARANTEED MINIMUM INCOME
      CONTRACT DATE                                 BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT EXERCISE                                PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                                              $11,891
            15                                              $18,597
--------------------------------------------------------------------------------



Exercise of Guaranteed minimum income benefit. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and not older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you


33  CONTRACT FEATURES AND BENEFITS
      may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Select(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time frame following the contract date anniversary in order for you to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(v) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vi) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state availability and contract availability (please see Appendix VII for state availability of these benefits and Appendix VIII for contract variations later in this Prospectus), the following enhanced death benefits were available:



                                              CONTRACT FEATURES AND BENEFITS  34

o     ANNUAL RATCHET TO AGE 85.

o     6% ROLL-UP TO AGE 85.

o     THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

o     THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals and (transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM) the Protection Plus(SM) feature is not available.


If the annuitant was 70 or younger when we issued your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o     the account value or

o     any applicable death benefit

Increased by:

o     such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including any TSA loans). For information about what applies to your contract, see Appendix VIII later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o     the account value or

o     any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VI.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.



35  CONTRACT FEATURES AND BENEFITS

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix VIII later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected Principal Protector(SM). See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.

If you purchased the contract as a TSA or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix VIII later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o     Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o     7% GWB ANNUAL WITHDRAWAL OPTION

o     5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

EFFECT OF GWB EXCESS WITHDRAWALS


A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal, and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.


                                              CONTRACT FEATURES AND BENEFITS  36

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.


EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.



OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up,



37  CONTRACT FEATURES AND BENEFITS
and (ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through with-drawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit Option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix VIII later in this Prospectus for more information.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.) The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.

o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.


                                              CONTRACT FEATURES AND BENEFITS  38

o     You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, 12-month dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


39  CONTRACT FEATURES AND BENEFITS

2. DETERMINING YOUR CONTRACT'S VALUE


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE*
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges(1) ; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


                      ----------------------------------

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to the termination of your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts).In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM) (not available under all contracts)


If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that con-

----------------------
(1) Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix VIII later in this Prospectus for more information.



                                           DETERMINING YOUR CONTRACT'S VALUE  40
      tract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

      -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

      -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.


ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on the contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.



41  DETERMINING YOUR CONTRACT'S VALUE

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix VIII later in this Prospectus for contract variations.

o     No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contracts features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond Index option, the EQ/Money Market option (not including any amounts allocated to the 12 month dollar cost averaging program), the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about Roll-Up rates applicable in various states and for various contract versions, see Appendices VII and VIII.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.



                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  42

o For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

o For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

o Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict


43 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general or 12 month dollar cost averaging.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  44

4. ACCESSING YOUR MONEY


--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                        METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
 Contract           Partial       System-       Substantially      Lifetime
                                   atic             equal          required
                                                                   minimum
                                                                   distribu-
                                                                     tion
--------------------------------------------------------------------------------
NQ                    Yes           Yes               No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes           Yes              Yes             Yes
--------------------------------------------------------------------------------
Roth
  Conversion IRA      Yes           Yes              Yes             No
--------------------------------------------------------------------------------
Rollover TSA(1)       Yes           Yes               No             Yes
--------------------------------------------------------------------------------
Inherited IRA          No            No               No             (2)
--------------------------------------------------------------------------------



(1) Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

(2) The contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.

--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix VIII later in this Prospectus for information on what applies to your contract.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time. This option is not available if you have elected a guaranteed principal benefit-- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or
(iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.



45  ACCESSING YOUR MONEY

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix VIII later in this Prospectus for more information.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" and Appendix IX later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix IX later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option, if applicable).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).



                                                        ACCESSING YOUR MONEY  46

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in the GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including) the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, may be different. See Appendix VIII later in this Prospectus for information on what applies to your contract.



HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)


If you elected Principal Protector(SM), if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix VIII later in this Prospectus for information See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o     It exceeds limits of federal income tax rules;

o     Interest and principal are not paid when due; or

o     In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the


47  ACCESSING YOUR MONEY
properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix IX for a discussion of TSA contracts.


Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit Option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.


Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some


                                                        ACCESSING YOUR MONEY  48
enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.

--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period certain
                                   Life annuity with refund certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity pay-    Life annuity Life annuity with
   out options                     period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with period certain
   (available for annuitants age   Period certain annuity
   83 or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time "period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply only part of the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


49  ACCESSING YOUR MONEY

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

PARTIAL ANNUITIZATION. Beginning January 1, 2011, partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.



                                                        ACCESSING YOUR MONEY  50

5. CHARGES AND EXPENSES


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



51  CHARGES AND EXPENSES

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix VIII later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.



                                                        CHARGES AND EXPENSES  52

PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract date anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o     Management fees.

o     12b-1 fees.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed mini-


53  CHARGES AND EXPENSES
mum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        CHARGES AND EXPENSES  54

6. PAYMENT OF DEATH BENEFIT


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules," under "Guaranteed minimum income benefit option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate


55  PAYMENT OF DEATH BENEFIT
      without value. The successor owner should consult with a tax adviser before choosing to use the "5 year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o     A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the sur-



                                                    PAYMENT OF DEATH BENEFIT  56
viving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age
      80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchase your contract, this feature may not be available to you. See Appendix VIII later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


57  PAYMENT OF DEATH BENEFIT

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

      --    The beneficiary was 75 or younger on the original contract date.

      -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

      -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

      -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

      -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

      -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

      -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

      -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.


                                                    PAYMENT OF DEATH BENEFIT  58

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

      --    The beneficiary was 75 or younger on the original contract date.

      -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

      -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

      -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

      -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

      -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

      -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

      -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the ben-


59  PAYMENT OF DEATH BENEFIT
      eficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o     The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    PAYMENT OF DEATH BENEFIT  60

7. TAX INFORMATION


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See Appendix IX at the end of this Prospectus for a discussion of TSA contracts.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Gener-


61  TAX INFORMATION
ally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.



PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:



                                                             TAX INFORMATION  62

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax.We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o     Traditional IRAs, typically funded on a pre-tax basis; and

o     Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 "Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:



63  TAX INFORMATION

o     "regular" contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o     qualified plans;

o     governmental employer 457(b) plans;

o     403(b) plans; and

o     other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.



                                                             TAX INFORMATION  64

There are two ways to do rollovers:

o     Do it yourself:
      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover:
      You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     death benefit payments to a beneficiary who is not your surviving spouse;
      or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o     regular contributions to a traditional IRA made after you reach age
      70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional


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IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions--"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum



                                                             TAX INFORMATION  66



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distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o     made on or after your death; or

o     made because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.



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Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Select(SM) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.



ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."


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You may make direct transfer contributions to a Roth IRA only from another Roth
IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA--whether or not it is the traditional IRA you are converting--a pro rata portion of the distribution is tax-free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.


The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special



69  TAX INFORMATION



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favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o     rollovers from a Roth IRA to another Roth IRA;

o     direct transfers from a Roth IRA to another Roth IRA;

o     qualified distributions from a Roth IRA; and

o     return of excess contributions or amounts recharacterized to a traditional
      IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you are age 59-1/2 or older; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from
Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)   All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.


                                                             TAX INFORMATION  70

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a TSA contract. If a non-periodic distribution from a TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA CONTRACTS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


71  TAX INFORMATION

8. MORE INFORMATION


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class B/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below.



--------------------------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH                RATE TO                        PRICE
 MATURITY DATE OF           MATURITY AS OF                  PER $100 OF
   MATURITY YEAR           FEBRUARY 15, 2011               MATURITY VALUE
--------------------------------------------------------------------------------
        2012                     3.00%(1)                      $ 97.09
        2013                     3.00%(1)                      $ 94.25
        2014                     3.00%(1)                      $ 91.51
        2015                     3.00%(1)                      $ 88.84
        2016                     3.00%(1)                      $ 86.25
        2017                     3.00%(1)                      $ 83.73
        2018                     3.00%(1)                      $ 81.30
        2019                     3.00%(1)                      $ 78.93
        2020                     3.00%(1)                      $ 76.63
        2021                     3.10%                         $ 73.67
--------------------------------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


                                                            MORE INFORMATION  72

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your FMO based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT


This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



73  MORE INFORMATION

ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

      --    on a non-business day;

      --    after 4:00 p.m. Eastern Time on a business day; or

      -- after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).



                                                            MORE INFORMATION  74

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o     the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distributions of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2, and/or the Principal Protector(SM) (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix VIII later in


75  MORE INFORMATION
this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules.



ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.



HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.00% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits.

AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and



                                                            MORE INFORMATION  76

Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.



The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.


77  MORE INFORMATION

CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.

Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


                                                            MORE INFORMATION  78

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


79  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information


--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                                            ----------------------------------------
                                                                                               2010        2009       2008
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.51    $  11.26    $  9.00
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  7,808       8,367      8,484
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.71    $  11.11    $ 10.29
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  6,707       7,276      5,824
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.85    $  11.05    $  9.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  4,498       4,925      4,505
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  44.54    $  41.22    $ 35.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  4,435       4,527      4,019
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.74    $  11.62    $  9.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 24,916      27,631     27,177
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.15    $  11.74    $  9.40
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,511       1,714      1,924
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  19.14    $  14.61    $ 10.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    455         346        421
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.79    $   8.01    $  6.36
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    382         380        377
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  20.49    $  18.56    $ 14.49
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    954         880        834
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.93    $  17.19    $ 13.43
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    914         984      1,000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.57    $   4.90    $  4.47
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    806         611        730
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.44    $   6.72    $  5.23
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    129         265        286
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                            ----------------------------------------
                                                                                               2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.05    $  14.43     $ 12.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  6,377       3,109       1,519
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.76    $  11.31     $ 10.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  2,454       1,800       1,000
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.40    $  11.96     $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  2,753       3,022       2,176
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  48.27    $  46.21     $ 42.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  3,098       2,325       1,725
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.45    $  13.82     $ 12.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 23,506      14,705       6,917
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  19.41    $  17.67     $ 14.55
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  2,236       1,508       1,037
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  20.14    $  17.56     $ 16.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    443         462         372
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.71    $  10.81          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    421          38          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.24    $  23.37     $ 19.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    842         856         849
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.97    $  22.13     $ 17.91
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,136       1,052         782
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.71    $   6.59     $  5.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    571         504         326
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.71    $   8.81     $  8.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    373         353         314
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                                            ----------------------------------------
                                                                                               2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.72     $ 10.66          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    656          32          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.74     $ 10.30          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    281           1          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.02     $ 10.41          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    414          84          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 41.36     $ 38.70     $ 33.05
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    893         383          86
------------------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.71     $ 10.66          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  2,788          46          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.84     $ 11.05     $  8.32
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    649         530         142
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.95     $ 13.34     $  9.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    312         478         121
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 19.43     $ 17.87     $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    802         502         184
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.44     $ 13.75     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    522         441         161
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.54          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     15          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.96     $  7.82     $  6.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    204         249          42
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                           ---------------------------------------------------------
                                                                               2010        2009        2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  11.21    $  10.09    $   7.70    $  13.14    $  12.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,267       1,490       1,426       1,289       1,484
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  11.09    $   9.74    $   7.54    $  12.71    $  12.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  2,012       2,196       2,528       3,063       1,393
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 193.27    $ 169.68    $ 134.51    $ 243.48    $ 239.38
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     55          60          63          65          73
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  13.22    $  12.71    $  12.59    $  14.07    $  13.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,424       1,504       1,216       1,473       1,477
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $   9.46    $   8.61    $   6.60    $  11.05    $  10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,664       1,601       1,517       1,189         216
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  25.32    $  22.52    $  18.20    $  29.54    $  28.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,278       1,432       1,308       1,547       1,418
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  15.10    $  13.33    $  10.61    $  18.08    $  16.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  2,210       2,904       3,228       3,346       2,714
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $   9.83    $   8.99    $   7.01    $  10.45    $  10.42
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,643       1,908       1,649       1,574         368
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $   8.07    $   7.44    $   5.89    $   9.49          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  4,481       4,971       5,195       2,805          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  12.30    $  11.41    $   9.95    $  11.75    $  11.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                    286         248         305         337         193
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  34.20    $  26.23    $  18.86    $  27.67    $  25.76
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                    678         666         610         618         233
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  11.67    $  11.16    $  11.14    $  10.64    $   9.90
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,235       1,037       1,063         476         185
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  17.25    $  15.74    $  10.67    $  25.45    $  18.23
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  1,440       1,600       1,528       1,726       1,239
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------------------------
                                                                                    2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  12.00    $  11.62    $  11.20    $   9.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         351         160         164          40
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  11.55    $  11.08    $  10.16    $   7.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,585       1,200         776         200
------------------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $ 219.99    $ 214.55    $ 191.26    $ 130.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          73          64          29           9
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  13.57    $  13.50    $  13.20    $  12.99
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,527       1,343       1,175         441
------------------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  25.31    $  24.66    $  22.76    $  18.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,604       1,386       1,074         399
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  15.01    $  13.79    $  12.69    $   9.85
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       2,354       1,938       1,510         386
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  10.48          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          77          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  22.05    $  21.50          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          79           9          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $   9.74          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                           8          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  13.53    $  10.37    $   8.53    $   5.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         755         609         457          69
------------------------------------------------------------------------------------------------------------------------------------


I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------------------------
                                                                              2010        2009         2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 18.86     $ 18.41      $ 19.16     $ 18.82     $ 17.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   948         875          948         404         376
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 12.42     $ 11.54      $  8.68     $ 16.01     $ 14.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                 2,230       2,278        2,341       2,289       3,208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 14.48     $ 12.82      $  9.50     $ 16.18     $ 14.17
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                 1,214         777          796         665         269
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 12.82     $ 11.61      $  8.93     $ 15.08     $ 15.53
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   256         275          280         288         351
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  9.02     $  8.03      $  6.46     $ 10.50     $ 10.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   330         367          389         458         510
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  7.29     $  6.39      $  4.78     $  7.62     $  6.80
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   906       1,047        1,004       1,050       1,042
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 15.00     $ 13.34      $ 10.06     $ 16.57     $ 14.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   204         249          298         492         192
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $  5.80     $  5.15      $  4.39     $ 10.32     $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   832         868          847         809         532
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 11.91     $ 10.76      $  9.09     $ 16.31     $ 17.38
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                 2,059       2,313        2,668       3,123       2,507
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 10.36     $  8.97      $  7.73     $ 12.39     $ 12.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   406         344          351         369         308
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 11.91     $ 10.63      $  8.62     $ 12.70     $ 11.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   473         455          425         442         196
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 11.02     $  8.92      $  6.66     $ 13.35     $ 12.57
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                 1,672       1,781        1,863       2,166       1,890
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                $ 15.67     $ 13.01      $  9.74     $ 16.40     $ 16.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                 1,830       2,158          902       1,069       1,156
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------------------------
                                                                                    2005        2004        2003          2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 17.67     $ 17.76     $ 17.72       $ 17.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         481         416         458           259
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 12.06     $ 10.47     $  9.38       $  7.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       2,337       1,926       1,026           282
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 11.47          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          56          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 13.12     $ 12.84     $ 11.78       $  9.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         347         370         307           128
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.26     $  8.79     $  8.03       $  6.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         603         610         598           229
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  6.96     $  6.16     $  5.78       $  4.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,055         981         856           341
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 13.76     $ 12.84     $ 11.60       $  9.12
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         184         149          93            38
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.63          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         144          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 14.57     $ 14.06     $ 12.60       $  9.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       2,363       2,169       1,481           530
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.57          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          83          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.54          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                          84          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 11.47     $ 10.97     $  9.62       $  6.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,556       1,391         883           285
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 15.34     $ 14.02     $ 12.10       $  9.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       1,107       1,007         636           237
------------------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                         -----------------------------------------------------------
                                                                             2010        2009          2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 26.82     $ 27.28       $ 27.75     $ 27.65     $ 26.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  729       1,227         1,943       1,051       1,102
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $  5.07     $  4.77       $  3.74     $  5.66     $  4.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  964       1,099         1,560         657          83
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 16.59     $ 12.75       $  8.26     $ 15.95     $ 13.26
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  889         885           695         782         297
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $  8.80     $  8.00       $  6.50     $ 10.69     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                1,238       1,402         1,644       1,727         258
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 10.35     $  9.14       $  6.71     $ 11.51     $ 11.08
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                1,073         860           786         674          83
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 10.64     $ 10.73       $ 10.11     $ 10.72     $  9.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                3,294       3,673         2,525       1,235         730
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 16.06     $ 15.38       $ 14.75     $ 16.06     $ 15.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  941       1,133           502         626         590
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 15.91     $ 12.86       $ 10.37     $ 16.02     $ 16.60
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  850       1,024           720         713         744
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 14.85     $ 12.98       $  9.26     $ 16.30     $ 15.46
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  606         610           421         401          47
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $  8.52     $  8.02       $  6.27     $ 10.78     $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  694         735           848         853         178
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $  5.15     $  4.63       $  3.56     $  6.04     $  6.07
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  161         166           153          89         104
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 10.07     $  8.89       $  7.04     $ 11.36     $ 11.85
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  586         490           545         539         602
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                               $ 10.74     $  9.31       $  6.75     $  9.49     $  8.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                  957         537           353         249         215
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                     -----------------------------------------------
                                                                                         2005        2004        2003          2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 26.15     $ 25.92     $ 26.17       $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              845         349         434           630
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $  4.49     $  4.34          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               72          22          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 12.34          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              179          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $  9.91          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              286          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 15.31     $ 15.27     $ 14.97       $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              573         555         512           198
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 14.35     $ 14.00     $ 12.10       $  8.44
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              596         575         449           122
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 16.39     $ 16.03          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               41           6          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               --          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $  5.41     $  5.05          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                               69          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $ 10.40          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              296          --          --            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           $  8.33     $  8.15     $  7.75       $  5.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              280         377         218            32
------------------------------------------------------------------------------------------------------------------------------------


I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------------------------
                                                                                2010        2009       2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 49.57     $ 42.88    $ 31.77     $ 60.62     $ 55.37
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     250         144         53          56          47
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 13.21     $ 12.66    $ 11.89     $ 11.80     $ 11.30
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                   3,414       3,238      3,511       1,494       2,030
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.84     $ 12.18    $  9.54     $ 18.39     $ 16.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     842         967        951       1,047       1,030
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.61     $  9.68    $  7.43     $ 12.50     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     416         452        447         473         453
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.87     $ 10.67    $  8.83     $ 14.37     $ 14.10
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     753         860        921       1,210       1,363
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.39     $  9.13    $  6.55     $ 11.81     $ 10.74
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     783         810        813         934       1,035
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 14.76     $ 12.02    $  8.47     $ 13.46     $ 13.68
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     760         803        727         805       1,010
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 26.06     $ 24.86    $ 23.07     $ 30.68     $ 30.26
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     641         863        523         526         758
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  8.22     $  6.55    $  4.95     $  8.71     $  8.54
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     746         786        687         788         475
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 15.68     $ 12.81    $ 10.31     $ 16.88     $ 19.05
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     612         586        666         748       1,201
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.34     $  9.80    $  6.29     $ 12.10     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                     705         766        462         597         350
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                                       ---------------------------------------------
                                                                                           2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 53.59     $ 50.38     $ 45.72     $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 25          28          10           4
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 11.08     $ 11.07     $ 10.84     $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              1,611       1,424       1,202         628
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 13.51     $ 11.90     $ 10.27     $  7.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                783         806         360         135
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 10.85     $ 10.34     $  9.59     $  7.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                353         272         238         104
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 12.02     $ 11.42     $ 10.15     $  7.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              1,238       1,242         726         316
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $  9.96     $  9.35     $  8.52     $  6.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                              1,075       1,055         731         292
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 12.13     $ 11.49     $ 10.15     $  7.34
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                876       1,011         560         206
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 28.00     $ 27.64     $ 25.87     $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                755         771         557         125
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $  7.89     $  7.46          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                242          59          --          --
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $ 16.69     $ 16.22     $ 14.09     $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                991         884         641         270
------------------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                             $  9.87     $  9.02     $  8.74     $  5.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                311         306          98          14
------------------------------------------------------------------------------------------------------------------------------------



                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

Appendix II: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% "h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2015(a).



------------------------------------------------------------------------------------------------------------------------------------
                                                                                     HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                                         ("J" IN THE CALCULATIONS BELOW)
                                                                                               FEBRUARY 15, 2015
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        5.00%                     9.00%
------------------------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                                        $141,389                  $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                                         $131,104                  $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                               $ 10,285                  $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the withdrawal:               $  3,637                  $ (3,847)
  (3) x [$50,000/(1)]
------------------------------------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal: $50,000 - (4)          $ 46,363                  $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                            $ 91,389                  $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                                 $ 84,741                  $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                                $111,099                  $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461
 (b)      Market adjusted amount is based on the following calculation:
          Maturity value             =            $171,882                       where j is either 5% or 9%
              (1+j)(D/365)                          (1+j)(1,461/365)
 (c)      Fixed maturity amount is based on the following calculation:
          Maturity value             =            $171,882
              (1+h)(D/365)                          (1+0.07)(1,461/365)
 (d)      Maturity value is based on the following calculation:
          Fixed maturity amount x (1+h)(D/365)  = ($84,741 or $77,257) x (1+0.07)(1,461/365)


II-1 APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix III: Enhanced death benefit example


--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

--------------------------------------------------------------------------------
   END OF
  CONTRACT                    6% ROLL-UP TO AGE 85   ANNUAL RATCHET TO AGE 85
    YEAR      ACCOUNT VALUE       BENEFIT BASE             BENEFIT BASE
--------------------------------------------------------------------------------
      1          $105,000         $  106,000(1)            $  105,000(3)
--------------------------------------------------------------------------------
      2          $115,500         $  112,360(2)            $  115,500(3)
--------------------------------------------------------------------------------
      3          $129,360         $  119,102(2)            $  129,360(3)
--------------------------------------------------------------------------------
      4          $103,488         $  126,248(1)            $  129,360(4)
--------------------------------------------------------------------------------
      5          $113,837         $  133,823(1)            $  129,360(4)
--------------------------------------------------------------------------------
      6          $127,497         $  141,852(1)            $  129,360(4)
--------------------------------------------------------------------------------
      7          $127,497         $  150,363(1)            $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.


Annual Ratchet to age 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


                              APPENDIX III: ENHANCED DEATH BENEFIT EXAMPLE III-1

Appendix IV: Hypothetical illustrations


--------------------------------------------------------------------------------
ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (-2.77)%, 3.23% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

IV-1 APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
PROTECTION PLUS
GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                            GREATER OF 6%
                                                             ROLL-UP TO
                                                            AGE 85 OR THE                                           LIFETIME ANNUAL
                                                           ANNUAL RATCHET                        LIFETIME ANNUAL  GUARANTEED MINIMUM
                                                              TO AGE 85                         GUARANTEED MINIMUM  INCOME BENEFIT:
                                                             GUARANTEED     TOTAL DEATH BENEFIT  INCOME BENEFIT:    ---------------
        CONTRACT                                            MINIMUM DEATH     WITH PROTECTION   -----------------    HYPOTHETICAL
  AGE     YEAR       ACCOUNT VALUE        CASH VALUE           BENEFIT             PLUS         GUARANTEED INCOME       INCOME
------------------------------------------------------------------------------------------------------------------------------------
                      0%        6%        0%        6%       0%        6%       0%        6%        0%       6%        0%       6%
------------------------------------------------------------------------------------------------------------------------------------
 60         0      100,000  100,000    100,000  100,000   100,000  100,000   100,000  100,000      N/A      N/A       N/A      N/A
 61         1       95,565  101,544     95,565  101,544   106,000  106,000   108,400  108,400      N/A      N/A       N/A      N/A
 62         2       91,188  103,052     91,188  103,052   112,360  112,360   117,304  117,304      N/A      N/A       N/A      N/A
 63         3       86,863  104,520     86,863  104,520   119,102  119,102   126,742  126,742      N/A      N/A       N/A      N/A
 64         4       82,583  105,940     82,583  105,940   126,248  126,248   136,747  136,747      N/A      N/A       N/A      N/A
 65         5       78,342  107,306     78,342  107,306   133,823  133,823   147,352  147,352      N/A      N/A       N/A      N/A
 66         6       74,132  108,611     74,132  108,611   141,852  141,852   158,593  158,593      N/A      N/A       N/A      N/A
 67         7       69,947  109,848     69,947  109,848   150,363  150,363   170,508  170,508      N/A      N/A       N/A      N/A
 68         8       65,779  111,006     65,779  111,006   159,385  159,385   183,139  183,139      N/A      N/A       N/A      N/A
 69         9       61,621  112,079     61,621  112,079   168,948  168,948   196,527  196,527      N/A      N/A       N/A      N/A
 70        10       57,466  113,056     57,466  113,056   179,085  179,085   210,719  210,719    10,584   10,584    10,584   10,584
 75        15       36,365  116,110     36,365  116,110   239,656  239,656   295,518  295,518    15,362   15,362    15,362   15,362
 80        20       14,027  114,853     14,027  114,853   320,714  320,714   408,999  408,999    21,841   21,841    21,841   21,841
 85        25            0  107,014          0  107,014         0  429,187         0  517,472         0   39,700         0   39,700
 90        30            0  109,634          0  109,634         0  429,187         0  517,472      N/A      N/A       N/A      N/A
 95        35            0  112,652          0  112,652         0  429,187         0  517,472      N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.


                                    APPENDIX IV: HYPOTHETICAL ILLUSTRATIONS IV-2

Appendix V: Guaranteed principal benefit example


--------------------------------------------------------------------------------

For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2011. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              ASSUMING 100% IN
                                                                                                                  VARIABLE
                                                       ASSUMING 100%        UNDER GPB        UNDER GPB           INVESTMENT
                                                           IN FMO            OPTION 1         OPTION 2            OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2011
based upon a 3.30% rate to maturity                      100,000             73,670           40,000                --
------------------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on
February 15, 2011                                           0                26,330           60,000              100,000
------------------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on Feb-
ruary 15, 2021                                           135,736            100,000           54,294                 0
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 0% gross rate of
return)                                                  135,736            119,577          100,000*             74,353
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 6% gross rate of
return)                                                  135,736            135,661         128,933**             135,439
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on Feb-
ruary 15, 2021, assuming a 10% gross rate of
return)                                                  135,736            152,184         164,235**             198,191
------------------------------------------------------------------------------------------------------------------------------------



(1) Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $4,514 in this example


(2) Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

V-1 APPENDIX V: GUARANTEED PRINCIPAL BENEFIT EXAMPLE

Appendix VI: Protection Plus(SM) example


--------------------------------------------------------------------------------
The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         $3000         $6000
                                                                                                     WITHDRAWAL -   WITHDRAWAL -
                                                                  NO          $3000        $6000        PRORATA       PRORATA
                                                              WITHDRAWAL   WITHDRAWAL   WITHDRAWAL     TREATMENT     TREATMENT
------------------------------------------------------------------------------------------------------------------------------------
   A  INITIAL CONTRIBUTION                                    100,000       100,000      100,000     100,000       100,000
------------------------------------------------------------------------------------------------------------------------------------
   B  DEATH BENEFIT: prior to withdrawal.(1)                  104,000       104,000      104,000     104,000       104,000
------------------------------------------------------------------------------------------------------------------------------------
   C  PROTECTION PLUS EARNINGS: Death Benefit less net          4,000        4,000        4,000          N/A            N/A
      contributions (prior to the withdrawal in D).
      B minus A.
------------------------------------------------------------------------------------------------------------------------------------
   D  WITHDRAWAL                                                    0        3,000        6,000        3,000        6,000
------------------------------------------------------------------------------------------------------------------------------------
   E  WITHDRAWAL % AS A % OF AV (ASSUMING DEATH                  0.00%        N/A          N/A          2.88%        5.77%
      BENEFIT = AV)
      greater of D divided by B
------------------------------------------------------------------------------------------------------------------------------------
   F  EXCESS OF THE WITHDRAWAL OVER THE PROTECTION PLUS             0          0          2,000          N/A            N/A
      EARNINGS
      greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
   G  NET CONTRIBUTIONS (adjusted for the withdrawal in D)    100,000       100,000      98,000       97,115       94,231
      A reduced for E or F
------------------------------------------------------------------------------------------------------------------------------------
   H  DEATH BENEFIT (adjusted for the withdrawal in D)        104,000       101,000      98,000      101,000       98,000
      B minus D
------------------------------------------------------------------------------------------------------------------------------------
   I  DEATH BENEFIT LESS NET CONTRIBUTIONS                      4,000        1,000          0          3,885        3,769
      H minus G
------------------------------------------------------------------------------------------------------------------------------------
   J  PROTECTION PLUS FACTOR                                       40%        40%          40%            40%          40%
------------------------------------------------------------------------------------------------------------------------------------
   K  PROTECTION PLUS BENEFIT                                   1,600         400           0          1,554        1,508
      I times J
------------------------------------------------------------------------------------------------------------------------------------
   L  DEATH BENEFIT: Including Protection Plus                105,600       101,400      98,000      102,554       99,508
      H plus K
------------------------------------------------------------------------------------------------------------------------------------



(1) The Death Benefit is the greater of the Account Value or any applicable death benefit.


                                   APPENDIX VI: PROTECTION PLUS(SM) EXAMPLE VI-1

Appendix VII: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------
The following information is a summary of the states where the Accumulator(R) Select(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract
Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SELECT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                           AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to            If you reside in the state of California and you
                cancel within a certain number of days"                         are age 60 and older at the time the contract is
                                                                                issued, you may return your variable annuity
                                                                                contract within 30 days from the date that you
                                                                                receive it and receive a refund as described
                                                                                below.

                                                                                If you allocate your entire initial contribution
                                                                                to the money market account (and/or guaranteed
                                                                                interest option, if available), the amount of your
                                                                                refund will be equal to your contribution, unless
                                                                                you make a transfer, in which case the amount of
                                                                                your refund will be equal to your account value on
                                                                                the date we receive your request to cancel at our
                                                                                processing office. This amount could be less than
                                                                                your initial contribution. If you allocate any
                                                                                portion of your initial contribution to the
                                                                                variable investment options (other than the money
                                                                                market account) and/or fixed maturity options,
                                                                                your refund will be equal to your account value on
                                                                                the date we receive your request to cancel at our
                                                                                processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments, loans      The second paragraph in this section is deleted
                and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout option" under "Your            Annuity payments may be elected twelve months from
                annuity payout options" in "Accessing your money"               the contract date.
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                          Not Available

                Guaranteed principal benefit option 1 and Guaranteed principal  Not Available benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                                    Not Available

                Annual administrative charge                                    The annual administrative charge will not be
                                                                                deducted from amounts allocated to the Guaranteed
                                                                                interest option.
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features and         Principal Protector(SM) is discontinued if the
                benefits" and "Beneficiary continuation option" in "Payment     Beneficiary continuation option is elected.
                of death benefit"
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet Guaranteed          Not Available (you have a choice of the standard
                minimum death benefit                                           death benefit or the Annual Ratchet to age 85
                                                                                guaranteed minimum death benefit), as described
                                                                                earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed minimum             Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guarantee            Not Available

                Principal Protector(SM)                                         Not Available

                Protection Plus(SM)                                             Not Available

------------------------------------------------------------------------------------------------------------------------------------

VII-1 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                           AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       See "Insufficient account value" in "Determining your           If your account value in the variable investment
(CONTINUED)     contract's value"                                               options and the fixed maturity options is
                                                                                insufficient to pay the annual administrative
                                                                                charge, or the Annual Ratchet to age 85 death
                                                                                benefit charge, and you have no account value in
                                                                                the guaranteed interest option, your contract will
                                                                                terminate without value, and you will lose any
                                                                                applicable benefits. See "Charges and expenses"
                                                                                earlier in this Prospectus.

                See "The amount applied to purchase an annuity payout           The amount applied to purchase an annuity payout
                option" in "Accessing your money"                               option varies, depending on the payout option that
                                                                                you choose, and the timing of your purchase as it
                                                                                relates to any market value adjustments.

                See "Charges and expenses"                                      With regard to the Annual administrative, Annual
                                                                                Ratchet to age 85 death benefit, Guaranteed
                                                                                principal benefit option 2 and Guaranteed minimum
                                                                                income benefit charges, respectively, we will
                                                                                deduct the related charge, as follows for each: we
                                                                                will deduct the charge from your value in the
                                                                                variable investment options on a pro rata basis.
                                                                                If those amounts are insufficient, we will deduct
                                                                                all or a portion of the charge from the fixed
                                                                                maturity options (other than the Special 10 year
                                                                                fixed maturity option) in the order of the
                                                                                earliest maturity date(s) first. If such amounts
                                                                                are still insufficient, we will deduct any
                                                                                remaining portion from the Special 10 year fixed
                                                                                maturity option. If the contract is surrendered or
                                                                                annuitized or a death benefit is paid, we will
                                                                                deduct a pro rata portion of the charge for that
                                                                                year. A market value adjustment will apply to
                                                                                deductions from the fixed maturity options
                                                                                (including the Special 10 year fixed maturity
                                                                                option).

                                                                                Deductions from the fixed maturity options
                                                                                (including the Special 10 year fixed maturity
                                                                                option) cannot cause the credited net interest for
                                                                                the contract year to fall below 1.5%.

                                                                                With regard to the Annual administrative, and
                                                                                either enhanced death benefit charge only, if your
                                                                                account value in the variable investment options
                                                                                and the fixed maturity options is insufficient to
                                                                                pay the applicable charge, and you have no account
                                                                                value in the guaranteed interest option, your
                                                                                contract will terminate without value and you will
                                                                                lose any applicable guaranteed benefits. Please
                                                                                see "Insufficient account value" in
                                                                                "Determining your contract's value" earlier in
                                                                                this Prospectus.

                See "Annuity maturity date" in "Accessing your money"           The maturity date by which you must take a lump
                                                                                sum withdrawal or select an annuity payout option
                                                                                is as follows:

                                                                                                               Maximum
                                                                                Issue age                      Annuitization age
                                                                                ---------                      -----------------
                                                                                0-80                           90
                                                                                81                             91
                                                                                82                             92
                                                                                83                             93
                                                                                84                             94
                                                                                85                             95
------------------------------------------------------------------------------------------------------------------------------------

APPENDIX VII: STATE
CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS   VII-2

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                           AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                                                    Your contract refers to contributions as premiums.

               Contribution age limitations                                     If the annuitant was 0-75 at contract issue, the
                                                                                maximum contribution age is 85.

               See "Annuity maturity date" in "Accessing your money"            The maturity date by which you must take a lump
                                                                                sum withdrawal or select an annuity payout option
                                                                                is as follows:

                                                                                                               Maximum
                                                                                Issue age                      Annuitization age
                                                                                ---------                      -----------------
                                                                                0-75                           85
                                                                                76                             86
                                                                                77                             87
                                                                                78-80                          88
                                                                                81-85                          90

               Loans under Rollover TSA contracts                               Taking a loan in excess of the Internal Revenue
                                                                                Code limits may result in adverse tax
                                                                                consequences. Please consult your tax adviser
                                                                                before taking a loan that exceeds the Internal
                                                                                Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA, and Rollover TSA contracts         Not Available

               Beneficiary continuation option (IRA)                            Not Available

               Tax Information -- Special rules for NQ contracts                Income from NQ contracts we issue is U.S. source.
                                                                                A Puerto Rico resident is subject to U.S. taxation
                                                                                on such U.S. source income. Only Puerto Rico
                                                                                source income of Puerto Rico residents is
                                                                                excludable from U.S. taxation. Income from NQ
                                                                                contracts is also subject to Puerto Rico tax. The
                                                                                calculation of the taxable portion of amounts
                                                                                distributed from a contract may differ in the two
                                                                                jurisdictions. Therefore, you might have to file
                                                                                both U.S. and Puerto Rico tax returns, showing
                                                                                different amounts of income from the contract for
                                                                                each tax return. Puerto Rico generally provides a
                                                                                credit against Puerto Rico tax for U.S. tax paid.
                                                                                Depending on your personal situation and the
                                                                                timing of the different tax liabilities, you may
                                                                                not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS          See "Annual administrative charge" in "Charges and expenses"     The annual administrative charge will not be
                                                                                deducted from amounts allocated to the Guaranteed
                                                                                interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH           See "Transfers of ownership, collateral assignments, loans       The second paragraph in this section is deleted
               and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts                               Taking a loan in excess of the Internal Revenue
                                                                                Code limits may result in adverse tax
                                                                                consequences. Please consult your tax adviser
                                                                                before taking a loan that exceeds the Internal
                                                                                Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON     Guaranteed interest option (for contracts issued from            Not Available
               approximately December 2004 to December 2006)

               Investment simplifier -- Fixed-dollar option and Interest        Not Available
               sweep option

               Fixed maturity options                                           Not Available

               Guaranteed Principal Benefit Options 1 and 2                     Not Available

               Income Manager(R) payout option                                  Not Available

               Protection Plus(SM)                                              Not Available

               See "Guaranteed minimum death benefit" in "Contract              You have a choice of the standard death benefit,
               features and benefits"                                           the Annual Ratchet to age 85 enhanced death
                                                                                benefit, or the Greater of 4% Roll-Up to age 85 or
                                                                                the Annual Ratchet to age 85 enhanced death
                                                                                benefit.
------------------------------------------------------------------------------------------------------------------------------------


VII-3 APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE          FEATURES AND BENEFITS                                           AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,     See "Annual administrative charge" in "Charges and              The annual administrative charge will be deducted
(CONTINUED)     expenses"                                                       from the value in the variable investment options
                                                                                on a pro rata basis.
------------------------------------------------------------------------------------------------------------------------------------


APPENDIX VII: STATE
CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS   VII-4

Appendix VIII: Contract Variations


--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD        FEATURE/BENEFIT                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2003      We require that a specific form that we pro-   Authorization for telephone transfers by your
                                vide be used for certain types of              financial professional are available only for
                                communications.                                contracts distributed through AXA Distributors.
------------------------------------------------------------------------------------------------------------------------------------
April 1, 2002 - April 4, 2002   Types of contracts                             QP defined contribution contracts were avail-
                                                                               able.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - May 2002           See "Transferring your account value" in       The fifth bullet is deleted in its entirety.
                                "Transferring your money among investment
                                options"
------------------------------------------------------------------------------------------------------------------------------------
April 4, 2002 - June 2002       Owner and annuitant requirements               Non-Natural owners are not permitted.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002      Inherited IRA beneficiary Continuation con-    Unavailable -- accordingly, all references in
                                tract                                          this Prospectus to "Inherited IRA beneficiary
                                                                               Continuation contract" are deleted in their
                                                                               entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003      Guaranteed minimum income benefit              The fee for this benefit is 0.45%

                                Annual Ratchet to age 85                       The fee for this benefit is 0.20%

                                6% Roll-Up to age 85                           The fee for this benefit is 0.35%

                                The Greater of 6% Roll-Up to age 85 of the     The fee for this benefit is 0.45%
                                Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003     The guaranteed principal benefits              GPB 2 -- unavailable
                                                                               GPB 1 known as Principal assurance
                                                                               GPB 1 is available with both systematic and
                                                                               substantially equal withdrawals.
                                                                               GPB 1 available with the Guaranteed minimum
                                                                               income benefit.

                                Spousal protection                             Unavailable -- accordingly, all references in
                                                                               this Prospectus to "Spousal protection" are
                                                                               deleted in their entirety.

                                Maximum contributions                          The maximum contributions permitted under all
                                                                               Accumulator series contracts with the same
                                                                               owner or annuitant is $1,500,000.

                                Guaranteed minimum death benefit maximum       84
                                issue age

                                Protection Plus                                The maximum issue age for this benefit was
                                                                               79.

                                                                               For issue ages 71-79, the applicable death
                                                                               benefit will be multiplied by 25%.

                                                                               In calculating the death benefit, contributions
                                                                               are decreased for withdrawals on a pro rata
                                                                               basis.
------------------------------------------------------------------------------------------------------------------------------------


VIII-1 APPENDIX VIII: CONTRACT VARIATIONS

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD        FEATURE/BENEFIT                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003,    Guaranteed option charges                      If the contract is surrendered or annuitized or
continued                                                                      the death benefit is paid on a date other than
                                                                               the contract date anniversary, we will not
                                                                               deduct a pro rata portion of the charge for any
                                                                               applicable guaranteed benefit.

                                Withdrawals treated as surrenders              We will not treat a withdrawal that results in a
                                                                               cash value of less than $500 as a request for a
                                                                               surrender. We will not terminate your contract
                                                                               if you do not make contributions for three con-
                                                                               tract years.

                                Guaranteed minimum income benefit option       Subject to state availability, this option guaran-
                                                                               tees you a minimum amount of fixed income
                                                                               under your choice of a life annuity fixed payout
                                                                               option or an Income Manager(R) level payment
                                                                               life with a period certain payout option.

                                                                               Known as the Living Benefit

                                Systematic withdrawals                         Your systematic withdrawal may not exceed
                                                                               1.20% (monthly), 3.60% (quarterly) or 15%
                                                                               (annually) of account value.

                                How withdrawals (and transfers out of the      If you take a withdrawal(s) up to 6% of your
                                Special 10 year fixed maturity option) affect  benefit base during a contract year, your ben-
                                your Guaranteed minimum income benefit,        efit base will be reduced on a dollar-for-dollar
                                Guaranteed minimum death benefit and Guar-     basis on the Guaranteed minimum income
                                anteed principal benefit option 2              benefit and the Guaranteed minimum death
                                                                               benefit (including the Greater of 6% Roll-Up to
                                                                               age 85 and the Annual Ratchet to age 85
                                                                               enhanced death benefit). Once a withdrawal is
                                                                               taken that causes the sum of withdrawals in a
                                                                               contract year to exceed 6% of your benefit
                                                                               base, each guaranteed benefit base will then
                                                                               be reduced pro rata.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004          Principal Protector(SM) benefit                Unavailable - accordingly, all references in this
                                                                               Prospectus to "Principal Protector" are deleted
                                                                               in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004      Termination of guaranteed benefits             Your guaranteed benefits will not automatically
                                                                               terminate if you change ownership of your NQ
                                                                               contract.

                                Ownership Transfer of NQ                       If you transfer ownership of your NQ contract,
                                                                               your guaranteed benefit options will not be
                                                                               automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005       No lapse guarantee                             Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005       Roll-Up benefit base reset                     Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
February 2003 - September 2003  Annual Ratchet to age 85                       The fee for this benefit is 0.30%

                                6% Roll-Up to age 85                           The fee for this benefit is 0.45%

                                The Guaranteed minimum income benefit          The fee for this benefit is 0.60%
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004   Guaranteed minimum income benefit and
                                Greater of the 6% Roll-Up to age 85 or the
                                Annual Ratchet to age 85 enhanced death
                                benefit:
------------------------------------------------------------------------------------------------------------------------------------


                                       APPENDIX VIII: CONTRACT VARIATIONS VIII-2

------------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD        FEATURE/BENEFIT                                VARIATION
------------------------------------------------------------------------------------------------------------------------------------
                                o   Benefit base crediting rate                The effective annual interest credited to the
                                                                               applicable benefit base is 5%.(1) Accordingly, all
                                                                               references in this Prospectus to the "6%
                                                                               Roll-Up benefit base" are deleted in their
                                                                               entirety and replaced with "5% Roll-Up ben-
                                                                               efit base."

                                o   Fee table                                  Greater of the 5% Roll-Up to age 85 or the
                                                                               Annual Ratchet to age 85 enhanced death
                                                                               benefit charge: 0.50%.(1)

                                                                               Guaranteed minimum income benefit charge:
                                                                               0.55%(1)

                                Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit
                                5% Roll-Up to age 85 or the Annual Ratchet     bases on a pro rata basis only.
                                to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2009  6% Roll-Up to age 85 enhanced death benefit    Unavailable - accordingly all references are
                                                                               deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - February 2009    The Greater of the 5% Roll-Up to age 85 or     Unavailable - accordingly all references are
                                the Annual Ratchet to age 85 enhanced death    deleted in their entirety.
                                benefit
------------------------------------------------------------------------------------------------------------------------------------



(1) Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



VIII-3 APPENDIX VIII: CONTRACT VARIATIONS

Appendix IX: Tax-sheltered annuity contracts (TSAs)



--------------------------------------------------------------------------------
GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code "2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 "Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SELECT(SM) TSA CONTRACTS

Contributions to an Accumulator(R) Select(SM) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Select(SM) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Select(SM) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Select(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Select(SM) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o     the owner dies; or

o the plan under which the Accumulator(R) Select(SM) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.



                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-1

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Select(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

      (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

      (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.



IX-2 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Select(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Select(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).



                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-3

Statement of additional information



--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                                            PAGE
Who is AXA Equitable?                                                          2
Unit Values                                                                    2
Custodian and Independent Registered Public Accounting Firm                    2
Distribution of the Contracts                                                  2
Financial Statements                                                           2

HOW TO OBTAIN AN ACCUMULATOR(R) SELECT(SM) STATEMENT OF ADDITIONAL INFORMATION
 FOR SEPARATE ACCOUNT NO. 49

Send this request form to:

     Retirement Service Solutions

     P.O. Box 1547
     Secaucus, NJ 07096-1547
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) Select(SM) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2011.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                           State                    Zip


                                                    e13521/Select '02/'04 Series

Income Manager(R)

Payout annuity contracts


PROSPECTUS DATED MAY 1, 2011


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements.


--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

TYPES OF CONTRACTS.  We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   A traditional individual retirement annuity ("IRA").

o A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").

Generally, a contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at www.sec.gov.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          e13510

Contents of this Prospectus



--------------------------------------------------------------------------------



Index of key words and phrases                                                4


Who is AXA Equitable?                                                         5
How to reach us                                                               6
Income Manager(R) at a glance -- key features                                 7
--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            10
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         10
Source of contributions (not applicable to GMIB Income Manager(R) contract)  10
Owner and annuitant requirements                                             10
What are your investments under the contract?                                10
What are your contract choices?                                              11
Life annuity with a period certain contract                                  11
Period certain contract (not available if you are purchasing a GMIB Income
  Manager(R) contract)                                                       16
--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                              18
--------------------------------------------------------------------------------
How you can make your contributions                                          18
Your right to cancel within a certain number of days                         18
Surrendering your contract to receive its cash value                         18
When to expect payments                                                      19
--------------------------------------------------------------------------------
3. CHARGES                                                                   20
--------------------------------------------------------------------------------
Withdrawal charges                                                           20
Amounts applied from other contracts issued by AXA Equitable                 20
Charges for state premium and other applicable taxes                         20
Group or sponsored arrangements                                              20
Other distribution arrangements                                              21
--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                  22
--------------------------------------------------------------------------------
Your beneficiary                                                             22
Your annuity payout options (not including GMIB Income Manager(R) contracts) 22


----------------------------
"We,""our," and "us" refer to AXA Equitable. "Financial professional" means the registered representative who is offering you the contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



2  CONTENTS OF THIS PROSPECTUS

--------------------------------------------------------------------------------
5. TAX INFORMATION                                                           23
--------------------------------------------------------------------------------
Overview                                                                     23
Taxation of nonqualified annuities                                           23
Special rules for NQ contracts issued in Puerto Rico                         24
Individual retirement arrangements ("IRAs")                                  24
Traditional individual retirement annuities ("traditional IRAs")             25
Federal and state income tax withholding and information reporting           29
--------------------------------------------------------------------------------
6. MORE INFORMATION                                                          31
--------------------------------------------------------------------------------
About our fixed maturity options                                             31
About the separate account for the fixed maturity options                    31
About our general account                                                    31
Other methods of payment                                                     32
About payments under period certain contracts                                32
Dates and prices at which contract events occur                              32
Statutory compliance                                                         32
About legal proceedings                                                      32
Transfers of ownership, collateral assignments, loans, and borrowing         32
Distribution of the contracts                                                32


--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           36
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------
   I --   Market value adjustment example                                   I-1



                                                  CONTENTS OF THIS PROSPECTUS  3

Index of key words and phrases



--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.


                                                                          PAGE

account value                                                               14
annuitant                                                                   10
beneficiary                                                                 22
business day                                                                18
cash value                                                                  18
contract date                                                                8
contract date anniversary                                                    8
contract year                                                                8
contribution                                                                10
deferral period                                                             13
fixed maturity amount                                                       10
fixed maturity options                                                   cover
IRA                                                                      cover
IRS                                                                         23
joint and survivor                                                          11
joint owners                                                                10
life annuity with a period certain                                          11
life contingent annuity                                                     12
market adjusted amount                                                      11
market value adjustment                                                     11
maturity value                                                              10
off maturity date                                                           11
NQ                                                                       cover
payout options                                                              22
period certain                                                              11
Processing Office                                                            6
rate to maturity                                                            10
Roth IRA                                                                 cover
SEC                                                                      cover
separate account                                                            31
single life                                                                 11
traditional IRA                                                          cover

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
 PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's")
                               in supplemental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------------


4 INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?



--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        WHO IS AXA EQUITABLE?  5

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------


FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions

     P.O. Box 1577
     Secaucus, NJ 07096-1577



FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions

     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions

     P.O. Box 1547
     Secaucus, NJ 07096-1547



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions

     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o   Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.



WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  withdrawal requests; and

(4)  contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, both must sign.


6  WHO IS AXA EQUITABLE?

Income Manager(R) at a glance -- key features

--------------------------------------------------------------------------------
                                 INCOME MANAGER(R)
                                (LIFE ANNUITY WITH
                                 A PERIOD CERTAIN)
--------------------------------------------------------------------------------
INCOME PAYMENTS                 NQ -- Level or increasing payments.
                                IRA -- Level payments only.
--------------------------------------------------------------------------------
PERIOD CERTAIN                  You will receive payments for periods
                                ranging from 7 to 15 years depending on
                                the age of the annuitant.
--------------------------------------------------------------------------------
FORM OF PAYMENT AVAILABLE       Single life or joint and survivor.
--------------------------------------------------------------------------------
PAYMENTS AFTER THE END OF THE   Payments continue while the annui-
PERIOD CERTAIN                  tant or joint annuitant is living.
--------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS:
  INITIAL MINIMUM:              o   $10,000
  ADDITIONAL MINIMUM:           o   $1,000 (subject to restrictions)
                                    Maximum contribution limita-
                                    tions apply to all contracts.
                                ------------------------------------------------
                                Upon advance notice to you, we may exercise
                                certain rights we have under the contract
                                regarding contributions, including
                                our rights to (i) change minimum and
                                maximum contribution requirements and
                                limitations, and (ii) discontinue acceptance
                                of contributions. For more information,
                                please see "How you can purchase and
                                contribute to your contract" in "Contract
                                features and benefits" later in this
                                Prospectus.
--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS          o   Up to 15 fixed maturity options with
                                    maturities generally ranging from
                                    approximately 1 to 15 years.
                                o   Each fixed maturity option offers a
                                    guarantee of principal and interest rate if
                                    you hold it to maturity.
                                o   Principal guarantees.
                                    --  If you make withdrawals from a fixed
                                        maturity option before maturity, there
                                        will be a market value adjustment
                                        due to differences in interest rates. If
                                        you withdraw only a portion of a fixed
                                        maturity amount, this may increase or
                                        decrease any value you have left in that
                                        fixed maturity option. If you surrender
                                        your contract, a market value adjustment
                                        may also apply.
--------------------------------------------------------------------------------
TAXES                           Generally, earnings will be taxed at your
                                ordinary income tax rate when distributions
                                are made from your contract.
                                o  NQ--  A portion of each payment is generally
                                         not considered taxable income until you
                                         have received a tax-free recovery of
                                         your investment in the contract.
                                o  IRA-- Generally, all amounts distributed from
                                         a traditional IRA are taxable. Amounts
                                         distributed from a Roth IRA
                                         are generally taxable on an income-last
                                         basis and may be eligible for tax-free
                                         treatment under certain circumstances.
                                ------------------------------------------------
                                The contract is intended to be a payout
                                annuity. However, there may be some
                                instances where you can delay beginning
                                payments, so IRS rules governing deferred
                                annuity payments could apply.
--------------------------------------------------------------------------------
DEATH BENEFIT                   A death benefit is provided if the
                                annuitant dies before the first pay-
                                ment is made or if a single sum is
                                elected within one year following the
                                annuitant's death. There is no death
                                benefit if the annuitant dies after the
                                certain period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                              INCOME MANAGER(R)                               GMIB INCOME
                                               (PERIOD CERTAIN)                           MANAGER(R) CONTRACT
--------------------------------------------------------------------------------------------------------------------------
INCOME PAYMENTS                 NQ and IRA -- Level payments only.            NQ and IRA (traditional and Roth) --
                                                                              Level payments only.
                                                                              o   Certain NQ and IRA contracts may
                                                                                  be eligible for increasing payments.
--------------------------------------------------------------------------------------------------------------------------
PERIOD CERTAIN                  You will receive payments for periods         o   Generally, you will receive at least
                                ranging from 7 to 15 years depending on           10 years of payments. Depending
                                the age of the annuitant.                         on the annuitant's age at GMIB
                                                                                  exercise and the issue date and
                                                                                  type of your Accumulator(R) contract,
                                                                                  the period may be longer or
                                                                                  shorter.
                                                                              o   The period certain is specified in
                                                                                  your Accumulator(R) contract and
                                                                                  cannot be changed.
--------------------------------------------------------------------------------------------------------------------------
FORM OF PAYMENT AVAILABLE       Single life only.                             Single life or joint and survivor.
--------------------------------------------------------------------------------------------------------------------------
PAYMENTS AFTER THE END OF THE   None                                          Payments continue while the annuitant
PERIOD CERTAIN                                                                or joint annuitant is living.
--------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS:                                                         The annuity account value applied from
                                                                              your Accumulator(R) series contract upon
  INITIAL MINIMUM:              o  $  10,000                                  GMIB exercise. Additional contributions
                                                                              are not permitted.
  ADDITIONAL MINIMUM:           o  Not permitted

                                Maximum contribution limitations
                                apply to all contracts.
                                ------------------------------------------------------------------------------------------
                                Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.
--------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS          o   Up to 15 fixed maturity options with maturities generally ranging from approximately
                                    1 to 15 years.

                                o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                                o   Principal guarantees:
                                    --   If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------------------------------------------------
TAXES                           Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
                                o   NQ  --  A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                                o   IRA --  Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances.
--------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT                   A death benefit is provided if the annui-     A death benefit is provided if the annui-
                                tant dies before the end of the period        tant dies or if a single sum is elected
                                certain.                                      within one year following the annuitant's
                                                                              death. There is no death benefit if the
                                                                              annuitant dies after the certain period.
--------------------------------------------------------------------------------------------------------------------------

                                  INCOME MANAGER(R) AT A GLANCE --KEY FEATURES 7

--------------------------------------------------------------------------------
                                           INCOME MANAGER(R)
                                           (LIFE ANNUITY WITH
                                           A PERIOD CERTAIN)
--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY DURING                 o   Withdrawals (no withdrawals
THE PERIOD CERTAIN                              permitted during the first con-
                                                tract year).
                                            o   Contract surrender.
                                            You may also incur income tax and a
                                            penalty tax.
                                            You cannot take a withdrawal from,
                                            or surrender, your life contingent
                                            annuity. Withdrawals are subject to
                                            market value adjustment and may
                                            reduce your remaining payments and
                                            shorten any remaining certain
                                            period. The payment start date under
                                            the life contingent annuity will
                                            be earlier.
--------------------------------------------------------------------------------
CHARGES                                     o   We deduct a charge designed to
                                                approximate certain taxes that
                                                may be imposed upon us, such
                                                as premium taxes in your state.
                                                We deduct this charge from your
                                                contributions.
                                            o   During the first seven contract
                                                years following a contribution,
                                                a charge will be deducted from
                                                amounts that you withdraw that
                                                exceed 10% of your account
                                                value. We use the account value
                                                at the beginning of each con-
                                                tract year to calculate the 10%
                                                amount available. The charge
                                                begins at 7% in the first
                                                contract year following a
                                                contribution. It declines each
                                                year to 1% in the seventh
                                                contract year. There is no
                                                withdrawal charge in the
                                                eighth and later contract years
                                                following a contribution.
--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your"contract date anniversary."
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
ANNUITANT                                   NQ and IRA level payments: 45 - 83
ISSUE AGES                                  NQ increasing payments: 53-1/2 - 83
                                            Different ages may apply depending
                                            on when annuity payments start.
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                            INCOME MANAGER(R)                              GMIB Income
                                            (PERIOD CERTAIN)                               Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY DURING                 o   Withdrawals (no withdrawals                o   Withdrawals (no withdrawals
THE PERIOD CERTAIN                              permitted during the first                     permitted during the first
                                                contract year).                                contract year).
                                            o   Contract surrender.                        o   Contract surrender.
                                            You may also incur income tax and a            You may also incur income tax and a
                                            penalty tax.                                   penalty tax.
                                            A market value adjustment may apply.           You cannot take a withdrawal from,
                                                                                           or surrender your life contingent
                                                                                           annuity. Withdrawals are subject to
                                                                                           market value adjustment and may
                                                                                           reduce your remaining payments and
                                                                                           shorten any remaining certain
                                                                                           period. The payment start date
                                                                                           under the life contingent annuity
                                                                                           will be earlier.
------------------------------------------------------------------------------------------------------------------------------
CHARGES                                     o   We deduct a charge designed to             o   We deduct a charge designed to
                                                approximate certain taxes that                 approximate certain taxes that
                                                may be imposed upon us, such as                may be imposed upon us, such as
                                                premium taxes in your state. We                We deduct this charge only to
                                                deduct this charge from your                   the extent that annual income
                                                contributions.                                 provided by the contract after
                                            o   During the first seven contract                the deduction is at least equal
                                                years, a charge will be deducted               to the income that would be
                                                from amounts that you withdraw.                provided by the application of
                                                The charge begins at 7% in the                 your Accumulation(R) Benefit
                                                first contract year. It declines               Base to guaranteed GMIB annuity
                                                each year to 1% in the seventh                 purchase factors.
                                                contract year. There is no                 o   There is no charge on amounts
                                                withdrawal charge in the eighth                you withdraw.
                                                and later contract years.
                                            o   There is no free withdrawal
                                                amount.
-------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a
"contract year." The end of each 12-month period is your"contract date anniversary."
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                            INCOME MANAGER(R)                              GMIB Income
                                            (PERIOD CERTAIN)                               Manager(R) Contract
-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT                                   59-1/2 - 78                                    For contract purchased in
ISSUE AGES                                                                                 connection with the proceeds
                                                                                           of a Accumulator(R) series contract
                                                                                           that was issued:*
                                                                                           pre-May 1997: 60-83
                                                                                           May 1997-pre-May 1999: 35-90
                                                                                           May 1999-March 2000: 35-83
                                                                                           March 2000 and later: 35-85
                                                                                           * Actual available issue ages vary
                                                                                             depending on your Accumulator(R)
                                                                                             series contract and the
                                                                                             annuitant's age at the time of
                                                                                             its issue.
-------------------------------------------------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE


8 INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES

CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations, as well as other information. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.



                                 INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES 9

1. CONTRACT FEATURES AND BENEFITS



--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

o For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

o For all other contracts, you may purchase your contract by making payments to us we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may currently make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in an intended tax-free exchange under Section 1035 of the Internal Revenue Code.

TRADITIONAL IRA CONTRACTS.  Contributions may be made from:



o Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) or "EDC" plans.


o   Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. Please review your contract for information on contribution limitations. We currently do not accept any contribution if: (i) the aggregate contributions under one or more Income Manager(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity payout contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.


For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.


OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.


For Income Manager(R) contracts only, where payments have not started; if you are not the annuitant and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.


For GMIB Income Manager(R) contracts only, the owner and annuitant must be the same as under your Accumulator(R) series contract.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?


FIXED MATURITY OPTIONS


To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the


10  CONTRACT FEATURES AND BENEFITS
market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Guaranteed rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as follows:



----------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO            PRICE
 MATURITY DATE OF     MATURITY AS OF     PER $100 OF
   MATURITY YEAR    FEBRUARY 15, 2011   MATURITY VALUE
----------------------------------------------------------
        2012               3.00%(1)          $ 97.09
        2013               3.00%(1)          $ 94.25
        2014               3.00%(1)          $ 91.51
        2015               3.00%(1)          $ 88.84
        2016               3.00%(1)          $ 86.25
        2017               3.00%(1)          $ 83.73
        2018               3.00%(1)          $ 81.30
        2019               3.00%(1)          $ 78.93
        2020               3.00%(1)          $ 76.63
        2021               3.05%             $ 74.03
        2022               3.05%             $ 71.84
        2023               3.05%             $ 69.71
        2024               3.05%             $ 67.65
        2025               3.05%             $ 65.64
        2026               3.00%(1)          $ 64.17
----------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.


SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

OFF MATURITY DATE PAYMENTS. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.
--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------
We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.



WHAT ARE YOUR CONTRACT CHOICES?


We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.


LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.



                                              CONTRACT FEATURES AND BENEFITS  11

For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.
--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------
For annuitant ages at which the contracts are available see the chart under "Your period certain" below.


ADDITIONAL CONTRIBUTIONS

If your annuity payments are set to begin on February 15, 2011 or later, and the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.

Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the year in which annuitant is age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to the contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase the contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o   the amount of your contribution;

o   the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o   the frequency of payments; and

o   the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.
--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ CONTRACTS. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager(R) contracts.


If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.
--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.
--------------------------------------------------------------------------------
THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT)
DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.


IRA AND ROTH IRA GMIB CONTRACTS. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See "Required minimum distributions" under "Individual retirement arrangements" in "Tax information." Please consult your tax adviser. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment



12  CONTRACT FEATURES AND BENEFITS
will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.


MODE (FREQUENCY) OF PAYMENT

Under Income Manager(R) and GMIB Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager(R) contract. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.
--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------
Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions. The ability to defer payments is not available in certain states. Please consult your financial professional for more information on the ability to defer payments in your state.


YOUR PERIOD CERTAIN

LEVEL PAYMENTS FOR NQ AND IRA INCOME MANAGER(R) CONTRACTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:


                                 NQ CONTRACTS



--------------------------------------------------------------
     ANNUITANT'S AGE AT ISSUE(1)   MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------
          45 through 70                  15 years
--------------------------------------------------------------
          71 through 75            85 less age at issue
--------------------------------------------------------------
          76 through 80                  10 years
--------------------------------------------------------------
          81 through 83            90 less age at issue
--------------------------------------------------------------




                                 IRA CONTRACTS



--------------------------------------------------------------
     ANNUITANT'S AGE AT ISSUE(1)   MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------
          45 through 70                  15 years
--------------------------------------------------------------
          71 through 78            85 less age at issue
--------------------------------------------------------------
          79 through 83                   7 years
--------------------------------------------------------------



LEVEL PAYMENTS FOR NQ GMIB, IRA GMIB AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.


                      NQ GMIB INCOME MANAGER(R) CONTRACTS



--------------------------------------------------------------------------------
              CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
                      PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               60 through 80                                 10 years
--------------------------------------------------------------------------------
               81 through 83                             90 less issue age
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
                 MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               35 through 80                                 10 years
--------------------------------------------------------------------------------
               81 through 90                             90 less issue age
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
                MAY 1999-PRE-MARCH 2000 ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               35 through 80                                 10 years
--------------------------------------------------------------------------------
               81 through 83                             90 less issue age
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
                             MARCH 2000 AND LATER CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                      Maximum period certain
--------------------------------------------------------------------------------
               35 through 80                                   10 years
--------------------------------------------------------------------------------
               81 through 85                               90 less issue age
--------------------------------------------------------------------------------



               IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS



--------------------------------------------------------------------------------
              CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
                      PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               60 through 75                                 10 years
--------------------------------------------------------------------------------
               76 through 78                             85 less issue age
--------------------------------------------------------------------------------
               79 through 83                                  7 years
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
            CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM
             A MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               35 through 75                                 10 years
--------------------------------------------------------------------------------
               76 through 77                             85 less issue age
--------------------------------------------------------------------------------
               78 through 83                                  7 years
--------------------------------------------------------------------------------
               84 through 90                             90 less issue age
--------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS  13

--------------------------------------------------------------------------------
               CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
            POST MAY 1999-MARCH 2000 OR LATER ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               35 through 75                                 10 years
--------------------------------------------------------------------------------
               76 through 77                             85 less issue age
--------------------------------------------------------------------------------
               78 through 83                                  7 years
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
           CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
              MARCH 2000 AND LATER ACCUMULATOR(R) SERIES CONTRACT
--------------------------------------------------------------------------------
       Annuitant's age at issue(1)                    Maximum period certain
--------------------------------------------------------------------------------
               35 through 75                                 10 years
--------------------------------------------------------------------------------
               76 through 77                             85 less issue age
--------------------------------------------------------------------------------
               78 through 83                                  7 years
--------------------------------------------------------------------------------
               84 through 85                             90 less issue age
--------------------------------------------------------------------------------



(1) For joint and survivor payments, the period certain is based on the age of the younger annuitant.


The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

INCREASING PAYMENTS. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:



-----------------------------------------------------
     ANNUITANT'S AGE AT ISSUE(1)   PERIOD CERTAIN
-----------------------------------------------------
        53-1/2 through 70            15 years
-----------------------------------------------------
          71 through 75              12 years
-----------------------------------------------------
          76 through 80               9 years
-----------------------------------------------------
          81 through 83               6 years
-----------------------------------------------------



If you elect increasing payments and defer the date payments will start, your period certain will be as follows:



------------------------------------------------------------
                               PERIOD CERTAIN BASED
                                ON DEFERRAL PERIOD
                             -------------------------------
       Annuitant's age       1-36      37-60     61-72
        at issue(1)         months     months    months
------------------------------------------------------------
      59-1/2 through 70    12 years   9 years   9 years
------------------------------------------------------------
       71 through 75        9 years   9 years     n/a
------------------------------------------------------------
       76 through 80        6 years   6 years     n/a
------------------------------------------------------------
       81 through 83          n/a       n/a       n/a
------------------------------------------------------------



For GMIB Income Manager(R) contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are currently available, as follows:



----------------------------------------------------------------
     ANNUITANT'S AGE AT ISSUE(1)   MAXIMUM PERIOD CERTAIN
----------------------------------------------------------------
          60 through 70                  15 years
----------------------------------------------------------------
          71 through 75                  12 years
----------------------------------------------------------------
          76 through 80                   9 years
----------------------------------------------------------------
          81 through 83                   6 years
----------------------------------------------------------------



For all other IRA, Roth IRA and GMIB Income Manager(R) contracts, increasing payments are not available.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

(1) For joint and survivor payments, the period certain is based on the age of the younger annuitant.


PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o neither the annuitant nor the joint annuitant can be younger than age 45 (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.


EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)    a male age 70 (who is both the contract owner and the annuitant);

(2)    single life annuity payments;

(3)    a contribution of $100,000;

(4)    no additional contributions; and

(5)    a period certain of 15 years.

If you had a contract date of February 15, 2011, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:



------------------------------------------------------------
  PAYMENT PERIOD     MONTHLY      QUARTERLY       ANNUAL
------------------------------------------------------------
     Start date   3/15/11        5/15/11        2/15/12
------------------------------------------------------------
      Payment     $ 567.27     $ 1,709.00     $ 6,966.22
------------------------------------------------------------



WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.
--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.
--------------------------------------------------------------------------------
Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.



14  CONTRACT FEATURES AND BENEFITS

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.


EXAMPLE

The example below illustrates the effect of a withdrawal based on:

(1)  a single contribution of $100,000 made on February 15, 2011;

(2) level annual payments of $6,480.62 to be made on February 15th of each year;

(3) joint and two-thirds to survivor payments for a male and female, both age 70;

(4)  a period certain of 15 years; and

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $64,393.07 when the annuitants are age 73.

The requested withdrawal amount would be $16,098.27 ($64,393.07 x .25). In this case, $6,439.31 ($64,393.07 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $9,658.96 ($16,098.27 - $6,439.31) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $386.36 ($9,658.96 x .04). The account value after the withdrawal is $47,908.45 ($64,393.07 - $16,098.27 - $386.36). The payments would be reduced to $5,924.80 and the remaining period certain would be reduced to 4 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.
--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------
When the annuitant dies after the annuity payments begin


If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.



                                              CONTRACT FEATURES AND BENEFITS  15

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)

You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. The contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.


PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.
--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.


DEATH BENEFIT


When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.


16  CONTRACT FEATURES AND BENEFITS

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.



When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.



                                              CONTRACT FEATURES AND BENEFITS  17

2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS



--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
--------------------------------------------------------------------------------
Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES


You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Section 1035 exchanges are generally not available after the death of the individual who is the measuring life on the exchanged contract (owner or annuitant). Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager(R) payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager(R) payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager(R) payout annuity contracts only. If you have a GMIB Income Manager(R) contract please refer to its free look period and refund policy, as described above.


If you reside in the state of Florida and you are age 65 or older at the time the contract is issued, you may cancel your annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the cash value provided in the annuity contract, plus any fees or charges deducted from your contributions or imposed under the contract, less any payments that were already received.

If you reside in the state of Florida and you are age 64 or younger at the time the contract is issued, you may cancel your annuity contract and return it to us within 14 days from the date that you receive it. You will receive an unconditional refund equal to your contributions, including any contract fees or charges, less any payments that were already received.


Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All ben-


18 OTHER BENEFITS AND FEATURES OF THE CONTRACTS efits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.



                                OTHER BENEFITS AND FEATURES OF THE CONTRACTS  19

3. CHARGES



--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-------------------------------------------------------------------------------------------------------------
                                                CONTRACT YEAR
-------------------------------------------------------------------------------------------------------------
                                 1         2         3         4         5         6         7         8+
-------------------------------------------------------------------------------------------------------------
  Percentage of Contribution   7.0%      6.0%      5.0%      4.0%      3.0%      2.0%      1.0%      0.0%
-------------------------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS SINCE THERE ARE NO WITHDRAWAL CHARGES). IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.


If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY AXA EQUITABLE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges on any Accumulator(R) series contract being surrendered. If the Accumulator(R) contract is a rollover TSA, we will also deduct the amount of any outstanding loan balance, including any accrued unpaid interest. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrange-


20  CHARGES
ment must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.


                                                                     CHARGES  21

4. PAYMENT OF DEATH BENEFIT



--------------------------------------------------------------------------------

YOUR BENEFICIARY


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the owner and annuitant are alive and the contract is in force. The change will be effective on the date the written request for change is signed. For Income Manager(R) contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.

ANNUITY PAYOUT OPTIONS


Your beneficiary can choose from among the following death benefit annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made. The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or the certain period of a life contingent annuity. Your financial professional can provide you with additional information about your annuity payment options.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


22  PAYMENT OF DEATH BENEFIT

5. TAX INFORMATION



--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

o   the type of contract, whether NQ, traditional IRA, or Roth IRA,

o how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

o   whether you have deferred your annuity payout start date.

THE INCOME MANAGER(R) CONTRACT IS INTENDED TO BE A PAYOUT ANNUITY. HOWEVER, EXCEPT FOR GMIB INCOME MANAGER(R) CONTRACTS, YOU MAY BE ABLE TO DELAY BEGINNING PAYMENTS, AND CERTAIN RULES GOVERNING DEFERRED ANNUITY CONTRACTS INDICATED BELOW COULD APPLY. THE ABILITY TO DEFER PAYMENTS IS NOT AVAILABLE IN CERTAIN STATES.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.
--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------
Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.
--------------------------------------------------------------------------------
The sections below, "Partial annuitization" and "Withdrawals made before annuity payments begin," apply to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------
PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. As of January 1, 2011, a nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.



                                                             TAX INFORMATION  23

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.
--------------------------------------------------------------------------------
The section below, "Contracts purchased through exchanges," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------

CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

Section 1035 exchanges are generally not available after the death of the owner.

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. If you purchase an Income Manager(R) contract, intended to be a payout annuity, with intended partial 1035 exchange proceeds, you should discuss with your tax advisor the timing of your payout. The IRS has ruled that an exchange will not qualify as a partial 1035 exchange if amounts are received from either contract within 12 months of the exchange transaction.



SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.


DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

o   payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

In the event that an NQ owner who has elected deferral subsequently elects partial annuitization, (non-Income Manager(R) GMIB contracts only): we will report a life-contingent partial annuitization made to an owner under age 59-1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59-1/2.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.



INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


24  TAX INFORMATION

There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.



CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")
--------------------------------------------------------------------------------
The sections, "Contributions to traditional IRAs,""Rollover and transfer contributions to traditional IRAs,""Rollovers from eligible retirement plans other than traditional IRAs,""Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs,""Rollovers from traditional IRAs to traditional IRAs,""Spousal rollovers and divorce-related direct transfers," and "Excess contributions" do not apply to GMIB Income Manager(R) contracts.

If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, go to "Withdrawals, payments and transfers of funds out of traditional IRAs," below; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager(R) traditional IRA contract by purchase.
--------------------------------------------------------------------------------

CONTRIBUTIONS TO TRADITIONAL IRAS


Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to the contract, please consult your tax adviser or IRS Publication 590 for the applicable rules.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o 403(b) plans (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.

There are two ways to do rollovers:

o   Do it yourself:
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover:
    You tell the plan trustee or custodian of the eligible retirement



                                                             TAX INFORMATION  25
    plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse;
    or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year;

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    and

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year


26  TAX INFORMATION
plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of amounts to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.


REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager(R) contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income Manager(R) IRAs beginning in 2006. You should consult with your tax adviser before you elect to take increasing payments from GMIB Income Manager(R) IRAs.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
 No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, the IRS will let you calculate the required minimum distribution for each tradi-




                                                              TAX INFORMATION 27
tional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your



28  TAX INFORMATION
surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death;

o   because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."


ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. It is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.

For example, if you purchased an Accumulator(R) series traditional IRA contract in 2004 and did not convert it into a Roth IRA until 2008, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2011. In that case, payments received before the five-year aging period is met are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.

Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract generally reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply (suspended in part for 2009).

As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding required depends on the type of distribution and, in certain cases, the amount of a distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.


                                                             TAX INFORMATION  29

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payors to withhold differently on "periodic" and "non-periodic" payments. Payors are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or maritial status, the payor is to withhold assuming that the owner is married and claiming three withholding exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payors generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.



30  TAX INFORMATION

6. MORE INFORMATION



--------------------------------------------------------------------------------


ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3)  We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. Also, we may, at our sole discretion, invest separate account assets in any investment permitted by applicable law. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.


We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The


                                                            MORE INFORMATION  31
disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.


ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2011 with the first payment on February 15, 2012. To achieve this result, a single contribution of $85,256.06 is required, and is allocated among the fixed maturity options as indicated below.



---------------------------------------------------------------
                               PRICE PER $100
  FEBRUARY 15TH OF              OF MATURITY    ALLOCATION OF
   CALENDAR YEAR     PAYMENT       VALUE       CONTRIBUTION
---------------------------------------------------------------
        2012        $10,000   $ 97.09         $  9,708.74
---------------------------------------------------------------
        2013        $10,000   $ 94.25         $  9,425.20
---------------------------------------------------------------
        2014        $10,000   $ 91.51         $  9,150.68
---------------------------------------------------------------
        2015        $10,000   $ 88.84         $  8,884.15
---------------------------------------------------------------
        2016        $10,000   $ 86.25         $  8,625.39
---------------------------------------------------------------
        2017        $10,000   $ 83.73         $  8,373.49
---------------------------------------------------------------
        2018        $10,000   $ 81.30         $  8,129.60
---------------------------------------------------------------
        2019        $10,000   $ 78.93         $  7,892.81
---------------------------------------------------------------
        2020        $10,000   $ 76.63         $  7,662.93
---------------------------------------------------------------
        2021        $10,000   $ 74.03         $  7,403.09
---------------------------------------------------------------
                                       Total  $ 85,256.06
---------------------------------------------------------------



DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:
    --   on a non-business day;
    --   after 4:00 p.m. Eastern Time on a business day; or
    --   after an early close of regular trading on the NYSE on a business day.


CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal


32  MORE INFORMATION
business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


Under a distribution agreement between AXA Distributors, LLC, AXA Equitable, and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Distributors, LLC distribution fees of $399,625,078 in 2010, $429,091,474 in 2009 and $750,235,874 in 2008, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors, LLC retained $10,963,063, $40,223,293 and $81,519,894, respectively.

Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2010, 2009 and 2008. AXA Equitable paid AXA Advisors as the distributor for certain contracts, including these contracts $576,147,169 in 2010, $557,277,070 in 2009 and $677,871,467 in
2008. Of these amounts, AXA Advisors retained $364,376,758, $306,063,542 and $356,304,358, respectively.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation" ). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation based on a percentage of the account value of the contract sold ("asset-based compensation" ). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.



                                                            MORE INFORMATION  33

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 5.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation based on a percentage of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS.   AXA
Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Sevices, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.



34  MORE INFORMATION

Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp.
Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.

                                                            MORE INFORMATION  35

7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE




--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


36  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix: Market value adjustment example



--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00%(H), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(A) .




--------------------------------------------------------------------------------------------------------
                                                                                 HYPOTHETICAL ASSUMED
                                                                                  RATE TO MATURITY(j)
                                                                                   FEBRUARY 15, 2015
--------------------------------------------------------------------------------------------------------
                                                                                   5.00%       9.00%
--------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
--------------------------------------------------------------------------------------------------------
(1)  Market adjusted amount(b)                                                     $141,389    $121,737
--------------------------------------------------------------------------------------------------------
(2)  Fixed maturity amount(c)                                                      $131,104    $131,104
--------------------------------------------------------------------------------------------------------
(3)  Market value adjustment: (1) - (2)                                            $ 10,285    $ (9,367)
--------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
--------------------------------------------------------------------------------------------------------
(4)  Portion of market value adjustment associated with the                        $  3,637    $ (3,847)
     withdrawal: (3) x[$50,000/(1)]
--------------------------------------------------------------------------------------------------------
(5)  Portion of fixed maturity associated with the withdrawal:                     $ 46,363    $ 53,847
     $50,000 - (4)
--------------------------------------------------------------------------------------------------------
(6)  Market adjusted amount: (1) - $50,000                                         $ 91,389    $ 71,737
--------------------------------------------------------------------------------------------------------
(7)  Fixed maturity amount: (2) - (5)                                              $ 84,741    $ 77,257
--------------------------------------------------------------------------------------------------------
(8)  Maturity value(d)                                                             $111,099    $101,287
--------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

      Maturity value   =    $171,882       where j is either 5% or 9%
    ------------------   ------------------
      (1+j)(D/365)       (1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

      Maturity value   =    $171,882
    ------------------   --------------------
       (1+h)(D/365)       (1+0.07)(1,461/365)

(d) Maturity value is based on the following calculation:

    Fixed maturity amount x (1+h)(D/365) =
    ($84,741 or $77,257) x (1+0.07)(1,461/365)



                                   APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE I-1

Fixed Maturity Options Available
Under Certain Accumulator(R) Contracts


PROSPECTUS DATED MAY 1, 2011

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all other Prospectuses.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY . It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").

This Prospectus describes the fixed maturity options under certain Accumulator contracts that are no longer sold.


WHAT ARE THE FIXED MATURITY OPTIONS?

The fixed maturity options are some of the investment options available under certain Accumulator contracts. Please refer to your contract for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator(R) contracts, which are no longer sold:

o   Accumulator(R) Advisor(SM)

o   Accumulator(R)

o   Accumulator(R) Plus(SM)

o   Accumulator(R) Elite(SM)

o   Accumulator(R) Select(SM)

o   Equitable Accumulator(R) Elite(SM) II

o   Equitable Accumulator(R) Express(SM)

o   Equitable Accumulator(R) Select(SM) II

Not all features are available under each Accumulator(R) contract. Please refer to your contract and contract prospectus.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. Because the contract is no longer sold, the Prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request prospectuses for the portfolios underlying the variable investment options, which do not accompany this Prospectus, by writing to or calling our processing office at the address and number above.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          e13511
                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------

----------------------------

2  CONTENTS OF THIS PROSPECTUS

"We,""our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.


Who is AXA Equitable?                                                         4


How to reach us                                                               5

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             7
--------------------------------------------------------------------------------
Overview                                                                      7
Contributions generally and limitations on contributions                      7
What are your investment options under the contract?                          7

--------------------------------------------------------------------------------
2. DESCRIPTION OF THE FIXED MATURITY OPTIONS                                  8
--------------------------------------------------------------------------------
Fixed maturity options                                                        8
Rates to maturity and price per $100 of maturity value                        8
How we determine the market value adjustment                                  9
Investments under the fixed maturity options                                  9
Allocating your contributions                                                10

--------------------------------------------------------------------------------
3. DETERMINING YOUR CONTRACT'S VALUE                                         11
--------------------------------------------------------------------------------
Your account value and cash value                                            11
Your contract's value in the fixed maturity options                          11
Insufficient account value                                                   11

--------------------------------------------------------------------------------
4. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          12
--------------------------------------------------------------------------------
Transferring your account value                                              12
Disruptive transfer activity                                                 12

--------------------------------------------------------------------------------
5. ACCESSING YOUR MONEY                                                      14
--------------------------------------------------------------------------------
Withdrawing your account value                                               14
Fixed Annuity Payout Options                                                 14

--------------------------------------------------------------------------------
6. CHARGES AND EXPENSES                                                      15
--------------------------------------------------------------------------------



When we use the word "contract" it also includes certificates that are issued under group contracts.

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           16
--------------------------------------------------------------------------------
Overview                                                                     16

Partial annuitization                                                        16

Individual retirement arrangements (IRAs)                                    16
Tax-sheltered annuity contracts (TSAs)                                       16

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          20
--------------------------------------------------------------------------------
Dates and prices at which contract events occur                              20
Distribution of the contracts                                                20

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------

    I --   Market value adjustment example                                  I-1



                                                  CONTENTS OF THIS PROSPECTUS  3

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


4  WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------


o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------


TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o   elect to receive certain contract statements electronically;

o   enroll in, modify or cancel a rebalancing program (through EQ Access only);


o   change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use

Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


                                                        WHO IS AXA EQUITABLE?  5

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available for all contracts distributed through AXA Distributors and for all contracts sold after January 1, 2004 through AXA Advisors);


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)   election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)   spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required)

(7) requests for withdrawals or surrenders from contracts with the Guaranteed withdrawal benefit for life ("GWBL");


(8)   tax withholding elections (see withdrawal request form);


(9)   election of the Beneficiary continuation option;

(10)  IRA contribution recharacterizations;

(11)  Section 1035 exchanges;

(12)  direct transfers and rollovers;

(13)  exercise of the Guaranteed minimum income benefit;

(14)  death claims;

(15)  change in ownership (NQ only);

(16)  purchase by, or change of ownership to, a nonnatural owner;

(17) enrollment in our "automatic required minimum distribution (RMD) service;"


(18) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(19) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL"); and

(20)  withdrawal requests (starting on or about August 8, 2011).



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   beneficiary changes;


(2)   contract surrender;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)   special dollar cost averaging; and

(5)   12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)   special dollar cost averaging;

(4)   12 month dollar cost averaging;

(5)   substantially equal withdrawals;

(6)   systematic withdrawals; and

(7)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


6  WHO IS AXA EQUITABLE?

1. CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

OVERVIEW

This Prospectus describes the fixed maturity options available under the following Accumulator contracts, which are no longer sold:

o   Accumulator(R) Advisor(SM)

o   Accumulator(R)

o   Accumulator(R) Plus(SM)

o   Accumulator(R) Elite(SM)

o   Accumulator(R) Select(SM)

o   Equitable Accumulator(R) Elite(SM) II

o   Equitable Accumulator(R) Express(SM)

o   Equitable Accumulator(R) Select(SM) II

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options.

Because the contract is no longer sold, the prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. In this Prospectus, we refer to the most recent prospectus for your contract, which may include supplements, as your "contract prospectus."

For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request that information by writing to or calling our processing office at the address and number above.


CONTRIBUTIONS GENERALLY AND LIMITATIONS ON CONTRIBUTIONS

Subject to contractual limitations and our procedures, you may be able to make additional payments under your contract, including allocations of such payments to fixed maturity options. We call the additional payments under your contract "contributions."

Upon advance notice to you, we may exercise certain contractual rights we have regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our right to limit transfers to any of the variable investment options or fixed maturity options.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
If permitted in your state, and subject to limitations noted below, and as described in your contract and contract prospectus, you may currently make additional contributions.

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit").
Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. At any time upon advance notice to you, we can reduce or increase these contribution limitations. These and other contribution limitations may not be applicable in your state.
--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------
Please see your contract and contract prospectus for more information regarding contributions generally, including minimum contribution requirements, permissible sources of contributions, and limitations on contributions.

Please see your contract and contract prospectus for information regarding the procedure for making contributions under your contract.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

See your contract and contract prospectus for information regarding your investment options.


                                               CONTRACT FEATURES AND BENEFITS  7

2. DESCRIPTION OF THE FIXED MATURITY OPTIONS

--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option, additional contributions will have the same maturity date as your initial contribution. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. A 60-day rate lock-in applied from the date that the application was signed. Any contributions received and designated for a fixed maturity option during this period receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after the 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)   withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2011, the next available maturity date was February 15, 2018. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)   the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


8  DESCRIPTION OF THE FIXED MATURITY OPTIONS

Fixed maturity option rates are determined daily. The rates in the tables below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The daily rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH                    RATE TO                   PRICE
 MATURITY DATE OF                MATURITY AS OF            PER $100 OF
   MATURITY YEAR               FEBRUARY 15, 2011          MATURITY VALUE
--------------------------------------------------------------------------------
        2012                        3.00%(1)                  $ 97.09
        2013                        3.00%(1)                  $ 94.25
        2014                        3.00%(1)                  $ 91.51
        2015                        3.00%(1)                  $ 88.84
        2016                        3.00%(1)                  $ 86.25
        2017                        3.00%(1)                  $ 83.73
        2018                        3.00%(1)                  $ 81.30
        2019                        3.00%(1)                  $ 78.93
        2020                        3.00%(1)                  $ 76.63
        2021                        3.10%                     $ 73.67
--------------------------------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.

The rates to maturity for new allocations as of February 15, 2011 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH                    RATE TO                   PRICE
 MATURITY DATE OF                MATURITY AS OF            PER $100 OF
   MATURITY YEAR               FEBRUARY 15, 2011          MATURITY VALUE
--------------------------------------------------------------------------------
        2012                       3.00%(1)                  $ 97.09
        2013                       3.00%(1)                  $ 94.25
        2014                       3.00%(1)                  $ 91.51
        2015                       3.00%(1)                  $ 88.84
        2016                       3.00%(1)                  $ 86.25
        2017                       3.00%(1)                  $ 83.73
        2018                       3.00%(1)                  $ 81.30
        2019                       3.00%(1)                  $ 78.93
        2020                       3.00%(1)                  $ 76.63
        2021                       3.05%                     $ 74.03
--------------------------------------------------------------------------------



(1) Since these rates to maturity are 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's


                                    DESCRIPTION OF THE FIXED MATURITY OPTIONS  9
investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ALLOCATING YOUR CONTRIBUTIONS

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

Please refer to your contract and contract prospectus for more details regarding allocating your contributions.


10  DESCRIPTION OF THE FIXED MATURITY OPTIONS

3. DETERMINING YOUR CONTRACT'S VALUE

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only).

Please refer to your contract and contract prospectus for more details regarding determining the values that you have in the variable investment options, guaranteed interest option, account for special dollar cost averaging, and the loan reserve account.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or any applicable charges for the guaranteed benefits, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable guaranteed benefits. See "Charges and expenses" later in this Prospectus.


                                           DETERMINING YOUR CONTRACT'S VALUE  11

4. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin under your contract and contract prospectus, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your Guaranteed Principal Benefit ("GPB").

o   No transfers are permitted into the Special 10 year fixed maturity option.

o Under certain contracts, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

Under certain contracts, the maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and the interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Description of the fixed maturity options" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,


12 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS  13

5. ACCESSING YOUR MONEY

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500.

Please refer to your contract and contract prospectus for more information regarding withdrawing value from your contract.

--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

FIXED ANNUITY PAYOUT OPTIONS


With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Please refer to your contract and contract prospectus for more information regarding payout options.


14  ACCESSING YOUR MONEY

6. CHARGES AND EXPENSES

--------------------------------------------------------------------------------

Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option.

For more information regarding withdrawal charges and other charges applicable to your contract, please refer to your contract and contract prospectus.


                                                        CHARGES AND EXPENSES  15

7. TAX INFORMATION

--------------------------------------------------------------------------------

OVERVIEW

The following information updates pertinent aspects of the "Tax information"
section in your contract prospectus. In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before making additional contributions.



PARTIAL ANNUITIZATION

Beginning January 1, 2011, a non-qualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be at least annually in substantially equall amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

For current information regarding IRAs you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


CHARITABLE IRA DIRECT TRANSFERS REINSTATED

Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.



REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" in your contract prospectus, assuming death before the Required Beginning Date.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This section reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this section



16  TAX INFORMATION
generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.


PERMISSIBLE CONTRIBUTIONS TO ACCUMULATOR(R) TSA CONTRACTS

Contributions to an Accumulator(R) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions, to Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from TSA contracts as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.



                                                             TAX INFORMATION  17

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS


As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) The greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.   The minimum
distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant
    turns     age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o   403(b) plan participants may also delay the start of required mini-


18  TAX INFORMATION
     mum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).



                                                             TAX INFORMATION  19

8. MORE INFORMATION

--------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus and your contract and contract prospectus may describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

    --   on a non-business day;

    --   after 4:00 p.m. Eastern Time on a business day; or

    -- after an early close of regular trading on the NYSE on a business day.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS TO A FIXED MATURITY OPTION

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49 and Separate Account 45, respectively. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION.   AXA Equitable pays compensation to AXA Advisors
based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-



20  MORE INFORMATION
dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals, which include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION.   AXA Equitable pays contribution-based and
asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-based and asset-based compensation (together "compensation" ) to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.



The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS.   AXA
Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Sell-




MORE INFORMATION 21
ing broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
AG Edwards
American General Securities Inc
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Colonial Brokerage, Inc.
Comerica Securities
Commonwealth Financial Network
CUSO Financial Services, LP
Essex National Securities Inc
FFP
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
Ironstone Securities, Inc
J.P. Turner & Co. LLC
James T. Borello & Co.
Janney Montgomery Scott
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities
Merrill Lynch Life Agency
MML Investors Services LLC
Morgan Keegan
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Pension Planners Securities Inc
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Oppenheimer & Co. Inc.
Raymond James & Associates Inc
Raymond James Financial Service
RBC Capital Markets Corp. Robert W Baird
Royal Alliance Associates Inc.
RW Baird - Robert N. Baird & Co. Incorporated
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Gunnallen Financial, Inc.
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S Bancorp Investments, Inc.
UBS Financial Services, Inc.
United Planners' Financial Service of America
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC
Woodbury Financial Services, Inc.


22  MORE INFORMATION

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  23

Appendix I: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2011 to a fixed maturity option with a maturity date of February 15, 2019 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2015(a).



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                                ("J" IN THE CALCULATIONS BELOW) FEBRUARY 15, 2015
                                                                       -------------------------------------------------------------
                                                                               5.00%                      9.00%
------------------------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2015 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
 (1) Market adjusted amount(b)                                                  $141,389                  $121,737
------------------------------------------------------------------------------------------------------------------------------------
 (2) Fixed maturity amount(c)                                                   $131,104                  $131,104
------------------------------------------------------------------------------------------------------------------------------------
 (3) Market value adjustment: (1) - (2)                                         $ 10,285                  $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2015 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
 (4) Portion of market value adjustment associated with the  withdrawal: (3) x  $  3,637                  $ (3,847)
     [$50,000/(1)]
------------------------------------------------------------------------------------------------------------------------------------
 (5) Portion of fixed maturity associated with the withdrawal:                  $ 46,363                  $ 53,847
     $50,000 - (4)
------------------------------------------------------------------------------------------------------------------------------------
 (6) Market adjusted amount: (1) - $50,000                                      $ 91,389                  $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
 (7) Fixed maturity amount: (2) - (5)                                           $ 84,741                  $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
 (8) Maturity value(d)                                                          $111,099                  $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:

              Maturity value             =           $171,882                 where j is either 5% or 9%
          -------------------------          --------------------------------
              (1+j)(D/365)                          (1+j)(1,461/365)

 (c)      Fixed maturity amount is based on the following calculation:

          Maturity value                 =           $171,882
          ---------------------------         --------------------------------
              (1+h)(D/365)                        (1+0.07)(1,461/365)
 (d)      Maturity value is based on the following calculation:

          Fixed maturity amount x(1+h)(D/365)  = ($84,741 or $77,257)x(1+0.07)(1,461/365)


I-1 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE

AXA Equitable Life Insurance Company
Supplement dated May 1, 2011 to prospectuses for:


o  Income Manager(R) Accumulator(R)        o  Accumulator(R) Plus
o  Income Manager(R) Rollover IRA          o  Accumulator(R) Elite
o  Accumulator(R) (IRA, NQ, QP)            o  Accumulator(R) Select
o  Accumulator(R)

--------------------------------------------------------------------------------


This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference. All prospectuses, statements of additional information and supplements listed in Appendix I are hereby incorporated by reference.

Together, the most recent prospectus and this Supplement are disclosure documents that describe all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in that prospectus and this Supplement are current as of their respective dates. If certain material provisions under the contract are changed after the date of that prospectus in accordance with the contract, those changes will be described in this Supplement or another supplement. You should read this Supplement in conjunction with your most recent prospectus. The contract should also be read carefully.

We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2011. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to AXA Equitable, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement. This Supplement and the SAI can also be obtained from the SEC's website at www.sec.gov.


In this Supplement, we provide information on the following: (1) how to reach us; (2) investment options; (3) the Trusts' annual expenses and expense example;
(4) important information about your guaranteed benefits; (5) tax information;
(6) updated information on AXA Equitable; (7) how you can contribute to your contract; (8) managing your allocations; (9) disruptive transfer activity; (10) wire transmittals and electronic applications information; (11) certain information about our business day; (12) your contract date and contract date anniversary; (13) legal proceedings; (14) distribution of the contracts; (15) your annuity payout options; (16) incorporation of certain documents by reference; (17) financial statements; (18) condensed financial information; and
(19) hypothetical illustrations.


(1) HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Retirement Service Solutions
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Retirement Service Solutions
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Retirement Service Solutions
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


                                                                          e13512

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT
--------------------------------------------------------------------------------



TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

  You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through Online Account Access only);

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------



You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

--------------------------------------------------------------------------------
Beginning on or about August 8, 2011, all requests for withdrawals must be made on a specific form that we provide. Please contact one of our customer service representatives for more information.
--------------------------------------------------------------------------------

(2) INVESTMENT OPTIONS

Portfolios of the Trusts

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. In addition, the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Managing your allocations" for more information about your role in managing your allocations.


------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME              OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                      o AXA Equitable Funds Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE            Seeks a high level of current income.                      o AXA Equitable Funds Management Group, LLC
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a         o AXA Equitable Funds Management Group, LLC
 ALLOCATION                 greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION+    Seeks long-term capital appreciation and current income.   o AXA Equitable Funds Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income,   o AXA Equitable Funds Management Group, LLC
 ALLOCATION                 with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE     Seeks long-term growth of capital.                         o AllianceBernstein L.P.
 EQUITY+                                                                               o AXA Equitable Funds Management Group, LLC
                                                                                       o ClearBridge Advisors, LLC
                                                                                       o Goodman & Co. NY Ltd.
                                                                                       o Legg Mason Capital Management, Inc.
                                                                                       o Marsico Capital Management, LLC
                                                                                       o T. Rowe Price Associates, Inc.
                                                                                       o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                          INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND       Seeks a balance of high current income and capital         o BlackRock Financial Management, Inc.
                             appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL   Seeks long-term growth of capital.                         o AllianceBernstein L.P.
 EQUITY                                                                                 o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o JPMorgan Investment Management Inc.
                                                                                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                            o AXA Equitable Funds Management Group, LLC
                                                                                        o Janus Capital Management, LLC
                                                                                        o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Seeks long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                                  o AXA Equitable Funds Management Group, LLC
                                                                                        o Institutional Capital LLC
                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Seeks long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                                 o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Franklin Advisers, Inc.
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Seeks long-term growth of capital.                         o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Diamond Hill Capital Management, Inc.
                                                                                        o Knightsbridge Asset Management, LLC
                                                                                        o Tradewinds Global Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    Seeks high total return through a combination of current   o Pacific Investment Management Company LLC
 BOND+                       income and capital appreciation.                           o Post Advisory Group, LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Seeks long-term growth of capital.                         o AXA Equitable Funds Management Group, LLC
 GROWTH                                                                                 o BlackRock Investment Management, LLC
                                                                                        o Lord, Abbett & Co. LLC
                                                                                        o Morgan Stanley Investment Management Inc.
                                                                                        o NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
CLASS B SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME             OBJECTIVE                                                 APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP     Seeks long-term growth of capital.                        o AXA Equitable Funds Management Group, LLC
 VALUE                                                                               o BlackRock Investment Management, LLC
                                                                                     o Franklin Advisory Services, LLC
                                                                                     o Horizon Asset Management, Inc.
                                                                                     o Pacific Global Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY    Seeks long-term growth of capital.                        o AXA Equitable Funds Management Group, LLC
                                                                                     o RCM Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME             OBJECTIVE                                                 APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN       Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 SMALL CAP GROWTH+
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL      Seeks to achieve long-term total return.                  o AXA Equitable Funds Management Group, LLC
 CAP VALUE CORE                                                                      o BlackRock Investment Management, LLC
                                                                                     o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC         Seeks to achieve capital appreciation and                 o BlackRock Investment Management, LLC
 VALUE EQUITY              secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS         Seeks a combination of growth and income to achieve       o Boston Advisors, LLC
 EQUITY INCOME             an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY        Seeks to achieve long-term capital appreciation.          o Bridgeway Capital Management, Inc.
 RESPONSIBLE                                                                         o Calvert Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 GROWTH(1)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX+     Seeks to achieve a total return before expenses that      o AllianceBernstein L.P.
                           approximates the total return performance of the Russell
                           3000 Index, including reinvestment of dividends, at a
                           risk level consistent with that of the Russell 3000
                           Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX         Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
                           approximates the total return performance of the
                           Barclays Capital Intermediate U.S. Government/Credit
                           Index, including reinvestment of dividends, at a risk
                           level consistent with that of the Barclays Capital
                           Intermediate U.S. Government/Credit Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE  Seeks to achieve long-term growth of capital.             o Davis Selected Advisors, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX        Seeks to achieve a total return before expenses that      o AllianceBernstein L.P.
                           approximates the total return performance of the S&P 500
                           Index, including reinvestment of dividends, at a risk
                           level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME                OBJECTIVE                                                 APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS         Seeks to achieve long-term growth of capital.             o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Capital Management, Inc.
                                                                                        o BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED     Seeks to maximize income while maintaining prospects      o AXA Equitable Funds Management Group, LLC
                              for capital appreciation.                                 o BlackRock Investment Management, LLC
                                                                                        o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily      o AXA Equitable Funds Management Group, LLC
 ALLOCATION                   seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                    o GAMCO Asset Management, Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                   o GAMCO Asset Management, Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS           Seeks to achieve capital growth and current income.       o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o First International Advisors, LLC
                                                                                        o Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        Seeks to achieve long-term capital appreciation.          o AXA Equitable Funds Management Group, LLC
 EQUITY                                                                                 o BlackRock Investment Management, LLC
                                                                                        o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
 BOND INDEX+                  approximates the total return performance of the
                              Barclays Capital Intermediate U.S. Government Bond
                              Index, including reinvestment of dividends, at a
                              risk level consistent with that of the Barclays
                              Capital Intermediate U.S. Government Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    Seeks to achieve long-term growth of capital.             o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Hirayama Investments, LLC
                                                                                        o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL              Seeks to achieve a total return (before expenses) that    o AllianceBernstein L.P.
 EQUITY INDEX(2)              approximates the total return performance of a compos-
                              ite index comprised of 40% Dow Jones EURO STOXX 50
                              Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                              S&P/ASX 200 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the composite
                              index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE PLUS   Seeks to provide current income and long-term growth      o AXA Equitable Funds Management Group, LLC
                              of income, accompanied by growth of capital.              o BlackRock Investment Management, LLC
                                                                                        o Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Seeks to achieve long-term capital appreciation.          o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-   o AXA Equitable Funds Management Group, LLC
                             ondary objective to seek reasonable current income. For    o BlackRock Investment Management, LLC
                             purposes of this Portfolio, the words "reasonable          o Institutional Capital LLC
                             current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that       o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.                 o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX     Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                             approximates the total return performance of the Russell
                             1000 Value Index, including reinvestment of dividends,
                             at a risk level consistent with that of the Russell
                             1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS+     Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
                                                                                        o AXA Equitable Funds Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 INCOME(2)                   income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 CORE                        income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL         Seeks to achieve capital appreciation.                     o MFS Investment Management
 GROWTH(3)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX             Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                             approximates the total return performance of the S&P
                             Mid Cap 400 Index, including reinvestment of dividends,
                             at a risk level consistent with that of the S&P Mid
                             Cap 400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS        Seeks to achieve long-term capital appreciation.           o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET+             Seeks to obtain a high level of current income,            o The Dreyfus Corporation
                             preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL         Seeks to achieve capital appreciation.                     o Montag & Caldwell, LLC
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP    Seeks to achieve capital growth.                           o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY   Seeks to achieve capital appreciation, which may           o AXA Equitable Funds Management Group, LLC
                             occasionally be short-term, and secondarily, income.       o BlackRock Investment Management, LLC
                                                                                        o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL        Seeks to achieve capital appreciation.                     o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST --
CLASS IB SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S), AS
PORTFOLIO NAME               OBJECTIVE                                                  APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND   Seeks to generate a return in excess of traditional money   o Pacific Investment Management Company, LLC
                            market products while maintaining an emphasis on pres-
                            ervation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS        Seeks to achieve high current income consistent with        o AllianceBernstein L.P.
                            moderate risk to capital.                                   o AXA Equitable Funds Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of
                            the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and         o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY  Seeks to achieve long-term capital growth.                  o AXA Equitable Funds Management Group, LLC
                                                                                        o BlackRock Investment Management, LLC
                                                                                        o Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital               o UBS Global Asset Management (Americas)
                            appreciation with income as a secondary consideration.        Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                 o Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA        Seeks to achieve long-term capital growth.                  o Wells Capital Management, Inc.
 GROWTH(4)
------------------------------------------------------------------------------------------------------------------------------------



+ If you own Income Manager(R) Accumulator(R) or Income Manager(R) Rollover IRA, your product includes Class A shares of this Portfolio in the AXA Premier VIP Trust, or Class IA shares of this Portfolio in the EQ Advisors Trust.

(1) Effective on or about May 20, 2011, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option.



--------------------------------------------------------------------------------
REPLACED (CURRENT) PORTFOLIO        SURVIVING/NEW PORTFOLIO
--------------------------------------------------------------------------------
EQ/Capital Guardian Growth          EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income    EQ/Large Cap Value Index
--------------------------------------------------------------------------------



(2) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/AllianceBernstein International.

(3) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/International Growth.

(4) This is the Portfolio's new name, effective on or about May 20, 2011, subject to regulatory approval. The Portfolio's former name was EQ/Wells Fargo Advantage Omega Growth.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS SUPPLEMENT, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

(3) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

--------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET
ASSETS
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2010      Lowest     Highest
(expenses that are deducted from Portfolio assets       ------     -------
including management fees, 12b-1 fees, service           0.62%      1.46%
fees, and/or other expenses) -- based, in part, on estimated amounts for options added during the fiscal year 2010 and for the underlying portfolios.(1)

(1) The "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses of 1.55% (actual expenses under your contract may be less), and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with either the 6% Roll-Up to age 80 or the Annual Ratchet to age 80 Guaranteed minimum death benefit and Protection Plus(SM)) would pay in the situations illustrated. The example assumes no annual administrative charge. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



------------------------------------------------------------------------------------------------------------------------------
                                                                                         IF YOU ANNUITIZE AT THE END OF
                                                                                         THE APPLICABLE TIME PERIOD, AND
                                              IF YOU SURRENDER YOUR CONTRACT              SELECT A NON-LIFE CONTINGENT
                                                    AT THE END OF THE                    PERIOD CERTAIN ANNUITY OPTION
                                                  APPLICABLE TIME PERIOD                   WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------
                                             1 year  3 years  5 years  10 years       1 year   3 years   5 years   10 years
------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses       $1,069   $1,624   $2,204   $3,968          N/A     $1,624    $2,204    $3,968
    of any of the Portfolios
(b) assuming minimum fees and expenses       $  980   $1,362   $1,774   $3,143          N/A     $1,362    $1,774    $3,143
    of any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR
                                               CONTRACT AT THE END OF THE
                                                 APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------
                                            1 year  3 years  5 years  10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and expenses      $369    $1,124   $1,904   $3,968
    of any of the Portfolios
(b) assuming minimum fees and expenses      $280    $  862   $1,474   $3,143
    of any of the Portfolios
--------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see item (19) at the end of this Supplement.

(4) IMPORTANT INFORMATION ABOUT YOUR GUARANTEED BENEFITS

For purposes of calculating any applicable guaranteed minimum death benefit or guaranteed minimum income benefit (if elected) that rolls-up at a specified rate (the "Roll-Up benefit base"), the Multimanager Core Bond, EQ/Money Market, EQ/Intermediate Government Bond Index, EQ/Quality Bond PLUS, the Fixed Maturity Options, the Special 10 year fixed maturity option, and the loan reserve account under Rollover TSA are investment options for which the benefit base rolls up at 3% (the "lower Roll-Up rate options"). Also, for Rollover TSA contracts, the loan reserve account rolls up at 3%. In some early Accumulator(R) Series, this group of investment options rolls up at 4% and certain additional variable investment options roll up at 3%. All other investment options continue to roll up at 4%, 5% or 6% (the "higher Roll-Up rate options"), as provided by your Accumulator(R) Series contract. For more information about these benefits, please see "Contract features and benefits" in your Prospectus or your contract, or consult with your financial professional.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3% (or 4% in some early Accumulator Series). If you transfer account value from a higher roll-up rate option to a lower roll-up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower roll-up rate option to a higher roll-up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

o For example, if your account value is $45,000 and has always been invested in the higher roll-up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower roll-up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

o For an additional example, if your account value is $30,000 and has always been invested in lower roll-up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower roll-up rate options) to a higher roll-up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

o Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher roll-up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher roll-up rate options.

If you elected a guaranteed benefit that is available with a 3% roll-up benefit base only, your benefit base will not be impacted by transfers among investment options.

(5) PARTIAL ANNUITIZATION

As of January 1, 2011 partial annuitization of nonqualified deferred annuity contracts is permitted if the partial annuity payout is either life-contingent or for a period certain of at least ten years. We require you to elect partial annuitization on the form we specify.

EFFECT OF PARTIAL ANNUITIZATION ON GUARANTEED BENEFITS. If guaranteed benefits are available under your contract and you elected one or more, you may not partially annuitize any guaranteed benefit.We will treat any partial annuitization as a withdrawal. Amounts withdrawn from your contract for a partial annuitization are withdrawn in the same manner as any amount withdrawn from your contract. This means that a partial annuitization will reduce your guaranteed benefit(s) and corresponding benefit base(s) in the same manner as described in your Prospectus. If applicable, amounts withdrawn for a partial annuitization will be subject to withdrawal charges.

(6) TAX INFORMATION

HOW YOU CAN MAKE CONTRIBUTIONS

o Regular contributions to traditional IRAs and Roth IRAs are limited to $5,000 for the calendar year 2011.

o Regular contributions to traditional IRAs cannot be made during or after the calendar year the owner reaches age 70-1/2.

o Additional catch-up contributions of up to $1,000 can be made where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

o Rollovers can be made to a Roth IRA from a "designated Roth contribution account" under a 401(k) plan, 403(b) plan or a governmental employer Section 457(b) plan which permits designated Roth elective deferral contributions to be made. Conversion rollovers may also be made from an eligible retirement plan to a Roth IRA in certain circumstances.

TAX INFORMATION RELATED TO PARTIAL ANNUITIZATION. The tax features regarding annuitization, as discussed in this Supplement and in your Prospectus, generally apply. Partial annuitization results in your contract being treated as two or more separate contracts, each with its own annuity starting date and investment in the contract (basis). Multiple or serial partial annuitizations are permitted as long as some part of the contract remains in deferred status. The nonannuitized portion of the contract remains in deferred status, with its annuity starting date in the future. Until the basis allocable to the partial annuity payout is fully recovered, part of each payment under the partial annuity payout is excluded from income as a recovery of basis, with the remainder of each payment included in ordinary income. The basis allocable to the partial annuity payout as of the annuity starting date for the payout is calculated with reference to the relative values of the amount applied to the partial annuity payout and the amount retained in deferred status. If you choose a period certain payout of at least ten years and you are under age 59-1/2, an early distribution penalty may apply. See the tax section in your Prospectus for more information.

CHARITABLE IRA DIRECT TRANSFERS REINSTATED. Certain distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older if made by December 31, 2011.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

(7) UPDATED INFORMATION ON AXA EQUITABLE

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $575.3 billion in assets as of December 31, 2010. For more than 150 years, AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

(8) HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.
--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. Please review your contract for information on contribution limitations.

(9) MANAGING YOUR ALLOCATIONS

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

(10) DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our policy owners, we will work with the unaffiliated trust to review policy owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

(11) WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

(12) CERTAIN INFORMATION ABOUT OUR BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m., Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

  - on a non-business day;

  - after 4:00 p.m., Eastern Time on a business day; or

  - after an early close of regular trading on the NYSE on a business day.

If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

For more information, including additional instances when a different date may apply to your contributions, please see "More Information" in your prospectus.

(13) YOUR CONTRACT DATE AND CONTRACT DATE ANNIVERSARY

The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1st, your contract date anniversary is April 30th.

(14) LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

(15) DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 45 and Separate Account No. 49, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of the FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2010) received additional payments. These additional payments ranged from $127 to $3,689,426. AXA Equitable and its affiliates may also have additional business arrangements with Selling broker-dealers. For more information, ask your financial professional.

1st Global Capital Corporation                       MML Investors Services LLC
Advantage Capital Corporation                        Morgan Keegan
AG Edwards                                           Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
American General Securities Inc                      Multi-Financial Securities Corporation
American Portfolios Financial Services               National Planning Corporation
Ameriprise Financial Services, Inc.                  Next Financial Group, Inc.
Associated Securities Corp.                          NFP Securities, Inc.
Bank of America                                      Pension Planners Securities Inc
BBVA Compass Investment Solutions, Inc.              PNC Investments
CCO Investment Services Corp.                        Prime Capital Services
Centaurus Financial, Inc.                            PrimeVest Financial Services, Inc.
Colonial Brokerage, Inc.                             Oppenheimer & Co. Inc.
Comerica Securities                                  Raymond James & Associates Inc
Commonwealth Financial Network                       Raymond James Financial Service
CUSO Financial Services, LP                          RBC Capital Markets Corp.
Essex National Securities Inc                        Robert W Baird
FFP                                                  Royal Alliance Associates Inc.
Financial Network Investment Corporation             RW Baird - Robert N. Baird & Co. Incorporated
First Allied Securities                              Sage Point Financial, Inc
First Citizens Investor Services                     Securities America, Inc.
First Tennessee Brokerage, Inc.                      SII Investments, Inc.
FSC Securities Corporation                           Sorrento Pacific Financial LLC
Geneos Wealth Management, Inc.                       Stifel, Nicolaus & Co.
H.D. Vest Investment Securities, Inc.                Summit Brokerage Services, Inc
Investment Centers of America/First Dakota Inc.      Termed/Gunnallen Financial, Inc.
IFC Holdings Inc. DBA Invest Financial Corporation   Termed/Mutual Service Corporation
Investment Professionals, Inc.                       Transamerica Financial Advisors, Inc.
Investors Capital Corporation                        U.S Bancorp Investments, Inc.
Ironstone Securities, Inc                            UBS Financial Services, Inc.
J.P. Turner & Co. LLC                                United Planners' Financial Service of America
James T. Borello & Co.                               UVEST Financial Services Group, Inc.
Janney Montgomery Scott                              Waterstone Financial Group, Inc.
Key Investment Services, LLC                         Wells Fargo Advisors Financial Network LLC
Lincoln Financial Advisors Corporation               Wells Fargo Advisors
Lincoln Financial Securities Corporation             Wells Fargo Advisors, LLC
LPL Financial Corporation                            Wells Fargo Investments, LLC
M&T Securities                                       Woodbury Financial Services, Inc.
Merrill Lynch Life Agency



(16) YOUR ANNUITY PAYOUT OPTIONS

We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.)

(17) INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This section only applies if your contract offers fixed maturity options.

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2010 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

(18) FINANCIAL STATEMENTS

The financial statements of the separate account(s), as well as the consolidated financial statements of AXA Equitable, are in the Statement of Additional Information ("SAI"). The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

(19) CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2010. The tables show unit values based on the specified separate account charges that would apply to any contract or investment option to which this supplement relates. The tables also show the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 with the same daily asset charges of 1.15%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.75     $10.51     $ 8.35     $13.90     $13.24
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        493        502        488        448        263
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.63     $10.97     $10.10     $11.48     $10.98
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,212        932        894        387        251
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.57     $10.73     $ 9.49     $11.91     $11.43
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        824        720        643        441        206
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $54.49     $50.03     $43.14     $57.64     $54.74
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        521        572        542        570        843
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $51.18     $47.11     $40.73     $54.56     $51.94
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        668        728        726        789        613
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.99     $10.87     $ 9.02     $13.37     $12.71
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,896      1,954      1,974      1,837      1,295
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.74     $13.18     $10.46     $21.42     $19.35
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        617        699        815        978      1,145
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.26     $12.75     $10.15     $20.84     $18.87
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        697        787        909      1,020      1,130
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $21.35     $16.17     $12.02     $21.93     $18.96
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        144        107        134        155        974
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $20.66     $15.68     $11.69     $21.37     $18.53
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        577        612        717        810        304
-------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.02     $ 8.16     $ 6.44     $ 9.78     $10.83
-------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                             38         39        103         39          6
-------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $22.11     $19.92     $15.47     $24.66     $24.66
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        668        744        826      1,030      1,201
-------------------------------------------------------------------------------------------------------------------
EQ/BLACK ROCK INTERNATIONAL VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $19.35     $18.45     $14.33     $25.44     $23.35
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        397        467        555        736        795
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                              2005       2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.36     $10.64         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        109         64         --         --         --
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.44     $10.31         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        226         98         --         --         --
-------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.63     $10.41         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        114         54         --         --         --
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $50.07     $48.21     $44.75     $37.91     $43.83
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        703        778        909      1,013        387
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $47.62     $45.97     $42.78     $36.32     $42.10
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        971      1,106      1,263      1,386        736
-------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.23         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        728         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $15.81     $13.84     $11.82     $ 8.83     $ 9.91
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,271      1,509      1,843      1,978        816
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $15.45     $13.56     $11.61     $ 8.69     $ 9.77
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,246      1,359      1,568      1,624        390
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.56     $15.89     $14.06     $10.07     $14.57
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        365        358        402        428        497
-------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.20     $15.60     $13.85     $ 9.94     $14.41
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,163      1,361      1,510      1,604      1,800
-------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                      --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $20.63     $20.27     $18.55     $14.30     $17.36
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,488      1,843      2,009      2,129      2,223
-------------------------------------------------------------------------------------------------------------------
EQ/BLACK ROCK INTERNATIONAL VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $18.80     $17.16     $14.27     $11.27         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        814        779        839        956         --
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010       2009        2008        2007        2006
---------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  5.96     $  5.21     $  4.73     $  7.06     $  6.89
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         235         250         364         346         380
---------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  7.92     $  7.12     $  5.51     $ 10.17     $  9.18
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)           5           6          11          12           6
---------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 12.09     $ 10.83     $  8.21     $ 13.94     $ 13.37
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          42          46          41          58          38
---------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 11.84     $ 10.34     $  7.96     $ 13.34     $ 13.28
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         645         745         860       1,117       1,048
---------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX -- CLASS A
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $243.35     $211.93     $166.65     $299.23     $291.81
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         125         141         164         203         380
---------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $234.81     $205.00     $161.61     $290.90     $284.40
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         200         228         259         311         266
---------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 14.21     $ 13.59     $ 13.39     $ 14.87     $ 14.59
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         371         414         439         623         630
---------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  9.69     $  8.77     $  6.69     $ 11.13     $ 10.85
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         164         172         130         105          19
---------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 27.81     $ 24.60     $ 19.77     $ 31.91     $ 30.76
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         368         416         454         521         624
---------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 15.91     $ 13.97     $ 11.05     $ 18.73     $ 16.61
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         409         513         630         710         770
---------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 10.07     $  9.16     $  7.10     $ 10.53     $ 10.44
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                             320         356         374         357          78
---------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  8.24     $  7.55     $  5.94     $  9.53          --
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                              98         103          98          62          --
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 12.69     $ 11.71     $ 10.16     $ 11.93     $ 11.67
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          79          74          66          70         198
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 38.75     $ 29.56     $ 21.14     $ 30.84     $ 28.54
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         173         152         142         151          94
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2005        2004        2003       2002        2001
---------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  6.01     $  5.73          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         367          50          --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $  8.82     $  8.21     $  8.01     $  6.34     $  8.72
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          12          19          10           3          --
---------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 12.60     $ 12.12     $ 11.62     $  9.48          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          28          15          14          11          --
---------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 11.99     $ 11.44     $ 10.43     $  8.02     $ 10.78
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)       1,232       1,468       1,625       1,727          80
---------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX -- CLASS A
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $266.03     $257.37     $227.59     $153.56     $232.44
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         322         407         498         560         748
---------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $259.92     $252.09     $223.47     $151.16     $229.38
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         458         552         639         698         875
---------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 14.19     $ 14.04     $ 13.64     $ 13.35          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         688         621         618         623          --
---------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 27.04     $ 26.20     $ 24.04     $ 19.03     $ 24.80
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         717         858         994       1,017       1,094
---------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 15.37     $ 14.05     $ 12.86     $  9.92     $ 11.35
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         736         693         778         439          29
---------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                              --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                              --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 10.52          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         132          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE -- CLASS B
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 24.30     $ 23.56          --          --          --
---------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          71          20          --          --          --
---------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.01     $11.43     $11.34     $10.77     $ 9.97
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        244        234        280         98         55
-------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $18.58     $16.86     $11.37     $26.97     $19.21
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        591        804        864        960      1,021
-------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $21.79     $21.10     $21.79     $21.22     $20.04
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        108        127        204        205        469
-------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $21.06     $20.44     $21.16     $20.66     $19.56
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        252        279        337        361        238
-------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.23     $12.25     $ 9.16     $16.80     $14.75
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        200        223        210        209        238
-------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $14.95     $13.16     $ 9.70     $16.43     $14.30
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        229        147        119        133         42
-------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.83     $12.46     $ 9.53     $16.00     $16.39
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        375        419        463        557        654
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 9.64     $ 8.54     $ 6.83     $11.04     $10.75
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         45         45         62         50         85
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 7.78     $ 6.79     $ 5.04     $ 8.00     $ 7.10
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        472        532        558        674        995
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.19     $14.31     $10.74     $17.59     $15.39
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        614        689        824        954      1,056
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 5.97     $ 5.27     $ 4.47     $10.45     $11.24
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         69         85         65         70         54
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 6.79     $ 6.08     $ 5.10     $ 9.06         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      2,235      2,585      3,136      4,100         --
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 6.72     $ 6.03     $ 9.66     $ 9.05     $18.28
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      4,205      4,834      5,660      7,094      1,987
-------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.69     $ 9.21     $ 7.89     $12.58     $12.30
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         42         37         36         41         56
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                              2005       2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 9.75         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          5         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $14.18     $10.80     $ 8.84     $ 5.73     $ 6.16
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,010        876        859        894        812
-------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $19.61     $19.55     $19.35     $19.12     $17.76
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        293        354        460      1,043        641
-------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $19.19     $19.17     $19.03     $18.85     $17.56
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        563        766        998      1,296      1,054
-------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.51     $10.81     $ 9.62     $ 7.34         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        233        209        144         56         --
-------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.51         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         12         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.77     $13.40     $12.23     $ 9.76     $12.19
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        747        946      1,120      1,280      1,543
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 9.63     $ 9.09     $ 8.25     $ 6.84     $ 8.76
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        103         98        107         99         84
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 7.22     $ 6.36     $ 5.93     $ 4.87     $ 7.16
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,173      1,269      1,663      1,968      2,839
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $14.44     $13.40     $12.04     $ 9.42     $14.51
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,226      1,570      1,952      2,239      3,104
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.65         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          7         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                      --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $15.23     $14.61     $13.03     $10.24     $12.00
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      2,290      2,543      2,775      2,810      2,882
-------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.61         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         18         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.29     $10.91     $ 8.79     $12.89     $11.78
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         91         93         72         26         10
-------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.67     $ 9.39     $ 6.97     $13.91     $13.03
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        347        381        466        520        620
-------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.91     $13.97     $10.40     $17.41     $17.90
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        882      1,031      1,051      1,257      1,559
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $32.62     $32.97     $33.25     $32.86     $31.67
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        201        241        335        259        433
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $31.61     $31.97     $32.35     $32.05     $30.96
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        416        508        627        361        262
-------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 5.42     $ 5.07     $ 3.95     $ 5.96     $ 4.99
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        260        294        305         81         50
-------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.12     $13.09     $ 8.43     $16.19     $13.38
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        335        214        162        135         48
-------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 9.02     $ 8.15     $ 6.59     $10.77     $10.72
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         83        104        107        138         21
-------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.60     $ 9.31     $ 6.79     $11.60     $11.10
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         95         74         43         30          9
-------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.98     $11.02     $10.32     $10.88     $ 9.87
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        702        735        566        272        195
-------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.69     $16.84     $16.06     $17.39     $16.83
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        176        213        157        170        227
-------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.10     $13.75     $11.03     $16.94     $17.46
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        207        235        241        265        341
-------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.83     $14.63     $10.38     $18.16     $17.14
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         94        110         83         99         14
-------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 8.72     $ 8.17     $ 6.35     $10.86     $10.76
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         77         84         91         94         20
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                              2005       2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.58         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)          8         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.81     $11.24     $ 9.80     $ 6.90     $ 8.56
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        750        697        677        427        292
-------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.10     $14.63     $12.56     $ 9.53     $11.31
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)      1,833      2,058      2,302      2,470      2,317
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $30.59     $30.08     $30.12     $30.22     $30.12
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        238        344        444        863        954
-------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $29.98     $29.55     $29.66     $29.84     $29.82
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        400        566        711      1,022        965
-------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 4.68     $ 4.49         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         54         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.39         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         30         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                      --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                      --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 9.95         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        161         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.40     $16.26     $15.86     $15.49         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        287        275        292        240         --
-------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $15.00     $14.56     $12.51     $ 8.68     $11.10
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        383        499        427        297        320
-------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $18.06     $17.57         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         12         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                      --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 5.51     $ 4.93     $ 3.77     $ 6.35     $ 6.35
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         48         53         66         86        146
-------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.39     $ 9.12     $ 7.19     $11.53     $11.96
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         47         72         84         93        157
-------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.48     $ 9.90     $ 7.14     $ 9.98     $ 9.07
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        193        131         91        113        121
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $59.03     $50.65     $37.23     $70.46     $63.84
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        138        151        154        186        197
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $56.97     $49.00     $36.11     $68.51     $62.23
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        147        149        132        159        227
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.89     $13.23     $12.36     $12.20     $11.62
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        493        407        354        379        416
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.47     $12.74     $ 9.92     $19.02     $17.11
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        169        200        236        260        315
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.16     $10.12     $ 7.73     $12.93     $12.46
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         43         50         56         65         82
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.48     $11.16     $ 9.19     $14.86     $14.50
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        148        172        247        319        302
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.97     $ 9.55     $ 6.81     $12.21     $11.04
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        216        230        256        302        284
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $15.52     $12.57     $ 8.81     $13.91     $14.06
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        150        179        200        208        325
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $30.88     $29.22     $26.89     $35.48     $34.71
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         58         48         59         76        378
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $29.79     $28.26     $26.08     $34.49     $33.83
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        229        244        262        326         93
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 8.80     $ 6.97     $ 5.24     $ 9.16     $ 8.94
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         93        127        142        196        101
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                              2005       2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 5.63     $ 5.23         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        117         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.44         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        129         --         --         --         --
-------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 8.66     $ 8.43     $ 7.97     $ 5.83     $ 7.76
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        149        225        198         84         52
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $61.29     $57.16     $51.45     $37.75     $53.56
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        270        320        387        453        576
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $59.89     $55.99     $50.53     $37.17     $52.87
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        234        272        297        327        399
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.33     $11.26     $10.97     $10.69         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        490        551        570        493         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $13.81     $12.11     $10.39     $ 7.82         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        260        243        212        129         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.09     $10.52     $ 9.70     $ 7.66         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        131        131        133         88         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.30     $11.61     $10.27     $ 7.92         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        296        259        232        205         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.19     $ 9.51     $ 8.61     $ 6.21         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        324        333        384        214         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $12.40     $11.69     $10.26     $ 7.38         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        332        447        402        250         --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND -- CLASS A
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $31.86     $31.20     $28.97     $23.85     $24.80
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        110        132        131         93        104
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $31.13     $30.56     $28.44     $23.48     $24.47
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        449        548        583        592        707
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 8.20     $ 7.72         --         --         --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)         70         13         --         --         --
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                               2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $16.86     $13.70     $10.96     $17.85     $20.03
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        134        164        208        279        399
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $11.93     $10.25     $ 6.54     $12.51     $10.71
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        214        244        237        274        316
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                                             ------------------------------------------------------
                                                              2005       2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $17.45     $16.86     $14.57     $10.73       --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        485        526        495        384       --
-------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY -- CLASS B
-------------------------------------------------------------------------------------------------------------------
 Unit value                                                  $10.09     $ 9.18     $ 8.84     $ 5.67       --
-------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)        382        537        207         44       --
-------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



------------------------------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                          2010     2009     2008     2007     2006     2005     2004      2003    2002    2001
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $11.71   $10.48   $ 8.33   $13.87   $13.22   $11.35   $10.63       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      3,530    3,887    3,515    3,160    1,827    1,271      728       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $11.59   $10.93   $10.08   $11.46   $10.96   $10.43   $10.31       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      4,403    4,898    4,014    1,472    1,143      397      373       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $11.53   $10.70   $ 9.47   $11.89   $11.41   $10.62   $10.41       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      3,479    3,293    2,920    2,173    1,249      849      695       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $50.54   $46.54   $40.26   $53.95   $51.39   $47.15   $45.53   $42.39   $36.01       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      3,855    4,129    4,257    4,308    4,475    4,798    5,029    4,208    1,221       --
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $11.94   $10.84   $ 8.99   $13.34   $12.70   $11.22   $10.65       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     11,126   11,520   11,250   10,734    8,825    5,795    3,138       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $13.16   $12.66   $10.08   $20.70   $18.75   $15.37   $13.49   $11.55   $ 8.65       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      3,362    3,842    4,586    5,414    5,626    5,792    5,816    5,125    1,285       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $20.51   $15.58   $11.62   $21.26   $18.44   $17.12   $15.54   $13.80   $ 9.91   $14.38
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      1,894    2,049    2,429    2,805    3,494    3,815    4,124    4,091    1,279      105
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $10.00   $ 8.15   $ 6.43   $ 9.77   $10.83       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        323      341      431      171       78       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $21.96   $19.79   $15.38   $24.53   $24.54   $20.54   $20.19   $18.49   $14.26       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      3,324    3,557    3,698    4,290    4,984    5,635    6,364    5,670    1,591       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $19.21   $18.33   $14.25   $25.30   $23.24   $18.71   $17.09   $14.22   $11.24   $13.65
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      2,817    3,102    3,321    4,143    4,607    4,933    4,781    4,396    1,445      154
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $ 5.92   $ 5.18   $ 4.70   $ 7.03   $ 6.86   $ 5.99   $ 5.71       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      1,394    1,513    1,732    1,373    1,698    1,681      216       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $ 7.88   $ 7.09   $ 5.48   $10.13   $ 9.14   $ 8.79   $ 8.18   $ 8.00   $ 6.33   $ 8.70
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        388      416      470      554      625      723      782      744      182       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                              $12.01   $10.76   $ 8.16   $13.87   $13.31   $12.54   $12.08   $11.58   $ 9.46   $13.00
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      1,381    1,557    1,900    1,946    1,982    2,062    2,149    2,153      710      193
------------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                        2010     2009     2008     2007     2006     2005     2004      2003    2002    2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 11.77  $ 10.29  $  7.92  $ 13.28  $ 13.23  $ 11.95  $ 11.40  $ 10.41  $  8.01  $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     9,703   11,050   12,691   15,162    6,465    7,166    8,080    7,741    2,252       17
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $230.69  $201.51  $158.94  $286.24  $279.98  $256.01  $248.43  $220.33  $149.11  $226.39
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       264      301      330      392      463      545      613      548      222      154
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 14.12  $ 13.51  $ 13.31  $ 14.80  $ 14.53  $ 14.13  $ 13.99  $ 13.60  $ 13.32  $ 12.30
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     6,327    7,161    7,625   10,033   10,809   11,494   11,977   11,974    3,674      280
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $  9.67  $  8.76  $  6.68  $ 11.12  $ 10.85       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,155    1,352    1,290      963      302       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 27.58  $ 24.40  $ 19.62  $ 31.69  $ 30.56  $ 26.88  $ 26.06  $ 23.92  $ 18.94  $ 24.71
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,445    4,963    5,596    6,323    7,331    8,383    9,053    8,439    2,393       71
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 15.84  $ 13.91  $ 11.01  $ 18.67  $ 16.57  $ 15.34  $ 14.02  $ 12.84  $  9.91  $ 11.35
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     6,973    8,286    9,776   11,637   13,414   14,341   14,238   13,403    2,875        2
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 10.05  $  9.14  $  7.09  $ 10.52  $ 10.43       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,752    2,199    2,264    2,628      664       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $  8.22  $  7.54  $  5.94  $  9.52       --       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,052    1,026      757      863       --       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 12.66  $ 11.68  $ 10.14  $ 11.91  $ 11.66  $ 10.51       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       480      338      307      362      321       81       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 38.31  $ 29.24  $ 20.92  $ 30.54  $ 28.28  $ 24.09  $ 23.37       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)       930      996      932      909      341      297       62       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 11.98  $ 11.41  $ 11.32  $ 10.76  $  9.97  $  9.75       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,532    1,509    1,734    1,003      493       38       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 18.45  $ 16.76  $ 11.30  $ 26.83  $ 19.12  $ 14.12  $ 10.76  $  8.81  $  5.72  $  6.15
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     2,647    3,162    3,004    3,820    4,088    4,095    3,531   27,090      737       43
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 20.85  $ 20.25  $ 20.97  $ 20.49  $ 19.41  $ 19.05  $ 19.04  $ 18.91  $ 18.73       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     1,698    2,027    2,492    2,914    3,131    3,491    4,043    4,619    1,850       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 13.15  $ 12.18  $  9.11  $ 16.73  $ 14.69  $ 12.47  $ 10.78  $  9.60  $  7.33  $  8.73
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)     4,597    4,895    5,199    5,905    6,892    7,621    8,017    6,516    1,628       26
------------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                        2010     2009     2008     2007     2006     2005     2004      2003    2002    2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $14.90   $13.12   $ 9.68   $16.40   $14.29   $11.51       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,054      939      688      594      240       40       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $13.74   $12.38   $ 9.47   $15.91   $16.31   $13.71   $13.35   $12.19   $ 9.73   $12.16
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,724    1,918    2,221    2,625    3,079    3,795    3,942    3,680    1,342      324
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 9.58   $ 8.50   $ 6.80   $10.99   $10.71   $ 9.60   $ 9.06   $ 8.23   $ 6.83   $ 8.75
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,909    2,214    2,449    2,815    3,293    3,821    4,211    4,026      993       77
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 7.73   $ 6.75   $ 5.02   $ 7.96   $ 7.07   $ 7.20   $ 6.34   $ 5.92   $ 4.86   $ 7.15
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    3,063    3,809    3,977    4,750    5,507    5,789    6,068    5,986    2,292       89
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $16.08   $14.22   $10.67   $17.49   $15.31   $14.38   $13.35   $12.00   $ 9.39   $14.47
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      953    1,109    1,206    1,461    1,300    1,516    1,558    1,506      496      147
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 5.95   $ 5.26   $ 4.47   $10.44   $11.24   $10.64       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      463      382      320      528      605       93       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $12.73   $11.43   $ 9.61   $17.16   $18.20   $15.17   $14.56   $12.99   $10.22   $11.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   11,451   13,118   14,916   18,463   13,475   14,461   15,533   14,531    4,578      114
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $10.66   $ 9.18   $ 7.87   $12.56   $12.29   $10.61       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      389      306      322      319      438       94       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $12.26   $10.88   $ 8.78   $12.87   $11.77   $10.57       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      577      532      357      140      117       54       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $11.61   $ 9.35   $ 6.94   $13.86   $12.98   $11.78   $11.21   $ 9.78   $ 6.89   $ 8.56
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    6,242    7,234    8,228    9,544   11,305   12,783   13,609   12,491    2,799       19
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $16.79   $13.88   $10.34   $17.32   $17.81   $16.03   $14.57   $12.51   $ 9.51   $11.28
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    4,716    5,762    5,211    6,623    8,423    8,724    9,029    8,508    3,161       37
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $31.14   $31.51   $31.90   $31.62   $30.57   $29.61   $29.20   $29.33   $29.52   $29.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,161    1,674    2,708    1,791    1,365    1,411    1,417    1,972    1,554      256
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 5.39   $ 5.04   $ 3.93   $ 5.93   $ 4.97   $ 4.66   $ 4.47       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,575    1,701    1,807      871      143      137       13       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $17.07   $13.06   $ 8.42   $16.17   $13.37   $12.39       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,445    1,227      971      936      320      133       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                        2010     2009     2008     2007     2006     2005     2004      2003    2002    2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 9.00   $ 8.14   $ 6.58   $10.76   $10.71       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      673      848      922      999      372       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $10.58   $ 9.29   $ 6.79   $11.59   $11.10       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      868      496      328      315      135       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $10.95   $10.99   $10.30   $10.86   $ 9.86   $ 9.94       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    3,480    4,278    3,734    1,641    1,522    1,269       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $17.53   $16.70   $15.94   $17.26   $16.71   $16.29   $16.17   $15.77   $15.42       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,529    2,934    2,700    3,276    3,669    4,057    4,383    4,326    1,432       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $16.99   $13.67   $10.97   $16.85   $17.38   $14.94   $14.50   $12.48   $ 8.66   $11.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,150    2,399    2,545    2,937    3,525    3,854    4,174    3,847    1,053       23
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $16.64   $14.47   $10.27   $17.99   $16.98   $17.90   $17.42       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,468    1,513    1,438    1,687       96       88       19       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 8.70   $ 8.15   $ 6.35   $10.86   $10.76       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      468      503      561      775      237       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 5.48   $ 4.90   $ 3.75   $ 6.32   $ 6.33   $ 5.61   $ 5.21       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      281      340      283      498      473      215       12       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $10.36   $ 9.10   $ 7.17   $11.51   $11.95   $10.44       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      446      361      493      559      811      393       --       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $11.41   $ 9.85   $ 7.10   $ 9.93   $ 9.03   $ 8.63   $ 8.40   $ 7.95   $ 5.82       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,554    2,394    1,933    1,978    2,218    2,770    3,237    2,600      551       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $56.25   $48.41   $35.69   $67.76   $61.57   $59.29   $55.46   $50.07   $36.85   $52.44
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,032      665      162      185      238      264      269      265      161      153
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $13.83   $13.18   $12.32   $12.17   $11.59   $11.30   $11.24   $10.96   $10.69       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    7,381    7,850    8,401    9,376   10,117   11,139   12,384   12,153    4,285       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $13.41   $12.69   $ 9.89   $18.96   $17.07   $13.79   $12.09   $10.38   $ 7.82       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,387    2,645    2,888    3,283    3,610    3,367    3,660    3,008      923       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $11.11   $10.08   $ 7.70   $12.89   $12.42   $11.07   $10.50   $ 9.69   $ 7.65       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,524    1,573    1,747    2,196    2,469    2,709    2,980    2,952    1,004       --
------------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------------------------------
                                        2010     2009     2008     2007     2006     2005     2004      2003    2002    2001
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $12.42   $11.11   $ 9.15   $14.81   $14.47   $12.27   $11.60   $10.26   $ 7.92       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,921    3,376    4,173    4,869    5,608    6,137    6,199    5,210    1,722       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $11.92   $ 9.51   $ 6.79   $12.18   $11.01   $10.17   $ 9.50   $ 8.60   $ 6.21       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    3,508    4,099    4,628    5,331    6,249    7,050    8,108    7,657    2,602       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $15.45   $12.52   $ 8.78   $13.87   $14.03   $12.38   $11.67   $10.25   $ 7.38       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,764    3,037    3,405    4,059    4,691    5,098    5,827    5,443    1,889       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $29.43   $27.94   $25.79   $34.12   $33.49   $30.83   $30.28   $28.20   $23.29   $24.29
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    2,148    2,255    2,545    3,358    3,901    4,366    4,900    4,511      903      221
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $ 8.74   $ 6.93   $ 5.21   $ 9.12   $ 8.90   $ 8.17   $ 7.70       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)      638      736      728      884      680      554       19       --       --       --
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $16.75   $13.62   $10.90   $17.76   $19.94   $17.38   $16.80   $14.55   $10.70   $12.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    3,404    3,946    4,558    5,608    6,898    7,963    8,796    8,124    2,322      111
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                            $11.87   $10.21   $ 6.52   $12.47   $10.68   $10.07   $ 9.16   $ 8.83   $ 5.67       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)    1,987    2,254    2,156    2,575    2,567    2,975    3,498    1,530      306       --
------------------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.35%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.58     $10.38     $ 8.27     $13.79     $13.16
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          748        815        844        603        595
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,466      1,542      1,566      1,649      1,595
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.47     $10.84     $10.00     $11.39     $10.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,316      1,165        780        434        343
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,720      2,398      2,542      1,016        438
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.41     $10.61     $ 9.40     $11.82     $11.36
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,003        862        798        636        456
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,201      1,190      1,565        974        946
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $48.66     $44.88     $38.88     $52.19     $49.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,688      1,783      1,952      2,239      2,505
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,183      1,234      1,346      1,500      1,399
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.82     $10.74     $ 8.93     $13.27     $12.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,183      3,362      3,168      2,958      1,913
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,151      5,278      5,241      6,731      6,975
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.84     $12.38     $ 9.87     $20.30     $18.42
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,762      1,967      2,218      2,628      3,112
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,145      1,319      1,498      1,872      2,019
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $20.09     $15.28     $11.42     $20.92     $18.17
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          635        674        781        916      1,201
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,663      1,789      2,048      2,476      3,532
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.94     $ 8.11     $ 6.41     $ 9.75     $10.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           62         66         86         33          8
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           88         99        170         47         14
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $21.50     $19.41     $15.11     $24.14     $24.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,217      1,356      1,458      1,752      2,213
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,428      1,562      1,799      2,291      2,960
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.82     $17.99     $14.00     $24.89     $22.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          682        750        848      1,077      1,280
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,272      3,639      4,114      4,966      6,421
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.32     $10.62         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          286         51         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,278        688         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.40     $10.29         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          285        131         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          492        237         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.59     $10.39         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          367        150         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          948        426         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $45.74     $44.24     $41.25     $35.10     $40.77
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,919      3,361      3,674      3,926      2,511
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,314      1,132        732        407        289
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.19     $10.63         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          711        256         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,170      1,617         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.12     $13.29     $11.40     $ 8.55     $ 9.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,477      3,816      4,111      3,907        737
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,553      2,475      2,639        208         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.90     $15.36     $13.66     $ 9.83     $14.28
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,468      1,733      2,001      2,020      2,115
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,499      5,465      6,324      6,943      8,170
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $20.27     $19.96     $18.30     $14.14     $17.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,721      3,230      3,348      3,538      3,681
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,782      4,699      4,955      5,160      5,603
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.47     $16.89     $14.08     $11.14     $13.55
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,346      1,244      1,181      1,196         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,759      9,124     10,329     12,054     14,032
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.82    $  5.10    $  4.63    $  6.93    $  6.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           412        454        533        588        886
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           325        352        413        535        720
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  7.74    $  6.98    $  5.40    $ 10.00    $  9.04
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            19         31         30         44         46
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            91        113        132        126        157
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.76    $ 10.56    $  8.02    $ 13.64    $ 13.11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            83         92         90         85         74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         3,348      3,755      4,337      5,042      6,381
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.56    $ 10.12    $  7.80    $ 13.11    $ 13.08
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,230      1,405      1,644      2,094      1,987
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         7,037      7,935      8,941     10,718     10,352
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $218.78    $191.39    $151.18    $272.69    $267.14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           336        384        430        529        687
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           428        486        555        670        876
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.84    $ 13.26    $ 13.09    $ 14.57    $ 14.33
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           629        699        758      1,111      1,273
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         3,265      3,654      4,114      5,253      6,838
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.61    $  8.71    $  6.66    $ 11.10    $ 10.85
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           143        171        211        168         49
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           367        397        374        369         94
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 26.88    $ 23.82    $ 19.19    $ 31.03    $ 29.97
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,137      1,262      1,388      1,714      2,138
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,893      3,275      3,764      4,648      6,213
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.61    $ 13.73    $ 10.89    $ 18.49    $ 16.44
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           841        976      1,203      1,298      1,541
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           952      1,079      1,313      1,429      1,821
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.99    $  9.10    $  7.06    $ 10.50    $ 10.43
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           474        537        578        609        222
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           457        550        474        444        141
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005       2004       2003       2002       2001
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.92    $  5.66         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           767         87         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           983        345         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  8.71    $  8.12    $  7.94    $  6.29    $  8.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            54         55         39         29         10
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           557        258        189         89          6
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 12.38    $ 11.94    $ 11.46    $  9.38    $ 12.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            45         19         20         13         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         8,004      9,529     11,360     13,307     16,512
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.83    $ 11.30    $ 10.33    $  7.97    $ 10.72
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         2,382      2,835      3,037      3,265        231
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        13,004     15,697     17,536     18,971      2,208
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $244.64    $237.75    $211.19    $143.14    $217.65
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           900      1,044      1,145      1,240      1,555
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,138      1,384      1,588      1,770      2,160
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.96    $ 13.84    $ 13.48    $ 13.22    $ 12.23
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,222      1,021        985        903         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         8,972     10,774     12,484     14,961     14,916
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 26.40    $ 25.63    $ 23.57    $ 18.69    $ 24.41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         2,703      3,163      3,443      3,683      4,413
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         8,100      9,685     10,779     11,356     12,941
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.24    $ 13.95    $ 12.80    $  9.89    $ 11.34
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,644      1,467      1,522        767         14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,123      2,102      2,058      1,041        155
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.18     $ 7.51     $ 5.92     $ 9.52         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          269        261        282        245         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          548        558        619        308         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.55     $11.60     $10.08     $11.86     $11.63
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          154        137        137        178        114
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          167         84         66         77         74
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $37.03     $28.30     $20.28     $29.65     $27.50
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          281        280        264        267        191
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          289        281        295        311        141
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.97     $11.41     $11.34     $10.80     $10.02
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          367        384        417        225        104
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          523        463        499        227        125
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.08     $16.45     $11.11     $26.41     $18.85
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,142      1,252      1,341      1,728      1,993
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,401      1,671      1,671      2,238      2,967
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $20.23     $19.68     $20.41     $19.97     $18.95
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          565        690        860      1,014      1,287
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          416        524        571        579        773
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.92     $11.99     $ 8.98     $16.51     $14.52
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          357        414        429        388        502
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,473      1,671      1,946      2,344      3,119
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.78     $13.03     $ 9.63     $16.34     $14.25
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          227        223        179        138         82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          211        214        191        264         78
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.45     $12.14     $ 9.30     $15.66     $16.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          505        544        624        769        978
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,077      5,750      6,572      8,143     10,415
-------------------------------------------------------------------------------------------------------------------------
EQ LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.41     $ 8.35     $ 6.69     $10.84     $10.58
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          192        218        255        332        411
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,380      1,599      1,960      2,567      3,675
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.50         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           54         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           17         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $23.46     $22.79         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          183         31         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          170         72         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.82         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            8         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           16         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.94     $10.64     $ 8.72     $ 5.67     $ 6.11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,131      1,948      1,871      1,807      1,765
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,667      3,845      4,287      3,992      4,501
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.62     $18.65     $18.54     $18.40     $17.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,772      2,322      2,993      4,099      3,288
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,100      1,348      1,651      1,739         --
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.35     $10.68     $ 9.53     $ 7.29     $ 8.69
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          525        425        279        133         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,695      4,078      3,761      3,093      3,210
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.50         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           31         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           28         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.53     $13.20     $12.07     $ 9.64     $12.08
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,142      1,375      1,530      1,663      1,936
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       13,350     16,352     18,895     21,846     25,574
-------------------------------------------------------------------------------------------------------------------------
EQ LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.49     $ 8.98     $ 8.17     $ 6.79     $ 8.71
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          551        635        715        776        948
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,802      5,835      6,684      6,910      8,228
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.60     $ 6.64     $ 4.94     $ 7.86     $ 6.99
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,261      2,596      2,797      3,381      4,248
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,016      3,463      4,108      4,849      6,383
-------------------------------------------------------------------------------------------------------------------------
EQ LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.75     $13.95     $10.49     $17.21     $15.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,494      1,678      1,885      2,262      2,809
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,743      3,051      3,436      4,084      5,280
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.99     $ 5.30     $ 4.51     $10.56     $11.38
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          225        239        156        159        136
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          137        136        147        156        182
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.48     $11.22     $ 9.45     $16.90     $17.95
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        4,243      4,867      5,687      7,503      2,657
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,217      3,670      4,274      5,583      6,430
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.57     $ 9.12     $ 7.83     $12.51     $12.25
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          109         82         75         87        119
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          206        205        211        356        490
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.15     $10.81     $ 8.73     $12.82     $11.74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          125         95         75         48         49
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          274        265        202         86         80
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.43     $ 9.22     $ 6.86     $13.70     $12.86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          687        808        935      1,100      1,330
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          740        861      1,046      1,295      1,862
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.45     $13.61     $10.16     $17.04     $17.55
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          948      1,067      1,128      1,472      1,921
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          732        838        780      1,031      1,465
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $29.78     $30.18     $30.60     $30.37     $29.41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          571        813      1,288        949      1,040
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,398      1,654      2,696      2,271      2,410
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.29     $ 4.96     $ 3.87     $ 5.85     $ 4.91
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          414        545        637        270        136
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          431        460        617        441         28
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.13     $ 6.28     $ 5.88     $ 4.84     $ 7.12
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        5,346      6,276      7,382      8,409     10,884
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        8,379      9,271     10,777     12,339     15,780
-------------------------------------------------------------------------------------------------------------------------
EQ LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.19     $13.19     $11.88     $ 9.31     $14.37
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,663      4,453      5,082      5,638      7,229
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,697      8,228      9,491     10,806     13,726
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.80         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           28         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           41         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.99     $14.41     $12.88     $10.14     $11.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,058      3,317      3,362      3,350      2,847
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        8,002      9,491     10,036     10,473     10,569
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.60         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           26         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           93         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.56         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           25         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           74         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.69     $11.14     $ 9.73     $ 6.87     $ 8.54
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,652      1,605      1,435        951        493
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,752      2,883      2,874      2,717      2,307
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.82     $14.40     $12.39     $ 9.42     $11.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,356      2,500      2,709      2,863      2,091
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,388      2,481      2,639      3,169      2,256
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.53     $28.18     $28.34     $28.57     $28.61
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,076      1,221      1,537      2,299      2,501
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,619      2,938      3,834      5,633      6,273
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 4.61     $ 4.43         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          143          3         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           47         20         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.92     $12.97     $ 8.37     $16.10     $13.34
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          332        311        208        175         74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          512        470        294        336        109
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.94     $ 8.09     $ 6.56     $10.74     $10.71
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          164        191        210        225         50
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          146        173        193        210         92
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.51     $ 9.25     $ 6.76     $11.57     $11.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          162        123         70         80          8
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          241        187        102        146         34
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.85     $10.91     $10.24     $10.82     $ 9.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,111      1,232        991        393        330
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,624      1,795      1,173        444        431
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.08     $16.29     $15.57     $16.89     $16.38
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          306        328        223        293        353
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          392        425        324        436        459
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.66     $13.42     $10.79     $16.60     $17.14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          480        536        558        662        793
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          744        864        995      1,203      1,660
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.08     $14.01     $ 9.96     $17.46     $16.51
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          184        171        128        173         45
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          404        419        369        415        145
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.64     $ 8.11     $ 6.32     $10.83     $10.76
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          106        121        113        136         61
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          172        165        189        228         98
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.38     $ 4.82     $ 3.69     $ 6.24     $ 6.25
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           97        150        152        214        193
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           77         80        108        129        177
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.27     $ 9.04     $ 7.13     $11.47     $11.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          116        128        159        159        251
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          196        202        244        298        350
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.37         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           68         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           49         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.93         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          253         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          308         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.99     $15.89     $15.53     $15.20         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          490        460        434        430         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          574        603        631        552         --
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.76     $14.35     $12.36     $ 8.59     $11.01
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          914      1,073      1,030        859        899
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,139      2,622      3,320      2,817      3,131
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.43     $16.99         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           46         10         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          160         17         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.55     $ 5.16         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          114         14         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          169         41         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.43         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          156         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          250         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.21     $ 9.68     $ 7.00     $ 9.80     $ 8.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          314        306        199        239        292
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          473        407        309        351        275
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $54.16     $46.68     $34.47     $65.53     $59.65
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          192        181        139        170        220
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          327        317        305        364        467
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.64     $13.02     $12.19     $12.06     $11.50
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          813        774        699        685        797
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          813        834        705        622        738
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.23     $12.53     $ 9.78     $18.79     $16.94
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          280        332        400        453        524
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          392        439        528        652        762
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.96     $ 9.96     $ 7.62     $12.77     $12.33
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           89        109        118        154        160
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          153        166        192        233        294
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.25     $10.98     $ 9.06     $14.68     $14.36
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          275        323        404        440        512
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          334        384        478        700      1,027
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.76     $ 9.39     $ 6.72     $12.07     $10.93
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          245        277        314        387        519
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          323        367        426        492        721
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.24     $12.37     $ 8.68     $13.75     $13.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          252        288        333        339        535
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          334        352        410        587        779
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.38     $26.98     $24.94     $33.05     $32.49
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          488        490        540        727        911
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,017      1,101      1,227      1,569      2,099
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.58     $ 6.82     $ 5.14     $ 8.99     $ 8.79
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          226        279        293        412        286
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          327        366        306        347        259
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.54     $ 8.33     $ 7.89     $ 5.79     $ 7.72
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          365        431        286        184        161
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          431        573        552        243        140
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $57.52     $53.88     $48.73     $35.92     $51.19
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          284        334        375        404        513
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          585        710        812        899      1,101
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.24     $11.19     $10.92     $10.67         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,030      1,247      1,242      1,119         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          919      1,011      1,187      1,217         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.70     $12.03     $10.34     $ 7.81         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          462        456        377        183         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          657        704        494        118         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.00     $10.45     $ 9.66     $ 7.64         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          181        201        230        166         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          268        253        248        169         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.20     $11.54     $10.23     $ 7.91         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          544        503        429        344         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,404      1,102        698        384         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.11     $ 9.45     $ 8.58     $ 6.20         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          629        806        761        429         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          863      1,078      1,104        369         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.30     $11.62     $10.22     $ 7.37         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          605        904        765        486         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          911      1,203        820        388         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $29.95     $29.46     $27.48     $22.73     $23.74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,125      1,318      1,384      1,316      1,516
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,710      3,408      3,959      3,827      4,307
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.09     $ 7.63         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          189         68         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          287         29         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.42     $13.37     $10.72     $17.49     $19.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          276        327        392        554        761
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,650      1,914      2,179      2,770      3,861
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.71     $10.08     $ 6.45     $12.36     $10.60
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          430        469        444        513        609
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          551        657        537        647        737
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.17     $16.63     $14.39     $10.62     $12.50
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          919        986        840        665         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,204      6,654      7,289      7,825      7,755
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.01     $ 9.12     $ 8.81     $ 5.66         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          854      1,028        278         44         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,024      1,493        571        264         --
-------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.55%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.42   $ 10.26     $  8.19    $13.68     $13.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           715       734         667       566        265
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        44,516    47,988      44,143    31,080      6,793
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.31   $ 10.71     $  9.90    $11.30     $10.85
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,265     1,146         992       549        334
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        25,752    25,907      18,171     4,087      1,202
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.25   $ 10.48     $  9.30    $11.73     $11.29
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,057       999         779       627        429
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        20,999    20,920      16,064     7,023      2,537
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 46.26   $ 42.75     $ 37.11    $49.91     $47.71
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,358     1,456       1,572     1,879      2,045
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        22,543    23,023      18,036     9,394      3,387
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.66   $ 10.61     $  8.84    $13.16     $12.57
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         3,447     3,411       3,625     3,240      2,127
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       139,811   147,651     130,940    85,777     22,340
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 12.44   $ 12.01     $  9.60    $19.79     $17.99
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,710     2,027       2,398     2,956      3,446
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         6,247     6,599       6,749     5,611      1,983
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 19.54   $ 14.90     $ 11.15    $20.47     $17.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,213     1,380       1,540     1,874      2,275
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,770     2,587       2,766     2,301      1,922
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.85   $  8.05     $  6.38    $ 9.73     $10.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            21        29          69        37         12
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,403     2,073       1,829       936        153
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 20.92   $ 18.92     $ 14.75    $23.62     $23.71
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,061     1,188       1,279     1,597      1,927
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,037     4,776       3,421     2,381      1,301
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 18.30   $ 17.53     $ 13.67    $24.36     $22.46
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           605       665         781     1,017      1,158
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,532     5,490       5,347     4,881      3,580
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.28     $10.60         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          106         40         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          342        120         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.36     $10.27         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          254        140         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          501        286         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.55     $10.38         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          360        137         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          671        279         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $43.93     $42.57     $39.77     $33.91     $39.47
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,273      2,498      2,668      2,816      1,417
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          762        659        461        279        110
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.15         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          788         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,035         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.79     $13.03     $11.20     $ 8.42     $ 9.51
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,745      3,983      4,195      3,915        702
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,000      1,008      1,052        135         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.60     $15.12     $13.48     $ 9.71     $14.14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,668      3,054      3,346      3,468      2,681
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,979      2,313      2,809      3,037      2,971
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.92     $19.65     $18.05     $13.98     $17.04
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,336      2,719      2,785      2,900      1,793
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,147      1,430      1,339      1,334      1,071
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.15     $16.63     $13.89     $11.02     $13.42
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,158      1,121      1,114      1,121         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,145      3,356      3,673      4,227      4,268
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.68    $  4.98    $  4.54    $  6.81    $  6.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           350        377        433        479        620
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         6,127      5,308      3,897      2,391      1,207
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  7.57    $  6.83    $  5.30    $  9.83    $  8.91
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            43         41         43         46         52
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           620        641        636        349        147
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.44    $ 10.29    $  7.83    $ 13.35    $ 12.86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            95        113        120        120         86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,778      2,912      3,107      3,136      2,540
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.29    $  9.90    $  7.65    $ 12.88    $ 12.87
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           921      1,088      1,315      1,850      1,219
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,007      5,543      6,117      7,563      4,914
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $203.81    $178.67    $141.42    $255.59    $250.91
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           180        204        232        289        361
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           467        502        423        392        361
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.48    $ 12.94    $ 12.80    $ 14.28    $ 14.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           752        800        782      1,284      1,359
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         9,069      8,565      6,813      8,678      7,950
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.52    $  8.65    $  6.63    $ 11.07    $ 10.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           199        237        263        156         35
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,553      6,031      5,304      3,797        665
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 25.98    $ 23.07    $ 18.62    $ 30.17    $ 29.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           647        761        812        979      1,200
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,014      4,766      4,288      4,204      3,534
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.32    $ 13.50    $ 10.73    $ 18.25    $ 16.26
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           711        866      1,092      1,275      1,408
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         7,854      9,136      9,050      5,863      2,666
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.90    $  9.03    $  7.03    $ 10.47    $ 10.42
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           506        654        619        694        200
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         7,472      8,263      8,326      6,851      1,076
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.84    $  5.59         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           632         71         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           536        306         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  8.60    $  8.03    $  7.87    $  6.25    $  8.63
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            53         30         38         35          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            65         88        101         79         19
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 12.16    $ 11.75         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            60         25         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,470      2,815         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.67    $ 11.18    $ 10.23    $  7.91    $ 10.66
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,450      1,594      1,685      1,728        283
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         5,540      6,418      6,957      7,543      2,052
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $230.23    $224.21    $199.56    $135.53    $206.51
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           422        469        489        510        468
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           370        430        484        521        499
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.73    $ 13.65    $ 13.32    $ 13.09    $ 12.13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,399      1,172      1,191      1,232         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         8,015      8,979     10,672     12,695      8,943
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.77    $ 25.07    $ 23.10    $ 18.36    $ 24.03
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,369      1,508      1,538      1,539      1,082
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         3,726      4,345      4,750      5,020      4,534
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.11    $ 13.86    $ 12.74    $  9.87    $ 11.33
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         1,386      1,261      1,331        616         32
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,390      1,251      1,338        701         89
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.12     $ 7.47     $ 5.90     $ 9.50         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          227        234        157        104         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       27,864     29,210     27,745     13,483         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.40     $11.49     $10.01     $11.80     $11.59
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          161        130        138        180        116
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,245      1,717      1,577      1,416        425
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $35.38     $27.10     $19.46     $28.50     $26.49
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          297        280        243        223        148
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,112      3,958      3,270      2,211        519
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.76     $11.24     $11.19     $10.68     $ 9.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          446        417        454        169         85
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,515      5,491      5,387      1,997        457
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.60     $16.04     $10.86     $25.86     $18.50
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,057      1,240      1,328      1,520      1,689
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        8,828      9,622      8,369      5,992      2,602
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.44     $18.94     $19.69     $19.30     $18.35
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,042      1,203      1,536      1,984      2,414
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,228      2,248      2,058        813        747
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.62     $11.73     $ 8.81     $16.22     $14.30
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          360        418        371        338        355
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,351      6,484      4,686      3,598      2,904
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.61     $12.91     $ 9.55     $16.25     $14.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          211        180        147        113         39
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,917      3,313      2,704      1,865        310
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.09     $11.83     $ 9.09     $15.32     $15.76
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          226        228        279        361        415
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,986      2,758      2,921      3,721      4,048
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.18     $ 8.17     $ 6.56     $10.64     $10.41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          221        246        276        327        412
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,525      2,683      2,845      3,557      4,130
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.49         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           33         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           11         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $22.64     $22.05         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          129         30         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          111         63         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.74         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            4         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            9         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.71     $10.48     $ 8.61     $ 5.61     $ 6.06
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,667      1,556      1,439      1,441      1,014
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,632      1,515      1,462      1,464      1,482
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.07     $18.13     $18.07     $17.97     $16.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,944      3,603      4,546      5,993      2,919
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          873      1,061      1,357      1,226         --
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.18     $10.56     $ 9.44     $ 7.23     $ 8.65
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          366        328        238        100         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,599      2,863      2,832      2,786      2,530
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.48         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            5         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.30     $12.99     $11.90     $ 9.53     $11.97
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          466        509        568        620        398
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,589      5,234      6,009      6,939      6,123
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.36     $ 8.87     $ 8.08     $ 6.73     $ 8.66
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          507        599        642        706        584
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,965      5,788      6,613      7,231      7,160
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.42     $ 6.50     $ 4.85     $ 7.72     $ 6.88
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,989      2,378      2,657      3,164      4,038
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,310      7,663      7,722      7,920      7,569
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.32     $13.60     $10.24     $16.84     $14.80
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          773        887        909      1,065      1,228
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,793      3,016      2,719      2,698      2,090
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.84     $ 5.18     $ 4.42     $10.36     $11.19
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           81         80         64         68         63
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,766      2,425      1,742      1,312        738
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.15     $10.95     $ 9.24     $16.56     $17.62
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        4,413      5,070      5,899      7,968      3,035
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,685      7,574      8,454      9,126      5,695
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.45     $ 9.03     $ 7.77     $12.44     $12.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           81         52         57         88        124
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,198      1,759      1,303      1,062        501
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.01     $10.71     $ 8.66     $12.75     $11.70
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          115        110         81         35         30
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,449      2,041      1,080        497        138
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.20     $ 9.04     $ 6.74     $13.50     $12.70
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,260      1,483      1,671      2,075      2,486
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,480      7,799      7,091      6,060      4,317
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.00     $13.27     $ 9.92     $16.67     $17.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,611      1,891      2,080      2,791      3,415
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,106      8,258      3,049      3,624      3,215
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.05     $28.48     $28.93     $28.78     $27.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          661        807      1,454      1,294      1,184
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,790      3,955      5,634      3,506      2,933
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.16     $ 4.85     $ 3.79     $ 5.74     $ 4.83
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          466        577        607        124         62
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,560      6,055      5,847      1,806        155
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.03     $ 6.21     $ 5.82     $ 4.80     $ 7.08
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        4,648      5,347      6,234      6,946      6,887
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        9,117     10,421     11,828     13,521     14,217
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.94     $12.99     $11.72     $ 9.20     $14.23
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,421      1,652      1,886      2,080      2,260
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,422      2,867      3,344      3,796      4,345
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.64         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           20         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          113         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.75     $14.21     $12.72     $10.04     $11.80
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,256      3,414      3,447      3,347      1,416
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,091      5,823      6,106      6,520      4,851
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.58         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           16         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           58         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.55         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            5         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           45         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.56     $11.04     $ 9.67     $ 6.84     $ 8.52
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,857      3,046      3,156      2,863      1,550
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,297      4,997      5,343      5,392      4,418
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.54     $14.18     $12.22     $ 9.32     $11.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        3,954      4,357      4,738      5,068      2,457
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,279      3,574      3,783      4,067      3,015
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $27.14     $26.87     $27.08     $27.35     $27.44
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,196      1,317      1,572      2,248      2,060
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,954      2,306      3,186      4,967      4,110
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 4.54     $ 4.38         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           58          3         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           14          6         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.73     $12.84     $ 8.31     $16.02     $13.29
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          367        354        213        145         44
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,888      5,105      3,782      2,291        361
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.86     $ 8.04     $ 6.53     $10.71     $10.70
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           96        125        170        194         47
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,351      3,613      3,890      3,519        623
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.42     $ 9.18     $ 6.73     $11.54     $11.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          173         95         59         58         17
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,598      3,094      2,347      1,565        227
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.73     $10.81     $10.17     $10.76     $ 9.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,201      1,362      1,103        493        337
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       16,269     17,971     11,794      3,625      1,202
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.49     $15.77     $15.10     $16.41     $15.95
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          351        392        279        352        389
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,269      3,756      1,534      1,355        630
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.22     $13.10     $10.55     $16.27     $16.83
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          370        435        461        571        681
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,357      4,503      2,777      2,196      1,231
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.37     $13.41     $ 9.55     $16.79     $15.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          396        405        410        471         27
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,145      3,402      2,310      2,146         71
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.57     $ 8.06     $ 6.29     $10.80     $10.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           86        100         87        124         39
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,481      3,207      3,287      2,998        531
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.25     $ 4.71     $ 3.62     $ 6.12     $ 6.15
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          112        103        116        141        158
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,555      2,496      2,130      1,796        424
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.15     $ 8.95     $ 7.08     $11.41     $11.88
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          105         98        107        123        142
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,134      2,153      2,035      1,990        900
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.36         --         --         --        --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           35         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           40         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.92         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          248         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          300         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.60     $15.54     $15.21     $14.92         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          490        489        495        429         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          455        480        519        474         --
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.52     $14.15     $12.21     $ 8.50     $10.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          710        783        789        660        361
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          854      1,001      1,152        974        825
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.83     $16.44         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           41          9         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           15         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.47     $ 5.10         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          107         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          102          6         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.41         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           85         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          131         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.94     $ 9.47     $ 6.86     $ 9.62     $ 8.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          448        430        348        402        432
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,391      3,886      1,482      1,089        319
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $51.49     $44.47     $32.90     $62.68     $57.17
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          125         92         39         49         62
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,021        764        210        180        171
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.40     $12.81     $12.02     $11.91     $11.39
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          968        916        966      1,145      1,341
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        9,742      7,487      3,422      2,253      1,474
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.99     $12.33     $ 9.64     $18.56     $16.77
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          301        365        417        488        569
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,046      4,312      3,649      2,753      1,168
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.76     $ 9.80     $ 7.51     $12.62     $12.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          166        191        192        251        302
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,066      1,086        981        750        346
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.03     $10.80     $ 8.93     $14.50     $14.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          349        391        462        510        606
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,050      3,315      3,416      2,431      1,285
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.54     $ 9.24     $ 6.62     $11.92     $10.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          414        445        535        685        807
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,479      2,357      1,770      1,398        884
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.96     $12.17     $ 8.56     $13.58     $13.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          346        395        451        510        656
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,739      2,667      1,982      1,394        838
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $27.03     $25.75     $23.85     $31.67     $31.19
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          464        465        536        755        896
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,079      1,890      1,874      2,103      1,654
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.37     $ 6.66     $ 5.03     $ 8.83     $ 8.65
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          192        253        240        362        218
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,459      4,460      3,484      2,924        627
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.42     $ 8.23     $ 7,80     $ 5.74     $ 7.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          488        647        514        419        233
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          349        400        500        378        182
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $55.24     $51.85     $46.99     $34.70     $49.56
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           76         88         99        102        118
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          172        181        211        241        249
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.14     $11.13     $10.88     $10.65         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,555      1,721      1,778      1,483         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,199      1,470      1,625      1,594         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.59     $11.96     $10.30     $ 7.79         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          462        473        456        346         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          480        411        323        108         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.92     $10.39     $ 9.62     $ 7.63         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          332        382        403        338         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          269        397        296        201         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.10     $11.47     $10.18     $ 7.89         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          636        613        560        565         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          919        809        635        503         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.03     $ 9.40     $ 8.54     $ 6.19         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          975      1,099      1,103        768         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          663        773        720        427         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.20     $11.54     $10.18     $ 7.35         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          774        995        827        678         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          550        720        545        364         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.82     $28.41     $26.55     $22.00     $23.03
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,045      1,146      1,144      1,013        696
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,626      1,924      2,218      1,906      1,632
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.97     $ 7.53         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          117         30         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          195         11         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.99     $13.05     $10.48     $17.14     $19.31
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          246        285        326        512        683
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,878      1,909      1,879      2,209      2,465
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
 -------------------------------------------------------------------------------------------------------------------------
Unit value                                                        $11.50     $ 9.92     $ 6.36     $12.21     $10.49
 -------------------------------------------------------------------------------------------------------------------------
Separate Account No. 45 number of units outstanding (000's)          979      1,106      1,152      1,391      1,590
 -------------------------------------------------------------------------------------------------------------------------
Separate Account No. 49 number of units outstanding (000's)        5,183      5,240      4,243      3,629      2,459
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.89     $16.39     $14.22     $10.51     $12.39
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          796        837        707        482         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,629      3,013      3,182      3,460      2,447
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.93     $ 9.07     $ 8.77     $ 5.65         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,869      2,185        284        150         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,792      3,478        278        386         --
-------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.38     $10.23     $ 8.17     $13.65     $13.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          130        148        121        152        189
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,270      2,633      2,922      3,517      3,308
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.27     $10.67     $ 9.88     $11.28     $10.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          481        432        440        256        190
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,607      3,583      3,454      1,731      1,508
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.21     $10.45     $ 9.28     $11.71     $11.28
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          875        795        681        594        462
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,058      2,907      2,852      1,825      1,741
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $45.68     $42.24     $36.68     $49.36     $47.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          761        868        963      1,073      1,195
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,933      3,090      2,966      3,439      3,955
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.62     $10.58     $ 8.82     $13.14     $12.55
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,222      1,415      1,558      1,599      1,043
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,603      8,360      8,765     10,293     11,247
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.34     $11.92     $ 9.53     $19.66     $17.88
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          802        981      1,144      1,393      1,534
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,918      2,139      2,496      3,456      4,168
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.41     $14.80     $11.09     $20.36     $17.73
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          392        496        604        718        908
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,416      1,585      1,882      2,356      3,069
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.83     $ 8.04     $ 6.37     $ 9.72     $10.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           20         22         73         29          7
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          137        145        250         73         51
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $20.77     $18.80     $14.66     $23.49     $23.60
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          479        546        627        774        917
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,898      2,050      2,175      2,711      3,644
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.18     $17.42     $13.59     $24.23     $22.35
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          219        260        313        437        514
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,956      2,216      2,472      3,272      4,311
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.26     $10.59         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           92         24         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,298        726         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.35     $10.27         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          168         63         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,073        686         --         --         --
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.54     $10.37         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          397        279         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,299        787         --         --         --
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $43.48     $42.17     $39.41     $33.62     $39.15
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,301      1,400      1,489      1,564      1,005
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,167      3,907      2,733        598         97
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.14     $10.61         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          408        180         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,926      3,664         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.71     $12.97     $11.15     $ 8.38     $ 9.48
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,664      1,745      1,928      1,910        404
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,498      4,337      4,026        604         --
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.53     $15.07     $13.43     $ 9.69     $14.11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,100      1,230      1,362      1,384      1,276
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,839      4,346      4,534      3,377      3,423
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.83     $19.58     $17.99     $13.94     $17.00
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,046      1,213      1,296      1,419      1,305
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,227      4,909      4,335      2,235      1,559
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.07     $16.57     $13.84     $10.98     $13.39
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          514        468        487        498         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,992      5,077      5,316      3,555      3,126
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.64    $  4.95    $  4.51    $  6.78    $  6.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           179        244        319        306        421
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           519        481        613        684        907
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  7.52    $  6.80    $  5.28    $  9.79    $  8.87
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             5          8          9          8         10
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           169        187        206        250        367
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.36    $ 10.22    $  7.79    $ 13.28    $ 12.80
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            97        105        109        145        134
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,342      1,536      1,689      2,030      2,547
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.22    $  9.85    $  7.61    $ 12.83    $ 12.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           418        524        659        910        654
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         9,874     11,353     13,273     16,294      9,568
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $200.24    $175.62    $139.08    $251.49    $247.00
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            92        108        127        159        200
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           228        270        308        377        490
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.39    $ 12.87    $ 12.73    $ 14.21    $ 14.01
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           475        600        577        869        924
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         6,087      6,863      7,829     10,140     12,428
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.50    $  8.64    $  6.62    $ 11.06    $ 10.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            46         63         75         99         33
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           787        803        780        634        332
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 25.76    $ 22.89    $ 18.48    $ 29.96    $ 29.01
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           320        408        453        582        723
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         4,010      4,502      5,011      6,391      8,474
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.25    $ 13.44    $ 10.69    $ 18.20    $ 16.22
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           323        438        569        676        745
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         4,248      4,931      5,954      7,491     10,192
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.88    $  9.02    $  7.02    $ 10.46    $ 10.42
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           253        309        388        447        120
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,118      1,591      1,489      2,051        730
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.82    $  5.57         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           387         56         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,277        370         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  8.57    $  8.01    $  7.86    $  6.24    $  8.62
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            10         11         25         38          6
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           468        498        478        128         13
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 12.11    $ 11.71    $ 11.27    $  9.24    $ 12.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            45         29         39         16         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,581      2,715      2,971      2,171      2,221
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.63    $ 11.14    $ 10.21    $  7.89    $ 10.65
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           775        867        896        961        166
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        11,228     12,694     12,682      9,408      3,151
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $226.77    $220.94    $196.75    $133.70    $203.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           244        275        301        314        380
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           586        683        689        581        661
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.68    $ 13.60    $ 13.28    $ 13.05    $ 12.10
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           943        748        804        702         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        14,021     15,208     16,175     13,419     10,537
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 25.62    $ 24.94    $ 22.99    $ 18.28    $ 23.93
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           864        968      1,030      1,042      1,038
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        10,127     11,584     11,512      7,152      6,601
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.07    $ 13.84    $ 12.72    $  9.86    $ 11.33
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           712        676        685        427         24
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        11,276     11,463     10,296      2,423         78
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.10     $ 7.46     $ 5.90     $ 9.50         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          129        124        122         61         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,012      1,076      1,164      1,153         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.37     $11.47     $ 9.99     $11.78     $11.58
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           75         83         67         64         44
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          216        175        171        230        268
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $34.98     $26.80     $19.26     $28.22     $26.24
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          155        148        150        151        102
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          380        352        302        300        291
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.73     $11.21     $11.17     $10.66     $ 9.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          220        231        316        113         61
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,209      1,156      1,062        777        471
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.48     $15.94     $10.79     $25.72     $18.41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          504        641        687        810        929
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,972      2,334      2,396      3,354      4,518
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.24     $18.76     $19.51     $19.14     $18.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          650        842      1,090      1,229      1,493
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,196      1,385      1,664      1,956      2,358
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.54     $11.67     $ 8.76     $16.15     $14.24
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          139        235        228        212        235
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,538      5,230      5,817      7,394      9,957
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.57     $12.88     $ 9.54     $16.23     $14.19
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          111        112        110         94         24
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          648        458        378        409        273
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.00     $11.76     $ 9.03     $15.24     $15.68
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          153        154        184        229        281
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,965      2,244      2,578      3,182      4,115
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.13     $ 8.12     $ 6.53     $10.60     $10.37
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          120        143        183        230        298
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,981      3,499      4,012      5,022      6,684
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.49         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           19         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          107         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $22.44     $21.86         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           89         21         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          339         74         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.74         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            4         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           36         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.65     $10.45     $ 8.58     $ 5.59     $ 6.04
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          929        860        837        857        821
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,043      4,587      4,232      2,823      3,043
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.94     $18.01     $17.95     $17.86     $16.72
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,833      2,200      2,818      3,868      2,545
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,881      3,326      3,448      2,501         --
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.14     $10.53     $ 9.42     $ 7.22     $ 8.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          191        193        146         59         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       11,032     11,933     10,611      5,973      5,697
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.48         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            3         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           98         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.24     $12.94     $11.86     $ 9.51     $11.94
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          306        338        377        359        287
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,803      5,325      5,701      4,777      4,156
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.33     $ 8.84     $ 8.07     $ 6.72     $ 8.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          328        421        474        474        543
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,849      8,941      9,707      8,237      8,655
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.37     $ 6.46     $ 4.82     $ 7.69     $ 6.86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,064      1,275      1,522      1,913      2,322
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,531      6,521      7,705      9,407     11,991
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.21     $13.51     $10.18     $16.75     $14.72
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          384        453        537        676        791
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,649      1,897      2,095      2,691      3,075
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.83     $ 5.17     $ 4.41     $10.35     $11.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           60         77         52         73         63
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          306        341        306        503        784
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.07     $10.89     $ 9.19     $16.48     $17.54
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,925      2,371      2,907      3,862      1,465
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        8,017      9,238     10,639     13,726     13,777
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.42     $ 9.01     $ 7.76     $12.42     $12.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           93         80         73        116         83
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          259        235        323        368        502
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.98     $10.68     $ 8.65     $12.73     $11.69
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           84         55         48         29         22
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          269        241        207        161        166
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.14     $ 9.00     $ 6.71     $13.45     $12.66
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          527        670        823      1,036      1,207
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,823      4,410      5,117      6,276      8,561
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.88     $13.18     $ 9.86     $16.58     $17.13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          617        776        873      1,135      1,391
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,940      3,462      3,335      4,320      6,178
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $27.63     $28.08     $28.54     $28.40     $27.57
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          647        889      1,382      1,201      1,177
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,996      2,814      4,635      3,889      3,996
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.13     $ 4.82     $ 3.77     $ 5.72     $ 4.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          131        196        224         79         29
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,000      1,089      1,065        656        206
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.01     $ 6.19     $ 5.81     $ 4.79     $ 7.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        2,818      3,283      3,962      4,522      5,608
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       14,352     15,822     17,115     16,550     18,765
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.88     $12.94     $11.68     $ 9.18     $14.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          957      1,142      1,345      1,556      1,966
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,566      4,258      4,710      4,661      5,707
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.63         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            6         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          195         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.69     $14.16     $12.68     $10.01     $11.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,617      1,814      1,839      1,712      1,138
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       15,585     17,155     15,959      8,615      6,000
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.58         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           13         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          135         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.54         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           21         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          132         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.53     $11.02     $ 9.65     $ 6.83     $ 8.51
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,413      1,558      1,665      1,471        932
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       10,309     11,422     10,509      4,322      2,644
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.47     $14.13     $12.18     $ 9.29     $11.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,673      1,805      2,005      2,145      1,487
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,278      7,736      7,229      3,714      2,090
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $26.81     $26.55     $26.78     $27.06     $27.16
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,247      1,478      1,911      2,863      3,954
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,058      4,693      6,370      9,288     13,759
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 4.53     $ 4.36         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           44          3         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          172         19         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.68     $12.81     $ 8.29     $16.00     $13.28
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          182        196        127         73         30
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          616        511        412        507        322
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.84     $ 8.03     $ 6.52     $10.70     $10.70
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           47         76         89        121         23
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          357        450        499        748        372
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.39     $ 9.17     $ 6.72     $11.53     $11.09
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           67         65         44         68         12
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          462        301        230        230         61
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.70     $10.78     $10.15     $10.75     $ 9.80
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          608        883        742        316        206
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,449      3,688      2,800      1,098      1,411
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.35     $15.64     $14.98     $16.29     $15.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          206        276        196        219        243
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,310      1,604      1,459      1,861      2,329
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.12     $13.02     $10.49     $16.18     $16.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          152        195        227        281        323
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,345      1,522      1,675      2,100      2,912
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.20     $13.27     $ 9.45     $16.62     $15.76
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          279        265        268        293         12
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,157      1,232      1,328      1,641        104
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.55     $ 8.04     $ 6.29     $10.80      10.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           31         48         65        109         28
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          377        355        411        572        298
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.21     $ 4.69     $ 3.60     $ 6.10     $ 6.12
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           47         25         48         65         69
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          105        166        145        300        397
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.12     $ 8.93     $ 7.07     $11.39     $11.87
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           86         84        107        116        129
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          314        427        491        424        647
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.35         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           33         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          172         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.92         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          120         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          848         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.50     $15.45     $15.13     $14.85         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          296        279        282        347         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,753      2,951      3,122      1,064         --
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.46     $14.10     $12.18     $ 8.48     $10.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          325        378        358        240        239
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,372      3.996      4,084      1,913      1,535
-------------------------------------------------------------------------------------------------------------------------
EQ/T.ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.68     $16.30         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           13          2         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          146         19         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.45     $ 5.08         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           33          4         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          286         69         --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.41         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           40         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          410         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.87     $ 9.42     $ 6.82     $ 9.58     $ 8.74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          166        179        147        174        157
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,289      1,281      1,192      1,455      1,731
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $50.84     $43.93     $32.52     $61.99     $56.56
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           80         66         32         39         53
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          669        370        186        233        292
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.34     $12.76     $11.97     $11.87     $11.36
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          493        555        707        822        915
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,073      4,407      4,240      5,230      6,686
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.93     $12.28     $ 9.61     $18.51     $16.73
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          185        249        279        343        377
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,251      1,474      1,547      1,972      2,676
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.71     $ 9.76     $ 7.48     $12.58     $12.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           53         84         96        154        175
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          856        922      1,012      1,291      1,745
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.98     $10.76     $ 8.90     $14.46     $14.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          123        167        229        309        326
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,891      2,160      2,480      3,218      4,325
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.49     $ 9.20     $ 6.60     $11.88     $10.79
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          154        183        242        327        402
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,969      2,263      2,611      3,156      4,520
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.89     $12.12     $ 8.53     $13.54     $13.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          146        194        235        288        386
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,605      1,844      2,077      2,710      3,885
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $26.70     $25.45     $23.59     $31.34     $30.88
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          236        259        300        409        475
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,666      1,854      2,063      2,743      3,798
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.32     $ 6.63     $ 5.01     $ 8.79     $ 8.61
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           98        131        136        193        125
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          379        322        350        436        605
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.39     $ 8.20     $ 7.79     $ 5.73     $ 7.66
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          190        242        184        143         90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,184      2,500      2,016        424        141
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $54.68     $51.36     $46.56     $34.41     $49.16
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           62         74         79         66         73
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          331        388        429        338        402
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.12     $11.11     $10.87     $10.64         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,033      1,124      1,240      1,234         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,527      8,293      8,217      3,282         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.57     $11.94     $10.29     $ 7.79         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          423        460        371        286         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,300      2,160      1,684        553         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.89     $10.37     $ 9.61     $ 7.62         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          208        255        249        213         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,956      2,038      1,850        635         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.07     $11.46     $10.17     $ 7.89         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          300        304        297        292         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,766      4,712      3,848      1,272         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.01     $ 9.38     $ 8.53     $ 6.18         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          460        503        538        344         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        5,281      6,078      5,628      1,488         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.18     $11.53     $10.17     $ 7.35         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          425        575        467        381         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,432      5,059      3,927      1,262         --
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.55     $28.15     $26.32     $21.83     $22.86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          558        647        634        511        500
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,585      5,526      5,467      2,248      1,835
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.94     $ 7.51         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           61         11         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          410         22         --         --         --
-------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.89     $12.97     $10.43     $17.05     $19.22
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          105        138        174        272        395
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,303      2,646      3,075      3,968      5,693
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.45     $ 9.88     $ 6.34     $12.17     $10.46
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          409        476        553        701        889
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,814      2,062      2,147      2,564      3,343
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2005      2004       2003       2002       2001
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.83     $16.33     $14.17     $10.49     $12.37
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          502        499        370        275         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,888      7,850      7,354      5,021      3,274
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.91     $ 9.05     $ 8.76     $ 5.65         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        1,089      1,346        281         96         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,090      4,725      1,117        205         --
-------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.70%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010.



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.51     $11.26     $ 9.00     $15.05     $14.43
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --          1          4          7          8
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        7,808      8,367      8,484      6,377      3,084
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.71     $11.11     $10.29     $11.76     $11.31
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           12          7          2          5          5
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,707      7,276      5,824      2,454      1,800
-------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.85     $11.05     $ 9.82     $12.40     $11.96
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            7          7          8         12         13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,498      4,925      4,505      2,753      3,022
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $44.54     $41.22     $35.84     $48.27     $46.21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            4          4          4          6         32
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,434      4,527      4,019      3,098      2,325
-------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.74     $11.62     $ 9.69     $14.45     $13.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --          1          7         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       24,916     27,631     27,177     23,506     14,705
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.15     $11.74     $ 9.40     $19.41     $17.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            6          6          6          7          9
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,511      1,714      1,924      2,236      1,508
-------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.14     $14.61     $10.96     $20.14     $17.56
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            7          7          8         13         18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          455        346        421        443        462
-------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.79     $ 8.01     $ 6.36     $ 9.71     $10.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --          2         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          382        380        377        421         38
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $20.49     $18.56     $14.49     $23.24     $23.37
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           12         13         13         10         14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          954        880        834        842        856
-------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.93     $17.19     $13.43     $23.97     $22.13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1          1          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          914        984      1,000      1,136       1052
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.45     $11.72     $10.66         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           10         13         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,519        656         32         --
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.82     $10.74     $10.30         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            6          5         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,000        281          1         --
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.19     $11.02     $10.41         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,176        414         84         --
--------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $42.61     $41.36     $38.70     $33.05
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           33          8          9         13
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,725        893        383         86
--------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.28     $11.71     $10.66         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            4         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        6,917      2,788         46         --
--------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.55     $12.84     $11.05     $ 8.32
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           10         13         20         20
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,037        649        530        142
--------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.39     $14.95     $13.34     $ 9.63
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           18         20         25         28
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          372        312        478        121
--------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $19.66     $19.43     $17.87     $13.86
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           19         21         25         32
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          849        802        502        184
--------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.91     $16.44     $13.75     $10.92
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            3          3          6          4
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          782        522        441        161
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.57    $  4.90    $  4.47    $  6.71    $  6.59
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --          2         --          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           806        611        730        571        504
-------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  7.44    $  6.72    $  5.23    $  9.71    $  8.81
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --          2
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           129        265        286        373        353
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.21    $ 10.09    $  7.70    $ 13.14    $ 12.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,267      1,490      1,426      1,289       1484
-------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.09    $  9.74    $  7.54    $ 12.71    $ 12.72
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             1          1          1          1         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,012      2,196      2,528      3,063      1,393
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $193.27    $169.68    $134.51    $243.48    $239.38
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             1          1          1          2          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            55         60         63         65         73
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.22    $ 12.71    $ 12.59    $ 14.07    $ 13.88
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             5          5          4         13          8
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,424      1,504      1,216      1,473      1,477
-------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.46    $  8.61    $  6.60    $ 11.05      10.84
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             3          4          5         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,664      1,601      1,517      1,189        216
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 25.32    $ 22.52    $ 18.20    $ 29.54    $ 28.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             4          4          4          5          9
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,278      1,432      1,308      1,547         64
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.10    $ 13.33    $ 10.61    $ 18.08    $ 16.13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             3          3          3          5         11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,210      2,904      3,228      3,346      2,714
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  9.83    $  8.99    $  7.01    $ 10.45    $ 10.42
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             3          3         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,643      1,908      1,649      1,574        368
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  5.78    $  5.54         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           326         15         --         --
--------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $  8.51    $  7.96    $  7.82    $  6.22
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             2          1          1         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           314        204        249         42
--------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 12.00    $ 11.62    $ 11.20    $  9.19
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           351        160        164         40
--------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 11.55    $ 11.08    $ 10.16    $  7.86
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --          1         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,585      1,200        776        200
--------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $219.99    $214.55    $191.26    $130.09
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             3          3          4          6
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            73         64         29          9
--------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 13.57    $ 13.50    $ 13.20    $ 12.99
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            12          8          7          9
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,527      1,343      1,175        441
--------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 25.31    $ 24.66    $ 22.76    $ 18.11
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            12         13         16         10
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         1,604      1,386      1,074        399
--------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 15.01    $ 13.79    $ 12.69    $  9.85
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             8         11         16          8
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         2,354      1,938      1,510        386
--------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
 Unit value                                                             --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            --         --         --         --
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.07     $ 7.44     $ 5.89     $ 9.49         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        4,481      4,971      5,195      2,805         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.30     $11.41     $ 9.95     $11.75     $11.56
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            3          3          2          3          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          286        248        305        337        193
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $34.20     $26.23     $18.86     $27.67     $25.76
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1         --          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          678        666        610        618        233
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.67     $11.16     $11.14     $10.64     $ 9.90
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --          1          3          1          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,235      1,037      1,063        476        185
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.25     $15.74     $10.67     $25.45     $18.23
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            2          3          1          1          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,440      1,600      1,528      1,726       1239
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $18.86     $18.41     $19.16     $18.82     $17.92
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           20         21         22         26         29
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          948        875        948        404        376
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.39     $11.54     $ 8.68     $16.01     $14.13
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,230      2,278      2,341      2,289      3,208
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.48     $12.82     $ 9.50     $16.18     $14.17
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --          1         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,214        777        796        665        269
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.82     $11.61     $ 8.93     $15.08     $15.53
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           13         13         13          2          2
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          256        275        280        288        351
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.02     $ 8.03     $ 6.46     $10.50     $10.28
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          330        367        389        458        510
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.48         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           77         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $22.05     $21.50         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           79          9         --         --
--------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.74         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)            8         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.53     $10.37     $ 8.53     $ 5.56
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1         --          6          6
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          755        609        457         69
--------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $17.67     $17.76     $17.72     $17.65
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           39         67         84        146
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          481        416        458        259
--------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.06     $10.47     $ 9.38     $ 7.19
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,337      1,926      1,026        282
--------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.47         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           56         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.12     $12.84     $11.78     $ 9.45
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           11         11         16         13
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          347        370        307        128
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.26     $ 8.79     $ 8.03     $ 6.69
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          603        610        598        229
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.29     $ 6.39     $ 4.78     $ 7.62     $ 6.80
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           14         14         15          9         14
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          906      1,047      1,004      1,050      1,042
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.00     $13.34     $10.06     $16.57     $14.58
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1          1          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          204        249        298        492        192
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.80     $ 5.15     $ 4.39     $10.32     $11.17
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            5          5          4          3          4
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          832        868        847        809        532
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.91     $10.76     $ 9.09     $16.31     $17.38
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           46         53         55         62         21
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,059      2,313      2,668      3,123      2,507
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.36     $ 8.97     $ 7.73     $12.39     $12.18
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          406        344        351        369        308
-------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.91     $10.63     $ 8.62     $12.70     $11.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          473        455        425        442        196
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.02     $ 8.92     $ 6.66     $13.35     $12.57
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           12         12         12         26         31
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,672      1,781      1,863      2,166      1,890
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.67     $13.01     $ 9.74     $16.40     $16.96
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            7          7          6          8         16
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,830      2,158        902      1,069      1,156
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $26.82     $27.28     $27.75     $27.65     $26.86
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           70         73         79         21         22
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          729      1,227      1,943      1,051       1102
-------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.07     $ 4.77     $ 3.74     $ 5.66     $ 4.77
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --          2         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          964      1,099      1,560        657         83
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 6.96     $ 6.16     $ 5.78     $ 4.77
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           17         17         24         22
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,055        981        856        341
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.76     $12.84     $11.60     $ 9.12
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          2          5          7
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          184        149         93         38
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.63         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          144         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.57     $14.06     $12.60     $ 9.96
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           35         49         54         60
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        2,363      2,169      1,481        530
--------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.57         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           83         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.54         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           84         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.47     $10.97     $ 9.62     $ 6.81
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           35         38         41         39
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,556      1,391        883        285
--------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.34     $14.02     $12.10     $ 9.24
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           19         26         31         36
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,107      1,007        636        237
--------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $26.15     $25.92     $26.17     $26.47
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            8         15         37         57
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          845        349        434        630
--------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 4.49     $ 4.34         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           72         22         --         --
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.59     $12.75     $ 8.26     $15.95     $13.26
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1         --          2         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          889        885        695        782        297
-------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.80     $ 8.00     $ 6.50     $10.69     $10.70
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,238      1,402      1,644      1,727        258
-------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.35     $ 9.14     $ 6.71     $11.51      11.08
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,073        860        786        674         83
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.64     $10.73     $10.11     $10.72     $ 9.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           16         11          6         13          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        3,294      3,673      2,525      1,235        730
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.06     $15.38     $14.75     $16.06     $15.63
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            5          6          5         10         11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          941      1,133        502        626        590
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.91     $12.86     $10.37     $16.02     $16.60
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            2          2          2          1          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          850      1,024        720        713        744
-------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.85     $12.98     $ 9.26     $16.30     $15.46
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1          1         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          606        610        421        401         47
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.51     $ 8.02     $ 6.27     $10.78      10.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          694        735        848        853        178
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.15     $ 4.63     $ 3.56     $ 6.04     $ 6.07
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          161        166        153         89        104
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.07     $ 8.89     $ 7.04     $11.36     $11.85
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          587        490        545        539        602
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.34         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          179         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.91         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          286         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.31     $15.27     $14.97     $14.71
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           14         17         14         17
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          573        555        512        198
--------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $14.35     $14.00     $12.10     $ 8.44
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            5         11         10          8
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          596        575        449        122
--------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.39     $16.03         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           41          6         --         --
--------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                            --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 5.41     $ 5.05         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           69         --         --         --
--------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.40         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          296         --         --         --
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $10.74    $ 9.31     $ 6.75     $ 9.49     $ 8.67
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --        --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           957       537        353        249        215
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $49.57    $42.88     $31.77     $60.62     $55.37
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             1         1         --         --          2
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           250       144         53         56         47
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $13.21    $12.66     $11.89     $11.80     $11.30
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             2         4          2          2          6
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         3,414     3,238      3,511      1,494      2,030
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $12.81    $12.18     $ 9.54     $18.39     $16.64
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --        --          1          1          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           842       967        951      1,047      1,030
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $10.61    $ 9.68     $ 7.43     $12.50     $12.11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             1         1          1          1          1
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           416       452        447        473        453
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $11.87    $10.67     $ 8.83     $14.37     $14.10
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --        --         --         41         41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           753       860        921      1,210      1,363
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $11.39    $ 9.13     $ 6.55     $11.81     $10.74
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             2         3          3          3          3
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           783       810        813        934      1,035
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $14.76    $12.02     $ 8.47     $13.46     $13.68
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             4         5          5         27         27
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           760       803        727        805      1,010
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $26.06    $24.86     $23.07     $30.68     $30.26
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)             1         1          2         10         11
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           641       663        523        526        758
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                         $ 8.22    $ 6.55     $ 4.95     $ 8.71     $ 8.54
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            --        --         --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           746       786        687        788        475
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO ADVANTAGE OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 8.33     $ 8.15     $ 7.75     $ 5.70
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --          1          2          4
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          280        377        218         32
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $53.59     $50.38     $45.72     $33.82
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            2          2          2          2
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           25         28         10          4
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.08     $11.07     $10.84     $10.63
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            8         11         19         23
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,611      1,424      1,202        628
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $13.51     $11.90     $10.27     $ 7.78
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          783        806        360        135
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $10.85     $10.34     $ 9.59     $ 7.61
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          3          3          3
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          353        272        238        104
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.02     $11.42     $10.15     $ 7.88
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           44         45         45         36
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,238      1,242        726        316
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.96     $ 9.35     $ 8.52     $ 6.18
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            4          6          8          8
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        1,075      1,055        731        292
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $12.13     $11.49     $10.15     $ 7.34
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           27         29         30         23
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          876      1,011        560        206
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $28.00     $27.64     $25.87     $21.48
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           13         14         20         21
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          755        771        557        125
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 7.89     $ 7.46         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           --         --         --         --
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          242         59         --         --
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2010. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                              FOR THE YEARS ENDING DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                     2010      2009       2008       2007       2006
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $15.68     $12.81     $10.31     $16.88     $19.05
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            2          2          2          5          6
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          612        586        666        748      1,201
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                        $11.34     $ 9.80     $ 6.29     $12.10     $10.41
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            1          1          1         15         15
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          705        766        462        597        350
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                   -------------------------------------------
                                                                    2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $16.69     $16.22     $14.09     $10.43
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)            5          5          7          8
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          991        884        641        270
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
 Unit value                                                        $ 9.87     $ 9.02     $ 8.74     $ 5.64
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           15         15         14         10
--------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          311        306         98         14
--------------------------------------------------------------------------------------------------------------

(20) HYPOTHETICAL ILLUSTRATIONS



   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite and Accumulator(R) Select(SM) contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution, takes no withdrawals, and has a current account value of $105,000 in contract year 3. For Accumulator(R) Plus(SM) we assume a current account value of $110,000 in contract year 3. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.62)% and 3.38% for the Accumulator(R) contracts; (2.67)% and 3.33% for Accumulator(R) Plus(SM) contracts; (2.87)% and 3.13% for Accumulator(R) Elite(SM) contracts; and (2.97)% and 3.03% for Accumulator(R) Select(SM) contracts, respectively at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll up to age 80 Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.25% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
     5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS
     GUARANTEED MINIMUM INCOME BENEFIT


-------------------------------------------------------------------------------------------------------------------------------
                                                                    5% ROLL-UP
                                                               TO AGE 80 GUARANTEED                          LIFETIME ANNUAL
         CONTRACT                                                 MINIMUM DEATH      TOTAL DEATH BENEFIT   GUARANTEED MINIMUM
  AGE      YEAR        ACCOUNT VALUE          CASH VALUE             BENEFIT         WITH PROTECTION PLUS    INCOME BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
                        0%        6%        0%          6%        0%         6%         0%        6%         0%         6%
-------------------------------------------------------------------------------------------------------------------------------
  62         2       105,000   105,000    99,000      99,000   110,250    110,250    114,350    114,350      N/A        N/A
  63         3       101,697   107,985    96,697     102,985   115,763    115,763    122,068    122,068      N/A        N/A
  64         4        98,470   111,047    94,470     107,047   121,551    121,551    130,171    130,171      N/A        N/A
  65         5        95,315   114,187    92,315     111,187   127,628    127,628    138,679    138,679      N/A        N/A
  66         6        92,231   117,409    90,231     115,409   134,010    134,010    147,613    147,613      N/A        N/A
  67         7        89,212   120,712    88,212     119,712   140,710    140,710    156,994    156,994      N/A        N/A
  68         8        86,258   124,100    86,258     124,100   147,746    147,746    166,844    166,844      N/A        N/A
  69         9        83,365   127,572    83,365     127,572   155,133    155,133    177,186    177,186      N/A        N/A
  70        10        80,529   131,132    80,529     131,132   162,889    162,889    188,045    188,045     9,627      9,627
  75        15        67,129   150,289    67,129     150,289   207,893    207,893    251,050    251,050    13,326     13,326
  80        20        54,768   171,852    54,768     171,852   265,330    265,330    331,462    331,462    18,069     18,069
  85        25        43,720   196,664    43,720     196,664   265,330    265,330    331,462    331,462    24,543     24,543
  90        30        37,904   229,911    37,904     229,911   265,330    265,330    331,462    331,462      N/A        N/A
  95        35        32,861   268,779    32,861     268,779   265,330    265,330    331,462    331,462      N/A        N/A
-------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$110,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
     5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS


------------------------------------------------------------------------------------------------------------
                                                                     5% ROLL-UP
                                                                TO AGE 80 GUARANTEED
         CONTRACT                                                  MINIMUM DEATH      TOTAL DEATH BENEFIT
  AGE      YEAR        ACCOUNT VALUE           CASH VALUE             BENEFIT         WITH PROTECTION PLUS
------------------------------------------------------------------------------------------------------------
                        0%        6%          0%        6%         0%         6%         0%        6%
------------------------------------------------------------------------------------------------------------
  62         2       110,000   110,000     102,000   102,000    114,660    114,660    120,524    120,524
  63         3       106,849   113,436      99,849   106,436    120,393    120,393    128,550    128,550
  64         4       103,788   116,979      97,788   110,979    126,413    126,413    136,978    136,978
  65         5       100,815   120,632      95,815   115,632    132,733    132,733    145,827    145,827
  66         6        97,927   124,400      93,927   120,400    139,370    139,370    155,118    155,118
  67         7        95,122   128,285      92,122   125,285    146,338    146,338    164,874    164,874
  68         8        92,397   132,292      90,397   130,292    153,655    153,655    175,118    175,118
  69         9        89,750   136,424      89,750   136,424    161,338    161,338    185,873    185,873
  70        10        87,179   140,685      87,179   140,685    169,405    169,405    197,167    197,167
  75        15        75,387   164,072      75,387   164,072    216,209    216,209    262,692    262,692
  80        20        65,190   191,345      65,190   191,345    275,943    275,943    346,320    346,320
  85        25        56,373   223,153      56,373   223,153    275,943    275,943    346,320    346,320
  90        30        48,748   260,248      48,748   260,248    275,943    275,943    346,320    346,320
  95        35        42,154   303,510      42,154   303,510    275,943    275,943    346,320    346,320
------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
     5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS
     GUARANTEED MINIMUM INCOME BENEFIT


-------------------------------------------------------------------------------------------------------------------------------
                                                                    5% ROLL-UP                               LIFETIME ANNUAL
                                                               TO AGE 80 GUARANTEED                            GUARANTEED
         CONTRACT                                                 MINIMUM DEATH      TOTAL DEATH BENEFIT     MINIMUM INCOME
  AGE      YEAR        ACCOUNT VALUE          CASH VALUE             BENEFIT         WITH PROTECTION PLUS        BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
                        0%         6%        0%         6%         0%        6%         0%         6%         0%        6%
-------------------------------------------------------------------------------------------------------------------------------
  62         2       105,000   105,000    97,000      97,000   110,250    110,250    114,350    114,350      N/A        N/A
  63         3       101,435   107,723    93,435      99,723   115,763    115,763    122,068    122,068      N/A        N/A
  64         4        97,962   110,508    97,962     110,508   121,551    121,551    130,171    130,171      N/A        N/A
  65         5        94,578   113,356    94,578     113,356   127,628    127,628    138,679    138,679      N/A        N/A
  66         6        91,278   116,268    91,278     116,268   134,010    134,010    147,613    147,613      N/A        N/A
  67         7        88,058   119,245    88,058     119,245   140,710    140,710    156,994    156,994      N/A        N/A
  68         8        84,917   122,288    84,917     122,288   147,746    147,746    166,844    166,844      N/A        N/A
  69         9        81,849   125,398    81,849     125,398   155,133    155,133    177,186    177,186      N/A        N/A
  70        10        78,853   128,576    78,853     128,576   162,889    162,889    188,045    188,045     9,627      9,627
  75        15        64,815   145,506    64,815     145,506   207,893    207,893    251,050    251,050    13,326     13,326
  80        20        52,061   164,232    52,061     164,232   265,330    265,330    331,462    331,462    18,069     18,069
  85        25        40,815   185,467    40,815     185,467   265,330    265,330    331,462    331,462    24,543     24,543
  90        30        34,933   214,212    34,933     214,212   265,330    265,330    331,462    331,462      N/A        N/A
  95        35        29,899   247,413    29,899     247,413   265,330    265,330    331,462    331,462      N/A        N/A
-------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT(SM)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
     5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
     PROTECTION PLUS
     GUARANTEED MINIMUM INCOME BENEFIT


-------------------------------------------------------------------------------------------------------------------------------
                                                                     5% ROLL-UP                               LIFETIME ANNUAL
                                                               TO AGE 80 GUARANTEED                             GUARANTEED
         CONTRACT                                                  MINIMUM DEATH      TOTAL DEATH BENEFIT     MINIMUM INCOME
  AGE      YEAR        ACCOUNT VALUE           CASH VALUE             BENEFIT         WITH PROTECTION PLUS        BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
                        0%        6%         0%         6%         0%         6%         0%         6%         0%        6%
-------------------------------------------------------------------------------------------------------------------------------
  62         2       105,000   105,000     105,000   105,000    110,250    110,250    114,350    114,350      N/A        N/A
  63         3       101,330   107,618     101,330   107,618    115,763    115,763    122,068    122,068      N/A        N/A
  64         4        97,760   110,292      97,760   110,292    121,551    121,551    130,171    130,171      N/A        N/A
  65         5        94,284   113,024      94,284   113,024    127,628    127,628    138,679    138,679      N/A        N/A
  66         6        90,898   115,814      90,898   115,814    134,010    134,010    147,613    147,613      N/A        N/A
  67         7        87,600   118,662      87,600   118,662    140,710    140,710    156,994    156,994      N/A        N/A
  68         8        84,385   121,570      84,385   121,570    147,746    147,746    166,844    166,844      N/A        N/A
  69         9        81,250   124,537      81,250   124,537    155,133    155,133    177,186    177,186      N/A        N/A
  70        10        78,190   127,566      78,190   127,566    162,889    162,889    188,045    188,045     9,627      9,627
  75        15        63,909   143,632      63,909   143,632    207,893    207,893    251,050    251,050    13,326     13,326
  80        20        51,011   161,272      51,011   161,272    265,330    265,330    331,462    331,462    18,069     18,069
  85        25        39,700   181,155      39,700   181,155    265,330    265,330    331,462    331,462    24,543     24,543
  90        30        33,804   208,220      33,804   208,220    265,330    265,330    331,462    331,462      N/A        N/A
  95        35        28,784   239,328      28,784   239,328    265,330    265,330    331,462    331,462      N/A        N/A
-------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

Appendix I

The table below sets forth the dates of the most recent prospectuses, supplements to those prospectuses and statements of additional information and supplements you have received to date all of which are hereby incorporated by reference.

DATES OF PRIOR PROSPECTUSES AND SUPPLEMENTS



------------------------------------------------------------------------------------------------------------------------------------
                                                               PRODUCT DISTRIBUTOR
                   -----------------------------------------------------------------------------------------------------------------
                   AXA ADVISORS                                            AXA DISTRIBUTORS
                   -----------------------------------------------------------------------------------------------------------------
                   PROSPECTUS AND SAI                                      PROSPECTUS AND SAI
PRODUCT NAME       DATES                 SUPPLEMENT DATES                  DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------------------
Income Manager(SM) 4/7/95                7/1/95; 9/28/95                   4/7/95              7/1/95; 9/28/95
Accumulator(R)     11/1/95                                                 11/1/95
Income Manager(SM) 5/1/96                                                  10/16/96            2/10/97
Rollover IRA       10/17/96              2/10/97                           5/1/97              5/1/97
                   5/1/97                5/1/97; 12/31/97; 5/1/98;         8/1/97
                                         1/4/99; 5/1/99; 5/1/00; 6/23/     12/31/97            12/31/97; 5/1/98;
                                         00;                                                   1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                         9/1/00; 2/9/01; 9/1/01; 1/14/                         2/9/01; 9/1/01; 1/14/02; 2/22/
                                         02;                                                   02; 7/15/02; 8/20/02; 1/6/03;
                                         2/22/02; 7/15/02; 8/20/02;                            2/20/03; 5/15/03; 8/15/03;
                                         1/6/03; 2/20/03; 5/15/03; 8/15/                       11/24/03; 2/1/04; 8/4/04; 8/10/
                                         03; 11/24/03; 2/1/04; 8/4/04;                         04; 12/13/04; 12/31/04; 5/9/05;
                                         8/10/04; 12/13/04; 12/31/04 ;                         6/10/05; 6/17/05; 7/25/05;
                                         5/9/05; 6/10/05; 6/17/05; 7/25/                       8/31/05; 12/2/05; 2/8/06; 8/25/
                                         05; 8/31/05; 12/2/05; 2/8/06;                         06; 12/11/06; 5/1/07; 8/24/07;
                                         8/25/06; 12/11/06; 5/1/07;                            9/19/07; 10/19/07; 2/15/08;
                                         8/24/07; 9/19/07; 10/19/07;                           6/20/08; 7/21/08; 8/15/08;
                                         2/15/08; 6/20/08; 7/21/08;                            11/13/08; 12/1/08; 1/15/09;
                                         8/15/08; 11/13/08; 12/1/08;                           6/8/09; 8/17/09; 8/18/09; 9/3/
                                         1/15/09; 6/8/09; 8/17/09; 8/18/                       09; 9/25/09; 1/7/10; 2/1/10;
                                         09; 9/3/09; 9/25/09; 1/7/10;                          2/5/10; 6/14/10; 8/25/10;
                                         2/1/10; 2/5/10; 6/14/10; 8/25/                        12/15/10; 12/29/10; 2/11/11
                                         10; 12/15/10; 12/29/10;
                                         2/11/11
                   --------------------------------------------------------
                   12/31/97              12/31/97; 5/1/98; 1/4/99; 5/1/
                                         99; 5/1/00; 6/23/00; 9/1/00;
                                         2/9/01;
                                         9/1/01; 1/14/02; 2/22/02; 7/15/
                                         02; 8/20/02; 1/6/03; 2/20/03;
                                         5/15/03; 8/15/03; 11/24/03;
                                         2/1/04; 8/4/04; 8/10/04; 12/13/
                                         04; 12/31/04; 5/9/05; 6/10/05;
                                         6/17/05; 7/25/05; 8/31/05;
                                         12/2/05; 2/8/06; 8/25/06;
                                         12/11/06; 5/1/07; 8/24/07;
                                         9/19/07; 10/19/07; 6/20/08;
                                         7/21/08; 8/15/08; 11/13/08;
                                         12/1/08; 1/15/09; 6/8/09; 8/17/
                                         09; 8/18/09; 9/3/09; 9/25/09;
                                         1/7/10; 2/1/10; 2/5/10; 6/14/
                                         10; 8/25/10; 12/15/10; 12/29/
                                         10; 2/11/11
------------------------------------------------------------------------------------------------------------------------------------


                                                                    APPENDIX I

------------------------------------------------------------------------------------------------------------------------------------
                                                               PRODUCT DISTRIBUTOR
                   -----------------------------------------------------------------------------------------------------------------
                   AXA ADVISORS                                            AXA DISTRIBUTORS
                   -----------------------------------------------------------------------------------------------------------------
                   PROSPECTUS AND SAI                                      PROSPECTUS AND SAI
PRODUCT NAME       DATES                 SUPPLEMENT DATES                  DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)     5/1/98                5/1/98; 6/18/98; 11/30/98         10/1/97(2)          5/1/98; 6/18/98; 11/30/98;
(IRA, NQ and QP)   (Accumulator only)    5/1/99; 5/1/00; 9/1/00; 2/9/01;   12/31/97(2)         5/1/99; 5/1/00; 9/1/00; 2/9/01;
Accumulator(R)     5/1/99                9/1/01; 1/14/02; 2/22/02; 7/15/   5/1/98              9/1/01;
Select(SM) (IRA,                         02; 8/20/02; 1/6/03; 2/20/03;                         1/14/02; 2/22/02; 7/15/02;
NQ, QP)                                  5/15/03; 8/15/03; 11/24/03;                           8/20/02; 1/6/03; 2/20/03; 5/15/
                                         2/1/04; 8/4/04; 8/10/04; 12/13/                       03; 8/15/03; 11/24/03; 2/1/04;
                                         04; 12/31/04; 5/9/05; 6/10/05;                        8/4/04; 8/10/04; 12/13/04;
                                         6/17/05; 7/25/05; 8/31/05;                            12/31/04; 5/9/05; 6/10/05;
                                         12/2/05; 2/8/06; 8/25/06;                             6/17/05; 7/25/05; 8/31/05;
                                         12/11/06; 5/1/07; 8/24/07;                            12/2/05; 2/8/06; 8/25/06;
                                         9/19/07; 10/19/07; 2/15/08;                           12/11/06; 5/1/07; 8/24/07;9/19/
                                         6/20/08; 7/21/08; 8/15/08;                            07; 10/19/07; 2/15/08; 6/20/08;
                                         11/13/08; 12/1/08; 1/15/09;                           7/21/08; 8/15/08; 11/13/08;
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                        12/1/08;1/15/09; 6/8/09; 8/17/
                                         09; 9/25/09; 1/7/10; 2/1/10;                          09; 8/18/09; 9/3/09; 9/25/09;
                                         2/5/10; 6/14/10; 8/25/10;                             1/7/10; 2/1/10; 2/5/10; 6/14/10;
                                         12/15/10; 12/29/10; 2/11/11                           8/25/10; 12/15/10; 12/29/10;
                                                                                               2/11/11
------------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)     10/18/99(3)           3/20/00; 5/1/00; 6/23/00; 9/1/    5/1/99              3/20/00; 5/1/00; 9/1/00; 10/13/
Select(SM)                               00; 10/13/00; 2/9/01; 9/1/01;     10/18/99            00; 2/9/01; 9/1/01; 1/14/02;
Accumulator(R)                           1/14/02; 2/22/02; 7/15/02;                            2/22/02; 7/15/02; 8/20/02;
                                         8/20/02; 1/6/03; 2/20/03; 5/15/                       1/6/03; 2/20/03; 5/15/03; 8/15/
                                         03; 8/15/03; 11/24/03; 2/1/04;                        03; 11/24/03; 2/1/04; 8/4/04;
                                         8/4/04; 8/10/04; 12/13/04;                            8/10/04; 12/13/04; 12/31/04;
                                         12/31/04; 5/9/05; 6/10/05;                            5/9/05; 6/10/05; 6/17/05; 7/25/
                                         6/17/05; 7/25/05; 8/31/05;                            05; 8/31/05; 12/2/05; 2/8/06;
                                         12/2/05; 2/8/06; 8/25/06;                             8/25/06; 12/11/06; 5/1/07;
                                         12/11/06; 5/1/07; 8/24/07;                            8/24/07; 9/19/07; 10/19/07;
                                         9/19/07; 10/19/07; 2/15/08;                           2/15/08; 6/20/08; 7/21/08;
                                         6/20/08; 7/21/08; 8/15/08;                            8/15/08; 11/13/08; 12/1/08;
                                         11/13/08; 12/1/08; 1/15/09;                           1/15/09; 6/8/09; 8/17/09; 8/18/
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                        09; 9/3/09; 9/25/09; 1/7/10;
                                         09; 9/25/09; 1/7/10; 2/1/10;                          2/1/10; 2/5/10; 6/14/10; 8/25/
                                         2/5/10; 6/14/10; 8/25/10;                             10; 12/15/10; 12/29/10;
                                         12/15/10; 12/29/10; 2/11/11                           2/11/11
                   -----------------------------------------------------------------------------------------------------------------
                   5/1/00(3)             3/20/00; 6/23/00; 9/1/00; 9/6/    5/1/00              3/20/00; 9/1/00; 9/6/00; 10/13/
                                         00; 10/13/00; 2/9/01; 9/1/01;                         00; 2/9/01; 9/1/01; 1/14/02;
                                         1/14/02; 2/22/02; 7/15/02;                            2/22/02; 7/15/02; 8/20/02;
                                         8/20/02; 1/6/03; 2/20/03; 5/15/                       1/6/03; 2/20/03; 5/15/03; 8/15/
                                         03; 8/15/03; 11/24/03; 2/1/04;                        03; 11/24/03; 2/1/04; 8/4/04;
                                         8/4/04; 8/10/04; 12/13/04;                            8/10/04; 12/13/04; 12/31/04;
                                         12/31/04; 5/9/05; 6/10/05;                            5/9/05; 6/10/05; 6/17/05; 7/25/
                                         6/17/05; 7/25/05; 8/31/05;                            05; 8/31/05; 12/2/05; 2/8/06;
                                         12/2/05; 2/8/06; 8/25/06;                             8/25/06; 12/11/06; 5/1/07;
                                         12/11/06; 5/1/07; 8/24/07;                            8/24/07; 9/19/07; 10/19/07;
                                         9/19/07; 10/19/07; 2/15/08;                           2/15/08; 6/20/08; 7/21/08;
                                         6/20/08; 7/21/08; 8/15/08;                            8/15/08; 11/13/08; 12/1/08;
                                         11/13/08; 12/1/08; 1/15/09;                           1/15/09; 6/8/09; 8/17/09; 8/18/
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                        09; 9/3/09; 9/25/09; 1/7/10;
                                         09; 9/25/09; 1/7/10; 2/1/10;                          2/1/10; 2/5/10; 6/14/10; 8/25/
                                         2/5/10; 6/14/10; 8/25/10;                             10; 12/15/10; 12/29/10;
                                         12/15/10; 12/29/10; 2/11/11                           2/11/11
------------------------------------------------------------------------------------------------------------------------------------


I-2 APPENDIX I

------------------------------------------------------------------------------------------------------------------------------------
                                                               PRODUCT DISTRIBUTOR
                   -----------------------------------------------------------------------------------------------------------------
                   AXA ADVISORS                                            AXA DISTRIBUTORS
                   -----------------------------------------------------------------------------------------------------------------
                   PROSPECTUS AND SAI                                      PROSPECTUS AND SAI
PRODUCT NAME       DATES                 SUPPLEMENT DATES                  DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------------------
                   5/1/01(3)             5/1/01(1); 7/30/01(4); 9/1/01;    5/1/01              5/1/01(1); 7/30/01(4); 9/1/01;
                                         10/1/01(5); 12/14/01; 1/14/02;                        10/1/01(5); 12/14/01; 1/14/02;
                                         2/22/02; 7/15/02; 8/20/02;                            2/22/02; 7/15/02; 8/20/02;
                                         1/6/03; 2/20/03; 5/15/03; 8/15/                       1/6/03; 2/20/03; 5/15/03; 8/15/
                                         03; 11/24/03; 2/1/04; 8/4/04;                         03; 11/24/03; 2/1/04; 8/4/04;
                                         8/10/04; 12/13/04; 12/31/04;                          8/10/04; 12/13/04; 12/31/04;
                                         5/9/05; 6/10/05; 6/17/05; 7/25/                       5/9/05; 6/10/05; 6/17/05; 7/25/
                                         05; 8/31/05; 12/2/05; 2/8/06;                         05; 8/31/05; 12/2/05; 2/8/06;
                                         8/25/06; 12/11/06; 5/1/07;                            8/25/06; 12/11/06; 5/1/07;
                                         8/24/07; 9/19/07; 10/19/07;                           8/24/07; 9/19/07; 10/19/07;
                                         2/15/08; 6/20/08; 7/21/08;                            2/15/08; 6/20/08; 7/21/08;
                                         8/15/08; 11/13/08; 12/1/08;                           8/15/08; 11/13/08; 12/1/08;
                                         1/15/09; 6/8/09; 8/17/09; 8/18/                       1/15/09; 6/8/09; 8/17/09; 8/18/
                                         09; 9/3/09; 9/25/09; 1/7/10;                          09; 9/3/09; 9/25/09; 1/7/10;
                                         2/1/10; 2/5/10; 6/14/10; 8/25/                        2/1/10; 2/5/10; 6/14/10; 8/25/
                                         10; 12/15/10; 12/29/10;                               10; 12/15/10
                                         2/11/11
                   -----------------------------------------------------------------------------------------------------------------
                   8/13/01(2)            9/1/01; 10/1/01(5); 12/14/01;     N/A                 N/A
                                         1/14/02; 2/22/02; 7/15/02;
                                         8/20/02; 1/6/03; 2/20/03; 5/15/
                                         03; 8/15/03; 11/24/03; 2/1/04;
                                         8/4/04; 8/10/04; 12/13/04;
                                         12/31/04; 5/9/05; 6/10/05;
                                         6/17/05; 7/25/05; 8/31/05;
                                         12/2/05; 2/8/06; 8/25/06;
                                         12/11/06; 5/1/07; 8/24/07;
                                         9/19/07; 10/19/07; 2/15/08;
                                         6/20/08; 7/21/08; 8/15/08;
                                         11/13/08; 12/1/08; 1/15/09;
                                         6/8/09; 8/17/09; 8/18/09; 9/3/
                                         09; 9/25/09; 1/7/10; 2/1/10;
                                         2/5/10; 6/14/10; 8/25/10;
                                         12/15/10; 12/29/10; 2/11/11
------------------------------------------------------------------------------------------------------------------------------------


                                                                  APPENDIX I I-3

------------------------------------------------------------------------------------------------------------------------------------
                                                               PRODUCT DISTRIBUTOR
                   -----------------------------------------------------------------------------------------------------------------
                   AXA ADVISORS                                            AXA DISTRIBUTORS
                   -----------------------------------------------------------------------------------------------------------------
                   PROSPECTUS AND SAI                                      PROSPECTUS AND SAI
PRODUCT NAME       DATES                 SUPPLEMENT DATES                  DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)     9/2/99(3)             6/23/00; 9/1/00; 9/6/00; 10/13/   8/2/99(3)           9/1/00; 9/6/00; 10/13/00; 2/9/
Plus(SM)           10/18/99(3)           00; 2/9/01; 3/19/01; 7/30/01;     10/18/99(3)         01; 3/19/01; 7/30/01; 9/1/01;
                   5/1/00(3)             9/1/01; 1/14/02; 2/22/02; 7/15/   5/1/00(3)           1/14/02; 2/22/02; 7/15/02;
                                         02; 8/20/02; 1/6/03; 2/20/03;                         8/20/02; 1/6/03; 2/20/03; 5/15/
                                         5/15/03; 8/15/03; 11/24/03;                           03; 8/15/03; 11/24/03; 2/1/04;
                                         2/1/04; 8/4/04; 8/10/04; 12/13/                       8/4/04; 8/10/04; 12/13/04;
                                         04; 12/31/04; 5/9/05; 6/10/05;                        12/31/04; 5/9/05; 6/10/05;
                                         6/17/05; 7/25/05; 8/31/05;                            6/17/05; 7/25/05; 8/31/05;
                                         12/2/05; 2/8/06; 8/25/06;                             12/2/05; 2/8/06; 8/25/06;
                                         12/11/06; 5/1/07; 8/24/07;                            12/11/06; 5/1/07; 8/24/07;
                                         9/19/07; 10/19/07; 2/15/08;                           9/19/07; 10/19/07; 2/15/08;
                                         6/20/08; 7/21/08; 8/15/08;                            6/20/08; 7/21/08; 8/15/08;
                                         11/13/08; 12/1/08; 1/15/09;                           11/13/08; 12/1/08; 1/15/09;
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                        6/8/09; 8/17/09; 8/18/09; 9/3/
                                         09; 9/25/09; 1/7/10; 2/1/10;                          09; 9/25/09; 1/7/10; 2/1/10;
                                         2/5/10; 6/14/10; 8/25/10;                             2/5/10; 6/14/10; 8/25/10;
                                         12/15/10; 12/29/10; 2/11/11                           12/15/10; 12/29/10; 2/11/11
                   -----------------------------------------------------------------------------------------------------------------
                   5/1/01(3)             7/30/01(4); 9/1/01; 12/14/01;     5/1/01(3)           5/1/01; 7/30/01(4); 9/1/01;
                                         1/14/02; 2/22/02; 7/15/02;                            12/14/01;
                                         8/20/02; 1/6/03; 2/20/03; 5/15/                       1/14/02; 2/22/02; 7/15/02;
                                         03; 8/15/03; 11/24/03; 2/1/04;                        8/20/02; 1/6/03; 2/20/03; 5/15/
                                         8/4/04; 8/10/04; 12/13/04;                            03; 8/15/03; 11/24/03; 2/1/04;
                                         12/31/04; 5/9/05; 6/10/05;                            8/4/04; 8/10/04; 12/13/04;
                                         6/17/05; 7/25/05; 8/31/05;                            12/31/04; 5/9/05; 6/10/05;
                                         12/2/05; 2/8/06; 8/25/06;                             6/17/05; 7/25/05; 8/31/05;
                                         12/11/06; 5/1/07; 8/24/07;                            12/2/05; 2/8/06; 8/25/06;
                                         9/19/07; 10/19/07; 2/15/08;                           12/11/06; 5/1/07; 8/24/07;
                                         6/20/08; 7/21/08; 8/15/08;                            9/19/07; 10/19/07; 2/15/08;
                                         11/13/08; 12/1/08; 1/15/09;                           6/20/08; 7/21/08; 8/15/08;
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                        11/13/08; 12/1/08; 1/15/09;
                                         09; 9/25/09; 1/7/10; 2/1/10;                          6/8/09; 8/17/09; 8/18/09; 9/3/
                                         2/5/10; 6/14/10; 8/25/10;                             09; 9/25/09; 1/7/10; 2/1/10;
                                         12/15/10; 12/29/10; 2/11/11                           2/5/10; 6/14/10; 8/25/10;
                                                                                               12/15/10; 12/29/10; 2/11/11
------------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)     8/13/01(3)            9/1/01; 10/1/01(6); 12/14/01;     8/13/01(3)          9/1/01; 10/1/01(6); 12/14/01;
Elite(SM)                                1/14/02; 2/22/02; 7/15/02;                            1/14/02; 2/22/02; 7/15/02;
                                         8/20/02; 11/11/02; 1/6/03;                            8/20/02; 11/11/02; 1/6/03;
                                         2/20/03; 5/15/03; 8/15/03;                            2/20/03; 5/15/03; 8/15/03;
                                         11/24/03; 2/1/04; 8/4/04; 8/10/                       11/24/03; 2/1/04; 8/4/04; 8/10/
                                         04; 12/13/04; 12/31/04; 5/9/                          04; 12/13/04; 12/31/04; 5/9/05;
                                         05; 6/10/05; 6/17/05; 7/25/05;                        6/10/05; 6/17/05; 7/25/05;
                                         8/31/05; 12/2/05; 2/8/06; 8/25/                       8/31/05; 12/2/05; 2/8/06; 8/25/
                                         06; 12/11/06; 5/1/07; 8/24/07;                        06; 12/11/06; 5/1/07; 8/24/07;
                                         9/19/07; 10/19/07; 6/20/08;                           9/19/07; 10/19/07; 2/15/08;
                                         7/21/08; 8/15/08; 11/13/08;                           6/20/08; 7/21/08; 8/15/08;
                                         12/1/08; 1/15/09; 6/8/09; 8/17/                       11/13/08; 12/1/08; 1/15/09;
                                         09; 8/18/09; 9/3/09; 9/25/09;                         6/8/09; 8/17/09; 8/18/09; 9/3/
                                         1/7/10; 2/1/10; 2/5/10; 6/14/                         09; 9/25/09; 1/7/10; 2/1/10;
                                         10; 8/25/10; 12/15/10; 12/29/                         2/5/10; 6/14/10; 8/25/10;
                                         10; 2/11/11                                           12/15/10; 12/29/10; 2/11/11
------------------------------------------------------------------------------------------------------------------------------------


(1) applies to Accumulator(R) contracts issued in Oregon only.
(2) applies to Accumulator(R) Select(SM) only.
(3) applies to non-2002 Series only.
(4) applies to contracts issued in Washington only.
(5) applies to Accumulator(R) Select(SM) and Select(SM) II contracts issued in New York only.
(6) applies to contracts issued in New York only.

I-4 APPENDIX I

Statement of additional information

TABLE OF CONTENTS


                                                                           PAGE
Who is AXA Equitable?                                                         2
Custodian and Independent Registered Public Accounting Firm                   2
Distribution of the Contracts                                                 2
Calculating Unit Values                                                       2
Financial Statements                                                          2


HOW TO OBTAIN AN ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION

Send this request form to:

 Retirement Service Solutions
 P.O. Box 1547
 Secaucus, NJ 07096-1547
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Please send me a combined Accumulator(R) series SAI dated May 1, 2011


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                                                                         SAI 13A

                                                                          E13522

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                  $232,200.00

Federal taxes                                                          N/A

State taxes and fees (based on 50 state average)                       N/A

Trustees' fees                                                         N/A

Transfer agents' fees                                                  N/A

Printing and filing fees                                           $50,000*

Legal fees                                                             N/A

Accounting fees                                                        N/A

Audit fees                                                         $20,000*

Engineering fees                                                       N/A

Directors and officers insurance premium paid by Registrant            N/A

-------------

*     Estimated expense.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                    (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

                  The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, AXIS Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, Chubb Insurance Company, St. Paul Travelers and Zurich Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-81501 on December 5, 2001.

                           (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                           (h) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (i) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (j)      General Agent Sales Agreement dated
                                    January 1, 2000 between The Equitable Life
                                    Assurance Society of the United States and
                                    AXA Network, LLC and its subsidiaries,
                                    incorporated herein by reference to
                                    Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed
                                    April 19, 2004.

                            (k) First Amendment to General Agent Sales Agreement dated January 1, 2000 between
                                    The Equitable Life Assurance Society of the
                                    United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (l) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (m) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (n) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (o) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.(h)(4)(ix) to Post-Effective Amendment No. 27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on January 15, 2004.

                            (p) Third Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                            (q) Fourth Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                            (r) Fifth Amendment, dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

                            (s) Sixth Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(q), filed on
                                    April 20, 2009.

                            (t) Seventh Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incor-porated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                                    Exhibit 3(r), filed on April 20, 2009.

                            (u) Eighth Amendment, dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(s), filed on April 20, 2009.

                  (2)               Not applicable.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.
                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Endorsement (No. 2002 NQBCO) applicable to non-qualified contract/certificates with beneficiary continuation option, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(f) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), annual ratchet to age 85, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(g) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), [6%] Rollup to age 85,incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(h) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% or AR) greater of [6%] Rollup to Age [85] GMDB or Annual Ratchet to age [85] GMDB, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(i) Form of Guaranteed Minimum Income Benefit Rider (also known as the Living Benefit) (No. 2002 GMIB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(j) Form of Protection Plus Optional Death Benefit Rider (No. 2002 PPDB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(k) Form of Endorsement, Form No. 2002 DP (GIA/SEL), incorporated herein by reference to Registration Statement File No. 333-31131 filed on April 24, 2003.

                           (a)(l) Form of Data Pages for (No. 2003 DPSelect), incorporated by reference to Exhibit No. 4(i)(i)(i) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                           (a)(m) Form of Data Pages (Inherited IRA) (No. 2003 DPTOBCO-Select) incorporated by reference to Exhibit No. 4(j)(j)(j) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                           (a)(n) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-RUorAR) incorporated by reference to Exhibit No. 4(a)(i) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(o) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-AR) incorporated by reference to Exhibit No. 4(a)(j) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(p) Form of Guaranteed Minimum Income Benefit ("GMIB") Rider (No. 2003 GMIB) incorporated by reference to Exhibit No. 4(a)(k) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(q) Form of Protection Plus Optional Death Benefit Rider (No. 2003 PPDB) incorporated by reference to Exhibit No. 4(a)(l) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(r) Form of Enhanced Guaranteed Principal Benefit ("Enhanced GPB") Rider (No. 2003
                                    GPB) incorporated by reference to Exhibit
                                    No. 4(a)(m) to Registration Statement File
                                    No. 333-05593, filed on May 8, 2003.

                           (a)(s) Form of Spousal Protection Rider (No. 2003 SPPRO) incorporated by reference to Exhibit No. 4(a)(n) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(t) Form of Data Pages (No. 2003 DPTOBCO) incorporated by reference to Exhibit No. 4(a)(o) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(u)    Form of Data Pages (No. 2003 DP)
                                    incorporated by reference to Exhibit No.
                                    4(a)(p) to Registration Statement File No.
                                    333-05593, filed on May 8, 2003.

                          (a)(v) Form of Data Pages (No. 2003 DPCORE) incorporated by reference to Exhibit No. 4(a)(q) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(w) Form of Data Pages (No. 2003 DPElite) incorporated by reference to Exhibit No. 4(z)(z) to Registration Statement File No. 333-60730, filed on May 8, 2003.

                          (a)(x) Form of Data Pages (No. 2003 DPPlus) incorporated by reference to Exhibit No. 4(c)(c)(c) to Registration Statement File No. 333-64749, filed on May 8, 2003.

                          (a)(y) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-A) incorporated by reference to Exhibit No. 4(a)(r) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-B) incorporated by reference to Exhibit No. 4(a)(s) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(a) Form of Data Pages (2004DPGWB) incorporated
                                    by reference to Exhibit No. 4(a)(t) to
                                    Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(b) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(u) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(c) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(v) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(d) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(w) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(e) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(x) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(f) Form of Change of Ownership Endorsement
                                    (2004COO) incorporated by reference to
                                    Exhibit 4(a)(y) to Registration Statement
                                    (File No. 333-05593) on Form N-4, Filed
                                    April 20, 2005.

                          (a)(z)(g) Form of Endorsement Applicable to TSA
                                    Contracts (2004TSA) incorporated by
                                    reference to Exhibit 4(a)(z) to Registration
                                    Statement (File No. 333-05593) on Form N-4,
                                    Filed April 20, 2005.

                          (a)(z)(h) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    NLG) (also known as the Living Benefit)

                          (a)(z)(i) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    OPR) (also known as the Living Benefit)

                          (a)(z)(j) Form of Guaranteed Minimum Death Benefit
                                    ("GMDB") Rider (No. 2003 GMDB revised
                                    11/05 OPR) (Greater of 6% Roll up to Age
                                    85 GMDB or Annual Ratchet to Age 85 GMDB)

                          (a)(z)(k) Form of application for Accumulator(R)
                                    Select(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(j) to the Registration
                                    Statement on Form N-4 (File No. 333-31131), filed April 20, 2006.

                          (a)(z)(l) Form of application for Accumulator(R)
                                    Advisor(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(b) to the Registration
                                    Statement on Form N-4 (File No. 333-96177), filed April 20, 2006.

                          (a)(z)(m) Form of endorsement for Accumulator(R)
                                    Plus(SM), No. 2005TRBNS, incorporated
                                    herein by reference to Exhibit 4.(p)(p)(p) to the Registration Statement on Form N-4 (File No. 333-64749), filed April 20, 2006.

                          (a)(z)(n) Form of application for Accumulator(R)
                                    Plus(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-64749), filed April 20, 2006.

                          (a)(z)(o) Form of application for Accumulator(R)
                                    Elite(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-60730), filed April 20, 2006.

                          (a)(z)(p) Revisions to 2005IML-I, 2005IML, and
                                    2005IML DP, incorporated herein by
                                    reference to Exhibit 4.(h) to the
                                    Registration Statement on Form N-4
                                    (File No. 333-127445), filed April 20, 2006.

                          (a)(z)(q) Form of application for Accumulator(R),
                                    Form No. 2004 App 02, incorporated herein by reference to Exhibit 5.(l) to the Registration Statement on Form N-4
                                    (File No. 333-05593), filed April 20, 2006.

                          (a)(z)(r) Form of Contract for Individual Fixed
                                    and Variable Annuity (2007DPElite), is
                                    incorporated herein by reference to Exhibit
                                    (a)(b)(p) to the Registration Statement
                                    (File No. 333-60730) filed on May 15, 2007.

                          (a)(z)(s) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007DP), incorporated
                                    herein by reference to Exhibit 4 (a)(a)(g) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(t) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007GWBL DP), incorporated herein by reference to Exhibit 4 (a)(a)(h) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(u) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007DPTOBCO),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(i) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(v) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIB), incorporated herein by reference to Exhibit 4 (a)(a)(n) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(w) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIBOPR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(o) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(x) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIBOPR-R),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(p) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(y) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-GR-6),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(q) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(z) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-GR-3),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(r) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(a) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDBOPR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(s) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(b) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-AR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(t) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(c) Form of Rider for Individual Fixed and
                                    Variable Annuity (2006GWB - rev 5-07 NQ), incorporated herein by reference to Exhibit 4 (a)(a)(u) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(c)(d) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007DB-ACC),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(v) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(e) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007DB-GWB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(w) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(f) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007NQ-ACC),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(x) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(g) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007NQ-GWB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(y) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(h) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006IRA-ACC-rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(a)(z) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(i) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006IRA-GWB - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(a) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(j) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006ROTH-ACC - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(b) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(k) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006ROTH-GWB - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(c) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(l) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007COO),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(b)(e) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(m) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007PREDB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(b)(f) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(n) Form of Application for Accumulator
                                    (2007App 01), incorporated herein by
                                    reference to Exhibit 5 (o) to the
                                    Registration Statement (File No.
                                    333-05593), filed January 30, 2007.

                          (a)(c)(o) Form of Application for Accumulator
                                    (2007App 02), incorporated herein by
                                    reference to Exhibit 5 (p) to the
                                    Registration Statement (File No.
                                    333-05593), filed January 30, 2007.

                          (a)(c)(p) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPPlus), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(a)(r) to the Registration Statement
                                    (File No. 333-64749) filed on May 15, 2007.

                          (a)(c)(q) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPSelect), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(a)(z) to the Registration Statement
                                    (File No. 333-31131) filed on May 15, 2007.

                          (a)(c)(r) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPElite), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(b)(p) to the Registration Statement
                                    (File No. 333-60730) filed on May 15, 2007.

                          (a)(c)(s) Form of Guaranteed Withdrawal Benefit
                                    (("GWB") (rev0208)) is incorporated herein by reference to Exhibit 4.(a)(b)(g) to the Registration Statement (File No. 333-05593) filed on October 15, 2007.

                          (a)(c)(t) Form of Data Page Rider for Individual Fixed
                                    and Variable Annuity (2007GWBL DP (rev 0208) is incorporated herein by reference to
                                    Exhibit 4.(a)(b)(h) to the Registration
                                    Statement (File No. 333-05593) filed on
                                    April 23, 2008.

                          (a)(i) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc., and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A filed August 28, 1997.

                          (a)(ii) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.
                                    (h)(4)(ix) to Post-Effective Amendment No.
                                    27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on January 15, 2004.


                          (b) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-58950 on December 5, 2001.

                          (c) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                          (d) Form of Participation Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with this Registration Statement, File No. 33-58950 on Form N-4, on August 5, 2003.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered, previously filed with this Registration Statement File
                                    No. 333-104713 on April 23, 2003.

                           (b) Opinion and Consent of Dodie Kent, Esq., Vice President and Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement No. 333-142408 on April 26, 2007.

                           (c) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                           (d) Opinion and Consent of Dodie Kent, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered, previously filed with registration statement (File
                                    No. 333-112408) on April 23, 2008.

                           (e) Opinion and Consent of Dodie Kent, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered, previously filed with registration statement (File
                                    No. 333-155350) on November 13, 2008.

                           (f) Opinion and Consent of Dodie Kent, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered is filed herewith.

                  (8)               Not applicable.

                  (12)              Not applicable.

                  (15)              Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP is
                                    filed herewith.

                           (b)      Consent of Counsel. See Exhibit 5(b).

                           (c)      Consent of Counsel. See Exhibit 5(d).

                           (d)      Consent of Counsel. See Exhibit 5(f).

                  (24)     (a)      Powers of Attorney incorporated herein by
                                    reference to Exhibit No. 23(c) to the
                                    Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (b) Powers of Attorney, incorporated herein by reference to Exhibit No. 7(a) to Registration Statement on Form S-6, File No. 333-17663, filed on April 28, 2000.

                           (c) Powers of Attorney, incorporated herein by reference to Exhibit No. 27(n)(iii) to Registration Statement on Form N-6, File No. 333-103199, filed on April 4, 2003.

                           (d)      Powers of Attorney, incorporated herein
                                    by reference to Exhibit 10.(a) Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 19, 2004.

                           (e) Powers of Attorney, incorporated herein by reference to Exhibit 10.(d) to Registration Statement File No. 333-05593 on Form N-4, filed on August 4, 2004.

                           (f) Powers of Attorney, incorporated herein by reference to Exhibit 10.(f) to Registration Statement File No. 333-05593 on Form N-4, filed on April 20, 2005.

                           (g) Powers of Attorney, incorporated herein by reference to Exhibit 10.(g) to Registration Statement File No. 333-05593 on Form N-4, filed on October 14, 2005.

                           (h) Power of Attorney for Alvin H. Fenichel dated October 19, 2005 incorporated herein by reference to Exhibit 10.(c) to Registration Statement File No. 333-127445 on Form N-4, filed on November 16, 2005.

                           (i) Powers of Attorney, previously filed with this Registration Statement No. 333-104713 on April 20, 2006.

                           (j) Powers of Attorney, previously filed with this Registration Statement No. 333-142408 on April 26, 2007.

                           (k) Powers of Attorney, previously filed with registration statement (File No. 333-142408) on April 23, 2008.

                           (l) Powers of Attorney, previously filed with registration statement (File No. 333-155350) on November 13, 2008.

                           (m)      Powers of Attorney are filed herewith.

                  (25)              Not applicable.

                  (26)              Not applicable.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                     (i)    to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                     (ii)   to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than 20% change in
                                            the maximum aggregate offering price
                                            set forth in the "Calculation of
                                            Registration Fee" table in the
                                            effective registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                  (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                           (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 26th day of April, 2011.

                           AXA EQUITABLE LIFE INSURANCE COMPANY
                                  (Registrant)

                           By: /s/ Dodie Kent
                                   ------------------
                                   Dodie Kent
                                   Vice President and Associate General Counsel
                                   AXA Equitable Life Insurance Company


         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Mark Pearson                              Chairman of the Board,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Richard Dziadzio                          Senior Executive Vice President and
                                           Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Chief
                                           Accounting Officer


*DIRECTORS:

 Mark Pearson                  Mary R. (Nina) Henderson     Joseph H. Moglia
 Henri de Castries             Anthony Hamilton             Lorie A. Slutsky
 Denis Duverne                 James F. Higgins             Ezra Suleiman
 Charlynn Goins                Peter S. Kraus               Peter J. Tobin
 Danny L. Hale                 Scott D. Miller              Richard C. Vaughan


*By: /s/ Dodie Kent
     ------------------------
     Dodie Kent
     Attorney-in-Fact

April 26, 2011

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

5(f)           Opinion and Consent of Counsel                   EX-99.5f


23(a)          Consent of PricewaterhouseCoopers LLP            EX-99.23a


24(m)          Powers of Attorney                               EX-99.24l